Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-130390-05

Prospectus Supplement

(to Prospectus Dated November 21, 2007)

$1,855,970,000 (Approximate)

CD 2007-CD5

Commercial Mortgage Pass-Through Certificates

Citigroup Global Markets Realty Corp.

German American Capital Corporation

Artesia Mortgage Capital Corporation

Sponsors and Mortgage Loan Sellers

CWCapital LLC

SunTrust Bank

Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation

Depositor

CD 2007-CD5 Mortgage Trust

Issuing Entity

The CD 2007-CD5 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in, and represent obligations of, the issuing entity only. The trust’s assets will primarily be 161 fixed-rate mortgage loans secured by first liens on 258 commercial, multifamily and manufactured housing community properties. The CD 2007-CD5 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of certificates will receive distributions of interest, principal or both, four business days following the determination date in each month, commencing December 17, 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this prospectus supplement under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the certificates offered in this prospectus supplement include:

Class	Initial Certificate or Notional Balance(2)	Approximate Initial Pass-Through Rate		Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)	Anticipated Ratings Fitch/Moody’s/S&P(1)
Class A-1(5)	$42,300,000	5.171%		July 15, 2012	November 15, 2044	AAA/Aaa/AAA
Class A-2(5)	$88,500,000	5.655%		October 15, 2012	November 15, 2044	AAA/Aaa/AAA
Class A-3(5)	$39,400,000	5.884%		November 15, 2014	November 15, 2044	AAA/Aaa/AAA
Class A-AB(5)	$52,000,000	5.745%		October 15, 2016	November 15, 2044	AAA/Aaa/AAA
Class A-4(5)	$958,880,000	5.886	%(7)	August 15, 2017	November 15, 2044	AAA/Aaa/AAA
Class A-1A(5)	$284,848,000	5.800	%(7)	September 15, 2017	November 15, 2044	AAA/Aaa/AAA
Class XP(9)	$2,039,879,000	0.259	%(9)	N/A	November 15, 2044	AAA/Aaa/AAA
Class AM(5)	$168,726,000	6.179	%(8)	September 15, 2017	November 15, 2044	AAA/Aaa/AAA
Class A-MA(5)	$40,693,000	6.179	%(8)	October 15, 2017	November 15, 2044	AAA/Aaa/AAA
Class AJ(5)	$111,780,000	6.179	%(8)	October 15, 2017	November 15, 2044	AAA/Aaa/AAA
Class A-JA(5)	$26,959,000	6.179	%(8)	October 15, 2017	November 15, 2044	AAA/Aaa/AAA
Class B	$20,942,000	6.179	%(8)	November 15, 2017	November 15, 2044	AA+/Aa1/AA+
Class C	$20,942,000	6.179	%(8)	November 15, 2017	November 15, 2044	AA/Aa2/AA

(Footnotes to table to begin on page S-3)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the certificates offered in this prospectus supplement involves risks. See “Risk Factors” beginning on page S-41 of this prospectus supplement and page 10 of the accompanying prospectus.

Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are co-lead managers and are acting as joint bookrunning managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 50.7% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 49.3% of each class of offered certificates. SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC are acting as co-managers of the offering. The underwriters will offer the certificates offered in this prospectus supplement in the amounts to be set forth in the prospectus supplement to the public in negotiated transactions at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Citigroup Global Markets Inc., SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC are required to purchase the certificates offered in this prospectus supplement (in the amounts to be set forth in the prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this prospectus supplement approximately 101.60% of the initial aggregate certificate balance of the certificates offered in this prospectus supplement, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in the prospectus supplement to purchasers on or about November 29, 2007.

Deutsche Bank Securities Co-Lead and Joint Bookrunning Manager	Citi Co-Lead and Joint Bookrunning Manager
SunTrust Robinson Humphrey Co-Manager	Credit Suisse Co-Manager

November 21, 2007

CD 2007-CD5 Commercial Mortgage Pass-Through Certificates

Washington
11 properties
$107,855,492
5.15% of total
Utah
1 property
$5,550,000
0.27% of total
Kansas
3 properties
$23,046,459
1.10% of total
Missouri
2 properties
$7,984,462
0.38% of total
North Dakota
2 properties
$2,731,250
0.13% of total
Minnesota
4 properties
$19,743,750
0.94% of total
Wisconsin
2 properties
$8,950,000
0.43% of total
Illinois
12 properties
$65,356,284
3.12% of total
Indiana
1 property
$4,125,000
0.20% of total
New York
15 properties
$293,895,072
14.03% of total
Oregon
2 properties
$29,271,204
1.40% of total
Michigan
8 properties
$23,194,829
1.11% of total
Pennsylvania
8 properties
$22,467,410
1.07% of total
Massachusetts
6 properties
$178,536,527
8.53% of total
Connecticut
4 properties
$10,979,032
0.52% of total
Nevada
4 properties
$61,800,000
2.95% of total
Ohio
10 properties
$13,533,171
0.65% of total
New Jersey
5 properties
$46,776,912
2.23% of total
Maryland
8 properties
$84,376,165
4.03% of total
District of Columbia
3 properties
$210,625,161
10.06% of total
California
20 properties
$196,222,928
9.37% of total
Delaware
1 property
$849,108
0.04% of total
West Virginia
2 properties
$3,800,000
0.18% of total
Virginia
12 properties
$85,310,926
4.07% of total
Arizona
9 properties
$23,360,712
1.12% of total
South Carolina
3 properties
$12,026,233
0.57% of total
North Carolina
13 properties
$80,771,419
3.86% of total
Colorado
5 properties
$31,399,995
1.50% of total
New Mexico
1 property
$1,197,184
0.06% of total
Nebraska
2 properties
$7,052,000
0.34% of total
Georgia
16 properties
$105,432,165
5.03% of total
Oklahoma
4 properties
$52,490,100
2.51% of total
Louisiana
4 properties
$29,033,036
1.39% of total
Kentucky
3 properties
$7,221,086
0.34% of total
Tennessee
12 properties
$61,561,376
2.94% of total
Florida
12 properties
$44,416,502
2.12% of total
Texas
23 properties
$120,760,662
5.77% of total
Arkansas
2 properties
$5,932,706
0.28% of total
Alabama
3 properties
$4,547,500
0.22% of total
< 1.00% of Cut-off Date Balance
1.00% - 5.00% of Cut-off Date Balance
5.01% - 10.00% of Cut-off Date Balance
> 10.00% of Cut-off Date Balance

Mortgaged Properties by Property Type

Other 1.67%
Manufactured Housing 2.55%
Self Storage 0.20%
Hotel 8.39%
Land 0.24%
Mixed Use 6.37%
Office 35.98%
Industrial 13.62%
Multifamily 14.28%
Retail 16.69%

Lincoln Square – Washington, DC

130 Prince Street – New York, NY

2 Journal Square – Jersey City, NJ

Charles River Plaza North – Boston, MA

GEORGIAN TOWERS
8750

Georgian Towers – Silver Spring, MD

Quality King – Bellport, NY

USFS Industrial Distribution Portfolio – Various

1150 18th Street, NW – Washington, DC

MOET
Wow,

85 Tenth Avenue –New York, NY

Seattle Space Needle – Seattle, WA

IMPORTANT NOTICE ABOUT INFORMATION

PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered in this prospectus supplement; and (b) this prospectus supplement, which describes the specific terms of the certificates offered in this prospectus supplement. The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC’s internet website (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page S-264 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 114 in the prospectus.

In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as “FPO Persons”); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered in this prospectus supplement and the underlying mortgage loans. This executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class T, Class R and Class LR Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

OFFERED CERTIFICATES

Class	Anticipated Ratings (Fitch/Moody’s/S&P)(1)	Initial Certificate Balance or Notional Balance(2)	Approximate Initial Credit Support		Description of Pass-Through Rate	Assumed Final Distribution Date(3)	Approximate Initial Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Principal Window(4)
A-1(5)	AAA/Aaa/AAA	$42,300,000	30.000	%(6)	Fixed	July 15, 2012	5.171%	3.11	1 –56
A-2(5)	AAA/Aaa/AAA	$88,500,000	30.000	%(6)	Fixed	October 15, 2012	5.655%	4.66	56 –59
A-3(5)	AAA/Aaa/AAA	$39,400,000	30.000	%(6)	Fixed	November 15, 2014	5.884%	6.81	82 –84
A-AB(5)	AAA/Aaa/AAA	$52,000,000	30.000	%(6)	Fixed	October 15, 2016	5.745%	6.91	59 –107
A-4(5)	AAA/Aaa/AAA	$958,880,000	30.000	%(6)	Fixed(7)	August 15, 2017	5.886%	9.62	107 –117
A-1A(5)	AAA/Aaa/AAA	$284,848,000	30.000	%(6)	Fixed(7)	September 15, 2017	5.800%	8.03	1 – 118
XP(9)	AAA/Aaa/AAA	$2,039,879,000	N/A		Variable(9)	N/A	0.259%	N/A	N/A
AM(5)	AAA/Aaa/AAA	$168,726,000	20.000	%(11)	WAC(8)	September 15, 2017	6.179%	9.79	117 –118
A-MA(5)	AAA/Aaa/AAA	$40,693,000	20.000	%(11)	WAC(8)	October 15, 2017	6.179%	9.86	118 –119
AJ (5)	AAA/Aaa/AAA	$111,780,000	13.375	%(11)	WAC(8)	October 15, 2017	6.179%	9.87	118 –119
A-JA(5)	AAA/Aaa/AAA	$26,959,000	13.375	%(11)	WAC(8)	October 15, 2017	6.179%	9.88	119 –119
B	AA+/Aa1/AA+	$20,942,000	12.375%		WAC(8)	November 15, 2017	6.179%	9.96	119 –120
C	AA/Aa2/AA	$20,942,000	11.375%		WAC(8)	November 15, 2017	6.179%	9.96	120 –120

PRIVATE CERTIFICATES(10)

Class	Anticipated Ratings (Fitch/Moody’s/S&P)(1)	Initial Certificate Balance or Notional Balance(2)	Approximate Initial Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(3)	Approximate Initial Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Principal Window(4)
XS(9)	AAA/Aaa/AAA	$2,094,183,816	N/A	Variable(9)	N/A	0.062%	N/A	N/A
D	AA-/Aa3/AA-	$20,942,000	10.375%	WAC(8)	November 15, 2017	6.179%	9.96	120 –120
E	A+/A1/A+	$18,324,000	9.500%	WAC(8)	November 15, 2017	6.179%	9.96	120 –120
F	A/A2/A	$18,324,000	8.625%	WAC(8)	November 15, 2017	6.179%	9.96	120 –120
G	A-/A3/A-	$20,942,000	7.625%	WAC(8)	November 15, 2017	6.179%	9.96	120 –120
H	BBB+/Baa1/BBB+	$23,559,000	6.500%	WAC(8)	November 15, 2017	6.179%	9.96	120 –120
J	BBB/Baa2/BBB	$23,560,000	5.375%	WAC(8)	December 15, 2017	6.179%	9.96	120 –121
K	BBB-/Baa3/BBB-	$20,942,000	4.375%	WAC(8)	December 15, 2017	6.179%	10.04	121 –121
L	BB+/NR/BB+	$26,177,000	3.125%	Fixed(7)	December 15, 2017	4.594%	10.04	121 –121
M	BB/NR/BB	$7,853,000	2.750%	Fixed(7)	December 15, 2017	4.594%	10.04	121 –121
N	BB-/NR/BB-	$5,236,000	2.500%	Fixed(7)	December 15, 2017	4.594%	10.04	121 –121
O	B+/NR/B+	$5,235,000	2.250%	Fixed(7)	December 15, 2017	4.594%	10.04	121 –121
P	B/NR/B	$5,236,000	2.000%	Fixed(7)	December 15, 2017	4.594%	10.04	121 –121
Q	B-/NR/B-	$2,617,000	1.875%	Fixed(7)	December 15, 2017	4.594%	10.04	121 –121
S	NR/NR/NR	$39,266,816	0.000%	Fixed(7)	August 15, 2022	4.594%	11.58	121 –177

(1)	It is a condition to issuance of the certificates that the certificates receive the ratings set forth above.
(2)	Approximate; subject to a variance of plus or minus 5.0%.
(3)	The assumed final distribution date with respect to any class of certificates offered in this prospectus supplement is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered in this prospectus supplement is the distribution date in November 2044. See “Yield and Maturity Considerations” and “Ratings” in this prospectus supplement.
(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that the mortgage loans with anticipated repayment dates are paid off on their respective anticipated repayment dates.
(5)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ and Class A-JA Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 135 mortgage loans, representing approximately 83.17% of the initial outstanding pool balance. Loan Group 2 will consist of 26 mortgage loans, representing approximately 16.83% of the initial outstanding pool balance. Loan Group 2 will include approximately 100.00% of all the mortgage loans secured by multifamily properties and 100.00% of all mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ, Class A-JA and Class X Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A, Class A-MA and Class A-JA Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, (i) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, Loan Group 2 and (ii) the Class A-1A, Class A-MA and Class A-JA Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 and after the certificate balances of the Class AJ certificates have been reduced to zero, from Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, and Class A-1A Certificates, pro rata, then, to the Class AM and Class A-MA Certificates, pro rata, and then, to the Class AJ and Class A-JA Certificates, pro rata.

(6)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, in the aggregate.
(7)	The pass-through rates applicable to the Class A-4, Class A-1A, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates are equal to the lesser of the initial pass-through rate for that class (as set forth above) and the weighted average net mortgage pass-through rate.
(8)	The pass-through rates applicable to the Class AM, Class A-MA, Class AJ, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates are each a rate equal to the weighted average net mortgage pass-through rate.
(9)	The Class XP and Class XS Certificates will not have principal balances. The Class XP and Class XS Certificates are collectively referred to herein as the Class X Certificates. The Class X Certificates are not entitled to distributions of principal. The Class X Certificates will accrue interest on their related notional balance and at the related pass-through rate as described in this prospectus supplement under “Description of the Offered Certificates—General” and “Distributions.”
(10)	Not offered hereby.
(11)	Represents the aggregate credit support for the Class AM Certificates and the Class A-MA Certificates, in the aggregate, and the Class AJ Certificates and the Class A-JA Certificates in the aggregate, as applicable.

The Class T, Class R and Class LR Certificates are not represented in this table.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$2,094,183,817
Number of Mortgage Loans	161
Number of Mortgaged Properties	258
Average Mortgage Loan Balance	$13,007,353
Weighted Average Mortgage Rate	6.204%
Weighted Average Remaining Term to Maturity (in months)(2)	112
Weighted Average Debt Service Coverage Ratio(3)	1.35	x
Weighted Average Loan-to-Value Ratio(3)	68.0%

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	Calculated with respect to the anticipated repayment date (instead of maturity date) for five mortgage loans, representing 8.11% of the outstanding pool balance and 9.75% of the outstanding Loan Group 1 balance as of the cut-off date.
(3)	In the case of seven mortgage loans, representing 31.82% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that are not included in the trust, the DSCR and LTV ratio for each mortgage loan have been calculated based on the mortgage loan included in the trust and any related pari passu companion loans, without regard to any related subordinate companion loan. In addition, in the case of certain mortgage loans, the related DSCR and/or LTV ratio was calculated taking into account a holdback amount, cash reserve, letter of credit and/or sponsor guaranty or such ratio was calculated by taking into account various assumptions regarding the financial performance of the related mortgaged property on a stabilized basis. For a description of such adjustments, see “Description of the Mortgage Pool—Additional Loan Information—Definitions—Cut-off Date Loan-to-Value Ratio,” “—LTV Ratio at Maturity” and “—Debt Service Coverage Ratio.” See also the footnotes to Annex A-1 to this prospectus supplement.

EXECUTIVE SUMMARY	S-3
SUMMARY OF THE PROSPECTUS SUPPLEMENT	S-7
RISK FACTORS	S-41
Risks Related to the Mortgage Loans	S-41
Conflicts of Interest	S-76
Risks Related to the Offered Certificates	S-81
TRANSACTION PARTIES	S-87
The Sponsors	S-87
Citigroup Global Markets Realty Corp.	S-87
German American Capital Corporation	S-92
Artesia Mortgage Capital Corporation	S-93
Mortgage Loan Sellers (Other Than The Sponsors)	S-98
CWCapital LLC	S-98
SunTrust Bank	S-98
The Depositor	S-99
The Issuing Entity	S-99
The Master Servicers	S-101
Capmark Finance Inc.	S-101
Wachovia Bank, National Association	S-102
KeyCorp Real Estate Capital Markets, Inc., as Master Servicer with respect to the USFS Industrial Distribution Portfolio loan, the 85 Tenth Avenue loan and the Georgian Towers loan	S-104
The Special Servicer	S-105
LNR Partners, Inc., as Special Servicer	S-105
CWCapital Asset Management LLC, as Special Servicer with respect to the Charles River Plaza North loan	S-107
The Trustee	S-107
The Certificate Administrator	S-110
Trustee and Certificate Administrator Fee	S-111
Paying Agent, Certificate Registrar, Custodian and Authenticating Agent	S-112
Certain Relationships and Related Transactions	S-112
DESCRIPTION OF THE MORTGAGE POOL	S-114
General	S-114
Security for the Mortgage Loans	S-115
Significant Mortgage Loans and Significant Obligors	S-116
The Mortgage Loan Sellers	S-116
Certain Underwriting Matters	S-117
Split Loan Structures	S-119
The Lincoln Square Loan Combination	S-119
The USFS Industrial Distribution Portfolio Loan Combination	S-126
The Charles River Plaza North Loan Combination	S-129
The 85 Tenth Avenue Loan Combination	S-136
The Georgian Towers Loan Combination	S-139
Seattle Space Needle Loan Combination	S-143
The CGM RRI Hotel Portfolio Loan Combination	S-146
ARD Loans	S-149
Additional Loan Information	S-150
Certain Terms and Conditions of the Mortgage Loans	S-154
Changes in Mortgage Pool Characteristics	S-167
DESCRIPTION OF THE OFFERED CERTIFICATES	S-168
General	S-168
Distributions	S-170
Class A-AB Planned Principal Balance	S-188
Prepayment Premiums and Yield Maintenance Charges	S-188
Assumed Final Distribution Date; Rated Final Distribution Date	S-189
Realized Losses	S-190
Prepayment Interest Shortfalls	S-191
Subordination	S-192
Appraisal Reductions	S-193
Delivery, Form and Denomination	S-195
Book-Entry Registration	S-196
Definitive Certificates	S-198
YIELD AND MATURITY CONSIDERATIONS	S-199
Yield Considerations	S-199
Weighted Average Life	S-201
Certain Price/Yield Tables	S-203
Weighted Average Life and Yield Sensitivity of the Class XP Certificates	S-204
THE POOLING AND SERVICING AGREEMENT	S-205

SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement.

Title of Certificates	CD 2007-CD5 Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity

The issuing entity is CD 2007-CD5 Mortgage Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the master servicers and the special servicer. See “The Issuing Entity” in this prospectus supplement.

Depositor

Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See “Transaction Parties—The Depositor” in this prospectus supplement and the prospectus.

Sponsors

Citigroup Global Markets Realty Corp., German American Capital Corporation and Artesia Mortgage Capital Corporation each have acted as sponsor with respect to the issuance of the certificates. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the trust fund and the trust fund will issue the certificates. See “Transaction Parties—The Sponsors” in this prospectus supplement and “The Sponsor” in the prospectus.

Mortgage Loan Sellers	Citigroup Global Markets Realty Corp., a sponsor and an affiliate of Citigroup Global Markets Inc., an underwriter.

German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, of Deutsche Bank Trust Company Americas, the certificate administrator, and of Deutsche Mortgage & Asset Receiving Corporation, the depositor.

Artesia Mortgage Capital Corporation, a sponsor.

CWCapital LLC, which is also a primary servicer.

SunTrust Bank, a primary servicer and an affiliate of SunTrust Robinson Humphrey, Inc., an underwriter.

See “Description of the Mortgage Pool—The Mortgage Loan Sellers” in this prospectus supplement.

The mortgage loans were originated or purchased by the mortgage loan sellers (or an affiliate of such mortgage loan seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Initial Outstanding Pool Balance	% of Cut-off Date Principal Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Citigroup Global Markets Realty Corp.(1)	43	$917,835,175	43.83%	46.50%	30.64%
German American Capital Corporation(1)	34	$709,418,242	33.88%	28.63%	59.78%
Artesia Mortgage Capital Corporation	48	$267,383,705	12.77%	14.36%	4.89%
CWCapital LLC	22	$114,154,049	5.45%	6.55%	0.00%
SunTrust Bank	15	$85,392,645	4.08%	3.95%	4.69%

(1)    German American Capital Corporation and Citigroup Global Markets Realty Corp. are each depositing a pari passu note evidencing the USFS Industrial Distribution Portfolio Loan. The “number of mortgage loans” column in this chart includes both notes. However, in the aggregation of information throughout this prospectus supplement, the USFS Industrial Distribution Portfolio Loan is considered to be one mortgage loan, unless otherwise specified.

Each mortgage loan referred to in this prospectus supplement (including the annexes to this prospectus supplement) as a mortgage loan to be sold to the trust by CWCapital LLC will be sold to the trust by CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities VI LLC, each an affiliate of CWCapital LLC. These mortgage loans were originated and closed or purchased by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities VI LLC. The representations and warranties made by CWCapital Mortgage Securities I LLC and CWCapital Mortgage Securities VI LLC in connection with the sale of these mortgage loans to the depositor will be separately made to the depositor by CWCapital LLC, and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be against CWCapital LLC.

Originators

Except as indicated in the following sentences, each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller. The mortgage loan identified as the USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, as to which German American Capital Corporation and Citigroup Global Markets Realty Corp. are each acting as mortgage loan seller as to a portion of such mortgage loan, was co-originated by German American Capital Corporation, Citigroup Global Markets Realty Corp., Morgan Stanley Mortgage Capital Holdings LLC, Goldman Sachs Mortgage Company, Greenwich Capital Financial Products, Inc. and JPMorgan Chase Bank, N.A. No party other than German American Capital Corporation, Citigroup Global Markets Realty Corp., Artesia Mortgage Capital Corporation or their respective affiliates originated more than 10% of the mortgage loans in the trust fund. See “Transaction Parties—The Sponsors” and “—Mortgage Loan Sellers (Other than The Sponsors)” in this prospectus supplement.

Master Servicers

(a) Capmark Finance Inc., a California corporation, will act as master servicer with respect to (i) all of the mortgage loans sold to the depositor by Citigroup Global Markets Realty Corp., CWCapital LLC and SunTrust Bank (other than the mortgage loan identified as Charles River Plaza North on Annex A-1 to this prospectus supplement, which will be serviced by Wachovia Bank, National Association pursuant to a separate pooling and servicing agreement described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—The Charles River Plaza North Loan”) and (b) Wachovia Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans sold to the depositor by German American Capital Corporation and Artesia Mortgage Capital Corporation (other than the mortgage loans identified as USFS Industrial Distribution Portfolio, 85 Tenth Avenue and Georgian Towers on Annex A-1 to this prospectus supplement, which will be serviced by KeyCorp Real Estate Capital Markets, Inc. pursuant to a separate pooling and servicing agreement described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—The USFS Industrial Distribution Portfolio Loan,” “—The 85 Tenth Avenue Loan” and “—The Georgian Towers Loan”). See “Transaction Parties—The Master Servicers” in this prospectus supplement. The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers, the applicable mortgage loans: (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicers will be the primary parties responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans that they are servicing, subject in each case to a nonrecoverability determination. The fee of each master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan serviced by that master servicer (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement (net of the trustee and certificate administrator fee rates) multiplied by the stated principal balance of the related mortgage loan. Each master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “Transaction Parties—The Master Servicers” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement. The party acting as master servicer with respect to the Charles River Plaza North loan will also be entitled to receive a primary servicing fee under the related pooling and servicing agreement, which fee is payable monthly from the Charles River Plaza North loan, respectively, prior to application of such interest to make payments on the certificates, at a rate of 0.01%. The party acting as master servicer with respect to the USFS Industrial Distribution loan, the 85 Tenth Avenue loan and the Georgian Towers loan will also be entitled to receive a primary servicing fee under the related pooling and servicing agreement, which fee is payable monthly from the USFS Industrial Distribution Portfolio loan, the 85 Tenth Avenue loan and the Georgian Towers loan, respectively, prior to application of such interest to make payments on the certificates, at a rate of 0.01%. See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Capmark Finance Inc.’s principal servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania 19044, and its telephone number is (215) 328-1258.

Wachovia Bank, National Association’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Primary Servicers

CWCapital LLC, a Massachusetts limited liability company, a mortgage loan seller, and SunTrust Bank, a Georgia banking corporation, a mortgage loan seller and an affiliate of SunTrust Robinson Humphrey, Inc., an underwriter, each will act as primary servicer with respect to the mortgage loans such entity or its affiliates will transfer into the trust.

Special Servicer

LNR Partners, Inc., a Florida corporation, will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties under the pooling and servicing agreement (except with respect to the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan and the Georgian Towers loan, each of which will be initially specially serviced pursuant to a separate pooling and servicing agreement described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—The USFS Industrial Distribution Portfolio Loan,” “—The Charles River Plaza North Loan,” “—The 85 Tenth Avenue Loan” and “—The Georgian Towers Loan”). See “Transaction Parties—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. LNR Partners, Inc.’s address is 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced mortgage loan, and will be payable monthly.

The workout fee will generally be payable with respect to each specially serviced mortgage loan which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced mortgage loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced mortgage loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced mortgage loan cease to exist in the good faith judgment of the special servicer). The workout fee will be calculated by application of a workout fee rate of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan.

A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described herein, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by, application of a liquidation fee rate of 1.00% to the related payment or proceeds. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to certificateholders. See “Transaction Parties—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement. Each party acting as special servicer with respect to a Non-Serviced Mortgage Loan will also be entitled to receive similar, though not identical, special servicing compensation under the related pooling and servicing agreement. See “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

Trustee

Wells Fargo Bank, N.A., a national banking association. The Trustee’s address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record with respect to each mortgage loan transferred to the trust (except with respect to (i) the USFS Industrial Distribution Portfolio loan, the 85 Tenth Avenue loan and the Georgian Towers loan for each of which Wells Fargo Bank, N.A., as trustee under the COMM 2007-C9 Commercial Mortgage Pass-Through Certificates securitization, will be the mortgagee of record with respect to the related loan combination pursuant to the pooling and servicing agreement related to such securitization and (ii) the Charles River Plaza North loan, for which Wells Fargo Bank, N.A., as trustee under the COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 securitization, will be the mortgagee of record with respect to the related loan combination pursuant to the pooling and servicing agreement related to such securitization). In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” in this prospectus supplement.

Certificate Administrator

Deutsche Bank Trust Company Americas, a New York banking corporation. The certificate administrator is an affiliate of German American Capital Corporation, one of the sponsors, Deutsche Bank Securities Inc., an underwriter, and of the depositor. The certificate administrator’s address is (i) for purposes of exchange and transfer, Deutsche Bank Trust Company Americas, c/o DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211, Attention: Transfer Unit and (ii) for all other purposes, 1761 East Saint Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – CD07CD5. The certificate administrator will be responsible for: (a) distributing payments to certificateholders and (b) delivering or otherwise making available certain reports to certificateholders. In addition, the certificate administrator will have additional duties with respect to tax administration. See “Transaction Parties—The Certificate Administrator” in this prospectus supplement.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.00070% per annum of the stated principal balance of the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the trust.

Affiliates

All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation. German American Capital Corporation, a sponsor and mortgage loan seller, is an affiliate of Deutsche Bank Securities Inc., an underwriter, of Deutsche Bank Trust Company Americas, the certificate administrator, and of the depositor.

Citigroup Global Markets Realty Corp., which is a sponsor and mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., an underwriter.

SunTrust Bank, which is a mortgage loan seller and a primary servicer, is an affiliate of SunTrust Robinson Humphrey, Inc., an underwriter.

The Directing Holder

With respect to each mortgage loan, other than a mortgage loan that is part of a split loan structure, the directing holder will be the controlling class representative. With respect to each mortgage loan that is part of a split loan structure, the directing holder will be as specified in the definition of “Directing Holder” as set forth in “The Pooling and Servicing Agreement—Special Servicing—The Directing Holder” in this prospectus supplement.

The Controlling Class Representative	Generally, the controlling class certificateholder selected by more than 50% of the controlling class certificateholders, by certificate balance.

Underwriters

Deutsche Bank Securities Inc., Citigroup Global Markets Inc., SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Trust Company Americas, the certificate administrator and of the depositor. Citigroup Global Markets Inc. is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and mortgage loan seller. SunTrust Robinson Humphrey, Inc. is an affiliate of SunTrust Bank, a mortgage loan seller and a primary servicer. The underwriters are required to purchase the certificates offered in this prospectus supplement from the Depositor (in the amounts to be set forth under “Method of Distribution” herein), subject to certain conditions.

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in November 2007 and the date of origination of each mortgage loan.

Closing Date	On or about November 29, 2007.

Distribution Date	The fourth business day following the determination date in each month, commencing in December 2007.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the preceding business day.

Collection Period

With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period

With respect to any distribution date, the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of the certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The Depositor is offering hereby the following 13 classes of commercial mortgage pass-through certificates:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-AB

•	Class A-4

•	Class A-1A

•	Class XP

•	Class AM

•	Class A-MA

•	Class AJ

•	Class A-JA

•	Class B

•	Class C

The trust created by the depositor will consist of a total of 31 classes, the following 18 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XS, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR.

The certificates will represent beneficial ownership interests in the trust. The trust’s assets will primarily consist of 161 mortgage loans secured by first liens on 258 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates have the approximate aggregate initial certificate balance set forth below, subject to a permitted variance of plus or minus 5.0%.

Class A-1	$42,300,000
Class A-2	$88,500,000
Class A-3	$39,400,000
Class A-AB	$52,000,000
Class A-4	$958,880,000
Class A-1A	$284,848,000
Class XP	$2,039,879,000
Class AM	$168,726,000
Class A-MA	$40,693,000
Class AJ	$111,780,000
Class A-JA	$26,959,000
Class B	$20,942,000
Class C	$20,942,000

The certificates that are not offered in this prospectus supplement (other than the Class T, Class R and Class LR Certificates) will have the initial aggregate certificate balances or notional balance, as applicable, as set forth under “Executive Summary—The Certificates” in this prospectus supplement.

The Class X Certificates will not have a principal balance or entitle their holders to distributions of principal. The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional balance. The notional balance of the Class XS Certificates will equal the sum of the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The total initial notional balance of the Class XS Certificates will be approximately $2,094,183,816, although it may be as much as 5.0% larger or smaller. The notional balance of the Class XP Certificates, for any distribution date, will equal the sum of the components thereof relating to the principal balances of one or more classes of certificates (other than the Class XS, Class T, Class R and Class LR Certificates) and those components and their principal balances will vary over time. The designated components of those classes of certificates that will form part of the total notional balance of the Class XP Certificates for each distribution date are described under “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates	The certificates will accrue interest at an annual rate called a pass-through rate which is set forth below:

•	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates are fixed at 5.171%, 5.655%, 5.884% and 5.745%, respectively.

•	The pass-through rate applicable to the Class A-4 Certificates will, at all times, equal the lesser of (i) the weighted average net mortgage pass-through rate and (ii) 5.886%.

•	The pass-through rate applicable to the Class A-1A Certificates will, at all times, equal the lesser of (i) the weighted average net mortgage pass-through rate and (ii) 5.800%.

•

The pass-through rates applicable to the Class AM, Class A-MA, Class AJ, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will, at all times, equal the weighted average net mortgage pass-through rate.

•

The pass-through rates applicable to the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will, at all times, equal the lesser of (i) the weighted average net mortgage pass-through rate and (ii) 4.594%.

•

The Class T, Class R and Class LR Certificates will not have pass-through rates. See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

•

The pass-through rate applicable to the (i) Class XP Certificates for the initial distribution date will equal approximately 0.259% per annum, and (ii) Class XS Certificates for the initial distribution date will equal approximately 0.062% per annum.

•

The pass-through rate for the Class XS Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XS strip rates at which interest accrues from time to time on the respective components of the notional balance of the Class XS Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of certificates. In general, the certificate balance of certain classes will constitute a separate component of the notional balance of the Class XS Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class is identified under “Description of the Offered Certificates—General” in this prospectus supplement as being part of the notional balance of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional balance of the Class XS Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XS Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

•

For a more detailed discussion of the Class XS strip rates and the pass-through rate applicable to the Class XS Certificates, see “Description of the Certificates—Distributions” in this prospectus supplement. For purposes of the accrual of interest on the Class XS Certificates for each distribution date subsequent to the November 2014 distribution date, the certificate balance of each class of certificates (other than the Class T, Class R, Class LR, Class XP and Class XS Certificates) will constitute a separate component of the notional balance of the Class XS Certificates, and the applicable Class XS strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

•

The pass-through rate for the Class XP Certificates for each distribution date subsequent to the initial distribution date, and through and including the November 2014 distribution date, will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional balance of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all (or a designated portion) of the certificate balance of a specified class of certificates (other than the Class T, Class R, Class LR, Class XP and Class XS Certificates). If all or a designated portion of the certificate balance of any class is identified under “Description of the Offered Certificates—General” in this prospectus supplement as being part of the notional balance of the Class XP Certificates immediately prior to any distribution date, then that portion of the certificate balance (or lesser designated portion thereof) will represent one or more separate components of the notional balance of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

•

For a more detailed discussion of the Class XP strip rates and the pass-through rate applicable to the Class XP Certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

•

Following the November 2014 distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the December 2014 distribution date and for each distribution date thereafter.

Assumed Final Distribution Date; Rated Final Distribution Date

The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described herein under “Description of the Offered Certificates—Assumed Final Distribution Date; Rated Final Distribution Date.” Accordingly, in the event of defaults on the mortgage loans, the actual final distribution date for one or more classes of the offered certificates may be later, and could be substantially later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	July 15, 2012
Class A-2	October 15, 2012
Class A-3	November 15, 2014
Class A-AB	October 15, 2016
Class A-4	August 15, 2017
Class A-1A	September 15, 2017
Class XP	N/A
Class AM	September 15, 2017
Class A-MA	October 15, 2017
Class AJ	October 15, 2017
Class A-JA	October 15, 2017
Class B	November 15, 2017
Class C	November 15, 2017

The “Rated Final Distribution Date” of the offered certificates will be November 15, 2044.

Distributions

On each distribution date, you will be entitled to receive interest and principal distributions from available funds in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)	payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP and Class XS Certificates, which will have the same senior priority and except that distributions to the Class AM Certificates, the Class A-MA Certificates, the Class AJ Certificates, the Class A-JA Certificates will be paid after distributions to the foregoing classes, with the Class AM Certificates and the Class A-MA Certificates senior in right of payment to the Class AJ Certificates, the Class A-JA Certificates), and

(ii)	if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation; provided, however, that the Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement, and provided that (x) the Class AM Certificates and the Class A-MA Certificates, and (y) the Class AJ Certificates and the Class A-JA Certificates, receive distributions in that order only after distributions are made to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A, Certificates.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ and Cass A-JA Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups:

Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 135 mortgage loans, representing approximately 83.17% of the initial outstanding pool balance and Loan Group 2 will consist of 26 mortgage loans, representing approximately 16.83% of the initial outstanding pool balance. Loan Group 2 will include approximately 100.00% of all the mortgage loans secured by multifamily properties and approximately 100.00% of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the Loan Group designation with respect to each of these mortgage loans.

The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 1. The Class A-1A, Class A-MA and Cass A-JA Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2. A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this prospectus supplement. The Class X certificates will not be entitled to any distributions of principal.

Prepayment Premiums; Yield Maintenance Charges

Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield Considerations

The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors —Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases,” “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the prospectus.

Subordination; Allocation of Losses and Certain Expenses

The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) loan losses are allocated in ascending order. (However, no principal payments or principal losses will be allocated to the Class XP or Class XS Certificates, although mortgage loan losses will reduce the notional balances of the Class XP or Class XS Certificates and, therefore, the amount of interest those classes accrue.)

Class A-1(2), Class A-2(2), Class A-3(2),
Class A-AB(1)(2), Class A-4(2), Class A-1A(2),
Class XP(3) and Class XS(3)

Class AM(2), Class A-MA(2)
Class AJ(2), Class A-JA(2)
Class B
Class C
Class D
Class E
Class F
Class G
Class H
Class J
Class K
Class L
Class M
Class N
Class O
Class P
Class Q
Class S

(1)    The Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus supplement.

(2)    The Class A-1A, Class A-MA and Class A-JA Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group 2. The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group 1. See “Description of the Offered Certificates— Distributions—Method, Timing and Amount” in this prospectus supplement.

(3)    The Class XS Certificates are not offered by this prospectus supplement, and the Class XP and the Class XS Certificates are not entitled to distributions of principal.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class T, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional servicing compensation which each master servicer or the special servicer is entitled to receive;

•

shortfalls resulting from interest on advances made by the master servicers, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower);

•

shortfalls resulting from unanticipated expenses of the trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

•	Description of the Mortgage Pool;

•	Annex A-1 (Certain Characteristics of the Mortgage Loans);

•	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans And Mortgaged Properties); and

•	Annex A-3 (Certain Characteristics of the Multifamily and Manufactured Housing Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.

When information with respect to mortgaged properties is expressed as a percentage of the initial outstanding pool balance, the Loan Group 1 balance or the Loan Group 2 balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

	All Mortgage Loans		Loan Group 1		Loan Group 2
Number of Mortgage Loans	161		135		26
Number of Mortgaged Properties	258		231		27
Number of Balloon Mortgage Loans(1)	53		49		4
Number of Hyper-Amortizing Loans(1)	1		1		0
Number of Interest-Only Mortgage Loans(2)	33		26		7
Number of Interest-Only Hyper-Amortizing Loans(2)	2		2		0
Number of Partial Interest-Only Mortgage Loans(3)	70		55		15
Number of Partial Interest-Only Hyper-Amortizing Loans(3)	2		2		0
Aggregate Principal Balance	$2,094,183,817		$1,741,683,062		$352,500,754
Range of Mortgage Loan Principal Balance
Minimum Mortgage Loan Balance	$1,000,000		$1,000,000		$1,355,000
Maximum Mortgage Loan Balance	$160,000,000		$160,000,000		$58,000,000
Average Mortgage Loan Principal Balance	$13,007,353		$12,901,356		$13,557,721
Range of Mortgage Rates
Minimum Mortgage Rate	5.068%		5.068%		5.743%
Maximum Mortgage Rate	7.410%		7.410%		6.910%
Weighted Average Mortgage Rate	6.204%		6.203%		6.210%
Range of Remaining Terms to Maturity
Minimum Remaining Terms(4)	52 months		52 months		52 months
Maximum Remaining Terms(4)	177 months		177 months		120 months
Weighted Average Remaining Terms to Maturity(4)	112 months		113 months		103 months
Range of Remaining Amortization Term
Minimum Remaining Amortization Terms(5)	180 months		180 months		300 months
Maximum Remaining Amortization Terms(5)	419 months		419 months		360 months
Weighted Average Remaining Amortization Term(5)	356 months		355 months		358 months
Range of Loan-to-Value Ratio
Minimum Loan-to-Value Ratio(6)(7)	31.7%		31.7%		48.4%
Maximum Loan-to-Value Ratio(6)(7)	80.0%		80.0%		80.0%
Weighted Average Loan-to-Value Ratio(6)(7)	68.0%		68.0%		67.9%
Range of Debt Service Coverage Ratio
Minimum Debt Service Coverage Ratio(6)(7)	1.01	x	1.01	x	1.10	x
Maximum Debt Service Coverage Ratio(6)(7)	2.77	x	2.77	x	1.83	x
Weighted Average Debt Service Coverage Ratio(6)(7)	1.35	x	1.35	x	1.33	x

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.
(2)	35 mortgage loans, representing 45.58% of the outstanding pool balance, 45.81% of the initial Loan Group 1 balance and 44.45% of the initial Loan Group 2 balance, in each case, as of the cut-off date, pay interest-only until the maturity date or anticipated repayment date, as applicable. Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the interest payments for the first twelve payment periods of the mortgage loan (but without regard to any leap-year adjustments).
(3)	The interest-only period for all of these mortgage loans ranges from 10 to 60 months following the cut-off date. Three mortgage loans representing 0.42% of the outstanding pool balance, and 0.51% of the Loan Group 1 balance as of the cut-off date, have two interest-only periods. See Footnote 14 to Annex A-1 in this prospectus supplement.
(4)	Calculated with respect to the anticipated repayment date for five mortgage loans, representing 8.11% of the outstanding pool balance and 9.75% of the Loan Group 1 balance as of the cut-off date.
(5)	Excludes 35 mortgage loans, each of which pays interest-only until its maturity date or anticipated repayment date, as applicable.
(6)	In the case of 7 mortgage loans representing 31.82% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that are not included in the trust, the DSCR and LTV ratio for each mortgage loan has been calculated based on the mortgage loan included in the trust and any related pari passu companion loans, without regard to any related subordinate companion loan or additional subordinate indebtedness that may have been incurred by the related borrower.

(7)	In the case of certain mortgage loans, the related DSCR and/or LTV ratio was calculated taking into account a holdback amount, cash reserve, letter of credit and/or sponsor guaranty, or such ratio was calculated by taking into account various assumptions regarding the financial performance of the related mortgaged property on a stabilized basis. For a description of such adjustments, see “Description of the Mortgage Pool—Additional Loan Information—Definitions—Cut-off Date Loan-to-Value Ratio,” “—LTV Ratio at Maturity” and “—Debt Service Coverage Ratio.” See also the footnotes to Annex A-1 to this prospectus supplement for specific loan-related information.

B. Split Loan Structures

The mortgaged properties securing the mortgage loans identified as the Lincoln Square loan, the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan, the Georgian Towers loan, the Seattle Space Needle loan and the CGM RRI Hotel Portfolio loan on Annex A-1 to this prospectus supplement also secure companion loans that are not included in the mortgage pool.

The mortgage loan identified as the Lincoln Square loan, representing approximately 7.64% of the outstanding pool balance and 9.19% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $160,000,000, is secured by a mortgaged property that also secures a pari passu companion loan and a subordinate loan that are not included in the trust. The Lincoln Square pari passu companion loan and the Lincoln Square subordinate companion loan have outstanding principal balances of $60,000,000 and $65,000,000, respectively. The Lincoln Square pari passu companion loan will be pari passu in right of payment to the Lincoln Square loan. The Lincoln Square subordinate companion loan will be subordinate in right of payment to the Lincoln Square loan and the Lincoln Square pari passu companion loan. The Lincoln Square companion loans are currently held by Citigroup Global Markets Realty Corp., one of the mortgage loan sellers. The holders of the Lincoln Square pari passu companion loan and the Lincoln Square subordinate companion loan have certain rights with respect to the senior loan included in the trust as described under “Description of the Mortgage Pool—Split Loan Structures—The Lincoln Square Loan Combination.” The pooling and servicing agreement will govern the servicing of the Lincoln Square loan and its corresponding pari passu companion loan and subordinate companion loan. For additional information regarding the Lincoln Square loan, see “Description of the Mortgage Pool—Split Loan Structures—The Lincoln Square Loan Combination” in this prospectus supplement and “Lincoln Square” in Annex B to this prospectus supplement.

The mortgage loan identified as the USFS Industrial Distribution Portfolio loan, which consists of two pari passu promissory notes, representing 7.52% of the outstanding pool balance and 9.04% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $157,463,751, is secured by mortgaged properties that also secure four other pari passu companion loans that are not included in the trust. The USFS Industrial Distribution Portfolio companion loans are pari passu in right of payment with the

USFS Industrial Distribution Portfolio loan. One USFS Industrial Distribution Portfolio companion loan, having a cut-off date principal balance of $89,754,335, is currently an asset in the COMM 2007-C9 Mortgage Trust, Commercial Mortgage Pass-Through Certificates securitization. One USFS Industrial Distribution Portfolio companion loan, having a cut-off date principal balance of $67,709,413, is currently an asset in the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-GG11 securitization. One USFS Industrial Distribution Portfolio companion loan, having a cut-off date principal balance of $67,709,413, is currently an asset in the J.P. Morgan Chase Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC20 securitization. One USFS Industrial Distribution Portfolio companion loan, having a cut-off date principal balance of $89,754,338, is expected to be deposited into the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ16 securitization. The USFS Industrial Distribution Portfolio loan and its corresponding pari passu companion loans will be serviced and administered by KeyCorp Real Estate Capital Markets, Inc., as master servicer, and by LNR Partners, Inc., as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the COMM 2007-C9 Mortgage Trust, Commercial Mortgage Pass-Through Certificates. For additional information regarding the USFS Industrial Distribution Portfolio loan, see “Description of the Mortgage Pool—Split Loan Structures—The USFS Industrial Distribution Portfolio Loan Combination” in this prospectus supplement and “USFS Industrial Distribution Portfolio” in Annex B to this prospectus supplement.

The mortgage loan identified as the Charles River Plaza North loan, representing 6.92% of the outstanding pool balance and 8.33% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $145,000,000, is secured by a mortgaged property that also secures one other pari passu companion loan and a subordinate companion loan, which companion loans are not included in the trust. The Charles River Plaza North pari passu companion loan is pari passu in right of payment with the Charles River Plaza North loan and the Charles River Plaza North subordinate companion loan is subordinate in right of payment to the Charles River Plaza North loan and the Charles River Plaza North pari passu companion loan. The Charles River Plaza North pari passu companion loan and Charles River Plaza North subordinate companion loan have cut-off date principal balances of $145,000,000 and $20,000,000, respectively. The Charles River Plaza North loan and the Charles River Plaza North companion loans will be serviced and administered by Wachovia Bank, National Association, as master servicer, and by CWCapital Asset Management LLC, as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3. The Charles River Plaza North pari passu companion loan is currently held by the COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 securitization. The Charles River Plaza North subordinate companion loan is currently held by Citigroup Global Markets Realty Corp., one of the mortgage loan sellers, and may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The holder of the Charles River Plaza North subordinate companion loan has certain rights with respect to the senior loan included in the trust and the senior companion loan as described under “Description of the Mortgage Pool—Split Loan Structures—The Charles River Plaza North Loan Combination.” For additional information regarding the Charles River Plaza North loan, see “Description of the Mortgage Pool—Split Loan Structures—The Charles River Plaza North Loan Combination” in this prospectus supplement and “Charles River Plaza North” in Annex B to this prospectus supplement.

The mortgage loan identified as the 85 Tenth Avenue loan, representing 3.63% of the outstanding pool balance and 4.36% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $76,000,000, is secured by a mortgaged property that also secures two other pari passu companion loans, which companion loans are not included in the trust. The 85 Tenth Avenue pari passu companion loans, having cut-off date principal balances of $150,000,000 and $44,000,000, are pari passu in right of payment with the 85 Tenth Avenue loan. The 85 Tenth Avenue companion loan having a cut-off date principal balance of $150,000,000 is currently an asset in the COMM 2007-C9 Mortgage Trust, Commercial Mortgage Pass-Through Certificates securitization. The 85 Tenth Avenue companion loan having a cut-off date principal balance of $44,000,000 is currently held by German American Capital Corporation, one of the mortgage loan sellers, and may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The 85 Tenth Avenue loan and its corresponding companion loans will be serviced and administered by KeyCorp Real Estate Capital Markets, Inc., as master servicer, and by LNR Partners, Inc., as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the COMM 2007-C9 Mortgage Trust, Commercial Mortgage Pass-Through Certificates. For additional information regarding the 85 Tenth Avenue loan, see “Description of the Mortgage Pool—Split Loan Structures—85 Tenth Avenue Loan Combination” in this prospectus supplement and “85 Tenth Avenue” in Annex B to this prospectus supplement.

The mortgage loan identified as the Georgian Towers loan, representing 2.77% of the outstanding pool balance and 16.45% of the Loan Group 2 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $58,000,000, is secured by a mortgaged property that also secures a pari passu companion loan and a subordinate companion loan each of which are not included in the trust. The Georgian Towers pari passu companion loan is pari passu in right of payment with the Georgian Towers loan and the Georgian Towers subordinate companion loan is subordinate in right of payment to the Georgian Towers loan and the Georgian Towers pari passu companion loan. The Georgian Towers pari passu companion loan and the Georgian Towers subordinate companion loan have cut-off date principal balances of $67,000,000 and $60,000,000, respectively. The Georgian Towers pari passu companion loan is currently an asset in the COMM 2007-C9 Mortgage Trust, Commercial Mortgage Pass-Through Certificates securitization. The Georgian Towers subordinate companion loan is owned by GACC but 100% participated to unaffiliated entities in a senior/subordinated structure. The Georgian Towers loan and its corresponding companion loans will be serviced and administered by KeyCorp Real Estate Capital Markets, Inc., as master servicer, and by LNR Partners, Inc., as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the COMM 2007-C9 Mortgage Trust, Commercial Mortgage Pass-Through Certificates. For additional information regarding the Georgian Towers loan, see “Description of the Mortgage Pool—Split Loan Structures—Georgian Towers Loan Combination” in this prospectus supplement and “Georgian Towers” in Annex B to this prospectus supplement.

The mortgage loan identified as the Seattle Space Needle loan, representing 1.67% of the outstanding pool balance and 2.01% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $35,000,000, is secured by a mortgaged property that also secures one other pari passu companion loan that is not included in the trust. The Seattle Space Needle companion loan is pari passu in right of payment with the Seattle Space Needle loan. The Seattle Space Needle companion loan, having a cut-off date principal balance of $14,500,000, is currently held by Citigroup Global Markets Realty Corp., one of the mortgage loan sellers and may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The pooling and servicing agreement will govern the servicing of the Seattle Space Needle loan and its corresponding pari passu companion loan. For additional information regarding the Seattle Space Needle loan, see “Description of the Mortgage Pool—Split Loan Structures—The Seattle Space Needle Loan Combination” in this prospectus supplement.

The mortgage loan identified as the CGM RRI Hotel Portfolio loan, representing 1.67% of the outstanding pool balance and 2.01% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $34,976,394, is secured by mortgaged properties that also secure eight other pari passu companion loans that are not included in the trust. Each of the CGM RRI Hotel Portfolio companion loans is pari passu in right of payment with the CGM RRI Hotel Portfolio loan. The CGM RRI Hotel Portfolio pari passu companion loans each have a cut-off date principal balance of $34,351,815, are currently held by Citigroup Global Markets Realty Corp., one of the mortgage loan sellers and may be sold or further divided or combined at any time (subject to compliance with the terms of the related co-lender agreement). The pooling and servicing agreement will govern the servicing of the CGM RRI Hotel Portfolio loan and its corresponding pari passu companion loans. For additional information regarding the CGM RRI Hotel Portfolio loan, see “Description of the Mortgage Pool—Split Loan Structures—The CGM RRI Hotel Portfolio Loan Combination” in this prospectus supplement.

C. Nonrecourse

Substantially all of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

D. Fee Simple/Leasehold Estate

Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property (or in the case of certain mortgaged properties, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate), as set forth below:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	250	95.56%	95.84%	94.18%
Leasehold Estate	7	3.46	4.16	0.00
Partial Fee/Partial Leasehold Estate	1	0.98	0.00	5.82

Total	258	100.00%	100.00%	100.00%

(1)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)    Includes mortgage loans secured by the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

E. Property Purpose

The number of mortgaged properties, and the approximate percentage of the outstanding pool balance (as well as the approximate percentage of the applicable Loan Group balance) as of the cut-off date of the mortgage loans secured thereby, for each indicated purpose are:

Property Type	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans(1)	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Office	42	$753,398,673	35.98%	43.26%	0.00%
Retail	54	349,622,379	16.69	20.07	0.00
Multifamily	24	299,000,754	14.28	0.00	84.82
Industrial	52	285,174,193	13.62	16.37	0.00
Hotel	69	175,723,586	8.39	10.09	0.00
Mixed Use(2)	11	133,483,535	6.37	7.66	0.00
Manufactured Housing	3	53,500,000	2.55	0.00	15.18
Other(3)	1	35,000,000	1.67	2.01	0.00
Land	1	5,030,696	0.24	0.29	0.00
Self Storage	1	4,250,000	0.20	0.24	0.00

Total	258	$2,094,183,817	100.00%	100.00%	100.00%

(1)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)    Includes any combination of office, industrial retail and multifamily properties.

(3)    “Other” includes the Seattle Space Needle mortgaged property.

F. Property Locations

The tables below show the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial pool balance, Loan Group 1 balance and Loan Group 2 balance, as applicable, secured by mortgaged properties that are located in the top five jurisdictions of (i) the initial pool balance, (ii) Loan Group 1 balance and (iii) Loan Group 2 balance, respectively, in each case, as of the cut-off date:

All Mortgaged Properties(1)

State/Location	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
New York	15	$293,895,072	14.03%
District of Columbia	3	210,625,161	10.06
California	20	196,222,928	9.37
Massachusetts	6	178,536,527	8.53
Texas	23	120,760,662	5.77
Other(2)	191	1,094,143,466	52.25

Total	258	$2,094,183,817	100.00%

(1)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2) This reference consists of 34 states.

Loan Group 1(1)

State/Location	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 1 Balance
New York	13	$283,210,072	16.26%
District of Columbia	3	210,625,161	12.09
Massachusetts	6	178,536,527	10.25
California	16	117,722,928	6.76
Texas	21	105,760,662	6.07
Other(2)	172	845,827,712	48.56

Total	231	$1,741,683,062	100.00%

(1)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)    This reference consists of 34 states.

Loan Group 2(1)

State/Location	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 2 Balance
California	4	$78,500,000	22.27%
Maryland	1	58,000,000	16.45
Georgia	2	36,118,000	10.25
Louisiana	2	25,800,000	7.32
North Carolina	2	25,470,048	7.23
Other(2)	16	128,612,706	36.49

Total	27	$352,500,754	100.00%

(1)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)    This reference consists of 11 states.

See “Description of the Mortgage Pool—Additional Loan Information” in this prospectus supplement.

G. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Interest Only	33	$794,972,988	37.96%	36.65%	44.45%
Partial Interest Only Balloon(1)	70	701,125,000	33.48	29.93	51.03
Balloon(2)	53	428,308,829	20.45	23.68	4.52
Interest Only ARD Loans	2	159,650,000	7.62	9.17	0.00
ARD Loans(2)	1	5,977,000	0.29	0.34	0.00
Partial Interest Only ARD Loans(1)	2	4,150,000	0.20	0.24	0.00

Total	161	$2,094,183,817	100.00%	100.00%	100.00%

(1)    Includes mortgage loans that pay interest-only for the first 10 to 60 scheduled payments from the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the mortgage loan. Three mortgage loans, representing 0.42% of the outstanding pool balance and 0.51% of the Loan Group 1 balance as of the cut-off date have two interest-only periods. Such mortgage loans therefore have an expected balloon balance at the maturity date.

(2)    Does not include mortgage loans that are interest-only for the loan term or partial interest-only mortgage loans.

H. Voluntary Prepayment Provisions; Defeasance Loans	The mortgage loans have the following prepayment or defeasance characteristics:

Defeasance and Prepayment

	# of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
Defeasance(1)	123	$1,457,782,221	69.61%
Yield Maintenance(2)	35	373,961,451	17.86
Other(3)	3	262,440,145	12.53

Total	161	$2,094,183,817	100.00%

(1)    All of the mortgage loans that permit defeasance prohibit defeasance until at least two years after the closing date. Excluded from this category on the chart above are any mortgage loans included in “other” on this chart.

•     One of the defeasance mortgage loans identified as 550-552 West 21st Street on Annex A-1 to this prospectus supplement, representing 0.21% of the outstanding pool balance and 0.26% of the Loan Group 1 balance as of the cut-off date, permits the borrower to prepay the mortgage loan in whole with the greater of yield maintenance or 5% on a date that is prior to the second anniversary of the securitization closing date in the event the loan sponsor and his wife both die prior to that date. Otherwise, only defeasance is permitted.

(2)    This category includes any mortgage loan that permits the related borrower to prepay all or a portion of the related mortgage loan with a yield maintenance charge or prepayment premium (which amount is at least 1% of the prepaid amount). Excluded from this category on the chart are any mortgage loans included in “other” on this chart.

(3)    This category includes the following mortgage loans that permit some combination of defeasance and/or prepayment with a yield maintenance charge or prepayment premium, as follows:

•     One mortgage loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 7.52% of the outstanding pool balance and 9.04% of the Loan Group 1 balance as of the cut-off date, permits prepayment with a yield maintenance charge or prepayment premium (which amount is at least 3% of the prepaid amount) from the date that is the earlier of (i) August 2, 2008 and (ii) the date on which the last pari passu note to be securitized has been deposited into a securitization, then from the date that is two years after the closing date of the last pari passu note securitization, only defeasance is permitted.

•     One mortgage loan identified as 130 Prince Street on Annex A-1 to this prospectus supplement, representing 3.34% of the outstanding pool balance and 4.02% of the Loan Group 1 balance as of the cut-off date, permits the borrower to either defease or prepay the mortgage loan in whole on or after the second anniversary of the securitization closing date with, in the case of a prepayment, a yield maintenance charge (which amount is at least 1% of the prepaid amount).

•     One mortgage loan identified as CGM RRI Hotel Portfolio on Annex A-1 to this prospectus supplement, representing 1.67% of the outstanding pool balance and 2.01% of the Loan Group 1 balance as of the cut-off date, permits (i) from and after the earlier to occur of (a) the third anniversary of the first payment date and (b) two years after the closing date of the last component securitization, prepayment with a yield maintenance charge or prepayment premium (which amount is at least 1% of the prepaid amount) and (ii) after a lockout of two years after the securitization closing date of the last component, defeasance.

Lock-Out Period for Yield Maintenance Loans(1)

Each of the mortgage loans listed in the table below permit prepayment with a yield maintenance charge or prepayment premium (which amount is at least 1% of the prepaid amount), following a lock-out period as indicated:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Pool Balance	Lock-Out Period (months from Cut-off Date)
Georgian Towers	$58,000,000	2.77%	15
1150 18th Street, NW	$46,980,000	2.24%	24
Seattle Space Needle	$35,000,000	1.67%	24
Spanish Ranch MHP	$28,000,000	1.34%	24
Plantation Apartments	$17,800,000	0.85%	21
Oklahoma Central Park	$17,300,000	0.83%	24
Hampton Inn—Nashville	$16,500,000	0.79%	24
TN Office Portfolio—BGK	$12,300,000	0.59%	24
Merrimac Plaza	$12,250,000	0.58%	24
Inverness Business Center North	$12,000,000	0.57%	16
Foothills Commerce Center Buildings C, D & E	$11,191,668	0.53%	35
Mammoth Professional Building	$8,700,000	0.42%	24
Sable Chase at Sherwood	$8,000,000	0.38%	24
Quioccasin Center Station	$6,950,000	0.33%	60
Bala Apartments	$6,800,000	0.32%	24
12621 Featherwood	$6,500,000	0.31%	24
Mammoth Encinitas West	$5,500,000	0.26%	24
Airport Atrium Center	$5,400,000	0.26%	24
Exton Office	$5,400,000	0.26%	20
Northdale Plaza	$5,400,000	0.26%	0
Burgard Industrial Park	$5,271,204	0.25%	24
Jefferson Industrial Complex	$5,126,337	0.24%	0
The Metcalf Plaza / Target Center Shopping Centers	$4,620,000	0.22%	0
Padre Commons Plaza	$3,810,000	0.18%	60
Bridgeport Apartments	$3,600,000	0.17%	24
Lost Creek Village	$3,200,000	0.15%	0
Georgia Center For Total Cancer Care	$3,192,247	0.15%	57
Town Fair Shopping Center	$3,150,000	0.15%	0
Stapleton Square	$2,974,995	0.14%	47
Bluebonnet Crossing	$2,950,000	0.14%	24
Shoppes of Crabapple	$2,660,000	0.13%	11
EZ Storage Headquarters	$2,425,000	0.12%	24
Cordes Professional Building	$1,735,000	0.08%	34
Ashford Plaza Retail Center	$1,700,000	0.08%	58
Grogan’s Forest Retail Center	$1,575,000	0.08%	58

(1)    Certain mortgage loans not included in the chart above permit some combination of defeasance and/or prepayment with a yield maintenance charge or prepayment premium or yield maintenance then defeasance. See footnote (3) under the “Defeasance and Prepayment” chart above.

The mortgage loans generally provide for a period prior to maturity (generally 1 to 6 months, but longer in certain cases) during which prepayments may be made without penalty or yield maintenance charge.

Except as described in the next sentence, all of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

I. Mortgage Loans with Related Borrowers

Several mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 7.88%, 2.58% and 2.36%, respectively, of the outstanding pool balance as of the cut-off date.

J. Significant Loans

Ten Largest Mortgage Loans(1)

Property Name	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (mos)	DSCR(2)		LTV(2)	LTV at Maturity(2)
Lincoln Square(3)	$160,000,000	7.64%	6.015%	116	1.30	x	61.6%	61.6%
USFS Industrial Distribution Portfolio(3)	157,463,751	7.52	6.383%	117	1.60	x	75.0%	75.0%
Charles River Plaza North(3)	145,000,000	6.92	5.606%	116	1.33	x	73.0%	73.0%
85 Tenth Avenue(3)	76,000,000	3.63	5.616%	115	1.28	x	60.7%	60.7%
130 Prince Street	70,000,000	3.34	6.255%	56	1.20	x	62.5%	62.5%
Georgian Towers(3)	58,000,000	2.77	6.140%	52	1.83	x	55.1%	55.1%
1150 18th Street, NW	46,980,000	2.24	7.000%	118	1.03	x	68.4%	64.6%
Quality King	40,250,000	1.92	7.410%	120	1.20	x	65.9%	58.1%
2 Journal Square	39,894,331	1.91	6.040%	117	1.98	x	49.9%	42.5%
Seattle Space Needle(3)	35,000,000	1.67	5.695%	114	2.39	x	43.4%	40.5%

Total/Wtd. Avg.	$828,588,082	39.57%			1.45	x	64.9%	63.9%

(1)    For additional information regarding the ten largest mortgage loans, including specific information regarding calculations of DSCR and LTV, see “Annex B—Description of Top Ten Mortgage Loans.”

(2)    For information regarding the calculations of DSCR, LTV and LTV at Maturity, see “Description of the Mortgage Pool—Additional Loan Information—Definitions” in this prospectus supplement.

(3)    In the case of six mortgage loans representing 30.15% of the outstanding pool balance, 32.93% of the Loan Group 1 balance and 16.45% of the Loan Group 2 balance as of the cut-off date, each with one or more pari passu companion loans that are not included in the trust, DSCR and LTV ratio have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust without regard to any related subordinated companion loans or additional subordinate indebtedness that may be incurred by the related borrower.

Advances

A. General

The applicable master servicer is required to advance delinquent monthly mortgage loan payments if that master servicer determines that the advance will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly mortgage loan payment. The master servicers will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicers are also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the applicable master servicer will defer (rather than advance) its servicing fees, but will advance the trustee’s and the certificate administrator’s fees. Neither the master servicers nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicers nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the applicable master servicer will be required, on and after such date and until final liquidation thereof, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, subject to a recoverability determination.

In addition to principal and interest advances, the applicable master servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. In addition, the special servicer may, under certain circumstances, make property advances on an emergency basis with respect to the mortgage loans that have been transferred to special servicing. The applicable master servicer will also be required to make property advances with respect to the mortgaged properties securing the Lincoln Square loan combination, the Seattle Space Needle loan combination and the CGM RRI Hotel Portfolio loan combination (each of which includes a loan that is included in the trust and one or more related pari passu or subordinate companion loans that are not included in the trust).

The servicer under the COMM 2007-C9 Mortgage Trust, COMM 2007-C9 commercial mortgage securitization will be obligated to make property advances with respect to each of the USFS Industrial Distribution Portfolio loan combination, the 85 Tenth Avenue loan combination and the Georgian Towers loan combination (in each case, including the related mortgage loan that is included in the trust and the companion loans which are not included in the trust) in accordance with the terms of the related pooling and servicing agreement. The servicer under the COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 commercial mortgage securitization will be obligated to make property advances with respect to the Charles River Plaza North loan combination (which includes the Charles River Plaza North loan that is included in the trust and the Charles River Plaza North pari passu companion loan and the Charles River Plaza North subordinate companion loan which are not included in the trust) in accordance with the terms of the related pooling and servicing agreement.

If the applicable master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicers and the trustee to make an advance will also be subject to a determination of non-recoverability. The trustee will be entitled to conclusively rely on the determination of non-recoverability made by the applicable master servicer or the special servicer. The applicable master servicer will be entitled to conclusively rely on the determination of non-recoverability made by a servicer of a pari passu companion loan if such companion loan has been securitized in a securitization rated by one or more rating agencies and such servicer is an “approved servicer” by the rating agency rating the offered certificates.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicers, the special servicer and the trustee will be entitled to interest on any advances made.

This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement— Advances” in this prospectus supplement.

B. Appraisal Reduction Event

Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or with the consent of the directing holder (which is generally (except with respect to any loan that is part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding), an appraisal on the related mortgaged property). Based on the estimate of value or appraised value in such appraisal, as applicable, it may be necessary to calculate an appraisal reduction amount. The amount required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will be reduced so that the applicable master servicer will not be required to advance interest in the same proportion that the appraisal reduction amount bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Each of the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan and the Georgian Towers loan is subject to provisions in the pooling and servicing agreement under which such loan is serviced relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan and the Georgian Towers loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make principal and interest advances on such mortgage loan.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates— Appraisal Reductions” in this prospectus supplement.

Optional Termination

On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the outstanding pool balance as of the cut-off date, each of (i) the holder of the majority interest of the most subordinate class then outstanding, (ii) the special servicer, (iii) Capmark Finance Inc., as master servicer or (iv) Wachovia Bank, National Association, as master servicer, in that order, may exercise an option to purchase all of the mortgage loans (and all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will effect the termination of the trust and retirement of the then outstanding certificates. The trust could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class X Certificates), excluding the Class T, Class R and Class LR Certificates (provided, however, that the Class A-1 through Class C Certificates are no longer outstanding for the mortgage loans remaining in the trust).

See “The Pooling and Servicing Agreement— Optional Termination” in this prospectus supplement and “Description of the Offered Certificates—Termination” in the prospectus.

Repurchase Obligation

Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans (or, in the case of the USFS Industrial Portfolio loan, the applicable portion thereof) sold by such mortgage loan seller, as described herein under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution.” If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material default in the documentation of any mortgage loan, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan; provided that each mortgage loan seller that contributed a portion of the USFS Industrial Portfolio loan will only be responsible for repurchasing or replacing that portion. If the related mortgage loan seller opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Loans

Pursuant to the pooling and servicing agreement, each of the controlling class representative and the special servicer has the option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment or is at least 30 days delinquent in respect of its balloon payment. In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender. For more information relating to the sale of defaulted mortgage loans, see “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans” in this prospectus supplement.

Certain Federal Income

Tax Consequences

Elections will be made to treat portions of the trust as two separate REMICs, known as the Lower-Tier REMIC and the Upper-Tier REMIC for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment pursuant to their elections.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

•	Each class of offered certificates will constitute a class of “regular interests” in the Upper-Tier REMIC.

•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners of the offered certificates will be required to report income on those certificates in accordance with the accrual method of accounting.

See “Certain Federal Income Tax Consequences” in this prospectus supplement and “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

ERISA Considerations

A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The United States Department of Labor has granted to Deutsche Bank Securities Inc. an administrative exemption, Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (“PTE”) 2007-5, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to Deutsche Bank Securities Inc. will generally apply to the certificates offered in this prospectus supplement, provided that certain conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the prospectus.

Ratings

It is a condition to their issuance that the certificates offered in this prospectus supplement receive from Fitch Inc., Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., the credit ratings indicated below.

	Fitch	Moody’s	S&P
Class A-1	AAA	Aaa	AAA
Class A-2	AAA	Aaa	AAA
Class A-3	AAA	Aaa	AAA
Class A-AB	AAA	Aaa	AAA
Class A-4	AAA	Aaa	AAA
Class A-1A	AAA	Aaa	AAA
Class XP	AAA	Aaa	AAA
Class AM	AAA	Aaa	AAA
Class A-MA	AAA	Aaa	AAA
Class AJ	AAA	Aaa	AAA
Class A-JA	AAA	Aaa	AAA
Class B	AA+	Aa1	AA+
Class C	AA	Aa2	AA

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies identified above has agreed to perform rating surveillance with respect to its ratings for so long as the offered certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the depositor.

Legal Investment

The certificates will not constitute “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. Investors should consult their own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

Denominations; Clearance

and Settlement

The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ and Class A-JA Certificates, (ii) $25,000 with respect to the Class B and Class C Certificates and (iii) $1,000,000 with respect to the Class XP Certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates— Book-Entry Registration and Definitive Certificates” in the prospectus.

RISK FACTORS

You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following risks actually occur, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not guaranteed or should not be considered to be guaranteed, by any person or entity.

Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject, in many but not all cases, to customary and/or other nonrecourse carveouts either to the borrower or its sponsor specified in the related mortgage loan documents. Even if a mortgage loan is recourse to the borrower or a sponsor (or if a nonrecourse carveout to the borrower or a sponsor applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property, and in the case of sponsors for which any recovery may be available, there is no assurance of any such recovery from sponsors or that any sponsor’s assets would be sufficient to pay any otherwise recoverable claim. Payment of the mortgage loan at the maturity date or the anticipated repayment date, as applicable, is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

All of the mortgage loans were originated within 13 months prior to the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

Commercial Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions. Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Others factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•

the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. For example, one mortgage loan, representing 1.67% of the outstanding pool balance and 2.01% of the Loan Group 1 balance as of the cut-off date, is secured by the Seattle Space Needle property, a unique property which may not be convertible into other uses. For a discussion of the special risks related to such property, see “—Other Property Types Have Special Risks” below. Also, two mortgage loans, collectively representing 0.24% of the outstanding pool balance and 0.29% of the Loan Group 1 balance as of the cut-off date, are secured by children’s day care facilities, and may not be easily converted to other uses due to the unique construction requirements of the related tenants. For other examples of property types that may not be easily convertible to other uses, see “—Industrial Properties Have Special Risks” and “—Manufactured Housing Community Properties Have Special Risks” below. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged properties or the owners thereof are subject including, in some cases, affordable housing covenants or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the case of 66 mortgaged properties securing mortgage loans collectively representing 23.84% of the outstanding pool balance and 28.66% of the Loan Group 1 balance as of the cut-off date, each related mortgaged property is 100% leased to a single tenant (which single tenant may be an affiliate of the related borrower, such as with respect to the mortgage loans identified as USFS Industrial Distribution Portfolio and Quality King on Annex A-1 to this prospectus supplement). In the case of 15 mortgage loans, collectively representing 16.66% of the outstanding pool balance and 20.03% of the initial Loan Group 1 balance as of the cut-off date, each related mortgaged property is leased to one or more significant tenants, each occupying a net rentable area of 50% or more of the related mortgaged property (excluding single tenants noted above). Certain single tenants or significant tenants have lease expiration dates or early termination options that are prior to the related loan maturity date. For a list of each mortgaged property leased to a single tenant or a significant tenant, along with the related loan maturity date and lease expiration dates, see Annex A-1.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Similar analysis may impact the underwriting of mortgage loans with significant tenants. Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness. See Annex A-1 for lease expiration dates (for the three largest tenants at each mortgaged property) and loan maturity dates. In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related loan maturity date under certain circumstances, such as the failure to timely complete tenant buildouts or early termination upon notice. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time for lack of appropriations or for other reasons. There can be no assurance that if a tenant exercises an early termination option prior to the loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments. Also, certain single tenants may be affiliated with the related borrower. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

Mortgaged properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. For additional information regarding significant tenants, see Annex A-1 in this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions thereof are leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises. For example, (i) with respect to the mortgage loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 7.52% of the outstanding pool balance and 9.04% of the Loan Group 1 balance as of the cut-off date, all the related mortgaged properties are leased to an affiliate of the related borrower and (ii) in the case of the mortgage loan identified as Quality King on Annex A-1 to this prospectus supplement, representing approximately 1.92% of the outstanding pool balance and 2.31% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property is 100% leased to an affiliate of the related borrower, which lessee has subleased 98.7% of the related mortgaged property to its affiliates. Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. In addition, in certain cases, the related mortgage loan seller required the related loan sponsor or other affiliate of the borrower to lease a portion of the mortgaged property in order to increase underwritten occupancy and/or underwritten net cash flow above that which would otherwise exist, notwithstanding the fact that the portion of the related mortgaged property subject to this lease is not occupied (by such affiliate or any non-affiliate). For a list of such master leases and the unadjusted underwritten DSCR (assuming no such master lease is in place), see Footnote 24 to Annex A-1 to this prospectus supplement. These master leases do not provide, or should not be construed to provide any economic support for the mortgage loan and there can be no assurance that the space “leased” by the affiliate will eventually be occupied by third party tenants. In some cases, the term of the master lease expires prior to the maturity of the related mortgage loan and/or the related mortgaged property’s satisfaction of a specified debt service coverage threshold or other financial criteria, whether or not the space subject to the master lease has been relet to a third-party tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third party tenants.

Risks Related to Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 39.57% of the outstanding pool balance and approximately 44.24% of the Loan Group 1 balance and 16.45% of the Loan Group 2 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

The ten largest loans or groupings of cross-collateralized loans are described in Annex B to this prospectus supplement.

Each of the other mortgage loans or crossed groups of mortgage loans represents no more than 1.67% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 7.88%, 2.58% and 2.36%, respectively, of the outstanding pool balance as of the cut-off date. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. See Annex A-1 for Mortgage Loans with related borrowers.

Geographic Concentration Entails Risks

As of the cut-off date, the mortgaged properties are located in 38 states and the District of Columbia. Fifteen mortgaged properties, securing mortgage loans representing 14.03% of the outstanding pool balance as of the cut-off date are located in New York. Three mortgaged properties, securing mortgage loans representing 10.06% of the outstanding pool balance as of the cut-off date, are located in the District of Columbia. Twenty mortgaged properties, securing mortgage loans representing 9.37% of the outstanding pool balance as of the cut-off date, are located in California. Six mortgaged properties, securing mortgage loans representing 8.53% of the outstanding pool balance as of the cut-off date are located in Massachusetts. Twenty-three mortgaged properties, securing mortgage loans representing 5.77% of the outstanding pool balance as of the cut-off date are located in Texas. See the table entitled “Geographic Concentration of Mortgage Loans” under “Description of the Mortgage Pool” in this prospectus supplement. Except as set forth in this paragraph, no state contains more than 5.15% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

•	certain developments particularly affecting industries concentrated in such state or region;

•	conditions in the real estate markets where the mortgaged properties are located;

•	changes in governmental rules and fiscal policies;

•

acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses); see “Risk Factors—Risks Related to the Mortgage Loans—Property Insurance” in this prospectus supplement; and

•	other factors which are beyond the control of the borrowers.

For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes or wildfires) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in Loan Group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A, Class A-MA and Class A-JA Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A, Class A-MA and Class A-JA Certificates than if such classes received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class B through Class S Certificates have been reduced to zero, first, the Class A-1A Certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and then, the Class A-MA Certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class AM Certificates and then the Class A-JA Certificates, will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class AJ Certificates. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ and Class A-JA Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A, Class A-MA and Class A-JA Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

Office Properties Have Special Risks

There are 42 office properties securing approximately 35.98% of the outstanding pool balance and 43.26% of the Loan Group 1 balance as of the cut-off date.

Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

All or substantially all of certain mortgaged properties are occupied by tenants utilizing the mortgaged property as medical offices. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of medical office property may be adversely affected by the availability of competing medical office properties.

Retail Properties Have Special Risks

There are 54 retail properties, securing approximately 16.69% of the outstanding pool balance and 20.07% of the Loan Group 1 balance as of the cut-off date. Of these, 31 mortgaged properties, representing security for 12.80% of the outstanding pool balance and 15.39% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties. Twenty-three mortgaged properties, representing security for 3.90% of the outstanding pool balance and 4.68% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties. The quality and success of a retail property’s tenants significantly affect the property’s value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. Certain tenants at various mortgaged properties may have rents tied to a percentage of gross sales.

The presence or absence of an “anchor tenant” or a “shadow anchor” in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A “shadow anchor” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

If an anchor store in a mortgaged property or a shadow anchor near a mortgaged property were to close, the related borrower may be unable to replace that anchor (or, in the case of a shadow anchor, the related borrower may have no control over whether the shadow anchor may be replaced) or may have no right or ability to replace such anchor (note in this respect that many anchor leases do not require the tenant to open or remain open for business and it may not be possible to replace an anchor that has ceased operating if such anchor’s lease remains in effect) in a timely manner or may suffer adverse economic consequences. Furthermore, certain stores located in anchored, shadow-anchored, or other retail properties may have co-tenancy clauses in their leases or operating agreements which permit those stores (in some cases, the anchors) to cease operating, terminate their leases or reduce rent if certain other stores are not operated at or near the retail properties or if those tenants fail to meet certain business objectives. The breach of various other covenants in store leases or operating agreements also may permit those stores to cease operating, terminate their leases or reduce rent. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks;

•	internet web sites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

In addition, certain of the mortgaged properties have significant restaurant tenants. Other mortgaged properties may also include restaurants as tenants. Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and their treatment of the customers.

Multifamily Properties Have Special Risks

There are 24 multifamily properties securing approximately 14.28% of the outstanding pool balance and 84.82% of the Loan Group 2 balance as of the cut-off date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	rent concessions and month-to-month leases may impact cash flow at the property;

•

in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	the presence of competing properties in the local market;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. In addition, certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various or all of the units within the mortgaged properties. Such programs and covenants may limit rents and rent increases, or require that certain units within the mortgaged properties be leased to certain qualified tenants, which may impair the related borrower’s ability to repay its multifamily/mortgage loan from its net operating income or the proceeds of a sale or renovation of the related multifamily property. In the case of Section 8 and other programs involving rent subsidies and other assistance, there is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

Industrial Properties Have Special Risks

There are 52 industrial properties securing approximately 13.62% of the outstanding pool balance and 16.37% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

In addition, one mortgage loan, representing 0.20% of the outstanding pool balance and 0.24% of the Loan Group 1 balance as of the cut-off date, is secured by a self-storage property. Self-storage properties have risks that are similar (but not identical) to industrial properties. Furthermore, the self-storage facilities market contains low barriers to entry, and due to the short-term nature of self-storage leases, self-storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the type of construction utilized in connection with certain industrial and self-storage facilities, it might be difficult or costly to convert such facilities to alternative uses.

In the case of the mortgage loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 7.52% of the outstanding pool balance and 9.04% of the Loan Group 1 balance as of the cut-off date, the mortgaged properties consist of industrial properties utilized as food storage and distribution centers, each leased to a single tenant, U.S. Foodservice, Inc. Significant factors determining the value of such food storage and distribution centers are the quality of the tenant, building design and location of the property. Since transportation costs are generally greater than warehousing costs, location is a major factor. A food storage and distribution center requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Food storage and distribution centers may be adversely affected by reduced demand for food storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility’s revenues and operating expenses.

Hotel Properties Have Special Risks

There are 69 hotel properties securing approximately 8.39% of the outstanding pool balance as of the cut-off date (or approximately 10.09% of the Loan Group 1 balance as of the cut-off date). Two of such hotel properties are considered full service, securing approximately 2.72% of the outstanding pool balance as of the cut-off date and approximately 3.27% of the Loan Group 1 balance. Sixty-seven of such hotel properties, securing approximately 5.67% of the outstanding pool balance as of the cut-off date and approximately 6.82% of the Loan Group 1 balance are considered limited service.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•

changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks on September 11, 2001) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and hotel management company’s affiliation, each of which affects the economic performance of a hotel; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The hotel properties (other than the hotel properties securing the mortgage loans identified as Great Escape Lodge, Hotel deLuxe and County Inn—Mountainview, CA on Annex A-1 to this prospectus supplement) are affiliated with a hotel management company through management agreements or with a hotel chain or brand through a franchise agreement or similar agreement. Some of the hotel properties may have franchise agreements or management agreements that expire before the related loan maturity date. A hotel property subject to a management or franchise agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the trust fund could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

Manufactured Housing Community Properties Have Special Risks

Three of the mortgaged properties, securing approximately 2.55% of the outstanding pool balance and 15.18% of the Loan Group 2 balance as of the cut-off date, are manufactured housing community properties. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Certain of the manufactured housing community mortgaged properties are recreational vehicle parks, resorts or have significant portion of the related property that is intended for short-term vehicle hookups. These properties may depend on revenue from tourism, and may be visited, and generate cash flow, only during certain seasons of the year. Therefore, these properties may be subject to seasonality risk that other manufactured housing community mortgaged properties may not be subject to, or may be subject to fluctuations in tourism rates.

Other Property Types Have Special Risks

There is one mortgage loan, identified as Seattle Space Needle on Annex A-1 to this prospectus supplement, which is secured by the Seattle Space Needle property, representing 1.67% of the outstanding pool balance and 2.01% of the Loan Group 1 balance as of the cut-off date. The Seattle Space Needle property is not classified as office, retail, multifamily, hotel or industrial property, and this mortgaged property may have additional risks not discussed above. The Seattle Space Needle is an iconic tourist attraction and includes interior and exterior observation deck areas, a gift shop, a rotating restaurant and catering and meeting facilities, all of which contribute materially to the revenue generated by the mortgaged property. Significant factors affecting the economic performance and/or value of the Seattle Space Needle include:

•	the limited ability to adapt the property to alternative use should the current uses become unprofitable;

•

tourism levels locally, regionally, nationally and/or internationally, which would be affected by any economic downturns, any increases in prevailing costs of travel and/or threats (or perceptions of threats) of terrorism;

•	competition from other tourist attractions in the Seattle area or other tourist destinations;

•	the public perception of the safety of tourists and customers, at iconic tourist attractions in general and the Seattle Space Needle in particular;

•	demand for the meeting and banquet space, which is affected by the cost, availability and quality of alternative meeting and banquet space (among other things);

•	the ability of management to attract tourists and customers to the various facilities at the property and the costs of marketing efforts;

•	the perceived desirability and attractiveness of the restaurant both to tourists and to local businesspersons and other potential customers;

•	the ability of management to operate each of the gift shop, the restaurant and the meeting and banquet facility profitably;

•	the need for continuing capital expenditures to keep restaurant, meeting and banquet facilities updated; and

•	the level of operating costs, which may increase without offsetting increases in gate receipts, gift shop sales and restaurant, meeting and banquet revenue.

These factors could adversely affect the related borrower’s ability to make payments on the related mortgage loan and/or the proceeds of any liquidation of the Seattle Space Needle following any foreclosure or similar proceeding. In addition, other factors affecting commercial properties generally may also affect the economic performance and/or value of the Seattle Space Needle. Investors are cautioned that, because the Seattle Space Needle’s revenue is derived largely from tourist attendance, any adverse changes in tourism in the Seattle area would likely have a material adverse effect on the operations, cash flow and value of the Seattle Space Needle.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, redevelopment, renovation or repairs. Examples from the ten largest mortgage loans are as follows:

•

in the case of the mortgage loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 7.52% of the outstanding pool balance and 9.04% of the Loan Group 1 balance as of the cut-off date, construction for the expansion of certain mortgaged properties is currently in various stages of completion. For additional information regarding the mortgaged properties, see “Annex B—Description of Top Ten Mortgage Loans—USFS Industrial Distribution Portfolio” to this prospectus supplement.

•

in the case of the mortgage loan identified as Georgian Towers on Annex A-1 to this prospectus supplement, representing 2.77% of the outstanding pool balance and 16.45% of the Loan Group 2 balance as of the cut-off date, the mortgaged property is undergoing an approximately $35.1 million renovation program that is expected to be completed by November, 2009. For additional information regarding this renovation, see also “Annex B—Description of Top Ten Mortgage Loans—Georgian Towers” to this prospectus supplement.

•

in the case of the mortgage loan identified as Quality King on Annex A-1 to this prospectus supplement, representing 1.92% of the outstanding pool balance and 2.31% of the Loan Group 1 balance as of the cut-off date, the mortgaged property is a recently constructed warehouse and, as of the mortgage loan closing, had not yet received a certificate of occupancy. The mortgage loan will be recourse to a sponsor (who is a natural person) until, among other things, the certificate of occupancy has been provided. For additional information regarding the mortgaged property, see “Annex B—Description of Top Ten Mortgage Loans—Quality King” to this prospectus supplement.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users, and accordingly could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. The inability to complete such construction work may result in less liquidation proceeds to the trust than if such construction were able to be completed.

Properties with Condominium Ownership Have Special Risks

The following mortgage loans, collectively representing 9.74% of the outstanding pool balance and 11.71% the Loan Group 1 balance as of the cut-off date, are secured or may be secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units:

•	Charles River Plaza North;

•	Royale Retail Condominium;

•	555 South Woodward;

•	6200 Seaforth Street;

•	Aldo South Beach; and

•	Westbrook Office Park.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In some cases, the related borrower’s condominium interests may not constitute a majority and thus the borrower may not be able to control decisions of the board, or significant board decisions require a unanimous or supermajority approval rather than a simple majority control. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain mortgage loans provide for conversion to a condominium structure:

•

With respect to the mortgage loan identified as 2 Journal Square on Annex A-1 to this prospectus supplement, representing 1.91% of the outstanding pool balance and 2.29% of the Loan Group 1 balance as of the cut-off date, the related borrower is permitted to convert the mortgaged property to a condominium structure and, subject to the satisfaction of certain conditions, cause the partial release of one of the units from the lien of the mortgage.

•

With respect to the mortgage loan identified as 673 Brannan Street on Annex A-1 to this prospectus supplement, representing 0.74% of the outstanding pool balance and 4.40% of the Loan Group 2 balance as of the cut-off date, the borrower is permitted to take action towards the conversion of the property to a condominium form of ownership. However, the related borrower is prohibited from selling any individual condominium units while the mortgage loan is outstanding.

•

With respect to the mortgage loan identified as 126 Chestnut Street on Annex A-1 to this prospectus supplement, representing 0.16% of the outstanding pool balance and 0.19% of the Loan Group 1 balance as of the cut-off date, the borrower is permitted to convert the mortgaged property to a condominium structure and, subject to the satisfaction of certain conditions, obtain the release of individual condominium units in connection with a partial defeasance for a release price equal to 125% of the allocated loan amount specified for such unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, with respect to the mortgage loan identified as Royale Retail Condominium on Annex A-1 to this prospectus supplement, representing 1.62% of the outstanding pool balance and 1.94% of the Loan Group 1 balance as of the cut-off date, the condominium declaration, which governs the related borrower’s two commercial units together with the 205 residential units, provides for the withdrawal of the property from a condominium structure by vote of 80% of the unit owners (based on common interest and number of units). The New York Condominium Act requires a similar 80% threshold. The borrower’s interest in the condominium is approximately 16.5% and the residential condominium owners collectively have an approximately 83.5% interest. Although the condominium declaration provides that the “mortgagee representatives” must consent to such withdrawal, the condominium by-laws provide that only three “mortgagee representatives” may be appointed by the lenders holding a majority of the principal debt on the building. There can be no assurance that the servicer or special servicer will have the right to appoint a “mortgagee representative.” If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. Additionally, there can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

Certain Additional Risks Related to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	the mortgaged property is re-leased at a rental rate significantly below the rental rate paid by the tenant at the space when the loan was originated;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement; however, Annex A-1 does not identify early termination options that tenants may have under their leases. Certain of the tenants (which may include significant tenants) have lease expiration dates or early termination options that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time for lack of appropriations or other reasons. Additionally, mortgage loans may have concentrations of leases expiring or providing for early termination options at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire or be terminated prior to the related maturity date.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. One or more tenants at a particular mortgaged property may have been or may currently be the subject of bankruptcy or insolvency proceedings. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of that lease.

Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties

The borrowers under certain mortgage loans have given to one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises in the event that the sale of the Borrower’s leasehold interest is contemplated or an option to purchase all or a portion of the related mortgaged property. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust’s Ownership of the Mortgage Loans

In the event of the insolvency of any mortgage loan seller, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Laws Entail Risks

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

Potential Trust Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties, within the 18 months preceding the cut-off date, have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed. Each mortgage loan seller has informed the Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower’s environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, dry cleaning operations, polychlorinated biphenyl contamination, soil and/or ground water contamination from onsite and/or off-site sources or other material environmental conditions.

For more information regarding environmental considerations, see “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See “The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

All of the mortgage loans are balloon loans or anticipated repayment date loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable. One hundred forty-five of the mortgage loans, representing 87.84% of the outstanding pool balance, or 90.33% of the initial Loan Group 1 balance and 75.55% of the Loan Group 2 balance as of the cut-off date, have a balloon payment or anticipated repayment date in the year 2017. Nine of the mortgage loans, representing 8.37% of the outstanding pool balance, 5.64% of the Loan Group 1 balance, or 21.84% of the Loan Group 2 balance as of the cut-off date, have a balloon payment or anticipated repayment date in the year 2012. Three of the mortgage loans, collectively representing 2.11% of the outstanding pool balance, or 2.54% of the initial Loan Group 1 balance as of the cut-off date, have a balloon payment or an anticipated repayment date in the year 2014. Three of the mortgage loans, collectively representing 0.89% of the outstanding pool balance, or 0.54% of the initial Loan Group 1 balance and 2.61% of the initial Loan Group 2 balance as of the cut-off date, have a balloon payment or an anticipated repayment date in the year 2016. One of the mortgage loans, representing 0.79% of the outstanding pool balance, or 0.95% of the initial Loan Group 1 balance as of the cut-off date, has a balloon payment or an anticipated repayment date in the year 2022.

Balloon loans and anticipated repayment date loans involve a greater risk to the lender than fully amortizing loans because a borrower’s ability to repay a balloon loan on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	prevailing interest rates;

•	the fair market value of the related properties;

•	the borrower’s equity in the related properties;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the property;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of funds in the credit markets which fluctuates over time.

There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than the USFS Industrial Distribution Portfolio loan, the Charles River Plaza loan, the 85 Tenth Avenue loan and the Georgian Towers loan, which are being serviced pursuant to a separate pooling and servicing agreement) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement. The applicable master servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances. See “The Pooling and Servicing Agreement—Modifications” in this prospectus supplement. There can be no assurance, however, that any extension or modification will increase the present value of recoveries in a given case. Neither of the master servicers nor the special servicer will have the ability to extend or modify the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan or the Georgian Towers loan, because each such mortgage loan is being serviced by another servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the related mortgage loan by the special servicer or the applicable special servicer servicing the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan or the Georgian Towers loan, will likely extend the weighted average life of such class of certificates. See “Yield and Maturity Considerations” in this prospectus supplement and in the prospectus.

Risks Relating to Borrowers’ Organization or Structure

With respect to most of the mortgage loans, the borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and, subject to exceptions, generally limit the borrowers’ ability to incur additional indebtedness other than trade payables, equipment financing and payables for permitted capital improvements or alterations relating to the mortgaged properties in the ordinary course of business. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. We cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be structured as a single-purpose entity, such borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity” under standard rating agency criteria. There can be no assurance that circumstances that arose or may arise when the borrower did not or does not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, most of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. In certain jurisdictions, mortgage loans may be structured with a borrower (obligated under the related note) that is different from the owner of the mortgaged property. In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note and the guaranty will be secured by an indemnity deed of trust in favor of the lender executed by the property owner. With respect to certain references to the borrower in this prospectus supplement, such references may apply to such property owner instead.

With respect to the mortgage loans identified as Mission West Millbrook and Mission Mill Creek on Annex A-1 to this prospectus supplement, representing 0.91% and 0.86%, respectively, of the outstanding pool balance and 5.39% and 5.11%, respectively, of the Loan Group 2 balance as of the cut-off date, the related borrower is a Delaware statutory trust. Such borrowers are prohibited, pursuant to IRS revenue rulings, from actively managing the related mortgaged properties. To mitigate these constraints, each related borrower (i) has master leased the entire property to an affiliate, which affiliate will operate the mortgaged property and (ii) has an independent trustee with the power to convert the Delaware statutory trust into a limited liability company upon a default or imminent default, so the limited liability company borrower may take necessary remedial action.

With respect to the 27 mortgage loans, collectively representing 19.90% of the outstanding pool balance, 19.56% of the initial Loan Group 1 balance and 21.56% of the Loan Group 2 balance as of the cut-off date, two or more borrowers own the related mortgaged property as tenants-in-common or the applicable mortgage loan documents permit the borrower to convert to a tenant-in-common structure. For a list of the mortgage loans with tenant-in-common borrowers, see footnote 5 to this prospectus supplement.

Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such forced sale or action for partition of a mortgaged property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable. These factors could cause losses to certificateholders. In most cases, the related tenant-in-common borrower waived its right to partition or the exercise of such right of partition (or an action for partition that is not dismissed within specified time periods) is an event of default, or a tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition, thereby reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, because the tenant-in-common structure may cause delays in the enforcement of remedies (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), in most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In addition, in some cases, the related mortgage loan documents provide for full or partial recourse to the related tenant-in-common borrower and the related guarantor if a tenant-in-common borrower files for bankruptcy. However, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the master servicers, the special servicer, the certificate administrator or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

The mortgage loans generally prohibit the borrower from incurring future unsecured subordinated debt that is not incurred in the ordinary course of business without the consent of the lender. However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests. Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property. In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the general partnership, managing membership, limited partnership or non-managing membership equity interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the mortgage loan borrower and mortgaged property are subordinate to the rights of the mortgage loan lender and that the mezzanine lender may not take any enforcement action against the mortgage loan borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the direct or indirect ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, with respect to the mezzanine financing, in most of these cases a mezzanine lender will have a right to purchase a mortgage loan in certain default situations. This may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

Furthermore, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation. In cases where the trust is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the trust. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender’s receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a sponsor that has filed for bankruptcy protection more than ten years ago. In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years. Certain of the mortgage loans may have had a sponsor that filed (or a sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years. We cannot assure you that, with respect to a sponsor that has filed for bankruptcy in the past, such sponsor will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents. Nor can we assure you that the bankruptcies of sponsors have in all cases been disclosed to us.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

Risks to the Mortgaged Properties Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, DC area and Pennsylvania. Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for a large mortgaged property, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of those mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor’s ability to resell, the certificates. See “—Property Insurance” below.

Recent Developments May Increase the Risk of Loss on the Mortgage Loans

The government of the United States has implemented full scale military operations against Iraq and continues to maintain a military presence in Afghanistan. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the domestic and world economy, financial markets, real estate markets, insurance costs and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers’ abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

Property Insurance

Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks that were not covered by insurance or for which the insurance coverage is inadequate. For example:

•

in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•

certain of the insurance policies may expressly exclude coverage for losses due to mold, environmental hazards, certain acts of nature, terrorist activities or other insurable conditions or events (or the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation);

•

certain of the mortgaged properties are located in California, Washington, Texas, Oregon, Nevada and along the Southeastern coastal areas of the United States, areas historically at greater risk for certain acts of nature (such as earthquakes, floods, landslides and hurricanes) than other states. The mortgage loan documents for mortgaged properties in such locations typically do not require the borrowers to maintain insurance against such acts of nature and even in cases where such insurance is obtained, the coverage may not be adequate should such an act of nature occur; and

•

if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

In addition, following the September 11, 2001 terrorist attacks in New York City, the Washington, DC area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 (collectively with the Terrorism Risk Insurance Act of 2002, “TRIA”) was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and only to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic “all risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

Because it is a temporary program, there is no assurance that it will create any long term changes in the availability and cost of such insurance.

On September 18, 2007, the House of Representatives passed the Terrorism Risk Insurance Extension Act of 2007, which, if enacted in its current form, would extend the duration of the Terrorism Risk Insurance Program for fifteen years. Additionally, proposed revisions to the Terrorism Risk Insurance Program include the requirement that insurers make available coverage for nuclear, biological, chemical and radiological (NBCR) attacks and the removal of the distinction between foreign and domestic acts of terrorism. On November 16, 2007, the Senate also passed the Terrorism Risk Insurance Program Reauthorization Act of 2007, which, among other things, provides for a seven-year extension of the Terrorism Risk Insurance Program, the coverage for acts of “domestic” terrorism and a study on coverage for NBCR attacks. The Senate and the House of Representatives will next confer to reach agreement on the differences of their bills. As of November 16, 2007, it is reported that President George W. Bush intends to veto the House bill, but is largely in agreement with the Senate bill. There can be no assurance that upon the expiration of the current Terrorism Risk Insurance Program subsequent terrorism insurance legislation will be enacted. In addition, the provisions of any such legislation may include changes from the current bills.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In certain of those cases, the related borrower obtained supplemental terrorism insurance. In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the “cap” amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, the following ten largest mortgage loans in the pool have premium caps or other specific limitations:

•

In the case of the mortgage loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 7.52% of the outstanding pool balance and 9.04% of the Loan Group 1 balance as of the cut-off date, terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of $200,000.

•

With respect to the mortgage loan identified as Charles River Plaza North on Annex A-1 to this prospectus supplement, representing 6.92% of the outstanding pool balance and 8.33% of the initial Loan Group No. 1 Balance as of the cut-off date, the borrower is not required to pay terrorism coverage insurance premiums in excess of $315,000 (subject to consumer price index adjustment) provided that, if such premiums exceed such terrorism premium cap, the lender, at its option, may either (or in combination): (i) obtain the terrorism coverage with the borrower paying up to the terrorism premium cap of the premium and the lender paying any excess above such amount; and/or (ii) modify the requirements with respect to deductibles, policy limits or other policy terms in order to reduce insurance premiums.

•

In the case of the mortgage loan identified as 85 Tenth Avenue on Annex A-1 to this prospectus supplement, representing 3.63% of the outstanding pool balance and 4.36% of the Loan Group 1 balance as of the cut-off date, in the event that the TRIA is not in effect, terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of $1,200,000.

•

In the case of the mortgage loan identified as Georgian Towers on Annex A-1 to this prospectus supplement, representing 2.77% of the outstanding pool balance and 16.45% of the Loan Group 2 balance as of the cut-off date, terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of two times the current annual premium for such coverage.

•

In the case of the mortgage loan identified as Seattle Space Needle on Annex A-1 to this prospectus supplement, representing 1.67% of the outstanding pool balance and 2.01% of the Loan Group 1 balance as of the cut-off date, the loan documents require that the borrower obtain and maintain “all-risk” insurance coverage and business interruption insurance coverage for perils and acts of terrorism as defined by TRIA. The deductible with respect to terrorism coverage and earthquake insurance may be $500,000. In the event the “all-risk” policy does not include terrorism coverage, the borrower must obtain and maintain terrorism coverage under a stand-alone policy, provided, however, that if the premiums for such stand-alone policy exceed the “terrorism premium cap,” the lender may, at its option, either (or in combination): (i) obtain the terrorism coverage with the borrower paying up to the terrorism premium cap and the lender paying any excess above such amount and/or (ii) modify the requirements with respect to deductibles, policy limits and/or other policy terms in order to reduce insurance premiums for such coverage. The “terrorism premium cap” is equal to 175% of the aggregate insurance premiums payable with respect to all the “all risk” insurance coverage required under the mortgage loan documents for the last policy year in which terrorism coverage was included therewith, adjusted annually by a percentage equal to the increase in the consumer price index).

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally (except with respect to the mortgage loans that are part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding and with respect to the mortgage loans that are part of a split loan structure, as described under “The Pooling and Servicing Agreement—Special Servicing—The Directing Holder” in this prospectus supplement)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

Eleven of the mortgaged properties, securing mortgage loans representing 4.94% of the outstanding pool balance, 3.92% of the Loan Group 1 balance and 9.93% of the Loan Group 2 balance as of the cut-off date, are located in Southern California. The wildfires in Southern California that started on October 21, 2007 are reported to have destroyed an estimated 2,000 homes and other structures and, at one point, forced approximately 500,000 people to evacuate their homes. The fires are the sixth largest in California history, and have burned more than 500,000 acres. According to news reports, losses are expected to exceed $1 billion. President Bush has declared Southern California a disaster area. The wildfires are reported to be contained. Although none of the mortgaged properties are located in the damaged area, there can be no assurance that the fires have not otherwise affected the mortgaged properties or the areas in which such mortgaged properties are located. In the event a mortgaged property was damaged, there can be no assurance that the insurance proceeds will be adequate to rebuild the mortgaged property or to pay off the principal balance of the mortgage loan. Additionally, even if a mortgaged property was not damaged by the fires, such mortgaged property may experience near term loss of income and/or a decline in real property values as a result of the local and regional conditions, including the evacuation of residents and shuttering of homes and businesses, decreased traffic in the area of the mortgaged property, the redirection and/or lack of availability of goods, manpower and other resources as well as a long-term loss of income or property values as a result of any decline in the local or regional population or other negative consequences as a result of these fires.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only. See “Description of the Mortgage Pool—Additional Loan Information” in this prospectus supplement.

Tax Considerations Related to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement.

In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In which event, the receiver, rather than the lender, would be entitled to collect the rents. A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Risks Related to Cross-Collateralization and Related Multi-Borrower Arrangements

There are two groups of cross-collateralized and cross-defaulted mortgage loans representing 0.75% of the outstanding pool balance, 0.29% of the Loan Group 1 balance and 3.03% of the Loan Group 2 balance as of the cut-off date. Cross-collateralization arrangements seek to reduce the risk that one mortgaged property may not generate net operating income sufficient to pay debt service. Other mortgage loans have multiple borrowers or mortgagors. Cross-collateralization arrangements involving more than one borrower or mortgagor or mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower or mortgagor to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

•

such borrower or mortgagor was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured and

•

the borrower or mortgagor did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower or mortgagor from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower or mortgagor;

•	recover payment made under the mortgage loan; or

•

take other actions detrimental to the holders of the certificates; including, under certain circumstances, invalidating the mortgage loan or loans or the mortgages securing such cross collateralization.

In addition, the lender would experience delay in exercising remedies with respect to cross-collateralized loan groups or loans secured by multiple properties involving properties located in more than one state or jurisdiction.

Risks Related to Loans Secured by Multiple Properties

Six mortgage loans, representing 11.95% of the outstanding pool balance, 14.17% of the Loan Group 1 balance and 0.99% of the Loan Group 2 balance as of the cut-off date, are secured by more than one mortgaged property.

The amount of the mortgage lien encumbering any particular one of the mortgaged properties in a multi-property mortgage loan or a pool of cross collateralized mortgage loans is in some cases less than the full amount of the related mortgage loan or group of cross collateralized mortgage loans, generally to minimize mortgage recording tax. In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination. This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of mortgage loans.

State Law Limitations Entail Certain Risks

Some states (including California) have laws prohibiting more than one “judicial action” to enforce a mortgage obligation. Some courts have construed the term “judicial action” broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Leasehold Interests Entail Certain Risks

Eight mortgaged properties, which represent security for 4.44% of the outstanding pool balance, 4.16% of the Loan Group 1 balance and 5.82% of the Loan Group 2 balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest in portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee generally has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals), although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest. If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trust may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

The ground leases securing the mortgaged properties may provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Related to Zoning Laws

Due to changes in applicable building and zoning ordinances and codes that have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements or current uses of the mortgaged properties may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming improvements or uses. These changes may limit the ability of the related borrower to rebuild the premises “as is” or continue current uses in the event of a substantial casualty loss and may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full, particularly where the insurable value of the improvements on the related mortgaged property (and the related recovery) is substantially less than the outstanding balance of the mortgage loan. In addition, if the mortgaged property was to be repaired, restored or permitted to be used only in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before the repair or restoration.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

Risks Related to Litigation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could have a material adverse effect on the related borrower’s or sponsor’s ability to meet its obligations under the related mortgage loan and, therefore, upon distributions on your certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

Certain borrowers, principals of borrowers, property managers and affiliates thereof have been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings), in the past. For example, with respect to the mortgage loan identified as 2 Journal Square on Annex A-1 to this prospectus supplement, representing 1.91% of the outstanding pool balance and 2.29% of the Loan Group 1 balance as of the cut-off date, the principal of a 25% ownership interest in the borrower pled guilty to a federal felony charge in 1997 due to his involvement in fraudulent activity related to a personal mortgage for one of his clients. This principal was the closing attorney in a transaction in which his client falsified statements relating to the source of the equity/down payment for a mortgage. He received three years probation, 200 hours of community service and a fine of $4,000. His license to practice law was also suspended and has since been reinstated. In the case of five mortgage loans identified as 12621 Featherwood, Airport Atrium Center, Sable Chase at Sherwood, Oklahoma Central Park and TN Office Portfolio – BGK on Annex A-1 to this prospectus supplement, collectively representing 2.36% of the outstanding pool balance, 2.38% of the Loan Group 1 balance and 2.27% of the Loan Group 2 balance as of the cut-off date, the holder of indirect interests in the related borrowers, who is also in some cases an officer or director of the related borrowers, pleaded guilty to fraud and larceny charges based on allegations he had, in 1962, misappropriated money from a company of which he was a director. He served a sentence of two years in a federal prison. In 1981, he was also charged with, in an unrelated case, conspiracy to manipulate the stock price of a company in which he held ownership interests through various entities. He was convicted and sentenced to four years of federal prison time.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings). There can be no assurance that any such proceedings will not negatively impact a borrower’s or sponsor’s ability to meet it’s obligations under the related mortgage loan. Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Risks Related to Compliance with Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent that a mortgaged property securing a mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Conflicts of Interest

Directing Holder May Direct Special Servicer Actions

The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The directing holder has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The directing holder, with respect to the mortgage loans that are not part of a split loan structure, is generally the holder of the majority in interest of the controlling class. The directing holder, with respect to the mortgage loans that are part of a split loan structure, is as described in “The Pooling and Servicing Agreement—Special Servicing—The Directing Holder” in this prospectus supplement. The directing holder is also generally entitled to remove (at its own expense if such removal is not for cause) the special servicer with or without cause. See “The Pooling and Servicing Agreement—Special Servicing—The Directing Holder” in this prospectus supplement. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class. The directing holder has no duty to act in the interests of any class of certificates (other than the controlling class if the controlling class representative is the directing holder). However, the pooling and servicing agreement provides that neither the master servicers nor the special servicer may follow a direction of the directing holder if such direction could, among other things, cause it to violate the servicing standards. See also “Conflicts Between Certificateholders and Holders of Companion Loans” in this prospectus supplement. It is expected that CRES Investment No. II, LP will be the initial controlling class representative.

Related Parties May Acquire Certificates or Experience Other Conflicts

Affiliates of the depositor, the mortgage loan sellers, the master servicers or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicers’ or the special servicer’s duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the directing holder generally has the right to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a split loan structure under “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicers, the special servicer or any of their affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. In this regard, with respect to the mortgage loan identified as CGM RRI Hotel Portfolio on Annex A-1 to this prospectus supplement, an affiliate of Citigroup Global Markets Realty Corp., one of the mortgage loan sellers, owns approximately 79% of the equity interests of the related borrower. In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

German American Capital Corporation, one of the mortgage loan sellers and a sponsor, is an affiliate of Deutsche Bank Trust Company Americas, the certificate administrator, an affiliate of Deutsche Mortgage & Asset Receiving Corporation and the depositor. These affiliations could cause conflicts with the duties of a servicer or certificate administrator, as applicable, to the trust fund under the pooling and servicing agreement. However, with respect to the duties of the master servicers, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement. With respect to the duties of the certificate administrator, the pooling and servicing agreement provides that the certificate administrator will be liable for any damages caused by its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith.

Additionally, the master servicers and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicers or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

Conflicts Between Property Managers and the Mortgage Loan Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties. See “—Mortgaged Properties Leased to Borrower or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Conflicts Between Certificateholders and Holders of Companion Loans

The Lincoln Square Loan

With respect to the Lincoln Square loan, representing in the aggregate approximately 7.64% of the outstanding pool balance and 9.19% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures one other pari passu companion loan and a subordinate companion loan. The Lincoln Square loan and the related companion loans will be serviced under the pooling and servicing agreement. Pursuant to the terms of the related co-lender agreement and prior to a control appraisal event, the holder of the Lincoln Square subordinate companion loan has certain consent rights with respect to certain actions relating to the related loan combination as described under “Description of the Mortgage Pool—Split Loan Structures—The Lincoln Square Loan Combination.”

The current holder of the Lincoln Square subordinate companion loan is Citigroup Global Markets Realty Corp. The holder of the Lincoln Square subordinate companion loan (or its transferee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the related master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. Additionally, prior to a control appraisal event, the holder of the Lincoln Square subordinate companion loan will have the right to terminate the special servicer and appoint a replacement special servicer for the Lincoln Square loan combination under the pooling and servicing agreement.

No certificateholder may take any action against any holder of any companion loan (or its designee) for having acted solely in its respective interest. The holder of the Lincoln Square subordinate companion loan or the other pari passu companion loan may have interests in conflict with, and their decisions may adversely affect, the holders of the classes of certificates offered in this prospectus supplement. See “Description of the Mortgage Pool—Split Loan Structures—The Lincoln Square Loan Combination” in this prospectus supplement.

The USFS Industrial Distribution Portfolio Loan

With respect to the USFS Industrial Distribution Portfolio loan, representing in the aggregate approximately 7.52% of the outstanding pool balance and 9.04% of the Loan Group 1 balance as of the cut-off date, the related mortgaged properties also secure four other pari passu companion loans. The USFS Industrial Distribution Portfolio loan and the pari passu companion loans will be serviced under the pooling and servicing agreement related to the COMM 2007-C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates securitization. Any decision to be made with respect to the USFS Industrial Distribution Portfolio loan that requires approval under the pooling and servicing agreement related to the COMM 2007-C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates securitization or otherwise requires approval under the related co-lender agreement will require the approval of the directing holder of the COMM 2007-C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates securitization. The holders of the other pari passu companion loans (including the USFS Industrial Distribution Portfolio loan) will have non-binding consultation rights.

No certificateholder may take any action against any holder of the companion loans (or its designee) for having acted solely in its respective interest. The interests of the holders of the other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The Charles River Plaza North Loan

With respect to the Charles River Plaza North loan, representing 6.92% of the outstanding pool balance and 8.33% of the initial Loan Group 1 balance, as of the cut-off date, the related mortgaged property also secures one other pari passu companion loan and one other subordinate companion loan. The Charles River Plaza North loan and the companion loans will be serviced under the pooling and servicing agreement related to the COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 securitization. Pursuant to the terms of the related co-lender agreement and prior to a control appraisal event, the holder of the Charles River Plaza North subordinate companion loan has certain consent rights with respect to certain actions relating to the related loan combination as described under “Description of the Mortgage Pool—Split Loan Structures—The Charles River Plaza North Loan Combination.”

The current holder of the Charles River Plaza North subordinate companion loan is Citigroup Global Markets Realty Corp. The holder of the Charles River Plaza North subordinate companion loan (or its transferee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the related master servicer or the special servicer, as applicable, under the pooling and servicing agreement related to the COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 securitization may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. Additionally, prior to a control appraisal event, the holder of the Charles River Plaza North subordinate companion loan will have the right to terminate the special servicer and appoint a replacement special servicer for the Charles River Plaza North loan combination under the pooling and servicing agreement related to the COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 securitization.

No certificateholder may take any action against any holder of either companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the Charles River Plaza North subordinate companion loan or the other pari passu companion loan may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The Charles River Plaza North loan will be serviced and administered by Wachovia Bank, National Association, the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by CWCapital Asset Management LLC, the special servicer under such pooling and servicing agreement. This other pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement. As a result, you will have less control over the servicing of the Charles River Plaza North loan than you would have if such mortgage loan was being serviced by the related master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The 85 Tenth Avenue Loan

With respect to the 85 Tenth Avenue loan, representing in the aggregate approximately 3.63% of the outstanding pool balance and 4.36% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures two other pari passu companion loans. The 85 Tenth Avenue loan and the pari passu companion loans will be serviced under the pooling and servicing agreement related to the COMM 2007-C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates securitization. Any decision to be made with respect to the 85 Tenth Avenue loan that requires approval under the pooling and servicing agreement related to the COMM 2007-C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates securitization or otherwise requires approval under the related co-lender agreement will require the approval of the directing holder of the COMM 2007-C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates securitization. The holders of the other pari passu companion loans (including the 85 Tenth Avenue loan) will have non-binding consultation rights.

No certificateholder may take any action against any holder of the companion loans (or its designee) for having acted solely in its respective interest. The interests of the holders of the other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The Georgian Towers Loan

With respect to the Georgian Towers loan, representing 2.77% of the outstanding pool balance and 16.45% of the Loan Group 2 balance as of the cut-off date, the related mortgaged property also secures one other pari passu companion loan and one other subordinate companion loan. The Georgian Towers loan and the companion loans will be serviced under the pooling and servicing agreement related to the COMM 2007-C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates securitization. Pursuant to the terms of the related co-lender agreement and prior to a control appraisal event, the holder of the Georgian Towers subordinate companion loan has certain consent rights with respect to certain actions relating to the related mortgage loan as described under “Description of the Mortgage Pool—Split Loan Structures—The Georgian Towers Loan Combination.”

The Georgian Towers subordinate companion loan is owned by GACC but was 100% participated in a senior/subordinated structure with a senior participation interest and a series of seven (7) pari passu subordinate participation interests. Certain decisions require unanimous consent of the participation interest holders. The holder of the Georgian Towers subordinate companion loan (or its transferee) or the holders of a participation interest in the Georgian Towers companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the related master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. Additionally, the holder of the Georgian Towers subordinate companion loan will have the right to terminate the special servicer and appoint a replacement special servicer for the Georgian Towers loan combination. No certificateholder may take any action against the holder of the Georgian Towers subordinate companion loan for having acted solely in its own interest.

No certificateholder may take any action against any holder of the companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the Georgian Towers subordinate companion loan or the other pari passu companion loan may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The Seattle Space Needle Loan

With respect to the Seattle Space Needle loan, representing 1.67% of the outstanding pool balance and 2.01% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures one other pari passu companion loan. The Seattle Space Needle loan and the other pari passu companion loan will be serviced under the pooling and servicing agreement. Any decision to be made with respect to the Seattle Space Needle loan that requires approval under the pooling and servicing agreement or under the related co-lender agreement will require the approval of the Directing Holder. The holder of the other pari passu companion loan will have non-binding consultation rights.

No certificateholder may take any action against any holder of the companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the other pari passu companion loan may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The CGM RRI Hotel Portfolio Loan

With respect to the CGM RRI Hotel Portfolio loan, representing in the aggregate approximately 1.67% of the outstanding pool balance and 2.01% of the Loan Group 1 balance as of the cut-off date, the related mortgaged properties also secure eight other pari passu companion loans. The CGM RRI Hotel Portfolio loan and the pari passu companion loans will be serviced under the pooling and servicing agreement. Pursuant to the terms of the related co-lender agreement, the holders (or representatives of holders) of promissory notes representing more than 50% of total principal balance of the entire related loan combination will have certain consent rights with respect to certain actions relating to the related loan combination and will have the right to terminate the special servicer and appoint a replacement special servicer for the CGM RRI Hotel Portfolio loan combination under the pooling and servicing agreement, each as described under “Description of the Mortgage Pool—Split Loan Structures—The CGM RRI Hotel Portfolio Loan Combination.”

No certificateholder may take any action against any holder of any companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

Risks Related to the Offered Certificates

Risks Related to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, the exercise of a purchase option by a mezzanine lender, a subordinate companion loan noteholder or other party with such option. See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool —Split Loan Structures,” “—Additional Loan Information—Definitions” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit,” “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ and Class A-JA Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A, Class A-MA and Class A-JA Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” above.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that voluntary or involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums;

•	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender, subordinate noteholder or subordinate companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

Yield Considerations

The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•

the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

•	the timing and severity of any interest shortfalls resulting from prepayments;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

If you purchase a Class XP Certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of a class of certificates may result in a reduction in the total notional amount of the Class XP Certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the Class XP Certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan as described under “—Risks Related to Prepayments and Repurchases” above.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the certificates offered in this prospectus supplement;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

As described in this prospectus supplement unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A or Class XP Certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates and to such rights of the holders of the Class XS Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Losses on the mortgage loans will be allocated to Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then, pro rata, to the Class AJ Certificates and the Class A-JA Certificates, and then pro rata, to the Class AM Certificates and the Class A-MA Certificates, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, and with respect to interest losses only, the Class XP and Class XS Certificates based on their respective entitlements pro rata.

Each class of certificates (other than the Class S, Class T, Class R and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicers, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicers are entitled, under the pooling and servicing agreement, to receive, or to assign a portion of their master servicing fee referred to as the excess servicing strip. If a master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer for the mortgage loans that it is servicing under the pooling and servicing agreement). There can be no assurance that following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee’s determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

There is currently no secondary market for the certificates offered in this prospectus supplement. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered in this prospectus supplement, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered in this prospectus supplement will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered in this prospectus supplement. The certificates offered in this prospectus supplement will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered in this prospectus supplement. In addition, the market value of the certificates offered in this prospectus supplement at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered in this prospectus supplement at any time.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the certificate administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.” Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A or Class XP Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation (or in the case of the Class AM, Class A-MA, Class AJ and Class A-JA Certificates, to the rights of the holders of the foregoing specified classes with the Class AM and Class A-MA Certificates senior in right of payment to the Class AJ and Class A-JA Certificates) and Class XS Certificates. See “Description of the Offered Certificates—Distributions” and “—Subordination” in this prospectus supplement.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control Over Trust

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The pooling and servicing agreement gives the master servicers, the special servicer, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading “—Risks Related to the Mortgage Loans.” Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Other Risks

The “Risk Factors” section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

TRANSACTION PARTIES

The Sponsors

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp. (“CGMRC”) is a sponsor of this securitization transaction. CGMRC is the seller of 42 of the underlying mortgage loans or 39.54% of the initial mortgage pool balance. In addition, CGMRC co-originated the mortgage loan identified as USFS Industrial Distribution Portfolio on Annex A-1 with German American Capital Corporation, Morgan Stanley Mortgage Capital Holdings LLC, Goldman Sachs Mortgage Company, Greenwich Capital Financial Products, Inc. and JPMorgan Chase Bank, N.A.

CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Financial Products Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC is a New York corporation, with its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (“CMBS”) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

CGMRC’s Commercial Real Estate Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $822 million, $1.23 billion, $1.91 billion, $3.24 billion and $5.76 billion of commercial mortgage loans in public offerings during the fiscal years 2002, 2003, 2004, 2005 and 2006, respectively.

When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions it participates in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

Underwriting Standards

General. Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Underwriting Standards” section.

Loan Analysis. CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC’s underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more—depending on loan size—specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•

the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

•

the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•

the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•

the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•

the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•

the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•

assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

In addition, CGMRC may “normalize” operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

Loan-to-Value Ratio. CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios described above under “—Loan-to-Value Ratio” may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals. CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment. In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CGMRC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this “—Underwriting Standards” section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC’s underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

German American Capital Corporation

German American Capital Corporation (“GACC”) is a sponsor of this securitization transaction. GACC or an affiliate of GACC originated or co-originated all of the GACC Loans and underwrote all of the GACC Loans in this transaction. GACC is the seller of 33 underlying mortgage loans or 30.64% of the initial mortgage pool balance. GACC co-originated the mortgage loan identified as USFS Industrial Distribution Portfolio on Annex A-1 with Citigroup Global Markets Realty Corp., Morgan Stanley Mortgage Capital Holdings LLC, Goldman Sachs Mortgage Company, Greenwich Capital Financial Products, Inc. and JPMorgan Chase Bank, N.A. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters, an affiliate of Deutsche Bank Trust Company Americas, the Certificate Administrator and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC and its securitization program, see “The Sponsor” in the prospectus.

A description of the underwriting standards of GACC is set forth in the prospectus under “The Sponsor—Underwriting Standards.”

Artesia Mortgage Capital Corporation

Artesia Mortgage Capital Corporation (“Artesia”) is a sponsor of this securitization and is one of the mortgage loan sellers. Artesia is the seller of 48 of the underlying mortgage loans or 12.77% of the initial mortgage pool balance, all of which loans were underwritten and originated by Artesia.

Artesia is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated “AA+” by Fitch, “AA” by S&P and “Aa2” by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 567 billion Euros ($748 billion) and a stock market capitalization of approximately 24 billion Euros ($32 billion) as of December 2006.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Securitization Program. Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans—which are average-sized loans by industry standards —and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2006, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, to approximately $1.5 billion in 2005, and to approximately $2.0 billion in 2006.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see “—Artesia’s Underwriting Standards” below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Underwriting Standards

General. Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Artesia’s Underwriting Standards” section.

Loan Analysis. Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third-party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•

the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•

the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•

the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•

the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•

the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•

the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•

assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of DSC Ratios in this prospectus supplement, see “Description of the Mortgage Pool—Additional Mortgage Loan Information.”

Loan-to-Value Ratio. Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios described above under “—Loan-to-Value Ratio” may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals. Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment. In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the subject real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this “—Underwriting Standards” section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Mortgage Loan Sellers (Other Than The Sponsors)

CWCapital LLC

CWCapital LLC (“CWCapital”) is one of the mortgage loan sellers, but is not a sponsor with respect to the issuance of the certificates. CWCapital is the seller of 22 of the underlying mortgage loans or 5.45% of the initial mortgage pool balance, all of which loans were underwritten by CWCapital. CWCapital was organized as a limited liability company in the state of Massachusetts in April 2002. CWCapital is an indirect majority owned subsidiary of Caisse de dépôt et placement du Québec and a wholly-owned subsidiary of CW Financial Services LLC.

Each mortgage loan referred to in this prospectus supplement (including the annexes to this prospectus supplement) as a mortgage loan to be sold to the trust by CWCapital will be sold to the trust by CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities VI LLC, each an affiliate of CWCapital. These mortgage loans were originated and closed or purchased by CWCapital and subsequently sold by CWCapital to CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities VI LLC. The representations and warranties made by CWCapital Mortgage Securities I LLC and CWCapital Mortgage Securities VI LLC in connection with the sale of these mortgage loans to the depositor will be separately made to the depositor by CWCapital, and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be against CWCapital.

CWCapital will also act as primary servicer with respect to the mortgage loans it sells into the trust.

The principal offices (including principal servicing offices) of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. CWCapital’s telephone number is (781) 707-9300.

SunTrust Bank

SunTrust Bank (“SunTrust”) is one of the mortgage loan sellers, but is not a sponsor with respect to the issuance of the certificates. SunTrust is the seller of 15 of the underlying mortgage loans or 4.08% of the initial mortgage pool balance, all of which loans were underwritten and originated by SunTrust. SunTrust is a Georgia banking corporation and is a wholly-owned subsidiary of SunTrust Banks, Inc. SunTrust Banks, Inc.’s common stock trades on the New York Stock Exchange under the symbol “STI.” SunTrust Bank is an affiliate of SunTrust Robinson Humphrey, Inc., an underwriter.

SunTrust Bank will also act as primary servicer with respect to the mortgage loans it sells into the trust. SunTrust Bank’s principal servicing offices are located at 303 Peachtree Street NE, 23rd Floor, Atlanta, Georgia 30308.

The Depositor

The Depositor is Deutsche Mortgage & Asset Receiving Corporation. The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

During the six years ending December 31, 2006, the Depositor has acted as depositor with respect to securitization transactions in an aggregate amount of approximately $38 billion. GACC has acted as sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by other third party loan sellers. While the Depositor was depositor with respect to public securitizations in 1998 through 2000, in 2001 through 2003 it acted as depositor primarily in private securitizations of floating rate loans. In 2004, 2005 and 2006, the Depositor’s securitizations included approximately $3.0 billion, $4.3 billion and $9.7 billion, respectively, of publicly offered conduit or combined conduit/large loan securitizations, as well as several private transactions.

The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, (i) the duty to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Securities Exchange Act of 1934, (iii) to indemnify the Trustee and the Certificate Administrator against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Securities Exchange Act of 1934 prepared by the Certificate Administrator on behalf of the Trust. The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Issuing Entity

The issuing entity for the certificates will be CD 2007-CD5 Mortgage Trust (the “Trust”). The Trust is a New York common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO property, disposing of defaulted mortgage loans and REO property, issuing the certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that a Master Servicer and/or the Trustee, if applicable, may make advances to the Trust only to the extent that such party deems such advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth herein under “The Pooling and Servicing Agreement—Amendments.” The Trust administers the mortgage loans through the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “Transaction Parties—The Master Servicers,” “Transaction Parties—The Special Servicer,” “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement.”

The only assets of the Trust other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the collection account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or a Board of Directors. It acts through the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Trust. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described herein under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Trust is a common law trust, it may not be eligible for relief under the United States Bankruptcy Code (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a “business trust.” The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

(1) (A) If such mortgage loan seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such mortgage loan seller is not applicable to payments on the Certificates or (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such mortgage loan seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the mortgage loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(2) If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See “Risk Factors—The Sellers of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect the Trust’s Ownership of Mortgage Loans.”

The Master Servicers

Capmark Finance Inc.

Capmark Finance Inc., will be one of the master servicers, in this capacity referred to as the “Capmark Master Servicer,” and, together with the Wachovia Master Servicer, each a “Master Servicer,” and will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the Pooling and Servicing Agreement. The Capmark Master Servicer’s principal servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania 19044, and its telephone number is (215) 328-1258.

Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of June 30, 2006, Capmark was the master servicer and/or primary servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $131.3 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2004 to 2006 in respect of which Capmark has acted as master servicer and/or primary servicer:

	Year (amts in $ billions)
	2004	2005	2006
CMBS (US)	100.2	122.4	135.3
Other	97.0	102.8	131.5
Total	197.2	225.2	266.8

Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly-owned subsidiary of Capmark Financial Group Inc. (“Capmark Financial Group”), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Capmark Servicer Ireland Limited (formerly known as GMAC Commercial Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for Capmark’s portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark’s portfolio in the United States.

Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing India Private Limited report to the same managing director of Capmark.

From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as master servicer.

Wachovia Bank, National Association

Wachovia Bank, National Association (“Wachovia” also referred to herein as the “Wachovia Master Servicer”) will be one of the master servicers. Wachovia will act as the master servicer under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement with respect to the Charles River Plaza North loan combination. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006	As of 09/30/2007
By Approximate Number	15,531	17,641	20,725	24,157
By Approximate Aggregate Unpaid Principal Balance (in billions)	$141.3	$182.5	$262.1	$345.2

Within this portfolio, as of September 30, 2007, are approximately 20,582 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $285 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio, as of September 30, 2007, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account pursuant to the Pooling and Servicing Agreement and the applicable co-lender agreement within the time required by the Pooling and Servicing Agreement and the applicable co-lender agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth herein regarding Wachovia has been provided by Wachovia Bank, National Association.

KeyCorp Real Estate Capital Markets, Inc., as Master Servicer with respect to the USFS Industrial Distribution Portfolio loan, the 85 Tenth Avenue loan and the Georgian Towers loan

KeyCorp Real Estate Capital Markets, Inc. (“KRECM”), will act as the master servicer under the COMM 2007-C9 Pooling and Servicing Agreement with respect to the USFS Industrial Distribution Portfolio loan, the 85 Tenth Avenue loan and the Georgian Towers loan. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

General

Each Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the applicable mortgage loans and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Master Servicers may not appoint a sub-servicer after the Closing Date if such sub-servicer is listed on a “do not hire” list to be provided by the Depositor, which “do not hire” list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the Pooling and Servicing Agreement including the requirement that the related Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

Certain of the duties of the Master Servicers and the provisions of the Pooling and Servicing Agreement are set forth herein under “The Pooling and Servicing Agreement.” The manner in which collections on the Mortgage Loans are to be maintained is described herein under “The Pooling and Servicing Agreement—Accounts.” The advance obligations of the Master Servicers are described herein under “The Pooling and Servicing Agreement—Advances” and “Description of the Offered Certificates—Appraisal Reductions.” Certain limitations on the Master Servicers’ liability under the Pooling and Servicing Agreement are described herein under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer.” Certain terms of the Pooling and Servicing Agreement regarding the Master Servicers’ removal, replacement, resignation or transfer are described herein under “The Pooling and Servicing Agreement—Events of Default,” “—Rights Upon Event of Default” and “—Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer.” For a description of the Master Servicers’ compensation see “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses.”

The Special Servicer

LNR Partners, Inc., as Special Servicer

LNR Partners, Inc. (“LNR Partners“), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (“LNR“), will initially be appointed as special servicer (the “Special Servicer“) for the mortgage pool (other than with respect to the Charles River Plaza North loan). Pursuant to the COMM 2007-9 pooling and servicing agreement, LNR Partners acts as special servicer for the USFS Industrial Distribution Portfolio loan, the 85 Tenth Avenue loan and the Georgian Towers loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities (“CMBS“).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 207 as of September 30, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 149 domestic CMBS pools as of September 30, 2007 with a then current face value in excess of $244 billion. Additionally, LNR Partners has resolved over $18.0 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of

U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.5 billion for the nine months ended September 30, 2007.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in England and Germany. As of September 30, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 28,000 assets in the 50 states, the District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value of over $320 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Wachovia/Special Servicer Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the Wachovia/Special Servicer Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Wachovia/Special Servicer Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in three commercial mortgage securitization transactions. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Wachovia/Special Servicer Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the CD 2007-CD5 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsors, the trust, the master servicers, the certificate administrator, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.
LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsors or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party - apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

CWCapital Asset Management LLC, as Special Servicer with respect to the Charles River Plaza North loan

CWCapital Asset Management LLC (“CWCAM”) will act as the special servicer under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement with respect to the Charles River Plaza North mortgage loan. CWCAM’s principal servicing offices are located at 701 Thirteenth Street N.W., Suite 1000, Washington, DC 20005.

The Trustee

Wells Fargo Bank, National Association (the “Trustee”) will act as Trustee under the Pooling and Servicing Agreement. The Trustee is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. The Trustee provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

The Depositor, the Mortgage Loan Sellers, the Certificate Administrator, the Master Servicers, the Special Servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations).

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicers or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicers or the Special Servicer, as the case may be, as described herein under “The Pooling and Servicing Agreement—Rights Upon Event of Default”) and (ii) an institution whose long-term senior unsecured debt is rated at least “A+” by S&P and “Aa3” by Moody’s and whose short-term unsecured debt is rated at least “A-1” by S&P and “P-1” by Moody’s or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2007, the Trustee was acting as trustee on more than 300 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $375 billion.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

Certain information set forth in this prospectus supplement concerning the Trustee has been provided by it. The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicers of any funds paid to the Master Servicers or any Special Servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of any Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no event of default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. After the occurrence of any event of default, the Trustee is required to promptly transmit by mail to the Depositor, each rating agency and all certificateholders notice of such occurrence, unless such default shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of voting rights is required for such action). If no event of default shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the voting rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee or agent of the Trustee, will be entitled to indemnification by the Trust, to the extent of amounts held in the Collection Account from time to time, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator and each rating agency. Upon receiving this notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicers. If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time a Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicers or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the voting rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act

(at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses and indemnities through the date of termination plus, the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

The Certificate Administrator

Deutsche Bank Trust Company Americas (“DBTCA”) will serve as Certificate Administrator (the “Certificate Administrator”). DBTCA is a New York banking corporation which has an office in Santa Ana, California. DBTCA has previously been appointed to the role of trustee or certificate administrator for over 110 mortgage-backed transactions totaling over 35 billion in initial principal amount of securities issued in which commercial mortgages comprised the asset pool and has significant experience in this area. As Certificate Administrator, DBTCA will be calculating certain items and reporting as set forth in the Pooling and Servicing Agreement. DBTCA has acted as calculation agent in numerous mortgage-backed transactions since 1991. DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Certificate Administrator on behalf of the Holders. DBTCA may perform certain of its obligations through one or more third party vendors. However, DBTCA shall remain liable for the duties and obligations required of it under the Pooling and Servicing Agreement.

There have been no material changes to the Certificate Administrator’s policies or procedures with respect to its securities administration function in mortgage-backed transactions other than changes required by applicable laws during the past three years.

DBTCA is providing the information in the foregoing paragraphs at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBTCA has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Certificate Administrator shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicers or the Special Servicer and (iii) an institution whose long-term senior unsecured debt is rated at least “A+” by S&P and “Aa3” by Moody’s and whose short-term unsecured debt is rated at least “A-1” by S&P and “P-1” by Moody’s or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the certificates, the mortgage loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicers of any funds paid to the Master Servicers or any Special Servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of any Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts. In addition, the Certificate Administrator is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of voting rights is required for such action).

The Certificate Administrator and any director, officer, employee or agent of the Certificate Administrator, will be entitled to indemnification by the Trust, to the extent of amounts held in the Collection Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

The Certificate Administrator will be the REMIC Administrator, as described in the prospectus. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” in the prospectus.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicers, the Special Servicer, the Trustee and each rating agency. Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee). If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will each be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to, in the aggregate, 0.00070% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding distribution date. In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

Paying Agent, Certificate Registrar, Custodian and Authenticating Agent

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”). In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”). The Certificate Administrator will be responsible for paying the fees of each such agent.

Using information set forth in this prospectus supplement, the Certificate Administrator will develop the cash flow model for the Trust Fund. Based on the monthly loan information provided by the Master Servicers, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicers, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicers, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicers. As paying agent, the Certificate Administrator is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the Trust Fund, the preparation and filing of certain reports on Form 8-K, the preparation and filing of monthly reports on Form 10-D and the preparation and filing of annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust Fund.

The Trustee is acting as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement (or, with respect to (i) each of the USFS Industrial Distribution Portfolio Loan, the 85 Tenth Avenue Loan and the Georgian Towers Loan, the COMM 2007-C9 Pooling and Servicing Agreement and (ii) the Charles River Plaza North Loan, the COBALT CMBS 2007-C3 Pooling and Servicing Agreement) (in such capacity, the “Custodian”). The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. In its capacity as Custodian, the Trustee will hold the Mortgage Loan files exclusively for the use and benefit of the Trust Fund. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement (or, with respect to (i) each of the USFS Industrial Distribution Portfolio Loan, the 85 Tenth Avenue Loan and the Georgian Towers Loan, the COMM 2007-C9 Pooling and Servicing Agreement and (ii) the Charles River Plaza North Loan, the COBALT CMBS 2007-C3 Pooling and Servicing Agreement). Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

Certain Relationships and Related Transactions

German American Capital Corporation, a sponsor and mortgage loan seller, is an affiliate of Deutsche Bank Securities Inc., an underwriter, Deutsche Bank Trust Company Americas, the Certificate Administrator and Deutsche Mortgage & Asset Receiving Corporation, the depositor.

Deutsche Bank Trust Company Americas, the Certificate Administrator, is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter and Deutsche Mortgage & Asset Receiving Corporation, the depositor.

Citigroup Global Markets Realty Corp., a sponsor and mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., an underwriter, and both are affiliates of an entity that owns approximately 79% of the equity interests of the borrower with respect to the mortgage loan identified as CGM RRI Hotel Portfolio on Annex A-1 to the prospectus supplement.

The Mortgage Loans that will be sold to the Depositor by Artesia Mortgage Capital Corporation, a sponsor and mortgage loan seller, were previously the subject of a custodial arrangement between Artesia and Wells Fargo Bank, N.A. in which Wells Fargo Bank, N.A. acted as a document custodian for Artesia. The terms of the custodial arrangement are customary for agreements in the commercial mortgage securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wachovia Bank, National Association is currently servicing the Mortgage Loans that will be sold to the Depositor by Citigroup Global Markets Realty Corp., a sponsor, mortgage loan seller and affiliate of Citigroup Global Markets Inc., an underwriter, pursuant to an interim servicing arrangement between CGMRC and Wachovia. The terms of the interim servicing arrangement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans. There are currently no outstanding property protection advances made by Wachovia on any underlying mortgage loans being contributed by Citigroup that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia Bank, National Association is currently servicing 46 of the Mortgage Loans that will be sold to the Depositor by Artesia Mortgage Capital Corporation, a sponsor and mortgage loan seller, pursuant to an interim servicing arrangement between Artesia and Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans. There are currently no outstanding property protection advances made by Wachovia on any underlying mortgage loans being contributed by Artesia that were serviced by Wachovia prior to their inclusion in the trust.

Citigroup Global Markets Realty Corp., a sponsor, mortgage loan seller and affiliate of Citigroup Global Markets Inc., an underwriter, and/or its affiliate provided financing to CWCapital LLC and its affiliates in order to fund a portion of the Mortgage Loans sold to the Trust under the related Mortgage Loan Purchase Agreement, which financing arrangements must be terminated on or prior to the Closing Date. All amounts owing to Citigroup Global Markets Realty Corp. and/or its affiliate in connection with such financing arrangements (solely with respect to such Mortgage Loans) must be repaid by the Closing Date from the proceeds of the offering of the certificates. This may result in a conflict of interest between the interests of Citigroup Global Markets Realty Corp. and/or its affiliate and the interests of the holders of the certificates.

SunTrust Bank, a mortgage loan seller and a primary servicer, is an affiliate of SunTrust Robinson Humphrey, Inc., one of the underwriters.

DESCRIPTION OF THE MORTGAGE POOL

General

The Trust (or the “Trust Fund”) to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 161 fixed-rate mortgage loans (each, a “Mortgage Loan,“ and collectively, the “Mortgage Loans”) secured by first liens on 258 commercial and multifamily and manufactured housing community properties (each, a “Mortgaged Property,“ and collectively, the “Mortgaged Properties”). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $2,094,183,817 (the “Initial Outstanding Pool Balance”). The principal balances of the Mortgage Loans as of the later of the related due date of such Mortgage Loan in November 2007 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $1,000,000 to $160,000,000 and the average Cut-off Date Balance will be $13,007,353 subject to a variance of plus or minus 5.0%. The pool of Mortgage Loans will be deemed to consist of two Loan Groups (“Loan Group 1” and “Loan Group 2,” and collectively, the “Loan Groups”). Loan Group 1 will consist of 135 Mortgage Loans, representing 83.17% of the Initial Outstanding Pool Balance (the “Initial Loan Group 1 Balance”). Loan Group 2 will consist of 26 Mortgage Loans (or 100.00% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 100.00% of the aggregate principal balance of the mortgage loans secured by manufactured housing community properties), representing 16.83% of the Initial Outstanding Pool Balance (the “Initial Loan Group 2 Balance”). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

Each of the Lincoln Square loan, the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan, the Georgian Towers loan, the Seattle Space Needle loan and the CGM RRI Hotel Portfolio loan has one or more companion loans. Each companion loan is referred to in this prospectus supplement as a “Companion Loan.” Each Mortgage Loan together with its related Companion Loans, is referred to in this prospectus supplement as a “Loan Combination.” None of the Companion Loans are included in the Mortgage Pool. Certain of the Companion Loans are pari passu in right of payment with the related Mortgage Loan. Each pari passu Companion Loan is referred to in this prospectus supplement as a “Pari Passu Companion Loan.” Each of the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan and the Georgian Towers loan is sometimes referred to as a “Non-Serviced Mortgage Loan.” Certain of the Companion Loans are subordinate in right of payment to the related Mortgage Loan. Each B Loan is referred to in this prospectus supplement as a “B Loan.” The Companion Loans related to the Lincoln Square loan, the Seattle Space Needle loan and the CGM RRI Hotel Portfolio loan are being serviced under the Pooling and Servicing Agreement and each such Companion Loan is sometimes referred to in this prospectus supplement as a “Serviced Companion Loan” and together with the related Mortgage Loan, as a “Serviced Loan Combination.”

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). Each of the Mortgages creates a first lien on the interests of the related borrower or mortgagor in the related Mortgaged Property, as set forth on the following table:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	250	95.56%	95.84%	94.18%
Leasehold Estate	7	3.46	4.16	0.00
Partial Fee Estate/Leasehold Estate	1	0.98	0.00	5.82

Total	258	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).
(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties. For purposes of the information contained in this prospectus supplement, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable. In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”). In many cases, this additional collateral may be returned to the borrower prior to the related loan maturity date. Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be recorded or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Custodian will review each mortgage file after the Closing Date (or after the Custodian’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

Significant Mortgage Loans and Significant Obligors

No Mortgage Loan has an outstanding principal balance as of the Cut-off Date which exceeds 7.64% of the Initial Pool Balance.

The following table sets forth information regarding the ten largest Mortgage Loans and/or cross-collateralized groups in the pool, which represent, in the aggregate, approximately 39.57% of the Initial Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan or Cross- Collateralized Group	Loan No.	Loan Group	Number of Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	Mortgage Rate(1)	Stated Remaining Term (Mos.)	DSCR(2)(3)	LTV(2)(3)	LTV at Maturity(2)(3)
Lincoln Square	1	1	1	$160,000,000	7.64%	6.015%	116	1.30x	61.6%	61.6%
USFS Industrial Distribution Portfolio	2	1	38	157,463,751	7.52	6.383%	117	1.60x	75.0%	75.0%
Charles River Plaza North	3	1	1	145,000,000	6.92	5.606%	116	1.33x	73.0%	73.0%
85 Tenth Avenue	4	1	1	76,000,000	3.63	5.616%	115	1.28x	60.7%	60.7%
130 Prince Street	5	1	1	70,000,000	3.34	6.255%	56	1.20x	62.5%	62.5%
Georgian Towers	6	2	1	58,000,000	2.77	6.140%	52	1.83x	55.1%	55.1%
1150 18th Street, NW	7	1	1	46,980,000	2.24	7.000%	118	1.03x	68.4%	64.6%
Quality King	8	1	1	40,250,000	1.92	7.410%	120	1.20x	65.9%	58.1%
2 Journal Square	9	1	1	39,894,331	1.91	6.040%	117	1.98x	49.9%	42.5%
Seattle Space Needle	10	1	1	35,000,000	1.67	5.695%	114	2.39x	43.4%	40.5%

Total/Wtd. Ave.			47	$828,588,082	39.57%			1.45x	64.9%	63.9%

(1)	Represents the Mortgage Rate rounded to 3 decimal places.
(2)	For additional information regarding the ten largest mortgage loans, including specific information regarding calculations of DSCR, LTV and LTV at Maturity, see “Annex B—Description of the Top Ten Mortgage Loans.”
(3)	For information regarding the calculations of DSCR, LTV and LTV at Maturity, see “Description of the Mortgage Pool—Additional Loan Information—Definitions” in this prospectus supplement and the Footnotes to Annex A-1 to this prospectus supplement.

The Mortgage Loan Sellers

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from GACC, CGMRC, Artesia, CWCapital LLC and SunTrust Bank, pursuant to five separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor. See “Transaction Parties—The Sponsors” in this prospectus supplement.

The Mortgage Loans were originated or acquired by the Mortgage Loan Sellers (or an affiliate of such Mortgage Loan Seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Initial Outstanding Pool Balance	% of Cut-off Date Principal Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Citigroup Global Markets Realty Corp.(1)	43	$917,835,175	43.83%	46.50%	30.64%
German American Capital Corporation(1)	34	$709,418,242	33.88%	28.63%	59.78%
Artesia Mortgage Capital Corporation	48	$267,383,705	12.77%	14.36%	4.89%
CWCapital LLC	22	$114,154,049	5.45%	6.55%	0.00%
SunTrust Bank	15	$85,392,645	4.08%	3.95%	4.69%

(1)	GACC and CGMRC are each depositing a pari passu note evidencing the USFS Industrial Distribution Portfolio Loan. The “number of mortgage loans” column in this chart includes both notes. However, in the aggregation of information throughout this prospectus supplement, the USFS Industrial Distribution Portfolio Loan is considered to be one mortgage loan, unless otherwise specified.

Subject to the information contained in the following sentence, each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it (or, in the case of the USFS Industrial Distribution Portfolio Loan the applicable portions thereof) and, with respect to a breach of a representation or warranty that materially and adversely (i) affects the value of a Mortgage Loan sold by it, (ii) affects the value of the related Mortgaged Property or (iii) affects the interests of the Trustee or any holders of the Certificates therein, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan (or, in the case of the USFS Industrial Distribution Portfolio Loan, the applicable portions thereof) or substitute another loan for that Mortgage Loan. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Each Mortgage Loan referred to in this prospectus supplement (including the annexes to this prospectus supplement) as a mortgage loan to be sold to the Trust by CWCapital LLC will be sold to the Trust by CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities VI LLC, each an affiliate of CWCapital LLC. These Mortgage Loans were originated and closed or purchased by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities VI LLC. The representations and warranties made by CWCapital Mortgage Securities I LLC and CWCapital Mortgage Securities VI LLC in connection with the sale of these Mortgage Loans to the Depositor will be separately made to the Depositor by CWCapital LLC, and the sole recourse to cure a material document defect or a material breach in respect of such Mortgage Loans or to repurchase or replace any of those Mortgage Loans, if defective, will be against CWCapital LLC.

The information set forth herein concerning the Mortgage Loan Sellers and, with respect to those Mortgage Loan Sellers which are also Sponsors, the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller which is a Sponsor is set forth above under “Transaction Parties—The Sponsors” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors or Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments. Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 18-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:

•	the circumstance or condition has been remediated in all material respects;

•	the borrower or a third party has escrowed funds to effect the remediation, although such escrows may not be held by the lender;

•	a responsible party, not related to the borrower, has been identified by the applicable governmental authority;

•	an operations and maintenance plan has been or will be implemented;

•	environmental insurance with respect to such condition has been obtained;

•	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor;

•

a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition; or

•	an environmental consultant did not recommend further investigation or remediation.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Trust Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

With respect to certain mortgage loans, an insurance policy was obtained with respect to the related Mortgaged Property, either in lieu of obtaining indemnification from the sponsor or to address environmental conditions or concerns. Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Trust against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicers, the Special Servicer, the Certificate Administrator, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that, with certain limited exceptions, inspections of most of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within the 18-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 19-month period prior to the Cut-off Date. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute (“MAI”), in order to provide an opinion as to the market value of the related Mortgaged Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance. The Mortgage Loan Documents generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of (a) the outstanding principal balance of the related Mortgage Loan (or Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of such Mortgage Loan and with respect to any Mortgage Loan related to a Loan Combination, the outstanding principal balance of the Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See “Risk Factors—Risks Related to the Mortgage Loans—Property Insurance” in this prospectus supplement.

Split Loan Structures

The Lincoln Square Loan Combination

With respect to the Mortgage Loan identified as Lincoln Square on Annex A-1 to this prospectus supplement (the “Lincoln Square Loan”) representing approximately 7.64% of the Initial Outstanding Pool Balance and 9.19% of the Initial Loan Group 1 Balance and with a Cut-Off Date Balance of $160,000,000, the related Mortgaged Property also secures one other mortgage loan that is pari passu in right of payment with the Lincoln Square Loan (the “Lincoln Square Pari Passu Companion Loan” and, together with the Lincoln Square Loan, the “Lincoln Square Senior Loans”) and one subordinate mortgage loan (the “Lincoln Square B Loan,” and together with the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, the “Lincoln Square Loan Combination”). Only the Lincoln Square Loan is included in the trust.

The Lincoln Square Pari Passu Companion Loan has a Cut-Off Balance of $60,000,000 and is currently held by Citigroup Global Markets Realty Corp. The Lincoln Square B Loan has a Cut-Off Balance of $65,000,000 and is currently held by Citigroup Global Markets Realty Corp.

For the purpose of the information presented in this prospectus supplement with respect to the Lincoln Square Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Lincoln Square Senior Loans, but exclude the Lincoln Square B Loan.

General. The Lincoln Square Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement. The applicable Master Servicer or the Trustee, as applicable, will be obligated to make Property Advances with respect to the Lincoln Square Loan Combination unless the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Lincoln Square Loan Combination.

Distributions. The holders of the Lincoln Square Senior Loans and the Lincoln Square B Loan have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the Lincoln Square Loan Combination (the “Lincoln Square Co-Lender Agreement”). Pursuant to the Lincoln Square Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Lincoln Square Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Lincoln Square Loan or the Lincoln Square Pari Passu Companion Loan for which the holder of the Lincoln Square B Loan has not exercised its cure rights as described under “—Cure Rights” below, or (b) certain non-monetary events of default with respect to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan at a time when the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan are being specially serviced, collections on the Lincoln Square Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

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first, to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

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second, to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Lincoln Square Loan Combination, all principal payments attributable to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination);

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third, to the Lincoln Square B Loan, up to the amount of any unreimbursed cure payments paid or advanced by the holder of the Lincoln Square B Loan with respect to the Lincoln Square Loan Combination pursuant to the Lincoln Square Co-Lender Agreement or the Pooling and Servicing Agreement;

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fourth, to the Lincoln Square B Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

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fifth, to the Lincoln Square B Loan in an amount equal to (i) all scheduled principal payments attributable to the Lincoln Square B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the Lincoln Square B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Lincoln Square B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Lincoln Square Loan Combination, all principal payments attributable to the Lincoln Square B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination);

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sixth, to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan in accordance with the related loan documents;

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seventh, to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan in accordance with the related loan documents (after application as provided in the Pooling and Servicing Agreement);

•	eighth, to the Lincoln Square B Loan, any prepayment consideration attributable to the Lincoln Square B Loan in accordance with the related loan documents;

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ninth, to the Lincoln Square B Loan, any late payment charges and Default Interest due in respect of the Lincoln Square B Loan in accordance with the related loan documents (after application as provided in the Pooling and Servicing Agreement); and

•	tenth, for such remaining purposes as are provided in the Lincoln Square Co-Lender Agreement.

Pursuant to the Lincoln Square Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan for which the Lincoln Square B Loan Holder has not exercised its cure rights as described under “—Cure Rights” below, or (b) certain non-monetary events of default with respect to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan at a time when the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan are being specially serviced, collections on the Lincoln Square Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

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first, to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

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second, to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

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third, to the Lincoln Square B Loan, up to the amount of any unreimbursed cure payments paid or advanced by the holder of the Lincoln Square B Loan with respect to the Lincoln Square Loan Combination pursuant to the Lincoln Square Co-Lender Agreement or the Pooling and Servicing Agreement;

•	fourth, to the Lincoln Square B Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to the Lincoln Square B Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

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sixth, to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

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seventh, to the Lincoln Square B Loan, any prepayment consideration attributable to the Lincoln Square B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

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eighth, to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the Pooling and Servicing Agreement);

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ninth, to the Lincoln Square B Loan, any late payment charges and Default Interest due in respect of the Lincoln Square B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the Pooling and Servicing Agreement);

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tenth, to the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, on a pro rata and pari passu basis, any other amounts paid by the borrower and due in respect of the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan;

•	eleventh, to the Lincoln Square B Loan, any other amounts paid by the borrower and due in respect of the Lincoln Square B Loan;

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twelfth, to the Lincoln Square B Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Lincoln Square B Loan Holder with respect to the Lincoln Square Loan Combination pursuant to the Lincoln Square Co-Lender Agreement or the Pooling and Servicing Agreement; and

•	thirteenth, for such remaining purposes as are provided in the Lincoln Square Co-Lender Agreement.

Consent Rights. Subject to the second following paragraph, the Lincoln Square Directing Holder will be entitled to advise the applicable Master Servicer and the Special Servicer with respect to the following actions thereof; and the applicable Master Servicer or the Special Servicer will not be permitted to take any of the following actions unless it has notified the respective holders of the mortgage loans constituting the Lincoln Square Loan Combination and the Lincoln Square Directing Holder has not objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the applicable Master Servicer or the Special Servicer, as the case may be, within such 10-business day period, then the Lincoln Square Directing Holder’s approval will be deemed to have been given):

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any acceleration of the Lincoln Square Loan Combination (unless such acceleration is by its terms automatic under the loan agreement) and any proposed or actual foreclosure upon or comparable conversion of the ownership of the Lincoln Square Mortgaged Property;

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any workout of the Lincoln Square Loan Combination, any modification, extension, amendment or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments or the maturity date, acceptance of discounted payoffs or the forgiveness of any interest or principal payments) of the Lincoln Square Loan Combination;

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any proposed sale of the Lincoln Square Mortgaged Property for less than the unpaid principal amount of the Lincoln Square Loan Combination, accrued and unpaid interest thereon at the interest rate thereon (other than Default Interest) and all amounts required to be paid or reimbursed to the applicable Master Servicer, the Special Servicer, the trustee and any other similar party making advances pursuant to the Pooling and Servicing Agreement for any securitization transaction relating to a Lincoln Square Senior Loan and any unreimbursed realized losses allocated to the Lincoln Square Loan Combination;

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any proposed sale of any related REO Property or any proposed sale of the Lincoln Square Loan Combination other than in connection with the exercise of a “fair value” purchase option pursuant to the Pooling and Servicing Agreement;

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any determination to bring any related REO Property into compliance with applicable environmental laws or otherwise address hazardous materials located at the Lincoln Square Mortgaged Property or any related REO Property;

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any release of collateral or any acceptance of substitute or additional collateral for any mortgage loan in the Lincoln Square Loan Combination, or any release of the borrower or any guarantor other than pursuant to the specific terms of the Lincoln Square Loan Combination;

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any waiver of, or determination to enforce or not to enforce, a “due-on-sale” or “due-on-encumbrance” clause, or consent to a transfer of the Lincoln Square Mortgaged Property or direct or indirect interests in the borrower;

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the incurrence of additional debt by the borrowers or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the mortgage loan documents with no lender discretion);

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any proposed modification or waiver of any material insurance requirements set forth in the loan agreement, and any renewal or replacement of the then-existing insurance policies (to the extent the lender has approval rights with respect to such items in the loan agreement);

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any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or material capital expenditures for the Lincoln Square Mortgaged Property, to the extent the lender has approval rights with respect to such items in the loan agreement;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the Lincoln Square Loan Combination or under applicable law;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of the Lincoln Square Loan Combination rather than toward restoration of the Lincoln Square Mortgaged Property;

•	the subordination of any lien created pursuant to the terms of the mortgage loan documents;

•	any material alteration to the Lincoln Square Mortgaged Property, to the extent the lender has approval rights with respect to such item in the loan agreement;

•	any approval of a replacement property manager for the Lincoln Square Mortgaged Property or any proposed termination or material modification of the property management agreement;

•	any proposed amendment to any single purpose entity provision of the mortgage loan documents;

•	the approval or adoption of any plan of bankruptcy, reorganization, restructuring or similar event in a bankruptcy or similar proceeding with respect to the borrower;

•	any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan documents;

•	the waiver of any notice provisions relating to prepayment;

•	the waiver of any material event of default or any event that, with notice or the passage of time, would constitute a material event of default; and

•	any determination by the applicable Master Servicer that a servicing transfer event which is based on an imminent default has occurred with respect to the Lincoln Square Loan Combination.

provided that, in the event that the applicable Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the mortgage loans constituting the Lincoln Square Loan Combination (as a collective whole), the applicable Master Servicer or the Special Servicer, as the case may be, may take (or, in the case of the Special Servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the applicable Master Servicer’s taking) any such action without waiting for the Lincoln Square Directing Holder’s response.

Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Lincoln Square Directing Holder may (and the applicable Master Servicer or the Special Servicer, as the case may be, will be required to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit such servicer to violate any provision of the Lincoln Square Co-Lender Agreement or the Lincoln Square Pooling and Servicing Agreement, the mortgage loan documents or applicable law or result in certain adverse tax consequences specified in the Lincoln Square Co-Lender Agreement. Furthermore, the applicable Master Servicer or the Special Servicer, as the case may be, will not be obligated to seek approval from the Lincoln Square Directing Holder for any actions to be taken by such servicer with respect to the workout or liquidation of the Lincoln Square Loan Combination if: (i) such servicer has notified the Lincoln Square Directing Holder in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Lincoln Square Loan Combination; and (ii) for 60 days following the first such notice, the Lincoln Square Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the applicable servicing standard.

Under the Lincoln Square Co-Lender Agreement, following the preparation of any required appraisal following an appraisal trigger event under the Pooling and Servicing Agreement and the Lincoln Square Co-Lender Agreement, the Lincoln Square Directing Holder will have the right to direct the Special Servicer to hire an appraiser reasonably satisfactory to the Lincoln Square Directing Holder to prepare a second appraisal of the Lincoln Square Mortgaged Property at the expense of the Lincoln Square Directing Holder. If the appraised value of the Lincoln Square Mortgaged Property determined by the second appraisal does not differ from that used in determining the Appraisal Reduction Amount by more than 10%, the first appraisal shall be utilized to determine the allocation of the Appraisal Reduction Amount to the principal balances of the Lincoln Square B Loan. If the appraised value of the Lincoln Square Mortgaged Property determined by the second appraisal differs from that used in determining the Appraisal Reduction Amount by more than 10%, the Special Servicer will be required to direct the appraisers to jointly appoint a third appraiser, at the expense of the holder of the Lincoln Square B Loan, to reconcile the differences between the appraised values determined under each appraisal; provided that the appraised value of the Lincoln Square Mortgaged Property set forth in the first appraisal will be used to calculate any Appraisal Reduction Amount until the determination of the third appraiser is rendered. The determination of the third appraiser will be the final and binding determination of the appraised value of the Lincoln Square Mortgaged Property for purposes of the Lincoln Square Co-Lender Agreement until the preparation of a new appraisal, if any, is required in accordance with the terms of the Pooling and Servicing Agreement.

In addition, subject to the satisfaction of certain conditions specified in the Lincoln Square Co-Lender Agreement, within ten business days after receipt by the Lincoln Square B Loan Holder of notice indicating that it is no longer the Lincoln Square Directing Holder, the holder of the Lincoln Square B Loan may elect to post with the holders of the Lincoln Square Senior Loans cash, letters of credit in form and substance satisfactory to such holder and the rating agencies, or U.S. government securities that have maturities of not more than 30 days meeting rating agency criteria as “eligible investments” or “permitted investments” in an amount which, when added to and for this purpose considered a part of the appraised value of the Lincoln Square Mortgaged Property, will cause the holder of the Lincoln Square B Loan to remain the Lincoln Square Directing Holder. Upon providing written notice of its intent to exercise that option, the holder of the Lincoln Square B Loan will be required to post any such reserve collateral as quickly as practicable (but in no event more than three business days following the receipt of the above notice). Upon the posting of such reserve collateral, the holder of the Lincoln Square B Loan will be entitled to exercise all of the rights of the Lincoln Square Directing Holder under the Lincoln Square Co-Lender Agreement; provided, however, that such posting of such reserve collateral will not prevent the holder of the Lincoln Square B Loan from losing its status as the Lincoln Square Directing Holder again (provided that the reserve collateral will be taken into account in determining the Lincoln Square Mortgaged Property’s value when calculating whether the holder of the Lincoln Square B Loan is no longer the Lincoln Square Directing Holder), in which event the foregoing provisions described in this paragraph will again apply and the holder of the Lincoln Square B Loan will again be entitled to post reserve collateral.

Notwithstanding the foregoing, if the appraised value of the Lincoln Square Mortgaged Property has increased such that the holder of the Lincoln Square B Loan is the Lincoln Square Directing Holder without regard to any such reserve collateral, then the holder of the Lincoln Square Senior Loans will release the then remaining reserve collateral upon the written request of the holder of the Lincoln Square B Loan and such holder’s payment of any costs and expenses in connection with the release.

Termination of Special Servicer. The Controlling Class Representative will be entitled to appoint and replace the special servicer with respect to the Lincoln Square Loan Combination, subject to receipt of a “no downgrade” letter from the applicable rating agencies. In addition, the holder of the Lincoln Square B Loan, so long as it is the Directing Holder with respect to the Lincoln Square Loan Combination, will have the right to terminate the existing special servicer with respect to the Lincoln Square Loan Combination, with or without cause, and appoint a successor to any special servicer, with respect to the Lincoln Square Loan Combination, that has resigned or been terminated, and the Controlling Class Representative cannot terminate a special servicer appointed by the holder of the Lincoln Square B Loan (so long as it is the Directing Lender with respect to the Lincoln Square Loan Combination), without cause; provided that any such replacement of the special servicer by such Directing Lender or its designee shall be subject to the terms and conditions of the Pooling and Servicing Agreement, including, without limitation, the requirement that such Directing Lender or its designee desiring to effect such replacement deliver to the Trustee “no downgrade” letters from the applicable rating agencies.

Cure Rights. The holder of the Lincoln Square B Loan (or its designee) has a right to cure an event of default on the Lincoln Square Loan Combination (i) within 10 days of receipt of notice of the subject event of default, if such default is a monetary default or (ii) within the later of (A) 10 days after the expiration of the applicable grace period for the subject event of default and (B) 30 days of receipt of notice of the subject event of default, if such default is a non-monetary default; provided that (1) a cure event may not exceed three consecutive months and (2) no more than six cure events are permitted during the term of the Lincoln Square Loan Combination. Under certain circumstances specified in the Lincoln Square Co-Lender Agreement, the 30-day cure period may be extended for an additional 45 days for a total of up to 75 days.

Purchase Option. If and for so long as the Lincoln Square Loan Combination is specially serviced and a scheduled payment on the Lincoln Square Loan Combination is at least 60 days delinquent, the holder of the Lincoln Square B Loan has the option to purchase the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan (together only) at a price generally equal to the aggregate unpaid principal balance of the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

The USFS Industrial Distribution Portfolio Loan Combination

With respect to the Mortgage Loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement (the “USFS Industrial Distribution Portfolio Loan”), representing approximately 7.52% of the Initial Outstanding Pool Balance and 9.04% of the Initial Loan Group 1 Balance and with a Cut-Off Date Balance of $157,463,751, the related Mortgaged Property also secures four other mortgage loans that are pari passu in right of payment with the USFS Industrial Distribution Portfolio Loan (the “USFS Industrial Distribution Portfolio Pari Passu Loan A-1,”- the “USFS Industrial Distribution Portfolio Pari Passu Loan A-3,”- the “USFS Industrial Distribution Portfolio Pari Passu Loan A-4”- and the “USFS Industrial Distribution Portfolio Pari Passu Loan A-5,”- collectively, the “USFS Industrial Distribution Portfolio Pari Passu Loans” and together with the USFS Industrial Distribution Portfolio Loan, the “USFS Industrial Distribution Portfolio Loan Combination”). The USFS Industrial Distribution Portfolio Pari Passu Loan A-1 has a Cut-Off Date Balance of $89,754,335 and is an asset in the COMM 2007-C9 Mortgage Trust, Commercial Mortgage Pass-Through Certificates securitization (“COMM 2007-C9”). The USFS Industrial Distribution Portfolio Pari Passu Loan A-3 has a Cut-Off Date Balance of $67,709,413 and is currently an asset in the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-GG11 securitization. The USFS Industrial Distribution Portfolio Pari Passu Loan A-4 has a Cut-Off Date Balance of $67,709,413 and is currently an asset in the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20 securitization. The USFS Industrial Distribution Portfolio Pari Passu Loan A-5 has a Cut-Off Date Balance of $89,754,338, is currently held by Morgan Stanley Mortgage Capital Holdings LLC and is expected to be deposited into the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ16 securitization. Only the USFS Industrial Distribution Portfolio Loan is included in the trust. The USFS Industrial Distribution Portfolio Pari Passu Loans are not assets of the trust.

For the purpose of the information presented in this prospectus supplement with respect to the USFS Industrial Distribution Portfolio Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the USFS Industrial Distribution Portfolio Loan Combination.

General. The USFS Industrial Distribution Portfolio Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement that governs the COMM 2007-C9 transaction (the “COMM 2007-C9 Pooling and Servicing Agreement”), which contains provisions substantially similar to, but not necessarily identical with the provisions of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the USFS Industrial Distribution Portfolio Loan Combination will be effected in accordance with the COMM 2007-C9 Pooling and Servicing Agreement). The master servicer under the COMM 2007-C9 Pooling and Servicing Agreement (the “COMM 2007-C9 Master Servicer”), or the trustee under the COMM 2007-C9 Pooling and Servicing Agreement (the “COMM 2007-C9 Trustee”), as applicable, is obligated to make any required P&I advances on the USFS Industrial Distribution Portfolio Loan unless the COMM 2007-C9 Master Servicer, the COMM 2007-C9 Special Servicer or the COMM 2007-C9 Trustee, as applicable, determines that such an advance would not be recoverable from collections on the USFS Industrial Distribution Portfolio Loan Combination.

Distributions. The holders of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the USFS Industrial Distribution Portfolio Loan Combination and provides, in general, that:

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the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

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all payments, proceeds and other recoveries on or in respect of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans will be applied to the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2007-C9 Master Servicer, the COMM 2007-C9 Special Servicer, the COMM 2007-C9 Certificate Administrator and the COMM 2007-C9 Trustee in accordance with the terms of the COMM 2007-C9 Pooling and Servicing Agreement).

Consultation and Consent. Any decision to be made with respect to the USFS Industrial Distribution Portfolio Loan Combination that requires the approval of the controlling class representative under the COMM 2007-C9 Pooling and Servicing Agreement (the “COMM 2007-C9 Directing Holder”) or otherwise requires approval under the related co-lender agreement (including the termination of the COMM 2007-C9 Special Servicer and the appointment of a successor special servicer) will require the approval of the COMM 2007-C9 Directing Holder. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the COMM 2007-C9 Directing Holder under the COMM 2007-C9 Pooling and Servicing Agreement or under the related co-lender agreement, the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer, as applicable, is required to provide the holders of the USFS Industrial Distribution Portfolio Pari Passu Loans prompt notice that such a determination is to be made. The holders of the USFS Industrial Distribution Portfolio Pari Passu Loans or their representatives have the non-binding right to consult with the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer, as applicable, with respect to any such action. Pursuant to the related co-lender agreement, each holder of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans may consult separately with the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer, as applicable, about a particular course of action. Approval from the COMM 2007-C9 Directing Holder is required with respect to the following actions; provided that if the COMM 2007-C9 Directing Holder does not approve or disapprove any of the following actions within ten business days, consent shall be deemed to have been approved by the COMM 2007-C9 Directing Holder:

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any modification or amendment of, or waiver with respect to, the USFS Industrial Distribution Portfolio Loan Combination or the Mortgage Loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the USFS Industrial Distribution Portfolio Loan Combination, modification or waiver of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the USFS Industrial Distribution Portfolio Loan Combination which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

•	any modification or amendment of, or waiver with respect to the related Mortgage Loan documents that would result in a discounted payoff;

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any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

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any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

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any release of the related borrower, any guarantor or other obligor from liability, including, without limitation, by acceptance of an assumption of the Mortgage Loan by a successor borrower or replacement guarantor;

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any determination not to enforce a “due on sale” or “due on encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful action by the related borrower);

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any action to bring the related Mortgage Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

•	any substitution or release of collateral;

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any transfer of all or any portion of the Mortgaged Property or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except as permitted by the Mortgage Loan documents;

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any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement or the incurring of mezzanine financing by any beneficial owner of the related borrower including the terms of any document evidencing or securing such mezzanine debt and any intercreditor or subordination agreement;

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any approval of a replacement Special Servicer for the Mortgage Loan (other than in connection with the Trustee’s becoming the successor special servicer upon the occurrence of an event of default under the Pooling and Servicing Agreement with respect to the Special Servicer);

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any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the related Mortgage Loan documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan documents;

•	any execution, renewal or material modification of any Master Lease (as defined under the Mortgage Loan documents) to the extent lender approval is required under the Mortgage Loan documents;

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any approval of the termination or replacement of the property manager of an Individual Property (as defined under the Mortgage Loan documents) or the execution, termination, renewal or material modification of any management agreement, to the extent lender approval is required under the Mortgage Loan documents;

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any waiver of amounts required to be deposited in to escrow reserve accounts, or any amendment to any of the Mortgage Loan documents that would modify the amount required to be deposited into reserve accounts (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

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any settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the Mortgage Loan if such settlement would result in a shortfall of amounts due and payable;

•	any approval or adoption of any annual budget for, or material alteration at, the Mortgaged Property (if lender approval is required by the Mortgage Loan documents);

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any release to the related borrower of any escrow to which the related borrower is not entitled under the Mortgage Loan documents or under applicable law or any approval of significant repair or renovation projects that are intended to be funded through the disbursement of any funds from any reserve accounts; and

•	any waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the COMM 2007-C9 Special Servicer or the COMM 2007-C9 Master Servicer by the COMM 2007-C9 Directing Holder or its designee, in no event will the COMM 2007-C9 Special Servicer or the COMM 2007-C9 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the COMM 2007-C9 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2007-C9 Pooling and Servicing Agreement or the related Mortgage Loan documents.

Sale of Defaulted Mortgage Loan. Under the COMM 2007-C9 Pooling and Servicing Agreement, if the USFS Industrial Distribution Portfolio Loan is subject to a fair value purchase option, the COMM 2007-C9 Special Servicer will be required to determine the purchase price for the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans. Each option holder specified in “—Sale of Defaulted Mortgage Loans” of this prospectus supplement will have an option to purchase the USFS Industrial Distribution Portfolio Loan and the holders of the USFS Industrial Distribution Portfolio Pari Passu Loans (or their designees) will have an option to purchase the USFS Industrial Distribution Portfolio Pari Passu Loans, at the purchase price determined by the COMM 2007-C9 Special Servicer under the Pooling and Servicing Agreement.

Termination of Special Servicer. The COMM 2007-C9 Directing Holder (or its designee) will be entitled to terminate the COMM 2007-C9 Special Servicer with respect to the special servicing of the USFS Industrial Distribution Portfolio Loan Combination at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of conditions contained in the COMM 2007-C9 Pooling and Servicing Agreement, and will provide prompt notice to the holders of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans that it intends to remove the COMM 2007-C9 Special Servicer for the Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related co-lender agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

The Charles River Plaza North Loan Combination

With respect to the Mortgage Loan identified as Charles River Plaza North on Annex A-1 to this prospectus supplement (the “Charles River Plaza North Loan”) representing approximately 6.92% of the Initial Outstanding Pool Balance and 8.33% of the Initial Loan Group 1 Balance and with a Cut-Off Date Balance of $145,000,000, the related Mortgaged Property also secures one other mortgage loan that is pari passu in right of payment with the Charles River Plaza North Loan (the “Charles River Plaza North Pari Passu Companion Loan” and, together with the Charles River Plaza North Loan, the “Charles River Plaza North Senior Loans”) and one subordinate mortgage loan (the “Charles River Plaza North B Loan,” and together with the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, the “Charles River Plaza North Loan Combination”). Only the Charles River Plaza North Loan is included in the trust.

The Charles River Plaza North Pari Passu Companion Loan has a Cut-Off Balance of $145,000,000 and is an asset of the COBALT CMBS Commercial Mortgage Trust 2007-C3 (“COBALT 2007-C3”) securitization. The Charles River Plaza North B Loan has a Cut-Off Balance of $20,000,000 and is currently held by Citigroup Global Markets Realty Corp.

For the purpose of the information presented in this prospectus supplement with respect to the Charles River Plaza North Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Charles River Plaza North Senior Loans, but exclude the Charles River Plaza North B Loan.

General. The Charles River Plaza North Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement that governs the COBALT 2007-C3 transaction (the “COBALT 2007-C3 Pooling and Servicing Agreement”), which contains provisions substantially similar to, but not necessarily identical with the provisions of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Charles River Plaza North Loan Combination will be effected in accordance with the COBALT 2007-C3 Pooling and Servicing Agreement). The COBALT 2007-C3 Servicer or the COBALT 2007-C3 Trustee, as applicable, will be obligated to make Property Advances with respect to the Charles River Plaza North Loan Combination unless the COBALT 2007-C3 Servicer, the COBALT 2007-C3 Special Servicer or the COBALT 2007-C3 Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Charles River Plaza North Loan Combination.

Distributions. The holders of the Charles River Plaza North Senior Loans and the Charles River Plaza North B Loan have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the Charles River Plaza North Loan Combination (the “Charles River Plaza North Co-Lender Agreement”). Pursuant to the Charles River Plaza North Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Charles River Plaza North Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Charles River Plaza North Loan or the Charles River Plaza North Pari Passu Companion Loan for which the holder of the Charles River Plaza North B Loan has not exercised its cure rights as described under “—Cure Rights” below, or (b) certain non-monetary events of default with respect to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan at a time when the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan are being specially serviced, collections on the Charles River Plaza North Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•

first, to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•

second, to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Charles River Plaza North Loan Combination, all principal payments attributable to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination);

•

third, to the Charles River Plaza North B Loan, up to the amount of any unreimbursed cure payments paid or advanced by the holder of the Charles River Plaza North B Loan with respect to the Charles River Plaza North Loan Combination pursuant to the Charles River Plaza North Co-Lender Agreement or the COBALT 2007-C3 Pooling and Servicing Agreement;

•

fourth, to the Charles River Plaza North B Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•

fifth, to the Charles River Plaza North B Loan in an amount equal to (i) all scheduled principal payments attributable to the Charles River Plaza North B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the Charles River Plaza North B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Charles River Plaza North B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Charles River Plaza North Loan Combination, all principal payments attributable to the Charles River Plaza North B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination);

•

sixth, to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan in accordance with the related loan documents;

•

seventh, to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan in accordance with the related loan documents (after application as provided in the COBALT 2007-C3 Pooling and Servicing Agreement);

•	eighth, to the Charles River Plaza North B Loan, any prepayment consideration attributable to the Charles River Plaza North B Loan in accordance with the related loan documents;

•

ninth, to the Charles River Plaza North B Loan, any late payment charges and Default Interest due in respect of the Charles River Plaza North B Loan in accordance with the related loan documents (after application as provided in the COBALT 2007-C3 Pooling and Servicing Agreement); and

•	tenth, for such remaining purposes as are provided in the Charles River Plaza North Co-Lender Agreement.

Pursuant to the Charles River Plaza North Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan for which the Charles River Plaza North B Loan Holder has not exercised its cure rights as described under “—Cure Rights” below, or (b) certain non-monetary events of default with respect to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan at a time when the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan are being specially serviced, collections on the Charles River Plaza North Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•

first, to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•

second, to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•

third, to the Charles River Plaza North B Loan, up to the amount of any unreimbursed cure payments paid or advanced by the holder of the Charles River Plaza North B Loan with respect to the Charles River Plaza North Loan Combination pursuant to the Charles River Plaza North Co-Lender Agreement or the COBALT 2007-C3 Pooling and Servicing Agreement;

•	fourth, to the Charles River Plaza North B Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to the Charles River Plaza North B Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•

sixth, to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•

seventh, to the Charles River Plaza North B Loan, any prepayment consideration attributable to the Charles River Plaza North B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•

eighth, to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the COBALT 2007-C3 Pooling and Servicing Agreement);

•

ninth, to the Charles River Plaza North B Loan, any late payment charges and Default Interest due in respect of the Charles River Plaza North B Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the COBALT 2007-C3 Pooling and Servicing Agreement);

•

tenth, to the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, on a pro rata and pari passu basis, any other amounts paid by the borrower and due in respect of the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan;

•	eleventh, to the Charles River Plaza North B Loan, any other amounts paid by the borrower and due in respect of the Charles River Plaza North B Loan;

•

twelfth, to the Charles River Plaza North B Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Charles River Plaza North B Loan Holder with respect to the Charles River Plaza North Loan Combination pursuant to the Charles River Plaza North Co-Lender Agreement or the COBALT 2007-C3 Pooling and Servicing Agreement; and

•	thirteenth, for such remaining purposes as are provided in the Charles River Plaza North Co-Lender Agreement.

Consent Rights. Subject to the second following paragraph, the Charles River Plaza North Directing Holder will be entitled to advise the COBALT 2007-C3 Servicer and the COBALT 2007-C3 Special Servicer with respect to the following actions thereof; and the COBALT 2007-C3 Servicer or the COBALT 2007-C3 Special Servicer will not be permitted to take any of the following actions unless it has notified the respective holders of the mortgage loans constituting the Charles River Plaza North Loan Combination and the Charles River Plaza North Directing Holder has not objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the COBALT 2007-C3 Servicer or the COBALT 2007-C3 Special Servicer, as the case may be, within such 10-business day period, then the Charles River Plaza North Directing Holder’s approval will be deemed to have been given):

•

any acceleration of the Charles River Plaza North Loan Combination (unless such acceleration is by its terms automatic under the loan agreement) and any proposed or actual foreclosure upon or comparable conversion of the ownership of the Charles River Plaza North Mortgaged Property;

•

any workout of the Charles River Plaza North Loan Combination, any modification, extension, amendment or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments or the maturity date, acceptance of discounted payoffs or the forgiveness of any interest or principal payments) of the Charles River Plaza North Loan Combination;

•

any proposed sale of the Charles River Plaza North Mortgaged Property for less than the unpaid principal amount of the Charles River Plaza North Loan Combination, accrued and unpaid interest thereon at the interest rate thereon (other than Default Interest) and all amounts required to be paid or reimbursed to the COBALT 2007-C3 Servicer, the COBALT 2007-C3 Special Servicer, the trustee and any other similar party making advances pursuant to the COBALT 2007-C3 Pooling and Servicing Agreement for any securitization transaction relating to a Charles River Plaza North Senior Loan and any unreimbursed realized losses allocated to the Charles River Plaza North Loan Combination;

•

any proposed sale of any related REO Property or any proposed sale of the Charles River Plaza North Loan Combination other than in connection with the exercise of a “fair value” purchase option pursuant to the COBALT 2007-C3 Pooling and Servicing Agreement;

•

any determination to bring any related REO Property into compliance with applicable environmental laws or otherwise address hazardous materials located at the Charles River Plaza North Mortgaged Property or any related REO Property;

•

any release of collateral or any acceptance of substitute or additional collateral for any mortgage loan in the Charles River Plaza North Loan Combination, or any release of the borrower or any guarantor other than pursuant to the specific terms of the Charles River Plaza North Loan Combination;

•

any waiver of, or determination to enforce or not to enforce, a “due-on-sale” or “due-on-encumbrance” clause, or consent to a transfer of the Charles River Plaza North Mortgaged Property or direct or indirect interests in the borrower;

•

the incurrence of additional debt by the borrowers or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the mortgage loan documents with no lender discretion);

•

any proposed modification or waiver of any material insurance requirements set forth in the loan agreement, and any renewal or replacement of the then-existing insurance policies (to the extent the lender has approval rights with respect to such items in the loan agreement);

•

any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or material capital expenditures for the Charles River Plaza North Mortgaged Property, to the extent the lender has approval rights with respect to such items in the loan agreement;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the Charles River Plaza North Loan Combination or under applicable law;

•

any determination to apply casualty proceeds or condemnation awards toward repayment of the Charles River Plaza North Loan Combination rather than toward restoration of the Charles River Plaza North Mortgaged Property;

•	the subordination of any lien created pursuant to the terms of the mortgage loan documents;

•	any material alteration to the Charles River Plaza North Mortgaged Property, to the extent the lender has approval rights with respect to such item in the loan agreement;

•	any approval of a replacement property manager for the Charles River Plaza North Mortgaged Property or any proposed termination or material modification of the property management agreement;

•	any proposed amendment to any single purpose entity provision of the mortgage loan documents;

•	the approval or adoption of any plan of bankruptcy, reorganization, restructuring or similar event in a bankruptcy or similar proceeding with respect to the borrower;

•	any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan documents;

•

the exercise of the option of the lender with respect to the Charles River Plaza North Loan Combination to elect that the Charles River Plaza North Loan Combination will mature on its Anticipated Repayment Date, as described on “Annex B—Description of Top Ten Mortgage Loans—Charles River Plaza North—Hyper-Amortization”;

•	the waiver of any notice provisions relating to prepayment;

•	the waiver of any material event of default or any event that, with notice or the passage of time, would constitute a material event of default; and

•	any determination by the COBALT 2007-C3 Servicer that a servicing transfer event which is based on an imminent default has occurred with respect to the Charles River Plaza North Loan Combination.

provided that, in the event that the COBALT 2007-C3 Servicer or the COBALT 2007-C3 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the mortgage loans constituting the Charles River Plaza North Loan Combination (as a collective whole), the COBALT 2007-C3 Servicer or the COBALT 2007-C3 Special Servicer, as the case may be, may take (or, in the case of the COBALT 2007-C3 Special Servicer, if and when appropriate under the COBALT 2007-C3 Pooling and Servicing Agreement, may consent to the COBALT 2007-C3 Servicer’s taking) any such action without waiting for the Charles River Plaza North Directing Holder’s response.

In the event that the holders of the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan are the Charles River Plaza North Directing Holder, each such holder will be permitted to consult separately with the COBALT 2007-C3 Servicer or the COBALT 2007-C3 Special Servicer, as applicable, with regard to any of the foregoing servicing actions.

Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Charles River Plaza North Directing Holder may (and the COBALT 2007-C3 Servicer or the COBALT 2007-C3 Special Servicer, as the case may be, will be required to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit such servicer to violate any provision of the Charles River Plaza North Co-Lender Agreement or the Charles River Plaza North Pooling and Servicing Agreement, the mortgage loan documents or applicable law or result in certain adverse tax consequences specified in the Charles River Plaza North Co-Lender Agreement. Furthermore, the COBALT 2007-C3 Servicer or the COBALT 2007-C3 Special Servicer, as the case may be, will not be obligated to seek approval from the Charles River Plaza North Directing Holder for any actions to be taken by such servicer with respect to the workout or liquidation of the Charles River Plaza North Loan Combination if: (i) such servicer has notified the Charles River Plaza North Directing Holder in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Charles River Plaza North Loan Combination; and (ii) for 60 days following the first such notice, the Charles River Plaza North Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the applicable servicing standard.

Under the Charles River Plaza North Co-Lender Agreement, following the preparation of any required appraisal following an appraisal trigger event under the COBALT 2007-C3 Pooling and Servicing Agreement and the Charles River Plaza North Co-Lender Agreement, the Charles River Plaza North Directing Holder will have the right to direct the COBALT 2007-C3 Special Servicer to hire an appraiser reasonably satisfactory to the Charles River Plaza North Directing Holder to prepare a second appraisal of the Charles River Plaza North Mortgaged Property at the expense of the Charles River Plaza North Directing Holder. If the appraised value of the Charles River Plaza North Mortgaged Property determined by the second appraisal does not differ from that used in determining the Appraisal Reduction Amount by more than 10%, the first appraisal shall be utilized to determine the allocation of the Appraisal Reduction Amount to the principal balances of the Charles River Plaza North B Loan. If the appraised value of the Charles River Plaza North Mortgaged Property determined by the second appraisal differs from that used in determining the Appraisal Reduction Amount by more than 10%, the COBALT 2007-C3 Special Servicer will be required to direct the appraisers to jointly appoint a third appraiser, at the expense of the holder of the Charles River Plaza North B Loan, to reconcile the differences between the appraised values determined under each appraisal; provided that the appraised value of the Charles River Plaza North Mortgaged Property set forth in the first appraisal will be used to calculate any Appraisal Reduction Amount until the determination of the third appraiser is rendered. The determination of the third appraiser will be the final and binding determination of the appraised value of the Charles River Plaza North Mortgaged Property for purposes of the Charles River Plaza North Co-Lender Agreement until the preparation of a new appraisal, if any, is required in accordance with the terms of the COBALT 2007-C3 Pooling and Servicing Agreement.

In addition, subject to the satisfaction of certain conditions specified in the Charles River Plaza North Co-Lender Agreement, within ten business days after receipt by the Charles River Plaza North B Loan Holder of notice indicating that it is no longer the Charles River Plaza North Directing Holder, the holder of the Charles River Plaza North B Loan may elect to post with the holders of the Charles River Plaza North Senior Loans cash, letters of credit in form and substance satisfactory to such holder and the rating agencies, or U.S. government securities that have maturities of not more than 30 days meeting rating agency criteria as “eligible investments” or “permitted investments” in an amount which, when added to and for this purpose considered a part of the appraised value of the Charles River Plaza North Mortgaged Property, will cause the holder of the Charles River Plaza North B Loan to remain the Charles River Plaza North Directing Holder. Upon providing written notice of its intent to exercise that option, the holder of the Charles River Plaza North B Loan will be required to post any such reserve collateral as quickly as practicable (but in no event more than three business days following the receipt of the above notice). Upon the posting of such reserve collateral, the holder of the Charles River Plaza North B Loan will be entitled to exercise all of the rights of the Charles River Plaza North Directing Holder under the Charles River Plaza North Co-Lender Agreement; provided, however, that such posting of such reserve collateral will not prevent the holder of the Charles River Plaza North B Loan from losing its status as the Charles River Plaza North Directing Holder again (provided that the reserve collateral will be taken into account in determining the Charles River Plaza North Mortgaged

Property’s value when calculating whether the holder of the Charles River Plaza North B Loan is no longer the Charles River Plaza North Directing Holder), in which event the foregoing provisions described in this paragraph will again apply and the holder of the Charles River Plaza North B Loan will again be entitled to post reserve collateral.

Notwithstanding the foregoing, if the appraised value of the Charles River Plaza North Mortgaged Property has increased such that the holder of the Charles River Plaza North B Loan is the Charles River Plaza North Directing Holder without regard to any such reserve collateral, then the holder of the Charles River Plaza North Senior Loans will release the then remaining reserve collateral upon the written request of the holder of the Charles River Plaza North B Loan and such holder’s payment of any costs and expenses in connection with the release.

Termination of COBALT 2007-C3 Special Servicer. The controlling class representative under the COBALT 2007-C3 Pooling and Servicing Agreement will be entitled to appoint and replace the special servicer with respect to the Charles River Plaza North Loan Combination, subject to receipt of a “no downgrade” letter from the applicable rating agencies. In addition, the holder of the Charles River Plaza North B Loan, so long as it is the Directing Holder with respect to the Charles River Plaza North Loan Combination, will have the right to terminate the existing special servicer with respect to the Charles River Plaza North Loan Combination, with or without cause, and appoint a successor to any special servicer, with respect to the Charles River Plaza North Loan Combination, that has resigned or been terminated, and the controlling class representative under the COBALT 2007-C3 Pooling and Servicing Agreement cannot terminate a special servicer appointed by the holder of the Charles River Plaza North B Loan (so long as it is the Directing Lender with respect to the Charles River Plaza North Loan Combination), without cause; provided that any such replacement of the special servicer by such Directing Lender or its designee shall be subject to the terms and conditions of the COBALT 2007-C3 Pooling and Servicing Agreement, including, without limitation, the requirement that such Directing Lender or its designee desiring to effect such replacement deliver to the COBALT 2007-C3 Trustee “no downgrade” letters from the applicable rating agencies.

Cure Rights. The holder of the Charles River Plaza North B Loan (or its designee) has a right to cure an event of default on the Charles River Plaza North Loan Combination (i) within 10 days of receipt of notice of the subject event of default, if such default is a monetary default or (ii) within the later of (A) 10 days after the expiration of the applicable grace period for the subject event of default and (B) 30 days of receipt of notice of the subject event of default, if such default is a non-monetary default; provided that (1) a cure event may not exceed three consecutive months and (2) no more than six cure events are permitted during the term of the Charles River Plaza North Loan Combination. Under certain circumstances specified in the Charles River Plaza North Co-Lender Agreement, the 30-day cure period may be extended for an additional 45 days for a total of up to 75 days.

Purchase Option. If and for so long as the Charles River Plaza North Loan Combination is specially serviced and a scheduled payment on the Charles River Plaza North Loan Combination is at least 60 days delinquent, the holder of the Charles River Plaza North B Loan has the option to purchase the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan (together only) at a price generally equal to the aggregate unpaid principal balance of the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

The 85 Tenth Avenue Loan Combination

With respect to the Mortgage Loan identified as 85 Tenth Avenue on Annex A-1 to this prospectus supplement (the “85 Tenth Avenue Loan”), representing approximately 3.63% of the Initial Outstanding Pool Balance and 4.36% of the Initial Loan Group 1 Balance and with a Cut-Off Date Balance of $76,000,000, the related Mortgaged Property also secures two mortgage loans that are pari passu in right of payment with the 85 Tenth Avenue Loan. The 85 Tenth Avenue Pari Passu Loan A-1 has a Cut-Off Date

Balance of $150,000,000 (the “85 Tenth Avenue Pari Passu Loan A-1”) and the 85 Tenth Avenue Pari Passu Loan A-2A2 has a Cut-Off Date Balance of $44,000,000 (the “85 Tenth Avenue Pari Passu Loan A-2A2,” and together with the 85 Tenth Avenue Pari Passu Loan A-1 and the 85 Tenth Avenue Loan, the “85 Tenth Avenue Loan Combination”). Only the 85 Tenth Avenue Loan is included in the trust. The 85 Tenth Avenue Pari Passu Loan A-1 and the 85 Tenth Avenue Pari Passu Loan A-2A2 are not assets of the trust.

The 85 Tenth Avenue Pari Passu Loan A-1 is an asset in the COMM 2007-C9 securitization. The 85 Tenth Avenue Pari Passu Loan A-2A2 is currently held by GACC.

For the purpose of the information presented in this prospectus supplement with respect to the 85 Tenth Avenue Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the 85 Tenth Avenue Loan Combination.

General. The 85 Tenth Avenue Loan Combination will be serviced pursuant to the terms of the COMM 2007-C9 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 85 Tenth Avenue Loan Combination will be effected in accordance with the COMM 2007-C9 Pooling and Servicing Agreement). The COMM 2007-C9 Master Servicer or the COMM 2007-C9 Trustee, as applicable, will be obligated to make any required P&I advances on the 85 Tenth Avenue Loan Combination unless the COMM 2007-C9 Master Servicer, COMM 2007-C9 the Special Servicer or the COMM 2007-C9 Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 85 Tenth Avenue Loan Combination.

Distributions. The holders of the 85 Tenth Avenue Loan and the 85 Tenth Avenue Pari Passu Loan A-1 have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the 85 Tenth Avenue Loan Combination and provides, in general, that:

•

the 85 Tenth Avenue Loan, the 85 Tenth Avenue Pari Passu Loan A-1 and the 85 Tenth Avenue Pari Passu Loan A-2A2 are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the 85 Tenth Avenue Loan, the 85 Tenth Avenue Pari Passu Loan A-1 and the 85 Tenth Avenue Pari Passu Loan A-2A2 will be applied to the 85 Tenth Avenue Loan, the 85 Tenth Avenue Pari Passu Loan A-1 and the 85 Tenth Avenue Pari Passu Loan A-2A2 on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2007-C9 Master Servicer, the COMM 2007-C9 Special Servicer, the COMM 2007-C9 Certificate Administrator and the COMM 2007-C9 Trustee) in accordance with the terms of the COMM 2007-C9 Pooling and Servicing Agreement.

Consultation and Consent. Any decision to be made with respect to the 85 Tenth Avenue Loan Combination that requires the approval of the COMM 2007-C9 Directing Holder or otherwise requires approval under the related co-lender agreement (including the termination of the COMM 2007-C9 Special Servicer and the appointment of a successor special servicer) will require the approval of the COMM 2007-C9 Directing Holder. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the COMM 2007-C9 Directing Holder under the COMM 2007-C9 Pooling and Servicing Agreement or under the related co-lender agreement, the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer, as applicable, is required to provide the holder of the 85 Tenth Avenue Loan prompt notice that such a determination is to be made. The holders of the 85 Tenth Avenue Loan and the 85 Tenth Avenue Pari Passu Loan A-2A2 or their respective representatives have the non-binding right to consult with the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer, as applicable, with respect to any such action. Pursuant to the related co-lender agreement, each holder of the 85 Tenth Avenue Loan, the 85 Tenth Avenue Pari Passu Loan A-1 and the 85 Tenth Avenue Pari Passu Loan A-2A2 may consult separately with the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer, as applicable, about a particular course of action. Approval from the COMM 2007-C9 Directing Holder is required with respect to the following:

•

any modification or amendment of, or waiver with respect to, the 85 Tenth Avenue Loan Combination or the Mortgage Loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the 85 Tenth Avenue Loan Combination, modification or waiver of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the 85 Tenth Avenue Loan Combination which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

•	any modification or amendment of, or waiver with respect to the related Mortgage Loan documents that would result in a discounted payoff;

•

any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

•

any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•

any determination not to enforce a “due on sale” or “due on encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful action by the related borrower);

•

any action to bring the related Mortgage Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

•

any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Loan Combination unless required by the underlying Mortgage Loan documents (other than any release made in connection with the grant of a non-material easement or right of way or other non-material release such as a “curb cut”);

•	any adoption or approval of a plan in bankruptcy of the related borrower;

•

consenting to any “new lease” or “lease modification” at the Mortgaged Property securing the 85 Tenth Avenue Loan Combination, to the extent the lender’s approval is required under the related Mortgage Loan documents;

•

any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the related Mortgage Loan documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan documents; and

•	any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Property securing the 85 Tenth Avenue Loan Combination.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the COMM 2007-C9 Special Servicer or the COMM 2007-C9 Master Servicer by the COMM 2007-C9 Directing Holder or its designee, in no event will the COMM 2007-C9 Special Servicer or the COMM 2007-C9 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the COMM 2007-C9 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2007-C9 Pooling and Servicing Agreement or the related Mortgage Loan documents.

Sale of Defaulted Mortgage Loan. Under the COMM 2007-C9 Pooling and Servicing Agreement, if the 85 Tenth Avenue Pari Passu Loan A-1 is subject to a fair value purchase option, the COMM 2007-C9 Special Servicer will be required to determine the purchase price for the 85 Tenth Avenue Loan and the 85 Tenth Avenue Pari Passu Loan A-2A2. Each option holder specified in “—Sale of Defaulted Mortgage Loans” of this prospectus supplement will have an option to purchase the 85 Tenth Avenue Loan and the holders of the 85 Tenth Avenue Pari Passu Loan A-1 and the 85 Tenth Avenue Pari Passu Loan A-2A2, respectively (or their respective designees) will have an option to purchase the 85 Tenth Avenue Pari Passu Loan A-1 and the 85 Tenth Avenue Pari Passu Loan A-2A2, at the purchase price determined by the COMM 2007-C9 Special Servicer under the COMM 2007-C9 Pooling and Servicing Agreement.

Termination of Special Servicer. The COMM 2007-C9 Directing Holder (or its designee) will be entitled to terminate the COMM 2007-C9 Special Servicer with respect to the special servicing of the 85 Tenth Avenue Loan Combination at any time, with cause, and to appoint a replacement Special Servicer, subject to satisfaction of conditions contained in the COMM 2007-C9 Pooling and Servicing Agreement, and will provide prompt notice to the holders of the 85 Tenth Avenue Loan, the 85 Tenth Avenue Pari Passu Loan A-1 and the 85 Tenth Avenue Pari Passu Loan A-2A2 that it intends to remove the special servicer for the Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related co-lender agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

The Georgian Towers Loan Combination

With respect to the Mortgage Loan identified as Georgian Towers on Annex A-1 to this prospectus supplement (the “Georgian Towers Loan”), representing approximately 2.77% of the Initial Outstanding Pool Balance and 16.45% of the Initial Loan Group 2 Balance and with a Cut-off Date Balance of $58,000,000, the related Mortgaged Property also secures a mortgage loan that is pari passu in right of payment with the Georgian Towers Loan (the “Georgian Towers Pari Passu Loan A-1,” and together with the Georgian Towers Loan, the “Georgian Towers Senior Loans”) and a subordinate mortgage loan (the “Georgian Towers B Loan,” and together with the Georgian Towers Senior Loans, the “Georgian Towers Loan Combination”). Only the Georgian Towers Loan is included in the trust. The Georgian Towers Pari Passu Loan A-1 and the Georgian Towers B Loan are not assets of the trust.

The Georgian Towers Pari Passu Loan A-1 has a Cut-off Date Balance of $67,000,000 and the Georgian Towers B Loan has a Cut-off Date Balance of $60,000,000. The Georgian Towers Pari Passu Loan A-1 is an asset of COMM 2007-C9. The Georgian Towers B Loan is beneficially owned by GACC but was 100% participated in a senior/subordinated structure with a senior participation interest and seven pari passu junior interests.

For the purpose of the information presented in this prospectus supplement with respect to the Georgian Towers Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Georgian Towers Senior Loans, but exclude the Georgian Towers B Loan.

General. The Georgian Towers Loan Combination will be serviced pursuant to the terms of the COMM 2007-C9 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Georgian Towers Loan Combination will be effected in accordance with the COMM 2007-C9 Pooling and Servicing Agreement). The COMM 2007-C9 Master Servicer or the COMM 2007-C9 Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Georgian Towers Loan unless the COMM 2007-C9 Master Servicer, the COMM 2007-C9 Special Servicer or the COMM 2007-C9 Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Georgian Towers Loan and (ii) Property Advances with respect to the Georgian Towers Loan Combination unless the COMM 2007-C9 Master Servicer, the COMM 2007-C9 Special Servicer or the COMM 2007-C9 Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Georgian Towers Loan Combination.

Distributions. The holders of the Georgian Towers Senior Loans and the Georgian Towers B Loan (the “Georgian Towers Senior Loan Holders” and the “Georgian Towers B Loan Holder”) have entered into a co-lender agreement, which sets forth the respective rights of each of the holders of the Georgian Towers Loan Combination. The rights of the holder of the Georgian Towers Pari Passu Loan A-1 to receive payments of interest, principal and other amounts are pari passu with the rights of the holder of the Georgian Towers Loan to receive such amounts. The rights of the Georgian Towers B Loan Holder to receive payments of interest, principal and other amounts are subordinate to the rights of the Georgian Towers Senior Loan Holders to receive such amounts.

Pursuant to the terms of the co-lender agreement, prior to an event of default, collections on the Georgian Towers Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after the application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

•	first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

•

second, to the Georgian Towers Senior Loan Holders on a pro rata and pari passu basis, an amount equal to all accrued and unpaid interest (excluding default interest) on their principal balances (net of related servicing fees);

•

third, to the Georgian Towers Senior Loan Holders, on a pro rata and pari passu basis, in an amount equal to any principal payments received (including any balloon payment) attributable to the Georgian Towers Loan Combination in accordance with the related loan documents;

•

fourth, to the Georgian Towers B Loan Holder, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest on its respective principal balance (net of related master servicing fees) and (c) its pro rata portion of any principal payments received (including any balloon payment) attributable to the Georgian Towers Loan Combination in accordance with the related loan documents;

•

fifth, to the Georgian Towers Senior Loan Holders, on a pari passu basis, and to the Georgian Towers B Loan Holder, in each case on a pro rata basis, any yield maintenance premiums due in respect of those mortgage loans under the related loan documents (to the extent actually paid by the borrower);

•

sixth, to the Georgian Towers Senior Loan Holders on a pari passu basis, and to the Georgian Towers B Loan Holder, in each case on a pro rata basis, any default interest and any late fees, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement; and

•

seventh, to the Georgian Towers Senior Loan Holders on a pari passu basis and to the Georgian Towers B Loan Holder, in each case on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the borrower.

Following the occurrence and during the continuance of a monetary or other material event of default, collections on the Georgian Towers Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding (x) proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with the servicing standard under the COMM 2007-C9 Pooling and Servicing Agreement or the related loan documents and (y) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the COMM 2007-C9 Pooling and Servicing agreement) generally in the following manner, to the extent of available funds:

•	first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

•

second, to the Georgian Towers Senior Loan Holders, on a pro rata and pari passu basis, an amount equal to all accrued and unpaid interest (excluding default interest) on their principal balances (net of related servicing fees);

•	third, to the Georgian Towers Senior Loan Holders, on a pro rata and pari passu basis, an amount equal to their outstanding principal balances until their principal balances have been reduced to zero;

•

fourth, to the Georgian Towers B Loan Holder, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest (excluding default interest) on its respective principal balance (net of related master servicing fees) and (c) an amount equal to its outstanding principal balance until its principal balance has been reduced to zero;

•

fifth, to the Georgian Towers Senior Loan Holder, on a pari passu basis, and to the Georgian Towers B Loan Holder, in each case on a pro rata basis, any yield maintenance premiums due in respect of those mortgage loans under the related loan documents (to the extent actually paid by the borrower);

•

sixth, to the Georgian Towers Senior Loan Holders, on a pari passu basis and to the Georgian Towers B Loan Holder, in each case on a pro rata basis, any default interest and any late fees, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement; and

•

seventh, to the Georgian Towers Senior Loan Holders, on a pari passu basis, and to the Georgian Towers B Loan Holder, in each case on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the borrower.

Consent Rights. Any decision to be made with respect to the Georgian Towers Loan Combination which requires the approval of the COMM 2007-C9 Directing Holder or otherwise requires approval by the Georgian Towers B Loan Holder under the related co-lender agreement will, so long as a Georgian Towers Control Appraisal Event (as defined below) has not occurred, require the written consent of the Georgian Towers B Loan Holder, including with respect to the following items; provided that the Georgian Towers B Loan Holder must obtain the unanimous written consent from the holders of the B Loan participation interests; provided further that if the Georgian Towers B Loan Holder does not approve or disapprove any of the following actions within ten business days, consent shall be deemed to have been approved by the Georgian Towers B Loan Holder:

•

any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the related mortgaged property or any subsequent sale of the mortgaged property (including REO Property);

•	any modification of, or waiver with respect to any modification of a monetary term of the Georgian Towers Loan Combination (other than late payment charge and default interest provisions);

•

any renewal or replacement of the then-existing insurance policies to the extent that such renewal or replacement does not comply with the terms of the related loan documents or any proposed modification or waiver of any insurance requirements under the related loan documents;

•	any release of any material rights, escrows or reserves to the extent there are any escrows or reserves or issuance of any waivers thereunder;

•	any material change in the standards contained in the loan documents for budget approvals at the mortgaged property;

•	any proposed sale of an REO Property for less than the related indebtedness attributed to such REO Property;

•

any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

•

any sale of the mortgaged property, any material zoning reclassification of the mortgaged property, any release of any portion of the mortgaged property or any acceptance of additional or substitute collateral for the Georgian Towers Loan Combination (other than in accordance with the terms of the related loan documents);

•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause or insurance provision;

•

any acceptance of an assumption agreement releasing the borrower, or any guarantor, from liability under the Georgian Towers Loan Combination (other than in connection with a defeasance permitted under the related loan documents);

•	any adoption or approval of any plan or reorganization, restructuring or similar plan in the bankruptcy of the borrower;

•	any approval of the incurrence of any additional debt by the borrower;

•	any material modification, amendment or termination to either the operating lease or the tenant-in-common agreement; and

•	any change in the property manager.

Notwithstanding the foregoing, (a) no advice, direction, objection or failure to consent given or made by the Georgian Towers B Loan Holder, as contemplated by the preceding paragraph, shall require or cause the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer to violate any other provision of the COMM 2007-C9 Pooling and Servicing Agreement (including the COMM 2007-C9 Master Servicer’s and the COMM 2007-C9 Special Servicer’s obligation to act in accordance with the servicing standard under the COMM 2007-C9 Pooling and Servicing Agreement) the related Mortgage Loan documents or the REMIC provisions of the Code or violate any other provisions of the COMM 2007-C9 Pooling and Servicing Agreement or the related Mortgage Loan documents and (b) if the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer determines that immediate action is necessary to protect the interests of the Georgian Towers Senior Loan Holders and the Georgian Towers B Loan Holder (as a collective whole), it may take such action without waiting for a response from the Georgian Towers Controlling Holder.

A “Georgian Towers Control Appraisal Event” shall exist with respect to the Georgian Towers Loan Combination, if and for so long as:

•

(1) the original principal balance of the Georgian Towers B Loan minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Georgian Towers B Loan, (y) any Appraisal Reductions allocated to the Georgian Towers B Loan, and (z) any losses realized with respect to the Mortgaged Property or the Georgian Towers Loan Combination that are allocated to the Georgian Towers B Loan, is less than

•

25% of the (1) the initial principal balance of the Georgian Towers B Loan, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received by, the Georgian Towers B Loan Holder.

The “Georgian Towers Controlling Holder” as of any date of determination, means (i) the Georgian Towers B Loan Holder; or (ii) if a Georgian Towers Control Appraisal Event exists, or if the Georgian Towers B Loan Holder is the borrower or an affiliate thereof, the COMM 2007-C9 Directing Holder. The Georgian Towers Controlling Holder is currently the Georgian Towers B Loan Holder.

Purchase Option. In the event that the Georgian Towers Loan becomes a specially serviced mortgage loan in accordance with the terms of the COMM 2007-C9 Pooling and Servicing Agreement (as to which an event of default has occurred and is continuing), the Georgian Towers B Loan Holder will have an option (to be exercised by one or more of the holders of the Georgian Towers B Loan participation interests) to purchase the Georgian Towers Loan from the trust at a price generally equal to the unpaid principal balance of the Georgian Towers Loan, plus accrued and unpaid interest on such balance (up to the end of the related loan interest accrual period), all related unreimbursed Advances together with accrued and unpaid interest on all Advances and fees and expenses payable or reimbursable to any servicer (but excluding any liquidation fees unless the purchase option is exercised more than 90 days after first being exercisable). The purchase option shall expire if the Georgian Towers Loan becomes an REO loan in accordance with the terms of the COMM 2007-C9 Pooling and Servicing Agreement.

Cure Rights. In the event that a monetary event of default exists under the Georgian Towers Loan Combination or if any non-monetary event of default with respect to the Georgian Towers Loan Combination exists and is continuing, the Georgian Towers B Loan Holder will generally have the right (to be exercised by one or more of the holders of the Georgian Towers B Loan participation interests) to cure such event of default. In the event that the borrower fails to make any payment of principal or interest on the Georgian Towers Loan Combination, the Georgian Towers B Loan Holder will have five business days from the date of receipt of notice of the subject default to cure the default. In the event of a non-monetary default by the related borrower, the Georgian Towers B Loan Holder will have 30 days from the date of receipt of notice of the subject default to cure the default.

Without the prior consent of the holder of the Georgian Towers Loan, the Georgian Towers B Loan Holder will have the right to cure no more than three cure events in any 12-month period or six cure events during the term of the Georgian Towers Loan Combination and no single cure event may exceed four months.

Termination of Special Servicer. So long as a Georgian Towers Control Appraisal Event has not occurred, the Georgian Towers B Loan Holder (as directed by the holders of the Georgian Towers subordinate B Loan participation interests) will be entitled to terminate the Special Servicer with respect to the special servicing of the Georgian Towers Loan Combination at any time, with or without cause, and to appoint a replacement Special Servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement. Any successor special servicer will be required to have the rating specified in the related co-lender agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

Seattle Space Needle Loan Combination

With respect to the Mortgage Loan identified as Seattle Space Needle on Annex A-1 to this prospectus supplement (the “Seattle Space Needle Loan”) representing approximately 1.67% of the Initial Outstanding Pool Balance and 2.01% of the Initial Loan Group 1 Balance and with a Cut-Off Date Balance of $35,000,000, the related Mortgaged Property also secures one other mortgage loans that is pari passu in right of payment with the Seattle Space Needle Loan (the “Seattle Space Needle Pari Passu Companion Loan” and, together with the Seattle Space Needle Loan, the “Seattle Space Needle Loan Combination”). Only the Seattle Space Needle Loan is included in the trust.

The Seattle Space Needle Pari Passu Companion Loan has a Cut-Off Balance of $14,500,000 and is currently held by Citigroup Global Markets Realty Corp.

For the purpose of the information presented in this prospectus supplement with respect to the Seattle Space Needle Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Seattle Space Needle Loan Combination.

General. The Seattle Space Needle Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement. The applicable Master Servicer or the Trustee, as applicable, will be obligated to make Property Advances with respect to the Seattle Space Needle Loan Combination unless the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Seattle Space Needle Loan Combination.

Distributions. The holders of the Seattle Space Needle Loan Combination have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the Seattle Space Needle Loan Combination (the “Seattle Space Needle Co-Lender Agreement”). Pursuant to the Seattle Space Needle Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Seattle Space Needle Loan Combination in accordance with the related loan documents, collections on the Seattle Space Needle Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•

first, to the Seattle Space Needle Loan and the Seattle Space Needle Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest (other than Default Interest) on the respective principal balances of such mortgage loans (net of related master servicing fees), until all such interest is paid in full;

•

second, to the Seattle Space Needle Loan and the Seattle Space Needle Pari Passu Companion Loan, on a pari passu basis, their respective pro rata portions (based on principal balance) of any payments and other collections of principal with respect to the Seattle Space Needle Loan Combination;

•

third, to the Seattle Space Needle Loan and the Seattle Space Needle Pari Passu Companion Loan, on a pari passu basis, their respective pro rata portions (based on principal balance) of any prepayment consideration on the Seattle Space Needle Loan Combination, to the extent actually paid by the borrower;

•

fourth, to the Seattle Space Needle Loan and the Seattle Space Needle Pari Passu Companion Loan, their respective pro rata portions (based on principal balance) of any late payment charges and Default Interest (after application as provided in the Pooling and Servicing Agreement), to the extent actually paid by the borrower, based on their respective principal balances;

•

fifth, following a payment application trigger event with respect to the Seattle Space Needle Loan Combination, on a pari passu basis, their respective pro rata portions of any unpaid excess interest accrued with respect to any replacement notes representing the Seattle Space Needle Pari Passu Companion Loan; and

•

sixth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (based on principal balance) to the Seattle Space Needle Loan and the Seattle Space Needle Pari Passu Companion Loan.

Consent Rights. With respect to the Seattle Space Needle Loan Combination, the Special Servicer will, in general, not be permitted to take, or consent to the applicable Master Servicer’s taking, any of the following actions, among others, under the Pooling and Servicing Agreement with respect to the Seattle Space Needle Loan Combination, as to which the Seattle Space Needle Directing Holder has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

•	any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related mortgaged real properties following a default,

•

any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of default charges) or any material non monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the Seattle Space Needle Loan Combination,

•	any proposed sale of an REO Property for less than the outstanding principal balance of, together with accrued interest on, the Seattle Space Needle Loan Combination,

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the Seattle Space Needle Loan Combination,

•

any determination to bring the Seattle Space Needle Mortgaged Property securing a specially serviced mortgage loan in the Seattle Space Needle Loan Combination or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Seattle Space Needle Mortgaged Property securing a specially serviced mortgage loan in the Seattle Space Needle Loan Combination or a related REO Property,

•	any release of collateral for a mortgage loan in the Seattle Space Needle Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan,

•	any acceptance of substitute or additional collateral for the mortgage loans in the Seattle Space Needle Loan Combination, other than in accordance with the terms of such mortgage loan,

•	any waiver of a “due on sale” or “due on encumbrance” clause with respect to any mortgage loan in the Seattle Space Needle Loan Combination,

•	any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the Seattle Space Needle Loan Combination,

•	any adoption or approval of a plan in bankruptcy of a related borrower,

•	any replacement of the property manager or, if applicable, the franchise in respect of the Seattle Space Needle Mortgaged Property, if lender approval is required by the loan documents,

•

any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the Seattle Space Needle Loan Combination not expressly required by the terms of the loan documents or under applicable law,

•

any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender’s approval is required by the loan documents, and

•	any approval of a material capital expenditure, if lender’s approval is required by the loan documents;

provided that, if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the holder of the Seattle Space Needle Pari Passu Companion Loan, as a collective whole, then the Special Servicer may take any such action without waiting for the response of the Seattle Space Needle Directing Holder. In addition, the holder of the Seattle Space Needle Pari Passu Companion Loan or its representative has the non-binding right to consult with the applicable Master Servicer or the Special Servicer, as applicable, with respect to any such action.

Purchase Option. If and for so long as the Seattle Space Needle Loan Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, then the issuing entity, as holder of the promissory note for the Seattle Space Needle Loan, and the holder of the Seattle Space Needle Pari Passu Companion Loan will each have the option to purchase the entire remaining portion of the Seattle Space Needle Loan Combination (with preference to be given to the first such party to exercise such option) at a price at least equal to the sum of (i) the unpaid principal balance of the Seattle

Space Needle promissory note to be purchased, together with all accrued unpaid interest on that note (other than Default Interest) to but not including the date of such purchase, (ii) all other sums (in addition to principal and interest) then due and owing under the terms of such Seattle Space Needle promissory note (excluding, however, default interest and prepayment premiums), (iii) all expenses (including amounts incurred by and owing to the related holder of such Seattle Space Needle promissory note, the applicable Master Servicer and the Special Servicer, if any) associated with the subject purchase, and (iv) to the extent related or allocable to such Seattle Space Needle promissory note, any amount in respect of servicing compensation, debt service advances (without duplication of amounts payable under clause (i) above), servicing advances (including the amount of any servicing advance that has been previously reimbursed as a nonrecoverable advance out of general collections of principal on the mortgage pool for a securitization trust holding such Seattle Space Needle promissory note (but only to the extent such amounts have not been reimbursed to such trust)), and advance interest on all such advances, which are, at the time of purchase, payable or reimbursable to the holder of such Seattle Space Needle promissory note, the applicable Master Servicer or the Special Servicer or any other person under (x) any servicing agreement, (y) the Seattle Space Needle Co-Lender Agreement and/or (z) with respect to any such amount in respect of advance interest on debt service advances, any securitization agreement governing a securitization trust holding such Seattle Space Needle promissory note; provided that no liquidation fee to any servicer or special servicer will be due and payable if such Seattle Space Needle promissory note is purchased within 60 days of the transfer of such Seattle Space Needle promissory note to the special servicer). In any event, however, that price will not include any default interest, late payment charges or prepayment consideration. Any holder of a promissory note evidencing a mortgage loan that is part of the Seattle Space Needle Loan Combination will be entitled to appoint a representative to exercise the purchase option described in this paragraph, which representative will, in the case of the issuing entity, be the Controlling Class Representative.

Termination of Special Servicer. The Seattle Space Needle Directing Holder may terminate an existing special servicer with respect to, but solely with respect to, the Seattle Space Needle Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the Seattle Space Needle Loan Combination that has resigned or been terminated, subject to receipt by the Trustee of the items described in clauses (i), (ii) and (iii) of the fourth sentence of the first paragraph under the heading “The Pooling and Servicing Agreement—Special Servicing—The Directing Holder.”

The CGM RRI Hotel Portfolio Loan Combination

With respect to the Mortgage Loan identified as CGM RRI Hotel Portfolio on Annex A-1 to this prospectus supplement (the “CGM RRI Hotel Portfolio Loan”) representing approximately 1.67% of the Initial Outstanding Pool Balance and 2.01% of the Initial Loan Group 1 Balance and with a Cut-Off Date Balance of $34,976,394, the related Mortgaged Property also secures eight other mortgage loans that are pari passu in right of payment with the CGM RRI Hotel Portfolio Loan (each, a “CGM RRI Hotel Portfolio Pari Passu Companion Loan” and, such loans together with the CGM RRI Hotel Portfolio Loan, the “CGM RRI Hotel Portfolio Loan Combination”). Only the CGM RRI Hotel Portfolio Loan is included in the trust.

The CGM RRI Hotel Portfolio Pari Passu Companion Loans each have a Cut-Off Balance of $34,351,815, and are each currently held by Citigroup Global Markets Realty Corp.

For the purpose of the information presented in this prospectus supplement with respect to the CGM RRI Hotel Portfolio Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the CGM RRI Hotel Portfolio Loan Combination.

General. The CGM RRI Hotel Portfolio Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement. The applicable Master Servicer or the Trustee, as applicable, will be obligated to make Property Advances with respect to the CGM RRI Hotel Portfolio Loan Combination unless the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the CGM RRI Hotel Portfolio Loan Combination.

Distributions. The holders of the CGM RRI Hotel Portfolio Loan Combination have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the CGM RRI Hotel Portfolio Loan Combination (the “CGM RRI Hotel Portfolio Co-Lender Agreement”). Pursuant to the CGM RRI Hotel Portfolio Co-Lender Agreement, following the allocation of payments to each mortgage loan in the CGM RRI Hotel Portfolio Loan Combination in accordance with the related loan documents, collections on the CGM RRI Hotel Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•

first, to the CGM RRI Hotel Portfolio Loan and the CGM RRI Hotel Portfolio Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest (other than Default Interest) on the respective principal balances of such mortgage loans (net of related master servicing fees), until all such interest is paid in full;

•

second, to the CGM RRI Hotel Portfolio Loan and the CGM RRI Hotel Portfolio Pari Passu Companion Loans, on a pari passu basis, their respective pro rata portions (based on principal balance) of any payments and other collections of principal with respect to the CGM RRI Hotel Portfolio Loan Combination;

•

third, to the CGM RRI Hotel Portfolio Loan and the CGM RRI Hotel Portfolio Pari Passu Companion Loans, on a pari passu basis, their respective pro rata portions (based on principal balance) of any prepayment consideration on the CGM RRI Hotel Portfolio Loan Combination, to the extent actually paid by the borrower;

•

fourth, to the CGM RRI Hotel Portfolio Loan and the CGM RRI Hotel Portfolio Pari Passu Companion Loans, their respective pro rata portions (based on principal balance) of any late payment charges and Default Interest (after application as provided in the Pooling and Servicing Agreement), to the extent actually paid by the borrower, based on their respective principal balances;

•

fifth, following a payment application trigger event with respect to the CGM RRI Hotel Portfolio Loan Combination, on a pari passu basis, their respective pro rata portions of any unpaid excess interest accrued with respect to any replacement notes representing the CGM RRI Hotel Portfolio Pari Passu Companion Loans; and

•

sixth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (based on principal balance) to the CGM RRI Hotel Portfolio Loan and the CGM RRI Hotel Portfolio Pari Passu Companion Loans.

Consent Rights. With respect to the CGM RRI Hotel Portfolio Loan Combination, the Special Servicer will, in general, not be permitted to take, or consent to the applicable Master Servicer’s taking, any of the following actions, among others, under the Pooling and Servicing Agreement with respect to the CGM RRI Hotel Portfolio Loan Combination, as to which the CGM RRI Hotel Portfolio Directing Holder has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

•	any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related mortgaged real properties following a default,

•

any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of default charges) or any material non monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the CGM RRI Hotel Portfolio Loan Combination,

•	any proposed sale of an REO Property for less than the outstanding principal balance of, together with accrued interest on, the CGM RRI Hotel Portfolio Loan Combination,

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the CGM RRI Hotel Portfolio Loan Combination,

•

any determination to bring a CGM RRI Hotel Portfolio Mortgaged Property securing a specially serviced mortgage loan in the CGM RRI Hotel Portfolio Loan Combination or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a CGM RRI Hotel Portfolio Mortgaged Property securing a specially serviced mortgage loan in the CGM RRI Hotel Portfolio Loan Combination or a related REO Property,

•	any release of collateral for a mortgage loan in the CGM RRI Hotel Portfolio Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan,

•	any acceptance of substitute or additional collateral for the mortgage loans in the CGM RRI Hotel Portfolio Loan Combination, other than in accordance with the terms of such mortgage loan,

•	any waiver of a “due on sale” or “due on encumbrance” clause with respect to any mortgage loan in the CGM RRI Hotel Portfolio Loan Combination,

•	any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the CGM RRI Hotel Portfolio Loan Combination,

•	any adoption or approval of a plan in bankruptcy of a related borrower,

•	any replacement of the property manager or, if applicable, the franchise in respect of a CGM RRI Hotel Portfolio Mortgaged Property, if lender approval is required by the loan documents,

•

any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the CGM RRI Hotel Portfolio Loan Combination not expressly required by the terms of the loan documents or under applicable law,

•

any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender’s approval is required by the loan documents, and

•	any approval of a material capital expenditure, if lender’s approval is required by the loan documents;

provided that, if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the holders of the CGM RRI Hotel Portfolio Pari Passu Companion Loans, as a collective whole, then the Special Servicer may take any such action without waiting for the response of the CGM RRI Hotel Portfolio Directing Holder. In addition, each holder of a mortgage loan in the CGM RRI Hotel Portfolio Loan Combination or its representative has the non-binding right to consult with the applicable Master Servicer or the Special Servicer, as applicable, with respect to any such action.

Purchase Option. If and for so long as the CGM RRI Hotel Portfolio Loan Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, then the issuing entity, as holder of the promissory note for the CGM RRI Hotel Portfolio Loan, and the holders of the CGM RRI Hotel Portfolio Pari Passu Companion Loans will each have the option to purchase the entire remaining portion of the CGM RRI Hotel Portfolio Loan Combination (with preference to be given to the first such party to exercise such option) at a price at least equal to the sum of (i) the unpaid principal balance of the CGM RRI Hotel Portfolio promissory notes to be purchased, together with all accrued unpaid interest on those notes (other than Default Interest) to but not including the date of such purchase, (ii) all other sums (in addition to principal and interest) then due and owing under the terms of such CGM RRI Hotel Portfolio promissory notes (excluding, however, default interest and prepayment premiums), (iii) all expenses (including amounts incurred by and owing to the related holders of the CGM RRI Hotel Portfolio promissory notes, the applicable Master Servicer and the Special Servicer, if any) associated with the subject purchase, and (iv) to the extent related or allocable to such CGM RRI Hotel Portfolio promissory notes, any amount in respect of servicing compensation, debt service advances (without duplication of amounts payable under clause (i) above), servicing advances (including the amount of any servicing advance that has been previously reimbursed as a nonrecoverable advance out of general collections of principal on the mortgage pool for a securitization trust holding a CGM RRI Hotel Portfolio promissory note (but only to the extent such amounts have not been reimbursed to such trust)), and advance interest on all such advances, which are, at the time of purchase, payable or reimbursable to the holders of the CGM RRI Hotel Portfolio promissory notes, the applicable Master Servicer or the Special Servicer or any other person under (x) any servicing agreement, (y) the CGM RRI Hotel Portfolio Co-Lender Agreement and/or (z) with respect to any such amount in respect of advance interest on debt service advances, any securitization agreement governing a securitization trust holding a CGM RRI Hotel Portfolio promissory note; provided that no liquidation fee to any servicer or special servicer will be due and payable if such CGM RRI Hotel Portfolio promissory notes are purchased within 60 days of the transfer of such CGM RRI Hotel Portfolio promissory notes to the special servicer). In any event, however, that price will not include any default interest, late payment charges or prepayment consideration. Any holder of a promissory note evidencing a mortgage loan that is part of the CGM RRI Hotel Portfolio Loan Combination will be entitled to appoint a representative to exercise the purchase option described in this paragraph, which representative will, in the case of the issuing entity, be the Controlling Class Representative.

Termination of Special Servicer. The CGM RRI Hotel Portfolio Directing Holder may terminate an existing special servicer with respect to, but solely with respect to, the CGM RRI Hotel Portfolio Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the CGM RRI Hotel Portfolio Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (i), (ii) and (iii) of the fourth sentence of the first paragraph under the heading “The Pooling and Servicing Agreement—Special Servicing—The Directing Holder,” and the Controlling Class Representative cannot terminate without cause a special servicer appointed by the CGM RRI Hotel Portfolio Directing Holder.

ARD Loans

Five mortgage loans (the “ARD Loans”), representing 8.11% of the Initial Outstanding Pool Balance and 9.75% of the Initial Loan Group 1 Balance provide that if, after a certain date (an “Anticipated Repayment Date”), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). With respect to four ARD Loans, representing 7.41% of the Initial Outstanding Pool Balance and 8.91% of the Initial Loan Group 1 Balance, the Anticipated Repayment Date is 120 months following the related first payment date. With respect to one ARD Loan, representing 0.70% of the Initial Outstanding Pool Balance and 0.84% of the Initial Loan Group 1 Balance, the Anticipated Repayment Date is 115 months following the related first payment date. The Revised Rate for two ARD Loans, representing 7.62% of the Initial Outstanding Pool Balance and 9.17% of the Initial Loan Group 1 Balance, is equal to the greater of (i) 2% plus the Initial Rate and (ii) 3% plus the Treasury Rate. The Revised Rate for three ARD Loans, representing 0.48% of the Initial Outstanding Pool Balance and 0.58% of the Initial Loan Group 2 Balance, is equal to the greater of (i) 3% plus the Initial Rate and (ii) 3% plus the Treasury Rate. After its Anticipated Repayment Date, the ARD Loans further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on the ARD Loans. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the ARD Loans has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about its Anticipated Repayment Date. There can be no assurance that the borrower will prepay the related ARD Loans on its Anticipated Repayment Date.

Additional Loan Information

General. The information in this prospectus supplement (including the Annexes to this prospectus supplement) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any charts throughout this prospectus supplement, including the Annexes to this prospectus supplement, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this prospectus supplement and in the Annexes to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

Definitions. For purposes of this prospectus supplement, including the information presented in the Annexes to this prospectus supplement, the indicated terms have the following meanings:

(1)	“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest-only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period. Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the interest payments for the first twelve payment periods of the mortgage loan (but without regard to any leap-year adjustments).

(2)	“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs. In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such construction, renovation or repairs. No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

The mortgage loans in which an “as stabilized” appraised value was used to calculate the related loan-to-value ratio are identified in Annex A-1 and in Footnote 11 to Annex A-1.

(3)	“Balloon Balance” means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

(4)	“Cut-off Date Loan-to-Value Ratio,“ “Loan-to-Value Ratio,“ “Cut-off Date LTV,“ “Cut-off Date LTV Ratio,“ “Current LTV,“ or “LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such ratios in this prospectus supplement, including in Annex A-1, the tables in Annex A-2, Annex A-3 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of certain Mortgage Loans listed in Footnote 7 to Annex A-1 have been reduced by the holdback reserve amount, cash reserve or amount available under a letter of credit, as described therein. For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loans, such calculation will take into account the ratio of (i) the aggregate Stated Principal Balance of all of the underlying Mortgage Loans in the applicable cross-collateralized group to (ii) the total aggregate Appraised Value for all Mortgaged Properties contained in such group of cross-collateralized Mortgage Loans.

The mortgage loans for which an “as stabilized” appraised value was used to calculate the related loan-to-value ratio are identified in Annex A-1 and in Footnote 11 to Annex A-1.

In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan. For a calculation of the loan-to-value ratio for each of these Mortgage Loans including any related B Loan, if applicable, see Footnote 8 to Annex A-1.

(5)	“GLA” means gross leasable area.

(6)	“LTV Ratio at Maturity” means, (a) with respect to any Balloon Loan, the Balloon Balance for such Mortgage Loan or with respect to any ARD Loan, its outstanding principal balance as of the related Anticipated Repayment Date, divided by (b) the Appraised Value of the related Mortgaged Property.

For purposes of calculating such amounts in this prospectus supplement, including in Annex A-1, the tables in Annex A-2, Annex A-3 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of certain of the Mortgage Loans listed in Footnote 7 to Annex A-1 have been reduced by holdback reserve amounts, cash reserves or amounts available under letters of credit, as described therein. For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loans, such calculation will take into account the ratio of (i) the aggregate Stated Principal Balance of all of the underlying Mortgage Loans in the applicable cross-collateralized group to (ii) the total aggregate Appraised Value for all Mortgaged Properties contained in such group of cross-collateralized Mortgage Loans.

In the case of each Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan included in the Trust and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan.

(7)	“Mortgage Rate” or “Interest Rate” means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

(8)	“NRA” means net rentable area.

(9)

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”). The

Occupancy Rate may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy Rate presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation. The Occupancy Rate may exclude area currently under renovation. Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant” is presented as of the same date as of which the Occupancy Rate is specified.

(10)	“Servicing Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

(11)	“Square Feet” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

(12)	“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or the Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans have an Anticipated Repayment Date.

(13)	“Underwritten Net Cash Flow,“ “Underwritten NCF” or “UW NCF,“ with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with the borrower or its affiliate that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments); (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable; and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates, commencement of occupancy and rent payments with respect to leases for which rentals has not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicers or the Special Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements

(where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(14)	“Net Operating Income“ or “NOI,“ with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(15)	“Units,“ “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of manufactured home properties.

(16)	“UW NCF DSCR,“ “Underwritten NCF DSCR,“ “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating DSCR in this prospectus supplement, including in Annex A-1, the tables in Annex A-2, Annex A-3 and in the tables in Annex B to this prospectus supplement, the DSCRs for the Mortgage Loans listed in Footnote 4 to Annex A-1 were adjusted in connection with the receipt of a sponsor guaranty.

For purposes of calculating DSCR in this prospectus supplement, including in Annex A-1, the tables in Annex A-2, Annex A-3 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the Mortgage Loans listed in Footnote 7 to Annex A-1 have been reduced by holdback reserve amounts, cash reserves or amounts available under letters of credit, as described therein. For purposes of calculating DSCR in this prospectus supplement, the underwritten net cash flow includes rent from “master leases” as such term is defined and described in Footnote 24 to Annex A-1. For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loans, such calculation will take into account the ratio of (i) the Underwritten Net Cash Flow, in the aggregate, for the related Mortgage Properties securing each of the underlying Mortgage Loans in the applicable cross-collateralized group and (ii) the aggregate Annual Debt Service for each of the underlying Mortgage Loans in the applicable cross-collateralized group.

In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan, and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. In addition, with respect to any Mortgage Loan secured by the borrower’s interest in a building that is comprised of residential cooperative apartments, the rental rates used in calculating debt service reflect the market rents as determined by the respective appraiser. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

(17)	“UW Revenue” means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest. Each of the Mortgage Loans accrues interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of Mortgage Loans with anticipated repayment dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal. The Mortgage Loans provide for one or more of the following:

Thirty-five Mortgage Loans, representing 45.58% of the Initial Outstanding Pool Balance, 45.81% of the Initial Loan Group 1 Balance and 44.45% of the Initial Loan Group 2 Balance, are interest-only until the related maturity date or anticipated repayment date.

Seventy Mortgage Loans, representing 33.48% of the Initial Outstanding Pool Balance, 29.93% of the Initial Loan Group 1 Balance and 51.03% of the Initial Loan Group 2 Balance, provide for payments of interest-only for the first 10 to 60 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date. Three of the above seventy Mortgage Loans, representing 0.42% of the Initial Outstanding Pool Balance and 0.51% of the Initial Loan Group 1 Balance, have two interest-only periods. See Footnote 14 to Annex A-1 to this prospectus supplement for further information.

Fifty-four Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing 20.74% of the Initial Outstanding Pool Balance, 24.02% of the Initial Loan Group 1 Balance and 4.52% of the Initial Loan Group 2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date or anticipated repayment date.

Two Mortgage Loans, representing 0.20% of the Initial Outstanding Pool Balance and 0.24% of the Initial Loan Group 1 Balance, are interest-only for the first 23 to 58 months following the Cut-off-Date and thereafter provide for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan have been paid. Any amount received in respect of that deferred interest will be distributed to holders of Class T Certificates. In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related Mortgage Loan until such balance is reduced to zero.

Five Mortgage Loans, representing 8.11% of the Initial Outstanding Pool Balance and 9.75% of the Initial Loan Group 1 Balance, provide for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class T Certificates.

Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 6 (but longer in certain cases) scheduled payment dates (through the maturity date or the Anticipated Repayment Date, as applicable). All of the Yield Maintenance Loans (except as noted in paragraph (3) below) prohibit voluntary prepayment for a specified period (the “Yield Maintenance Lock-Out Period”) and all of the Defeasance Loans (except as noted in paragraph (7) below) prohibit Defeasance (as defined below) for at least two years from the Closing Date (the “Defeasance Lock-Out Period,” and collectively with the Yield Maintenance Lock-Out Period, the “Lock-Out Period”). The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months (excluding loans with no remaining lockout period). Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(1) One hundred twenty-three of the Mortgage Loans (the “Defeasance Loans”), representing approximately 69.61% of the Initial Outstanding Pool Balance, 70.48% of the Initial Loan Group 1 Balance and 65.33% of the Initial Loan Group 2 Balance, permit defeasance (not voluntary prepayment) after the expiration of a Defeasance Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 under the heading “Prepayment Provisions (# of payments).” In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally between 100% to 125% of the portion of the total loan amount allocated to the Mortgaged Property that is to be released (such amount, the “Allocated Loan Amount”).

(2) Thirty-five of the Mortgage Loans (the “Yield Maintenance Loans”), representing approximately 17.86% of the Initial Outstanding Pool Balance, 14.46% of the Initial Loan Group 1 Balance and 34.67% of the Initial Loan Group 2 Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge or a Prepayment Premium following the expiration of a Lock-Out Period (except as noted in paragraph (3) below) until the commencement of the open period for such Mortgage Loan (such period, in respect of Mortgage Loans that have a Yield Maintenance Charge payable, the “Yield Maintenance Period”). Certain of the Yield Maintenance Loans permit partial prepayment accompanied by a Yield Maintenance Charge. With respect to the Yield Maintenance Loans, the expiration of the Yield Maintenance Lock-Out Period is identified on Annex A-1 under the heading “Prepayment Provisions (# of payments).”

(3) Five of the Yield Maintenance Loans, representing approximately 1.03% of the Initial Outstanding Pool Balance and 1.23% of the Initial Loan Group 1 Balance do not have a Lock-out Period.

(4) One of the Mortgage Loans that permit some combination of defeasance and/or prepayment with a yield maintenance charge or prepayment premium (each, an “Other Loan”) identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 7.52% of the Initial Outstanding Pool Balance and 9.04% of the Initial Loan Group 1 Balance, permits prepayment with a yield maintenance charge or prepayment premium (which amount is at least 3% of the prepaid amount) from the date that is the earlier of (i) August 2, 2008 and (ii) the date on which the last pari passu note to be securitized has been deposited into a securitization, then from the date that is two years after the closing date of the last pari passu note securitization, only defeasance is permitted.

(5) One of the Other Loans identified as 130 Prince Street on Annex A-1 to this prospectus supplement, representing 3.34% of the Initial Outstanding Pool Balance and 4.02% of the Initial Loan Group 1 Balance, permits after a lockout of at least two years after the Closing Date, defeasance or prepayment with a yield maintenance charge.

(6) One of the Other Loans identified as CGM RRI Hotel Portfolio on Annex A-1 to this prospectus supplement, representing 1.67% of the Initial Outstanding Pool Balance and 2.01% of the Initial Loan Group 1 Balance, permits (i) from and after the earlier to occur of (a) the third anniversary of the first payment date and (b) two years after the closing date of the last pari passu note securitization, prepayment with a yield maintenance charge or prepayment premium (which amount is at least 1% of the prepaid amount) and (ii) after a lockout of at least two years after the securitization closing date of the last pari passu note, defeasance.

(7) One of the Defeasance Loans identified as 550-552 West 21st Street on Annex A-1 to this prospectus supplement, representing 0.21% of the Initial Outstanding Pool Balance and 0.26% of the Initial Loan Group 1 Balance, permits the borrower to prepay the mortgage loan in full with a yield maintenance charge or prepayment premium equal to the greater of Yield Maintenance and 5%, on a date prior to the commencement of the Defeasance Period, in the event the Mortgage Loan sponsor and his wife both die prior to that date. After the commencement of the Defeasance Period, only defeasance is permitted.

With respect to the Yield Maintenance Loans, the “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related loan documents), less the amount of principal being prepaid. However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding two paragraphs, generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that occurs immediately prior to and including the stated maturity date set forth in Annex A-1.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers. For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See “Risk Factors—Risks Related to the Offered Certificates—Risk Related to Prepayments and Repurchases” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases. Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”), provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the

Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Code with respect to a Defeasance, that is acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect. Certain of the Defeasance Loans permit the release from the lien of the related mortgage of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount equal to a specified percentage (generally 100% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related mortgage. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

In the case of the cross-collateralized and cross-defaulted Mortgage Loans identified on Annex A-1 as 770 & 780 Garden Street and 509 212th Street, representing 0.34% and 0.17% of the Initial Outstanding Pool Balance and 2.04% and 0.99% of the Initial Loan Group 2 Balance, the related Mortgage Loan documents permit the borrowers to obtain the release of an individual Mortgaged Property from the cross-collateralization and cross-default provisions upon the defeasance of one of the Mortgage Loans, provided the remaining Mortgaged Property has a DSCR at least equal to 1.30x (based on interest only payments) or 1.15x (based on amortizing payments), as applicable.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See “Risk Factors—Risks Related to the Offered Certificates —Risks Related to Prepayments and Repurchases” and “—Yield Considerations” in this prospectus supplement.

In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(1)	The release of a Mortgaged Property or a portion of a Mortgaged Property including, in certain cases, a release of development rights such as “air rights” or “mineral rights,” where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria.

(2)	The release of all or a portion of Mortgaged Property (or release of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or allocated loan amount, as applicable, plus a Yield Maintenance Charge.

(3)

The release of a portion of a Mortgaged Property, subject to satisfaction of certain release conditions, including in some cases the satisfaction of certain loan-to-value ratio and/or debt service coverage ratio tests set forth in the related

Mortgage Loan documents and/or the prepayment of the Mortgage Loan in a specified amount, which amount may, in the case of certain Mortgage Loans, be increased to the extent necessary to satisfy such tests, plus in certain cases, a Yield Maintenance Charge.

(4)	The release of one or more cross-collateralized Mortgaged Properties from the lien of the mortgage in connection with a sale of an individual Mortgaged Property.

(5)	With respect to the Mortgage Loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 7.52% of the Initial Outstanding Pool Balance and 9.04% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of individual properties in connection with a sale of such property to a third party (other than in connection with certain releases to satisfy the “go dark” limitations in the loan documents) for fair market value, provided that there is a partial defeasance or prepayment of the principal by an amount equal to the greater of (i) 90% of the net proceeds from such sale and (ii) 110% of the allocated loan balance, provided no event of default is continuing. After giving effect to such release, (A) the debt service coverage ratio may not be less than the greater of (i) 80% of the debt service coverage ratio immediately prior to such release and (ii) the debt service coverage ratio at origination of the Mortgage Loan and (B) the loan-to-value ratio may not be greater than the loan-to-value ratio at origination of the Mortgage Loan.

The related borrower is also permitted to substitute any similar fee or leasehold property for any of the Mortgaged Properties subject to satisfaction of certain conditions, including, but not limited to (i) the receipt of a REMIC opinion; (ii) after giving effect to such substitution, the debt service coverage ratio is not less than the greater of (a) 80% of the debt service coverage ratio immediately prior to such substitution and (b) the debt service coverage ratio at origination of the mortgage loan; (iii) after giving effect to such substitution, the loan-to-value ratio is not greater than the lesser of (a) the loan-to-value ratio immediately prior to such substitution and (b) the loan-to-value ratio at origination of the mortgage loan; (iv) the lender has received written confirmation from each Rating Agency that such substitution will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned by such rating agency to any Class of Certificates; and (v) the borrower has submitted customary due diligence materials satisfying the criteria described in the Mortgage Loan documents. The substitute property will be subject to a geographic diversity test under which the proposed substitution does not cause the aggregate release amounts with respect to individual properties located in any single state to exceed 30% of the principal amount. Additionally, the borrower will not be permitted to substitute properties with an aggregate release amount equal to more than 30% of the principal amount. Any substitute property will be subject to the lease in place for the Mortgaged Property and may not have a value that is less than the property being replaced. Following the prepayment lockout date and prior to the defeasance lockout date, borrower may prepay a portion of the loan to satisfy the DSCR and LTV tests and following the defeasance lockout date, may only conduct a partial defeasance of the loan if such tests could not otherwise be satisfied.

For additional information regarding such Mortgage Loan see also “Annex B—Description of Top Ten Mortgage Loans—USFS Industrial Distribution Portfolio” to this prospectus supplement.

(6)

With respect to the Mortgage Loan identified as CGM RRI Hotel Portfolio on Annex A-1 to this prospectus supplement, representing 1.67% of the Initial Outstanding Pool Balance and 2.01% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of individual properties in an arm’s-length transaction to a third party, provided that there is a partial defeasance or prepayment of the principal by an amount equal to the greater of (i) 115% of the allocated loan balance and (ii) an amount which would result in the Debt Yield (as defined below) immediately after the proposed release to be equal to or greater than (A) the Release Debt Yield (as defined below) and (B) the Debt Yield as of the date immediately preceding the proposed release; provided further that no event of default has occurred and is continuing. After giving effect to such release, (I) the Debt Yield for the properties remaining subject to the liens of the Mortgages shall not be less than the greater of (i) the Release Debt Yield and (ii) the Debt Yield immediately preceding the release; and (II) the debt service coverage ratio shall equal or exceed the greater of (i) the debt service coverage ratio utilizing the closing date net cash flow of $30,380,000 and (ii) the debt service coverage ratio for all the properties for the 12 full calendar months immediately preceding the proposed release. As used herein, “Debt Yield” means the percentage obtained by dividing (i) the net operating income for the immediately preceding 12 months by (ii) the sum of the outstanding principal balance of the loan. As used herein, “Release Debt Yield” means the product of (a) 9.8% multiplied by (b) a fraction (i) the numerator of which is the allocated loan amounts of all properties subject to the liens of the mortgages (including the proposed release property) and (ii) the denominator of which is the then current amortized all vested loan amounts of all properties subject to the lien of mortgages.

On or after the date that is two years after the securitization of the last component of the CGM RRI Hotel Portfolio Loan Combination, the related borrower is also permitted to substitute any similar fee property for any of the Mortgaged Properties subject to satisfaction of certain conditions, including, but not limited to (i) the receipt of a REMIC opinion; (ii) after giving effect to such substitution, the debt service coverage ratio is not less than the greater of (a) the debt service coverage ratio for all the Mortgaged Properties immediately prior to such substitution and (b) the debt service coverage ratio for all the Mortgaged Properties at the origination of the mortgage loan; (iii) after giving effect to such substitution, the Debt Yield is not greater than the lesser of (x) the Debt Yield immediately prior to such substitution and (y) the Debt Yield at the origination of the Mortgage Loan; (iv) the lender has received written confirmation from each Rating Agency that such substitution will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned by such rating agency to any Class of Certificates; and (v) the borrower has submitted customary due diligence materials satisfying the criteria described in the Mortgage Loan documents. Any substitute property must have a fair market value that is not less than the greater of 100% of (i) the fair market value of the property it is replacing (the “Substituted Property”), calculated as of the origination of the Mortgage Loan, and (ii) the fair market value of the Substituted Property, calculated as of the date immediately preceding the substitution. Additionally, the net operating income for the substitute property for the 12 month period immediately preceding the substitution must be greater than 100% of the net operating income for the Substituted Property for the 12 month period immediately preceding the substitution. The borrower is not permitted to substitute more than 10 Mortgaged Properties.

(7)	With respect to the Mortgage Loan identified as California Department Store Portfolio on Annex A-1 to this prospectus supplement, representing 1.49% of the Initial Outstanding Pool Balance and 1.80% of the Initial Loan Group 1 Balance, the Mortgage Loan documents permit the sale of an individual Mortgaged Property (“Sale Property”) with lender consent and assumption of such Sale Property by a new borrower, subject to the satisfaction of conditions, including, among other things, (i) the DSCR of the remaining property after such transfer is at least 1.29x (based on interest only payments) and (ii) delivery of defeasance collateral in an amount equal to 25% of the allocable amount of such Sale Property (without the release of any collateral), which defeasance collateral will be applied to the remaining Mortgage Loan as additional collateral. The purchaser will be required to execute documentation to split the Mortgage Loan into two separate Mortgage Loans and the new Mortgage Loan will not be cross collateralized or cross defaulted with the Mortgage Loan. In connection with a purchase by “Schottenstein Family,” “Kimco Realty Corporation” or “Simon Property Group,” (as each term is defined in the Mortgage Loan documents), the sale or partial sale does not require lender consent.

(8)

With respect to the Mortgage Loan identified as Great Escape Lodge on Annex A-1 to this prospectus supplement, representing 1.58% of the Initial Outstanding Pool Balance and 1.89% of the Initial Loan Group 1 Balance, the Mortgage

Loan documents provide that the borrower may request (on a one-time basis) the free release of a portion of the Mortgaged Property, which portion has a value equal to less than 10% of the Mortgaged Property (as evidenced by an MAI appraisal provided at the borrower’s expense in connection with the request for the partial release) (the “Release Parcel”), subject to lender consent at lender’s sole discretion; provided that if the borrower is required to receive consideration for the sale, such consideration may be either cash or payment-in-kind.

(9)

With respect to the cross-collateralized and cross-defaulted Mortgage Loans identified on Annex A-1 as 770 & 780 Garden Street and 509 212th Street, representing 0.34% and 0.17% of the Initial Outstanding Pool Balance and 2.04% and 0.99% of the Initial Loan Group 2 Balance, the related Mortgage Loan documents permit the release of the cross collateralization and cross default structure, not earlier than 6 months (770 & 780 Garden Street) or 9 months (509 West 212th Street) from the related Mortgage Loan closing date, in connection with a sale and assumption of the related Mortgaged Property, provided both properties are achieving a DSCR of at least 1.15x (based on amortizing payments).

Escrows. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

Other Financing. The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

•

With respect to the Mortgage Loans identified as Lincoln Square, USFS Industrial Distribution Portfolio, Charles River Plaza North, 85 Tenth Avenue, Georgian Towers, Seattle Space Needle and CGM RRI Hotel Portfolio on Annex A-1 to this prospectus supplement, collectively representing approximately 31.82% of the Initial Outstanding Pool Balance, the related mortgaged property also secures certain other Pari Passu Companion Loans and, in certain cases, one or more B Loans. See “Description of the Mortgage Pool—Split Loan Structures—The Lincoln Square Loan Combination,” “—The USFS Industrial Distribution Portfolio Loan Combination,” “—The Charles River Plaza North Loan Combination,” “—The 85 Tenth Avenue Loan Combination,” “—The Georgian Towers Loan Combination,” “—The Seattle Space Needle Loan Combination” and “—The CGM RRI Hotel Portfolio Loan Combination” above.

•

With respect to the Mortgage Loan identified as Foothills Commerce Center Buildings C, D & E on Annex A-l to this prospectus supplement, representing approximately 0.53% of the Initial Outstanding Pool Balance and 0.64% of the Initial Loan Group 1 balance, the borrower may incur additional debt secured by the Mortgaged Property upon the satisfaction of certain conditions contained in the related Mortgage Loan Documents, including, among other things: (i) no default then exists under the Mortgage Loan Documents, (ii) cash flow from the Mortgaged Property and the combined obligations of the Mortgage Loan and the subordinate mortgage loan would result in a DSCR for the Mortgaged Property of less than 1.25x; (iii) the LTV of the Mortgaged Property taking into account the combined obligations of the Mortgage Loan and the subordinate mortgage loan is less than 70%, and (iv) the subordinate lender has entered into an intercreditor agreement with the lender.

•

With respect to the Mortgage Loan identified as Boulder Ridge Apartments Phase II on Annex A-1 to this prospectus supplement, representing approximately 0.44% of the Initial Outstanding Pool Balance and 2.61% of the Initial Loan Group 2 balance, the borrower may sell the related Mortgaged Property to a purchaser pursuant to a subordinate contract for deed, which is a form of secured subordinate purchase money financing whereby the purchaser, as contract for deed vendee, acquires equitable title to the related Mortgaged Property and makes installment payments or interest, or principal and interest, over time to the borrower, as contract for deed vendor, acquiring legal title by deed from the borrower, as contract for deed vendor, upon payment of all installments, including any balloon principal installment at the end of the term of the contract for deed; any such sale pursuant to a contract for deed is permitted subject to satisfaction of certain conditions set forth in the related Mortgage Loan documents, including, if the lender requires, execution of an acceptable subordination and standstill agreement, assignment of the borrower’s rights as contract for deed vendor to the lender as security for the related Mortgage Loan and approval of the purchaser and satisfaction by the purchaser of the single purpose entity requirements of the related Mortgage Loan documents, and assumption by the purchaser of the Mortgage Loan.

The Mortgage Loans generally prohibit the related borrower from incurring unsecured indebtedness, other than in the ordinary course of business, except:

•

With respect to the Mortgage Loan identified as Great Escape Lodge on Annex A-1 to this prospectus supplement, representing approximately 1.58% of the Initial Outstanding Pool Balance and 1.89% of the Initial Loan Group 1 Balance, the borrower is permitted to incur subordinate, unsecured debt from one or more equity owners, provided, among other things, that such debt does not exceed $2,000,000.

•

With respect to the Mortgage Loan identified as Stapleton Square on Annex A-1 to this prospectus supplement, representing approximately 0.14% of the Initial Outstanding Pool Balance and 0.17% of the Initial Loan Group 1 balance, the borrower has the right to obtain unsecured subordinate loans from certain affiliates provided the aggregate principal amount of such loans does not exceed $450,000 and the borrower delivers an acceptable subordination and stand-still agreement.

•

In the case of five Mortgage Loans identified as 12621 Featherwood, Airport Atrium Center, Sable Chase at Sherwood, Oklahoma Central Park and TN Office Portfolio – BGK on Annex A-1 to this prospectus supplement, collectively representing 2.36% of the Initial Outstanding Pool Balance, 2.38% of the Initial Loan Group 1 balance and 2.27% of the Loan Group 2 balance as of the cutoff date, each related borrower may incur up to $1,000,000 in additional unsecured debt to cover cash flow shortfalls provided that the unsecured lender enters into a subordination agreement satisfactory to the related Mortgage Lender, the aggregate balance of the related Mortgage Loan and the unsecured debt does not exceed 80% of the value of the related mortgaged property and the unsecured debt is repaid only out of excess cash flow.

•

In the case of the Mortgage Loan identified as Plantation Apartments on Annex A-1 to this prospectus supplement, representing 0.85% of the Initial Outstanding Pool Balance and 5.05% of the Initial Loan Group 2 Balance, the borrower is permitted to incur unsecured subordinate debt from an affiliate, provided, among other things, such debt does not exceed $1,000,000.

•

With respect to the Mortgage Loan identified as Hampton Inn Nashville on Annex A-1 to this prospectus supplement, representing approximately 0.79% of the Initial Outstanding Pool Balance and 0.95% of the Initial Loan Group 1 Balance, the borrower has the right to obtain an unsecured line of credit in a principal amount not to exceed $200,000.00, the proceeds of which are to be used for working capital needs in connection with the related mortgaged property.

•

In the case of the Mortgage Loan identified as Merrimac Plaza on Annex A-1 to this prospectus supplement, representing 0.58% of the Initial Outstanding Pool Balance and 0.70% of the Initial Loan Group 1 balance as of the cutoff date, the holder of a direct or indirect interest in the related borrower may make an unsecured loan to the borrower, provided the aggregate balance of the related Mortgage Loan and the unsecured debt does not exceed 85% of the value of the related mortgaged property and the debt service coverage ratio is no less than 1.05 to 1.00.

•

In the case of the Mortgage Loan identified as 555 South Woodward on Annex A-1 to this prospectus supplement, representing 0.48% of the Initial Outstanding Pool Balance and 0.57% of the Initial Loan Group 1 Balance, the borrower may incur up to $750,000 of unsecured debt subject to certain conditions including that a subordination agreement satisfactory to the mortgage lender is entered into with the unsecured lender and that the aggregate balance of the related Mortgage Loan and the unsecured debt does not exceed 70% of the value of the related mortgaged property.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of a controlling holder,

•	transfers of less than a controlling interest in the borrower,

•	transfers to borrower affiliates or among existing members, partners or shares in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers of publicly traded entities,

•	transfers among affiliated borrowers with respect to any cross-collateralized Mortgage Loans or multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

•	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

•

transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower, or

•

other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

In addition, certain of the Mortgage Loan Documents permit the transfer to certain qualifying entities, which entities generally are required to satisfy specified criteria, such as net worth and/or experience related tests and with respect to mortgage loans secured by cooperative apartment buildings, the loan documents permit and lender consent is not required in connection with transfers or termination of proprietary leases with tenant shareholders. Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt		Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement Required(1)
85 Tenth Avenue(2)	$76,000,000	3.63%	$145,000,000		(2)	6/1/2017	Yes
Georgian Towers	$58,000,000	2.77%	$30,000,000		6.14%	3/1/2012	Yes
CGM RRI Hotel Portfolio	$34,976,394	1.67%	$164,000,000	(3)	LIBOR + 4.70%	9/12/2009(4)	Yes
Wildwood Communities MHP	$20,500,000	0.98%	$5,150,000	(5)	13.00%(5)	8/1/2017	Yes
Oklahoma Central Park	$17,300,000	0.83%	$28,765,394	(6)	LIBOR + 2.15%(6)	7/8/2008	Yes
Inverness Business Center North	$12,000,000	0.57%	$4,500,000		10.00%	3/1/2011	Yes
6200 Seaforth Street	$7,800,000	0.37%	$1,447,500		5.98%	7/20/2012	Yes
12621 Featherwood	$6,500,000	0.31%	$20,000,000	(7)	LIBOR + 2.30%	12/12/2007	Yes
Airport Atrium Center	$5,400,000	0.26%	$28,765,394	(6)	LIBOR + 2.15%(5)	7/8/2008	Yes
796 Lexington Avenue	$3,844,294	0.18%	$200,000		15.00%	9/1/2008	Yes
Georgia Center For Total Cancer Care	$3,192,247	0.15%	$400,000		12.50%	8/11/2017	Yes

(1)	Includes provisions stating that the mezzanine loan is subordinate to the Mortgage Loan and that no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon an event of default under the related Mortgage Loan.
(2)	The total mezzanine debt consists of a $75,000,000 senior mezzanine loan with an interest rate of 5.61%, a $35,000,000 junior mezzanine loan with an interest rate of 9.00% and a second $35,000,000 junior mezzanine loan with an interest rate of 12.00%, as further described below under “Annex B—Description of Top Ten Mortgage Loans—85 Tenth Avenue.” All of the mezzanine loans mature on June 1, 2017.
(3)	Mezzanine debt with an initial principal balance of $164,000,000 was put in place at closing indirectly secured by (i) the equity interests in the borrowers under the CGM RRI Hotel Portfolio Loan Combination, (ii) the equity interests in the owners of additional Red Roof Inn Hotels that are not part of the CGM RRI Hotel Portfolio properties and (iii) related interests owned by the sponsors that are not part of the CGM RRI Hotel Portfolio properties.
(4)	There are three extension options of one year each.
(5)	Reflects the initial disbursement. The mezzanine borrower is permitted to obtain up to $15,150,000 and the interest rate on any additional disbursement will be 18.75%.
(6)	$28,765,394 represents the maximum permitted amount. The initial balance and current balance may be lower. Mezzanine loan represents a single mezzanine loan secured in part by direct or indirect equity interests in the limited partner of the limited partner of each borrower.
(7)	$20,000,000 represents the maximum permitted amount. The initial balance and current balance may be lower.

In the case of the above described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related Mortgage Loan and the right to purchase the Mortgage Loan from the trust if certain Mortgage Loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan.

With respect to the mortgage loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below, and in some cases, receipt of a “no downgrade” letter from the rating agencies:

Mortgage Loan	Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Intercreditor Agreement Required(1)
Quality King	$40,250,000	88%	1.00x	Yes
Seattle Space Needle	$35,000,000	60%	1.50x	Yes
Great Escape Lodge(2)	$33,000,000	NA	NA	Yes
Hotel deLuxe	$24,000,000	80%	1.30x	Yes
Arlington Center(3)	$20,880,000	NA	NA	No
Wildwood Communities MHP(4)	$20,500,000	85%	NA	Yes
Plantation Apartments(5)	$17,800,000	75%	1.30x	Yes
Centre at Culpeper	$15,765,000	90%	1.10x	Yes
Mammoth Professional Building	$8,700,000	70%	1.40x	Yes
Eagle Electronics Office Building	$8,000,000	92%	NA	Yes
Mammoth Encinitas West	$5,500,000	70%	1.40x	Yes
Jefferson Industrial Complex	$5,126,337	85%	1.10x	Yes
Capri Rialto Mobile Home Estates	$5,000,000	80%	1.20x	Yes
Allen Town Center	$4,200,000	90%	1.10x	Yes
796 Lexington Avenue	$3,844,294	80%	1.05x	Yes
Georgia Center For Total Cancer Care	$3,192,247	88%	1.04x	Yes

(1)	Reasonably acceptable to mortgagee.
(2)	Certain members of the borrower are permitted to pledge their direct membership interests in the borrower to incur indebtedness in the form of a revolving line of credit in an amount not to exceed $1,000,000.
(3)	The guarantor is permitted to pledge its direct ownership interest in the borrower and the borrower’s general partner to Brookfield Asset Management Inc. (“BAM”) or Trilon International, Inc. (“Trilon”) (as long as such entity is an affiliate of BAM) or any successor company to secure a loan made in the ordinary course of business to grantor by BAM, Trilon or such successor, provided such pledge does not result in a change of control of the borrower or the Mortgaged Property and the property manager continues to manage (or a property manager approved by lender and the Rating Agencies manages).
(4)	Not permitted until after the 60th month of the loan term. The combined DSCR must be not less than the DSCR on the loan closing date.
(5)	Not permitted to be incurred until 30 days after the securitization closing date.

The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Trust Fund.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels. The related loan documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the applicable Master Servicer that such conditions have or have not been satisfied. Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service. This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan. For additional information, see Annex A-1 to this prospectus supplement. See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases” in this prospectus supplement. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the applicable Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the applicable Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust would experience an early prepayment that may adversely affect the yield to maturity on your

Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender. The Pooling and Servicing Agreement requires the Special Servicer (except with respect to the Non-Serviced Mortgage Loans and subject to the rights of the Directing Holder), to determine, in a manner consistent with the applicable Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower or other transfers permitted under the Mortgage Loan Documents. See “—Other Financing,” in this prospectus supplement and “Description of the Pooling Agreements—Due-on-Sale and Due-on-Encumbrance Provisions” and “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Loans Subject to Government Assistance. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Delinquency. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Borrower Concentrations. Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 7.88%, 2.58%, and 2.36%, respectively, of the Initial Outstanding Pool Balance.

Single-Tenant Mortgage Loans. In the case of 66 mortgaged properties securing mortgage loans representing 23.84% of the Initial Outstanding Pool Balance and 28.66% of the Initial Loan Group 1 Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a “Single-Tenant Mortgage Loan”). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan, but in other cases does not. See Annex A-1 for loan maturity dates and the lease expiration dates for the three largest tenants. In addition, certain of these leases may have termination options that are prior to the Mortgage Loan Maturity Date. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

Geographic Location. The Mortgaged Properties are located throughout 38 states and the District of Columbia, with the largest concentrations by Initial Outstanding Pool Balance located in New York, the District of Columbia and California. See “Summary of the Prospectus Supplement —The Mortgage Pool—Characteristics of the Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Cross-Collateralization and Cross-Default. Two groups of the Mortgage Loans, collectively representing approximately 0.75% of the Initial Outstanding Pool Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities. The following Mortgage Loans are cross-collateralized and cross-defaulted:

•	The 509 212th Street Loan and the 770 & 780 Garden Street Loan, collectively representing 0.51% of the Initial Outstanding Pool Balance and 3.03% of the Initial Loan Group 2 Balance.

•

The Creative Children Learning Centers – Davie, FL and the Creative Children Learning Centers – Tallahassee, FL, collectively representing 0.24% of the Initial Outstanding Pool Balance and 0.29% of the Initial Loan Group 1 Balance.

There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable. In addition, under certain circumstances, including upon the assumption or defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the Mortgage Loans to be uncrossed. See “—Property Releases” above.

Loan Purpose. Sixty of the Mortgage Loans, representing 40.61% of the Initial Outstanding Pool Balance, 42.59% of the Initial Loan Group 1 Balance and 30.83% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property. One hundred one of the Mortgage Loans, representing 59.39% of the Initial Outstanding Pool Balance, 57.41% of the Initial Loan Group 1 Balance and 69.17% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days (except as described below) after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5.0% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the Securities and Exchange Commission, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 31 classes (each, a “Class”) to be designated as (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class XP Certificates, Class XS Certificates, Class AM Certificates, Class A-MA Certificates, Class AJ Certificates, Class A-JA Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates (collectively, the “Regular Certificates”), (ii) the Class T Certificates and (iii) the Class R Certificates and Class LR Certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates and the Class T Certificates, the “Certificates”). The Class XP and Class XS Certificates are collectively referred to herein as the “Class X Certificates.” Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class AM, Class A-MA, Class AJ, Class A-JA, Class B and Class C Certificates (the “Offered Certificates”) are offered hereby. The Class XS, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property”); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Trust’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the “Sequential Pay Certificates,” and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance or Notional Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$42,300,000	30.000	%(1)
A-2	$88,500,000	30.000	%(1)
A-3	$39,400,000	30.000	%(1)
A-AB	$52,000,000	30.000	%(1)
A-4	$958,880,000	30.000	%(1)
A-1A	$284,848,000	30.000	%(1)
XP	$2,039,879,000	N/A
AM	$168,726,000	20.000	%(2)
A-MA	$40,693,000	20.000	%(2)
AJ	$111,780,000	13.375	%(3)
A-JA	$26,959,000	13.375	%(3)
B	$20,942,000	12.375%
C	$20,942,000	11.375%

Private Certificates
XS	$2,094,183,816	N/A
D	$20,942,000	10.375%
E	$18,324,000	9.500%
F	$18,324,000	8.625%
G	$20,942,000	7.625%
H	$23,559,000	6.500%
J	$23,560,000	5.375%
K	$20,942,000	4.375%
L	$26,177,000	3.125%
M	$7,853,000	2.750%
N	$5,236,000	2.500%
O	$5,235,000	2.250%
P	$5,236,000	2.000%
Q	$2,617,000	1.875%
S	$39,266,816	0.000%

(1)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the aggregate.
(2)	Represents the approximate initial credit support for the Class AM and Class A-MA Certificates in the aggregate.
(3)	Represents the approximate initial credit support for the Class AJ and Class A-JA Certificates in the aggregate.

The Class XP and Class XS Certificates will each have a notional balance (the “Notional Balance“), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class XP Certificates from time to time will equal the sum of the components of the Class XP Certificates (each, a “Class XP Component”). Each of the Class XP Components will relate to a particular Class of Sequential Pay Certificates and, at any time during any of the periods specified on Annex G to this Prospectus Supplement, will equal the lesser of (a) the specific amount identified in the table on Annex G to this Prospectus Supplement with respect to the related Class of Sequential Pay Certificates for that period and (b) the then Certificate Balance of the related Class of Sequential Pay Certificates. Notwithstanding anything to the contrary in this Prospectus Supplement, the Notional Amount of the Class XP Certificates will be $0 following the Distribution Date in November 2014. The initial Notional Amount of the Class XP Certificates will be approximately $2,039,879,000.

The Notional Balance of the Class XS Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ, Class A-JA, Class B, Class C, Class D, Class E,

Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The total initial Notional Balance of the Class XS Certificates will be approximately $2,094,183,816, although it may be as much as 5.0% larger or smaller.

The Class T, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” in this prospectus supplement.

The respective Certificate Balance of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class XP and Class XS Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class XS Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Sequential Pay Certificates. The Notional Balance of the Class XP Certificates will be reduced to the extent of all reductions in the Certificate Balance (or any portion thereof) of any Class of Sequential Pay Certificates included in the calculation of the Notional Balance of the Class XP Certificates on the related Distribution Date.

Distributions

Method, Timing and Amount. Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in December 2007 (each, a “Distribution Date”). All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the “Record Date”). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The “Available Funds” for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicers in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicers or the Trustee, as applicable, in respect of such Distribution Date; (iii) all other amounts received by the Master Servicers in such Collection Period and required to be deposited in the appropriate Collection Account by the Master Servicers pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period; (iv) without duplication, any late Monthly

Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicers to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); (vi) with respect to the initial Distribution Date, any applicable Interest Deposit Amount (as defined below) and (vii) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following:

(a) all amounts permitted to be used to reimburse the Master Servicers, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(b) the aggregate amount of the Servicing Fee (which includes the fees for the Master Servicers, the Certificate Administrator, the Trustee and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicers, the Certificate Administrator and the Trustee, and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under “The Pooling and Servicing Agreement— Special Servicing—Special Servicing Compensation”)), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans that the Master Servicers or the Special Servicer are entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

(c) all amounts representing scheduled Monthly Payments due after the related Due Date;

(d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation as described in this prospectus supplement, to which the Master Servicers, the Special Servicer, any subservicer, the Certificate Administrator and the Trustee are entitled;

(e) all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee and other amounts permitted to be retained by the Master Servicers or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f) Prepayment Premiums and Yield Maintenance Charges;

(g) any interest or investment income on funds on deposit in the Collection Account or any interest on Permitted Investments in which such funds may be invested;

(h) all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Trust Fund pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i) the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

(j) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

“Interest Deposit” means the amount of interest that would have accrued at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of December 1, 2007 had such Mortgage Loan been originated on November 1, 2007, for the period from and including November 1, 2007 to but excluding December 1, 2007.

“Interest Deposit Amount” means the amount of Interest Deposit for the Mortgage Loans that are set forth on Footnote 34 to Annex A-1 to this prospectus supplement.

The “Monthly Payment” with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Defaulted Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicers (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicers or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the applicable Master Servicer revises its final report and as a result the Certificate Administrator revises its report to DTC after the DTC deadline, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Master

Servicers and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust Fund.

The “Determination Date” is the 11th day of each month, or if such 11th day is not a business day, the preceding business day, commencing in December 2007.

“Net Default Interest” with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain additional trust fund expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class T, Class R and Class LR Certificates), is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Offered Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates is the per annum rate at which interest accrues on such Class during any Interest Accrual Period. The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates are fixed at 5.171%, 5.655%, 5.884% and 5.745%, respectively. The Pass-Through Rate applicable to the Class A-4 Certificates will, at all times, equal the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) 5.886%. The Pass-Through Rate applicable to the Class A-1A Certificates will, at all times, equal the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) 5.800%. The Pass-Through Rates applicable to the Class AM, Class A-MA, Class AJ, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will, at all times, equal the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rates applicable to the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will, at all times, equal the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) 4.594%.

The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately 0.259% per annum. The Pass-Through Rate applicable to the Class XP Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in November 2014 will equal the weighted average of the respective strip rates (the “Class XP Strip Rates“) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class XP Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance (or a lesser designated portion thereof) of a specified Class of Sequential Pay Certificates. If all or a designated portion of the Certificate Balance of any such Class of Sequential Pay Certificates (based on their Certificate Balances) is identified under the definition of Notional Balance, as described above, as being part of the total Notional Balance of the Class XP Certificates immediately prior to any Distribution Date, then that portion of the Certificate Balance will represent one or more components of the total Notional Balance of the Class XP Certificate for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before November 2014, on any particular component of the total Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal, with respect to each Class of Certificates (or a designated portion thereof) that comprises such component, the excess, if any, of:

•

the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Annex F attached hereto and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over

•	the Pass-Through Rate for such Distribution Date for the Class of Sequential Pay Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

The Pass-Through Rate applicable to the Class XS Certificates for the initial Distribution Date will equal approximately 0.062% per annum. The Pass-Through Rate applicable to the Class XS Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class XS Strip Rates“) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class XS Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of the Sequential Pay Certificates (based on their Certificate Balances). In general, the Certificate Balance of each Class of Sequential Pay Certificates (based on their Certificate Balances) will constitute a separate component of the total Notional Balance of the Class XS Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates (based on their Certificate Balances) is identified under the definition of Notional Balance, as described above, as being part of the total Notional Balance of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will represent a separate component of the total Notional Balance of the Class XS Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent a separate component of the Class XS Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before November 2014, on any particular component of the total Notional Balance of the Class XS Certificates immediately prior to the related Distribution Date, the applicable Class XS Strip Rate will be calculated as follows:

•

if such particular component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates (based on their Certificate Balances), and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex F attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such Class of Sequential Pay Certificates;

•

if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates (based on their Certificate Balances), and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex F attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such Class of Sequential Pay Certificates;

•

if such particular component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates (based on their Certificate Balances), and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Sequential Pay Certificates; and

•

if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates (based on their Certificate Balances), and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Sequential Pay Certificates.

For any Distribution Date occurring after November 2014, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate component of the total Notional Balance of the Class XS Certificates, and the applicable Class XS Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Sequential Pay Certificates. Under no circumstances will the Class XS Strip Rate be less than zero.

Each of the Class T, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class T Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The “Due Date” with respect to any Mortgage Loan and any month, is the first day of such month in the related collection period as specified in the related Note for that Mortgage Loan.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class T, Class R and Class LR Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan, Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan or Serviced Companion Loan, whether agreed to by the applicable Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(ii) the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

(iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans” and “—Optional Termination”;

(iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(v) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(vi) all other Principal Prepayments received in the related Collection Period; and

(vii) any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The “Group 1 Principal Distribution Amount” is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 1.

The “Group 2 Principal Distribution Amount” is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 2.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

An “REO Loan” is any Mortgage Loan (other than the Non-Serviced Mortgage Loans) as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/ Master Servicers	The Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan.	monthly	Interest payment on the related Mortgage Loan.

Non-Serviced Mortgage Loan Servicing Fee/Master Servicer Under Each Related Pooling and Servicing Agreement	The Stated Principal Balance of the Non-Serviced Mortgage Loan multiplied by the applicable servicing fee rate under the related pooling and servicing agreement as calculated under the related pooling and servicing agreement.	Monthly	Interest payment on the related Non-Serviced Mortgage Loan.

Additional Master Servicing Compensation/Master Servicers	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	from time to time	Any actual prepayment interest excess.

Type/Recipient	Amount	Frequency	Source of Payment
Additional Master Servicing Compensation/Master Servicers

All late payment fees and Net Default Interest (other than that accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay first, interest on Advances and then, certain additional trust fund expenses.

100% of any loan modification and extension fees on non-Specially Serviced Mortgage Loans and Serviced Companion Loans (but only 50% of such fees where the approval of the Special Servicer is required).

100% of defeasance fees on non-Specially Serviced Mortgage Loans and Serviced Companion Loans. 50% of any assumption fees and assumption application fees on all non-Specially Serviced Mortgage Loans.

100% of loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges).

		from time to time	The related fees.

Additional Master Servicing Compensation/Master Servicers	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.

Special Servicing Fee/Special Servicer	The Stated Principal Balance of each Specially Serviced Mortgage Loan and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan, and will be payable monthly.	monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account.

Workout Fee/Special Servicer	1.00% of each collection of principal and interest on each Corrected Mortgage Loan.	monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer	1.00% of each recovery of Liquidation Proceeds, except as specified under “The Pooling and Servicing Agreement— Special Servicing—Special Servicing Compensation.”	upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Type/Recipient	Amount	Frequency	Source of Payment
Additional Special Servicing Compensation/Special Servicer	All late payment fees and Net Default Interest (accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay first, interest on Advances and then, certain Trust expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees). 100% of any loan modification, extension, defeasance, assumption and assumption application fees on Specially Serviced Mortgage Loans. 50% of any loan modification and extension fees on non-Specially Serviced Mortgage Loans and Serviced Companion Loans when the consent of the Special Servicer is required. 50% of assumption fees and assumption application fees on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans and serviced REO Loans.	from time to time	The related fees.

	All investment income received on funds in any REO Account.	monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the mortgage loan.	monthly	Payment of interest on the related Mortgage Loan.

Expenses

Reimbursement of Property Advances/Master Servicers and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.

Interest on Property Advances/Master Servicers and Special Servicer/Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account.

Reimbursement of P&I Advances/Master Servicers/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.

Type/Recipient	Amount	Frequency	Source of Payment
Interest on P&I Advances/Master Servicers/Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account.

Indemnification Expenses/Trustee, Certificate Administrator, Master Servicers and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account.

Trust Fund Expenses not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of either Master Servicer or the Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the applicable Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to pay interest, concurrently,

•

on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pro rata from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements,

•

on the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for such Class, and

•	on the Class XP and Class XS Certificates, pro rata, from the Available Funds for such Distribution Date up to an amount equal to the Interest Accrual Amount for each such Class;

provided, however, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

Second, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP and Class XS Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, in reduction of the Certificate Balances thereof concurrently,

(A) to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates:

(i) first, to the Class A-AB Certificates, in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-4 for such Distribution Date,

(ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-AB Certificates pursuant to clause (i) above) for such Distribution Date and, after the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-1 Certificates have been reduced to zero,

(iii) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and the Class A-AB Certificates pursuant to clauses (i) and (ii) above) for such Distribution Date and, after the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, and payments to the Class A-1 and Class A-AB Certificates pursuant to clauses (i) and (ii) above have been made on such Distribution Date, until the Class A-2 Certificates have been reduced to zero,

(iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-AB Certificates pursuant to clauses (i), (ii) and (iii) above) for such Distribution Date and, after the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, and payments to the Class A-1, Class A-2 and Class A-AB Certificates pursuant to clauses (i), (ii) and (iii) above have been made on such Distribution Date, until the Class A-3 Certificates have been reduced to zero,

(v) then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates pursuant to clauses (i), (ii), (iii) and (iv) above) for such Distribution Date and, after the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, and payments to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates pursuant to clauses (i), (ii), (iii) and (iv) above have been made on such Distribution Date, until the Class A-AB Certificates have been reduced to zero,

(vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates pursuant to clauses (i), (ii), (iii), (iv) and (v) above) for such Distribution Date and, after the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, and payments to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates pursuant to clauses (i), (ii), (iii), (iv) and (v) above have been made on such Distribution Date, until the Class A-4 Certificates have been reduced to zero,

(B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date; and after the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates have been made on such Distribution Date, until the Class A-1A Certificates have been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to pay interest, concurrently,

•

on the Class AM Certificates from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for such Class, and

•

on the Class A-MA Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for such Class;

provided, however, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause Fifth, the Available Funds for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

Sixth, to the Class AM and the Class A-MA Certificates, pro rata, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Seventh, in reduction of the Certificate Balances thereof concurrently,

(A) to the Class AM Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pursuant to sub-clauses (A)(i), (A)(ii), (A)(iii), (A)(iv), (A)(v) and (A)(vi) of clause Third above) for such Distribution Date and, after the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, and payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pursuant to sub-clauses (A)(i), (A)(ii), (A)(iii), (A)(iv), (A)(v) and (A)(vi) of clause Third above have been made on such Distribution Date, until the Class AM Certificates have been reduced to zero, and

(B) to the Class A-MA Certificates, in an amount equal to the Group 2 Principal Distribution Amount (or the portion of the Group 2 Principal Distribution Amount remaining after distributions on the Class A-1A Certificates pursuant to sub-clause (B) of clause Third above) for such Distribution Date; and after the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates, and payments to the Class A-1A Certificates pursuant to sub-clause (B) of clause Third above have been made on such Distribution Date, until the Class A-MA Certificates have been reduced to zero;

Eighth, to the Class AM and the Class A-MA Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Classes;

Ninth, to pay interest, concurrently,

•

on the Class AJ Certificates from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for such Class, and

•

on the Class A-JA Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for such Class;

provided, however, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause Ninth, the Available Funds for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

Tenth, to the Class AJ and the Class A-JA Certificates, pro rata, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Eleventh, in reduction of the Certificate Balances thereof concurrently,

(A) to the Class AJ Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class AM Certificates pursuant to sub-clauses (A)(i), (A)(ii), (A)(iii), (A)(iv), (A)(v) and (A)(vi) of clause Third above and sub-clause (A) of clause Seventh above) for such Distribution Date and, after the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-MA and Class A-JA Certificates, and payments to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and the Class AM Certificates pursuant to sub-clauses (A)(i), (A)(ii), (A)(iii), (A)(iv), (A)(v) and (A)(vi) of clause Third above and sub-clause (A) of clause Seventh above have been made on such Distribution Date, until the Class AJ Certificates have been reduced to zero, and

(B) to the Class A-JA Certificates, in an amount equal to the Group 2 Principal Distribution Amount (or the portion of the Group 2 Principal Distribution Amount remaining after distributions on the Class A-1A and Class A-MA Certificates pursuant to sub-clause (B) of clause Third above and sub-clause (B) of clause Seventh above) for such Distribution Date; and after the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM and Class AJ Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM, and Class AJ Certificates, and payments to the Class A-1A and Class A-MA Certificates pursuant to sub-clause (B) of clause Third above and sub-clause (B) of clause Seventh above have been made on such Distribution Date, until the Class A-JA Certificates have been reduced to zero;

Twelfth, to the Class AJ Certificates and the Class A-JA Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Classes;

Thirteenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-seventh, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-ninth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fortieth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-second, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-third, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-fourth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-fifth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-sixth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-seventh, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-eighth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-ninth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fiftieth, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-first, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-second, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-third, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-fifth, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-sixth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-eighth, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-ninth, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixtieth, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-first, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-second, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-third, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixty-fourth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-fifth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-seventh, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixty-eighth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-ninth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Seventieth, to the Class Q Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventy-first, to the Class Q Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Seventy-second, to the Class Q Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventy-third, to the Class S Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Seventy-fourth, to the Class S Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventy-fifth, to the Class S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Seventy-sixth, to the Class S Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Seventy-seventh, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

All references to “pro rata” in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed first to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, and Class A-1A Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero and then to the Class AM and the Class A-MA Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero and then to the Class AJ and the Class A-JA Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates, other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ and Class A-JA Certificates, have been reduced to zero. The Class X Certificates will not be entitled to any distribution of principal.

Class A-AB Planned Principal Balance

On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Distributions of Available Funds” above. The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-4 to the prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-4. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-4. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class K Certificates (other than Class A-1A, Class A-MA and Class A-JA Certificates) in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class K Certificates (other than the Class A-1A, Class A-MA and Class A-JA Certificates); (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1A, Class A-MA and Class A-JA Certificates in the following manner: the holders of the Class A-1A, Class A-MA and Class A-JA Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1A, Class A-MA and Class A-JA Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the Prepayment Premiums or Yield Maintenance Changes, as applicable, collected on such principal prepayment during the related Collection Period.

On or prior to the Distribution Date in November 2014, any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed 28.5% to the holders of the Class XP Certificates and 71.5% to the holders of the Class XS Certificates. After the Distribution Date in November 2014, Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed 100% to the Class XS Certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class K Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the applicable Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the applicable Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

The yield rate with respect to any prepaid mortgage loan will be equal to the yield rate stated in the relevant loan documents, or if none is stated, will equal the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid mortgage loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Loan Combinations, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Loan Combination will be allocated ratably in proportion based on the amount prepaid to the Mortgage Loan and the related Companion Loans.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	July 15, 2012
Class A-2	October 15, 2012
Class A-3	November 15, 2014
Class A-AB	October 15, 2016
Class A-4	August 15, 2017
Class A-1A	September 15, 2017
Class XP	N/A
Class AM	September 15, 2017
Class A-MA	October 15, 2017
Class AJ	October 15, 2017
Class A-JA	October 15, 2017
Class B	November 15, 2017
Class C	November 15, 2017

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined herein under “Yield and Maturity Considerations—Weighted Average Life”). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

The “Rated Final Distribution Date” of the Offered Certificates will be November 15, 2044.

Realized Losses

The Certificate Balances of the Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date. As referred to herein, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class S Certificates, second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates, fifth, to the Class N Certificates, sixth, to the Class M Certificates, seventh, to the Class L Certificates, eighth, to the Class K Certificates, ninth, to the Class J Certificates, tenth, to the Class H Certificates, eleventh, to the Class G Certificates, twelfth, to the Class F Certificates, thirteenth, to the Class E Certificates, fourteenth, to the Class D Certificates, fifteenth, to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth, pro rata, to the Class AJ and Class A-JA Certificates, eighteenth, pro rata, to the Class AM and Class A-MA Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the special servicing fee);

•	extraordinary expenses of the Trust and other additional expenses of the Trust;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls” in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class T, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall). The Notional Balances of the Class XP and Class XS Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Sequential Pay Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer (or with respect to a Non-Serviced Mortgage Loan, by the applicable other special servicer) and other principal losses realized in respect of such Mortgage Loan during the related Collection Period (or with respect to a Non-Serviced Mortgage Loan, other principal losses realized in respect of the relevant Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related other pooling and servicing agreement).

With respect to a Non-Serviced Mortgage Loan, any additional trust expenses under the pooling and servicing agreement governing the relevant Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to a Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, the relevant Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Trust.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates (other than the Class T, Class R and Class LR Certificates), and fees payable to the Trustee, the Certificate Administrator and each Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates (other than the Class T, Class R and Class LR Certificates) and fees payable to the Trustee, the Certificate Administrator and the Master Servicers.

In the event that with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans and a Specially Serviced Mortgage Loan or a previously Specially Serviced Mortgage Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) the applicable Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the applicable Master Servicer reasonably believes that acceptance of such prepayment is consistent with the applicable Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Directing Holder) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loans) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loans) serviced by the applicable Master Servicer. The Master Servicers’ obligation to pay any Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans serviced by the applicable Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Certificates (other than the Class T, Class R and Class LR Certificates), pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the applicable Master Servicer exceeds the Master Servicer Prepayment Interest Shortfalls for all Mortgage Loans serviced by the applicable Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to such Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP and Class XS Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class AM, Class A-MA, Class AJ, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP and Class XS Certificates. The Class AM and the Class A-MA Certificates will be likewise protected by the subordination of the Class AJ, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class AJ and the Class A-JA Certificates will be likewise protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. Each other Class of Sequential Pay Certificates will be likewise protected by the subordination of each Class of Certificates with a later alphabetical class designation. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class S Certificates, second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates, fifth, to the Class N Certificates, sixth, to the Class M Certificates, seventh, to the Class L Certificates, eighth, to the Class K Certificates, ninth, to the Class J Certificates, tenth, to the Class H Certificates, eleventh, to the Class G Certificates, twelfth, to the Class F Certificates, thirteenth, to the Class E Certificates, fourteenth, to the Class D Certificates, fifteenth, to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth, pro rata, to the Class AJ and Class A-JA Certificates, eighteenth, pro rata, to the Class AM and Class A-MA Certificates, and finally, pro rata, to the Class A-1, Class A-2,

Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates based on their respective Certificate Balances for Realized Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (collectively, the “Class A Certificates”) will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Loan Combination, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or Serviced Loan Combination and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the applicable Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative, within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination and (D) the Controlling Class Representative consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the applicable Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an “Appraisal Reduction Event”), an Appraisal Reduction Amount will be calculated. The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Loan Combination as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer on a monthly basis and will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan or the applicable Serviced Loan Combination over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties securing such Mortgage Loan or the applicable Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the applicable Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the applicable Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or Serviced Loan Combinations having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the applicable Master Servicer or the

Trustee, all unpaid interest on such Mortgage Loan or the applicable Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or the applicable Serviced Loan Combination, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan or the applicable Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Serviced Loan Combination (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loans) or an applicable Serviced Loan Combination having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than the Non-Serviced Mortgage Loans) or an applicable Serviced Loan Combination having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to obtain, with the consent of the Controlling Class Representative, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans), the Controlling Class Representative may, at its own expense, obtain and deliver to the applicable Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee an appraisal satisfactory to the Special Servicer that satisfies the requirements of an Updated Appraisal (as defined below), and upon the written request of the Controlling Class Representative, the Special Servicer must recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the applicable Serviced Loan Combination based on such appraisal (but subject to any downward adjustments by the Special Servicer as provided in the preceding paragraph) and will be required to notify the Certificate Administrator, the Trustee, the applicable Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination, any extension of the maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a Balloon Payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Wachovia/Special Servicer Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the Appraisal Institute (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, provided, that, the Special

Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Loan Combination. Any Appraisal Reduction on a Serviced Loan Combination with a related Pari Passu Companion Loan (and no related B Loan) will generally be allocated or deemed allocated to the related Mortgage Loan and any Pari Passu Companion Loans pro rata, based on each loan’s outstanding principal balance. Any Appraisal Reduction on a Serviced Loan Combination with a related B Loan will generally be allocated or deemed allocated, first, to the holder of the related B Loan (up to the full principal balance thereof), and, then, to the holders of the related Mortgage Loan and the holder of the related Pari Passu Companion Loan pro rata, based on each loan’s outstanding principal balance.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the applicable Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

Each Non-Serviced Mortgage Loan is subject to provisions in the pooling and servicing agreement governing such loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of a Non-Serviced Mortgage Loan will proportionately reduce the Master Servicers’ or the Trustee’s, as the case may be, obligation to make P&I Advances on the relevant Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any such appraisal reduction on a Non-Serviced Mortgage Loan will generally be allocated to the holders of the related Mortgage Loan and related Pari Passu Companion Loan pro rata, based on each such loan’s outstanding principal balance.

A “Modified Mortgage Loan” is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Loan Combination or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ and Class A-JA Certificates and multiples of $1 in excess thereof, (ii) $25,000 with respect to Class B and Class C Certificates and (iii) $1,000,000 with respect to the Class XP Certificates, in each case in multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.” Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream

International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicers, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicers or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicers or Special Servicer or otherwise benefit the Master Servicers or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See “Description of the Offered Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicers, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor; (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates; or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Certificate Administrator and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicers will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”). Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the

Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Certificate Administrator will be appointed as the initial Certificate Registrar.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this prospectus supplement. The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments. The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which Balloon Payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for ARD Loans) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed. See “The Pooling and Servicing Agreement—Amendment” and “—Modifications” in this prospectus supplement and “Description of the Pooling Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans. See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, the Depositor makes no assurance that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicers nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations— Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 4 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest. As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loans, the respective related Anticipated Repayment Date. The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under “Description of the Mortgage Pool—Additional Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(i) the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein;

(ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in December 2007;

(iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered (xii);

(vi) all Mortgage Loans accrue interest under the method specified in Annex A-1. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(vii) no party exercises its right of optional termination described herein;

(viii) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, the COMM 2007-C9 Pooling and Servicing Agreement, the COBALT CMBS 2007-C3 Pooling and Servicing Agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust Fund;

(ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(x) there are no additional Trust expenses;

(xi) distributions on the Certificates are made on the 15th calendar day in each month, commencing in December 2007;

(xii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any or Prepayment Premium Period, if any;

(xiii) the Closing Date is November 29, 2007;

(xiv) each ARD Loan in the Trust is paid in full on its Anticipated Repayment Date;

(xv) with respect to the Mortgage Loans identified as “Quality King,” “Great Escape Lodge,” “Hotel deLuxe” and “6620 18th Avenue Retail,” additional one-month lockout and interest-only periods were added to the beginning of the loan term as of the Cut-off Date; and

(xvi) with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee and the Trustee/Certificate Administrator Fee accrue on the same basis as interest accrues on such Mortgage Loan and with respect to the Non-Serviced Mortgage Loans, (i) separate servicing fees as set forth in the COMM 2007-C9 Pooling and Servicing Agreement are calculated on the same basis as interest accrues on the USFS Industrial Distribution Portfolio Loan Combination, the 85 Tenth Avenue Loan Combination and the Georgian Towers Loan Combination, respectively and (ii) separate servicing fees as set forth in the COBALT CMBS 2007-C3 Pooling and Servicing Agreement are calculated on the same basis as interest accrues on the Charles River Plaza North Loan Combination.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ, Class A-JA, Class B and Class C Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this prospectus supplement. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM, Class A-MA, Class AJ, Class A-JA, Class B and Class C Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates under the Modeling Assumptions.

The yields set forth on the tables set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of November 29, 2007 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including November 1, 2007 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Weighted Average Life and Yield Sensitivity of the Class XP Certificates

The yield to maturity of the Class XP Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class XP Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class XP Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class XP Certificates set forth on Annex E to this prospectus supplement indicates the sensitivity of the pre-tax yield to maturity on the Class XP Certificates to various CPR percentages on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class XP Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions. It was further assumed that the purchase price of the Class XP Certificates is as specified in the table interpreted as a percentage of the Initial Notional Balance (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class XP Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

The pre-tax yields set forth in the table corresponding to the Class XP Certificates set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows as of November 29, 2007 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rates for the Class XP Certificates from and including November 1, 2007 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates (and accordingly does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class XP Certificates set forth on Annex E to this prospectus supplement, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class XP Certificates is likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield on the Class XP Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class XP Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of the Class XP Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class XP Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of November 1, 2007 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Certificate Administrator.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Certificate Administrator has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Deutsche Bank Trust Company Americas, 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Trust Administration –CD07CD5.

Servicing of the Mortgage Loans; Collection of Payments

The Pooling and Servicing Agreement requires the Master Servicers and the Special Servicer (directly or through one or more sub-servicers) to diligently service and administer their respective Mortgage Loans (other than the Non-Serviced Mortgage Loans, each of which will be serviced pursuant to a separate pooling and servicing agreement) and the Serviced Loan Combinations.

The Capmark Master Servicer is required to diligently service and administer the applicable Mortgage Loans on behalf of, and in the best interest of, and for the benefit of, the Certificateholders, the related Mortgage Loan documents, the Pooling and Servicing Agreement and applicable law, and, to the extent consistent with the foregoing, further as follows: (a) with the same care, skill and diligence as is normal and usual in the Master Servicer’s servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans, (b) with a view to the timely collection of all scheduled payments of principal and interest on the Mortgage Loans and (c) without regard to: (i) any relationship that the Master Servicer or any affiliate thereof may have with a related borrower; (ii) ownership of any Certificate or Serviced Companion Loan or related mezzanine loan by it or any of its affiliates; (iii) its obligations to make Advances or to incur servicing expenses; (iv) the adequacy of its compensation for its services, or its right to receive reimbursement of costs; or (v) the obligation of the Capmark Master Servicer or any affiliate thereof to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (collectively, the “Capmark Servicing Standard” ).

The Wachovia Master Servicer and the Special Servicer are required to diligently service and administer the applicable Mortgage Loans and the Serviced Loan Combinations, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of any related B Loan as determined by the Wachovia Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, and the terms of the applicable Mortgage Loans or applicable Serviced Loan Combinations, as applicable, the terms of the related co-lender agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

•

the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for other third party portfolios or securitization trusts with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holder of the related

Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of any related B Loan as determined by such servicer in its reasonable judgment); and

•

the same care, skill, prudence and diligence with which the such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of any related B Loan as determined by such servicer in its reasonable judgment) but without regard to:

(A) any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(B) the ownership of any Certificate, any Non-Serviced Mortgage Loan or any Serviced Companion Loan by such servicer or any affiliate of it;

(C) the applicable Master Servicer’s obligation to make Advances;

(D) such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(F) any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(G) any obligation of the applicable Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (the foregoing, collectively referred to as the “Wachovia/Special Servicer Servicing Standard” and, collectively with the Capmark Servicing Standard, the “Servicing Standard”).

For a description of the servicing of the Non-Serviced Mortgage Loans see “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—Split Loan Structures—The USFS Industrial Distribution Portfolio Loan Combination,” “—The Charles River Plaza North Loan Combination,” “—The 85 Tenth Avenue Loan Combination” and “—The Georgian Towers Loan Combination” in this prospectus supplement.

The Master Servicers and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicers, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect either of the Master Servicers or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the applicable Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loans) and the Serviced Loan Combinations, to the extent such procedures are consistent with the applicable Servicing Standard. Consistent with the above, the applicable Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

Advances

Each Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee/Certificate Administrator Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, that the applicable Master Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the applicable Master Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Master Servicers nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the related Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

With respect to the Non-Serviced Mortgage Loans, the Master Servicer will be permitted (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Companion Loans. If the Master Servicer determines that a proposed P&I Advance with respect to a Mortgage Loan that is part of a Serviced Loan Combination, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to promptly provide the servicer of each securitization that holds a related Pari Passu Companion Loan written notice of such determination. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the applicable Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Master

Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances, with respect to such Loan Combination, have changed such that a proposed P&I Advance, in respect of the related Mortgage Loan, would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the Master Servicer or the Trustee in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, if the servicer of a Pari Passu Companion Loan related to a Mortgage Loan discussed in this paragraph determines that any advance of principal and/or interest with respect to such related Pari Passu Companion Loan would be recoverable, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by a Master Servicer or a Master Servicer receives written notice of such nonrecoverability determination by any of the other servicers, neither the applicable Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan except as set forth in this paragraph.

With respect to each Mortgage Loan that is part of a Serviced Loan Combination, the related Master Servicer will be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement; provided that in the case of a Mortgage Loan with a related B Loan, reimbursement for a P&I Advance on the Mortgage Loan will be made first from amounts collected on the related B Loan and then from general collections of the Trust.

Neither the Master Servicers nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicers will also be obligated (subject to a nonrecoverability determination or the other limitations described herein and except with respect to the Non-Serviced Mortgage Loans) to make advances (“Property Advances,“ and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan. In addition if the Special Servicer requests that the applicable Master Servicer make a Property Advance and such Master Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans. The related Master Servicer will also be obligated to make Property Advances with respect to the Serviced Loan Combinations.

The COMM 2007-C9 Master Servicer is obligated to make property advances with respect to the USFS Industrial Distribution Portfolio Loan, the 85 Tenth Avenue Loan and the Georgian Towers Loan. The COBALT CMBS 2007-C3 Master Servicer is obligated to make property advances with respect to the Charles River Plaza North Loan.

With respect to a nonrecoverable property advance on the Non-Serviced Loan Combinations, the applicable servicer under the pooling and servicing agreement governing the related Non-Serviced Mortgage Loan will be entitled to reimbursement first from collections on, and proceeds of, the related Non-Serviced Mortgage Loan and any related Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then with respect to the related Non-Serviced Mortgage Loan from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a nonrecoverable Property Advance on each of the Serviced Loan Combinations with Pari Passu Companion Loans, the applicable Master Servicer will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan and then from the related Mortgage Loan and any related Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance), and if not fully reimbursed first from the other trusts, from general collections of the Trust.

With respect to a nonrecoverable Property Advance on each of the Serviced Loan Combinations with a related B Loan, the applicable Master Servicer will be entitled to reimbursement from collections on, and proceeds of, the related B Loan and second, from collections on, and proceeds of, the related Mortgage Loan and the holder of the related Pari Passu Companion Loan pro rata, based on each such loan’s outstanding principal balance, and then from general collections of the Trust.

To the extent that a Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicers and shall be bound by any nonrecoverability determination of the Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Each Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance, (i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the applicable Servicing Standard (with respect to a Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations).

Each Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations). Each Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicers or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the applicable Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that a Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of that Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan

Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Combination Loan, as a collective whole), the Special Servicer will be required to direct the applicable Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances. Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicers, the Trustee or the Special Servicer, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates. Notwithstanding the foregoing, none of the Master Servicers, the Special Servicer or the Trustee will be obligated to make any Advance that it or the Special Servicer determines in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”). Any such determination with respect to the recoverability of Advances by either of the Master Servicers or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor, the Certificate Administrator and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, the Master Servicers and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the applicable Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the applicable Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicers and the Trustee notice of such determination, together with the officer’s certificate and supporting information referred to above. Any such determination shall be conclusive and binding on the Master Servicers, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Loan Combinations, each of the Master Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account) in each case, first, from principal collections and then, from interest and other collections. If the funds in the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class Representative). At any time after such determination, the applicable Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately. The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the applicable Servicing Standard or a breach of the terms of the Pooling and

Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders. In addition, the Master Servicers, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account (or, with respect to a Serviced Loan Combination, first out of principal collections in the related custodial account), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the applicable Servicing Standard in the case of the Master Servicers or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the applicable Servicing Standard in the case of the Master Servicers or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicers or the Special Servicer, as applicable, and the Master Servicers will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Subject to the discussion in this section regarding Mortgage Loans that are part of a Loan Combination, the Master Servicers will be entitled to conclusively rely on any nonrecoverability determination of a servicer of a Pari Passu Companion Loan. Nonrecoverable Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicers, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. None of the Master Servicers, the Special Servicer or Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Master Servicers or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or REO Property in respect of which the Advance was made.

Accounts

Collection Account. Each Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by each Master Servicer or amounts to be deposited into any Reserve Account. Payments and collections received in respect of each Serviced Loan Combination will be deposited into a separate custodial account (which may be a sub-account of the Collection Account). Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Accounts. The Certificate Administrator will establish and maintain one or more segregated accounts (the “Distribution Account”) in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Master Servicers will remit on or before each Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee. To the extent the Master Servicers fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See “Description of the Offered Certificates— Distributions” in this prospectus supplement.

Interest Reserve Account. The Certificate Administrator will establish and maintain an “Interest Reserve Account” in its own name for the benefit of the holders of the Certificates (other than the Class T Certificates). With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, there shall be deposited, in respect of each Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each, an amount equal to one day’s interest at the related Mortgage Rate (net of any Servicing Fee and Trustee/Certificate Administrator Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). With respect to each Distribution Date occurring in March (or February if the related Distribution Date is the final Distribution Date), an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

Excess Interest. The Certificate Administrator is required to establish and maintain the “Class T Grantor Trust Distribution Account” in its own name for the benefit of the Class T Certificateholders. On each Distribution Date, the Certificate Administrator is required to distribute from the Class T Grantor Trust Distribution Account any Excess Interest received with respect to the Mortgage Loans during the related Collection Period to the holders of the Class T Certificates.

“Excess Interest” with respect to the ARD Loans is the interest accrued at an increased interest rate in respect of each ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

The Certificate Administrator will also establish and maintain one or more segregated accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account,” and the “Excess Liquidation Proceeds Account,” each in its own name for the benefit of the holders of the Certificates.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class T Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicers or Certificate Administrator on behalf of the Trustee) on behalf of the holders of Certificates and, in the case of the Serviced Loan Combinations, the holder of the related Serviced Companion Loan and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class T Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “F-1” by Fitch, “P-1” by Moody’s and “A-1” by S&P, with respect to any custodial account related to a Serviced Loan Combination as to which commercial mortgage pass-through certificates backed by a Serviced Companion Loan have been issued (“Companion Loan Securities“) rated by Fitch, Moody’s or S&P in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “AA-” by Fitch, “Aa3” by Moody’s and “AA-” by S&P (or “A+” if the related short-term rating is at least “A-1”) with respect to any custodial account related to a Serviced Loan Combination that has Companion Loan Securities rated by Fitch, Moody’s or S&P or (B) as to which the Certificate Administrator has received written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or Companion Loan Securities or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority or (iii) any other account that, as evidenced by a written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Companion Loan Securities, which may be an account maintained with the Trustee, the Certificate Administrator or the Master Servicers.

With respect to each of the accounts, the party that maintains such account (i.e., the applicable Master Servicer, with respect to the Collection Account, the Trustee with respect to the Distribution Accounts, Class T Grantor Trust Account, Interest Reserve Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. The Certificate Administrator will have the right to invest the funds in the Distribution Accounts, the Class T Grantor Trust Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, each Master Servicer will have the right to invest the funds in the Collection Account maintained by it and each Master Servicer will have the right to invest the funds in the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Certificate Administrator, each Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made. The transaction accounts and account activity conducted by the Master Servicers, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity. Cash in the Collection Account, any REO Account (except to the extent retained to pay certain expenses of maintaining REO Property) and Excess Liquidation Proceeds Account in any Collection Period will generally be disbursed on the next Distribution Date. Cash deposited in the Distribution Accounts and the Class T Grantor Trust Distribution Account on any Master Servicer Remittance Date will generally be disbursed on the next Distribution Date. Cash in the Interest Reserve Account will be disbursed as described above under “—Interest Reserve Account.”

The Master Servicers may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses. In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Serviced Loan Combinations will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower, (b) provide that the Mortgage Loans or Serviced Loan Combinations may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Serviced Loan Combinations may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Special Servicer will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Special Servicer determines, in accordance with the applicable Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Special Servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Special Servicer has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from (i) Fitch, with respect to any Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) that represents one of the ten largest Mortgage Loans based on Stated Principal Balance, (ii) S&P with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) that (A) represents more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) has a Stated Principal Balance that is more than $35,000,000 or (C) is among the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance), or (iii) Moody’s, with respect to any Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) that represents one of the ten largest Mortgage Loans based on Stated Principal Balance, or the then current ratings assigned to the Companion Loan Securities by an applicable rating agency with respect to any Mortgage Loan that (together with any Mortgage Loans cross collateralized with such Mortgage Loan) represents one of the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, (x) in the case of a Serviced Loan Combination with one or more related Pari Passu Companion Loans, such expense will be allocated to the holders of the Mortgage Loan and the related Pari Passu Companion Loans, based on each loan’s Stated Principal Balance and (y) in the case of a Serviced Loan Combination with a related B Loan, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan and the holder of the related Pari Passu Companion Loan pro rata, based on each such loan’s outstanding principal balance. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Defaulted Mortgage Loans” and “—Modifications” in this prospectus supplement.

Notwithstanding anything in the foregoing paragraph to the contrary, the applicable Master Servicer, with respect to the Mortgage Loans for which it acts as master servicer, will promptly forward any request for an assumption of any such Mortgage Loan or Serviced Whole Loan to the Special Servicer and such request will be processed by the Special Servicer in the manner described in the preceding paragraph.

Due-On-Encumbrance Clauses. In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of a “due-on-encumbrance” clause which by their terms (a) provide that the related Mortgage Loan or Serviced Loan Combination will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the ownership interest of the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied. The Special Servicer will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Special Servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from Fitch, Moody’s and S&P that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates and receives prior written confirmation from each applicable rating agency that the granting of such consent would not cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Companion Loan Securities; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan (together with any Mortgage Loans cross collateralized with such Mortgage Loan) that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan to value ratio (which includes additional debt of the related borrower and any related mezzanine debt or preferred equity, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower and any related mezzanine debt or preferred equity, if any) that is less than 1.20x or, in the case of Moody’s, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and (x) in the case of a Serviced Loan Combination with one or more related Pari Passu Companion Loans, such expense will be allocated to the holders of to the holders of the Mortgage Loan and the related Pari Passu Companion Loans, pro rata based on each loan’s Stated Principal Balance and (y) in the case of a Serviced Loan Combination with a related B Loan, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan and the holder of the related Pari Passu Companion Loan pro rata, based on each such loan’s outstanding principal balance.

Notwithstanding anything in the foregoing paragraph to the contrary, the applicable Master Servicer, with respect to the Mortgage Loans for which it acts as master servicer, will promptly forward any request for the further encumbrance of any Mortgage Loan or Serviced Whole Loan to the Special Servicer and such request will be processed by the Special Servicer in the manner described in the preceding paragraph.

Neither the Master Servicers nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

Each Master Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) serviced by it at such times and in such manner as is consistent with the applicable Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2008; provided, however, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan; provided, further, that a Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 12 months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the applicable Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust Fund. The applicable Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loans will be conducted by the other servicers appointed under, and done in accordance with the terms of, the pooling and servicing agreement governing the related Non-Serviced Mortgage Loan.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and the Non-Serviced Mortgage Loans), the applicable Master Servicer will be required to use commercially reasonable efforts consistent with the applicable Servicing Standard to cause the related borrower to maintain insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, each Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(i) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(a) the Master Servicers will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or Serviced Loan Combination, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the applicable Master Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the applicable Servicing Standard), at the Trust’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(b) if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicers must (to the extent consistent with the applicable Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(c) the Master Servicers will have no obligation beyond using their reasonable efforts consistent with the applicable Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the applicable Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(d) except as provided below, in no event will the applicable Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that such Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the applicable Master Servicer in accordance with the applicable Servicing Standard and taking into account the insurance coverage provided on the Mortgage Loan at closing, not less frequently than annually, and, to the extent consistent with the applicable Servicing Standard, such Master Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

(e) to the extent the applicable Master Servicer itself is required to maintain insurance that the borrower does not maintain, such Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

(f) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the applicable Master Servicer in accordance with the applicable Servicing Standard (unless the Special Servicer and the Directing Holder have consented to a waiver (including a waiver to permit the applicable Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the applicable Servicing Standard).

provided, however, that any determination by the Master Servicers that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing Holder; provided, further, that the Master Servicers will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Holder; and, provided, further, that while approval is pending, the Master Servicers will not be in default or liable for any loss.

In addition, you should assume that the Pooling and Servicing Agreement will prohibit each Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under “—Modifications” and “—Special Servicing.” The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicers as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the applicable Master Servicer, with respect to that Mortgage Loan.

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the applicable Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the applicable Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case such Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the applicable Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicers to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the applicable Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a), (b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the applicable Master Servicer to cause that coverage to be maintained under that Master Servicer’s force-placed insurance policy. In such case, the applicable Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under that Master Servicer’s existing force-placed policy.

If either (x) the applicable Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Loan Combinations or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) such Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than “A-“ by Fitch, “A2” by Moody’s and “A-“ by S&P and the applicable Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then such Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the applicable Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicers or the Special Servicer may be recovered by the Master Servicers or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicers or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Serviced Loan Combinations, nor will any Mortgage Loan be subject to FHA insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the Mortgage Loan Sellers pursuant to five separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”). See “Description of the Mortgage Pool—The Mortgage Loan Sellers” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 90 days after the later of the Closing Date or actual receipt and report any missing documents or certain types of defects therein to the Depositor, the Master Servicers, the Special Servicer, the Controlling Class Representative and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be recorded or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Custodian will review each mortgage file after the Closing Date (or after the Custodian’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement represent and warrant with respect to its respective Mortgage Loans (or, in the case of the USFS Industrial Distribution Portfolio, the applicable portion thereof), subject to certain exceptions set forth in its Mortgage Loan Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

(1) the information set forth in the mortgage loan schedule attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) is complete, true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable Cut-off Date;

(2) except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the mortgage loan seller had good title to, and was the sole owner of, each mortgage loan. The mortgage loan seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the Depositor or its designee all of the mortgage loan seller’s legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the Depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained;

(3) no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable Cut-off Date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable Cut-off Date;

(4) the mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan;

(5) with respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable Cut-off Date, each mortgaged property is, to the applicable mortgage loan seller’s knowledge, free and clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable Cut-off Date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The applicable mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

(6) each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender’s title insurance policy, a marked-up title insurance commitment or pro forma (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances;

(7) the proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

(8) the mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby;

(9)(a) with respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable Cut-off Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the applicable mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report; or (b) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable Cut-off Date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (x) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (y) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable mortgage loan seller nor, to such mortgage loan seller’s knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law;

(10) each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

(11) each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property;

(12) as of the closing date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon;

(13) all escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid;

(14) each mortgage loan complied with all applicable usury laws in effect at its date of origination;

(15) no mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool;

(16) there exists no material event of default, breach, violation or event of acceleration (and, to the seller’s actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the applicable mortgage loan seller;

(17) based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or is insured by a law and ordinance insurance policy, or constitute a legal nonconforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the applicable mortgage loan seller under the mortgage loan purchase agreement;

(18) to the applicable mortgage loan seller’s knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by such mortgage loan seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated;

(19) each mortgage loan contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower’s satisfaction of certain conditions precedent; and

(20) the borrower on each mortgage loan with a Cut-off Date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

The Pooling and Servicing Agreement requires that the Custodian, each Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee notify the Depositor, the Certificate Administrator, the affected Mortgage Loan Seller, the Controlling Class Representative, the Custodian, each Master Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from a Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian or, in the case of a breach or defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prohibited prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in “—Special Servicing—Special Servicing Compensation” and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicers, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; and provided further that each Mortgage Loan Seller that contributed a portion of the USFS Industrial Portfolio Loan will only be responsible for repurchasing or replacing that portion. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The USFS Industrial Distribution Portfolio Loan is evidenced by two promissory notes, one of which is currently held by GACC and one of which is currently held by CGMRC. Each of those respective Mortgage Loan Sellers will sell the promissory notes which it currently holds into the Trust Fund. If the USFS Industrial Distribution Portfolio Loan must be repurchased or replaced as described in the preceding paragraph, then each such Mortgage Loan Seller will be required to repurchase or replace solely the portion of such Mortgage Loan that it transferred to the Trust Fund, and neither such Mortgage Loan Seller shall be responsible for the performance of the other Mortgage Loan Seller of its duty to effect such repurchase or substitution. If only one such promissory note is removed from the Trust Fund, then the portion of the related debt evidenced by that promissory note will be treated as a separate USFS Industrial Distribution Portfolio Companion Loan, and the portion of the related debt evidenced by the promissory note that remains in the Trust Fund will continue to be treated as a Mortgage Loan.

If one or more (but not all) of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such Mortgage Loan Seller cannot effect such termination unless (A) (i) the debt service coverage ratio for any remaining cross-collateralized Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio immediately prior to the repurchase and (ii) the loan-to-value ratio for any remaining cross-collateralized Mortgage Loans or Mortgaged Properties is not greater than the loan-to-value ratio immediately prior to the repurchase, and (B) the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.

Notwithstanding the foregoing, if there is a material breach or material defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each rating agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the Certificates rated by it to be qualified, withdrawn or downgraded.

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Controlling

Class Representative and (v) the Trustee has received prior confirmation in writing by each rating agency that such substitution will not in and of itself result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any Class of Certificates then rated by the rating agency.

The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC and the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer

Each Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining written confirmation of each rating agency then rating any Certificates or Companion Loan Securities that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or Companion Loan Securities. The Pooling and Servicing Agreement provides that neither of the Master Servicers nor the Special Servicer may otherwise resign from their obligations and duties as a Master Servicer or the Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates or Companion Loan Securities. No such resignation may become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which such Master Servicer or Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicers or the Special Servicer, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicers or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicers or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicers and the Special Servicer will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicers or the Special Servicer, by reason of any specific liability imposed for a breach of the applicable Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicers and the Special Servicer

and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicers and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Loan Combination (with respect to a Serviced Loan Combination (x) with one or more related Pari Passu Companion Loans, such expenses will be allocated to the related Mortgage Loan and such Pari Passu Companion Loans on a pro rata basis (based on each such loan’s outstanding principal balance) and (y) with a related B Loan, such expenses will first be allocated to the related B Loan and then will be allocated to the related Mortgage Loan and the holder of any related Pari Passu Companion Loan pro rata, based on each such loan’s outstanding principal balance. If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer and trustee of the Non-Serviced Mortgage Loans, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund and held harmless against the Trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to (i) the USFS Industrial Distribution Portfolio Loan Combination, the 85 Tenth Avenue Loan Combination and the Georgian Towers Loan Combination under the COMM 2007-C9 Pooling and Servicing Agreement and (ii) the Charles River Plaza North Loan Combination under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the COMM 2007-C9 Pooling and Servicing Agreement or the COBALT CMBS 2007-C3 Pooling and Servicing Agreement, as applicable.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicers or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. Each of the Depositor, the Master Servicers or the Special Servicer may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates and Companion Loan Securities, if applicable, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicers and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph).

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Trust or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicers and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicers or the Special Servicer or exercise any right of the Master Servicers or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicers or Special Servicer, as applicable. Any such action by the Depositor will not relieve the applicable Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which such Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of such Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the applicable Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the rating agencies then rating any Certificates or Companion Loan Securities has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any Class of Certificates or Companion Loan Securities.

Events of Default

“Events of Default” under the Pooling and Servicing Agreement with respect to each Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)(i) any failure by a Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within two business days, or (ii) any failure by a Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless such Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent a Master Servicer does not timely make such remittances to the Certificate Administrator, such Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or any failure by a Master Servicer to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related co-lender agreement, any amount required to be so remitted which failure continues for one business day;

(b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicers for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicers will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicers for any loss of income on such amount suffered by the Master Servicers due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicers;

(c) any failure by a Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by such Master Servicer pursuant to the Pooling and Servicing Agreement or in any event such shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to such Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicers or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected, provided, however, if that failure (other than the failure to provide reports and items specified under “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the applicable Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

(d) any breach on the part of a Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holders of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicers, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of such Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) a servicing officer of the applicable Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s or Fitch has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Companion Loan Securities, or (ii) has placed one or more Classes of Certificates or Companion Loan Securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or Fitch within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the applicable Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

(g) the removal of a Master Servicer or Special Servicer from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as the case may be (subject to any applicable grace period set forth in the Pooling and Servicing Agreement); and

(h) any failure by a Master Servicer or Special Servicer to deliver (i) any Exchange Act reporting items required to be delivered by such servicer under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the “Sub-Servicing Entity”) retained by a Master Servicer or Special Servicer (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required, but fails, to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights Upon Event of Default

If an Event of Default with respect to a Master Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and (i) at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders or (ii) at the written direction of the Depositor with respect to an Event of Default under clause (h) above, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of such Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of a Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, such Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the applicable Master Servicer is also the Special Servicer and such Master Servicer is terminated, then such Master Servicer will also be terminated as Special Servicer. Except for the Directing Holder’s right to terminate the Special Servicer, as described in this prospectus supplement, a Certificateholder may not terminate the Master Servicers or Special Servicer if an Event of Default with respect to the Master Servicers or Special Servicer only affects a holder of a Serviced Companion Loan but does not affect a Certificateholder.

On and after the date of termination following an Event of Default by a Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of such Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which such Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates or Companion Loan Securities, as evidenced in writing by each rating agency then rating such Certificates or Companion Loan Securities, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer after consultation with the Directing Holder, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Trust Fund; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or the holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or the holder of such Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holder of such Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Notwithstanding the foregoing discussion in this “—Rights upon Event of Default” section, if a Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f) and (g) under “—Events of Default” above, the applicable Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a master servicer whose appointment Fitch, Moody’s and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the Certificates, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator and the Trustee without the consent of any of the holders of Certificates or holders of any Serviced Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the non-offered Certificates) made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, confirmation in writing from each rating agency then rating any Certificates or Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or Companion Loan Securities, as applicable. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator and the Trustee with the consent of the holders of Certificates evidencing at least 66% of the Percentage Interests of each Class of Certificates affected thereby and the holders of the Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan;

(ii) alter the obligations of the Master Servicers or the Trustee to make a P&I Advance or a Property Advance or alter the applicable Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Notwithstanding the foregoing, no amendment may be made that adversely affects the obligations of a mortgage loan seller without the consent of such mortgage loan seller.

Evidence of Compliance

See “Description of the Pooling Agreements—Evidence of Compliance” in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the Trustee, the Certificate Administrator, the Master Servicers and Special Servicer to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment. The Trustee, the Certificate Administrator, the Master Servicers and Special Servicer that will be required to provide an annual certification and an assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction are Wachovia Bank, National Association, Capmark Finance Inc., LNR Partners, Inc., Wells Fargo Bank, N.A. and Deutsche Bank Trust Company Americas.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Non-Serviced Mortgage Loans) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the applicable Servicing Standard. A “Defaulted Mortgage Loan” is a Mortgage Loan (excluding the Non-Serviced Mortgage Loans) which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced Loan Combination. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the applicable Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so, in accordance with the applicable Servicing Standard, on the opinion of such third party in making such determination.

In the event a Mortgage Loan (other than the Non-Serviced Mortgage Loans) or a Serviced Loan Combination (and, with respect to a Loan Combination with a related B Loan, subject to the purchase option of the holder of the related B Loan, if any, and with respect to any Mortgage Loan whose borrower may have or may in the future incur mezzanine debt, subject to the purchase option of the holder of such mezzanine debt, if any) becomes a Defaulted Mortgage Loan, the Controlling Class Representative and the Special Servicer, in that order (only if the Controlling Class Representative or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a “Purchase Option”) at a price (the “Option Price”) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

The Controlling Class Representative will also have a purchase option with respect to the USFS Industrial Distribution Portfolio Loan and the 85 Tenth Avenue Loan. For a description of the purchase option relating to such Mortgage Loans, see “Description of the Mortgage Pool—Split Loan Structures—The USFS Industrial Distribution Portfolio Loan Combination—Sale of Defaulted Mortgage Loan” and “Description of the Mortgage Pool—Split Loan Structures—The 85 Tenth Avenue Loan Combination—Sale of Defaulted Mortgage Loan.” in this prospectus supplement. With respect to any Mortgage Loan in a Serviced Loan Combination that does not contain a B Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan and not any related Pari Passu Companion Loans.

With respect to the Lincoln Square Loan, the Charles River Plaza North Loan and the Georgian Towers Loan (subject to the rights of the holder of the related B Loan, as described under “Description of the Mortgage Pool—Split Loan Structures—The Lincoln Square Loan Combination—Sale of Defaulted Mortgage Loan,” “Description of the Mortgage Pool—Split Loan Structures—The Charles River Plaza North Loan Combination—Purchase Option” and “Description of the Mortgage Pool—Split Loan Structures—The Georgian Towers Loan Combination—Purchase Option” in this prospectus supplement, as applicable), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the related Pari Passu Companion Loan or B Loan, as applicable).

There can be no assurance that the Special Servicer’s fair value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

Except with respect to the Non-Serviced Mortgage Loan, unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, with respect to the Serviced Loan Combinations with a related B Loan, a purchase option is exercised by the holder of the related B Loan), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the applicable Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller’s breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file and (v) with respect to a Mortgage Loan that has a related B Loan, a purchase option is exercised by the holder of the related B Loan, if any, or with respect to any Mortgage Loan whose borrower has incurred mezzanine debt, a purchase option is exercised by the holder of the related mezzanine loan, if any. With respect to clause (v) of the preceding sentence, see “Description of the Mortgage Pool—Split Loan Structures—The Lincoln Square Loan Combination—Purchase Option,” “Description of the Mortgage Pool—Split Loan Structures—The Charles River Plaza North Loan Combination—Purchase Option” and “Description of the Mortgage Pool—Split Loan Structures—The Georgian Towers Loan Combination—Purchase Option” in this prospectus supplement. The purchase option for a Non-Serviced Mortgage Loan will terminate under similar circumstances described in clause (i) through (iv) of the second preceding sentence applicable to the pooling and servicing agreement that governs the related Non-Serviced Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Controlling Class Representative is affiliated with the Special Servicer, the Controlling Class Representative, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to an unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the applicable Master Servicer will be required to determine, in accordance with the applicable Servicing Standard, whether the Option Price represents a fair price. The applicable Master Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist such Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, such Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

In addition, certain of the mortgage loans are subject to a purchase option, upon certain events of default in favor of a mezzanine lender. Such option is exercisable at a par purchase price as set forth in the related intercreditor agreement; provided, that if such option is exercised within 90 days after the occurrence of the relevant default, such price shall not include payment of the Liquidation Fee.

Realization Upon Defaulted Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than the Non-Serviced Mortgage Loans) has occurred or, in the Special Servicer’s judgment, with the consent of the Directing Holder, a payment default or material non-monetary default is reasonably foreseeable, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

(i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to herein as the “REO Tax”). To the extent that income the Trust receives from an REO Property is subject to a tax on “net income from foreclosure property,” such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the applicable Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account, provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Certificateholders. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loans have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Modifications

The Master Servicers or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Loan Combination, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a “Modification”) without the consent of the Trustee or any Certificateholder (other than, in some cases, the Directing Holder), subject, however, to each of the following limitations, conditions and restrictions:

(i) other than with respect to the waiver of late payment charges or waivers in connection with “due-on-sale” or “due-on-encumbrance” clauses in the Mortgage Loans or Serviced Loan Combinations, as described under the heading “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Clauses” above, neither the Master Servicers nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Loan Combination that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the applicable Master Servicer’s or the Special Servicer’s, as applicable, reasonable judgment, would materially impair the security for such Mortgage Loan or Serviced Loan Combination or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements on the related Mortgaged Property) or Serviced Loan Combination or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer’s judgment, a material default on such Mortgage Loan or Serviced Loan Combination has occurred or a default in respect of payment on such Mortgage Loan or Serviced Loan Combination is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan, as a collective whole, on a present value basis than would liquidation;

(ii) the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan or Serviced Loan Combination to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date (or, in the case of an ARD Loan, five years prior to the Rated Final Distribution Date) and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Directing Holder if the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole));

(iii) the Special Servicer may agree to or permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Loan Combination that is not in default or with respect to which default is not reasonably foreseeable subject to consultation with counsel, and, if the Special Servicer deems it necessary, an opinion of counsel delivered to the Trustee (at the expense of the related borrower or such other person requesting such modification or, if such expense cannot be collected from the related borrower or such other person, to be paid by the Master Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (A) would not be a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) will not cause (x) the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC provisions of the Code;

(iv) neither the Master Servicers nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Loan Combination, which collateral constitutes real property, unless (i) the applicable Master Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the applicable Master Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition and/or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any rating agency to any Class of Certificates or Companion Loan Securities; and

(v) with limited exceptions, neither the Master Servicers nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan or Serviced Loan Combination;

provided that notwithstanding clauses (i) through (v) above, neither the Master Servicers nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Mortgage Loan (other than certain non-material Modifications, to which the applicable Master Servicer may agree without consent of any other party), and the Special Servicer will also be required to obtain the consent of the Directing Holder to any such Modification, to the extent described in this prospectus supplement under “—Special Servicing.” The Special Servicer is also required to obtain the consent of the Directing Holder to any Modification with regard to any Specially Serviced Mortgage Loan to the extent described under “—Special Servicing—The Special Servicer” below.

The Special Servicer may, subject to the applicable Servicing Standard and with the consent of the Directing Holder, extend the maturity of any Mortgage Loan or Serviced Loan Combination that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); provided that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Loan Combination has occurred.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and co-lender agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and co-lender agreement.

Furthermore, with respect to the Lincoln Square Loan Combination, the Charles River Plaza North Loan Combination and the Georgian Towers Loan Combination, the rights of the applicable Master Servicer and the Special Servicer to agree to certain Modifications are subject to the prior written consent of the holder of the related B Loan under the co-lender agreement as described under “Description of the Mortgage Pool—Split Loan Structures—The Lincoln Square Loan Combination,” “Description of the Mortgage Pool—Split Loan Structures—The Charles River Plaza North Loan Combination” and “Description of the Mortgage Pool—Split Loan Structures—The Georgian Towers Loan Combination”; provided, however, that notwithstanding anything herein to the contrary, the applicable Master Servicer and the Special Servicer will not be required to take any action or refrain from taking any action which violates applicable law, the applicable Servicing Standard, the Pooling and Servicing Agreement, the Mortgage Loan Documents or any related co-lender agreement.

For any performing Mortgage Loan and any performing Serviced Loan Combination, and subject to the rights of the Special Servicer, Directing Holder and holders of the Serviced Companion Loan described above, as applicable, the applicable Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

(a) approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of 30,000 square feet or 30% of the related Mortgaged Property;

(b) approving any waiver affecting the timing of receipt of financial statements from any Borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c) approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

(e) approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan or Loan Combination if the applicable Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the Borrower) to the effect that such modification, waiver or consent would not cause either REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code;

(f) approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements;

(g) granting waivers of minor covenant defaults (other than financial covenants);

(h) release of reserves up to $5,000 and termination or reduction of letters of credit and reserves up to $5,000;

(i) approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j) subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k) any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also “—Special Servicing—The Special Servicer” below for a description of the Directing Holder’s rights with respect to reviewing and approving the Asset Status Report.

Optional Termination
Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Capmark Master Servicer, and, if the Capmark Master Servicer does not exercise its option, the Wachovia Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the Sponsors, Depositor, Issuing Entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee/Certificate Administrator Fees and unpaid Trust expenses; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicers, together with one month’s interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class T, Class R and Class LR Certificates), including the Class XP and Class XS Certificates (provided, however, that the Class A-1 through Class C Certificates are no longer outstanding and that the sole remaining Certificateholder compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates were on deposit with the Certificate Administrator one business day prior to the date of the exchange), for the Mortgage Loans remaining in the Trust. Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Trustee by letter to the Certificateholders with a copy to the Master Servicers, the Certificate Administrator and each rating agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, each Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans that it is servicing from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) set forth on Annex A-1 to this prospectus supplement (under the heading “Administrative Fee Rate”) for each Mortgage Loan and will include the Master Servicing Fee, the Trustee/Certificate Administrator Fee and any fee for primary servicing functions (which varies with each Mortgage Loan) including the amounts paid to the applicable Servicer. The Master Servicing Fee will be retained by each Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan. Such Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loans Documents, 100% of any loan modification and extension fees with respect to non-Specially Serviced Loans and Serviced Companion Loans (50% where the consent of the Special Servicer is required), 100% of any defeasance fees with respect to non-Specially Serviced Loans and Serviced Companion Loans, 50% of assumption fees with respect to non-Specially Serviced Mortgage Loans and Serviced Companion Loans, 50% of assumption application fees on non-Specially Serviced Mortgage Loans, 100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges); (iii) Net Prepayment Interest Excess, if any; and (iv) Net Default Interest and any late payment fees that accrued during a Collection Period on any non-Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust relating to such Mortgage Loan; provided, however, that with respect to the Lincoln Square Loan Combination, the Charles River Plaza North Loan Combination and the Georgian Towers Loan Combination, in the case of a monetary or material non-monetary event of default, the related Net Default Interest shall be allocated first, pari passu, to the holders of the related Mortgage Loan and the related Pari Passu Companion Loan and then to the holder of the related B Loan (after netting out interest on Advances and certain other Trust expenses) in accordance with the related co-lender agreement and the Pooling and Servicing Agreement. In addition, provided that the relevant Non-Serviced Mortgage Loan is not in special servicing, the applicable Master Servicer will be entitled to any net default interest and any late payment fees collected by the servicer servicing the relevant Non-Serviced Mortgage Loan that are allocated to the relevant Non-Serviced Mortgage Loan (in accordance with the related co-lender agreement and the related pooling and servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicers will not be entitled to the amounts specified in clauses (ii) and (iii) of this paragraph with respect to the Non-Serviced Mortgage Loans. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under “—Special Servicing.” The primary servicing fee, Master Servicing Fee and the Trustee/Certificate Administrator Fee will accrue on the same basis as interest accrues on the Mortgage Loans, with respect to the USFS Industrial Distribution Portfolio Loan, the 85 Tenth Avenue Loan and the Georgian Towers Loan, the servicing fee of the COMM 2007-C9 Master Servicer will accrue on the same basis as interest accrues on the USFS Industrial Distribution Portfolio Loan Combination, the 85 Tenth Avenue Loan Combination and the Georgian Towers Loan Combination, as applicable, and with respect to the Charles River Plaza North Loan, the servicing fee of the COBALT CMBS 2007-C3 Master Servicer will accrue on the same basis as interest accrues on the Charles River Plaza North Loan Combination.

If a Master Servicer resigns or is terminated as a master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the applicable Master Servicer, as a master servicer under the pooling and servicing agreement. In the event that a master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of such master servicer as a primary servicer under the pooling and servicing agreement. Each initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with any Master Servicer Prepayment Interest Shortfall, the applicable Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Prepayment Interest Shortfalls.”

Each Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Certificate Administrator will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee and the Certificate Administrator.

Special Servicing

The Special Servicer. For a description of the Special Servicer, see “Transaction Parties —The Special Servicer” in this prospectus supplement.

The Directing Holder. The Directing Holder may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer; provided that in the event that the Directing Holder is not the Controlling Class Representative, such Directing Holder may only terminate and appoint a replacement Special Servicer with respect to the applicable Serviced Loan Combination. The Directing Holder will designate a replacement to so serve by the delivery to the Trustee and the Certificate Administrator of a written notice stating such designation. The Certificate Administrator will be required to notify the rating agencies promptly after receiving any such notice. The designated replacement will become the replacement Special Servicer as of the date the Certificate Administrator has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates or Companies Loan Securities, as applicable, would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Directing Holder.

The Directing Holder will have no liability whatsoever to the Trust Fund or any Certificateholder (except that if the Directing Holder is the Controlling Class Representative, other than to a Controlling Class Certificateholder and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the

Pooling and Servicing Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Controlling Class Representative will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Holder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates or one or more Companion Loan or B Loan holders over Certificateholders or other holders of the related Loan Combination, and that the Directing Holder may have special relationships and interests that conflict with those of holders of some Classes of the Certificates or other holders of the related Loan Combination, that the Directing Holder may act solely in its own interest (and if the Directing Holder is the Controlling Class Representative, the interests of the holders of the Controlling Class), that the Directing Holder does not have any duties to the holders of any Class of Certificates or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, other than the Controlling Class), that the Directing Holder that is not the Controlling Class Representative may take actions that favor its own interest over the interests of Certificateholders or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, such Directing Holder may favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates), that the Directing Holder that is not the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and if the Directing Holder is the Controlling Class Representative, in the interests of the holders of the Controlling Class), and that the Directing Holder will have no liability whatsoever for having so acted, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The “Controlling Class” will be, as of any date of determination, the Class of Sequential Pay Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Sequential Pay Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class S Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates collectively will be treated as one Class.

The “Directing Holder” means:

•	with respect to any Mortgage Loan, other than any Serviced Loan Combination, the Controlling Class Representative (or its designee);

•

with respect to the Lincoln Square Loan Combination, the holder of the Lincoln Square B Loan; provided that, if and for so long as (a) the principal amount of the Lincoln Square B Loan (net of any existing Appraisal Reduction Amount with respect to the Lincoln Square Loan Combination) is less than 25% of the original principal amount of the Lincoln Square B Loan and (b) the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan have not been paid in full, then the Controlling Class Representative (or its designee) will be the Directing Holder;

•	with respect to the USFS Industrial Distribution Portfolio Loan Combination and the 85 Tenth Avenue Loan Combination, the COMM 2007-C9 Directing Holder;

•

with respect to the Charles River Plaza North Loan Combination, the holder of the Charles River Plaza North B Loan; provided that, if and for so long as (a) the principal amount of the Charles River Plaza North B Loan (net of any existing Appraisal Reduction Amount with respect to the Charles River Plaza North Loan Combination) is less than 25% of the original principal amount of the Charles River Plaza North B Loan and (b) the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan have not been paid in full, then the holders of the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan will be the Directing Holder;

•

with respect to the Georgian Towers Loan Combination, (a) prior to a Georgian Towers Control Appraisal Event, the holder of the Georgian Towers B Loan (provided the Georgian Towers B Loan Holder is not the borrower or an affiliate thereof), and (b) so long as a Georgian Towers Control Appraisal Event exists, or if the Georgian Towers B Loan Holder is the borrower or an affiliate thereof, the COMM 2007-C9 Directing Holder;

•	with respect to the Seattle Space Needle Loan Combination, the Controlling Class Representative (or its designee); and

•

with respect to the CGM RRI Hotel Portfolio Loan Combination, the holders (or representatives of holders) of promissory notes representing more than 50% of the total principal balance of the entire CGM RRI Hotel Portfolio Loan Combination; provided, that for the purposes of the foregoing, the Pooling and Servicing Agreement will designate the Controlling Class Representative as the representative of the Trust Fund, as holder of the promissory note for the CGM RRI Hotel Portfolio Loan.

The “Controlling Class Representative” will be the representative selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Administrator from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Administrator from time to time by such holder (or Certificate Owner).

Servicing Transfer Event. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a “Specially Serviced Mortgage Loan” to include any Mortgage Loan and any Serviced Loan Combination with respect to which: (i) either (x) with respect to any Mortgage Loan or Serviced Loan Combination other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Loan Combination at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Loan Combination at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the applicable Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination and (D) the Controlling Class Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the applicable Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the applicable Master Servicer or the Special Servicer (with the Controlling Class Representative’s consent, in the case of a determination by the Special Servicer) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Loan Combination or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan or Serviced Loan Combination (or, if no grace period is specified, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days; (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan or Serviced Loan Combination will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees will be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default, of which the applicable Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of such Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Loan Combination (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the applicable Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a “Servicing Transfer Event”); provided, however, that a Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Mortgage Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan or Serviced Loan Combination current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or the Serviced Loan Combination, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Loan Combination to continue to be characterized as a Specially Serviced Mortgage Loan.

If a Servicing Transfer Event under the COMM 2007-C9 Pooling and Servicing Agreement exists with respect to a Companion Loan related to the USFS Industrial Distribution Portfolio loan, the 85 Tenth Avenue loan or the Georgian Towers loan, then it will also be deemed to exist with respect to the applicable Mortgage Loan. If a Servicing Transfer Event under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement exists with respect to a Companion Loan related to the Charles River Plaza North loan, then it will also be deemed to exist with respect to the Charles River Plaza North loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together. If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

A Servicing Transfer Event with respect to the Lincoln Square Loan, the Charles River Plaza North Loan or the Georgian Towers Loan will generally be delayed if a holder of the related B Loan is making all cure payments required by the related co-lender agreement, Pooling and Servicing Agreement, COMM 2007-C9 Pooling and Servicing Agreement or COBALT CMBS 2007-C3

Pooling and Servicing Agreement, as applicable. See “Description of the Mortgage Pool—Split Loan Structures—The Lincoln Square Loan Combination—Cure Rights,” “Description of the Mortgage Pool—Split Loan Structures—The Charles River Plaza Loan Combination—Cure Rights” and “Description of the Mortgage Pool—Split Loan Structures—The Georgian Towers Loan Combination—Cure Rights” in this prospectus supplement.

If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together. If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

Asset Status Report. The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicers, the Controlling Class Representative and the rating agencies and in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the applicable Servicing Standard that the objection is not in the best interests of the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Controlling Class Representative does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the applicable Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the applicable Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of the Serviced Companion Loan, if applicable. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related co-lender agreement and the Pooling and Servicing Agreement.

Certain Rights of the Controlling Class Representative. In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve certain modifications, whether or not the applicable Mortgage Loan or Serviced Loan Combination is a Specially Serviced Mortgage Loan, to the extent described above under “—Modifications” and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” clauses, whether or not the applicable Mortgage Loan or the Serviced Loan Combination is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the applicable Master Servicer must notify the Special Servicer of any request for approval (a “Request for Approval”) received relating to the Special Servicer’s above-referenced approval rights and forward to the Special Servicer its written recommendation and analysis (other than with respect to requests for assumptions and waivers of due-on-sale and due-on-encumbrance clauses, such requests being processed directly by the Special Servicer) and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in such Master Servicer’s possession). The Special Servicer will have 10 business days (from the date that the Special Servicer receives the information it requested from the applicable Master Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, prior to the end of such 10 business day period, is required to notify the Controlling Class Representative of such Request for Approval and its recommendation with respect thereto. Following such notice, the Controlling Class Representative will have 5 business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. Generally, if the Controlling Class Representative does not respond to a Request for Approval by 5 p.m. on the 5th business day after such request, the Special Servicer or the related Master Servicer, as applicable, may deem its recommendation approved by the Controlling Class Representative. If there is no response from the Special Servicer within 15 Business Days, then the Special Servicer will be deemed to approve the Request for Approval. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative’s above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special Servicer relating to any such Request for Approval. Generally, if the Controlling Class Representative does not respond to any such Request for Approval by 5 p.m. on the 10th business day after such request, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Request for Approval, but the procedure and timing for approval by the Directing Holder of the related Request for Approval will be governed by the terms of the related co-lender agreement and the Pooling and Servicing Agreement.

The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

Neither the Master Servicers nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the terms of any Mortgage Loan, the Pooling and Servicing Agreement, including the applicable Servicing Standard, or the REMIC provisions of the Code or that would (i) expose a Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Trust Fund, the Trustee, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of a Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause a Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders. In addition, if a Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and any holder of a related Companion Loan), as a collective whole, it may take such action without waiting for a response from the Controlling Class Representative or Directing Holder.

The Master Servicers and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan or Serviced Loan Combination that (i) is a Specially Serviced Mortgage Loan, (ii) is delinquent, (iii) has been placed on a “Watch List” or (iv) has been identified by the Master Servicers or Special Servicer as exhibiting deteriorating performance.

With respect to the USFS Industrial Distribution Portfolio Loan, the 85 Tenth Avenue Loan or the Georgian Towers Loan, any decision to be made with respect to the applicable Loan Combination that requires the approval of the directing certificateholder under the COMM 2007-C9 Pooling and Servicing Agreement (other than removal of the COMM 2007-C9 Special Servicer) will require the approval of the COMM 2007-C9 Directing Holder. With respect to the Charles River Plaza North loan, any decision to be made with respect to the Charles River Plaza North Loan Combination that requires the approval of the directing certificateholder under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement will require the approval of the COBALT CMBS 2007-C3 Directing Holder.

Special Servicing Compensation. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.25% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan and REO Loan (the “Special Servicing Fee”). The COMM 2007-C9 Special Servicer will accrue a comparable special servicing fee with respect to each of the USFS Industrial Distribution Portfolio Loan Combination, the 85 Tenth Avenue Loan Combination and the Georgian Towers Loan Combination under the COMM 2007-C9 Pooling and Servicing Agreement. The COBALT CMBS 2007-C3 Special Servicer will accrue a comparable special servicing fee with respect to the Charles River Plaza North Loan Combination under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement.

The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loans.

A “Workout Fee” will in general be payable to the Special Servicer with respect to each Mortgage Loan or Serviced Loan Combination that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan or Serviced Loan Combination, the Workout Fee will be payable out of, and will be calculated by application of, a “Workout Fee Rate” of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Loan Combination, for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Mortgage Loan or Serviced Loan Combination that ceases to be a Specially Serviced Mortgage Loan during the period that it had responsibility for servicing such Specially Serviced Mortgage Loan and that had ceased being a Specially Serviced Mortgage Loan (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The COMM 2007-C9 Special Servicer will accrue a comparable workout fee with respect to each of the USFS Industrial Distribution Portfolio Loan Combination, the 85 Tenth Avenue Loan Combination and the Georgian Towers Loan Combination under the COMM 2007-C9 Pooling and Servicing Agreement. The COBALT CMBS 2007-C3 Special Servicer will accrue a comparable workout fee with respect to the Charles River Plaza North Loan Combination under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement.

A “Liquidation Fee” will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will be calculated by application of, a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds. The COMM 2007-C9 Special Servicer will accrue a comparable liquidation fee with respect to each of the USFS Industrial Distribution Portfolio Loan Combination, the 85 Tenth Avenue Loan Combination and the Georgian Towers Loan Combination, under the COMM 2007-C9 Pooling and Servicing Agreement. The COBALT CMBS 2007-C3 Special Servicer will accrue a comparable liquidation fee with respect to the Charles River Plaza North Loan Combination, under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Specially Serviced Mortgage Loan or REO Property by the Special Servicer or the Controlling Class Representative,

•	the purchase of all of the Mortgage Loans and REO Properties by a Master Servicer, the Special Servicer or the Controlling Class Representative in connection with the termination of the Trust,

•

a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•

the purchase of any Mortgage Loan by the holder of a related B Loan pursuant to the related co-lender agreement prior to the expiration of certain time periods set forth in the related co-lender agreement or if such co-lender agreement does not specify a time period, within the time period set forth in the Pooling and Servicing Agreement, COMM 2007-C9 Pooling and Servicing Agreement or COBALT CMBS 2007-C3 Pooling and Servicing Agreement, as applicable, as described under “Description of the Mortgage Pool—Split Loan Structures—The Lincoln Square Loan Combination—Purchase Option,” “—The Charles River Plaza North Loan Combination—Purchase Option” and “—The Georgian Towers Loan Combination—Purchase Option” in this prospectus supplement, and

•

the purchase of a Mortgage Loan by the holder of any related mezzanine debt unless the related mezzanine intercreditor agreement requires the purchaser to pay such fees (provided that any future permitted mezzanine debt will generally require the payment of a Liquidation Fee, to the extent not prohibited by the loan documents, if the Mortgage Loan is not purchased within 90 days after the holder of the related mezzanine loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Mortgage Loan is approved or deemed to be approved by the Directing Holder, the Special Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

In addition, the Special Servicer will be entitled to receive:

•

any loan modification and extension fees related to Specially Serviced Mortgage Loans (and 50% of such fees on non-Specially Serviced Loans and Serviced Companion Loans when consent of the Special Servicer is required),

•	any defeasance fees related to Specially Serviced Mortgage Loans.

•	50% of any assumption fees and assumption application fees on non-Specially Serviced Mortgage Loans and Serviced Companion Loans,

•	any income earned on deposits in the REO Accounts, and

•

any late payment fees that accrued during a Collection Period on any Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan; provided, however, that with respect to the Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related co-lender agreement and the Pooling and Servicing Agreement.

The COMM 2007-C9 Special Servicer will be entitled to comparable fees with respect to each of the USFS Industrial Distribution Portfolio Loan, the 85 Tenth Avenue Loan and the Georgian Towers Loan. The COBALT CMBS 2007-C3 Special Servicer will be entitled to comparable fees with respect to the Charles River Plaza North Loan.

Servicing of the Non-Serviced Mortgage Loans

The USFS Industrial Distribution Portfolio Loan

Pursuant to the terms of the related co-lender agreement, all of the mortgage loans comprising the USFS Industrial Distribution Portfolio Loan Combination are being serviced under the provisions of the COMM 2007-C9 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

•

Wells Fargo Bank, N.A., which is the trustee under the COMM 2007-C9 Pooling and Servicing Agreement (the “COMM 2007-C9 Trustee”) is, in that capacity, the lender of record with respect to the mortgaged properties securing the USFS Industrial Distribution Portfolio Loan Combination;

•

KeyCorp Real Estate Capital Markets, Inc., which is a master servicer under the COMM 2007-C9 Pooling and Servicing Agreement (the “COMM 2007-C9 Servicer”) is, in that capacity, the master servicer for the USFS Industrial Distribution Portfolio Loan Combination under the COMM 2007-C9 Pooling and Servicing Agreement. However, P&I Advances with respect to the USFS Industrial Distribution Portfolio loan will be made by the Master Servicer or the Trustee, as applicable, as described in “The Pooling and Servicing Agreement—Advances” in this prospectus supplement; and

•

LNR Partners, Inc., which is the special servicer of the USFS Industrial Distribution Portfolio Loan Combination under the COMM 2007-C9 Pooling and Servicing Agreement (the “COMM 2007-C9 Special Servicer”) is, in that capacity, the special servicer with respect to the USFS Industrial Distribution Portfolio Loan Combination under the COMM 2007-C9 Pooling and Servicing Agreement. LNR Partners, Inc.’s address is 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

The Controlling Class Representative will not have any rights with respect to the servicing and administration of the USFS Industrial Distribution Portfolio loan under the COMM 2007-C9 Pooling and Servicing Agreement except as set forth under “Description of the Mortgage Pool—Split Loan Structures—The USFS Industrial Distribution Portfolio Loan Combination” in this prospectus supplement.

The 85 Tenth Avenue Loan

Pursuant to the terms of the related co-lender agreement, all of the mortgage loans comprising the 85 Tenth Avenue Loan Combination are being serviced under the provisions of the COMM 2007-C9 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

•	The COMM 2007-C9 Trustee is, in that capacity, the lender of record with respect to the mortgaged properties securing the 85 Tenth Avenue Loan Combination;

•

The COMM 2007-C9 Servicer is, in that capacity, the master servicer for the 85 Tenth Avenue Loan Combination under the COMM 2007-C9 Pooling and Servicing Agreement. However, P&I Advances with respect to the 85 Tenth Avenue loan will be made by the Master Servicer or the Trustee, as applicable, as described in “The Pooling and Servicing Agreement—Advances” in this prospectus supplement; and

•

The COMM 2007-C9 Special Servicer is, in that capacity, the special servicer with respect to the 85 Tenth Avenue Loan Combination under the COMM 2007-C9 Pooling and Servicing Agreement. LNR Partners, Inc.’s address is 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

The Controlling Class Representative will not have any rights with respect to the servicing and administration of the 85 Tenth Avenue loan under the COMM 2007-C9 Pooling and Servicing Agreement except as set forth under “Description of the Mortgage Pool—Split Loan Structures—The 85 Tenth Avenue Loan Combination” in this prospectus supplement.

The Georgian Towers Loan

Pursuant to the terms of the related co-lender agreement, all of the mortgage loans comprising the Georgian Towers Loan Combination are being serviced under the provisions of the COMM 2007-C9 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

•	The COMM 2007-C9 Trustee is, in that capacity, the lender of record with respect to the mortgaged properties securing the Georgian Towers Loan Combination;

•

The COMM 2007-C9 Servicer is, in that capacity, the master servicer for the Georgian Towers Loan Combination under the COMM 2007-C9 Pooling and Servicing Agreement. However, P&I Advances with respect to the Georgian Towers loan will be made by the Master Servicer or the Trustee, as applicable, as described in “The Pooling and Servicing Agreement—Advances” in this prospectus supplement; and

•

The COMM 2007-C9 Special Servicer is, in that capacity, the special servicer with respect to the Georgian Towers Loan Combination under the COMM 2007-C9 Pooling and Servicing Agreement. LNR Partners, Inc.’s address is 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

The Controlling Class Representative will not have any rights with respect to the servicing and administration of the Georgian Towers loan under the COMM 2007-C9 Pooling and Servicing Agreement except as set forth under “Description of the Mortgage Pool—Split Loan Structures—The Georgian Towers Loan Combination” in this prospectus supplement.

The Charles River Plaza North Loan

Pursuant to the terms of the related co-lender agreement, all of the mortgage loans comprising the Charles River Plaza North Loan Combination are being serviced under the provisions of the COBALT CMBS 2007-C3 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

•

Wells Fargo Bank, N.A., which is the trustee under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement (the “COBALT CMBS 2007-C3 Trustee”) is, in that capacity, the lender of record with respect to the mortgaged properties securing the Charles River Plaza North Loan Combination;

•

Wachovia Bank, National Association, which is the master servicer under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement (the “COBALT CMBS 2007-C3 Servicer”) is, in that capacity, the master servicer for the Charles River Plaza North Loan Combination under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement. However,

P&I Advances with respect to the Charles River Plaza North loan will be made by the Master Servicer or the Trustee, as applicable, as described in “The Pooling and Servicing Agreement—Advances” in this prospectus supplement; and

•

CWCapital Asset Management LLC, which is the special servicer of the Charles River Plaza North Loan Combination under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement (the “COBALT CMBS 2007-C3 Special Servicer”) is, in that capacity, the special servicer with respect to the Charles River Plaza North Loan Combination under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement.

The Controlling Class Representative will not have any rights with respect to the servicing and administration of the Charles River Plaza North loan under the COBALT CMBS 2007-C3 Pooling and Servicing Agreement except as set forth under “Description of the Mortgage Pool—Split Loan Structures—The Charles River Plaza North Loan Combination” in this prospectus supplement.

Master Servicers and Special Servicer Permitted to Buy Certificates

The Master Servicers and the Special Servicer are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicers or Special Servicer could cause a conflict relating to the Master Servicers’ or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicers’ or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that each Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the applicable Servicing Standard, without regard to ownership of any Certificate by such Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public (including each Certificateholder, the Depositor, the Master Servicers, the Special Servicer, each Underwriter, each rating agency and any potential investors in the Certificates) a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicers and Special Servicer (and in certain cases only to the extent received from a Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator, in accordance with Commercial Mortgage Securities Association (“CMSA”) guidelines as of the Closing Date setting forth, among other things:

(a) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b) the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates (other than the Class XP and Class XS Certificates) in reduction of the Certificate Balance of the Certificates;

(c) the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to Interest Accrual Amount and Interest Shortfalls;

(d) the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e) the aggregate amount of compensation paid to the Trustee, the Certificate Administrator and servicing compensation paid to the Master Servicers and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

(f) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h) the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i) the Available Funds for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j) the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Prepayment Premiums Yield Maintenance Charges;

(k) the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l) the Pass-Through Rate for each Class of Regular Certificates for the Distribution Date and the next succeeding Distribution Date;

(m) the Principal Distribution Amount for the Distribution Date;

(n) the Certificate Balance or Notional Balance, as the case may be, of each Class of Regular Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates immediately following the Distribution Date;

(p) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q) the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r) the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates as of the Distribution Date;

(s) a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t) a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u) the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v) as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w) the amount on deposit in certain accounts established and maintained by the Certificate Administrator, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x) the current credit support levels for each Class of Sequential Pay Certificates;

(y) the original and then-current ratings for each Class of Certificates;

(z) with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, and the current Stated Principal Balance;

(aa) the value of any REO Property included in the Trust Fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(bb) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to such Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(cc) the amount of the distribution on the Distribution Date to the holders of the Class T and Residual Certificates;

(dd) material breaches of any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer has received written notice; and

(ee) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

Certain information regarding the Mortgage Loans will be made accessible at the website maintained by the Certificate Administrator initially located at https://www.tss.sfs.db.com/investpublic/, and assistance in using the website can be obtained by calling the Certificate Administrator’s investor relations desk at 1-800-735-7777. In addition, the Certificate Administrator will make available on such website any reports on Forms 10-D, 10-K and 8-K prepared by the Certificate Administrator that have been filed with respect to the Trust through the EDGAR system.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CMSA (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicers) known as the “CMSA Investor Reporting Package”) related to the mortgage loans available, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the applicable Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for the Certificate Administrator’s website. The Certificate Administrator may require registration and acceptance of a disclaimer. Neither the Certificate Administrator nor the Master Servicers will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Master Servicers’ Reports

Each Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (commencing on the fourth Distribution Date), and the Certificate Administrator is to make available to each Certificateholder, each holder of a Serviced Companion Loan, the Depositor, each Underwriter, each rating agency, the Special Servicer, the Controlling Class Representative and, if requested, any potential investor in the Certificates, on each Distribution Date, certain reports and data files that are part of the CMSA Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CMSA Reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the applicable Master Servicer no later than four business days prior to the related Master Servicer Remittance Date. Absent manifest error, none of the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

Each Master Servicer is also required to deliver periodically to the Certificate Administrator and the rating agencies the following materials, of which the CMSA Operation Statement Analysis Report and CMSA NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a) Annually, on or before June 30 of each year, commencing in June 2008, with respect to each Mortgaged Property and REO Property, a “CMSA Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Master Servicers (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

(b) Within 60 days of receipt by the applicable Master Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, a “CMSA NOI Adjustment Worksheet” for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by each Master Servicer or the Special Servicer in the other reports referenced above.

The Certificate Administrator is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Master Servicers upon request to the Depositor, each Underwriter, the Controlling Class Representative, each rating agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Certificate Administrator upon request.

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii) below, only to the extent such information relates to the Serviced Companion Loan), the Depositor, the Master Servicers, the Special Servicer, any rating agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers’ certificates and assessment of compliance and attestation reports delivered by the Master Servicers and the Special Servicer to the Certificate Administrator since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicers or the Special Servicer with respect to each Mortgaged Property and delivered to the Certificate Administrator, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, collected by or on behalf of the Master Servicers or the Special Servicer with respect to each Mortgaged Property and delivered to the Certificate Administrator, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into by the Master Servicers and/or the Special Servicer and delivered to the Certificate Administrator, and (vii) any and all officers’ certificates and other evidence delivered to or by the Certificate Administrator to support the Master Servicers’, or the Special Servicer’s or the Trustee’s, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the “Commission”) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.” (Commission file no. 333-130390). Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

USE OF PROCEEDS

The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary and the discussion in the prospectus under the heading “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

Elections will be made to treat designated portions of the Trust and proceeds thereof (such non-excluded portion of the Trust, the “Trust REMICs”), as two separate REMICs within the meaning of Code Section 860D (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,“ respectively). The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest), proceeds thereof held in the Collection Account and the Interest Reserve Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated Classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC. The Class LR Certificates will represent the sole Class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class AM, Class A-MA, Class AJ, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and the Class S Certificates as Classes of regular interests, and the Class R Certificates as the sole Class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, (iii) compliance with the COBALT CMBS 2007-C3 Pooling and Servicing Agreement and the continuing qualification of the REMICs governed thereby, (iv) compliance with the COMM 2007-C9 Pooling and Servicing Agreement and the continuing qualification of the REMICs governed thereby and (v) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury (“Treasury Regulations”) thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC. References in this discussion to the “REMIC” will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and related amounts in the Class T Grantor Trust Distribution Account, which are beneficially owned by the Class T Certificates, will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code.

The Offered Certificates will be treated as “loans…secured by an interest in real property which is…residential real property” within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, Mortgage Loans secured by multifamily properties (excluding mixed-use properties and manufactured housing community properties) represented approximately 14.28% of the Mortgage Loans by Initial Outstanding Pool Balance.

The Offered Certificates will be treated as “real estate assets,” within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as “interest on mortgages on real property,” within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates.” Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

The Offered Certificates will be treated as “regular interests” in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the “OID Regulations”). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Certificate Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

It is anticipated that the Offered Certificates (other than the Class AM, Class AJ, Class B and Class C Certificates) will be issued at a premium for federal income tax purposes, that the Class AM and Class AJ Certificates will be issued with a de minimis amount of original issue discount and that the Class B and Class C Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Class XP Certificates will be treated as having been issued with original issue discount for federal income tax purposes in an amount equal to the excess of all expected distributions of interest on the Class XP Certificates (based on the Prepayment Assumption) over their issue price (including accrued interest). Accruing income in such a manner could result in the accrual of negative amounts for certain periods in the event of faster than anticipated prepayments. Such negative amounts cannot be deducted currently but may only be offset against future accruals of income on the Class XP Certificates. However, although unclear, a holder of a Class XP Certificate may be entitled to deduct a loss to the extent that its remaining tax basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments on the Mortgage Loans. Investors in the Class XP Certificates should consult their tax advisors as to the manner in which income should be accrued on the Class XP Certificates and the timing and character of any loss that could result from an investment in the Class XP Certificates. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” and “—Taxation of Regular Certificates—Original Issue Discount” in the Prospectus.

Whether any holder of any Class of Offered Certificates, other than the Class XP Certificates, will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each Class of Offered Certificates issued at a premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date. See “Yield and Maturity Considerations” in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums and Yield Maintenance Charges only after the Master Servicers’ actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.

For a discussion of the tax consequences of the acquisition, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” in the prospectus.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (“PTE”) 2007-5 (the “Exemption”), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the lead manager, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(1) the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2) the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of Fitch, Moody’s, S&P, DBRS Limited or DBRS, Inc.;

(3) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(4) the sum of all payments made to and retained by the Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by each Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The Trust must also meet the following requirements:

(i) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

(ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of Fitch, Moody’s, S&P, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Trust Fund, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, any Underwriter, the Trustee, either Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The lead manager believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the lead manager or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Persons who have an ongoing relationship with the New York Common Retirement Fund, the New York State Teachers’ Retirement System or the State of Wisconsin Retirement Board, which are governmental plans, should note that these plans have ownership interests in the borrower with respect to the Mortgage Loan identified as “130 Prince Street” on Annex A-1 to this Prospectus Supplement. Such persons should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an Underwriting Agreement (the “Underwriting Agreement“), among the Depositor and Deutsche Bank Securities Inc., Citigroup Global Markets Inc., SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC (collectively, the “Underwriters“), the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about November 29, 2007, against payment therefor in immediately available funds.

Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, one of the Sponsors, of Deutsche Bank Trust Company Americas, the Certificate Administrator and a sub-servicer and of the Depositor. Citigroup Global Markets Inc. is an affiliate of Citigroup Global Markets Realty Corp., one of the Sponsors. SunTrust Robinson Humphrey, Inc. is an affiliate of SunTrust Bank, one of the Mortgage Loan Sellers.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balances or Notional Balance, as applicable, of each class of Offered Certificates set forth below, subject in each case to a variance of 5.0%:

Class	Deutsche Bank Securities Inc.	Citigroup Global Markets Inc.	SunTrust Robinson Humphrey, Inc.	Credit Suisse Securities (USA) LLC
Class A-1	$21,455,056	$20,844,944	$—	$—
Class A-2	$44,888,238	$43,611,762	$—	$—
Class A-3	$19,984,142	$19,415,858	$—	$—
Class A-AB	$26,375,010	$25,624,990	$—	$—
Class A-4	$486,355,182	$472,524,818	$—	$—
Class A-1A	$144,478,246	$140,369,754	$—	$—
Class XP	$1,034,650,552	$1,005,228,448	$—	$—
Class AM	$85,579,806	$83,146,194	$—	$—
Class A-MA	$20,639,967	$20,053,033	$—	$—
Class AJ	$56,696,127	$55,083,873	$—	$—
Class A-JA	$13,673,921	$13,285,079	$—	$—
Class B	$10,622,028	$10,319,972	$—	$—
Class C	$10,622,028	$10,319,972	$—	$—

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 101.60% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Certificate Administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.” Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL INVESTMENT

The Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Fitch, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. (“S&P” and, together with Fitch and Moody’s, the “Rating Agencies”):

	Fitch	Moody’s	S&P
Class A-1	AAA	Aaa	AAA
Class A-2	AAA	Aaa	AAA
Class A-3	AAA	Aaa	AAA
Class A-AB	AAA	Aaa	AAA
Class A-4	AAA	Aaa	AAA
Class A-1A	AAA	Aaa	AAA
Class XP	AAA	Aaa	AAA
Class AM	AAA	Aaa	AAA
Class A-MA	AAA	Aaa	AAA
Class AJ	AAA	Aaa	AAA
Class A-JA	AAA	Aaa	AAA
Class B	AA+	Aa1	AA+
Class C	AA	Aa2	AA

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Depositor.

The “Rated Final Distribution Date” of each Class of Offered Certificates is the Distribution Date in November 2044.

The Rating Agencies’ ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies’ ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, the degree to which such prepayments might differ from those originally anticipated or the extent to which the Certificateholders might experience any Net Prepayment Interest Shortfalls. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class XP Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class XP Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class XP Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class XP Certificates. Accordingly, the ratings of the Class XP Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of any of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, may be affected by changes thereon.

There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor’s request.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (representing approximately 14.03% of the Initial Outstanding Pool Balance), Washington, DC (representing approximately 10.06% of the Initial Outstanding Pool Balance) and California (representing approximately 9.37% of the Initial Outstanding Pool Balance), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New York Law. New York and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

District of Columbia Law. Commercial mortgage loans in the District of Columbia are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in the District of Columbia may be accomplished by a non-judicial trustee’s sale under a specific “power of sale” provision in the deed of trust or by judicial foreclosure. After appropriate notices to the borrower and owner of the property are provided as specified in the loan documents, a so-called statutory notice of foreclosure is filed with the District of Columbia Recorder of Deeds and mailed, by certified mail and regular mail, to all owners and lienholders of record. Conduct of the foreclosure cannot occur sooner than thirty days after recording this notice. By common practice, the foreclosure sale is advertised five times in a newspaper in general circulation in the District of Columbia every other day except weekends and holidays. By judicial decision, a foreclosing trustee under a deed of trust who is related to the noteholder may have the burden of showing that the foreclosure procedures followed were fair. An independent trustee for foreclosure purposes would not have that burden. The foreclosure auction is commonly conducted by a professional auctioneer, with the trustee in attendance. There is no right of redemption after the foreclosure sale. There is not statutory audit procedure after the foreclosure. On recourse loans, a deficiency judgment may be sought after a foreclosure. The District of Columbia Code affords lien priority to certain taxes and water/sewer charges over earlier-recorded deeds of trust. Under District of Columbia law, in order to enforce an assignment of rents, a mortgagee is required to (i) take actual possession of the mortgaged property, (ii) take constructive possession of the mortgaged property by obtaining court authorization to collect rents from tenants or (iii) move for the appointment of, and obtain an affirmative ruling appointing, a receiver for the mortgaged property.

INDEX OF DEFINED TERMS

85 Tenth Avenue Loan	S-136
85 Tenth Avenue Loan Combination	S-137
85 Tenth Avenue Pari Passu Loan A-1	S-137
85 Tenth Avenue Pari Passu Loan A-2A2	S-137
Advance Rate	S-209
Advances	S-208
Allocated Loan Amount	S-155
Annual Debt Service	S-150
Anticipated Repayment Date	S-149
Appraisal Reduction Amount	S-173, S-193
Appraisal Reduction Event	S-193
Appraised Value	S-150
ARD Loans	S-149
Artesia	S-93
Asset Status Report	S-244
Assumed Final Distribution Date	S-189
Assumed Scheduled Payment	S-177
Authenticating Agent	S-112
Available Funds	S-170
B Loan	S-114
Balloon Balance	S-150
BAM	S-165
Bankruptcy Code	S-100
Base Interest Fraction	S-189
Capmark Financial Group	S-101
Capmark Servicing Standard	S-205
CBE	S-203
Certificate Administrator	S-110
Certificate Balance	S-168
Certificate Owners	S-198
Certificate Registrar	S-112, S-196
Certificateholder	S-196
Certificates	S-168
CGM RRI Hotel Portfolio Co-Lender Agreement	S-147
CGM RRI Hotel Portfolio Loan	S-146
CGM RRI Hotel Portfolio Loan Combination	S-146
CGM RRI Hotel Portfolio Pari Passu Companion Loan	S-146
CGMRC	S-87
Charles River Plaza North B Loan	S-129
Charles River Plaza North Co-Lender Agreement	S-130
Charles River Plaza North Loan	S-129
Charles River Plaza North Loan Combination	S-129
Charles River Plaza North Pari Passu Companion Loan	S-129
Charles River Plaza North Senior Loans	S-129
Class	S-168
Class A Certificates	S-193
Class T Grantor Trust Distribution Account	S-212
Class X Certificates	S-168
Class XP Component	S-169
Class XP Strip Rates	S-174
Class XS Strip Rates	S-174
Clearstream	S-40, S-196
Clearstream Participants	S-198
CMBS	S-87, S-105
CMSA	S-250
CMSA Investor Reporting Package	S-252
CMSA NOI Adjustment Worksheet	S-253
CMSA Operating Statement Analysis Report	S-253
COBALT 2007-C3	S-129
COBALT 2007-C3 Pooling and Servicing Agreement	S-130
COBALT CMBS 2007-C3 Servicer	S-249
COBALT CMBS 2007-C3 Special Servicer	S-250
COBALT CMBS 2007-C3 Trustee	S-249
Collection Account	S-212
Collection Period	S-172
COMM 2007-C9	S-126
COMM 2007-C9 Directing Holder	S-127
COMM 2007-C9 Master Servicer	S-126
COMM 2007-C9 Pooling and Servicing Agreement	S-126
COMM 2007-C9 Servicer	S-248
COMM 2007-C9 Special Servicer	S-248
COMM 2007-C9 Trustee	S-126, S-248
Commission	S-254
Companion Loan Securities	S-213
Companion Loan	S-114
Controlling Class	S-241
Controlling Class Certificateholder	S-242
Controlling Class Representative	S-242
Corrected Mortgage Loan	S-243
CPR	S-201
Crossover Date	S-188
Current LTV	S-151
Custodian	S-112
Cut-off Date	S-114
Cut-off Date Balance	S-114
Cut-off Date Loan-to-Value Ratio	S-151
Cut-off Date LTV	S-151
Cut-off Date LTV Ratio	S-151
CWCAM	S-107

CWCapital	S-98
DBTCA	S-110
Debt Service Coverage Ratio	S-153
Default Interest	S-173
Default Rate	S-173
Defaulted Mortgage Loan	S-231
Defeasance	S-157
Defeasance Collateral	S-158
Defeasance Loans	S-155
Defeasance Lock-Out Period	S-155
Defeasance Option	S-157
Defeasance Period	S-155
Definitive Certificate	S-195
Department	S-257
Depositaries	S-196
Determination Date	S-173
Directing Holder	S-241
Discount Rate	S-156
Distribution Account	S-212
Distribution Date	S-170
Distribution Date Statement	S-250
DSCR	S-153
DTC	S-40
Due Date	S-175
ERISA	S-257
Euroclear	S-40
Euroclear Participants	S-198
Events of Default	S-227
Excess Interest	S-212
Excess Liquidation Proceeds	S-235
Excess Liquidation Proceeds Account	S-212
Exemption	S-257
FDIC	S-100
Fitch	S-261
Form 8-K	S-167
FPO Persons	S-1
FSMA	S-1
GAAP	S-150
GACC	S-92
Georgian Towers B Loan	S-139
Georgian Towers B Loan Holder	S-140
Georgian Towers Control Appraisal Event	S-142
Georgian Towers Controlling Holder	S-142
Georgian Towers Loan	S-139
Georgian Towers Loan Combination	S-139
Georgian Towers Pari Passu Loan A-1	S-139
Georgian Towers Senior Loan Holders	S-140
Georgian Towers Senior Loans	S-139
GLA	S-151
Group 1 Principal Distribution Amount	S-177
Group 2 Principal Distribution Amount	S-177
Holders	S-198
Indirect Participants	S-197
Individual Property	S-160
Initial Loan Group 1 Balance	S-114
Initial Loan Group 2 Balance	S-114
Initial Outstanding Pool Balance	S-114
Initial Rate	S-149
Interest Accrual Amount	S-173
Interest Accrual Period	S-173
Interest Deposit	S-172
Interest Rate	S-151
Interest Reserve Account	S-212
Interest Shortfall	S-173
KRECM	S-104
Lincoln Square B Loan	S-119
Lincoln Square Co-Lender Agreement	S-120
Lincoln Square Loan	S-119
Lincoln Square Loan Combination	S-119
Lincoln Square Pari Passu Companion Loan	S-119
Lincoln Square Senior Loans	S-119
Liquidation Fee	S-246
Liquidation Fee Rate	S-246
Liquidation Proceeds	S-246
LNR	S-105
LNR Partners	S-105
Loan Combination	S-114
Loan Group 1	S-114
Loan Group 2	S-114
Loan Groups	S-114
Loan-to-Value Ratio	S-151
Lock-Out Period	S-155
Lower-Tier Distribution Account	S-212
Lower-Tier Regular Interests	S-255
Lower-Tier REMIC	S-255
LTV	S-151
LTV Ratio at Maturity	S-151
MAI	S-118
Master Servicer Prepayment Interest Shortfall	S-192
Master Servicer Remittance Date	S-207
Master Servicing Fee	S-239
Master Servicing Fee Rate	S-239
MERS	S-76
Modeling Assumptions	S-202
Modification	S-235
Modified Mortgage Loan	S-195
Monthly Payment	S-172
Moody’s	S-261
Mortgage	S-115
Mortgage Loan	S-114
Mortgage Loan Documents	S-219

Mortgage Loan Purchase Agreement	S-116
Mortgage Loan Purchase Agreements	S-219
Mortgage Loans	S-114
Mortgage Pool	S-114
Mortgage Rate	S-151, S-176
Mortgaged Properties	S-114
Mortgaged Property	S-114
Net Default Interest	S-173
Net Mortgage Pass-Through Rate	S-175
Net Operating Income	S-153
Net Prepayment Interest Excess	S-192
Net Prepayment Interest Shortfall	S-192
Net REO Proceeds	S-172
NOI	S-153
NOI Date	S-153
Nonrecoverable Advance	S-210
Non-Serviced Mortgage Loan	S-114
Note	S-115
Notional Balance	S-169
NRA	S-151
Occupancy As-of Date	S-151
Occupancy Rate	S-151
Offered Certificates	S-168
OID Regulations	S-256
Option Price	S-232
Other Loan	S-155
P&I Advance	S-207
Pads	S-153
Pari Passu Companion Loan	S-114
Participants	S-196
Pass-Through Rate	S-173
Paying Agent	S-112
PCIS Persons	S-1
Percentage Interest	S-170
Plan	S-257
Planned Principal Balance	S-188
Pooling and Servicing Agreement	S-205
Prepayment Interest Excess	S-191
Prepayment Interest Shortfall	S-191
Prepayment Premium	S-156
Prime Rate	S-209
Principal Distribution Amount	S-176
Principal Prepayments	S-172
Private Certificates	S-168
Property Advances	S-208
Prospectus Directive	S-2
PTE	S-39, S-257
Purchase Option	S-232
Qualified Substitute Mortgage Loan	S-224
Rated Final Distribution Date	S-18, S-190, S-261
Rating Agencies	S-261
Realized Loss	S-190
Record Date	S-170
Regular Certificates	S-168
Related Proceeds	S-210
Release Date	S-157
Release Parcel	S-161
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-1
REMIC	S-255
REMIC Regulations	S-255
Removed Mortgage Loan	S-223
REO Account	S-168
REO Loan	S-177
REO Property	S-168
REO Tax	S-234
Replacement Mortgage Loan	S-223
Repurchase Price	S-223
Request for Approval	S-244
Reserve Accounts	S-115
Residual Certificates	S-168
Restricted Group	S-258
Revised Rate	S-149
Rooms	S-153
Rules	S-197
S&P	S-261
Seattle Space Needle Co-Lender Agreement	S-144
Seattle Space Needle Loan	S-143
Seattle Space Needle Loan Combination	S-143
Seattle Space Needle Pari Passu Companion Loan	S-143
Sequential Pay Certificate	S-168
Sequential Pay Certificates	S-168
Serviced Companion Loan	S-114
Serviced Loan Combination	S-114
Servicing Compensation	S-239
Servicing Fee	S-239
Servicing Fee Rate	S-152, S-239
Servicing Standard	S-206
Servicing Transfer Event	S-243
Similar Law	S-257
Single-Tenant Mortgage Loan	S-166
Small Loan Appraisal Estimate	S-194
Special Servicer	S-105
Special Servicing Fee	S-246
Specially Serviced Mortgage Loan	S-242
Sq. Ft.	S-152
Square Feet	S-152
Stated Principal Balance	S-191
Subordinate Certificates	S-192
Sub-Servicing Entity	S-228
SunTrust	S-98
Term to Maturity	S-152
Terms and Conditions	S-198
Treasury Regulations	S-255
TRIA	S-68
Trilon	S-165

Trust	S-99
Trust Fund	S-114
Trust REMICs	S-255
Trustee	S-107
Trustee/Certificate Administrator Fee	S-111
Trustee/Certificate Administrator Fee Rate	S-111
Underwriters	S-259
Underwriting Agreement	S-259
Underwritten NCF	S-152
Underwritten NCF DSCR	S-153
Underwritten Net Cash Flow	S-152
Units	S-153
Unliquidated Advance	S-211
Unscheduled Payments	S-172
Updated Appraisal	S-194
Upper-Tier Distribution Account	S-212
Upper-Tier REMIC	S-255
USFS Industrial Distribution Portfolio Loan	S-126
USFS Industrial Distribution Portfolio Loan Combination	S-126
USFS Industrial Distribution Portfolio Pari Passu Loan A-1	S-126
USFS Industrial Distribution Portfolio Pari Passu Loan A-3	S-126
USFS Industrial Distribution Portfolio Pari Passu Loan A-4	S-126
USFS Industrial Distribution Portfolio Pari Passu Loan A-5	S-126
USFS Industrial Distribution Portfolio Pari Passu Loans	S-126
UW NCF	S-152
UW NCF DSCR	S-153
UW Revenue	S-154
Voting Rights	S-231
Wachovia	S-102
Wachovia Master Servicer	S-102
Wachovia/Special Servicer Servicing Standard	S-206
Weighted Average Net Mortgage Pass-Through Rate	S-175
Withheld Amounts	S-212
Workout Fee	S-246
Workout Fee Rate	S-246
Workout-Delayed Reimbursement Amount	S-211
Yield Maintenance Charge	S-156
Yield Maintenance Loans	S-155
Yield Maintenance Lock-Out Period	S-155
Yield Maintenance Period	S-155

ANNEX A-1

Certain Characteristics of the Mortgage Loans

A-1-1

DISCLAIMER

This diskette relates to the prospectus supplement in regard to the CD
2007-CD5, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire prospectus supplement. This diskette does not contain all relevant information relating to the underlying
Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained on this diskette will be more fully described elsewhere in the prospectus supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

"Annex A CD 2007-CD5.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in
Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft
Excel. After the file is opened, a disclaimer will be displayed. READ THE
DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

* Microsoft is a registered trademark of Microsoft Corporation.

CD 2007-CD5

ANNEX A-1-CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                              % of
                                                             % of          Applicable
                                                            Initial  Loan     Loan
                                                             Pool   Group    Group       # of    Mortgage Loan
ID     Property Name                                        Balance 1 or 2  Balance   Properties  Seller (1)
--     ---------------------------------------------------- ------- ------ ---------- ---------- -------------
1      Lincoln Square                                        7.64%    1       9.19%        1       CGM
2      USFS Industrial Distribution Portfolio(15)(31)(35)    7.52%    1       9.04%       38       GACC/CGM
2.01   15155 Northam Street(30)                              0.72%            0.87%        1       GACC/CGM
2.02   120 Longs Pond Road                                   0.44%            0.53%        1       GACC/CGM
2.03   7004 East Hanna Avenue                                0.38%            0.45%        1       GACC/CGM
2.04   1685 West Cheyenne Avenue                             0.37%            0.44%        1       GACC/CGM
2.05   7801 Statesville Road                                 0.36%            0.43%        1       GACC/CGM
2.06   300 Lawrence Drive                                    0.34%            0.41%        1       GACC/CGM
2.07   4550 West Buckeye Road                                0.33%            0.40%        1       GACC/CGM
2.08   8024 Telegraph Road                                   0.32%            0.38%        1       GACC/CGM
2.09   10211 North IH 35                                     0.31%            0.37%        1       GACC/CGM
2.10   7598 NW 6th Avenue                                    0.30%            0.36%        1       GACC/CGM
2.11   11994 Livingston Road                                 0.29%            0.34%        1       GACC/CGM
2.12   1500 NC Hwy 39                                        0.27%            0.32%        1       GACC/CGM
2.13   28001 Napier Road                                     0.21%            0.26%        1       GACC/CGM
2.14   11955 East Peakview Avenue                            0.20%            0.25%        1       GACC/CGM
2.15   12301 Cumberland Road                                 0.20%            0.24%        1       GACC/CGM
2.16   1899 N US Hwy 1                                       0.19%            0.22%        1       GACC/CGM
2.17   222 Otrobando Avenue P.O. Box 103(30)                 0.18%            0.22%        1       GACC/CGM
2.18   9605 54th Avenue North                                0.18%            0.22%        1       GACC/CGM
2.19   W137 N9245 Highway 45                                 0.17%            0.20%        1       GACC/CGM
2.20   950 South Shiloh Road & 1992 Forest Lane              0.16%            0.19%        1       GACC/CGM
2.21   111 Alliant Drive                                     0.16%            0.19%        1       GACC/CGM
2.22   40 Fort Lewis Boulevard                               0.14%            0.17%        1       GACC/CGM
2.23   755 Pierce Road                                       0.14%            0.17%        1       GACC/CGM
2.24   8000 Bavaria Road                                     0.13%            0.16%        1       GACC/CGM
2.25   10410 South 50th Place                                0.12%            0.15%        1       GACC/CGM
2.26   1 Quality Lane                                        0.12%            0.14%        1       GACC/CGM
2.27   2850 Selma Highway                                    0.11%            0.13%        1       GACC/CGM
2.28   5445 Spellmire Drive                                  0.09%            0.11%        1       GACC/CGM
2.29   1350/1400 North 10th Street                           0.09%            0.11%        1       GACC/CGM
2.30   1044/1045 Garden Street                               0.09%            0.10%        1       GACC/CGM
2.31   4601 32nd Avenue South                                0.08%            0.10%        1       GACC/CGM
2.32   5353 Nathan Lane North                                0.07%            0.08%        1       GACC/CGM
2.33   125 Gardenville Parkway West                          0.06%            0.08%        1       GACC/CGM
2.34   6315 John J Pershing Drive                            0.05%            0.06%        1       GACC/CGM
2.35   3500 Saratoga Avenue(30)                              0.05%            0.06%        1       GACC/CGM
2.36   333-340 North Claremont Avenue                        0.04%            0.05%        1       GACC/CGM
2.37   2575 Virginia Avenue                                  0.04%            0.05%        1       GACC/CGM
2.38   345 Kino Drive                                        0.02%            0.02%        1       GACC/CGM
3      Charles River Plaza North                             6.92%    1       8.33%        1       CGM
4      85 Tenth Avenue                                       3.63%    1       4.36%        1       GACC
5      130 Prince Street                                     3.34%    1       4.02%        1       CGM
6      Georgian Towers                                       2.77%    2      16.45%        1       GACC
7      1150 18th Street, NW                                  2.24%    1       2.70%        1       GACC
8      Quality King(16)(34)                                  1.92%    1       2.31%        1       CWCapital
9      2 Journal Square                                      1.91%    1       2.29%        1       GACC
10     Seattle Space Needle                                  1.67%    1       2.01%        1       CGM
11     CGM RRI Hotel Portfolio                               1.67%    1       2.01%       52       CGM
11.01  Red Roof Inn Washington Downtown                      0.17%            0.21%        1       CGM
11.02  Red Roof Inn Long Island                              0.13%            0.16%        1       CGM
11.03  Red Roof Inn Miami Airport                            0.09%            0.10%        1       CGM
11.04  Red Roof Inn Greater Washington Manassas              0.05%            0.06%        1       CGM
11.05  Red Roof Inn Ann Arbor University North               0.05%            0.06%        1       CGM
11.06  Red Roof Inn Fort Lauderdale                          0.04%            0.05%        1       CGM
11.07  Red Roof Inn Tampa Brandon                            0.04%            0.05%        1       CGM
11.08  Red Roof Inn Phoenix Chandler                         0.04%            0.05%        1       CGM
11.09  Red Roof Inn Wilmington                               0.04%            0.05%        1       CGM
11.10  Red Roof Inn Atlanta Druid Hills                      0.04%            0.05%        1       CGM
11.11  Red Roof Inn BW Parkway                               0.04%            0.05%        1       CGM
11.12  Red Roof Inn Tinton Falls                             0.04%            0.05%        1       CGM
11.13  Red Roof Inn Baltimore North Timonium                 0.04%            0.05%        1       CGM
11.14  Red Roof Inn Boston Northeast Saugus                  0.04%            0.05%        1       CGM
11.15  Red Roof Inn Joliet                                   0.04%            0.05%        1       CGM
11.16  Red Roof Inn Chicago Naperville                       0.04%            0.04%        1       CGM
11.17  Red Roof Inn Chicago Northbrook                       0.04%            0.04%        1       CGM
11.18  Red Roof Inn Phoenix Airport                          0.04%            0.04%        1       CGM
11.19  Red Roof Inn Louisville Airport                       0.03%            0.04%        1       CGM
11.20  Red Roof Inn Phoenix Bell Road                        0.03%            0.04%        1       CGM
11.21  Red Roof Inn Cleveland Independence                   0.03%            0.03%        1       CGM
11.22  Red Roof Inn Erie                                     0.03%            0.03%        1       CGM
11.23  Red Roof Inn El Paso East                             0.03%            0.03%        1       CGM
11.24  Red Roof Inn St Clairsville                           0.03%            0.03%        1       CGM
11.25  Red Roof Inn Austin Round Rock                        0.02%            0.03%        1       CGM
11.26  Red Roof Inn Knoxville West                           0.02%            0.03%        1       CGM
11.27  Red Roof Inn Binghamton                               0.02%            0.03%        1       CGM
11.28  Red Roof Inn Wilkes Barre                             0.02%            0.03%        1       CGM
11.29  Red Roof Inn Pittsburgh Airport                       0.02%            0.03%        1       CGM
11.30  Red Roof Inn Chicago Hoffman Estates                  0.02%            0.03%        1       CGM
11.31  Red Roof Inn Enfield                                  0.02%            0.03%        1       CGM
11.32  Red Roof Inn West Springfield                         0.02%            0.03%        1       CGM
11.33  Red Roof Inn Canton                                   0.02%            0.03%        1       CGM
11.34  Red Roof Inn Detroit Farmington Hills                 0.02%            0.03%        1       CGM
11.35  Red Roof Inn Edison                                   0.02%            0.03%        1       CGM
11.36  Red Roof Inn Princeton North                          0.02%            0.02%        1       CGM
11.37  Red Roof Inn Hickory                                  0.02%            0.02%        1       CGM
11.38  Red Roof Inn Asheville West                           0.02%            0.02%        1       CGM
11.39  Red Roof Inn Richmond South                           0.02%            0.02%        1       CGM
11.40  Red Roof Inn Columbus West                            0.02%            0.02%        1       CGM
11.41  Red Roof Inn Greensboro Airport                       0.02%            0.02%        1       CGM
11.42  Red Roof Inn Cincinnati Northeast Blue Ash            0.01%            0.02%        1       CGM
11.43  Red Roof Inn Johnson City                             0.01%            0.02%        1       CGM
11.44  Red Roof Inn Detroit Troy                             0.01%            0.02%        1       CGM
11.45  Red Roof Inn Cincinnati Sharonville                   0.01%            0.02%        1       CGM
11.46  Red Roof Inn West Monroe                              0.01%            0.02%        1       CGM
11.47  Red Roof Inn Detroit Madison Heights                  0.01%            0.02%        1       CGM
11.48  Red Roof Inn Kansas City Overland Park                0.01%            0.02%        1       CGM
11.49  Red Roof Inn Greenville                               0.01%            0.01%        1       CGM
11.50  Red Roof Inn New London                               0.01%            0.01%        1       CGM
11.51  Red Roof Inn Nashville South                          0.01%            0.01%        1       CGM
11.52  Red Roof Inn Jamestown Falconer                       0.01%            0.01%        1       CGM
12     Royale Retail Condominium                             1.62%    1       1.94%        1       GACC
13     Great Escape Lodge(34)                                1.58%    1       1.89%        1       GACC
14     California Department Store Portfolio(21)             1.49%    1       1.80%        3       GACC
14.01  Nordstrom - San Diego                                 0.85%            1.03%        1       GACC
14.02  Macy's - Pleasanton                                   0.49%            0.58%        1       GACC
14.03  Macy's - Laguna Hills                                 0.15%            0.19%        1       GACC
15     Copper Beech Townhomes - Statesboro, GA               1.48%    2       8.79%        1       CGM
16     Serrano Highlands                                     1.43%    2       8.51%        1       CGM
17     Town Center East Building 3                           1.39%    1       1.67%        1       Artesia
18     Spanish Ranch MHP                                     1.34%    2       7.94%        1       GACC
19     Versar Center Office Building                         1.34%    1       1.61%        1       GACC
20     Parkway Plaza                                         1.30%    1       1.57%        1       CGM
21     The Clubs at Rhodes Ranch                             1.15%    2       6.81%        1       CGM
22     Hotel deLuxe(34)                                      1.15%    1       1.38%        1       GACC
23     Valley Freeway Center                                 1.05%    1       1.26%        1       GACC
24     Chicago Bridge & Iron(33)                             1.03%    1       1.23%        1       Artesia
25     Creekwalk Village                                     1.02%    1       1.23%        1       CGM
26     Arlington Center                                      1.00%    1       1.20%        1       GACC
27     Wildwood Communities MHP                              0.98%    2       5.82%        1       GACC
28     Mission West Millbrook                                0.91%    2       5.39%        1       GACC
29     Cypress Medical Center                                0.87%    1       1.04%        1       CGM
30     Mission Mill Creek                                    0.86%    2       5.11%        1       GACC
31     Plantation Apartments                                 0.85%    2       5.05%        1       GACC
32     Oklahoma Central Park                                 0.83%    1       0.99%        1       CGM
33     Hampton Inn - Nashville                               0.79%    1       0.95%        1       SunTrust
34     Olde Lancaster Town Center                            0.76%    1       0.92%        1       CGM
35     Centre at Culpeper                                    0.75%    1       0.91%        1       CGM
36     673 Brannan Street                                    0.74%    2       4.40%        1       GACC
37     725 Concord Avenue Medical Office Building            0.70%    1       0.84%        1       CGM
38     6620 18th Avenue Retail(34)                           0.67%    1       0.80%        1       GACC
39     TN Office Portfolio - BGK                             0.59%    1       0.71%        4       CGM
39.01  The Terraces                                          0.22%            0.27%        1       CGM
39.02  Estate Office Park                                    0.15%            0.19%        1       CGM
39.03  Pine Ridge                                            0.12%            0.15%        1       CGM
39.04  Crossroad Commons                                     0.08%            0.10%        1       CGM
40     Merrimac Plaza                                        0.58%    1       0.70%        1       CGM
41     Inverness Business Center North                       0.57%    1       0.69%        1       GACC
42     Foothills Commerce Center Buildings C, D & E          0.53%    1       0.64%        1       Artesia
43     Eastside Plaza 3 & 4                                  0.52%    1       0.62%        1       Artesia
44     Old National Town Center                              0.52%    1       0.62%        1       Artesia
45     Geneva Portfolio(17)                                  0.51%    1       0.62%        4       SunTrust
45.01  Greensboro                                            0.37%            0.45%        1       SunTrust
45.02  Charlotte                                             0.06%            0.07%        1       SunTrust
45.03  Ringgold                                              0.05%            0.06%        1       SunTrust
45.04  Wilmington                                            0.03%            0.04%        1       SunTrust
46     770 & 780 Garden Street                               0.34%    2       2.04%        1       GACC
47     509 212th Street                                      0.17%    2       0.99%        1       GACC
48     Premier Landing                                       0.50%    1       0.60%        1       Artesia
49     555 South Woodward                                    0.48%    1       0.57%        1       CGM
50     Hamilton Crossing                                     0.47%    1       0.57%        1       Artesia
51     Holiday Inn Express - Buckhead, GA                    0.45%    1       0.54%        1       CGM
52     Boulder Ridge Apartments Phase II(26)                 0.44%    2       2.61%        1       Artesia
53     West Town Apartments                                  0.43%    2       2.55%        1       CGM
54     Residence Inn - Livermore, CA                         0.43%    1       0.52%        1       Artesia
55     University Parkway                                    0.42%    1       0.50%        1       SunTrust
56     Mammoth Professional Building                         0.42%    1       0.50%        1       GACC
57     Walgreens Buckhead                                    0.41%    1       0.49%        1       SunTrust
58     Holiday Inn Express Hotel & Suites - Deerfield        0.40%    1       0.48%        1       GACC
59     Hoadly Marketplace                                    0.40%    1       0.48%        1       CGM
60     Mountain Dream Center                                 0.38%    1       0.46%        1       Artesia
61     Eagle Electronics Office Building                     0.38%    1       0.46%        1       CGM
62     Sable Chase at Sherwood                               0.38%    2       2.27%        1       CGM
63     Maple Ridge Apartments II                             0.37%    2       2.23%        1       GACC
64     6200 Seaforth Street                                  0.37%    1       0.45%        1       CGM
65     Twin Lakes Shopping Center                            0.36%    1       0.43%        1       GACC
66     Quioccasin Center Station                             0.33%    1       0.40%        1       Artesia
67     Fairmount Place Office                                0.33%    1       0.39%        1       Artesia
68     Bala Apartments                                       0.32%    2       1.93%        1       GACC
69     12621 Featherwood                                     0.31%    1       0.37%        1       CGM
70     CT Beverage Mart Plaza                                0.31%    1       0.37%        1       Artesia
71     University Suites                                     0.31%    2       1.84%        1       SunTrust
72     Bent Tree Plaza I, II & III                           0.31%    1       0.37%        1       GACC
73     Bel-Red Medical Dental Center(27)                     0.29%    1       0.35%        1       Artesia
74     Woodbridge Apartments                                 0.29%    2       1.70%        1       CGM
75     Autumn Ridge Medical Center                           0.29%    1       0.34%        1       CWCapital
76     Gadd Crossing                                         0.27%    1       0.33%        1       Artesia
77     Lodi City Center                                      0.27%    1       0.33%        1       CGM
78     East Winchester                                       0.27%    1       0.32%        1       Artesia
79     Mammoth Encinitas West                                0.26%    1       0.32%        1       GACC
80     Airport Atrium Center                                 0.26%    1       0.31%        1       CGM
81     Exton Office                                          0.26%    1       0.31%        1       CGM
82     Walgreen's - Miami, FL                                0.26%    1       0.31%        1       CGM
83     Northdale Plaza                                       0.26%    1       0.31%        1       CWCapital
84     53-83 Fourth Avenue                                   0.26%    1       0.31%        1       CGM
85     Burgard Industrial Park                               0.25%    1       0.30%        1       CGM
86     Wharton Mall(18)                                      0.25%    1       0.30%        1       CGM
87     Aldo South Beach                                      0.25%    1       0.30%        1       CGM
88     Jefferson Industrial Complex(19)                      0.24%    1       0.29%        1       CWCapital
89     Broadway Lofts                                        0.24%    2       1.45%        1       SunTrust
90     Kohl's Ground Lease - Forward                         0.24%    1       0.29%        1       SunTrust
91     Candlewood Suites                                     0.24%    1       0.29%        1       CWCapital
92     Capri Rialto Mobile Home Estates                      0.24%    2       1.42%        1       GACC
93     Creative Children Learning Centers - Davie, FL(20)    0.15%    1       0.18%        1       CWCapital
94     Creative Children Learning Centers - Tallahassee, FL  0.09%    1       0.11%        1       CWCapital
95     San Gabriel Professional Center                       0.24%    1       0.29%        1       CGM
96     Snoqualmie Ridge Phase IV Lot 2                       0.24%    1       0.28%        1       Artesia
97     Woodlands Shopping Center                             0.23%    1       0.28%        1       GACC
98     Sleep Inn - Lexington, KY                             0.22%    1       0.27%        1       CWCapital
99     The Metcalf Plaza / Target Center Shopping Centers    0.22%    1       0.27%        1       CWCapital
100    Colony Commons I and II                               0.22%    1       0.26%        1       Artesia
101    Broadway Apartments                                   0.22%    2       1.29%        1       Artesia
102    14144 Ventura Office Building                         0.21%    1       0.26%        1       Artesia
103    550-552 West 21st Street(32)                          0.21%    1       0.26%        1       GACC
104    Candlewood Suites, Harrisonburg                       0.21%    1       0.25%        1       SunTrust
105    Whitney National Bank                                 0.21%    1       0.25%        1       SunTrust
106    Walgreen's - Dallas, TX                               0.20%    1       0.25%        1       CGM
107    Town Center Self Storage                              0.20%    1       0.24%        1       Artesia
108    Allen Town Center(29)                                 0.20%    1       0.24%        1       Artesia
109    Holiday Inn Express - Libertyville, IL                0.20%    1       0.24%        1       CWCapital
110    Staples - Golden, CO                                  0.20%    1       0.24%        1       Artesia
111    St Andrews Place                                      0.20%    1       0.24%        1       CGM
112    Beacon Point Service Center                           0.20%    1       0.24%        1       Artesia
113    Padonia Plaza                                         0.19%    1       0.23%        1       CWCapital
114    Best Western Casa Villa Suites - Harlingen, TX        0.19%    1       0.23%        1       Artesia
115    Borders Books & Music - Bowie                         0.19%    1       0.22%        1       SunTrust
116    Willow Bend                                           0.18%    1       0.22%        1       Artesia
117    796 Lexington Avenue                                  0.18%    1       0.22%        1       CGM
118    Padre Commons Plaza                                   0.18%    1       0.22%        1       Artesia
119    Hampton Inn - Waycross, GA                            0.17%    1       0.21%        1       Artesia
120    Starbucks Center South                                0.17%    1       0.21%        1       Artesia
121    Bridgeport Apartments                                 0.17%    2       1.02%        1       GACC
122    Burchwood                                             0.17%    2       1.01%        1       SunTrust
123    Jasper Mountain Highlands Shopping Center             0.17%    1       0.20%        1       CWCapital
124    Spokane Apartments                                    0.17%    2       0.99%        2       Artesia
124.01 North Cliff Terrace                                   0.09%            0.55%        1       Artesia
124.02 Hart Terrace                                          0.07%            0.44%        1       Artesia
125    Wood Dale Towne Center                                0.17%    1       0.20%        1       CWCapital
126    NJVC Building                                         0.16%    1       0.20%        1       Artesia
127    Holiday Inn Express - Livingston, TX                  0.16%    1       0.20%        1       CWCapital
128    126 Chestnut Street                                   0.16%    1       0.19%        1       GACC
129    Amcal Business Center                                 0.16%    1       0.19%        1       CGM
130    Lost Creek Village                                    0.15%    1       0.18%        1       CWCapital
131    Mainstay Suites - Clute, TX                           0.15%    1       0.18%        1       Artesia
132    Georgia Center For Total Cancer Care                  0.15%    1       0.18%        1       Artesia
133    Town Fair Shopping Center                             0.15%    1       0.18%        1       CWCapital
134    Pioneer Square(29)                                    0.15%    1       0.18%        1       Artesia
135    Mansell Plaza                                         0.14%    1       0.17%        1       Artesia
136    Comfort Suites - Yulee, FL                            0.14%    1       0.17%        1       Artesia
137    Stapleton Square                                      0.14%    1       0.17%        1       Artesia
138    County Inn - Mountainview, CA                         0.14%    1       0.17%        1       CGM
139    Bluebonnet Crossing                                   0.14%    1       0.17%        1       CWCapital
140    Fletcher Square Shopping Center                       0.14%    1       0.17%        1       CWCapital
141    Shoppes of Crabapple                                  0.13%    1       0.15%        1       Artesia
142    Ridgeway Plaza                                        0.12%    1       0.14%        1       SunTrust
143    EZ Storage Headquarters                               0.12%    1       0.14%        1       SunTrust
144    Office Depot - El Dorado, AR                          0.11%    1       0.14%        1       Artesia
145    Brambleton Medical Center                             0.11%    1       0.13%        1       CGM
146    Office Depot - Palestine, TX                          0.11%    1       0.13%        1       Artesia
147    The Continental Ranch Retail Center                   0.11%    1       0.13%        1       CWCapital
148    State Street Retail                                   0.10%    1       0.12%        1       CWCapital
149    Westbrook Office Park                                 0.10%    1       0.12%        1       Artesia
150    Days Inn Airport South - College Park, GA(28)         0.10%    1       0.12%        1       Artesia
151    Towne Place                                           0.09%    1       0.10%        1       SunTrust
152    Cordes Professional Building                          0.08%    1       0.10%        1       Artesia
153    Ashford Plaza Retail Center                           0.08%    1       0.10%        1       Artesia
154    Muskegon Retail                                       0.08%    1       0.09%        1       CWCapital
155    Grogan's Forest Retail Center                         0.08%    1       0.09%        1       Artesia
156    Sapphire Pointe                                       0.07%    1       0.08%        1       Artesia
157    Lofts at McIntire                                     0.06%    2       0.38%        1       SunTrust
158    Sunset Medical Office Building                        0.06%    1       0.07%        1       CWCapital
159    Richmond Street Studios                               0.06%    1       0.07%        1       Artesia
160    Stamey Plaza                                          0.06%    1       0.07%        1       CGM
161    Shoppes at Greystone                                  0.05%    1       0.06%        1       Artesia

                                          Original   Cut-off Date Maturity /     General
ID     Property Name                      Balance      Balance    ARD Balance Property Type Detailed Property Type
--     --------------------------------- ----------- ------------ ----------- ------------- -------------------------
1      Lincoln Square                    160,000,000 160,000,000  160,000,000 Office        CBD
2      USFS Industrial Distribution      157,463,751 157,463,751  157,463,751 Various       Various
       Portfolio(15)(31)(35)
2.01   15155 Northam Street(30)           15,125,000  15,125,000              Industrial    Warehouse/Distribution
2.02   120 Longs Pond Road                 9,250,000   9,250,000              Industrial    Warehouse/Distribution
2.03   7004 East Hanna Avenue              7,900,000   7,900,000              Industrial    Warehouse/Distribution
2.04   1685 West Cheyenne Avenue           7,750,000   7,750,000              Industrial    Warehouse/Distribution
2.05   7801 Statesville Road               7,557,500   7,557,500              Industrial    Warehouse/Distribution
2.06   300 Lawrence Drive                  7,175,000   7,175,000              Industrial    Warehouse/Distribution
2.07   4550 West Buckeye Road              6,955,000   6,955,000              Industrial    Warehouse/Distribution
2.08   8024 Telegraph Road                 6,600,000   6,600,000              Industrial    Warehouse/Distribution
2.09   10211 North IH 35                   6,525,000   6,525,000              Industrial    Warehouse/Distribution
2.10   7598 NW 6th Avenue                  6,250,000   6,250,000              Industrial    Warehouse/Distribution
2.11   11994 Livingston Road               5,975,000   5,975,000              Industrial    Warehouse/Distribution
2.12   1500 NC Hwy 39                      5,587,500   5,587,500              Industrial    Warehouse/Distribution
2.13   28001 Napier Road                   4,500,000   4,500,000              Industrial    Warehouse/Distribution
2.14   11955 East Peakview Avenue          4,275,000   4,275,000              Industrial    Warehouse/Distribution
2.15   12301 Cumberland Road               4,125,000   4,125,000              Industrial    Warehouse/Distribution
2.16   1899 N US Hwy 1                     3,875,000   3,875,000              Industrial    Warehouse/Distribution
2.17   222 Otrobando Avenue P.O. Box       3,750,000   3,750,000              Industrial    Warehouse/Distribution
       103(30)
2.18   9605 54th Avenue North              3,750,000   3,750,000              Industrial    Warehouse/Distribution
2.19   W137 N9245 Highway 45               3,550,000   3,550,000              Industrial    Warehouse/Distribution
2.20   950 South Shiloh Road & 1992        3,375,000   3,375,000              Industrial    Warehouse/Distribution
       Forest Lane
2.21   111 Alliant Drive                   3,300,000   3,300,000              Industrial    Warehouse/Distribution
2.22   40 Fort Lewis Boulevard             2,950,000   2,950,000              Industrial    Warehouse/Distribution
2.23   755 Pierce Road                     2,950,000   2,950,000              Industrial    Warehouse/Distribution
2.24   8000 Bavaria Road                   2,762,500   2,762,500              Industrial    Warehouse/Distribution
2.25   10410 South 50th Place              2,540,000   2,540,000              Office        Suburban
2.26   1 Quality Lane                      2,425,000   2,425,000              Industrial    Warehouse/Distribution
2.27   2850 Selma Highway                  2,297,500   2,297,500              Industrial    Warehouse/Distribution
2.28   5445 Spellmire Drive                1,982,500   1,982,500              Industrial    Warehouse/Distribution
2.29   1350/1400 North 10th Street         1,856,250   1,856,250              Industrial    Warehouse/Distribution
2.30   1044/1045 Garden Street             1,815,000   1,815,000              Industrial    Warehouse/Distribution
2.31   4601 32nd Avenue South              1,768,750   1,768,750              Industrial    Warehouse/Distribution
2.32   5353 Nathan Lane North              1,393,750   1,393,750              Industrial    Warehouse/Distribution
2.33   125 Gardenville Parkway West        1,325,000   1,325,000              Industrial    Warehouse/Distribution
2.34   6315 John J Pershing Drive          1,075,000   1,075,000              Industrial    Warehouse/Distribution
2.35   3500 Saratoga Avenue(30)              962,500     962,500              Industrial    Warehouse/Distribution
2.36   333-340 North Claremont Avenue        900,000     900,000              Industrial    Warehouse/Distribution
2.37   2575 Virginia Avenue                  900,000     900,000              Industrial    Warehouse/Distribution
2.38   345 Kino Drive                        410,000     410,000              Industrial    Warehouse/Distribution
3      Charles River Plaza North         145,000,000 145,000,000  145,000,000 Office        Lab/Medical
4      85 Tenth Avenue                    76,000,000  76,000,000   76,000,000 Office        CBD
5      130 Prince Street                  70,000,000  70,000,000   70,000,000 Mixed Use     Office/Retail
6      Georgian Towers                    58,000,000  58,000,000   58,000,000 Multifamily   Conventional
7      1150 18th Street, NW               46,980,000  46,980,000   44,497,063 Office        CBD
8      Quality King(16)(34)               40,250,000  40,250,000   35,485,061 Industrial    Warehouse/Distribution
9      2 Journal Square                   40,000,000  39,894,331   33,969,605 Office        CBD
10     Seattle Space Needle               35,000,000  35,000,000   32,606,216 Other         Observation Tower, Retail
11     CGM RRI Hotel Portfolio            35,000,000  34,976,394   30,321,862 Hotel         Limited Service
11.01  Red Roof Inn Washington             3,647,621   3,645,161              Hotel         Limited Service
       Downtown
11.02  Red Roof Inn Long Island            2,806,523   2,804,630              Hotel         Limited Service
11.03  Red Roof Inn Miami Airport          1,802,354   1,801,139              Hotel         Limited Service
11.04  Red Roof Inn Greater Washington     1,047,082   1,046,376              Hotel         Limited Service
       Manassas
11.05  Red Roof Inn Ann Arbor                995,586     994,915              Hotel         Limited Service
       University North
11.06  Red Roof Inn Fort Lauderdale          875,429     874,839              Hotel         Limited Service
11.07  Red Roof Inn Tampa Brandon            849,681     849,108              Hotel         Limited Service
11.08  Red Roof Inn Phoenix Chandler         849,681     849,108              Hotel         Limited Service
11.09  Red Roof Inn Wilmington               849,681     849,108              Hotel         Limited Service
11.10  Red Roof Inn Atlanta Druid Hills      841,099     840,531              Hotel         Limited Service
11.11  Red Roof Inn BW Parkway               841,099     840,531              Hotel         Limited Service
11.12  Red Roof Inn Tinton Falls             832,516     831,954              Hotel         Limited Service
11.13  Red Roof Inn Baltimore North          823,933     823,378              Hotel         Limited Service
       Timonium
11.14  Red Roof Inn Boston Northeast         815,350     814,800              Hotel         Limited Service
       Saugus
11.15  Red Roof Inn Joliet                   798,185     797,647              Hotel         Limited Service
11.16  Red Roof Inn Chicago Naperville       755,272     754,763              Hotel         Limited Service
11.17  Red Roof Inn Chicago Northbrook       755,272     754,763              Hotel         Limited Service
11.18  Red Roof Inn Phoenix Airport          746,690     746,186              Hotel         Limited Service
11.19  Red Roof Inn Louisville Airport       703,776     703,302              Hotel         Limited Service
11.20  Red Roof Inn Phoenix Bell Road        660,863     660,417              Hotel         Limited Service
11.21  Red Roof Inn Cleveland                609,367     608,956              Hotel         Limited Service
       Independence
11.22  Red Roof Inn Erie                     583,619     583,226              Hotel         Limited Service
11.23  Red Roof Inn El Paso East             557,872     557,495              Hotel         Limited Service
11.24  Red Roof Inn St Clairsville           532,124     531,765              Hotel         Limited Service
11.25  Red Roof Inn Austin Round Rock        514,958     514,611              Hotel         Limited Service
11.26  Red Roof Inn Knoxville West           506,376     506,034              Hotel         Limited Service
11.27  Red Roof Inn Binghamton               497,793     497,457              Hotel         Limited Service
11.28  Red Roof Inn Wilkes Barre             489,210     488,880              Hotel         Limited Service
11.29  Red Roof Inn Pittsburgh Airport       480,628     480,304              Hotel         Limited Service
11.30  Red Roof Inn Chicago Hoffman          480,628     480,304              Hotel         Limited Service
       Estates
11.31  Red Roof Inn Enfield                  480,628     480,304              Hotel         Limited Service
11.32  Red Roof Inn West Springfield         472,045     471,727              Hotel         Limited Service
11.33  Red Roof Inn Canton                   463,462     463,150              Hotel         Limited Service
11.34  Red Roof Inn Detroit Farmington       446,297     445,996              Hotel         Limited Service
       Hills
11.35  Red Roof Inn Edison                   446,297     445,996              Hotel         Limited Service
11.36  Red Roof Inn Princeton North          403,384     403,112              Hotel         Limited Service
11.37  Red Roof Inn Hickory                  377,636     377,381              Hotel         Limited Service
11.38  Red Roof Inn Asheville West           360,471     360,228              Hotel         Limited Service
11.39  Red Roof Inn Richmond South           360,471     360,228              Hotel         Limited Service
11.40  Red Roof Inn Columbus West            334,723     334,497              Hotel         Limited Service
11.41  Red Roof Inn Greensboro Airport       334,723     334,497              Hotel         Limited Service
11.42  Red Roof Inn Cincinnati               308,975     308,767              Hotel         Limited Service
       Northeast Blue Ash
11.43  Red Roof Inn Johnson City             308,975     308,767              Hotel         Limited Service
11.44  Red Roof Inn Detroit Troy             300,392     300,190              Hotel         Limited Service
11.45  Red Roof Inn Cincinnati               283,227     283,036              Hotel         Limited Service
       Sharonville
11.46  Red Roof Inn West Monroe              283,227     283,036              Hotel         Limited Service
11.47  Red Roof Inn Detroit Madison          283,227     283,036              Hotel         Limited Service
       Heights
11.48  Red Roof Inn Kansas City              274,644     274,459              Hotel         Limited Service
       Overland Park
11.49  Red Roof Inn Greenville               257,479     257,305              Hotel         Limited Service
11.50  Red Roof Inn New London               248,897     248,729              Hotel         Limited Service
11.51  Red Roof Inn Nashville South          231,731     231,575              Hotel         Limited Service
11.52  Red Roof Inn Jamestown Falconer       188,818     188,691              Hotel         Limited Service
12     Royale Retail Condominium          33,850,000  33,850,000   31,831,535 Retail        Anchored
13     Great Escape Lodge(34)             33,000,000  33,000,000   28,568,869 Hotel         Full Service
14     California Department Store        31,300,000  31,300,000   31,300,000 Retail        Anchored
       Portfolio(21)
14.01  Nordstrom - San Diego              17,884,820  17,884,820              Retail        Anchored
14.02  Macy's - Pleasanton                10,169,370  10,169,370              Retail        Anchored
14.03  Macy's - Laguna Hills               3,245,810   3,245,810              Retail        Anchored
15     Copper Beech Townhomes -           31,000,000  31,000,000   28,921,895 Multifamily   Student Housing
       Statesboro, GA
16     Serrano Highlands                  30,000,000  30,000,000   30,000,000 Multifamily   Conventional
17     Town Center East Building 3        29,100,000  29,050,931   26,478,449 Office        Suburban
18     Spanish Ranch MHP                  28,000,000  28,000,000   28,000,000 Manufactured  Manufactured Housing
                                                                              Housing
19     Versar Center Office Building      28,000,000  28,000,000   25,935,722 Office        Suburban
20     Parkway Plaza                      27,298,000  27,298,000   25,447,996 Retail        Anchored
21     The Clubs at Rhodes Ranch          24,000,000  24,000,000   24,000,000 Multifamily   Conventional
22     Hotel deLuxe(34)                   24,000,000  24,000,000   21,421,054 Hotel         Full Service
23     Valley Freeway Center              22,000,000  22,000,000   20,753,558 Industrial    Flex
24     Chicago Bridge & Iron(33)          21,500,000  21,500,000   18,575,424 Office        Suburban
25     Creekwalk Village                  21,350,000  21,350,000   21,350,000 Retail        Anchored
26     Arlington Center                   20,880,000  20,880,000   18,974,479 Office        Suburban
27     Wildwood Communities MHP           20,500,000  20,500,000   18,699,018 Manufactured  Manufactured Housing
                                                                              Housing
28     Mission West Millbrook             19,000,000  19,000,000   17,846,825 Multifamily   Conventional
29     Cypress Medical Center             18,152,000  18,152,000   16,915,716 Office        Medical
30     Mission Mill Creek                 18,000,000  18,000,000   16,833,164 Multifamily   Conventional
31     Plantation Apartments              17,800,000  17,800,000   16,055,608 Multifamily   Conventional
32     Oklahoma Central Park              17,300,000  17,300,000   15,643,188 Office        Suburban
33     Hampton Inn - Nashville            16,500,000  16,500,000   11,667,868 Hotel         Limited Service
34     Olde Lancaster Town Center         16,000,000  16,000,000   14,356,357 Mixed Use     Office/Retail
35     Centre at Culpeper                 15,765,000  15,765,000   15,765,000 Retail        Anchored
36     673 Brannan Street                 15,500,000  15,500,000   14,856,840 Multifamily   Conventional
37     725 Concord Avenue Medical         14,650,000  14,650,000   14,650,000 Office        Medical
       Office Building
38     6620 18th Avenue Retail(34)        14,000,000  14,000,000   13,158,987 Retail        Anchored
39     TN Office Portfolio - BGK          12,300,000  12,300,000   11,328,359 Office        Suburban
39.01  The Terraces                        4,689,761   4,689,761              Office        Suburban
39.02  Estate Office Park                  3,244,975   3,244,975              Office        Suburban
39.03  Pine Ridge                          2,588,254   2,588,254              Office        Suburban
39.04  Crossroad Commons                   1,777,010   1,777,010              Office        Suburban
40     Merrimac Plaza                     12,250,000  12,250,000   11,488,354 Retail        Anchored
41     Inverness Business Center North    12,000,000  12,000,000   12,000,000 Industrial    Flex
42     Foothills Commerce Center          11,200,000  11,191,668    9,610,469 Industrial    Flex
       Buildings C, D & E
43     Eastside Plaza 3 & 4               10,900,000  10,881,620    9,918,044 Office        Suburban
44     Old National Town Center           10,849,137  10,849,137   10,849,137 Retail        Shadow Anchored
45     Geneva Portfolio(17)               10,800,000  10,743,776    8,397,294 Industrial    Warehouse/Distribution
45.01  Greensboro                          7,881,583   7,840,553              Industrial    Warehouse/Distribution
45.02  Charlotte                           1,189,673   1,183,480              Industrial    Warehouse/Distribution
45.03  Ringgold                            1,115,318   1,109,512              Industrial    Warehouse/Distribution
45.04  Wilmington                            613,425     610,232              Industrial    Warehouse/Distribution
46     770 & 780 Garden Street             7,185,000   7,185,000    7,185,000 Multifamily   Conventional
47     509 212th Street                    3,500,000   3,500,000    3,196,823 Multifamily   Conventional
48     Premier Landing                    10,450,000  10,450,000    9,847,027 Retail        Shadow Anchored
49     555 South Woodward                 10,000,000   9,991,179    8,421,638 Mixed Use     Office/Retail
50     Hamilton Crossing                   9,920,000   9,902,925    8,479,895 Retail        Unanchored
51     Holiday Inn Express - Buckhead,     9,500,000   9,486,092    8,277,142 Hotel         Limited Service
       GA
52     Boulder Ridge Apartments Phase      9,200,000   9,200,000    8,150,793 Multifamily   Student Housing
       II(26)
53     West Town Apartments                9,000,000   9,000,000    8,389,696 Multifamily   Conventional
54     Residence Inn - Livermore, CA       9,000,000   8,983,972    7,660,211 Hotel         Limited Service
55     University Parkway                  8,800,000   8,778,418    7,540,574 Office        Suburban
56     Mammoth Professional Building       8,700,000   8,700,000    8,700,000 Office        Suburban
57     Walgreens Buckhead                  8,500,000   8,500,000    8,500,000 Retail        Anchored
58     Holiday Inn Express Hotel &         8,400,000   8,379,499    7,201,910 Hotel         Limited Service
       Suites - Deerfield
59     Hoadly Marketplace                  8,325,000   8,325,000    7,559,678 Retail        Anchored
60     Mountain Dream Center               8,050,000   8,050,000    8,050,000 Mixed Use     Office/Retail
61     Eagle Electronics Office Building   8,000,000   8,000,000    7,513,262 Mixed Use     Office/Industrial
62     Sable Chase at Sherwood             8,000,000   8,000,000    7,149,019 Multifamily   Conventional
63     Maple Ridge Apartments II           7,850,000   7,850,000    6,898,630 Multifamily   Student Housing
64     6200 Seaforth Street                7,800,000   7,800,000    7,098,876 Industrial    Flex
65     Twin Lakes Shopping Center          7,440,000   7,440,000    6,649,456 Retail        Shadow Anchored
66     Quioccasin Center Station           6,950,000   6,950,000    5,988,031 Retail        Anchored
67     Fairmount Place Office              6,850,000   6,850,000    6,436,712 Office        Suburban
68     Bala Apartments                     6,800,000   6,800,000    6,067,574 Multifamily   Conventional
69     12621 Featherwood                   6,500,000   6,500,000    5,788,622 Office        Suburban
70     CT Beverage Mart Plaza              6,500,000   6,500,000    5,915,855 Retail        Unanchored
71     University Suites                   6,500,000   6,470,048    5,500,630 Multifamily   Student Housing
72     Bent Tree Plaza I, II & III         6,400,000   6,400,000    6,120,024 Office        Suburban
73     Bel-Red Medical Dental              6,100,000   6,097,062    5,509,064 Office        Medical
       Center(27)
74     Woodbridge Apartments               6,000,000   6,000,000    6,000,000 Multifamily   Conventional
75     Autumn Ridge Medical Center         5,977,000   5,977,000    5,093,169 Office        Medical
76     Gadd Crossing                       5,740,000   5,740,000    5,740,000 Retail        Anchored
77     Lodi City Center                    5,730,000   5,730,000    5,406,470 Retail        Anchored
78     East Winchester                     5,550,000   5,550,000    5,550,000 Office        Suburban
79     Mammoth Encinitas West              5,500,000   5,500,000    5,500,000 Office        Suburban
80     Airport Atrium Center               5,400,000   5,400,000    4,850,310 Office        Suburban
81     Exton Office                        5,400,000   5,400,000    5,281,200 Office        Suburban
82     Walgreen's - Miami, FL              5,400,000   5,400,000    5,400,000 Retail        Anchored
83     Northdale Plaza                     5,400,000   5,400,000    4,914,622 Mixed Use     Retail / Office
84     53-83 Fourth Avenue                 5,350,000   5,350,000    4,987,734 Industrial    Flex
85     Burgard Industrial Park             5,284,000   5,271,204    4,534,454 Industrial    Warehouse/Distribution
86     Wharton Mall(18)                    5,240,000   5,201,519    4,438,869 Retail        Anchored
87     Aldo South Beach                    5,178,000   5,169,831    4,473,345 Retail        Unanchored
88     Jefferson Industrial Complex(19)    5,130,000   5,126,337    4,420,011 Industrial    Warehouse/Distribution
89     Broadway Lofts                      5,118,000   5,118,000    4,575,266 Multifamily   Conventional
90     Kohl's Ground Lease - Forward       5,050,000   5,030,696    4,237,157 Land          Land
91     Candlewood Suites                   5,000,000   5,000,000    4,631,307 Hotel         Limited Service
92     Capri Rialto Mobile Home Estates    5,000,000   5,000,000    4,723,913 Manufactured  Manufactured Housing
                                                                              Housing
93     Creative Children Learning          3,163,686   3,163,686    2,794,166 Office        Day Care Center
       Centers - Davie, FL(20)
94     Creative Children Learning          1,836,314   1,836,314    1,621,832 Office        Day Care Center
       Centers - Tallahassee, FL
95     San Gabriel Professional Center     5,012,000   4,995,825    4,293,987 Office        Medical
96     Snoqualmie Ridge Phase IV Lot 2     4,950,000   4,950,000    4,343,069 Retail        Unanchored
97     Woodlands Shopping Center           4,850,000   4,850,000    4,332,026 Retail        Shadow Anchored
98     Sleep Inn - Lexington, KY           4,700,000   4,661,535    3,633,310 Hotel         Limited Service
99     The Metcalf Plaza / Target Center   4,620,000   4,620,000    4,120,752 Retail        Unanchored
       Shopping Centers
100    Colony Commons I and II             4,615,000   4,615,000    4,615,000 Mixed Use     Medical Office/Retail
101    Broadway Apartments                 4,550,000   4,550,000    3,604,440 Multifamily   Conventional
102    14144 Ventura Office Building       4,500,000   4,500,000    4,500,000 Office        Suburban
103    550-552 West 21st Street(32)        4,500,000   4,500,000    4,234,862 Retail        Unanchored
104    Candlewood Suites, Harrisonburg     4,400,000   4,392,817    3,785,803 Hotel         Limited Service
105    Whitney National Bank               4,300,000   4,300,000    2,832,289 Office        Suburban
106    Walgreen's - Dallas, TX             4,280,000   4,280,000    4,280,000 Retail        Anchored
107    Town Center Self Storage            4,250,000   4,250,000    3,994,784 Self Storage  Self Storage
108    Allen Town Center(29)               4,200,000   4,200,000    3,774,259 Retail        Unanchored
109    Holiday Inn Express -               4,200,000   4,167,441    3,279,896 Hotel         Limited Service
       Libertyville, IL
110    Staples - Golden, CO                4,150,000   4,150,000    3,819,648 Retail        Anchored
111    St Andrews Place                    4,111,000   4,111,000    4,111,000 Retail        Unanchored
112    Beacon Point Service Center         4,108,000   4,108,000    4,108,000 Industrial    Flex
113    Padonia Plaza                       4,000,000   4,000,000    4,000,000 Office        Suburban
114    Best Western Casa Villa Suites -    4,000,000   3,995,381    3,149,873 Hotel         Limited Service
       Harlingen, TX
115    Borders Books & Music - Bowie       3,900,000   3,887,256    3,336,521 Retail        Anchored
116    Willow Bend                         3,864,000   3,864,000    3,864,000 Retail        Anchored
117    796 Lexington Avenue                3,850,000   3,844,294    3,349,855 Mixed Use     Retail/Multifamily
118    Padre Commons Plaza                 3,810,000   3,810,000    3,278,076 Retail        Shadow Anchored
119    Hampton Inn - Waycross, GA          3,600,000   3,600,000    2,858,234 Hotel         Limited Service
120    Starbucks Center South              3,600,000   3,600,000    3,050,566 Retail        Unanchored
121    Bridgeport Apartments               3,600,000   3,600,000    3,212,245 Multifamily   Conventional
122    Burchwood                           3,600,000   3,572,706    3,036,860 Multifamily   Conventional
123    Jasper Mountain Highlands           3,550,000   3,550,000    3,199,386 Retail        Unanchored
       Shopping Center
124    Spokane Apartments                  3,500,000   3,500,000    3,500,000 Multifamily   Conventional
124.01 North Cliff Terrace                 1,945,167   1,945,167              Multifamily   Conventional
124.02 Hart Terrace                        1,554,833   1,554,833              Multifamily   Conventional
125    Wood Dale Towne Center              3,500,000   3,500,000    3,281,369 Retail        Shadow Anchored
126    NJVC Building                       3,440,000   3,434,462    2,964,762 Industrial    Warehouse/Distribution
127    Holiday Inn Express - Livingston,   3,430,000   3,402,921    2,275,451 Hotel         Limited Service
       TX
128    126 Chestnut Street                 3,300,000   3,300,000    3,062,933 Mixed Use     Retail/Multifamily
129    Amcal Business Center               3,280,000   3,277,733    2,835,022 Office        Suburban
130    Lost Creek Village                  3,200,000   3,200,000    2,925,869 Retail        Unanchored
131    Mainstay Suites - Clute, TX         3,197,000   3,193,255    2,511,805 Hotel         Limited Service
132    Georgia Center For Total Cancer     3,200,000   3,192,247    2,745,918 Office        Medical
       Care
133    Town Fair Shopping Center           3,150,000   3,150,000    2,878,450 Retail        Unanchored
134    Pioneer Square(29)                  3,100,000   3,085,877    2,627,272 Mixed Use     Office/Retail
135    Mansell Plaza                       3,025,000   3,025,000    3,025,000 Retail        Unanchored
136    Comfort Suites - Yulee, FL          3,000,000   2,996,585    2,367,768 Hotel         Limited Service
137    Stapleton Square                    3,000,000   2,974,995    2,690,937 Industrial    Flex
138    County Inn - Mountainview, CA       2,977,000   2,967,393    2,550,519 Hotel         Limited Service
139    Bluebonnet Crossing                 2,950,000   2,950,000    2,756,643 Retail        Unanchored
140    Fletcher Square Shopping Center     2,900,000   2,900,000    2,598,505 Retail        Shadow Anchored
141    Shoppes of Crabapple                2,660,000   2,660,000    2,545,650 Retail        Unanchored
142    Ridgeway Plaza                      2,525,000   2,518,927    2,168,538 Retail        Unanchored
143    EZ Storage Headquarters             2,425,000   2,425,000    2,281,505 Office        Suburban
144    Office Depot - El Dorado, AR        2,360,000   2,360,000    2,148,426 Retail        Unanchored
145    Brambleton Medical Center           2,350,000   2,341,505    1,986,216 Office        Medical
146    Office Depot - Palestine, TX        2,327,000   2,327,000    2,116,811 Retail        Unanchored
147    The Continental Ranch Retail        2,250,000   2,250,000    2,250,000 Retail        Unanchored
       Center
148    State Street Retail                 2,150,000   2,150,000    2,006,358 Retail        Shadow Anchored
149    Westbrook Office Park               2,100,000   2,100,000    1,938,329 Office        Suburban
150    Days Inn Airport South - College    2,025,000   2,020,302    1,615,448 Hotel         Limited Service
       Park, GA(28)
151    Towne Place                         1,800,000   1,800,000    1,553,009 Retail        Unanchored
152    Cordes Professional Building        1,735,000   1,735,000    1,677,730 Office        Medical
153    Ashford Plaza Retail Center         1,700,000   1,700,000    1,550,790 Retail        Shadow Anchored
154    Muskegon Retail                     1,650,000   1,648,816    1,421,007 Retail        Unanchored
155    Grogan's Forest Retail Center       1,575,000   1,575,000    1,436,762 Retail        Unanchored
156    Sapphire Pointe                     1,367,100   1,367,100    1,367,100 Retail        Shadow Anchored
157    Lofts at McIntire                   1,355,000   1,355,000    1,165,825 Multifamily   Conventional
158    Sunset Medical Office Building      1,250,000   1,250,000    1,166,440 Office        Medical
159    Richmond Street Studios             1,200,000   1,197,184    1,033,487 Mixed Use     Office/Multifamily
160    Stamey Plaza                        1,200,000   1,196,868    1,020,606 Retail        Shadow Anchored
161    Shoppes at Greystone                1,000,000   1,000,000      945,586 Retail        Unanchored

                                                                                                         Stated
                                                                                               Original Remaining
                                                                                               Term to   Term to
                                                                                     Interest  Maturity Maturity
                                                            Interest Administrative  Accrual    or ARD   or ARD
ID                        Property Name                     Rate(36)  Fee Rate (2)    Basis     (mos.)   (mos.)
--     ---------------------------------------------------- -------- -------------- ---------- -------- ---------
1      Lincoln Square                                       6.0152%     0.0207%     Actual/360   120       116
2      USFS Industrial Distribution Portfolio(15)(31)(35)   6.3830%     0.0307%     Actual/360   120       117
2.01   15155 Northam Street(30)
2.02   120 Longs Pond Road
2.03   7004 East Hanna Avenue
2.04   1685 West Cheyenne Avenue
2.05   7801 Statesville Road
2.06   300 Lawrence Drive
2.07   4550 West Buckeye Road
2.08   8024 Telegraph Road
2.09   10211 North IH 35
2.10   7598 NW 6th Avenue
2.11   11994 Livingston Road
2.12   1500 NC Hwy 39
2.13   28001 Napier Road
2.14   11955 East Peakview Avenue
2.15   12301 Cumberland Road
2.16   1899 N US Hwy 1
2.17   222 Otrobando Avenue P.O. Box 103(30)
2.18   9605 54th Avenue North
2.19   W137 N9245 Highway 45
2.20   950 South Shiloh Road & 1992 Forest Lane
2.21   111 Alliant Drive
2.22   40 Fort Lewis Boulevard
2.23   755 Pierce Road
2.24   8000 Bavaria Road
2.25   10410 South 50th Place
2.26   1 Quality Lane
2.27   2850 Selma Highway
2.28   5445 Spellmire Drive
2.29   1350/1400 North 10th Street
2.30   1044/1045 Garden Street
2.31   4601 32nd Avenue South
2.32   5353 Nathan Lane North
2.33   125 Gardenville Parkway West
2.34   6315 John J Pershing Drive
2.35   3500 Saratoga Avenue(30)
2.36   333-340 North Claremont Avenue
2.37   2575 Virginia Avenue
2.38   345 Kino Drive
3      Charles River Plaza North                            5.6060%     0.0207%     Actual/360   120       116
4      85 Tenth Avenue                                      5.6155%     0.0307%     Actual/360   120       115
5      130 Prince Street                                    6.2553%     0.0207%     Actual/360    60        56
6      Georgian Towers                                      6.1400%     0.0307%     Actual/360    60        52
7      1150 18th Street, NW                                 7.0000%     0.0207%     Actual/360   120       118
8      Quality King(16)(34)                                 7.4100%     0.0307%     Actual/360   120       120
9      2 Journal Square                                     6.0400%     0.0207%     Actual/360   120       117
10     Seattle Space Needle                                 5.6950%     0.0307%     Actual/360   120       114
11     CGM RRI Hotel Portfolio                              6.7450%     0.0207%     Actual/360   120       119
11.01  Red Roof Inn Washington Downtown
11.02  Red Roof Inn Long Island
11.03  Red Roof Inn Miami Airport
11.04  Red Roof Inn Greater Washington Manassas
11.05  Red Roof Inn Ann Arbor University North
11.06  Red Roof Inn Fort Lauderdale
11.07  Red Roof Inn Tampa Brandon
11.08  Red Roof Inn Phoenix Chandler
11.09  Red Roof Inn Wilmington
11.10  Red Roof Inn Atlanta Druid Hills
11.11  Red Roof Inn BW Parkway
11.12  Red Roof Inn Tinton Falls
11.13  Red Roof Inn Baltimore North Timonium
11.14  Red Roof Inn Boston Northeast Saugus
11.15  Red Roof Inn Joliet
11.16  Red Roof Inn Chicago Naperville
11.17  Red Roof Inn Chicago Northbrook
11.18  Red Roof Inn Phoenix Airport
11.19  Red Roof Inn Louisville Airport
11.20  Red Roof Inn Phoenix Bell Road
11.21  Red Roof Inn Cleveland Independence
11.22  Red Roof Inn Erie
11.23  Red Roof Inn El Paso East
11.24  Red Roof Inn St Clairsville
11.25  Red Roof Inn Austin Round Rock
11.26  Red Roof Inn Knoxville West
11.27  Red Roof Inn Binghamton
11.28  Red Roof Inn Wilkes Barre
11.29  Red Roof Inn Pittsburgh Airport
11.30  Red Roof Inn Chicago Hoffman Estates
11.31  Red Roof Inn Enfield
11.32  Red Roof Inn West Springfield
11.33  Red Roof Inn Canton
11.34  Red Roof Inn Detroit Farmington Hills
11.35  Red Roof Inn Edison
11.36  Red Roof Inn Princeton North
11.37  Red Roof Inn Hickory
11.38  Red Roof Inn Asheville West
11.39  Red Roof Inn Richmond South
11.40  Red Roof Inn Columbus West
11.41  Red Roof Inn Greensboro Airport
11.42  Red Roof Inn Cincinnati Northeast Blue Ash
11.43  Red Roof Inn Johnson City
11.44  Red Roof Inn Detroit Troy
11.45  Red Roof Inn Cincinnati Sharonville
11.46  Red Roof Inn West Monroe
11.47  Red Roof Inn Detroit Madison Heights
11.48  Red Roof Inn Kansas City Overland Park
11.49  Red Roof Inn Greenville
11.50  Red Roof Inn New London
11.51  Red Roof Inn Nashville South
11.52  Red Roof Inn Jamestown Falconer
12     Royale Retail Condominium                            6.4100%     0.0207%     Actual/360   120       120
13     Great Escape Lodge(34)                               6.7200%     0.0207%     Actual/360   120       120
14     California Department Store Portfolio(21)            6.5300%     0.0207%     Actual/360   120       120
14.01  Nordstrom - San Diego
14.02  Macy's - Pleasanton
14.03  Macy's - Laguna Hills
15     Copper Beech Townhomes - Statesboro, GA              5.8050%     0.0207%     Actual/360   120       119
16     Serrano Highlands                                    5.7520%     0.0207%     Actual/360   120       116
17     Town Center East Building 3                          6.3600%     0.0207%     Actual/360    84        82
18     Spanish Ranch MHP                                    6.5550%     0.0307%     Actual/360   120       118
19     Versar Center Office Building                        6.4140%     0.0207%     Actual/360   120       117
20     Parkway Plaza                                        5.7440%     0.0207%     Actual/360   120       116
21     The Clubs at Rhodes Ranch                            5.8220%     0.0207%     Actual/360   120       115
22     Hotel deLuxe(34)                                     6.3200%     0.0207%     Actual/360   120       120
23     Valley Freeway Center                                6.6600%     0.0207%     Actual/360   120       119
24     Chicago Bridge & Iron(33)                            6.6500%     0.0207%     Actual/360   120       120
25     Creekwalk Village                                    5.0680%     0.0207%     Actual/360   120       114
26     Arlington Center                                     6.2900%     0.0207%     Actual/360   120       119
27     Wildwood Communities MHP                             6.4910%     0.0207%     Actual/360   120       117
28     Mission West Millbrook                               6.3200%     0.0207%     Actual/360   120       118
29     Cypress Medical Center                               5.7200%     0.0207%     Actual/360   120       115
30     Mission Mill Creek                                   5.9780%     0.0207%     Actual/360   120       113
31     Plantation Apartments                                6.8200%     0.0207%     Actual/360   120       118
32     Oklahoma Central Park                                6.0250%     0.0607%     Actual/360   120       116
33     Hampton Inn - Nashville                              5.8900%     0.0307%     Actual/360   180       177
34     Olde Lancaster Town Center                           5.6380%     0.0207%     Actual/360   120       115
35     Centre at Culpeper                                   6.0084%     0.0507%     Actual/360   120       116
36     673 Brannan Street                                   6.9100%     0.0207%     Actual/360    60        58
37     725 Concord Avenue Medical Office Building           5.6000%     0.0207%     Actual/360   115       112
38     6620 18th Avenue Retail(34)                          6.3700%     0.0207%     Actual/360   120       120
39     TN Office Portfolio - BGK                            6.0580%     0.0207%     Actual/360   120       118
39.01  The Terraces
39.02  Estate Office Park
39.03  Pine Ridge
39.04  Crossroad Commons
40     Merrimac Plaza                                       6.1940%     0.0207%     Actual/360   120       117
41     Inverness Business Center North                      6.1330%     0.0207%     Actual/360    60        52
42     Foothills Commerce Center Buildings C, D & E         6.4000%     0.0207%     Actual/360   120       119
43     Eastside Plaza 3 & 4                                 6.3600%     0.0207%     Actual/360    84        82
44     Old National Town Center                             6.5670%     0.0207%     Actual/360   120       120
45     Geneva Portfolio(17)                                 6.1100%     0.0307%     Actual/360   120       116
45.01  Greensboro
45.02  Charlotte
45.03  Ringgold
45.04  Wilmington
46     770 & 780 Garden Street                              6.5500%     0.0207%     Actual/360   120       118
47     509 212th Street                                     6.5700%     0.0207%     Actual/360   120       120
48     Premier Landing                                      6.5700%     0.0207%     Actual/360   120       119
49     555 South Woodward                                   5.7600%     0.0207%     Actual/360   120       119
50     Hamilton Crossing                                    6.2700%     0.0207%     Actual/360   120       118
51     Holiday Inn Express - Buckhead, GA                   6.9600%     0.0207%     Actual/360   120       118
52     Boulder Ridge Apartments Phase II(26)                5.9900%     0.0207%     Actual/360   108       106
53     West Town Apartments                                 5.7430%     0.0207%     Actual/360   120       115
54     Residence Inn - Livermore, CA                        6.1200%     0.0207%     Actual/360   120       118
55     University Parkway                                   6.3500%     0.0307%     Actual/360   120       117
56     Mammoth Professional Building                        6.3300%     0.0207%     Actual/360   120       120
57     Walgreens Buckhead                                   5.5300%     0.0307%     Actual/360   120       116
58     Holiday Inn Express Hotel & Suites - Deerfield       6.3700%     0.0207%     Actual/360   120       117
59     Hoadly Marketplace                                   6.2500%     0.0307%     Actual/360   120       117
60     Mountain Dream Center                                6.7100%     0.0207%     Actual/360   120       118
61     Eagle Electronics Office Building                    6.3040%     0.0207%     Actual/360   120       117
62     Sable Chase at Sherwood                              6.3780%     0.0207%     Actual/360   120       118
63     Maple Ridge Apartments II                            6.5100%     0.0207%     Actual/360   120       120
64     6200 Seaforth Street                                 6.3700%     0.0507%     Actual/360   120       117
65     Twin Lakes Shopping Center                           6.3800%     0.0207%     Actual/360   120       117
66     Quioccasin Center Station                            6.5500%     0.0207%     Actual/360   120       120
67     Fairmount Place Office                               6.3500%     0.0207%     Actual/360   120       118
68     Bala Apartments                                      6.3100%     0.0207%     Actual/360   120       120
69     12621 Featherwood                                    6.2200%     0.0707%     Actual/360   120       109
70     CT Beverage Mart Plaza                               6.3750%     0.0207%     Actual/360   120       118
71     University Suites                                    5.9200%     0.0307%     Actual/360   120       115
72     Bent Tree Plaza I, II & III                          6.6600%     0.0207%     Actual/360    60        58
73     Bel-Red Medical Dental Center(27)                    6.2900%     0.0207%     Actual/360   120       119
74     Woodbridge Apartments                                5.8750%     0.0207%     Actual/360   120       116
75     Autumn Ridge Medical Center                          6.1610%     0.0307%     Actual/360   120       120
76     Gadd Crossing                                        5.8200%     0.0207%     Actual/360   120       116
77     Lodi City Center                                     6.6800%     0.0207%     Actual/360   120       118
78     East Winchester                                      6.4300%     0.0207%     Actual/360   120       117
79     Mammoth Encinitas West                               6.3300%     0.0207%     Actual/360   120       120
80     Airport Atrium Center                                5.6900%     0.0207%     Actual/360   120       117
81     Exton Office                                         6.2890%     0.0207%     Actual/360    60        57
82     Walgreen's - Miami, FL                               6.0200%     0.0207%     Actual/360   120       117
83     Northdale Plaza                                      6.3710%     0.0307%     Actual/360   120       119
84     53-83 Fourth Avenue                                  5.7500%     0.0207%     Actual/360   120       113
85     Burgard Industrial Park                              6.4020%     0.0507%     Actual/360   120       117
86     Wharton Mall(18)                                     5.9500%     0.0507%     Actual/360   120       112
87     Aldo South Beach                                     6.6465%     0.0207%     Actual/360   120       118
88     Jefferson Industrial Complex(19)                     6.5460%     0.0507%     Actual/360   120       119
89     Broadway Lofts                                       6.3950%     0.0307%     Actual/360   120       118
90     Kohl's Ground Lease - Forward                        5.6500%     0.0307%     Actual/360   120       116
91     Candlewood Suites                                    6.4130%     0.0307%     Actual/360   120       117
92     Capri Rialto Mobile Home Estates                     6.7900%     0.0207%     Actual/360   120       120
93     Creative Children Learning Centers - Davie, FL(20)   5.8520%     0.0307%     Actual/360   120       118
94     Creative Children Learning Centers - Tallahassee, FL 5.8520%     0.0307%     Actual/360   120       118
95     San Gabriel Professional Center                      6.3400%     0.0207%     Actual/360   120       116
96     Snoqualmie Ridge Phase IV Lot 2                      6.4400%     0.0207%     Actual/360   120       119
97     Woodlands Shopping Center                            6.3520%     0.0207%     Actual/360   120       117
98     Sleep Inn - Lexington, KY                            5.9380%     0.0307%     Actual/360   120       114
99     The Metcalf Plaza / Target Center Shopping Centers   6.2910%     0.0307%     Actual/360   120       118
100    Colony Commons I and II                              5.7700%     0.0207%     Actual/360   120       115
101    Broadway Apartments                                  6.6900%     0.0207%     Actual/360   120       120
102    14144 Ventura Office Building                        6.3800%     0.0207%     Actual/360   120       118
103    550-552 West 21st Street(32)                         6.4700%     0.0207%     Actual/360   120       120
104    Candlewood Suites, Harrisonburg                      6.5000%     0.0307%     Actual/360   120       118
105    Whitney National Bank                                6.5400%     0.0307%     Actual/360    84        84
106    Walgreen's - Dallas, TX                              6.0200%     0.0207%     Actual/360   120       117
107    Town Center Self Storage                             6.3700%     0.0207%     Actual/360   120       117
108    Allen Town Center(29)                                6.6400%     0.0207%     Actual/360   120       118
109    Holiday Inn Express - Libertyville, IL               6.2400%     0.0307%     Actual/360   120       114
110    Staples - Golden, CO                                 6.0200%     0.0207%     Actual/360   120       120
111    St Andrews Place                                     5.7440%     0.0207%     Actual/360   120       116
112    Beacon Point Service Center                          6.4200%     0.0207%     Actual/360   120       118
113    Padonia Plaza                                        6.5000%     0.0307%     Actual/360   120       117
114    Best Western Casa Villa Suites - Harlingen, TX       6.5000%     0.0207%     Actual/360   120       119
115    Borders Books & Music - Bowie                        6.2900%     0.0307%     Actual/360   120       116
116    Willow Bend                                          6.3000%     0.0207%     Actual/360   120       117
117    796 Lexington Avenue                                 6.9090%     0.0207%     Actual/360   120       118
118    Padre Commons Plaza                                  6.5000%     0.0207%     Actual/360   120       120
119    Hampton Inn - Waycross, GA                           6.7600%     0.0907%     Actual/360   120       120
120    Starbucks Center South                               5.9700%     0.0207%     Actual/360   120       120
121    Bridgeport Apartments                                6.3100%     0.0207%     Actual/360   120       120
122    Burchwood                                            5.8100%     0.0307%     Actual/360   120       112
123    Jasper Mountain Highlands Shopping Center            6.7790%     0.0307%     Actual/360   120       118
124    Spokane Apartments                                   6.5800%     0.0207%     Actual/360    60        59
124.01 North Cliff Terrace
124.02 Hart Terrace
125    Wood Dale Towne Center                               6.1710%     0.0307%     Actual/360   120       119
126    NJVC Building                                        6.5600%     0.0207%     Actual/360   120       118
127    Holiday Inn Express - Livingston, TX                 6.2970%     0.0307%     Actual/360   120       116
128    126 Chestnut Street                                  6.5500%     0.0207%     Actual/360   120       118
129    Amcal Business Center                                6.6605%     0.0207%     Actual/360   120       119
130    Lost Creek Village                                   6.6270%     0.0307%     Actual/360   120       118
131    Mainstay Suites - Clute, TX                          6.4300%     0.0207%     Actual/360   120       119
132    Georgia Center For Total Cancer Care                 6.4000%     0.0207%     Actual/360   120       117
133    Town Fair Shopping Center                            6.5900%     0.0307%     Actual/360   120       117
134    Pioneer Square(29)                                   5.9700%     0.0207%     Actual/360   120       115
135    Mansell Plaza                                        6.3700%     0.0207%     Actual/360   120       118
136    Comfort Suites - Yulee, FL                           6.5700%     0.0507%     Actual/360   120       119
137    Stapleton Square                                     6.0200%     0.0207%     Actual/360   120       107
138    County Inn - Mountainview, CA                        6.3400%     0.0207%     Actual/360   120       116
139    Bluebonnet Crossing                                  5.9220%     0.0307%     Actual/360   120       117
140    Fletcher Square Shopping Center                      6.5000%     0.1307%     Actual/360   120       119
141    Shoppes of Crabapple                                 6.7400%     0.0207%     Actual/360    60        59
142    Ridgeway Plaza                                       6.4300%     0.0307%     Actual/360   120       117
143    EZ Storage Headquarters                              6.4400%     0.0307%     Actual/360   120       116
144    Office Depot - El Dorado, AR                         6.3500%     0.0207%     Actual/360   120       118
145    Brambleton Medical Center                            5.8755%     0.0907%     Actual/360   120       116
146    Office Depot - Palestine, TX                         6.3500%     0.0207%     Actual/360   120       118
147    The Continental Ranch Retail Center                  6.1580%     0.0807%     Actual/360   120       118
148    State Street Retail                                  5.8220%     0.0307%     Actual/360   120       117
149    Westbrook Office Park                                6.1900%     0.0207%     Actual/360   120       117
150    Days Inn Airport South - College Park, GA(28)        6.9100%     0.0207%     Actual/360   120       118
151    Towne Place                                          6.6000%     0.0307%     Actual/360   120       120
152    Cordes Professional Building                         6.4600%     0.0207%     Actual/360    60        58
153    Ashford Plaza Retail Center                          6.5000%     0.0207%     Actual/360   120       118
154    Muskegon Retail                                      6.5300%     0.0807%     Actual/360   120       119
155    Grogan's Forest Retail Center                        6.5000%     0.0207%     Actual/360   120       118
156    Sapphire Pointe                                      6.0600%     0.0207%     Actual/360   120       116
157    Lofts at McIntire                                    6.5000%     0.0307%     Actual/360   120       120
158    Sunset Medical Office Building                       5.8220%     0.0307%     Actual/360   120       118
159    Richmond Street Studios                              6.5300%     0.0207%     Actual/360   120       117
160    Stamey Plaza                                         6.0910%     0.0207%     Actual/360   120       117
161    Shoppes at Greystone                                 6.8600%     0.0207%     Actual/360   120       118

                                                              Original    Remaining     First
                                                            Amortization Amortization  Payment    Maturity   Annual Debt
ID     Property Name                                        Term (mos.)  Term (mos.)    Date     Date or ARD Service (3)
--     ---------------------------------------------------- ------------ ------------ ---------- ----------- -----------
1      Lincoln Square                                             0            0      8/6/2007   7/6/2017     9,757,991
2      USFS Industrial Distribution Portfolio(15)(31)(35)         0            0      9/1/2007   8/1/2017    10,190,507
2.01   15155 Northam Street(30)
2.02   120 Longs Pond Road
2.03   7004 East Hanna Avenue
2.04   1685 West Cheyenne Avenue
2.05   7801 Statesville Road
2.06   300 Lawrence Drive
2.07   4550 West Buckeye Road
2.08   8024 Telegraph Road
2.09   10211 North IH 35
2.10   7598 NW 6th Avenue
2.11   11994 Livingston Road
2.12   1500 NC Hwy 39
2.13   28001 Napier Road
2.14   11955 East Peakview Avenue
2.15   12301 Cumberland Road
2.16   1899 N US Hwy 1
2.17   222 Otrobando Avenue P.O. Box 103(30)
2.18   9605 54th Avenue North
2.19   W137 N9245 Highway 45
2.20   950 South Shiloh Road & 1992 Forest Lane
2.21   111 Alliant Drive
2.22   40 Fort Lewis Boulevard
2.23   755 Pierce Road
2.24   8000 Bavaria Road
2.25   10410 South 50th Place
2.26   1 Quality Lane
2.27   2850 Selma Highway
2.28   5445 Spellmire Drive
2.29   1350/1400 North 10th Street
2.30   1044/1045 Garden Street
2.31   4601 32nd Avenue South
2.32   5353 Nathan Lane North
2.33   125 Gardenville Parkway West
2.34   6315 John J Pershing Drive
2.35   3500 Saratoga Avenue(30)
2.36   333-340 North Claremont Avenue
2.37   2575 Virginia Avenue
2.38   345 Kino Drive
3      Charles River Plaza North                                  0            0      8/6/2007   7/6/2017     8,241,599
4      85 Tenth Avenue                                            0            0      7/1/2007   6/1/2017     4,327,055
5      130 Prince Street                                          0            0      8/6/2007   7/6/2012     4,439,525
6      Georgian Towers                                            0            0      4/1/2007   3/1/2012     3,610,661
7      1150 18th Street, NW                                     360          360      10/1/2007  9/1/2017     3,750,709
8      Quality King(16)(34)                                     360          360      1/1/2008   12/1/2017    3,347,490
9      2 Journal Square                                         360          357      9/1/2007   8/1/2017     2,890,198
10     Seattle Space Needle                                     360          360      6/6/2007   5/6/2017     2,436,351
11     CGM RRI Hotel Portfolio                                  360          359      11/1/2007  10/1/2017    2,722,716
11.01  Red Roof Inn Washington Downtown
11.02  Red Roof Inn Long Island
11.03  Red Roof Inn Miami Airport
11.04  Red Roof Inn Greater Washington Manassas
11.05  Red Roof Inn Ann Arbor University North
11.06  Red Roof Inn Fort Lauderdale
11.07  Red Roof Inn Tampa Brandon
11.08  Red Roof Inn Phoenix Chandler
11.09  Red Roof Inn Wilmington
11.10  Red Roof Inn Atlanta Druid Hills
11.11  Red Roof Inn BW Parkway
11.12  Red Roof Inn Tinton Falls
11.13  Red Roof Inn Baltimore North Timonium
11.14  Red Roof Inn Boston Northeast Saugus
11.15  Red Roof Inn Joliet
11.16  Red Roof Inn Chicago Naperville
11.17  Red Roof Inn Chicago Northbrook
11.18  Red Roof Inn Phoenix Airport
11.19  Red Roof Inn Louisville Airport
11.20  Red Roof Inn Phoenix Bell Road
11.21  Red Roof Inn Cleveland Independence
11.22  Red Roof Inn Erie
11.23  Red Roof Inn El Paso East
11.24  Red Roof Inn St Clairsville
11.25  Red Roof Inn Austin Round Rock
11.26  Red Roof Inn Knoxville West
11.27  Red Roof Inn Binghamton
11.28  Red Roof Inn Wilkes Barre
11.29  Red Roof Inn Pittsburgh Airport
11.30  Red Roof Inn Chicago Hoffman Estates
11.31  Red Roof Inn Enfield
11.32  Red Roof Inn West Springfield
11.33  Red Roof Inn Canton
11.34  Red Roof Inn Detroit Farmington Hills
11.35  Red Roof Inn Edison
11.36  Red Roof Inn Princeton North
11.37  Red Roof Inn Hickory
11.38  Red Roof Inn Asheville West
11.39  Red Roof Inn Richmond South
11.40  Red Roof Inn Columbus West
11.41  Red Roof Inn Greensboro Airport
11.42  Red Roof Inn Cincinnati Northeast Blue Ash
11.43  Red Roof Inn Johnson City
11.44  Red Roof Inn Detroit Troy
11.45  Red Roof Inn Cincinnati Sharonville
11.46  Red Roof Inn West Monroe
11.47  Red Roof Inn Detroit Madison Heights
11.48  Red Roof Inn Kansas City Overland Park
11.49  Red Roof Inn Greenville
11.50  Red Roof Inn New London
11.51  Red Roof Inn Nashville South
11.52  Red Roof Inn Jamestown Falconer
12     Royale Retail Condominium                                360          360      12/1/2007  11/1/2017    2,543,465
13     Great Escape Lodge(34)                                   360          360      1/1/2008   12/1/2017    2,560,557
14     California Department Store Portfolio(21)                  0            0      12/1/2007  11/1/2017    2,072,277
14.01  Nordstrom - San Diego
14.02  Macy's - Pleasanton
14.03  Macy's - Laguna Hills
15     Copper Beech Townhomes - Statesboro, GA                  360          360      11/6/2007  10/6/2017    2,183,906
16     Serrano Highlands                                          0            0      8/6/2007   7/6/2017     1,749,567
17     Town Center East Building 3                              360          358      10/11/2007 9/11/2014    2,175,129
18     Spanish Ranch MHP                                          0            0      10/1/2007  9/1/2017     1,860,892
19     Versar Center Office Building                            360          360      9/1/2007   8/1/2017     2,104,781
20     Parkway Plaza                                            360          360      8/6/2007   7/6/2017     1,910,396
21     The Clubs at Rhodes Ranch                                  0            0      7/6/2007   6/6/2017     1,416,687
22     Hotel deLuxe(34)                                         360          360      1/1/2008   12/1/2017    1,786,398
23     Valley Freeway Center                                    360          360      11/1/2007  10/1/2017    1,696,535
24     Chicago Bridge & Iron(33)                                360          360      12/11/2007 11/11/2017   1,656,269
25     Creekwalk Village                                          0            0      6/6/2007   5/6/2017     1,097,046
26     Arlington Center                                         360          360      11/1/2007  10/1/2017    1,549,265
27     Wildwood Communities MHP                                 360          360      9/1/2007   8/1/2017     1,553,432
28     Mission West Millbrook                                   360          360      10/1/2007  9/1/2017     1,414,232
29     Cypress Medical Center                                   360          360      7/6/2007   6/6/2017     1,267,014
30     Mission Mill Creek                                       360          360      5/1/2007   4/1/2017     1,291,976
31     Plantation Apartments                                    360          360      10/1/2007  9/1/2017     1,395,359
32     Oklahoma Central Park                                    360          360      8/6/2007   7/6/2017     1,248,006
33     Hampton Inn - Nashville                                  300          300      9/1/2007   8/1/2022     1,262,436
34     Olde Lancaster Town Center                               360          360      7/6/2007   6/6/2017     1,106,837
35     Centre at Culpeper                                         0            0      8/6/2007   7/6/2017       960,380
36     673 Brannan Street                                       360          360      10/1/2007  9/1/2012     1,226,241
37     725 Concord Avenue Medical Office Building                 0            0      9/6/2007   3/6/2017       831,794
38     6620 18th Avenue Retail(34)                              360          360      1/1/2008   12/1/2017    1,047,552
39     TN Office Portfolio - BGK                                360          360      10/6/2007  9/6/2017       890,448
39.01  The Terraces
39.02  Estate Office Park
39.03  Pine Ridge
39.04  Crossroad Commons
40     Merrimac Plaza                                           360          360      9/6/2007   8/6/2017       899,757
41     Inverness Business Center North                            0            0      4/1/2007   3/1/2012       746,182
42     Foothills Commerce Center Buildings C, D & E             360          359      11/1/2007  10/1/2017      840,680
43     Eastside Plaza 3 & 4                                     360          358      10/11/2007 9/11/2014      814,739
44     Old National Town Center                                   0            0      12/11/2007 11/11/2017     722,358
45     Geneva Portfolio(17)                                     300          296      8/1/2007   7/1/2017       843,751
45.01  Greensboro
45.02  Charlotte
45.03  Ringgold
45.04  Wilmington
46     770 & 780 Garden Street                                    0            0      10/1/2007  9/1/2017       477,154
47     509 212th Street                                         360          360      12/1/2007  11/1/2017      267,405
48     Premier Landing                                          360          360      11/11/2007 10/11/2017     798,395
49     555 South Woodward                                       360          359      11/6/2007  10/6/2017      701,050
50     Hamilton Crossing                                        360          358      10/11/2007 9/11/2017      734,499
51     Holiday Inn Express - Buckhead, GA                       360          358      10/6/2007  9/6/2017       755,385
52     Boulder Ridge Apartments Phase II(26)                    360          360      10/11/2007 9/11/2016      661,194
53     West Town Apartments                                     360          360      7/6/2007   6/6/2017       629,778
54     Residence Inn - Livermore, CA                            360          358      10/11/2007 9/11/2017      655,870
55     University Parkway                                       360          357      9/1/2007   8/1/2017       657,081
56     Mammoth Professional Building                              0            0      12/1/2007  11/1/2017      558,359
57     Walgreens Buckhead                                         0            0      8/1/2007   7/1/2017       476,578
58     Holiday Inn Express Hotel & Suites - Deerfield           360          357      9/1/2007   8/1/2017       628,531
59     Hoadly Marketplace                                       360          360      9/6/2007   8/6/2017       615,102
60     Mountain Dream Center                                      0            0      10/11/2007 9/11/2017      547,657
61     Eagle Electronics Office Building                        360          360      9/6/2007   8/6/2017       594,464
62     Sable Chase at Sherwood                                  360          360      10/6/2007  9/6/2017       599,103
63     Maple Ridge Apartments II                                360          360      12/1/2007  11/1/2017      596,028
64     6200 Seaforth Street                                     360          360      9/6/2007   8/6/2017       583,636
65     Twin Lakes Shopping Center                               360          360      9/1/2007   8/1/2017       557,283
66     Quioccasin Center Station                                360          360      12/11/2007 11/11/2017     529,890
67     Fairmount Place Office                                   360          360      10/11/2007 9/11/2017      511,478
68     Bala Apartments                                          360          360      12/1/2007  11/1/2017      505,614
69     12621 Featherwood                                        360          360      1/6/2007   12/6/2016      478,739
70     CT Beverage Mart Plaza                                   360          360      10/11/2007 9/11/2017      486,618
71     University Suites                                        360          355      7/1/2007   6/1/2017       463,645
72     Bent Tree Plaza I, II & III                              360          360      10/1/2007  9/1/2012       493,537
73     Bel-Red Medical Dental Center(27)                        420          419      11/11/2007 10/11/2017     431,731
74     Woodbridge Apartments                                      0            0      8/6/2007   7/6/2017       357,396
75     Autumn Ridge Medical Center                              360          360      12/1/2007  11/1/2017      437,474
76     Gadd Crossing                                              0            0      8/11/2007  7/11/2017      338,708
77     Lodi City Center                                         360          360      10/6/2007  9/6/2017       442,781
78     East Winchester                                            0            0      9/11/2007  8/11/2017      361,821
79     Mammoth Encinitas West                                     0            0      12/1/2007  11/1/2017      352,985
80     Airport Atrium Center                                    360          360      9/6/2007   8/6/2017       375,689
81     Exton Office                                             360          360      9/6/2007   8/6/2012       400,630
82     Walgreen's - Miami, FL                                     0            0      9/6/2007   8/6/2017       329,595
83     Northdale Plaza                                          360          360      11/1/2007  10/1/2017      404,098
84     53-83 Fourth Avenue                                      360          360      5/6/2007   4/6/2017       374,654
85     Burgard Industrial Park                                  360          357      9/6/2007   8/6/2017       396,704
86     Wharton Mall(18)                                         360          352      4/6/2007   3/6/2017       374,978
87     Aldo South Beach                                         360          358      10/6/2007  9/6/2017       398,747
88     Jefferson Industrial Complex(19)                         360          359      11/1/2007  10/1/2017      390,965
89     Broadway Lofts                                           360          360      10/1/2007  9/1/2017       383,960
90     Kohl's Ground Lease - Forward                            360          356      8/1/2007   7/1/2017       349,958
91     Candlewood Suites                                        360          360      9/1/2007   8/1/2017       375,814
92     Capri Rialto Mobile Home Estates                         360          360      12/1/2007  11/1/2017      390,756
93     Creative Children Learning Centers - Davie, FL(20)       360          360      10/1/2007  9/1/2017       224,015
94     Creative Children Learning Centers - Tallahassee, FL     360          360      10/1/2007  9/1/2017       130,026
95     San Gabriel Professional Center                          360          356      8/6/2007   7/6/2017       373,845
96     Snoqualmie Ridge Phase IV Lot 2                          360          360      11/11/2007 10/11/2017     373,108
97     Woodlands Shopping Center                                360          360      9/1/2007   8/1/2017       362,217
98     Sleep Inn - Lexington, KY                                300          294      6/1/2007   5/1/2017       361,251
99     The Metcalf Plaza / Target Center Shopping Centers       360          360      10/1/2007  9/1/2017       342,833
100    Colony Commons I and II                                    0            0      7/11/2007  6/11/2017      269,984
101    Broadway Apartments                                      300          300      12/11/2007 11/11/2017     375,172
102    14144 Ventura Office Building                              0            0      10/11/2007 9/11/2017      291,087
103    550-552 West 21st Street(32)                             360          360      12/1/2007  11/1/2017      340,252
104    Candlewood Suites, Harrisonburg                          360          358      10/1/2007  9/1/2017       333,732
105    Whitney National Bank                                    180          180      12/1/2007  11/1/2014      450,627
106    Walgreen's - Dallas, TX                                    0            0      9/6/2007   8/6/2017       261,235
107    Town Center Self Storage                                 360          360      9/11/2007  8/11/2017      318,007
108    Allen Town Center(29)                                    360          360      10/11/2007 9/11/2017      323,217
109    Holiday Inn Express - Libertyville, IL                   300          294      6/1/2007   5/1/2017       332,162
110    Staples - Golden, CO                                     360          360      12/11/2007 11/11/2017     299,217
111    St Andrews Place                                           0            0      8/6/2007   7/6/2017       239,415
112    Beacon Point Service Center                                0            0      10/11/2007 9/11/2017      267,397
113    Padonia Plaza                                              0            0      9/1/2007   8/1/2017       263,611
114    Best Western Casa Villa Suites - Harlingen, TX           300          299      11/11/2007 10/11/2017     324,099
115    Borders Books & Music - Bowie                            360          356      8/1/2007   7/1/2017       289,374
116    Willow Bend                                                0            0      9/11/2007  8/11/2017      246,813
117    796 Lexington Avenue                                     360          358      10/6/2007  9/6/2017       304,551
118    Padre Commons Plaza                                      360          360      12/11/2007 11/11/2017     288,981
119    Hampton Inn - Waycross, GA                               300          300      12/11/2007 11/11/2017     298,747
120    Starbucks Center South                                   360          360      12/11/2007 11/11/2017     258,173
121    Bridgeport Apartments                                    360          360      12/1/2007  11/1/2017      267,678
122    Burchwood                                                360          352      4/1/2007   3/1/2017       253,752
123    Jasper Mountain Highlands Shopping Center                360          360      10/1/2007  9/1/2017       277,125
124    Spokane Apartments                                         0            0      11/11/2007 10/11/2012     233,499
124.01 North Cliff Terrace
124.02 Hart Terrace
125    Wood Dale Towne Center                                   360          360      11/1/2007  10/1/2017      256,447
126    NJVC Building                                            360          358      10/11/2007 9/11/2017      262,549
127    Holiday Inn Express - Livingston, TX                     240          236      8/1/2007   7/1/2017       301,979
128    126 Chestnut Street                                      360          360      10/1/2007  9/1/2017       251,603
129    Amcal Business Center                                    360          359      11/6/2007  10/6/2017      252,951
130    Lost Creek Village                                       360          360      10/1/2007  9/1/2017       245,930
131    Mainstay Suites - Clute, TX                              300          299      11/11/2007 10/11/2017     257,361
132    Georgia Center For Total Cancer Care                     360          357      9/11/2007  8/11/2017      240,194
133    Town Fair Shopping Center                                360          360      9/1/2007   8/1/2017       241,163
134    Pioneer Square(29)                                       360          355      7/11/2007  6/11/2017      222,316
135    Mansell Plaza                                              0            0      10/11/2007 9/11/2017      195,369
136    Comfort Suites - Yulee, FL                               300          299      11/11/2007 10/11/2017     244,652
137    Stapleton Square                                         420          407      11/11/2006 10/11/2016     205,752
138    County Inn - Mountainview, CA                            360          356      8/6/2007   7/6/2017       222,054
139    Bluebonnet Crossing                                      360          360      9/1/2007   8/1/2017       210,469
140    Fletcher Square Shopping Center                          360          360      11/1/2007  10/1/2017      219,960
141    Shoppes of Crabapple                                     360          360      11/11/2007 10/11/2012     206,820
142    Ridgeway Plaza                                           360          357      9/1/2007   8/1/2017       190,124
143    EZ Storage Headquarters                                  360          360      8/1/2007   7/1/2017       182,785
144    Office Depot - El Dorado, AR                             360          360      10/11/2007 9/11/2017      176,217
145    Brambleton Medical Center                                360          356      8/6/2007   7/6/2017       166,823
146    Office Depot - Palestine, TX                             360          360      10/11/2007 9/11/2017      173,753
147    The Continental Ranch Retail Center                        0            0      10/1/2007  9/1/2017       140,479
148    State Street Retail                                      360          360      9/1/2007   8/1/2017       151,744
149    Westbrook Office Park                                    360          360      9/11/2007  8/11/2017      154,179
150    Days Inn Airport South - College Park, GA(28)            300          298      10/11/2007 9/11/2017      170,355
151    Towne Place                                              360          360      12/1/2007  11/1/2017      137,950
152    Cordes Professional Building                             360          360      10/11/2007 9/11/2012      131,049
153    Ashford Plaza Retail Center                              360          360      10/11/2007 9/11/2017      128,942
154    Muskegon Retail                                          360          359      11/1/2007  10/1/2017      125,540
155    Grogan's Forest Retail Center                            360          360      10/11/2007 9/11/2017      119,461
156    Sapphire Pointe                                            0            0      8/11/2007  7/11/2017       83,997
157    Lofts at McIntire                                        360          360      12/1/2007  11/1/2017      102,774
158    Sunset Medical Office Building                           360          360      10/1/2007  9/1/2017        88,223
159    Richmond Street Studios                                  360          357      9/11/2007  8/11/2017       91,302
160    Stamey Plaza                                             360          357      9/6/2007   8/6/2017        87,180
161    Shoppes at Greystone                                     360          360      10/11/2007 9/11/2017       78,711

                                                                          Remaining
                                                              Monthly     Interest
                                                            Debt Service Only Period  Lockbox    ARD    Crossed With Other
ID     Property Name                                            (3)      (mos.)(14)     (6)    (Yes/No)       Loans
--     ---------------------------------------------------- ------------ ----------- --------- -------- ------------------
1      Lincoln Square                                         813,166        116          Hard    No                  No
2      USFS Industrial Distribution Portfolio(15)(31)(35)     849,209        117          Hard    No                  No
2.01   15155 Northam Street(30)
2.02   120 Longs Pond Road
2.03   7004 East Hanna Avenue
2.04   1685 West Cheyenne Avenue
2.05   7801 Statesville Road
2.06   300 Lawrence Drive
2.07   4550 West Buckeye Road
2.08   8024 Telegraph Road
2.09   10211 North IH 35
2.10   7598 NW 6th Avenue
2.11   11994 Livingston Road
2.12   1500 NC Hwy 39
2.13   28001 Napier Road
2.14   11955 East Peakview Avenue
2.15   12301 Cumberland Road
2.16   1899 N US Hwy 1
2.17   222 Otrobando Avenue P.O. Box 103(30)
2.18   9605 54th Avenue North
2.19   W137 N9245 Highway 45
2.20   950 South Shiloh Road & 1992 Forest Lane
2.21   111 Alliant Drive
2.22   40 Fort Lewis Boulevard
2.23   755 Pierce Road
2.24   8000 Bavaria Road
2.25   10410 South 50th Place
2.26   1 Quality Lane
2.27   2850 Selma Highway
2.28   5445 Spellmire Drive
2.29   1350/1400 North 10th Street
2.30   1044/1045 Garden Street
2.31   4601 32nd Avenue South
2.32   5353 Nathan Lane North
2.33   125 Gardenville Parkway West
2.34   6315 John J Pershing Drive
2.35   3500 Saratoga Avenue(30)
2.36   333-340 North Claremont Avenue
2.37   2575 Virginia Avenue
2.38   345 Kino Drive
3      Charles River Plaza North                              686,800        116          Hard   Yes                  No
4      85 Tenth Avenue                                        360,588        115          Hard    No                  No
5      130 Prince Street                                      369,960         56          Hard    No                  No
6      Georgian Towers                                        300,888         52          Hard    No                  No
7      1150 18th Street, NW                                   312,559         58          None    No                  No
8      Quality King(16)(34)                                   278,958                     Hard    No                  No
9      2 Journal Square                                       240,850                     None    No                  No
10     Seattle Space Needle                                   203,029         54          None    No                  No
11     CGM RRI Hotel Portfolio                                226,893                     Hard    No                  No
11.01  Red Roof Inn Washington Downtown
11.02  Red Roof Inn Long Island
11.03  Red Roof Inn Miami Airport
11.04  Red Roof Inn Greater Washington Manassas
11.05  Red Roof Inn Ann Arbor University North
11.06  Red Roof Inn Fort Lauderdale
11.07  Red Roof Inn Tampa Brandon
11.08  Red Roof Inn Phoenix Chandler
11.09  Red Roof Inn Wilmington
11.10  Red Roof Inn Atlanta Druid Hills
11.11  Red Roof Inn BW Parkway
11.12  Red Roof Inn Tinton Falls
11.13  Red Roof Inn Baltimore North Timonium
11.14  Red Roof Inn Boston Northeast Saugus
11.15  Red Roof Inn Joliet
11.16  Red Roof Inn Chicago Naperville
11.17  Red Roof Inn Chicago Northbrook
11.18  Red Roof Inn Phoenix Airport
11.19  Red Roof Inn Louisville Airport
11.20  Red Roof Inn Phoenix Bell Road
11.21  Red Roof Inn Cleveland Independence
11.22  Red Roof Inn Erie
11.23  Red Roof Inn El Paso East
11.24  Red Roof Inn St Clairsville
11.25  Red Roof Inn Austin Round Rock
11.26  Red Roof Inn Knoxville West
11.27  Red Roof Inn Binghamton
11.28  Red Roof Inn Wilkes Barre
11.29  Red Roof Inn Pittsburgh Airport
11.30  Red Roof Inn Chicago Hoffman Estates
11.31  Red Roof Inn Enfield
11.32  Red Roof Inn West Springfield
11.33  Red Roof Inn Canton
11.34  Red Roof Inn Detroit Farmington Hills
11.35  Red Roof Inn Edison
11.36  Red Roof Inn Princeton North
11.37  Red Roof Inn Hickory
11.38  Red Roof Inn Asheville West
11.39  Red Roof Inn Richmond South
11.40  Red Roof Inn Columbus West
11.41  Red Roof Inn Greensboro Airport
11.42  Red Roof Inn Cincinnati Northeast Blue Ash
11.43  Red Roof Inn Johnson City
11.44  Red Roof Inn Detroit Troy
11.45  Red Roof Inn Cincinnati Sharonville
11.46  Red Roof Inn West Monroe
11.47  Red Roof Inn Detroit Madison Heights
11.48  Red Roof Inn Kansas City Overland Park
11.49  Red Roof Inn Greenville
11.50  Red Roof Inn New London
11.51  Red Roof Inn Nashville South
11.52  Red Roof Inn Jamestown Falconer
12     Royale Retail Condominium                              211,955         60     None        No       No
13     Great Escape Lodge(34)                                 213,380                None        No       No
14     California Department Store Portfolio(21)              172,690        120     None        No       No
14.01  Nordstrom - San Diego
14.02  Macy's - Pleasanton
14.03  Macy's - Laguna Hills
15     Copper Beech Townhomes - Statesboro, GA                181,992         59     None        No       No
16     Serrano Highlands                                      145,797        116     None        No       No
17     Town Center East Building 3                            181,261                Hard        No       No
18     Spanish Ranch MHP                                      155,074        118     Soft        No       No
19     Versar Center Office Building                          175,398         45     Soft        No       No
20     Parkway Plaza                                          159,200         56     Springing   No       No
21     The Clubs at Rhodes Ranch                              118,057        115     None        No       No
22     Hotel deLuxe(34)                                       148,866         24     None        No       No
23     Valley Freeway Center                                  141,378         59     None        No       No
24     Chicago Bridge & Iron(33)                              138,022                Hard        No       No
25     Creekwalk Village                                       91,421        114     Hard        No       No
26     Arlington Center                                       129,105         35     Hard        No       No
27     Wildwood Communities MHP                               129,453         33     None        No       No
28     Mission West Millbrook                                 117,853         58     Springing   No       No
29     Cypress Medical Center                                 105,584         55     Springing   No       No
30     Mission Mill Creek                                     107,665         53     Springing   No       No
31     Plantation Apartments                                  116,280         22     None        No       No
32     Oklahoma Central Park                                  104,000         32     Springing   No       No
33     Hampton Inn - Nashville                                105,203         33     None        No       No
34     Olde Lancaster Town Center                              92,236         31     Springing   No       No
35     Centre at Culpeper                                      80,032        116     None        No       No
36     673 Brannan Street                                     102,187         10     None        No       No
37     725 Concord Avenue Medical Office Building              69,316        112     Springing   Yes      No
38     6620 18th Avenue Retail(34)                             87,296         60     Hard        No       No
39     TN Office Portfolio - BGK                               74,204         46     Springing   No       No
39.01  The Terraces
39.02  Estate Office Park
39.03  Pine Ridge
39.04  Crossroad Commons
40     Merrimac Plaza                                          74,980         57     None        No       No
41     Inverness Business Center North                         62,182         52     Soft        No       No
42     Foothills Commerce Center Buildings C, D & E            70,057                None        No       No
43     Eastside Plaza 3 & 4                                    67,895                Hard        No       No
44     Old National Town Center                                60,197        120     None        No       No
45     Geneva Portfolio(17)                                    70,313                None        No       No
45.01  Greensboro
45.02  Charlotte
45.03  Ringgold
45.04  Wilmington
46     770 & 780 Garden Street                                 39,763        118     None        No       Yes-Yashouafar
47     509 212th Street                                        22,284         36     None        No       Yes-Yashouafar
48     Premier Landing                                         66,533         59     None        No       No
49     555 South Woodward                                      58,421                None        No       No
50     Hamilton Crossing                                       61,208                None        No       No
51     Holiday Inn Express - Buckhead, GA                      62,949                Springing   No       No
52     Boulder Ridge Apartments Phase II(26)                   55,100         10     Springing   No       No
53     West Town Apartments                                    52,482         55     Soft        No       No
54     Residence Inn - Livermore, CA                           54,656                None        No       No
55     University Parkway                                      54,757                None        No       No
56     Mammoth Professional Building                           46,530        120     None        No       No
57     Walgreens Buckhead                                      39,715        116     Hard        No       No
58     Holiday Inn Express Hotel & Suites - Deerfield          52,378                Hard        No       No
59     Hoadly Marketplace                                      51,258         33     None        No       No
60     Mountain Dream Center                                   45,638        118     None        No       No
61     Eagle Electronics Office Building                       49,539         57     Springing   No       No
62     Sable Chase at Sherwood                                 49,925         22     Springing   No       No
63     Maple Ridge Apartments II                               49,669         12     None        No       No
64     6200 Seaforth Street                                    48,636         33     Springing   No       No
65     Twin Lakes Shopping Center                              46,440         21     None        No       No
66     Quioccasin Center Station                               44,158                None        No       No
67     Fairmount Place Office                                  42,623         58     None        No       No
68     Bala Apartments                                         42,134         24     None        No       No
69     12621 Featherwood                                       39,895         13     Springing   No       No
70     CT Beverage Mart Plaza                                  40,552         34     None        No       No
71     University Suites                                       38,637                None        No       No
72     Bent Tree Plaza I, II & III                             41,128         10     None        No       No
73     Bel-Red Medical Dental Center(27)                       35,978                None        No       No
74     Woodbridge Apartments                                   29,783        116     None        No       No
75     Autumn Ridge Medical Center                             36,456                Hard        Yes      No
76     Gadd Crossing                                           28,226        116     None        No       No
77     Lodi City Center                                        36,898         58     None        No       No
78     East Winchester                                         30,152        117     None        No       No
79     Mammoth Encinitas West                                  29,415        120     None        No       No
80     Airport Atrium Center                                   31,307         33     Springing   No       No
81     Exton Office                                            33,386         33     Springing   No       No
82     Walgreen's - Miami, FL                                  27,466        117     None        No       No
83     Northdale Plaza                                         33,675         35     None        No       No
84     53-83 Fourth Avenue                                     31,221         53     None        No       No
85     Burgard Industrial Park                                 33,059                Springing   No       No
86     Wharton Mall(18)                                        31,248                Springing   No       No
87     Aldo South Beach                                        33,229                None        No       No
88     Jefferson Industrial Complex(19)                        32,580                Soft        No       No
89     Broadway Lofts                                          31,997         22     None        No       No
90     Kohl's Ground Lease - Forward                           29,163                None        No       No
91     Candlewood Suites                                       31,318         45     None        No       No
92     Capri Rialto Mobile Home Estates                        32,563         60     None        No       No
93     Creative Children Learning Centers - Davie, FL(20)      18,668         22     Springing   No       Yes-Learning
                                                                                                          Center Cross
94     Creative Children Learning Centers - Tallahassee, FL    10,836         22     Springing   No       Yes-Learning
                                                                                                          Center Cross
95     San Gabriel Professional Center                         31,154                None        No       No
96     Snoqualmie Ridge Phase IV Lot 2                         31,092         11     None        No       No
97     Woodlands Shopping Center                               30,185         21     Hard        No       No
98     Sleep Inn - Lexington, KY                               30,104                Hard        No       No
99     The Metcalf Plaza / Target Center Shopping Centers      28,569         22     None        No       No
100    Colony Commons I and II                                 22,499        115     None        No       No
101    Broadway Apartments                                     31,264                None        No       No
102    14144 Ventura Office Building                           24,257        118     None        No       No
103    550-552 West 21st Street(32)                            28,354         60     Hard        No       No
104    Candlewood Suites, Harrisonburg                         27,811                None        No       No
105    Whitney National Bank                                   37,552                None        No       No
106    Walgreen's - Dallas, TX                                 21,770        117     None        No       No
107    Town Center Self Storage                                26,501         57     None        No       No
108    Allen Town Center(29)                                   26,935         22     None        No       No
109    Holiday Inn Express - Libertyville, IL                  27,680                Hard        No       No
110    Staples - Golden, CO                                    24,935         48     None        No       No
111    St Andrews Place                                        19,951        116     None        No       No
112    Beacon Point Service Center                             22,283        118     None        No       No
113    Padonia Plaza                                           21,968        117     None        No       No
114    Best Western Casa Villa Suites - Harlingen, TX          27,008                None        No       No
115    Borders Books & Music - Bowie                           24,115                Springing   No       No
116    Willow Bend                                             20,568        117     None        No       No
117    796 Lexington Avenue                                    25,379                None        No       No
118    Padre Commons Plaza                                     24,082                None        No       No
119    Hampton Inn - Waycross, GA                              24,896                None        No       No
120    Starbucks Center South                                  21,514                None        No       No
121    Bridgeport Apartments                                   22,306         24     None        No       No
122    Burchwood                                               21,146                None        No       No
123    Jasper Mountain Highlands Shopping Center               23,094         22     None        No       No
124    Spokane Apartments                                      19,458         59     None        No       No
124.01 North Cliff Terrace
124.02 Hart Terrace
125    Wood Dale Towne Center                                  21,371         59     None        No       No
126    NJVC Building                                           21,879                Hard        No       No
127    Holiday Inn Express - Livingston, TX                    25,165                Hard        No       No
128    126 Chestnut Street                                     20,967         46     Soft        No       No
129    Amcal Business Center                                   21,079                None        No       No
130    Lost Creek Village                                      20,494         34     None        No       No
131    Mainstay Suites - Clute, TX                             21,447                None        No       No
132    Georgia Center For Total Cancer Care                    20,016                Soft        No       No
133    Town Fair Shopping Center                               20,097         33     Soft        No       No
134    Pioneer Square(29)                                      18,526                None        No       No
135    Mansell Plaza                                           16,281        118     None        No       No
136    Comfort Suites - Yulee, FL                              20,388                None        No       No
137    Stapleton Square                                        17,146                None        No       No
138    County Inn - Mountainview, CA                           18,505                Springing   No       No
139    Bluebonnet Crossing                                     17,539         57     None        No       No
140    Fletcher Square Shopping Center                         18,330         23     Hard        Yes      No
141    Shoppes of Crabapple                                    17,235         11     None        No       No
142    Ridgeway Plaza                                          15,844                None        No       No
143    EZ Storage Headquarters                                 15,232         56     None        No       No
144    Office Depot - El Dorado, AR                            14,685         34     Hard        No       No
145    Brambleton Medical Center                               13,902                Springing   No       No
146    Office Depot - Palestine, TX                            14,479         34     Hard        No       No
147    The Continental Ranch Retail Center                     11,707        118     None        No       No
148    State Street Retail                                     12,645         57     None        No       No
149    Westbrook Office Park                                   12,848         45     None        No       No
150    Days Inn Airport South - College Park, GA(28)           14,196                None        No       No
151    Towne Place                                             11,496                None        No       No
152    Cordes Professional Building                            10,921         22     Springing   No       No
153    Ashford Plaza Retail Center                             10,745         34     None        No       No
154    Muskegon Retail                                         10,462                None        No       No
155    Grogan's Forest Retail Center                            9,955         34     None        No       No
156    Sapphire Pointe                                          7,000        116     None        No       No
157    Lofts at McIntire                                        8,565                None        No       No
158    Sunset Medical Office Building                           7,352         58     Springing   Yes      No
159    Richmond Street Studios                                  7,609                None        No       No
160    Stamey Plaza                                             7,265                None        No       No
161    Shoppes at Greystone                                     6,559         58     None        No       No

                                                   Related     DSCR(3)(4)     Grace  Payment  Appraised
ID     Property Name                               Borrower (7)(8)(9)(10)(24) Period  Date    Value(11)
--     ------------------------------------------  -------- ----------------- ------ ------- -----------
1      Lincoln Square                                             1.30           0      6    357,000,000
2      USFS Industrial Distribution                               1.60           0      1    629,855,000
       Portfolio(15)(31)(35)
2.01   15155 Northam Street(30)                                                               60,500,000
2.02   120 Longs Pond Road                                                                    37,000,000
2.03   7004 East Hanna Avenue                                                                 31,600,000
2.04   1685 West Cheyenne Avenue                                                              31,000,000
2.05   7801 Statesville Road                                                                  30,230,000
2.06   300 Lawrence Drive                                                                     28,700,000
2.07   4550 West Buckeye Road                                                                 27,820,000
2.08   8024 Telegraph Road                                                                    26,400,000
2.09   10211 North IH 35                                                                      26,100,000
2.10   7598 NW 6th Avenue                                                                     25,000,000
2.11   11994 Livingston Road                                                                  23,900,000
2.12   1500 NC Hwy 39                                                                         22,350,000
2.13   28001 Napier Road                                                                      18,000,000
2.14   11955 East Peakview Avenue                                                             17,100,000
2.15   12301 Cumberland Road                                                                  16,500,000
2.16   1899 N US Hwy 1                                                                        15,500,000
2.17   222 Otrobando Avenue P.O. Box 103(30)                                                  15,000,000
2.18   9605 54th Avenue North                                                                 15,000,000
2.19   W137 N9245 Highway 45                                                                  14,200,000
2.20   950 South Shiloh Road & 1992 Forest Lane                                               13,500,000
2.21   111 Alliant Drive                                                                      13,200,000
2.22   40 Fort Lewis Boulevard                                                                11,800,000
2.23   755 Pierce Road                                                                        11,800,000
2.24   8000 Bavaria Road                                                                      11,050,000
2.25   10410 South 50th Place                                                                 10,160,000
2.26   1 Quality Lane                                                                          9,700,000
2.27   2850 Selma Highway                                                                      9,190,000
2.28   5445 Spellmire Drive                                                                    7,930,000
2.29   1350/1400 North 10th Street                                                             7,425,000
2.30   1044/1045 Garden Street                                                                 7,260,000
2.31   4601 32nd Avenue South                                                                  7,075,000
2.32   5353 Nathan Lane North                                                                  5,575,000
2.33   125 Gardenville Parkway West                                                            5,300,000
2.34   6315 John J Pershing Drive                                                              4,300,000
2.35   3500 Saratoga Avenue(30)                                                                3,850,000
2.36   333-340 North Claremont Avenue                                                          3,600,000
2.37   2575 Virginia Avenue                                                                    3,600,000
2.38   345 Kino Drive                                                                          1,640,000
3      Charles River Plaza North                    Yes-A         1.33           0      6    397,300,000
4      85 Tenth Avenue                                            1.28           5      1    445,000,000
5      130 Prince Street                                          1.20           0      6    112,000,000
6      Georgian Towers                                            1.83           0      1    226,700,000
7      1150 18th Street, NW                                       1.03           5      1     65,200,000
8      Quality King(16)(34)                                       1.20           0      1     61,100,000
9      2 Journal Square                                           1.98           5      1     80,000,000
10     Seattle Space Needle                                       2.39           0      6    114,000,000
11     CGM RRI Hotel Portfolio                                    1.33           0      1    427,300,000
11.01  Red Roof Inn Washington Downtown                                                       44,400,000
11.02  Red Roof Inn Long Island                                                               32,700,000
11.03  Red Roof Inn Miami Airport                                                             21,500,000
11.04  Red Roof Inn Greater Washington Manassas                                               12,300,000
11.05  Red Roof Inn Ann Arbor University North                                                12,300,000
11.06  Red Roof Inn Fort Lauderdale                                                           10,700,000
11.07  Red Roof Inn Tampa Brandon                                                             10,300,000
11.08  Red Roof Inn Phoenix Chandler                                                          10,500,000
11.09  Red Roof Inn Wilmington                                                                10,400,000
11.10  Red Roof Inn Atlanta Druid Hills                                                       10,400,000
11.11  Red Roof Inn BW Parkway                                                                 9,800,000
11.12  Red Roof Inn Tinton Falls                                                              10,200,000
11.13  Red Roof Inn Baltimore North Timonium                                                  10,200,000
11.14  Red Roof Inn Boston Northeast Saugus                                                   10,000,000
11.15  Red Roof Inn Joliet                                                                     9,900,000
11.16  Red Roof Inn Chicago Naperville                                                         9,200,000
11.17  Red Roof Inn Chicago Northbrook                                                         9,300,000
11.18  Red Roof Inn Phoenix Airport                                                            9,100,000
11.19  Red Roof Inn Louisville Airport                                                         8,700,000
11.20  Red Roof Inn Phoenix Bell Road                                                          8,200,000
11.21  Red Roof Inn Cleveland Independence                                                     7,500,000
11.22  Red Roof Inn Erie                                                                       7,200,000
11.23  Red Roof Inn El Paso East                                                               6,800,000
11.24  Red Roof Inn St Clairsville                                                             6,600,000
11.25  Red Roof Inn Austin Round Rock                                                          6,300,000
11.26  Red Roof Inn Knoxville West                                                             6,200,000
11.27  Red Roof Inn Binghamton                                                                 6,100,000
11.28  Red Roof Inn Wilkes Barre                                                               6,000,000
11.29  Red Roof Inn Pittsburgh Airport                                                         5,900,000
11.30  Red Roof Inn Chicago Hoffman Estates                                                    5,900,000
11.31  Red Roof Inn Enfield                                                                    5,900,000
11.32  Red Roof Inn West Springfield                                                           5,800,000
11.33  Red Roof Inn Canton                                                                     5,700,000
11.34  Red Roof Inn Detroit Farmington Hills                                                   5,500,000
11.35  Red Roof Inn Edison                                                                     5,500,000
11.36  Red Roof Inn Princeton North                                                            4,900,000
11.37  Red Roof Inn Hickory                                                                    4,900,000
11.38  Red Roof Inn Asheville West                                                             4,800,000
11.39  Red Roof Inn Richmond South                                                             4,600,000
11.40  Red Roof Inn Columbus West                                                              4,100,000
11.41  Red Roof Inn Greensboro Airport                                                         4,100,000
11.42  Red Roof Inn Cincinnati Northeast Blue Ash                                              3,800,000
11.43  Red Roof Inn Johnson City                                                               4,000,000
11.44  Red Roof Inn Detroit Troy                                                               3,700,000
11.45  Red Roof Inn Cincinnati Sharonville                                                     3,500,000
11.46  Red Roof Inn West Monroe                                                                3,500,000
11.47  Red Roof Inn Detroit Madison Heights                                                    3,500,000
11.48  Red Roof Inn Kansas City Overland Park                                                  3,500,000
11.49  Red Roof Inn Greenville                                                                 3,200,000
11.50  Red Roof Inn New London                                                                 3,000,000
11.51  Red Roof Inn Nashville South                                                            2,900,000
11.52  Red Roof Inn Jamestown Falconer                                                         2,300,000
12     Royale Retail Condominium                                  1.10           5      1     48,000,000
13     Great Escape Lodge(34)                                     1.46           5      1     50,700,000
14     California Department Store Portfolio(21)                  1.27           0      1     43,970,000
14.01  Nordstrom - San Diego                                                                  23,700,000
14.02  Macy's - Pleasanton                                                                    15,800,000
14.03  Macy's - Laguna Hills                                                                   4,470,000
15     Copper Beech Townhomes - Statesboro, GA                    1.16           0      6     39,000,000
16     Serrano Highlands                            Yes-B         1.43           0      6     51,000,000
17     Town Center East Building 3                  Yes-E         1.16           0     11     37,900,000
18     Spanish Ranch MHP                                          1.20           5      1     40,000,000
19     Versar Center Office Building                              1.20           5      1     35,000,000
20     Parkway Plaza                                              1.17           0      6     37,000,000
21     The Clubs at Rhodes Ranch                    Yes-B         1.25           0      6     38,200,000
22     Hotel deLuxe(34)                                           1.38           5      1     26,100,000
23     Valley Freeway Center                                      1.20           5      1     31,500,000
24     Chicago Bridge & Iron(33)                                  1.29           0     11     33,000,000
25     Creekwalk Village                                          1.69           0      6     32,000,000
26     Arlington Center                                           1.09           5      1     26,560,000
27     Wildwood Communities MHP                                   1.15           5      1     25,700,000
28     Mission West Millbrook                       Yes-F         1.15           5      1     24,900,000
29     Cypress Medical Center                                     1.21           0      6     25,850,000
30     Mission Mill Creek                           Yes-F         1.15           5      1     22,500,000
31     Plantation Apartments                                      1.23           5      1     22,980,000
32     Oklahoma Central Park                        Yes-C         1.21           0      6     24,900,000
33     Hampton Inn - Nashville                                    1.52           5      1     34,000,000
34     Olde Lancaster Town Center                                 1.20           0      6     21,300,000
35     Centre at Culpeper                                         1.25           0      6     19,770,000
36     673 Brannan Street                                         1.27           5      1     32,040,000
37     725 Concord Avenue Medical Office Building   Yes-A         1.29           0      6     18,700,000
38     6620 18th Avenue Retail(34)                                1.03           5      1     18,400,000
39     TN Office Portfolio - BGK                    Yes-C         1.20           0      6     15,920,000
39.01  The Terraces                                                                            6,070,000
39.02  Estate Office Park                                                                      4,200,000
39.03  Pine Ridge                                                                              3,350,000
39.04  Crossroad Commons                                                                       2,300,000
40     Merrimac Plaza                                             1.16           0      6     18,990,000
41     Inverness Business Center North                            1.32           5      1     15,500,000
42     Foothills Commerce Center Buildings C, D &                 1.28          10      1     16,080,000
       E
43     Eastside Plaza 3 & 4                         Yes-E         1.15           0     11     14,400,000
44     Old National Town Center                     Yes-D         1.88           0     11     20,700,000
45     Geneva Portfolio(17)                                       1.21           5      1     14,525,000
45.01  Greensboro                                                                             10,600,000
45.02  Charlotte                                                                               1,600,000
45.03  Ringgold                                                                                1,500,000
45.04  Wilmington                                                                                825,000
46     770 & 780 Garden Street                      Yes-J         1.10           5      1     10,000,000
47     509 212th Street                             Yes-J         1.10           5      1      5,400,000
48     Premier Landing                              Yes-I         1.31           0     11     16,400,000
49     555 South Woodward                                         1.34           0      6     15,500,000
50     Hamilton Crossing                            Yes-H         1.21           0     11     12,500,000
51     Holiday Inn Express - Buckhead, GA                         1.29           0      6     12,675,000
52     Boulder Ridge Apartments Phase II(26)                      1.20           0     11     11,550,000
53     West Town Apartments                                       1.20           0      6     12,125,000
54     Residence Inn - Livermore, CA                              1.43           0     11     11,250,000
55     University Parkway                                         1.22           5      1     11,400,000
56     Mammoth Professional Building                Yes-G         1.96           5      1     19,800,000
57     Walgreens Buckhead                                         1.32           5      1     10,970,000
58     Holiday Inn Express Hotel & Suites -                       1.34           5      1     10,600,000
       Deerfield
59     Hoadly Marketplace                                         1.15           0      6     11,200,000
60     Mountain Dream Center                                      1.41           0     11     11,700,000
61     Eagle Electronics Office Building                          1.22           0      6     11,100,000
62     Sable Chase at Sherwood                      Yes-C         1.20           0      6     10,400,000
63     Maple Ridge Apartments II                                  1.19           5      1     10,900,000
64     6200 Seaforth Street                                       1.20           0      6     10,275,000
65     Twin Lakes Shopping Center                                 1.13           5      1      9,300,000
66     Quioccasin Center Station                                  1.16           0     11      9,500,000
67     Fairmount Place Office                                     1.16           0     11     10,090,000
68     Bala Apartments                              Yes-K         1.22           5      1      8,900,000
69     12621 Featherwood                            Yes-C         1.22           0      6      9,600,000
70     CT Beverage Mart Plaza                                     1.24           0     11     10,500,000
71     University Suites                                          1.25           5      1      8,300,000
72     Bent Tree Plaza I, II & III                                1.21           5      1      8,250,000
73     Bel-Red Medical Dental Center(27)                          1.28           0     11      8,500,000
74     Woodbridge Apartments                                      1.60           0      6     10,800,000
75     Autumn Ridge Medical Center                                1.20           7      1      8,000,000
76     Gadd Crossing                                Yes-D         1.52           0     11      8,200,000
77     Lodi City Center                                           1.96           0      6     14,000,000
78     East Winchester                              Yes-D         1.55           0     11      8,800,000
79     Mammoth Encinitas West                       Yes-G         1.71           5      1     11,250,000
80     Airport Atrium Center                        Yes-C         1.22           0      6      8,400,000
81     Exton Office                                               1.30           0      6      8,400,000
82     Walgreen's - Miami, FL                       Yes-L         1.32           0      6      7,500,000
83     Northdale Plaza                                            1.26           7      1      7,600,000
84     53-83 Fourth Avenue                          Yes-A         1.21           0      6      7,100,000
85     Burgard Industrial Park                                    1.20           0      6      7,100,000
86     Wharton Mall(18)                                           1.15           0      6      7,000,000
87     Aldo South Beach                                           1.19           0      6      8,100,000
88     Jefferson Industrial Complex(19)                           1.20           0      1      8,970,000
89     Broadway Lofts                                             1.20           5      1      6,825,000
90     Kohl's Ground Lease - Forward                              1.27           5      1      7,250,000
91     Candlewood Suites                                          1.40           7      1      7,400,000
92     Capri Rialto Mobile Home Estates                           1.20           5      1      6,880,000
93     Creative Children Learning Centers -         Yes-M         1.40           7      1      4,600,000
       Davie, FL(20)
94     Creative Children Learning Centers -         Yes-M         1.40           7      1      2,670,000
       Tallahassee, FL
95     San Gabriel Professional Center                            1.15           0      6      7,700,000
96     Snoqualmie Ridge Phase IV Lot 2                            1.21           0     11      7,270,000
97     Woodlands Shopping Center                                  1.17           5      1      6,100,000
98     Sleep Inn - Lexington, KY                                  1.34           5      1      7,800,000
99     The Metcalf Plaza / Target Center Shopping
       Centers                                                    1.16           7      1      5,930,000
100    Colony Commons I and II                      Yes-D         1.57           0     11      7,100,000
101    Broadway Apartments                                        1.19           0     11      6,100,000
102    14144 Ventura Office Building                              2.54           0     11     13,000,000
103    550-552 West 21st Street(32)                               1.20           5      1      7,300,000
104    Candlewood Suites, Harrisonburg                            1.44           5      1      6,600,000
105    Whitney National Bank                                      1.23           7      1      8,000,000
106    Walgreen's - Dallas, TX                      Yes-L         1.33           0      6      5,900,000
107    Town Center Self Storage                                   1.80           0     11      7,600,000
108    Allen Town Center(29)                                      1.15           0     11      5,400,000
109    Holiday Inn Express - Libertyville, IL                     1.92           0      1      7,000,000
110    Staples - Golden, CO                                       1.20           0     11      5,500,000
111    St Andrews Place                             Yes-D         1.46           0      6      6,000,000
112    Beacon Point Service Center                  Yes-D         1.55           0     11      6,500,000
113    Padonia Plaza                                              1.65           7      1      6,650,000
114    Best Western Casa Villa Suites -
       Harlingen, TX                                              1.65           0     11      5,720,000
115    Borders Books & Music - Bowie                              1.28           5      1      5,850,000
116    Willow Bend                                  Yes-D         1.57           0     11      5,600,000
117    796 Lexington Avenue                                       1.15           0      6      5,900,000
118    Padre Commons Plaza                                        1.35           0     11      5,600,000
119    Hampton Inn - Waycross, GA                                 1.40           0     11      4,875,000
120    Starbucks Center South                                     1.18           0     11      5,680,000
121    Bridgeport Apartments                        Yes-K         1.25           5      1      5,200,000
122    Burchwood                                                  1.14           7      1      4,700,000
123    Jasper Mountain Highlands Shopping Center                  1.20           7      1      5,000,000
124    Spokane Apartments                                         1.39           0     11      5,380,000
124.01 North Cliff Terrace                                                                     2,990,000
124.02 Hart Terrace                                                                            2,390,000
125    Wood Dale Towne Center                                     1.41           7      1      5,730,000
126    NJVC Building                                              1.15           0     11      4,350,000
127    Holiday Inn Express - Livingston, TX                       1.33           0      1      4,600,000
128    126 Chestnut Street                                        1.11           5      1      4,630,000
129    Amcal Business Center                                      1.24           0      6      5,900,000
130    Lost Creek Village                                         1.16           0      1      4,000,000
131    Mainstay Suites - Clute, TX                                1.44           0     11      4,500,000
132    Georgia Center For Total Cancer Care                       1.27           0     11      4,100,000
133    Town Fair Shopping Center                                  1.16           0      1      4,900,000
134    Pioneer Square(29)                                         1.26           0     11      4,800,000
135    Mansell Plaza                                Yes-D         1.63           0     11      4,800,000
136    Comfort Suites - Yulee, FL                                 1.54           0     11      4,700,000
137    Stapleton Square                                           1.01           0     11      3,800,000
138    County Inn - Mountainview, CA                              1.26           0      6      4,900,000
139    Bluebonnet Crossing                          Yes-M         1.21           7      1      3,700,000
140    Fletcher Square Shopping Center                            1.23           7      1      3,705,000
141    Shoppes of Crabapple                         Yes-H         1.19           0     11      3,850,000
142    Ridgeway Plaza                                             1.16           5      1      3,200,000
143    EZ Storage Headquarters                                    1.14           5      1      3,400,000
144    Office Depot - El Dorado, AR                 Yes-N         1.18           0     11      3,500,000
145    Brambleton Medical Center                                  1.20           0      6      3,100,000
146    Office Depot - Palestine, TX                 Yes-N         1.16           0     11      3,600,000
147    The Continental Ranch Retail Center                        1.42           7      1      4,000,000
148    State Street Retail                                        1.20           7      1      2,950,000
149    Westbrook Office Park                                      1.27           0     11      2,830,000
150    Days Inn Airport South - College Park,
       GA(28)                                                     1.40           0     11      2,700,000
151    Towne Place                                                1.29           5      1      2,700,000
152    Cordes Professional Building                               1.20           0     11      2,370,000
153    Ashford Plaza Retail Center                  Yes-O         1.18           0     11      2,300,000
154    Muskegon Retail                                            1.23           5      1      2,700,000
155    Grogan's Forest Retail Center                Yes-O         1.18           0     11      2,060,000
156    Sapphire Pointe                              Yes-D         1.77           0     11      2,300,000
157    Lofts at McIntire                                          1.20           5      1      2,400,000
158    Sunset Medical Office Building               Yes-M         1.25           7      1      1,600,000
159    Richmond Street Studios                                    1.31           0     11      1,750,000
160    Stamey Plaza                                               1.43           0      6      2,200,000
161    Shoppes at Greystone                         Yes-I         2.77           0     11      3,150,000

                                       Appraisal                           LTV Ratio at
                                         As-of       Cut-Off Date LTV        Maturity/
ID     Property Name                   Date(11)   Ratio(7)(8)(9)(10)(11) ARD(8)(9)(10)(11)               Address
--     ------------------------------- ---------- ---------------------- ----------------- -----------------------------------
1      Lincoln Square                   5/21/2007         61.60%               61.60%      555 11th Street, NW
2      USFS Industrial Distribution       Various         75.00%               75.00%      Various
       Portfolio(15)(31)(35)
2.01   15155 Northam Street(30)         5/30/2007                                          15155 Northam Street
2.02   120 Longs Pond Road              5/29/2007                                          120 Longs Pond Road
2.03   7004 East Hanna Avenue           5/21/2007                                          7004 East Hanna Avenue
2.04   1685 West Cheyenne Avenue        5/29/2007                                          1685 West Cheyenne Avenue
2.05   7801 Statesville Road            5/22/2007                                          7801 Statesville Road
2.06   300 Lawrence Drive               5/24/2007                                          300 Lawrence Drive
2.07   4550 West Buckeye Road           5/21/2007                                          4550 West Buckeye Road
2.08   8024 Telegraph Road              5/25/2007                                          8024 Telegraph Road
2.09   10211 North IH 35                5/21/2007                                          10211 North IH 35
2.10   7598 NW 6th Avenue               5/28/2007                                          7598 NW 6th Avenue
2.11   11994 Livingston Road            5/30/2007                                          11994 Livingston Road
2.12   1500 NC Hwy 39                   5/25/2007                                          1500 NC Hwy 39
2.13   28001 Napier Road                5/21/2007                                          28001 Napier Road
2.14   11955 East Peakview Avenue       5/21/2007                                          11955 East Peakview Avenue
2.15   12301 Cumberland Road            5/29/2007                                          12301 Cumberland Road
2.16   1899 N US Hwy 1                  5/25/2007                                          1899 N US Hwy 1
2.17   222 Otrobando Avenue P.O.        5/28/2007                                          222 Otrobando Avenue P.O. Box 103
       Box 103(30)
2.18   9605 54th Avenue North           5/22/2007                                          9605 54th Avenue North
2.19   W137 N9245 Highway 45            5/23/2007                                          W137 N9245 Highway 45
2.20   950 South Shiloh Road & 1992     5/23/2007                                          950 South Shiloh Road & 1992
       Forest Lane                                                                         Forest Lane
2.21   111 Alliant Drive                5/24/2007                                          111 Alliant Drive
2.22   40 Fort Lewis Boulevard          5/26/2007                                          40 Fort Lewis Boulevard
2.23   755 Pierce Road                  5/21/2007                                          755 Pierce Road
2.24   8000 Bavaria Road                5/21/2007                                          8000 Bavaria Road
2.25   10410 South 50th Place           5/21/2007                                          10410 South 50th Place
2.26   1 Quality Lane                   5/24/2007                                          1 Quality Lane
2.27   2850 Selma Highway               5/30/2007                                          2850 Selma Highway
2.28   5445 Spellmire Drive             5/21/2007                                          5445 Spellmire Drive
2.29   1350/1400 North 10th Street      5/21/2007                                          1350/1400 North 10th Street
2.30   1044/1045 Garden Street          5/25/2007                                          1044/1045 Garden Street
2.31   4601 32nd Avenue South           5/23/2007                                          4601 32nd Avenue South
2.32   5353 Nathan Lane North           5/22/2007                                          5353 Nathan Lane North
2.33   125 Gardenville Parkway West     5/22/2007                                          125 Gardenville Parkway West
2.34   6315 John J Pershing Drive       5/25/2007                                          6315 John J Pershing Drive
2.35   3500 Saratoga Avenue(30)         5/24/2007                                          3500 Saratoga Avenue
2.36   333-340 North Claremont          5/25/2007                                          333-340 North Claremont Avenue
       Avenue
2.37   2575 Virginia Avenue             5/21/2007                                          2575 Virginia Avenue
2.38   345 Kino Drive                   5/21/2007                                          345 Kino Drive
3      Charles River Plaza North        5/18/2007         73.00%               73.00%      185 Cambridge Street
4      85 Tenth Avenue                   4/1/2007         60.70%               60.70%      85 10th Avenue
5      130 Prince Street                6/13/2007         62.50%               62.50%      130 Prince Street
6      Georgian Towers                  2/28/2007         55.10%               55.10%      8750 Georgia Avenue
7      1150 18th Street, NW             7/10/2007         68.40%               64.60%      1150 18th Street, NW
8      Quality King(16)(34)              9/1/2007         65.90%               58.10%      35 Sawgrass Drive
9      2 Journal Square                 7/12/2007         49.90%               42.50%      2 Journal Square
10     Seattle Space Needle             2/19/2007         43.40%               40.50%      400 Broad Street
11     CGM RRI Hotel Portfolio           7/1/2007         72.50%               62.90%      Various
11.01  Red Roof Inn Washington           7/1/2007                                          500 H Street Northwest
       Downtown
11.02  Red Roof Inn Long Island          7/1/2007                                          699 Dibblee Drive
11.03  Red Roof Inn Miami Airport        7/1/2007                                          3401 Northwest LeJeune Road
11.04  Red Roof Inn Greater              7/1/2007                                          10610 Automotive Drive
       Washington Manassas
11.05  Red Roof Inn Ann Arbor            7/1/2007                                          3621 Plymouth Road
       University North
11.06  Red Roof Inn Fort Lauderdale      7/1/2007                                          4800 Powerline Road
11.07  Red Roof Inn Tampa Brandon        7/1/2007                                          10121 Horace Avenue
11.08  Red Roof Inn Phoenix Chandler     7/1/2007                                          7400 West Boston Street
11.09  Red Roof Inn Wilmington           7/1/2007                                          415 Stanton Christiana Road
11.10  Red Roof Inn Atlanta Druid        7/1/2007                                          1960 North Druid Hills Road NE
       Hills
11.11  Red Roof Inn BW Parkway           7/1/2007                                          7306 Parkway Drive South
11.12  Red Roof Inn Tinton Falls         7/1/2007                                          11 Center Plaza
11.13  Red Roof Inn Baltimore North      7/1/2007                                          111 West Timonium Road
       Timonium
11.14  Red Roof Inn Boston Northeast     7/1/2007                                          920 Broadway
       Saugus
11.15  Red Roof Inn Joliet               7/1/2007                                          1750 McDonough Street
11.16  Red Roof Inn Chicago              7/1/2007                                          1698 West Diehl Road
       Naperville
11.17  Red Roof Inn Chicago              7/1/2007                                          340 Waukegan Road
       Northbrook
11.18  Red Roof Inn Phoenix Airport      7/1/2007                                          2135 West 15th Street
11.19  Red Roof Inn Louisville Airport   7/1/2007                                          4704 Preston Highway
11.20  Red Roof Inn Phoenix Bell         7/1/2007                                          17222 North Black Canyon Freeway
       Road
11.21  Red Roof Inn Cleveland            7/1/2007                                          6020 Quarry Lane
       Independence
11.22  Red Roof Inn Erie                 7/1/2007                                          7865 Perry Highway
11.23  Red Roof Inn El Paso East         7/1/2007                                          11400 Chito Samaniego Drive
11.24  Red Roof Inn St Clairsville       7/1/2007                                          68301 Red Roof Lane
11.25  Red Roof Inn Austin Round         7/1/2007                                          1990 North I-35
       Rock
11.26  Red Roof Inn Knoxville West       7/1/2007                                          209 Advantage Place
11.27  Red Roof Inn Binghamton           7/1/2007                                          590 Fairview Street
11.28  Red Roof Inn Wilkes Barre         7/1/2007                                          1035 Highway 315
11.29  Red Roof Inn Pittsburgh Airport   7/1/2007                                          6404 Steubenville Pike
11.30  Red Roof Inn Chicago Hoffman      7/1/2007                                          2500 Hassell Road
       Estates
11.31  Red Roof Inn Enfield              7/1/2007                                          5 Hazard Avenue
11.32  Red Roof Inn West Springfield     7/1/2007                                          1254 Riverdale Street
11.33  Red Roof Inn Canton               7/1/2007                                          5353 Inn Circle Court Northwest
11.34  Red Roof Inn Detroit              7/1/2007                                          24300 Sinacola Court
       Farmington Hills
11.35  Red Roof Inn Edison               7/1/2007                                          860 New Durham Road
11.36  Red Roof Inn Princeton North      7/1/2007                                          208 New Road
11.37  Red Roof Inn Hickory              7/1/2007                                          1184 Lenoir Rhyne Boulevard
11.38  Red Roof Inn Asheville West       7/1/2007                                          16 Crowell Road
11.39  Red Roof Inn Richmond South       7/1/2007                                          4350 Commerce Road
11.40  Red Roof Inn Columbus West        7/1/2007                                          5001 Renner Road
11.41  Red Roof Inn Greensboro           7/1/2007                                          615 South Regional Road
       Airport
11.42  Red Roof Inn Cincinnati           7/1/2007                                          5900 Pfeiffer Road
       Northeast Blue Ash
11.43  Red Roof Inn Johnson City         7/1/2007                                          210 Broyles Drive
11.44  Red Roof Inn Detroit Troy         7/1/2007                                          2350 Rochester Court
11.45  Red Roof Inn Cincinnati           7/1/2007                                          2301 East Sharon Road
       Sharonville
11.46  Red Roof Inn West Monroe          7/1/2007                                          102 Constitution Drive
11.47  Red Roof Inn Detroit Madison      7/1/2007                                          32511 Concord Drive
       Heights
11.48  Red Roof Inn Kansas City          7/1/2007                                          6800 West 108th Street
       Overland Park
11.49  Red Roof Inn Greenville           7/1/2007                                          2801 Laurens Road
11.50  Red Roof Inn New London           7/1/2007                                          707 Colman Street
11.51  Red Roof Inn Nashville South      7/1/2007                                          4271 Sidco Drive
11.52  Red Roof Inn Jamestown            7/1/2007                                          1980 East Main Street
       Falconer
12     Royale Retail Condominium        6/29/2007         70.50%               66.30%      1066 Third Avenue
13     Great Escape Lodge(34)            9/1/2007         65.10%               56.30%      89 Six Flags Drive
14     California Department Store        Various         71.20%               71.20%      Various
       Portfolio(21)
14.01  Nordstrom - San Diego             8/9/2007                                          6997 Friars Road
14.02  Macy's - Pleasanton               8/8/2007                                          1300 Stoneridge Mall Road
14.03  Macy's - Laguna Hills             8/9/2007                                          24100 Laguna Hills Mall
15     Copper Beech Townhomes -          9/1/2007         79.50%               74.20%      1400 Statesboro Place Circle
       Statesboro, GA
16     Serrano Highlands                5/11/2007         58.80%               58.80%      25421 Alta Loma
17     Town Center East Building 3       9/1/2008         76.70%               69.90%      243 Israel Road SE
18     Spanish Ranch MHP                6/20/2007         67.00%               67.00%      28400 Granada Circle
19     Versar Center Office Building     6/4/2007         80.00%               74.10%      6800 & 6850 Versar Center
20     Parkway Plaza                     4/7/2007         73.80%               68.80%      520 Ed Noble Parkway
21     The Clubs at Rhodes Ranch        4/30/2007         62.80%               62.80%      8975 West Warm Springs Road
22     Hotel deLuxe(34)                 8/10/2007         76.60%               66.70%      729 SW 15th Avenue
23     Valley Freeway Center            7/19/2007         63.50%               59.50%      7565, 7585, 7665 and 7685 South
                                                                                           Commercial Way
24     Chicago Bridge & Iron(33)        11/1/2008         65.20%               56.30%      1501 North Division Street
25     Creekwalk Village                 4/8/2007         66.70%               66.70%      801 West 15th Street
26     Arlington Center                 7/23/2007         78.60%               71.40%      4501 New York Avenue
27     Wildwood Communities MHP          7/9/2007         79.80%               72.80%      1 Birch Drive
28     Mission West Millbrook            7/3/2007         74.30%               69.70%      6200 Riese Drive
29     Cypress Medical Center            3/8/2007         70.20%               65.40%      9300 East 29th Street
30     Mission Mill Creek               2/26/2007         80.00%               74.80%      455 Arbor Place
31     Plantation Apartments            8/10/2007         73.10%               65.50%      211 Liberty Avenue
32     Oklahoma Central Park            2/22/2007         69.50%               62.80%      515-520 Lincoln Boulevard
33     Hampton Inn - Nashville          7/30/2007         48.50%               34.30%      310 Fourth Avenue South
34     Olde Lancaster Town Center        6/1/2007         75.10%               67.40%      15101 Lancaster Highway
35     Centre at Culpeper                9/1/2007         79.70%               79.70%      15131 - 15193 Montanus Drive
36     673 Brannan Street               4/18/2007         48.40%               46.40%      673 Brannan Street
37     725 Concord Avenue Medical        1/9/2007         78.30%               78.30%      725 Concord Avenue
       Office Building
38     6620 18th Avenue Retail(34)       5/1/2008         76.10%               71.50%      6620 18th Avenue
39     TN Office Portfolio - BGK          Various         77.30%               71.20%      Various
39.01  The Terraces                      5/8/2007                                          120 Market Place Drive
39.02  Estate Office Park                5/7/2007                                          962 Estate Drive
39.03  Pine Ridge                        5/8/2007                                          700 Illinois Avenue
39.04  Crossroad Commons                 5/8/2007                                          9051 Executive Park Drive
40     Merrimac Plaza                    6/8/2007         64.50%               60.50%      180 - 190 Haverhill Street
41     Inverness Business Center       12/21/2006         77.40%               77.40%      96-114 Inverness Circle East
       North
42     Foothills Commerce Center         5/3/2007         69.60%               59.80%      1020, 1030 and 1040 Winding Creek
       Buildings C, D & E                                                                  Road
43     Eastside Plaza 3 & 4              1/1/2008         75.60%               68.90%      1102 & 1300 Quince Street SE
44     Old National Town Center         9/13/2007         52.40%               52.40%      6175 Old National Highway
45     Geneva Portfolio(17)               Various         74.00%               57.80%      Various
45.01  Greensboro                        5/2/2007                                          8015 Piedmont Triad Parkway
45.02  Charlotte                         6/1/2007                                          1815 Starita Road
45.03  Ringgold                          5/9/2007                                          124 Gateway Drive
45.04  Wilmington                        5/4/2007                                          6725 Netherlands Drive
46     770 & 780 Garden Street          3/30/2007         69.40%               67.40%      770 & 780 Garden Street
47     509 212th Street                 3/30/2007         69.40%               67.40%      509 212th Street
48     Premier Landing                  7/28/2007         63.70%               60.00%      253-390 Premier Boulevard
49     555 South Woodward               11/1/2006         64.50%               54.30%      555 South Old Woodward Avenue
50     Hamilton Crossing                6/26/2007         79.20%               67.80%      2725 Hamilton Mill Road
51     Holiday Inn Express -            7/12/2007         74.80%               65.30%      505 Pharr Road
       Buckhead, GA
52     Boulder Ridge Apartments         7/21/2007         79.70%               70.60%      535 & 545 Boulder Drive
       Phase II(26)
53     West Town Apartments              1/8/2007         74.20%               69.20%      734 Mesa Hills Drive
54     Residence Inn - Livermore, CA    7/13/2007         69.60%               57.90%      1000 Airway Boulevard
55     University Parkway               2/22/2007         77.00%               66.10%      2500 Daniels Bridge Road
56     Mammoth Professional              5/1/2007         43.90%               43.90%      28494 Westinghouse Place
       Building
57     Walgreens Buckhead               3/31/2007         77.50%               77.50%      3658 Roswell Road
58     Holiday Inn Express Hotel &       7/1/2007         79.10%               67.90%      2600 Lake Cook Road
       Suites - Deerfield
59     Hoadly Marketplace               5/31/2007         74.30%               67.50%      6306-6356 Hoadly Road
60     Mountain Dream Center             6/5/2007         68.80%               68.80%      11105-11165 South Eastern Avenue
61     Eagle Electronics Office         4/18/2007         72.10%               67.70%      4725-4755 Centennial Boulevard
       Building
62     Sable Chase at Sherwood          6/26/2007         76.90%               68.70%      1860 Boulevard de Province
63     Maple Ridge Apartments II        8/22/2007         72.00%               63.30%      344 Red Maple Drive
64     6200 Seaforth Street             6/20/2007         75.90%               69.10%      6200 Seaforth Street
65     Twin Lakes Shopping Center       7/14/2007         80.00%               71.50%      2120 - 2324 SW 336th Street
66     Quioccasin Center Station        6/25/2007         73.20%               63.00%      8910-8982 Quioccasin Road
67     Fairmount Place Office           6/18/2007         67.90%               63.80%      4001 North 3rd Street
68     Bala Apartments                  8/23/2007         76.40%               68.20%      4920 City Avenue
69     12621 Featherwood                 8/4/2006         67.70%               60.30%      12621 Featherwood Drive
70     CT Beverage Mart Plaza            1/1/2008         61.90%               56.30%      955 Washington Street
71     University Suites                3/24/2007         78.00%               66.30%      23 Cat's Den Drive
72     Bent Tree Plaza I, II & III      7/19/2007         77.60%               74.20%      4950 Westgrove Drive, 16610 Dallas
                                                                                           Parkway and 16660 Dallas Parkway
73     Bel-Red Medical Dental            2/1/2008         71.70%               64.80%      13033 Bellevue-Redmond Road
       Center(27)
74     Woodbridge Apartments            5/24/2007         55.60%               55.60%      2700 Martin Drive
75     Autumn Ridge Medical Center      9/17/2007         74.70%               63.70%      5000 North 26th Street
76     Gadd Crossing                     3/7/2007         70.00%               70.00%      5510 Highway 153
77     Lodi City Center                 7/16/2007         40.90%               38.60%      109 North School Street
78     East Winchester                  7/10/2007         63.10%               63.10%      746 East Winchester Street
79     Mammoth Encinitas West           6/22/2007         48.90%               48.90%      171 Saxony Road
80     Airport Atrium Center             4/3/2007         64.30%               57.70%      5007 South Howell Avenue
81     Exton Office                     4/27/2007         64.30%               62.90%      191 Sheree Boulevard
82     Walgreen's - Miami, FL            7/1/2007         72.00%               72.00%      15711 SW 152 Street
83     Northdale Plaza                   7/2/2007         61.80%               55.50%      13980, 14000 & 14040 Northdale
                                                                                           Boulevard
84     53-83 Fourth Avenue              2/16/2007         75.40%               70.20%      53-83 Fourth Avenue
85     Burgard Industrial Park          6/18/2007         74.20%               63.90%      9125 North Time Oil Road
86     Wharton Mall(18)                  1/1/2007         74.30%               63.40%      350 North Main Street
87     Aldo South Beach                12/12/2006         63.80%               55.20%      751 Collins Avenue
88     Jefferson Industrial              3/5/2007         57.10%               49.30%      347-377 East Jefferson Boulevard
       Complex(19)
89     Broadway Lofts                   6/18/2007         75.00%               67.00%      672 and 698 Broadway
90     Kohl's Ground Lease - Forward    10/1/2007         69.40%               58.40%      Highland Road
91     Candlewood Suites                5/11/2007         67.60%               62.60%      16530 Northcross Drive
92     Capri Rialto Mobile Home         6/28/2007         72.70%               68.70%      200 West San Bernardino Avenue
       Estates
93     Creative Children Learning       4/23/2007         68.80%               60.70%      1305 SW 101st Road
       Centers - Davie, FL(20)
94     Creative Children Learning       4/19/2007         68.80%               60.70%      4390 Grove Park Drive
       Centers - Tallahassee, FL
95     San Gabriel Professional Center  4/18/2007         64.90%               55.80%      334, 340, 416 West Las Tunas Drive
96     Snoqualmie Ridge Phase IV Lot   10/24/2007         68.10%               59.70%      7726 Center Boulevard SE
       2
97     Woodlands Shopping Center        6/14/2007         79.50%               71.00%      13492 Research Boulevard
98     Sleep Inn - Lexington, KY        11/7/2006         59.80%               46.60%      1920 Plaudit Place
99     The Metcalf Plaza / Target       6/11/2007         77.90%               69.50%      7234-7254 & 7911 West 151st Street
       Center Shopping Centers
100    Colony Commons I and II          4/15/2007         65.00%               65.00%      2211 & 2251 FM 646
101    Broadway Apartments              5/10/2007         74.60%               59.10%      2309 West Broadway
102    14144 Ventura Office Building    7/17/2007         34.60%               34.60%      14144 Ventura Boulevard
103    550-552 West 21st Street(32)     7/26/2007         61.60%               58.00%      550-552 West 21st Street
104    Candlewood Suites,                6/8/2007         66.60%               57.40%      1560 Country Club Road
       Harrisonburg
105    Whitney National Bank            8/21/2007         53.80%               35.40%      2000 Ninety Eight Palms Boulevard
106    Walgreen's - Dallas, TX          6/13/2007         72.50%               72.50%      5001 Ross Avenue
107    Town Center Self Storage          7/7/2007         55.90%               52.60%      7701 40th Street
108    Allen Town Center(29)             7/9/2007         77.80%               69.90%      204-206 North Greenville Avenue
109    Holiday Inn Express -             1/9/2007         59.50%               46.90%      77 West Buckley Road
       Libertyville, IL
110    Staples - Golden, CO              1/5/2008         75.50%               69.40%      16631 West Colfax Avenue
111    St Andrews Place                 2/19/2007         68.50%               68.50%      2705 Old Fort Parkway
112    Beacon Point Service Center      4/18/2007         63.20%               63.20%      7700-7740 Service Center Drive
113    Padonia Plaza                    5/23/2007         60.20%               60.20%      22 West Padonia Road
114    Best Western Casa Villa Suites    8/9/2007         69.80%               55.10%      4317 South Expressway 83
       - Harlingen, TX
115    Borders Books & Music -           5/8/2007         66.40%               57.00%      4420 Mitchellville Road
       Bowie
116    Willow Bend                       3/6/2007         69.00%               69.00%      508, 510, 512, 514, 516, 518, 520 &
                                                                                           524 South Willow Avenue
117    796 Lexington Avenue             7/25/2007         65.20%               56.80%      796 Lexington Avenue
118    Padre Commons Plaza              9/13/2007         68.00%               58.50%      1502 Airline Road, Buildings A & B
119    Hampton Inn - Waycross, GA        9/7/2007         73.80%               58.60%      1720 Brunswick Highway 82
120    Starbucks Center South            2/1/2008         63.40%               53.70%      18012 West Valley Highway and
                                                                                           18016 71st Avenue South
121    Bridgeport Apartments            8/23/2007         69.20%               61.80%      330 West Third Street
122    Burchwood                         1/2/2007         76.00%               64.60%      324 Burchwood Bay Road
123    Jasper Mountain Highlands         7/2/2007         71.00%               64.00%      744 Noah Drive
       Shopping Center
124    Spokane Apartments                9/5/2007         65.10%               65.10%      Various
124.01 North Cliff Terrace               9/5/2007                                          840 West Cora Avenue
124.02 Hart Terrace                      9/5/2007                                          3308 East 11th Avenue
125    Wood Dale Towne Center            4/5/2007         61.10%               57.30%      359-391 Irving Park Road
126    NJVC Building                    7/16/2007         79.00%               68.20%      111 Manufacturers Drive
127    Holiday Inn Express -             4/1/2007         74.00%               49.50%      120 South Point Lane
       Livingston, TX
128    126 Chestnut Street              6/25/2007         71.30%               66.20%      126 Chestnut Street
129    Amcal Business Center            8/15/2007         55.60%               48.10%      30141 Agoura Road
130    Lost Creek Village               7/12/2007         70.50%               63.60%      1546 East Stacy Road
131    Mainstay Suites - Clute, TX       8/7/2007         71.00%               55.80%      1003 West Highway 332
132    Georgia Center For Total         4/27/2007         77.90%               67.00%      1000 Cowles Clinic Way
       Cancer Care
133    Town Fair Shopping Center         7/3/2007         64.30%               58.70%      39000-39150 State Street
134    Pioneer Square(29)                4/5/2007         64.30%               54.70%      4114 198th Street SW
135    Mansell Plaza                     6/1/2007         63.00%               63.00%      7855 North Point Parkway
136    Comfort Suites - Yulee, FL       7/27/2007         63.80%               50.40%      76043 Sidney Place
137    Stapleton Square                  9/6/2006         78.30%               70.80%      10515 & 10525 East 40th Avenue
138    County Inn - Mountainview,       4/18/2007         60.60%               52.10%      850 Leong Drive
       CA
139    Bluebonnet Crossing              4/18/2007         74.30%               69.10%      9618 Jefferson Highway (SR 73) &
                                                                                           4245 Bluebonnet Boulevard
140    Fletcher Square Shopping          7/2/2007         78.30%               70.10%      304 10th Street
       Center
141    Shoppes of Crabapple              8/6/2007         69.10%               66.10%      12330 Crabapple Road
142    Ridgeway Plaza                   5/15/2007         78.70%               67.80%      1580 Old Trolley Road
143    EZ Storage Headquarters          4/23/2007         71.30%               67.10%      8221 Snowden River Parkway
144    Office Depot - El Dorado, AR     6/22/2007         67.40%               61.40%      1601 North West Avenue
145    Brambleton Medical Center        5/17/2007         75.50%               64.10%      250 West Brambleton Avenue
146    Office Depot - Palestine, TX     6/20/2007         64.60%               58.80%      2117 South Loop 256
147    The Continental Ranch Retail      7/7/2007         56.30%               56.30%      8150 North Cortaro Road
       Center
148    State Street Retail              4/30/2007         72.90%               68.00%      2955 State Street
149    Westbrook Office Park             7/2/2007         74.20%               68.50%      8631 West Union Hills Drive
150    Days Inn Airport South -         6/19/2007         74.80%               59.80%      1540 Phoenix Boulevard
       College Park, GA(28)
151    Towne Place                       8/9/2007         66.70%               57.50%      155 Towne Lake Parkway
152    Cordes Professional Building     7/27/2007         73.20%               70.80%      2655 Cordes Drive
153    Ashford Plaza Retail Center      6/29/2008         73.90%               67.40%      12545 Briar Forest Drive
154    Muskegon Retail                  8/15/2007         61.10%               52.60%      1720 East Sternberg Road
155    Grogan's Forest Retail Center    6/19/2007         76.50%               69.70%      25114 Grogan's Mill Road
156    Sapphire Pointe                  5/10/2007         59.40%               59.40%      1911 Southeast Washington Street
157    Lofts at McIntire                 6/8/2007         56.50%               48.60%      510 McIntire Road
158    Sunset Medical Office Building   4/30/2007         78.10%               72.90%      601 Gadsden Highway
159    Richmond Street Studios          1/11/2008         68.40%               59.10%      117 Richmond Drive Southeast
160    Stamey Plaza                     6/13/2007         54.40%               46.40%      2702-2706 North Prospect Avenue
161    Shoppes at Greystone             7/10/2007         31.70%               30.00%      5403 US Highway 280

                                                                                                  Zip
ID     Property Name                                     City              County         State   Code   Year Built
--     ------------------------------------------- ---------------- -------------------- ------- ------- ----------
1      Lincoln Square                              Washington       District of Columbia DC      20004   2001
2      USFS Industrial Distribution                Various          Various              Various Various Various
       Portfolio(15)(31)(35)
2.01   15155 Northam Street(30)                    La Mirada        Los Angeles          CA      90638   1995
2.02   120 Longs Pond Road                         Lexington        Lexington            SC      29072   1988
2.03   7004 East Hanna Avenue                      Tampa            Hillsborough         FL      33610   1989
2.04   1685 West Cheyenne Avenue                   North Las Vegas  Clark                NV      89032   1997
2.05   7801 Statesville Road                       Charlotte        Mecklenburg          NC      28269   1992
2.06   300 Lawrence Drive                          Livermore        Alameda              CA      94551   1992
2.07   4550 West Buckeye Road                      Phoenix          Maricopa             AZ      85043   1989
2.08   8024 Telegraph Road                         Severn           Anne Arundel         MD      21144   1989
2.09   10211 North IH 35                           Oklahoma City    Oklahoma             OK      73131   1999
2.10   7598 NW 6th Avenue                          Boca Raton       Palm Beach           FL      33487   1993
2.11   11994 Livingston Road                       Manassas         Prince William       VA      20109   1985
2.12   1500 NC Hwy 39                              Zebulon          Wake                 NC      27597   1996
2.13   28001 Napier Road                           Wixom            Oakland              MI      48393   1999
2.14   11955 East Peakview Avenue                  Centennial       Arapahoe             CO      80111   1987
2.15   12301 Cumberland Road                       Fishers          Hamilton             IN      46038   1998
2.16   1899 N US Hwy 1                             Ormond Beach     Volusia              FL      32174   1986-1998
2.17   222 Otrobando Avenue P.O. Box 103(30)       Yantic           New London           CT      06389   1950, 1995
2.18   9605 54th Avenue North                      Plymouth         Hennepin             MN      55442   1986
2.19   W137 N9245 Highway 45                       Menomonee        Waukesha             WI      53051   1982
                                                   Falls
2.20   950 South Shiloh Road & 1992 Forest Lane    Garland          Dallas               TX      75042   1989
2.21   111 Alliant Drive                           Houston          Harris               TX      77032   2001
2.22   40 Fort Lewis Boulevard                     Salem            Salem                VA      24153   1972
2.23   755 Pierce Road                             Clifton Park     Saratoga             NY      12065   1986
2.24   8000 Bavaria Road                           Twinsburg        Summit               OH      44087   1991
2.25   10410 South 50th Place                      Phoenix          Maricopa             AZ      85044   1985
2.26   1 Quality Lane                              Streator         Livingston           IL      61364   1978
2.27   2850 Selma Highway                          Montgomery       Montgomery           AL      36108   1965
2.28   5445 Spellmire Drive                        Cincinnati       Butler               OH      45246   1988
2.29   1350/1400 North 10th Street                 Paducah          McCraken             KY      42001   1976
2.30   1044/1045 Garden Street                     Greensburg       Westmoreland         PA      15601   1956
2.31   4601 32nd Avenue South                      Grand Forks      Grand Forks          ND      58201   1994
2.32   5353 Nathan Lane North                      Plymouth         Hennepin             MN      55442   1990
2.33   125 Gardenville Parkway West                Cheektowaga      Erie                 NY      14224   1970
2.34   6315 John J Pershing Drive                  Omaha            Douglas              NE      68110   1990
2.35   3500 Saratoga Avenue(30)                    Bismarck         Burleigh             ND      58503   1996
2.36   333-340 North Claremont Avenue              Chicago          Cook                 IL      60612   1960
2.37   2575 Virginia Avenue                        Hurricane        Putnam               WV      25526   1969
2.38   345 Kino Drive                              Tucson           Pima                 AZ      85719   1960
3      Charles River Plaza North                   Boston           Suffolk              MA      02114   2005
4      85 Tenth Avenue                             New York         New York             NY      10011   1913
5      130 Prince Street                           New York         New York             NY      10012   1925
6      Georgian Towers                             Silver Spring    Montgomery           MD      20910   1968
7      1150 18th Street, NW                        Washington       District of Columbia DC      20036   1990
8      Quality King(16)(34)                        Bellport         Suffolk              NY      11713   2007
9      2 Journal Square                            Jersey City      Hudson               NJ      07306   1987
10     Seattle Space Needle                        Seattle          King                 WA      98109   1962
11     CGM RRI Hotel Portfolio                     Various          Various              Various Various Various
11.01  Red Roof Inn Washington Downtown            Washington       District of Columbia DC      20001   1986
11.02  Red Roof Inn Long Island                    Westbury         Nassau               NY      11590   2002
11.03  Red Roof Inn Miami Airport                  Miami            Miami-Dade           FL      33134   1984
11.04  Red Roof Inn Greater Washington Manassas    Manassas         Prince William       VA      20109   1988
11.05  Red Roof Inn Ann Arbor University North     Ann Arbor        Washtenaw            MI      48105   1980
11.06  Red Roof Inn Fort Lauderdale                Fort Lauderdale  Broward              FL      33309   1989
11.07  Red Roof Inn Tampa Brandon                  Tampa            Hillsborough         FL      33619   1987
11.08  Red Roof Inn Phoenix Chandler               Chandler         Maricopa             AZ      85226   1998
11.09  Red Roof Inn Wilmington                     Newark           New Castle           DE      19713   1988
11.10  Red Roof Inn Atlanta Druid Hills            Atlanta          DeKalb               GA      30329   1985
11.11  Red Roof Inn BW Parkway                     Hanover          Anne Arundel         MD      21076   1984
11.12  Red Roof Inn Tinton Falls                   Tinton Falls     Monmouth             NJ      07724   1987
11.13  Red Roof Inn Baltimore North Timonium       Timonium         Baltimore            MD      21093   1991
11.14  Red Roof Inn Boston Northeast Saugus        Saugus           Essex                MA      01906   2002
11.15  Red Roof Inn Joliet                         Joliet           Will                 IL      60436   1982
11.16  Red Roof Inn Chicago Naperville             Naperville       DuPage               IL      60563   1989
11.17  Red Roof Inn Chicago Northbrook             Deerfield        Cook                 IL      60015   1988
11.18  Red Roof Inn Phoenix Airport                Tempe            Maricopa             AZ      85281   1999
11.19  Red Roof Inn Louisville Airport             Louisville       Jefferson            KY      40213   1985
11.20  Red Roof Inn Phoenix Bell Road              Phoenix          Maricopa             AZ      85053   1997
11.21  Red Roof Inn Cleveland Independence         Independence     Cuyahoga             OH      44131   1977
11.22  Red Roof Inn Erie                           Erie             Erie                 PA      16509   1980
11.23  Red Roof Inn El Paso East                   El Paso          El Paso              TX      79936   1995
11.24  Red Roof Inn St Clairsville                 St Clairsville   Belmont              OH      43950   1983
11.25  Red Roof Inn Austin Round Rock              Round Rock       Williamson           TX      78681   1996
11.26  Red Roof Inn Knoxville West                 Knoxville        Knox                 TN      37922   1987
11.27  Red Roof Inn Binghamton                     Johnson City     Broome               NY      13790   1989
11.28  Red Roof Inn Wilkes Barre                   Wilkes Barre     Luzerne              PA      18702   1986
11.29  Red Roof Inn Pittsburgh Airport             Pittsburgh       Allegheny            PA      15205   1977
11.30  Red Roof Inn Chicago Hoffman Estates        Hoffman Estates  Cook                 IL      60169   1989
11.31  Red Roof Inn Enfield                        Enfield          Hartford             CT      06082   1984
11.32  Red Roof Inn West Springfield               West Springfield Hampden              MA      01089   1988
11.33  Red Roof Inn Canton                         North Canton     Stark                OH      44720   1975
11.34  Red Roof Inn Detroit Farmington Hills       Farmington Hills Oakland              MI      48335   1979
11.35  Red Roof Inn Edison                         Edison           Middlesex            NJ      08817   1988
11.36  Red Roof Inn Princeton North                Monmouth         Middlesex            NJ      08852   1989
                                                   Junction
11.37  Red Roof Inn Hickory                        Hickory          Catawba              NC      28602   1986
11.38  Red Roof Inn Asheville West                 Asheville        Buncombe             NC      28806   1986
11.39  Red Roof Inn Richmond South                 Richmond         Richmond City        VA      23234   1982
11.40  Red Roof Inn Columbus West                  Columbus         Franklin             OH      43228   1974
11.41  Red Roof Inn Greensboro Airport             Greensboro       Guilford             NC      27409   1986
11.42  Red Roof Inn Cincinnati Northeast Blue Ash  Blue Ash         Hamilton             OH      45242   1984
11.43  Red Roof Inn Johnson City                   Johnson City     Washington           TN      37601   1990
11.44  Red Roof Inn Detroit Troy                   Troy             Oakland              MI      48083   1975
11.45  Red Roof Inn Cincinnati Sharonville         Sharonville      Hamilton             OH      45241   1987
11.46  Red Roof Inn West Monroe                    West Monroe      Ouachita             LA      71292   1986
11.47  Red Roof Inn Detroit Madison Heights        Madison Heights  Oakland              MI      48071   1982
11.48  Red Roof Inn Kansas City Overland Park      Overland Park    Johnson              KS      66211   1981
11.49  Red Roof Inn Greenville                     Greenville       Greenville           SC      29607   1983
11.50  Red Roof Inn New London                     New London       New London           CT      06320   1986
11.51  Red Roof Inn Nashville South                Nashville        Davidson             TN      37204   1986
11.52  Red Roof Inn Jamestown Falconer             Falconer         Chautauqua           NY      14733   1987
12     Royale Retail Condominium                   New York         New York             NY      10065   1986
13     Great Escape Lodge(34)                      Queensbury       Warren               NY      12804   2005
14     California Department Store Portfolio(21)   Various          Various              CA      Various Various
14.01  Nordstrom - San Diego                       San Diego        San Diego            CA      92108   1969
14.02  Macy's - Pleasanton                         Pleasanton       Alameda              CA      94588   1981
14.03  Macy's - Laguna Hills                       Laguna Hills     Orange               CA      92653   1974
15     Copper Beech Townhomes - Statesboro, GA     Statesboro       Bulloch              GA      30458   2007
16     Serrano Highlands                           Lake Forest      Orange               CA      92630   1983
17     Town Center East Building 3                 Tumwater         Thurston             WA      98501   2006
18     Spanish Ranch MHP                           Hayward          Alameda              CA      94544   1970
19     Versar Center Office Building               Springfield      Fairfax              VA      22151   1982, 1987
20     Parkway Plaza                               Norman           Cleveland            OK      73072   1996-1999
21     The Clubs at Rhodes Ranch                   Las Vegas        Clark                NV      89148   2001
22     Hotel deLuxe(34)                            Portland         Multnomah            OR      97205   1913
23     Valley Freeway Center                       Henderson        Clark                NV      89011   2000-2003
24     Chicago Bridge & Iron(33)                   Plainfield       Will                 IL      60544   1958-1991
25     Creekwalk Village                           Plano            Collin               TX      75075   1994
26     Arlington Center                            Arlington        Tarrant              TX      76018   2000
27     Wildwood Communities MHP                    Sandwich         La Salle             IL      60548   1977,
                                                                                                         1999-2006
28     Mission West Millbrook                      Raleigh          Wake                 NC      27613   1982, 1985
29     Cypress Medical Center                      Wichita          Sedgwick             KS      67226   2000-2003
30     Mission Mill Creek                          Antioch          Davidson             TN      37013   1985
31     Plantation Apartments                       Lafayette        Lafayette            LA      70508   1995
32     Oklahoma Central Park                       Oklahoma City    Oklahoma             OK      73105   1982-1984
33     Hampton Inn - Nashville                     Nashville        Davidson             TN      37201   2007
34     Olde Lancaster Town Center                  Charlotte        Mecklenburg          NC      28277   2007
35     Centre at Culpeper                          Culpeper         Culpeper             VA      22701   2007
36     673 Brannan Street                          San Francisco    San Francisco        CA      94107   2007
37     725 Concord Avenue Medical Office Building  Cambridge        Middlesex            MA      02138   1983
38     6620 18th Avenue Retail(34)                 Brooklyn         Kings                NY      11204   1931
39     TN Office Portfolio - BGK                   Various          Various              TN      Various Various
39.01  The Terraces                                Knoxville        Knox                 TN      37922   1987-1990
39.02  Estate Office Park                          Memphis          Shelby               TN      38119   1982
39.03  Pine Ridge                                  Oak Ridge        Anderson             TN      37830   1985
39.04  Crossroad Commons                           Knoxville        Knox                 TN      37923   1980
40     Merrimac Plaza                              Methuen          Essex                MA      01844   1970
41     Inverness Business Center North             Englewood        Arapahoe             CO      80112   1981
42     Foothills Commerce Center Buildings C,      Roseville        Placer               CA      95678   2005
       D & E
43     Eastside Plaza 3 & 4                        Olympia          Thurston             WA      98501   1983
44     Old National Town Center                    Atlanta          Fulton               GA      30349   2007
45     Geneva Portfolio(17)                        Various          Various              Various Various Various
45.01  Greensboro                                  Greensboro       Guilford             NC      27409   1999
45.02  Charlotte                                   Charlotte        Mecklenburg          NC      28206   1987
45.03  Ringgold                                    Ringgold         Catoosa              GA      30736   1991
45.04  Wilmington                                  Wilmington       New Hanover          NC      28405   1990
46     770 & 780 Garden Street                     Bronx            Bronx                NY      10460   1928
47     509 212th Street                            New York         New York             NY      10034   1922
48     Premier Landing                             Roanoke Rapids   Halifax              NC      27870   2003, 2006
49     555 South Woodward                          Birmingham       Oakland              MI      48009   1974
50     Hamilton Crossing                           Buford           Gwinnett             GA      30519   2006
51     Holiday Inn Express - Buckhead, GA          Atlanta          Fulton               GA      30305   1990
52     Boulder Ridge Apartments Phase II(26)       Duluth           Saint Louis          MN      55811   2007
53     West Town Apartments                        El Paso          El Paso              TX      79912   1973
54     Residence Inn - Livermore, CA               Livermore        Alameda              CA      94551   1989
55     University Parkway                          Athens           Oconee               GA      30606   2006
56     Mammoth Professional Building               Santa Clarita    Los Angeles          CA      91355   2002
57     Walgreens Buckhead                          Atlanta          Fulton               GA      30342   2007
58     Holiday Inn Express Hotel & Suites -        Riverwoods       Lake                 IL      60015   2001
       Deerfield
59     Hoadly Marketplace                          Manassas         Prince William       VA      20112   2005
60     Mountain Dream Center                       Henderson        Clark                NV      89052   2003
61     Eagle Electronics Office Building           Colorado Springs El Paso              CO      80919   1998
62     Sable Chase at Sherwood                     Baton Rouge      East Baton Rouge     LA      70816   1973
63     Maple Ridge Apartments II                   Blacksburg       Montgomery           VA      24060   2007
64     6200 Seaforth Street                        Baltimore        Baltimore City       MD      21224   1983
65     Twin Lakes Shopping Center                  Federal Way      King                 WA      98023   1986-1989
66     Quioccasin Center Station                   Richmond         Henrico              VA      23229   1986
67     Fairmount Place Office                      Phoenix          Maricopa             AZ      85012   1984
68     Bala Apartments                             Philadelphia     Philadelphia         PA      19131   1910-1963
69     12621 Featherwood                           Houston          Harris               TX      77034   1983
70     CT Beverage Mart Plaza                      Middletown       Middlesex            CT      06457   1995
71     University Suites                           Cullowhee        Jackson              NC      28723   2005
72     Bent Tree Plaza I, II & III                 Dallas           Dallas               TX      75248   1979, 1982
73     Bel-Red Medical Dental Center(27)           Bellevue         King                 WA      98005   2006
74     Woodbridge Apartments                       Bedford          Tarrant              TX      76021   1983
75     Autumn Ridge Medical Center                 Lincoln          Lancaster            NE      68521   1997
76     Gadd Crossing                               Chattanooga      Hamilton             TN      37343   1989
77     Lodi City Center                            Lodi             San Joaquin          CA      95240   2001
78     East Winchester                             Murray           Salt Lake City       UT      84107   1998
79     Mammoth Encinitas West                      Encinitas        San Diego            CA      92024   2003
80     Airport Atrium Center                       Milwaukee        Milwaukee            WI      53207   1989
81     Exton Office                                Exton            Chester              PA      19341   2002
82     Walgreen's - Miami, FL                      Miami            Miami-Dade           FL      33187   2007
83     Northdale Plaza                             Hassan Township  Hennepin             MN      55374   2003 /2005
84     53-83 Fourth Avenue                         Needham          Norfolk              MA      02494   1962
85     Burgard Industrial Park                     Portland         Multnomah            OR      97203   1979
86     Wharton Mall(18)                            Wharton          Morris               NJ      07885   1973
87     Aldo South Beach                            Miami Beach      Miami-Dade           FL      33139   1952
88     Jefferson Industrial Complex(19)            Los Angeles      Los Angeles          CA      90011   1967 /
                                                                                                         1978
89     Broadway Lofts                              Macon            Bibb                 GA      31201   1930
90     Kohl's Ground Lease - Forward               White Lake       Oakland              MI      48383   2007
91     Candlewood Suites                           Huntersville     Mecklenberg          NC      28079   2001
92     Capri Rialto Mobile Home Estates            Rialto           San Bernardino       CA      92376   1978
93     Creative Children Learning Centers - Davie, Davie            Broward              FL      33324   2001 /
       FL(20)                                                                                            2003
94     Creative Children Learning Centers -        Tallahassee      Leon                 FL      32311   2004
       Tallahassee, FL
95     San Gabriel Professional Center             San Gabriel      Los Angeles          CA      91776   1952, 1979
96     Snoqualmie Ridge Phase IV Lot 2             Snoqualmie       King                 WA      98065   2007
97     Woodlands Shopping Center                   Austin           Williamson           TX      78750   1982
98     Sleep Inn - Lexington, KY                   Lexington        Fayette              KY      40509   1999
99     The Metcalf Plaza / Target Center Shopping  Overland Park    Johnson              KS      66223   2007
       Centers
100    Colony Commons I and II                     League City      Galveston            TX      77573   2005
101    Broadway Apartments                         Columbia         Boone                MO      65203   1967
102    14144 Ventura Office Building               Sherman Oaks     Los Angeles          CA      91423   1983
103    550-552 West 21st Street(32)                New York         New York             NY      10011   1945
104    Candlewood Suites, Harrisonburg             Harrisonburg     Harrisonburg City    VA      22802   2006
105    Whitney National Bank                       Destin           Okaloosa             FL      32541   2002
106    Walgreen's - Dallas, TX                     Dallas           Dallas               TX      75206   2003
107    Town Center Self Storage                    University Place Pierce               WA      98466   1999
108    Allen Town Center(29)                       Allen            Collin               TX      75002   1985
109    Holiday Inn Express - Libertyville, IL      Libertyville     Lake                 IL      60048   1999
110    Staples - Golden, CO                        Golden           Jefferson            CO      80401   2007
111    St Andrews Place                            Murfreesboro     Rutherford           TN      37128   2005
112    Beacon Point Service Center                 West Chester     Butler               OH      45069   1989
113    Padonia Plaza                               Timonium         Baltimore            MD      21093   1979
114    Best Western Casa Villa Suites - Harlingen, Harlingen        Cameron              TX      78550   2004
       TX
115    Borders Books & Music - Bowie               Bowie            Prince George's      MD      20716   1996
116    Willow Bend                                 Cookeville       Putnam               TN      38501   1984
117    796 Lexington Avenue                        New York         New York             NY      10065   1910
118    Padre Commons Plaza                         Corpus Christi   Nueces               TX      78412   2005
119    Hampton Inn - Waycross, GA                  Waycross         Ware                 GA      31501   1998
120    Starbucks Center South                      Kent             King                 WA      98032   2007
121    Bridgeport Apartments                       Bridgeport       Montgomery           PA      19405   1968
122    Burchwood                                   Hot Springs      Garland              AR      71913   1996
123    Jasper Mountain Highlands Shopping Center   Jasper           Pickens              GA      30143   2005
124    Spokane Apartments                          Spokane          Spokane              WA      Various Various
124.01 North Cliff Terrace                         Spokane          Spokane              WA      99205   1994
124.02 Hart Terrace                                Spokane          Spokane              WA      99202   1991
125    Wood Dale Towne Center                      Wood Dale        DuPage               IL      60191   1994
126    NJVC Building                               Arnold           Jefferson            MO      63010   1998, 2004
127    Holiday Inn Express - Livingston, TX        Livingston       Polk                 TX      77351   1999
128    126 Chestnut Street                         Philadelphia     Philadelphia         PA      19106   1857
129    Amcal Business Center                       Agoura Hills     Los Angeles          CA      91301   1989
130    Lost Creek Village                          Allen            Collin               TX      75002   2004
131    Mainstay Suites - Clute, TX                 Clute            Brazoria             TX      77531   2000
132    Georgia Center For Total Cancer Care        Greensboro       Greene               GA      30642   2006
133    Town Fair Shopping Center                   Fremont          Alameda              CA      94538   1973
134    Pioneer Square(29)                          Lynnwood         Snohomish            WA      98036   1978
135    Mansell Plaza                               Alpharetta       Fulton               GA      30022   1998
136    Comfort Suites - Yulee, FL                  Yulee            Nassau               FL      32097   1999
137    Stapleton Square                            Denver           Denver               CO      80239   1978
138    County Inn - Mountainview, CA               Mountain View    Santa Clara          CA      94043   1978
139    Bluebonnet Crossing                         Baton Rouge      East Baton Rouge     LA      70809   2004
140    Fletcher Square Shopping Center             Dunbar           Kanawha              WV      25064   1950
141    Shoppes of Crabapple                        Roswell          Fulton               GA      30075   2006
142    Ridgeway Plaza                              Summerville      Dorchester           SC      29485   1998
143    EZ Storage Headquarters                     Columbia         Howard               MD      21045   2004
144    Office Depot - El Dorado, AR                El Dorado        Union                AR      71730   2000
145    Brambleton Medical Center                   Norfolk          Norfolk City         VA      23510   1983
146    Office Depot - Palestine, TX                Palestine        Anderson             TX      75801   1999
147    The Continental Ranch Retail Center         Marana           Pima                 AZ      85743   2007
148    State Street Retail                         Salem            Mahoning             OH      44460   2003
149    Westbrook Office Park                       Peoria           Maricopa             AZ      85382   2005
150    Days Inn Airport South - College Park,      College Park     Clayton              GA      30349   1996
       GA(28)
151    Towne Place                                 Woodstock        Cherokee             GA      30188   1990
152    Cordes Professional Building                Sugar Land       Fort Bend            TX      77479   2005
153    Ashford Plaza Retail Center                 Houston          Harris               TX      77077   1998
154    Muskegon Retail                             Fruitport        Muskegon             MI      49444   2006/2007
                                                   Township
155    Grogan's Forest Retail Center               Spring           Montgomery           TX      77380   1998
156    Sapphire Pointe                             Idabel           McCurtain            OK      74745   2005
157    Lofts at McIntire                           Charlottesville  Charlottesville City VA      22902   2001
158    Sunset Medical Office Building              Birmingham       Jefferson            AL      35235   1985
159    Richmond Street Studios                     Albuquerque      Bernalillo           NM      87106   2006
160    Stamey Plaza                                Champaign        Champaign            IL      61822   2006
161    Shoppes at Greystone                        Hoover           Shelby               AL      35242   2006

                                                                                            Loan per
                                                                          Net                  Net
                                                                        Rentable            Rentable
                                                                        Area SF/            Area SF/
                                                                         rooms/              rooms/
                                                               Year      units/   Units of   units/
ID     Property Name                                         Renovated  pads(13)  Measure  pads(8)(10)
--     ---------------------------------------------------- ----------- --------- -------- -----------
1      Lincoln Square                                                     405,978 Sq. Ft.        542
2      USFS Industrial Distribution Portfolio(15)(31)(35)   Various     9,042,097 Sq. Ft.         52
2.01   15155 Northam Street(30)                             2000, 2005    436,739 Sq. Ft.
2.02   120 Longs Pond Road                                  1992, 2004    504,627 Sq. Ft.
2.03   7004 East Hanna Avenue                               2006          336,634 Sq. Ft.
2.04   1685 West Cheyenne Avenue                                          307,790 Sq. Ft.
2.05   7801 Statesville Road                                1997          427,894 Sq. Ft.
2.06   300 Lawrence Drive                                   2002          330,250 Sq. Ft.
2.07   4550 West Buckeye Road                               1998          313,900 Sq. Ft.
2.08   8024 Telegraph Road                                  1998          346,271 Sq. Ft.
2.09   10211 North IH 35                                    2007          321,769 Sq. Ft.
2.10   7598 NW 6th Avenue                                                 172,200 Sq. Ft.
2.11   11994 Livingston Road                                1995, 1998,   287,080 Sq. Ft.
                                                            2007
2.12   1500 NC Hwy 39                                       2007          394,065 Sq. Ft.
2.13   28001 Napier Road                                                  286,800 Sq. Ft.
2.14   11955 East Peakview Avenue                           1998          381,032 Sq. Ft.
2.15   12301 Cumberland Road                                              229,062 Sq. Ft.
2.16   1899 N US Hwy 1                                                    202,143 Sq. Ft.
2.17   222 Otrobando Avenue P.O. Box 103(30)                1999          240,609 Sq. Ft.
2.18   9605 54th Avenue North                                             219,530 Sq. Ft.
2.19   W137 N9245 Highway 45                                1988          172,826 Sq. Ft.
2.20   950 South Shiloh Road & 1992 Forest Lane             2007          357,370 Sq. Ft.
2.21   111 Alliant Drive                                                  167,939 Sq. Ft.
2.22   40 Fort Lewis Boulevard                              2002          356,178 Sq. Ft.
2.23   755 Pierce Road                                      1996          150,000 Sq. Ft.
2.24   8000 Bavaria Road                                    2005          167,575 Sq. Ft.
2.25   10410 South 50th Place                                              62,388 Sq. Ft.
2.26   1 Quality Lane                                       1995          155,100 Sq. Ft.
2.27   2850 Selma Highway                                   1999          304,112 Sq. Ft.
2.28   5445 Spellmire Drive                                               203,958 Sq. Ft.
2.29   1350/1400 North 10th Street                          1998          155,994 Sq. Ft.
2.30   1044/1045 Garden Street                              2006          323,900 Sq. Ft.
2.31   4601 32nd Avenue South                               2004          119,220 Sq. Ft.
2.32   5353 Nathan Lane North                               2007           79,855 Sq. Ft.
2.33   125 Gardenville Parkway West                         1988, 1998    150,104 Sq. Ft.
2.34   6315 John J Pershing Drive                           2003          107,000 Sq. Ft.
2.35   3500 Saratoga Avenue(30)                             2005, 2006     65,800 Sq. Ft.
2.36   333-340 North Claremont Avenue                                      47,700 Sq. Ft.
2.37   2575 Virginia Avenue                                 1977, 1980,   137,337 Sq. Ft.
                                                            1981, 1988,
                                                            1997-2001
2.38   345 Kino Drive                                       2001           19,346 Sq. Ft.
3      Charles River Plaza North                                          354,594 Sq. Ft.        818
4      85 Tenth Avenue                                      2002          601,548 Sq. Ft.        449
5      130 Prince Street                                    1989           77,378 Sq. Ft.        905
6      Georgian Towers                                      2006              890 Units      140,449
7      1150 18th Street, NW                                 2004          166,518 Sq. Ft.        282
8      Quality King(16)(34)                                               571,408 Sq. Ft.         70
9      2 Journal Square                                                   276,164 Sq. Ft.        144
10     Seattle Space Needle                                 1982, 2000,    35,837 Sq. Ft.      1,381
                                                            2007
11     CGM RRI Hotel Portfolio                              Various         6,030 Rooms       51,375
11.01  Red Roof Inn Washington Downtown                     2006              196 Rooms
11.02  Red Roof Inn Long Island                                               163 Rooms
11.03  Red Roof Inn Miami Airport                           2005              200 Rooms
11.04  Red Roof Inn Greater Washington Manassas             2003              119 Rooms
11.05  Red Roof Inn Ann Arbor University North              2004              108 Rooms
11.06  Red Roof Inn Fort Lauderdale                         2006              104 Rooms
11.07  Red Roof Inn Tampa Brandon                           2004              120 Rooms
11.08  Red Roof Inn Phoenix Chandler                        2006              131 Rooms
11.09  Red Roof Inn Wilmington                              2004              119 Rooms
11.10  Red Roof Inn Atlanta Druid Hills                     2005              115 Rooms
11.11  Red Roof Inn BW Parkway                              2002              108 Rooms
11.12  Red Roof Inn Tinton Falls                            2005              119 Rooms
11.13  Red Roof Inn Baltimore North Timonium                2002              137 Rooms
11.14  Red Roof Inn Boston Northeast Saugus                                   117 Rooms
11.15  Red Roof Inn Joliet                                  2005              108 Rooms
11.16  Red Roof Inn Chicago Naperville                      2005              119 Rooms
11.17  Red Roof Inn Chicago Northbrook                      2004              117 Rooms
11.18  Red Roof Inn Phoenix Airport                         2006              125 Rooms
11.19  Red Roof Inn Louisville Airport                      2005              109 Rooms
11.20  Red Roof Inn Phoenix Bell Road                       2006              125 Rooms
11.21  Red Roof Inn Cleveland Independence                  2002              108 Rooms
11.22  Red Roof Inn Erie                                    2005              110 Rooms
11.23  Red Roof Inn El Paso East                                              122 Rooms
11.24  Red Roof Inn St Clairsville                          2006              108 Rooms
11.25  Red Roof Inn Austin Round Rock                                         107 Rooms
11.26  Red Roof Inn Knoxville West                                            114 Rooms
11.27  Red Roof Inn Binghamton                              2006              107 Rooms
11.28  Red Roof Inn Wilkes Barre                            2005              115 Rooms
11.29  Red Roof Inn Pittsburgh Airport                      2006              120 Rooms
11.30  Red Roof Inn Chicago Hoffman Estates                 2004              119 Rooms
11.31  Red Roof Inn Enfield                                 2005              108 Rooms
11.32  Red Roof Inn West Springfield                        2007              111 Rooms
11.33  Red Roof Inn Canton                                  2007              108 Rooms
11.34  Red Roof Inn Detroit Farmington Hills                2004              108 Rooms
11.35  Red Roof Inn Edison                                  2007              133 Rooms
11.36  Red Roof Inn Princeton North                         2004              119 Rooms
11.37  Red Roof Inn Hickory                                                   108 Rooms
11.38  Red Roof Inn Asheville West                                            109 Rooms
11.39  Red Roof Inn Richmond South                          2006              114 Rooms
11.40  Red Roof Inn Columbus West                           2005               79 Rooms
11.41  Red Roof Inn Greensboro Airport                                        112 Rooms
11.42  Red Roof Inn Cincinnati Northeast Blue Ash           2006              108 Rooms
11.43  Red Roof Inn Johnson City                            2003              115 Rooms
11.44  Red Roof Inn Detroit Troy                            2004              109 Rooms
11.45  Red Roof Inn Cincinnati Sharonville                  2007              108 Rooms
11.46  Red Roof Inn West Monroe                                                97 Rooms
11.47  Red Roof Inn Detroit Madison Heights                 2004              108 Rooms
11.48  Red Roof Inn Kansas City Overland Park                                 106 Rooms
11.49  Red Roof Inn Greenville                              2007              108 Rooms
11.50  Red Roof Inn New London                              2005              108 Rooms
11.51  Red Roof Inn Nashville South                                            85 Rooms
11.52  Red Roof Inn Jamestown Falconer                      2000               80 Rooms
12     Royale Retail Condominium                                           40,500 Sq. Ft.        836
13     Great Escape Lodge(34)                                                 200 Rooms      165,000
14     California Department Store Portfolio(21)            Various       560,919 Sq. Ft.         56
14.01  Nordstrom - San Diego                                1982, 1997    225,919 Sq. Ft.
14.02  Macy's - Pleasanton                                  1996, 1999    175,000 Sq. Ft.
14.03  Macy's - Laguna Hills                                1999          160,000 Sq. Ft.
15     Copper Beech Townhomes - Statesboro, GA                                246 Units      126,016
16     Serrano Highlands                                                      240 Units      125,000
17     Town Center East Building 3                                        147,559 Sq. Ft.        197
18     Spanish Ranch MHP                                                      462 Pads        60,606
19     Versar Center Office Building                        2002          217,396 Sq. Ft.        129
20     Parkway Plaza                                                      262,624 Sq. Ft.        104
21     The Clubs at Rhodes Ranch                                              270 Units       88,889
22     Hotel deLuxe(34)                                     2006              130 Rooms      184,615
23     Valley Freeway Center                                              228,123 Sq. Ft.         96
24     Chicago Bridge & Iron(33)                            2007          176,025 Sq. Ft.        122
25     Creekwalk Village                                                  174,484 Sq. Ft.        122
26     Arlington Center                                                   171,540 Sq. Ft.        122
27     Wildwood Communities MHP                                               478 Pads        42,887
28     Mission West Millbrook                               2004-2007         368 Units       51,630
29     Cypress Medical Center                                              76,458 Sq. Ft.        237
30     Mission Mill Creek                                                     336 Units       53,571
31     Plantation Apartments                                2006              222 Units       80,180
32     Oklahoma Central Park                                              241,366 Sq. Ft.         72
33     Hampton Inn - Nashville                                                154 Rooms      107,143
34     Olde Lancaster Town Center                                          78,136 Sq. Ft.        205
35     Centre at Culpeper                                                  72,995 Sq. Ft.        216
36     673 Brannan Street                                                      60 Units      258,333
37     725 Concord Avenue Medical Office Building                          85,226 Sq. Ft.        172
38     6620 18th Avenue Retail(34)                          2007           12,872 Sq. Ft.      1,088
39     TN Office Portfolio - BGK                                          203,669 Sq. Ft.         60
39.01  The Terraces                                                        69,633 Sq. Ft.
39.02  Estate Office Park                                                  41,733 Sq. Ft.
39.03  Pine Ridge                                                          60,000 Sq. Ft.
39.04  Crossroad Commons                                                   32,303 Sq. Ft.
40     Merrimac Plaza                                       1983          116,964 Sq. Ft.        105
41     Inverness Business Center North                                    155,227 Sq. Ft.         77
42     Foothills Commerce Center Buildings C, D & E                       108,729 Sq. Ft.        103
43     Eastside Plaza 3 & 4                                 2006           70,859 Sq. Ft.        154
44     Old National Town Center                                            98,993 Sq. Ft.        110
45     Geneva Portfolio(17)                                 Various       142,636 Sq. Ft.         75
45.01  Greensboro                                           2005           84,745 Sq. Ft.
45.02  Charlotte                                                           22,487 Sq. Ft.
45.03  Ringgold                                                            23,308 Sq. Ft.
45.04  Wilmington                                                          12,096 Sq. Ft.
46     770 & 780 Garden Street                                                111 Units       64,730
47     509 212th Street                                                        51 Units       68,627
48     Premier Landing                                                    126,447 Sq. Ft.         83
49     555 South Woodward                                                  84,836 Sq. Ft.        118
50     Hamilton Crossing                                                   48,470 Sq. Ft.        204
51     Holiday Inn Express - Buckhead, GA                   2004               87 Rooms      109,036
52     Boulder Ridge Apartments Phase II(26)                                   94 Units       97,872
53     West Town Apartments                                                   192 Units       46,875
54     Residence Inn - Livermore, CA                        2006               96 Rooms       93,583
55     University Parkway                                                  64,933 Sq. Ft.        135
56     Mammoth Professional Building                                       60,335 Sq. Ft.        144
57     Walgreens Buckhead                                                  15,717 Sq. Ft.        541
58     Holiday Inn Express Hotel & Suites - Deerfield                         115 Rooms       72,865
59     Hoadly Marketplace                                                  47,904 Sq. Ft.        174
60     Mountain Dream Center                                               41,038 Sq. Ft.        196
61     Eagle Electronics Office Building                                   79,867 Sq. Ft.        100
62     Sable Chase at Sherwood                              2006              208 Units       38,462
63     Maple Ridge Apartments II                                               97 Units       80,928
64     6200 Seaforth Street                                                58,541 Sq. Ft.        133
65     Twin Lakes Shopping Center                           2007           31,990 Sq. Ft.        233
66     Quioccasin Center Station                                           76,653 Sq. Ft.         91
67     Fairmount Place Office                               2002           77,169 Sq. Ft.         89
68     Bala Apartments                                                        145 Units       46,897
69     12621 Featherwood                                    1999           86,261 Sq. Ft.         75
70     CT Beverage Mart Plaza                               2007           44,000 Sq. Ft.        148
71     University Suites                                                       72 Units       89,862
72     Bent Tree Plaza I, II & III                                         80,606 Sq. Ft.         79
73     Bel-Red Medical Dental Center(27)                                   25,898 Sq. Ft.        235
74     Woodbridge Apartments                                                  272 Units       22,059
75     Autumn Ridge Medical Center                          2007           36,424 Sq. Ft.        164
76     Gadd Crossing                                        2006           74,347 Sq. Ft.         77
77     Lodi City Center                                                    49,571 Sq. Ft.        116
78     East Winchester                                                     45,289 Sq. Ft.        123
79     Mammoth Encinitas West                                              30,694 Sq. Ft.        179
80     Airport Atrium Center                                               59,791 Sq. Ft.         90
81     Exton Office                                                        40,579 Sq. Ft.        133
82     Walgreen's - Miami, FL                                              14,820 Sq. Ft.        364
83     Northdale Plaza                                                     35,774 Sq. Ft.        151
84     53-83 Fourth Avenue                                  1995           53,775 Sq. Ft.         99
85     Burgard Industrial Park                                            100,000 Sq. Ft.         53
86     Wharton Mall(18)                                     2000           45,207 Sq. Ft.        115
87     Aldo South Beach                                     1997, 2006      4,240 Sq. Ft.      1,219
88     Jefferson Industrial Complex(19)                                    64,500 Sq. Ft.         79
89     Broadway Lofts                                       2001               89 Units       57,506
90     Kohl's Ground Lease - Forward                                       88,800 Sq. Ft.         57
91     Candlewood Suites                                    2006               75 Rooms       66,667
92     Capri Rialto Mobile Home Estates                                       137 Pads        36,496
93     Creative Children Learning Centers - Davie, FL(20)                  16,554 Sq. Ft.        191
94     Creative Children Learning Centers - Tallahassee, FL                 9,600 Sq. Ft.        191
95     San Gabriel Professional Center                      2007           29,068 Sq. Ft.        172
96     Snoqualmie Ridge Phase IV Lot 2                                     17,527 Sq. Ft.        282
97     Woodlands Shopping Center                            1995           32,095 Sq. Ft.        151
98     Sleep Inn - Lexington, KY                                              108 Rooms       43,162
99     The Metcalf Plaza / Target Center Shopping Centers                  19,895 Sq. Ft.        232
100    Colony Commons I and II                                             29,980 Sq. Ft.        154
101    Broadway Apartments                                  2003-2006         136 Units       33,456
102    14144 Ventura Office Building                                       48,172 Sq. Ft.         93
103    550-552 West 21st Street(32)                         2007            6,425 Sq. Ft.        700
104    Candlewood Suites, Harrisonburg                                         83 Rooms       52,926
105    Whitney National Bank                                               30,307 Sq. Ft.        142
106    Walgreen's - Dallas, TX                                             13,650 Sq. Ft.        314
107    Town Center Self Storage                                            62,997 Sq. Ft.         67
108    Allen Town Center(29)                                               41,987 Sq. Ft.        100
109    Holiday Inn Express - Libertyville, IL               2003               73 Rooms       57,088
110    Staples - Golden, CO                                                20,390 Sq. Ft.        204
111    St Andrews Place                                                    25,200 Sq. Ft.        163
112    Beacon Point Service Center                          2001          102,575 Sq. Ft.         40
113    Padonia Plaza                                                       54,242 Sq. Ft.         74
114    Best Western Casa Villa Suites - Harlingen, TX       2005               67 Rooms       59,633
115    Borders Books & Music - Bowie                                       25,125 Sq. Ft.        155
116    Willow Bend                                          2005-2006      54,567 Sq. Ft.         71
117    796 Lexington Avenue                                 1999            5,109 Sq. Ft.        752
118    Padre Commons Plaza                                                 19,875 Sq. Ft.        192
119    Hampton Inn - Waycross, GA                           2003-2007          70 Rooms       51,429
120    Starbucks Center South                                              12,697 Sq. Ft.        284
121    Bridgeport Apartments                                2002              138 Units       26,087
122    Burchwood                                                               72 Units       49,621
123    Jasper Mountain Highlands Shopping Center                           27,122 Sq. Ft.        131
124    Spokane Apartments                                                     159 Units       22,013
124.01 North Cliff Terrace                                                     87 Units
124.02 Hart Terrace                                                            72 Units
125    Wood Dale Towne Center                                              18,387 Sq. Ft.        190
126    NJVC Building                                        2007           62,500 Sq. Ft.         55
127    Holiday Inn Express - Livingston, TX                                    60 Rooms       56,715
128    126 Chestnut Street                                  2006           14,905 Sq. Ft.        221
129    Amcal Business Center                                2004           26,297 Sq. Ft.        125
130    Lost Creek Village                                                  17,801 Sq. Ft.        180
131    Mainstay Suites - Clute, TX                                             52 Rooms       61,409
132    Georgia Center For Total Cancer Care                                11,121 Sq. Ft.        287
133    Town Fair Shopping Center                                           22,007 Sq. Ft.        143
134    Pioneer Square(29)                                                  25,197 Sq. Ft.        122
135    Mansell Plaza                                                       18,575 Sq. Ft.        163
136    Comfort Suites - Yulee, FL                                              59 Rooms       50,790
137    Stapleton Square                                     2000-2006      64,594 Sq. Ft.         46
138    County Inn - Mountainview, CA                                           53 Rooms       55,989
139    Bluebonnet Crossing                                                 14,430 Sq. Ft.        204
140    Fletcher Square Shopping Center                      2006           51,263 Sq. Ft.         57
141    Shoppes of Crabapple                                                 8,362 Sq. Ft.        318
142    Ridgeway Plaza                                                      19,700 Sq. Ft.        128
143    EZ Storage Headquarters                                             12,650 Sq. Ft.        192
144    Office Depot - El Dorado, AR                                        25,047 Sq. Ft.         94
145    Brambleton Medical Center                            2000, 2006     17,329 Sq. Ft.        135
146    Office Depot - Palestine, TX                                        25,019 Sq. Ft.         93
147    The Continental Ranch Retail Center                                  7,490 Sq. Ft.        300
148    State Street Retail                                                 16,002 Sq. Ft.        134
149    Westbrook Office Park                                               10,028 Sq. Ft.        209
150    Days Inn Airport South - College Park, GA(28)                           49 Rooms       41,231
151    Towne Place                                                         28,000 Sq. Ft.         64
152    Cordes Professional Building                                         8,987 Sq. Ft.        193
153    Ashford Plaza Retail Center                                          9,600 Sq. Ft.        177
154    Muskegon Retail                                                     12,000 Sq. Ft.        137
155    Grogan's Forest Retail Center                                        7,098 Sq. Ft.        222
156    Sapphire Pointe                                                     19,515 Sq. Ft.         70
157    Lofts at McIntire                                    2002               20 Units       67,750
158    Sunset Medical Office Building                                       8,442 Sq. Ft.        148
159    Richmond Street Studios                                              8,042 Sq. Ft.        149
160    Stamey Plaza                                                         4,850 Sq. Ft.        247
161    Shoppes at Greystone                                                 9,750 Sq. Ft.        103

                                                                                               Third Most
                                                             Prepayment Provisions  Third Most Recent NOI Second Most
ID     Property Name                                        (# of payments)(22)(23) Recent NOI    Date    Recent NOI
--     ---------------------------------------------------- ----------------------- ---------- ---------- -----------
1      Lincoln Square                                              L(28),D(88),O(4)                       17,360,364
2      USFS Industrial Distribution Portfolio(15)(31)(35)   L(3),YM3(24),D(86),O(7)
2.01   15155 Northam Street(30)
2.02   120 Longs Pond Road
2.03   7004 East Hanna Avenue
2.04   1685 West Cheyenne Avenue
2.05   7801 Statesville Road
2.06   300 Lawrence Drive
2.07   4550 West Buckeye Road
2.08   8024 Telegraph Road
2.09   10211 North IH 35
2.10   7598 NW 6th Avenue
2.11   11994 Livingston Road
2.12   1500 NC Hwy 39
2.13   28001 Napier Road
2.14   11955 East Peakview Avenue
2.15   12301 Cumberland Road
2.16   1899 N US Hwy 1
2.17   222 Otrobando Avenue P.O. Box 103(30)
2.18   9605 54th Avenue North
2.19   W137 N9245 Highway 45
2.20   950 South Shiloh Road & 1992 Forest Lane
2.21   111 Alliant Drive
2.22   40 Fort Lewis Boulevard
2.23   755 Pierce Road
2.24   8000 Bavaria Road
2.25   10410 South 50th Place
2.26   1 Quality Lane
2.27   2850 Selma Highway
2.28   5445 Spellmire Drive
2.29   1350/1400 North 10th Street
2.30   1044/1045 Garden Street
2.31   4601 32nd Avenue South
2.32   5353 Nathan Lane North
2.33   125 Gardenville Parkway West
2.34   6315 John J Pershing Drive
2.35   3500 Saratoga Avenue(30)
2.36   333-340 North Claremont Avenue
2.37   2575 Virginia Avenue
2.38   345 Kino Drive
3      Charles River Plaza North                                   L(28),D(88),O(4)                       19,857,130
4      85 Tenth Avenue                                             L(29),D(87),O(4)                       16,220,086
5      130 Prince Street                                      L(28),DorYM1(28),O(4)                        4,091,264
6      Georgian Towers                                           L(23),YM1(33),O(4)  5,254,153 12/31/2005  5,706,522
7      1150 18th Street, NW                                      L(26),YM2(90),O(4)  3,451,260 12/31/2005  4,388,772
8      Quality King(16)(34)                                        L(23),D(93),O(4)
9      2 Journal Square                                            L(27),D(89),O(4)  6,213,594 12/31/2005  5,774,679
10     Seattle Space Needle                                      L(30),YM1(86),O(4)  8,473,918 12/31/2005  9,213,170
11     CGM RRI Hotel Portfolio                                L(25),DorYM1(91),O(4) 27,594,377 12/31/2005 32,646,265
11.01  Red Roof Inn Washington Downtown                                              2,655,179 12/31/2005  2,732,851
11.02  Red Roof Inn Long Island                                                      2,504,850 12/31/2005  2,782,138
11.03  Red Roof Inn Miami Airport                                                    1,042,006 12/31/2005  1,795,338
11.04  Red Roof Inn Greater Washington Manassas                                      1,126,002 12/31/2005  1,089,433
11.05  Red Roof Inn Ann Arbor University North                                         671,042 12/31/2005    687,413
11.06  Red Roof Inn Fort Lauderdale                                                    525,672 12/31/2005  1,068,978
11.07  Red Roof Inn Tampa Brandon                                                      938,694 12/31/2005    974,989
11.08  Red Roof Inn Phoenix Chandler                                                   495,722 12/31/2005    638,866
11.09  Red Roof Inn Wilmington                                                         727,766 12/31/2005    815,295
11.10  Red Roof Inn Atlanta Druid Hills                                                562,520 12/31/2005    923,174
11.11  Red Roof Inn BW Parkway                                                         862,778 12/31/2005    811,634
11.12  Red Roof Inn Tinton Falls                                                       892,050 12/31/2005    884,480
11.13  Red Roof Inn Baltimore North Timonium                                           812,221 12/31/2005    865,254
11.14  Red Roof Inn Boston Northeast Saugus                                            500,190 12/31/2005    769,477
11.15  Red Roof Inn Joliet                                                             152,435 12/31/2005    332,508
11.16  Red Roof Inn Chicago Naperville                                                 379,488 12/31/2005    550,304
11.17  Red Roof Inn Chicago Northbrook                                                 256,864 12/31/2005    495,378
11.18  Red Roof Inn Phoenix Airport                                                    301,416 12/31/2005    490,587
11.19  Red Roof Inn Louisville Airport                                                 324,080 12/31/2005    444,320
11.20  Red Roof Inn Phoenix Bell Road                                                  583,667 12/31/2005    569,717
11.21  Red Roof Inn Cleveland Independence                                             498,371 12/31/2005    614,678
11.22  Red Roof Inn Erie                                                               325,968 12/31/2005    553,166
11.23  Red Roof Inn El Paso East                                                       667,665 12/31/2005    823,346
11.24  Red Roof Inn St Clairsville                                                     488,078 12/31/2005    533,724
11.25  Red Roof Inn Austin Round Rock                                                  365,813 12/31/2005    660,142
11.26  Red Roof Inn Knoxville West                                                     407,491 12/31/2005    466,152
11.27  Red Roof Inn Binghamton                                                         249,388 12/31/2005    479,886
11.28  Red Roof Inn Wilkes Barre                                                       450,249 12/31/2005    466,676
11.29  Red Roof Inn Pittsburgh Airport                                                 197,587 12/31/2005    468,040
11.30  Red Roof Inn Chicago Hoffman Estates                                            132,820 12/31/2005    252,955
11.31  Red Roof Inn Enfield                                                            429,926 12/31/2005    464,751
11.32  Red Roof Inn West Springfield                                                   319,010 12/31/2005    450,473
11.33  Red Roof Inn Canton                                                             429,607 12/31/2005    389,484
11.34  Red Roof Inn Detroit Farmington Hills                                           227,444 12/31/2005    252,793
11.35  Red Roof Inn Edison                                                             568,068 12/31/2005    509,183
11.36  Red Roof Inn Princeton North                                                    324,979 12/31/2005    366,213
11.37  Red Roof Inn Hickory                                                            370,316 12/31/2005    445,752
11.38  Red Roof Inn Asheville West                                                     430,427 12/31/2005    450,351
11.39  Red Roof Inn Richmond South                                                     407,490 12/31/2005    466,153
11.40  Red Roof Inn Columbus West                                                      365,297 12/31/2005    331,467
11.41  Red Roof Inn Greensboro Airport                                                 428,761 12/31/2005    402,746
11.42  Red Roof Inn Cincinnati Northeast Blue Ash                                      310,348 12/31/2005    303,229
11.43  Red Roof Inn Johnson City                                                       455,049 12/31/2005    428,284
11.44  Red Roof Inn Detroit Troy                                                       213,671 12/31/2005    189,013
11.45  Red Roof Inn Cincinnati Sharonville                                             334,450 12/31/2005    287,737
11.46  Red Roof Inn West Monroe                                                        412,147 12/31/2005    347,695
11.47  Red Roof Inn Detroit Madison Heights                                            254,792 12/31/2005    211,495
11.48  Red Roof Inn Kansas City Overland Park                                          229,207 12/31/2005    355,895
11.49  Red Roof Inn Greenville                                                         249,813 12/31/2005    211,258
11.50  Red Roof Inn New London                                                         255,055 12/31/2005    228,823
11.51  Red Roof Inn Nashville South                                                    282,906 12/31/2005    341,242
11.52  Red Roof Inn Jamestown Falconer                                                 197,542 12/31/2005    171,329
12     Royale Retail Condominium                                   L(24),D(91),O(5)  2,412,640 12/31/2005  2,523,553
13     Great Escape Lodge(34)                                      L(23),D(93),O(4)
14     California Department Store Portfolio(21)                  L(24),D(86),O(10)  3,120,755 12/31/2005  3,124,896
14.01  Nordstrom - San Diego                                                         1,596,968 12/31/2005  1,601,247
14.02  Macy's - Pleasanton                                                           1,175,148 12/31/2005  1,177,860
14.03  Macy's - Laguna Hills                                                           348,639 12/31/2005    345,789
15     Copper Beech Townhomes - Statesboro, GA                     L(25),D(92),O(3)
16     Serrano Highlands                                           L(28),D(89),O(3)  2,490,618 12/31/2005  2,660,719
17     Town Center East Building 3                                 L(26),D(55),O(3)
18     Spanish Ranch MHP                                         L(26),YM1(87),O(7)  2,260,858 12/31/2005  2,124,734
19     Versar Center Office Building                               L(27),D(89),O(4)  2,199,165 12/31/2005  2,169,740
20     Parkway Plaza                                               L(28),D(88),O(4)  2,500,485 12/31/2005  2,580,689
21     The Clubs at Rhodes Ranch                                   L(29),D(88),O(3)  1,684,191 12/31/2005  1,829,205
22     Hotel deLuxe(34)                                            L(23),D(90),O(7)  1,338,729 12/31/2005    965,866
23     Valley Freeway Center                                       L(25),D(91),O(4)  1,675,110 12/31/2005  1,791,506
24     Chicago Bridge & Iron(33)                                   L(24),D(93),O(3)
25     Creekwalk Village                                           L(30),D(87),O(3)  2,116,187 12/31/2005  2,033,527
26     Arlington Center                                            L(25),D(91),O(4)
27     Wildwood Communities MHP                                    L(27),D(89),O(4)  1,417,336 12/31/2005  1,523,607
28     Mission West Millbrook                                      L(26),D(90),O(4)  1,374,688 12/31/2005  1,419,449
29     Cypress Medical Center                                      L(29),D(88),O(3)                        1,579,761
30     Mission Mill Creek                                          L(31),D(85),O(4)  1,463,460 12/31/2005  1,504,737
31     Plantation Apartments                                     L(23),YM1(90),O(7)  1,194,444 12/31/2005  1,552,396
32     Oklahoma Central Park                                     L(28),YM1(89),O(3)  1,971,226 12/31/2005  2,075,168
33     Hampton Inn - Nashville                                  L(27),YM1(149),O(4)
34     Olde Lancaster Town Center                                  L(29),D(88),O(3)
35     Centre at Culpeper                                          L(28),D(89),O(3)
36     673 Brannan Street                                          L(26),D(30),O(4)
37     725 Concord Avenue Medical Office Building                  L(27),D(84),O(4)  1,582,669 12/31/2005    945,724
38     6620 18th Avenue Retail(34)                                 L(23),D(93),O(4)
39     TN Office Portfolio - BGK                                 L(26),YM1(91),O(3)  1,172,173 12/31/2005  1,275,225
39.01  The Terraces                                                                    443,422 12/31/2005    462,495
39.02  Estate Office Park                                                              319,051 12/31/2005    371,378
39.03  Pine Ridge                                                                      256,956 12/31/2005    263,926
39.04  Crossroad Commons                                                               152,744 12/31/2005    177,426
40     Merrimac Plaza                                            L(27),YM1(90),O(3)  1,000,365 12/31/2005  1,009,963
41     Inverness Business Center North                          L(24),YM1(12),O(24)    830,932 12/31/2005  1,111,434
42     Foothills Commerce Center Buildings C, D & E              L(36),YM1(81),O(3)     56,721 12/31/2005     96,268
43     Eastside Plaza 3 & 4                                        L(26),D(55),O(3)   -205,035 12/31/2005    -30,126
44     Old National Town Center                                    L(24),D(92),O(4)
45     Geneva Portfolio(17)                                        L(28),D(88),O(4)  1,113,707 12/31/2005  1,271,915
45.01  Greensboro
45.02  Charlotte
45.03  Ringgold
45.04  Wilmington
46     770 & 780 Garden Street                                     L(26),D(90),O(4)
47     509 212th Street                                            L(24),D(92),O(4)
48     Premier Landing                                             L(25),D(92),O(3)    551,718 12/31/2005    531,923
49     555 South Woodward                                          L(25),D(92),O(3)  1,191,824 12/31/2005  1,108,005
50     Hamilton Crossing                                           L(26),D(91),O(3)
51     Holiday Inn Express - Buckhead, GA                          L(26),D(91),O(3)    860,604 12/31/2005  1,068,917
52     Boulder Ridge Apartments Phase II(26)                       L(26),D(79),O(3)
53     West Town Apartments                                        L(29),D(87),O(4)    824,893 12/31/2005    775,052
54     Residence Inn - Livermore, CA                               L(26),D(91),O(3)    594,914 12/31/2005    773,459
55     University Parkway                                          L(27),D(89),O(4)                          280,846
56     Mammoth Professional Building                            L(24),YM1(83),O(13)  1,079,046 12/31/2005  1,226,687
57     Walgreens Buckhead                                          L(28),D(88),O(4)
58     Holiday Inn Express Hotel & Suites - Deerfield              L(27),D(89),O(4)    691,113 12/31/2005    914,563
59     Hoadly Marketplace                                          L(27),D(90),O(3)
60     Mountain Dream Center                                       L(26),D(91),O(3)    628,242 12/31/2005    722,161
61     Eagle Electronics Office Building                           L(27),D(89),O(4)    841,209 12/31/2005    900,289
62     Sable Chase at Sherwood                                   L(26),YM1(91),O(3)    587,149 12/31/2005    649,376
63     Maple Ridge Apartments II                                   L(24),D(93),O(3)     79,593 12/31/2005    270,889
64     6200 Seaforth Street                                        L(27),D(90),O(3)    557,910 12/31/2005    742,794
65     Twin Lakes Shopping Center                                  L(27),D(89),O(4)    637,355 12/31/2005    592,313
66     Quioccasin Center Station                                 L(60),YM1(54),O(6)    585,525 12/31/2005    633,263
67     Fairmount Place Office                                      L(26),D(91),O(3)    779,101 12/31/2005    460,324
68     Bala Apartments                                           L(24),YM1(92),O(4)    557,343 12/31/2005    606,322
69     12621 Featherwood                                         L(35),YM1(82),O(3)    625,956 12/31/2005    673,275
70     CT Beverage Mart Plaza                                      L(26),D(91),O(3)    317,446 12/31/2005    333,904
71     University Suites                                           L(29),D(87),O(4)                          683,380
72     Bent Tree Plaza I, II & III                                 L(26),D(30),O(4)    511,463 12/31/2005    385,161
73     Bel-Red Medical Dental Center(27)                           L(36),D(81),O(3)
74     Woodbridge Apartments                                       L(28),D(89),O(3)    686,707 12/31/2005    636,853
75     Autumn Ridge Medical Center                                 L(24),D(93),O(3)
76     Gadd Crossing                                               L(28),D(88),O(4)    185,458 12/31/2005    123,635
77     Lodi City Center                                            L(26),D(91),O(3)    999,270 12/31/2005  1,017,055
78     East Winchester                                             L(27),D(89),O(4)    467,904 12/31/2005    499,676
79     Mammoth Encinitas West                                   L(24),YM1(83),O(13)    677,647 12/31/2005    680,858
80     Airport Atrium Center                                     L(27),YM1(90),O(3)    526,702 12/31/2005    515,132
81     Exton Office                                              L(23),YM1(34),O(3)    240,764 12/31/2005    568,252
82     Walgreen's - Miami, FL                                      L(27),D(90),O(3)
83     Northdale Plaza                                                YM1(116),O(4)    280,193 12/31/2005    322,736
84     53-83 Fourth Avenue                                         L(31),D(85),O(4)    384,431 12/31/2005    339,951
85     Burgard Industrial Park                                   L(27),YM1(90),O(3)    524,440 12/31/2005    528,271
86     Wharton Mall(18)                                            L(32),D(85),O(3)    561,631 12/31/2005
87     Aldo South Beach                                            L(26),D(91),O(3)
88     Jefferson Industrial Complex(19)                               YM1(116),O(4)    381,571 12/31/2005    523,571
89     Broadway Lofts                                              L(26),D(90),O(4)    569,727 12/31/2005     578,558
90     Kohl's Ground Lease - Forward                               L(28),D(88),O(4)
91     Candlewood Suites                                           L(27),D(89),O(4)    531,032 12/31/2005    634,319
92     Capri Rialto Mobile Home Estates                            L(24),D(92),O(4)    419,867 12/31/2005    457,813
93     Creative Children Learning Centers - Davie, FL(20)          L(26),D(91),O(3)    305,995 12/31/2005    346,988
94     Creative Children Learning Centers - Tallahassee, FL        L(26),D(91),O(3)    177,610 12/31/2005    201,404
95     San Gabriel Professional Center                             L(28),D(89),O(3)    356,581 12/31/2005    371,707
96     Snoqualmie Ridge Phase IV Lot 2                             L(25),D(92),O(3)
97     Woodlands Shopping Center                                   L(27),D(87),O(6)    440,221 12/31/2005    387,246
98     Sleep Inn - Lexington, KY                                   L(30),D(86),O(4)    548,167 12/31/2005
99     The Metcalf Plaza / Target Center Shopping Centers             YM1(116),O(4)
100    Colony Commons I and II                                     L(29),D(87),O(4)                          187,360
101    Broadway Apartments                                         L(24),D(93),O(3)    476,385 12/31/2005    456,122
102    14144 Ventura Office Building                               L(26),D(91),O(3)    631,112 12/31/2005    813,781
103    550-552 West 21st Street(32)                                L(24),D(92),O(4)
104    Candlewood Suites, Harrisonburg                             L(26),D(90),O(4)
105    Whitney National Bank                                       L(24),D(56),O(4)    572,382 12/31/2005    574,593
106    Walgreen's - Dallas, TX                                     L(27),D(90),O(3)
107    Town Center Self Storage                                    L(27),D(90),O(3)    483,142 12/31/2005    529,961
108    Allen Town Center(29)                                       L(26),D(91),O(3)    393,249  5/31/2005    402,074
109    Holiday Inn Express - Libertyville, IL                      L(30),D(86),O(4)    442,243 12/31/2005    801,140
110    Staples - Golden, CO                                        L(24),D(93),O(3)
111    St Andrews Place                                            L(28),D(89),O(3)                          254,451
112    Beacon Point Service Center                                 L(26),D(90),O(4)    362,708 12/31/2005    325,580
113    Padonia Plaza                                               L(27),D(89),O(4)    374,098 12/31/2005    267,032
114    Best Western Casa Villa Suites - Harlingen, TX              L(25),D(92),O(3)     61,875 12/31/2005    546,637
115    Borders Books & Music - Bowie                               L(28),D(88),O(4)
116    Willow Bend                                                 L(27),D(89),O(4)    377,354 12/31/2005    416,040
117    796 Lexington Avenue                                        L(26),D(91),O(3)
118    Padre Commons Plaza                                       L(60),YM1(57),O(3)
119    Hampton Inn - Waycross, GA                                  L(24),D(93),O(3)    331,182 12/31/2005    404,913
120    Starbucks Center South                                      L(24),D(93),O(3)
121    Bridgeport Apartments                                     L(24),YM1(92),O(4)    352,850 12/31/2005    300,359
122    Burchwood                                                   L(32),D(84),O(4)    222,635 12/31/2005    331,546
123    Jasper Mountain Highlands Shopping Center                   L(26),D(90),O(4)                           28,958
124    Spokane Apartments                                          L(25),D(32),O(3)    252,057 12/31/2005    261,888
124.01 North Cliff Terrace                                                             127,185 12/31/2005    177,109
124.02 Hart Terrace                                                                    124,873 12/31/2005     84,779
125    Wood Dale Towne Center                                      L(25),D(92),O(3)    400,025 12/31/2005    408,958
126    NJVC Building                                               L(26),D(91),O(3)
127    Holiday Inn Express - Livingston, TX                        L(28),D(88),O(4)    461,873 12/31/2005    479,152
128    126 Chestnut Street                                         L(26),D(90),O(4)    122,357 12/31/2005    123,264
129    Amcal Business Center                                       L(25),D(92),O(3)    212,909 12/31/2005    343,517
130    Lost Creek Village                                             YM1(117),O(3)    -16,116 12/31/2005     91,846
131    Mainstay Suites - Clute, TX                                 L(25),D(92),O(3)    388,987 12/31/2005    412,344
132    Georgia Center For Total Cancer Care                      L(60),YM1(57),O(3)
133    Town Fair Shopping Center                                      YM1(116),O(4)    278,156 12/31/2005    237,121
134    Pioneer Square(29)                                          L(29),D(88),O(3)    250,344 12/31/2005    273,129
135    Mansell Plaza                                               L(26),D(90),O(4)    368,634 12/31/2005    217,264
136    Comfort Suites - Yulee, FL                                  L(25),D(92),O(3)    430,647 12/31/2005    536,888
137    Stapleton Square                                          L(60),YM1(57),O(3)    215,540 12/31/2005    207,512
138    County Inn - Mountainview, CA                               L(28),D(89),O(3)    212,162 12/31/2005    286,648
139    Bluebonnet Crossing                                       L(27),YM1(90),O(3)                          229,638
140    Fletcher Square Shopping Center                             L(25),D(91),O(4)    204,351 12/31/2005    269,019
141    Shoppes of Crabapple                                      L(12),YM1(45),O(3)
142    Ridgeway Plaza                                              L(27),D(89),O(4)    208,481 12/31/2005    243,235
143    EZ Storage Headquarters                                   L(28),YM1(88),O(4)    201,893 12/31/2005    212,993
144    Office Depot - El Dorado, AR                                L(26),D(91),O(3)                          108,268
145    Brambleton Medical Center                                   L(28),D(89),O(3)    260,059 12/31/2005    204,055
146    Office Depot - Palestine, TX                                L(26),D(91),O(3)                          237,918
147    The Continental Ranch Retail Center                         L(26),D(91),O(3)
148    State Street Retail                                         L(27),D(90),O(3)    195,730 12/31/2005    211,818
149    Westbrook Office Park                                       L(27),D(90),O(3)
150    Days Inn Airport South - College Park, GA(28)               L(26),D(91),O(3)    271,923 12/31/2005    299,001
151    Towne Place                                                 L(24),D(92),O(4)    180,472 12/31/2005    180,228
152    Cordes Professional Building                              L(36),YM1(21),O(3)
153    Ashford Plaza Retail Center                               L(60),YM1(57),O(3)    170,003 12/31/2005    160,582
154    Muskegon Retail                                             L(25),D(92),O(3)
155    Grogan's Forest Retail Center                             L(60),YM1(57),O(3)                          142,800
156    Sapphire Pointe                                             L(28),D(88),O(4)
157    Lofts at McIntire                                           L(24),D(92),O(4)    129,668 12/31/2005    116,782
158    Sunset Medical Office Building                              L(26),D(91),O(3)    136,014 12/31/2005    143,939
159    Richmond Street Studios                                     L(27),D(90),O(3)
160    Stamey Plaza                                                L(27),D(90),O(3)                           47,748
161    Shoppes at Greystone                                        L(26),D(91),O(3)

                                                              Second Most                    Most Recent
                                                              Recent NOI      Most Recent        NOI         Underwritten
ID     Property Name                                             Date             NOI           Date             NOI
--     -------------------------------------------------- ------------------- ----------- ------------------ ------------
1      Lincoln Square                                              12/31/2006 16,069,067  Ann.4/30/2007       17,867,646
2      USFS Industrial Distribution Portfolio(15)(31)(35)                                                     50,960,217
2.01   15155 Northam Street(30)                                                                                4,317,090
2.02   120 Longs Pond Road                                                                                     2,934,207
2.03   7004 East Hanna Avenue                                                                                  2,365,184
2.04   1685 West Cheyenne Avenue                                                                               1,798,626
2.05   7801 Statesville Road                                                                                   2,488,035
2.06   300 Lawrence Drive                                                                                      1,974,681
2.07   4550 West Buckeye Road                                                                                  2,007,725
2.08   8024 Telegraph Road                                                                                     2,265,108
2.09   10211 North IH 35                                                                                       2,806,439
2.10   7598 NW 6th Avenue                                                                                      1,668,792
2.11   11994 Livingston Road                                                                                   1,947,466
2.12   1500 NC Hwy 39                                                                                          2,100,388
2.13   28001 Napier Road                                                                                       1,598,144
2.14   11955 East Peakview Avenue                                                                              1,477,034
2.15   12301 Cumberland Road                                                                                   1,453,996
2.16   1899 N US Hwy 1                                                                                         1,175,382
2.17   222 Otrobando Avenue P.O. Box 103(30)                                                                   1,282,459
2.18   9605 54th Avenue North                                                                                  1,202,019
2.19   W137 N9245 Highway 45                                                                                   1,088,658
2.20   950 South Shiloh Road & 1992 Forest Lane                                                                1,589,644
2.21   111 Alliant Drive                                                                                       1,057,874
2.22   40 Fort Lewis Boulevard                                                                                   949,224
2.23   755 Pierce Road                                                                                         1,090,238
2.24   8000 Bavaria Road                                                                                         893,184
2.25   10410 South 50th Place                                                                                    785,983
2.26   1 Quality Lane                                                                                            901,845
2.27   2850 Selma Highway                                                                                        736,788
2.28   5445 Spellmire Drive                                                                                      642,382
2.29   1350/1400 North 10th Street                                                                               604,696
2.30   1044/1045 Garden Street                                                                                   706,256
2.31   4601 32nd Avenue South                                                                                    622,740
2.32   5353 Nathan Lane North                                                                                    429,501
2.33   125 Gardenville Parkway West                                                                              509,131
2.34   6315 John J Pershing Drive                                                                                430,329
2.35   3500 Saratoga Avenue(30)                                                                                  336,051
2.36   333-340 North Claremont Avenue                                                                            300,470
2.37   2575 Virginia Avenue                                                                                      299,460
2.38   345 Kino Drive                                                                                            122,988
3      Charles River Plaza North                                   12/31/2006 20,018,000  Ann.3/31/2007       22,049,252
4      85 Tenth Avenue                                             12/31/2006 17,269,916  T-12 3/1/2007       19,627,738
5      130 Prince Street                                           12/31/2006  5,221,888  Ann.3/31/2007        5,334,650
6      Georgian Towers                                             12/31/2006                                 14,489,867
7      1150 18th Street, NW                                        12/31/2006  4,967,440  T-12 7/31/2007       3,690,311
8      Quality King(16)(34)                                                                                    4,278,567
9      2 Journal Square                                            12/31/2006  6,449,346  Ann. 4/30/2007       6,057,897
10     Seattle Space Needle                                        12/31/2006  8,787,586  T-12 7/31/2007       8,599,919
11     CGM RRI Hotel Portfolio                                     12/31/2006 34,174,277  Various             34,004,474
11.01  Red Roof Inn Washington Downtown                            12/31/2006  3,258,001  T-12 6/30/2007       3,302,915
11.02  Red Roof Inn Long Island                                    12/31/2006  2,654,724  T-12 6/30/2007       2,873,758
11.03  Red Roof Inn Miami Airport                                  12/31/2006  2,057,885  T-12 6/30/2007       2,030,420
11.04  Red Roof Inn Greater Washington Manassas                    12/31/2006  1,068,508  T-12 6/30/2007       1,053,670
11.05  Red Roof Inn Ann Arbor University North                     12/31/2006    631,487  T-12 6/30/2007         628,260
11.06  Red Roof Inn Fort Lauderdale                                12/31/2006    800,117  T-12 6/30/2007         799,349
11.07  Red Roof Inn Tampa Brandon                                  12/31/2006    906,127  T-12 6/30/2007         914,927
11.08  Red Roof Inn Phoenix Chandler                               12/31/2006    818,850  T-12 6/30/2007         800,098
11.09  Red Roof Inn Wilmington                                     12/31/2006    842,492  T-12 6/30/2007         841,942
11.10  Red Roof Inn Atlanta Druid Hills                            12/31/2006    963,657  T-12 6/30/2007         967,041
11.11  Red Roof Inn BW Parkway                                     12/31/2006    798,260  T-12 6/30/2007         793,102
11.12  Red Roof Inn Tinton Falls                                   12/31/2006    849,895  T-12 6/30/2007         849,927
11.13  Red Roof Inn Baltimore North Timonium                       12/31/2006    803,166  T-12 6/30/2007         803,079
11.14  Red Roof Inn Boston Northeast Saugus                        12/31/2006    928,894  T-12 6/30/2007         832,619
11.15  Red Roof Inn Joliet                                         12/31/2006    363,668  T-12 6/30/2007         363,579
11.16  Red Roof Inn Chicago Naperville                             12/31/2006    609,323  T-12 6/30/2007         595,115
11.17  Red Roof Inn Chicago Northbrook                             12/31/2006    618,019  T-12 6/30/2007         560,743
11.18  Red Roof Inn Phoenix Airport                                12/31/2006    662,569  T-12 6/30/2007         647,467
11.19  Red Roof Inn Louisville Airport                             12/31/2006    471,666  T-12 6/30/2007         464,996
11.20  Red Roof Inn Phoenix Bell Road                              12/31/2006    755,588  T-12 6/30/2007         736,200
11.21  Red Roof Inn Cleveland Independence                         12/31/2006    546,021  T-12 6/30/2007         584,852
11.22  Red Roof Inn Erie                                           12/31/2006    738,462  T-12 6/30/2007         749,441
11.23  Red Roof Inn El Paso East                                   12/31/2006    782,558  T-12 6/30/2007         808,753
11.24  Red Roof Inn St Clairsville                                 12/31/2006    572,752  T-12 6/30/2007         574,938
11.25  Red Roof Inn Austin Round Rock                              12/31/2006    655,747  T-12 6/30/2007         681,372
11.26  Red Roof Inn Knoxville West                                 12/31/2006    494,761  T-12 5/31/2007         486,820
11.27  Red Roof Inn Binghamton                                     12/31/2006    504,209  T-12 6/30/2007         505,906
11.28  Red Roof Inn Wilkes Barre                                   12/31/2006    499,394  T-12 6/30/2007         496,297
11.29  Red Roof Inn Pittsburgh Airport                             12/31/2006    529,244  T-12 6/30/2007         521,012
11.30  Red Roof Inn Chicago Hoffman Estates                        12/31/2006    398,634  T-12 6/30/2007         240,867
11.31  Red Roof Inn Enfield                                        12/31/2006    504,447  T-12 6/30/2007         499,819
11.32  Red Roof Inn West Springfield                               12/31/2006    438,630  T-12 6/30/2007         455,907
11.33  Red Roof Inn Canton                                         12/31/2006    338,729  T-12 6/30/2007         335,947
11.34  Red Roof Inn Detroit Farmington Hills                       12/31/2006    184,287  T-12 6/30/2007         185,140
11.35  Red Roof Inn Edison                                         12/31/2006    530,062  T-12 6/30/2007         497,943
11.36  Red Roof Inn Princeton North                                12/31/2006    361,435  T-12 6/30/2007         351,753
11.37  Red Roof Inn Hickory                                        12/31/2006    492,009  T-12 6/30/2007         486,930
11.38  Red Roof Inn Asheville West                                 12/31/2006    499,376  T-12 6/30/2007         502,678
11.39  Red Roof Inn Richmond South                                 12/31/2006    519,560  T-12 6/30/2007         507,877
11.40  Red Roof Inn Columbus West                                  12/31/2006    298,996  T-12 6/30/2007         299,931
11.41  Red Roof Inn Greensboro Airport                             12/31/2006    409,567  T-12 6/30/2007         407,990
11.42  Red Roof Inn Cincinnati Northeast Blue Ash                  12/31/2006    295,580  T-12 6/30/2007         277,248
11.43  Red Roof Inn Johnson City                                   12/31/2006    431,962  T-12 6/30/2007         424,954
11.44  Red Roof Inn Detroit Troy                                   12/31/2006    147,243  T-12 6/30/2007         137,185
11.45  Red Roof Inn Cincinnati Sharonville                         12/31/2006    268,737  T-12 6/30/2007         269,608
11.46  Red Roof Inn West Monroe                                    12/31/2006    334,289  T-12 6/30/2007         310,038
11.47  Red Roof Inn Detroit Madison Heights                        12/31/2006    223,868  T-12 6/30/2007         215,329
11.48  Red Roof Inn Kansas City Overland Park                      12/31/2006    298,213  T-12 6/30/2007         314,813
11.49  Red Roof Inn Greenville                                     12/31/2006    171,593  T-12 6/30/2007         167,608
11.50  Red Roof Inn New London                                     12/31/2006    278,661  T-12 6/30/2007         294,306
11.51  Red Roof Inn Nashville South                                12/31/2006    351,190  T-12 6/30/2007         351,302
11.52  Red Roof Inn Jamestown Falconer                             12/31/2006    211,165  T-12 6/30/2007         200,703
12     Royale Retail Condominium                                   12/31/2006  2,445,773  Ann. 9/30/2007       2,812,127
13     Great Escape Lodge(34)                                                  4,305,075  T-12 8/31/2007       4,368,019
14     California Department Store Portfolio(21)                   12/31/2006                                  2,940,973
14.01  Nordstrom - San Diego                                       12/31/2006                                  1,507,360
14.02  Macy's - Pleasanton                                         12/31/2006                                  1,151,264
14.03  Macy's - Laguna Hills                                       12/31/2006                                    282,349
15     Copper Beech Townhomes - Statesboro, GA                                                                 2,613,960
16     Serrano Highlands                                           12/31/2006  2,855,892  T-12 3/31/2007       2,554,241
17     Town Center East Building 3                                                                             2,691,502
18     Spanish Ranch MHP                                           12/31/2006  2,078,919  T-12 6/30/2007       2,159,790
19     Versar Center Office Building                               12/31/2006  2,255,624  T-12 8/31/2007       2,480,190
20     Parkway Plaza                                               12/31/2006  2,493,453  Ann. 4/30/2007       2,363,163
21     The Clubs at Rhodes Ranch                                   12/31/2006  1,878,126  T-12 3/31/2007       1,838,248
22     Hotel deLuxe(34)                                            12/31/2006  2,340,934  T-12 8/31/2007       2,370,928
23     Valley Freeway Center                                       12/31/2006  1,778,570  T-12 8/31/2007       1,937,333
24     Chicago Bridge & Iron(33)                                                                               2,244,588
25     Creekwalk Village                                           12/31/2006  2,009,658  T-12 4/30/2007       1,873,061
26     Arlington Center                                                                                        1,754,705
27     Wildwood Communities MHP                                    12/31/2006  1,503,342  T-12 7/31/2007       1,617,641
28     Mission West Millbrook                                      12/31/2006  1,599,187  T-12 9/30/2007       1,602,090
29     Cypress Medical Center                                      12/31/2006                                  1,572,861
30     Mission Mill Creek                                          12/31/2006  1,537,531  T-12 9/30/2007       1,520,982
31     Plantation Apartments                                       12/31/2006  1,514,469  T-12 7/31/2007       1,671,213
32     Oklahoma Central Park                                       12/31/2006                                  1,751,913
33     Hampton Inn - Nashville                                                                                 2,189,542
34     Olde Lancaster Town Center                                                                              1,423,500
35     Centre at Culpeper                                                                                      1,251,172
36     673 Brannan Street                                                        662,043  Ann. 8/31/2007       1,563,360
37     725 Concord Avenue Medical Office Building                  12/31/2006  1,148,458  Ann. 5/31/2007       1,187,388
38     6620 18th Avenue Retail(34)                                                                             1,081,588
39     TN Office Portfolio - BGK                                   12/31/2006  1,649,139  Ann. 6/30/2007       1,230,017
39.01  The Terraces                                                12/31/2006    624,284  Ann. 6/30/2007         461,555
39.02  Estate Office Park                                          12/31/2006    474,447  Ann. 6/30/2007         364,415
39.03  Pine Ridge                                                  12/31/2006    329,235  Ann. 6/30/2007         251,524
39.04  Crossroad Commons                                           12/31/2006    221,173  Ann. 6/30/2007         152,523
40     Merrimac Plaza                                              12/31/2006  1,118,505  T-12 5/31/2007       1,096,130
41     Inverness Business Center North                             12/31/2006    783,127  Ann. 7/31/2007       1,072,353
42     Foothills Commerce Center Buildings C, D & E                12/31/2006    202,927  T-12 3/31/2007       1,136,380
43     Eastside Plaza 3 & 4                                        12/31/2006    519,807  Ann. 6/30/2007       1,007,201
44     Old National Town Center                                                                                1,434,584
45     Geneva Portfolio(17)                                        12/31/2006                                  1,134,489
45.01  Greensboro
45.02  Charlotte
45.03  Ringgold
45.04  Wilmington
46     770 & 780 Garden Street                                                   553,668  T-12 4/17/2007         532,438
47     509 212th Street                                                          337,741  T-12 9/30/2007         308,262
48     Premier Landing                                             12/31/2006  1,347,165  Ann. 6/30/2007       1,094,286
49     555 South Woodward                                          12/31/2006  1,094,556  Ann. 8/31/2007       1,046,504
50     Hamilton Crossing                                                                                         930,899
51     Holiday Inn Express - Buckhead, GA                          12/31/2006  1,102,279  T-12 5/31/2007       1,084,944
52     Boulder Ridge Apartments Phase II(26)                                                                     820,174
53     West Town Apartments                                        12/31/2006    743,346  T-12 4/30/2007         754,673
54     Residence Inn - Livermore, CA                               12/31/2006    897,223  T-12 5/31/2007         938,123
55     University Parkway                                          12/31/2006                                    887,417
56     Mammoth Professional Building                               12/31/2006  1,297,309  Ann. 9/30/2007       1,168,428
57     Walgreens Buckhead                                                                                        631,943
58     Holiday Inn Express Hotel & Suites - Deerfield              12/31/2006    976,442  T-12 5/31/2007         946,201
59     Hoadly Marketplace                                                        562,373  Ann. 6/30/2007         721,722
60     Mountain Dream Center                                       12/31/2006    864,310  Ann. 6/30/2007         826,879
61     Eagle Electronics Office Building                           12/31/2006                                    823,895
62     Sable Chase at Sherwood                                     12/31/2006    718,859  T-12 6/30/2007         771,347
63     Maple Ridge Apartments II                                   12/31/2006    376,103  Ann. 7/31/2007         733,860
64     6200 Seaforth Street                                        12/31/2006    762,295  Ann. 5/31/2007         803,599
65     Twin Lakes Shopping Center                                  12/31/2006    679,954  Ann. 6/30/2007         661,167
66     Quioccasin Center Station                                   12/31/2006                                    663,905
67     Fairmount Place Office                                      12/31/2006                                    664,781
68     Bala Apartments                                             12/31/2006    600,201  T-12 8/31/2007         651,694
69     12621 Featherwood                                           12/31/2006    819,828  Ann. 4/30/2007         704,188
70     CT Beverage Mart Plaza                                      12/31/2006                                    621,773
71     University Suites                                           12/31/2006                                    601,357
72     Bent Tree Plaza I, II & III                                 12/31/2006    479,185  T-12 8/31/2007         594,923
73     Bel-Red Medical Dental Center(27)                                                                         584,322
74     Woodbridge Apartments                                       12/31/2006    633,081  T-12 4/30/2007         638,166
75     Autumn Ridge Medical Center                                                                               569,556
76     Gadd Crossing                                               12/31/2006                                    567,384
77     Lodi City Center                                            12/31/2006    998,994  T-12 5/31/2007         907,296
78     East Winchester                                             12/31/2006                                    616,772
79     Mammoth Encinitas West                                      12/31/2006    749,073  Ann. 9/30/2007         640,591
80     Airport Atrium Center                                       12/31/2006    518,705  T-12 4/30/2007         538,801
81     Exton Office                                                12/31/2006    491,930  Ann. 5/31/2007         569,011
82     Walgreen's - Miami, FL                                                                                    436,500
83     Northdale Plaza                                             12/31/2006    550,828  Ann. 6/30/2007         482,691
84     53-83 Fourth Avenue                                         12/31/2006    515,754  Ann. 6/30/2007         489,440
85     Burgard Industrial Park                                     12/31/2006                                    506,510
86     Wharton Mall(18)                                                                                          466,046
87     Aldo South Beach                                                                                          476,614
88     Jefferson Industrial Complex(19)                            12/31/2006                                    502,871
89     Broadway Lofts                                              12/31/2006    529,491  T-12 5/31/2007         484,736
90     Kohl's Ground Lease - Forward                                                                             445,700
91     Candlewood Suites                                           12/31/2006    696,107  T-12 5/01/2007         585,912
92     Capri Rialto Mobile Home Estates                            12/31/2006    464,926  T-12 9/30/2007         473,659
93     Creative Children Learning Centers - Davie,
       FL(20)                                                      12/31/2006    368,950  T-12 4/30/2007         331,566
94     Creative Children Learning Centers - Tallahassee,
       FL                                                          12/31/2006    214,151  T-12 4/30/2007         192,453
95     San Gabriel Professional Center                             12/31/2006    395,515  T-12 3/31/2007         476,162
96     Snoqualmie Ridge Phase IV Lot 2                                                                           467,501
97     Woodlands Shopping Center                                   12/31/2006    397,690  T-12 6/30/2007         451,973
98     Sleep Inn - Lexington, KY                                                 541,565  T-12 8/31/2007         561,953
99     The Metcalf Plaza / Target Center Shopping
       Centers                                                                                                   417,846
100    Colony Commons I and II                                     12/31/2006                                    447,925
101    Broadway Apartments                                         12/31/2006    424,003  T-12 8/31/2007         482,479
102    14144 Ventura Office Building                               12/31/2006                                    818,806
103    550-552 West 21st Street(32)                                                                              414,255
104    Candlewood Suites, Harrisonburg                                           467,468  Ann. 8/31/2007         533,406
105    Whitney National Bank                                       12/31/2006                                    590,744
106    Walgreen's - Dallas, TX                                                                                   347,260
107    Town Center Self Storage                                    12/31/2006    578,679  T-12 6/30/2007         582,145
108    Allen Town Center(29)                                        5/31/2006    433,889  T-9 Ann. 2/28/2007     406,899
109    Holiday Inn Express - Libertyville, IL                      12/31/2006                                    715,360
110    Staples - Golden, CO                                                                                      365,906
111    St Andrews Place                                            12/31/2006    479,739  Ann. 5/31/2007         371,505
112    Beacon Point Service Center                                 12/31/2006                                    477,128
113    Padonia Plaza                                               12/31/2006                                    491,688
114    Best Western Casa Villa Suites - Harlingen, TX              12/31/2006    654,455  T-12 7/31/2007         580,208
115    Borders Books & Music - Bowie                                                                             391,653
116    Willow Bend                                                 12/31/2006                                    424,139
117    796 Lexington Avenue                                                                                      361,062
118    Padre Commons Plaza                                                                                       400,636
119    Hampton Inn - Waycross, GA                                  12/31/2006    484,184  T-12 5/31/2007         467,224
120    Starbucks Center South                                                                                    298,634
121    Bridgeport Apartments                                       12/31/2006    369,208  T-12 8/31/2007         370,101
122    Burchwood                                                   12/31/2006                                    308,421
123    Jasper Mountain Highlands Shopping Center                   12/31/2006                                    351,344
124    Spokane Apartments                                          12/31/2006    277,705  Ann. 7/31/2007         363,838
124.01 North Cliff Terrace                                         12/31/2006    189,896  Ann. 7/31/2007         220,558
124.02 Hart Terrace                                                12/31/2006     87,809  Ann. 7/31/2007         143,281
125    Wood Dale Towne Center                                      12/31/2006    435,046  T-12 6/30/2007         380,617
126    NJVC Building                                                                                             331,748
127    Holiday Inn Express - Livingston, TX                        12/31/2006    512,179  T-12 5/31/2007         458,114
128    126 Chestnut Street                                         12/31/2006     99,095  T-12 7/31/2007         286,150
129    Amcal Business Center                                       12/31/2006    257,857  Ann. 8/31/2007         341,987
130    Lost Creek Village                                          12/31/2006    116,622  T-12 6/30/2007         270,216
131    Mainstay Suites - Clute, TX                                 12/31/2006    434,766  T-12 6/30/2007         417,663
132    Georgia Center For Total Cancer Care                                                                      317,131
133    Town Fair Shopping Center                                   12/31/2006                                    300,680
134    Pioneer Square(29)                                          12/31/2006    355,575  Ann. 7/31/2007         300,749
135    Mansell Plaza                                               12/31/2006    398,039  Ann. 6/30/2007         336,460
136    Comfort Suites - Yulee, FL                                  12/31/2006    534,310  T-12 6/30/2007         426,799
137    Stapleton Square                                            12/31/2006    139,658  Ann. 7/31/2007         225,602
138    County Inn - Mountainview, CA                               12/31/2006    352,815  T-12 8/31/2007         310,636
139    Bluebonnet Crossing                                         12/31/2006    222,324  T-12 4/30/2007         251,382
140    Fletcher Square Shopping Center                             12/31/2006    304,975  T-12 3/31/2007         300,379
141    Shoppes of Crabapple                                                                                      256,292
142    Ridgeway Plaza                                              12/31/2006                                    238,741
143    EZ Storage Headquarters                                     12/31/2006                                    223,331
144    Office Depot - El Dorado, AR                       T-7 Ann. 12/31/2006    231,503  T-12 6/30/2007         221,323
145    Brambleton Medical Center                                   12/31/2006    301,753  Ann. 5/31/2007         219,379
146    Office Depot - Palestine, TX                                12/31/2006    240,172  Ann. 6/30/2007         216,457
147    The Continental Ranch Retail Center                                                                       209,482
148    State Street Retail                                         12/31/2006    223,665  T-12 4/30/2007         196,371
149    Westbrook Office Park                                                                                     205,149
150    Days Inn Airport South - College Park, GA(28)               12/31/2006    272,056  T-12 5/31/2007         270,446
151    Towne Place                                                 12/31/2006    246,504  Ann. 8/31/2007         195,187
152    Cordes Professional Building                                                                              167,677
153    Ashford Plaza Retail Center                                 12/31/2006                                    148,291
154    Muskegon Retail                                                                                           165,600
155    Grogan's Forest Retail Center                               12/31/2006                                    148,296
156    Sapphire Pointe                                                                                           165,639
157    Lofts at McIntire                                           12/31/2006    128,592  T-12 5/31/2007         128,629
158    Sunset Medical Office Building                              12/31/2006    147,589  T-12 4/30/2007         121,085
159    Richmond Street Studios                                                                                   111,683
160    Stamey Plaza                                                12/31/2006    119,441  Ann. 5/31/2007         130,096
161    Shoppes at Greystone                                                                                      222,227

                                                            Underwritten Underwritten Underwritten Underwritten
ID     Property Name                                          Revenue        EGI        Expenses     Reserves
--     ---------------------------------------------------- ------------ ------------ ------------ ------------
1      Lincoln Square                                        19,118,777   26,627,255    8,759,609      81,196
2      USFS Industrial Distribution Portfolio(15)(31)(35)    50,960,217   52,536,306    1,576,089
2.01   15155 Northam Street(30)                               4,317,090    4,450,608      133,518
2.02   120 Longs Pond Road                                    2,934,207    3,024,955       90,749
2.03   7004 East Hanna Avenue                                 2,365,184    2,438,334       73,150
2.04   1685 West Cheyenne Avenue                              1,798,626    1,854,253       55,628
2.05   7801 Statesville Road                                  2,488,035    2,564,984       76,950
2.06   300 Lawrence Drive                                     1,974,681    2,035,754       61,073
2.07   4550 West Buckeye Road                                 2,007,725    2,069,820       62,095
2.08   8024 Telegraph Road                                    2,265,108    2,335,163       70,055
2.09   10211 North IH 35                                      2,806,439    2,893,237       86,797
2.10   7598 NW 6th Avenue                                     1,668,792    1,720,404       51,612
2.11   11994 Livingston Road                                  1,947,466    2,007,697       60,231
2.12   1500 NC Hwy 39                                         2,100,388    2,165,348       64,960
2.13   28001 Napier Road                                      1,598,144    1,647,571       49,427
2.14   11955 East Peakview Avenue                             1,477,034    1,522,715       45,681
2.15   12301 Cumberland Road                                  1,453,996    1,498,965       44,969
2.16   1899 N US Hwy 1                                        1,175,382    1,211,734       36,352
2.17   222 Otrobando Avenue P.O. Box 103(30)                  1,282,459    1,322,123       39,664
2.18   9605 54th Avenue North                                 1,202,019    1,239,195       37,176
2.19   W137 N9245 Highway 45                                  1,088,658    1,122,328       33,670
2.20   950 South Shiloh Road & 1992 Forest Lane               1,589,644    1,638,808       49,164
2.21   111 Alliant Drive                                      1,057,874    1,090,592       32,718
2.22   40 Fort Lewis Boulevard                                  949,224      978,582       29,357
2.23   755 Pierce Road                                        1,090,238    1,123,957       33,719
2.24   8000 Bavaria Road                                        893,184      920,808       27,624
2.25   10410 South 50th Place                                   785,983      810,292       24,309
2.26   1 Quality Lane                                           901,845      929,737       27,892
2.27   2850 Selma Highway                                       736,788      759,575       22,787
2.28   5445 Spellmire Drive                                     642,382      662,249       19,867
2.29   1350/1400 North 10th Street                              604,696      623,398       18,702
2.30   1044/1045 Garden Street                                  706,256      728,099       21,843
2.31   4601 32nd Avenue South                                   622,740      642,000       19,260
2.32   5353 Nathan Lane North                                   429,501      442,784       13,284
2.33   125 Gardenville Parkway West                             509,131      524,877       15,746
2.34   6315 John J Pershing Drive                               430,329      443,638       13,309
2.35   3500 Saratoga Avenue(30)                                 336,051      346,445       10,393
2.36   333-340 North Claremont Avenue                           300,470      309,763        9,293
2.37   2575 Virginia Avenue                                     299,460      308,722        9,262
2.38   345 Kino Drive                                           122,988      126,792        3,804
3      Charles River Plaza North                             22,049,252   26,513,701    4,464,449      70,919
4      85 Tenth Avenue                                       22,664,958   27,771,253    8,143,515
5      130 Prince Street                                      6,699,129    7,337,734    2,003,085      11,607
6      Georgian Towers                                       20,441,239   21,559,877    7,070,009     222,500
7      1150 18th Street, NW                                   6,671,020    8,069,994    4,379,683      33,304
8      Quality King(16)(34)                                   5,879,633    5,585,651    1,307,085      85,711
9      2 Journal Square                                       6,674,539    7,827,781    1,769,884      55,233
10     Seattle Space Needle                                  35,248,721   35,248,721   26,648,802     352,487
11     CGM RRI Hotel Portfolio                               85,193,294   87,448,959   53,444,490   1,920,926
11.01  Red Roof Inn Washington Downtown                       5,825,222    6,219,354    2,916,439     134,740
11.02  Red Roof Inn Long Island                               5,155,450    5,241,937    2,368,179     113,564
11.03  Red Roof Inn Miami Airport                             4,532,551    4,637,017    2,606,598     100,459
11.04  Red Roof Inn Greater Washington Manassas               2,133,906    2,180,407    1,126,738      47,238
11.05  Red Roof Inn Ann Arbor University North                1,592,590    1,621,103      992,843      35,121
11.06  Red Roof Inn Fort Lauderdale                           1,938,580    1,970,803    1,171,454      42,697
11.07  Red Roof Inn Tampa Brandon                             1,941,201    1,993,106    1,078,179      43,180
11.08  Red Roof Inn Phoenix Chandler                          1,803,675    1,835,573    1,035,475      39,767
11.09  Red Roof Inn Wilmington                                1,772,878    1,824,131      982,189      39,519
11.10  Red Roof Inn Atlanta Druid Hills                       1,984,751    2,043,472    1,076,431      44,271
11.11  Red Roof Inn BW Parkway                                1,785,592    1,822,227    1,029,125      39,478
11.12  Red Roof Inn Tinton Falls                              1,885,624    1,917,886    1,067,959      41,550
11.13  Red Roof Inn Baltimore North Timonium                  1,928,653    1,963,585    1,160,507      42,540
11.14  Red Roof Inn Boston Northeast Saugus                   2,106,924    2,157,007    1,324,388      46,731
11.15  Red Roof Inn Joliet                                    1,238,063    1,271,932      908,353      27,556
11.16  Red Roof Inn Chicago Naperville                        1,491,397    1,533,835      938,720      33,230
11.17  Red Roof Inn Chicago Northbrook                        1,628,263    1,676,436    1,115,693      36,319
11.18  Red Roof Inn Phoenix Airport                           1,582,338    1,624,056      976,589      35,184
11.19  Red Roof Inn Louisville Airport                        1,257,927    1,290,721      825,726      27,963
11.20  Red Roof Inn Phoenix Bell Road                         1,809,802    1,853,665    1,117,465      40,159
11.21  Red Roof Inn Cleveland Independence                    1,364,056    1,408,598      823,746      30,517
11.22  Red Roof Inn Erie                                      1,641,990    1,669,988      920,548      36,180
11.23  Red Roof Inn El Paso East                              1,791,019    1,856,537    1,047,784      40,221
11.24  Red Roof Inn St Clairsville                            1,325,962    1,349,164      774,226      29,229
11.25  Red Roof Inn Austin Round Rock                         1,568,657    1,602,630      921,258      34,720
11.26  Red Roof Inn Knoxville West                            1,405,482    1,438,729      951,909      57,549
11.27  Red Roof Inn Binghamton                                1,450,135    1,487,268      981,362      32,221
11.28  Red Roof Inn Wilkes Barre                              1,425,669    1,457,560      961,263      31,577
11.29  Red Roof Inn Pittsburgh Airport                        1,462,749    1,494,691      973,679      32,382
11.30  Red Roof Inn Chicago Hoffman Estates                   1,193,418    1,224,451      983,584      26,527
11.31  Red Roof Inn Enfield                                   1,476,888    1,504,374    1,004,554      32,592
11.32  Red Roof Inn West Springfield                          1,369,767    1,419,425      963,518      30,751
11.33  Red Roof Inn Canton                                    1,059,724    1,079,399      743,453      23,385
11.34  Red Roof Inn Detroit Farmington Hills                    911,511      934,585      749,445      20,247
11.35  Red Roof Inn Edison                                    1,822,968    1,863,623    1,365,680      40,375
11.36  Red Roof Inn Princeton North                           1,379,816    1,408,523    1,056,770      30,515
11.37  Red Roof Inn Hickory                                   1,158,493    1,181,966      695,036      25,607
11.38  Red Roof Inn Asheville West                            1,294,884    1,323,208      820,531      28,667
11.39  Red Roof Inn Richmond South                            1,424,446    1,460,801      952,924      31,648
11.40  Red Roof Inn Columbus West                               948,458      979,840      679,909      21,228
11.41  Red Roof Inn Greensboro Airport                        1,084,250    1,110,004      702,014      24,048
11.42  Red Roof Inn Cincinnati Northeast Blue Ash             1,031,865    1,054,589      777,341      22,847
11.43  Red Roof Inn Johnson City                              1,238,137    1,261,169      836,214      27,323
11.44  Red Roof Inn Detroit Troy                                854,171      877,790      740,605      19,017
11.45  Red Roof Inn Cincinnati Sharonville                    1,165,261    1,191,410      921,802      25,811
11.46  Red Roof Inn West Monroe                                 999,236    1,029,487      719,449      22,303
11.47  Red Roof Inn Detroit Madison Heights                     939,373      968,172      752,843      20,975
11.48  Red Roof Inn Kansas City Overland Park                   959,282      985,738      670,925      21,356
11.49  Red Roof Inn Greenville                                  955,904      979,512      811,904      21,221
11.50  Red Roof Inn New London                                1,205,973    1,236,184      941,877      26,781
11.51  Red Roof Inn Nashville South                           1,086,661    1,112,110      760,808      24,093
11.52  Red Roof Inn Jamestown Falconer                          801,702      819,181      618,479      17,747
12     Royale Retail Condominium                              3,075,627    3,857,067    1,044,939       5,670
13     Great Escape Lodge(34)                                10,903,232   15,723,348   11,355,329     628,934
14     California Department Store Portfolio(21)              3,005,223    3,066,554      125,581      84,138
14.01  Nordstrom - San Diego                                  1,567,360    1,599,347       91,987      33,888
14.02  Macy's - Pleasanton                                    1,153,264    1,176,800       25,536      26,250
14.03  Macy's - Laguna Hills                                    284,599      290,407        8,058      24,000
15     Copper Beech Townhomes - Statesboro, GA                3,414,960    3,531,630      917,670      73,800
16     Serrano Highlands                                      3,988,290    4,009,039    1,454,798      60,000
17     Town Center East Building 3                            2,992,609    3,181,009      489,507      29,512
18     Spanish Ranch MHP                                      2,602,730    3,592,072    1,432,282      23,100
19     Versar Center Office Building                          3,811,277    3,866,454    1,386,264      43,479
20     Parkway Plaza                                          2,507,182    3,069,074      705,911      39,394
21     The Clubs at Rhodes Ranch                              2,933,741    3,030,527    1,192,279      67,500
22     Hotel deLuxe(34)                                       4,305,289    6,065,570    3,694,642     242,623
23     Valley Freeway Center                                  1,967,268    2,427,916      490,583      22,904
24     Chicago Bridge & Iron(33)                              2,294,250    3,211,202      966,615      26,404
25     Creekwalk Village                                      2,080,458    2,825,493      952,432
26     Arlington Center                                       1,222,931    3,485,742    1,731,037      17,154
27     Wildwood Communities MHP                               2,043,900    2,259,585      641,944      18,642
28     Mission West Millbrook                                 2,589,274    2,723,569    1,121,479      14,308
29     Cypress Medical Center                                 1,633,077    2,803,480    1,230,619      14,894
30     Mission Mill Creek                                     2,428,533    2,658,868    1,137,886      33,600
31     Plantation Apartments                                  2,296,671    2,545,050      873,838      55,500
32     Oklahoma Central Park                                  2,940,728    2,988,446    1,236,533      40,381
33     Hampton Inn - Nashville                                6,688,990    6,840,076    4,650,534     273,603
34     Olde Lancaster Town Center                             1,481,760    1,979,443      555,943      14,412
35     Centre at Culpeper                                     1,279,800    1,579,708      328,536       7,300
36     673 Brannan Street                                     1,971,630    1,974,130      410,770      12,000
37     725 Concord Avenue Medical Office Building             1,919,080    2,107,022      919,634      17,045
38     6620 18th Avenue Retail(34)                            1,105,449    1,193,055      111,467
39     TN Office Portfolio - BGK                              2,352,575    2,377,859    1,147,842      30,550
39.01  The Terraces                                             940,046      948,190      486,635      10,445
39.02  Estate Office Park                                       616,325      622,634      258,219       6,260
39.03  Pine Ridge                                               433,107      439,707      188,183       9,000
39.04  Crossroad Commons                                        363,097      367,328      214,805       4,845
40     Merrimac Plaza                                         1,152,948    1,736,560      640,431      17,545
41     Inverness Business Center North                        1,037,401    1,685,221      612,868      23,284
42     Foothills Commerce Center Buildings C, D & E           1,251,529    1,468,097      331,716      10,873
43     Eastside Plaza 3 & 4                                   1,194,896    1,206,638      199,437      14,172
44     Old National Town Center                               1,497,801    1,863,790      429,206      14,849
45     Geneva Portfolio(17)                                   1,574,699    1,574,699      440,209      14,304
45.01  Greensboro
45.02  Charlotte
45.03  Ringgold
45.04  Wilmington
46     770 & 780 Garden Street                                1,012,328    1,012,328      479,890      11,100
47     509 212th Street                                         503,756      503,756      195,494      12,750
48     Premier Landing                                        1,155,896    1,451,421      357,136      11,693
49     555 South Woodward                                     1,817,684    2,087,759    1,041,255      16,967
50     Hamilton Crossing                                        967,245    1,112,447      181,548       7,281
51     Holiday Inn Express - Buckhead, GA                     2,750,966    2,800,441    1,715,497     112,018
52     Boulder Ridge Apartments Phase II(26)                  1,094,030    1,136,996      316,822      23,500
53     West Town Apartments                                   1,482,480    1,694,910      940,237
54     Residence Inn - Livermore, CA                          2,929,344    3,027,716    2,089,593     121,109
55     University Parkway                                     1,258,723    1,260,907      373,490      12,987
56     Mammoth Professional Building                          1,538,339    1,694,107      525,679      12,067
57     Walgreens Buckhead                                       644,840      644,840       12,897       1,572
58     Holiday Inn Express Hotel & Suites - Deerfield         2,585,998    2,670,864    1,724,663     106,761
59     Hoadly Marketplace                                       780,437      922,800      201,078       7,186
60     Mountain Dream Center                                    968,529    1,081,529      254,651       6,157
61     Eagle Electronics Office Building                        810,519    1,047,785      223,890      15,973
62     Sable Chase at Sherwood                                1,253,603    1,300,655      529,308      52,000
63     Maple Ridge Apartments II                              1,021,944    1,030,444      296,584      24,250
64     6200 Seaforth Street                                   1,041,599    1,193,707      390,108      24,180
65     Twin Lakes Shopping Center                               664,354      862,756      201,590       7,358
66     Quioccasin Center Station                                714,987      890,738      226,833      11,498
67     Fairmount Place Office                                 1,298,399    1,317,533      652,752      15,441
68     Bala Apartments                                        1,202,006    1,363,108      711,414      36,250
69     12621 Featherwood                                      1,370,653    1,413,171      708,983      17,181
70     CT Beverage Mart Plaza                                   680,273      843,393      221,620       6,600
71     University Suites                                        798,317      827,317      225,960      23,875
72     Bent Tree Plaza I, II & III                            1,191,982    1,291,865      696,942
73     Bel-Red Medical Dental Center(27)                        597,845      815,602      231,280       5,180
74     Woodbridge Apartments                                  1,811,763    1,853,763    1,215,597      68,000
75     Autumn Ridge Medical Center                              869,990      826,490      256,935       7,285
76     Gadd Crossing                                            587,974      761,349      193,965      12,799
77     Lodi City Center                                         879,120    1,150,330      243,034       7,436
78     East Winchester                                          843,487      895,998      279,226       9,058
79     Mammoth Encinitas West                                   868,636      932,121      291,531       6,139
80     Airport Atrium Center                                    898,041      925,059      386,258      12,556
81     Exton Office                                             569,011      987,498      418,487       8,116
82     Walgreen's - Miami, FL                                   450,000      450,000       13,500
83     Northdale Plaza                                          985,489      788,391      305,700       5,366
84     53-83 Fourth Avenue                                      512,472      697,343      207,903       8,066
85     Burgard Industrial Park                                  389,162      585,927       79,417      10,000
86     Wharton Mall(18)                                         491,014      794,685      328,639       6,781
87     Aldo South Beach                                         482,614      497,540       20,926         636
88     Jefferson Industrial Complex(19)                         625,200      593,940       91,069      12,900
89     Broadway Lofts                                           778,029      829,044      344,308      22,250
90     Kohl's Ground Lease - Forward                            460,000      460,000       14,300
91     Candlewood Suites                                      1,514,594    1,514,594      928,682      60,584
92     Capri Rialto Mobile Home Estates                         625,939      840,271      366,612       5,480
93     Creative Children Learning Centers - Davie, FL(20)       538,085      495,038      163,472       2,482
94     Creative Children Learning Centers - Tallahassee, FL     312,323      287,337       94,885       1,441
95     San Gabriel Professional Center                          739,272      838,364      362,202       5,814
96     Snoqualmie Ridge Phase IV Lot 2                          474,770      610,274      142,773       2,629
97     Woodlands Shopping Center                                471,573      645,976      194,003       4,814
98     Sleep Inn - Lexington, KY                              1,912,382    1,912,382    1,350,429      76,495
99     The Metcalf Plaza / Target Center Shopping Centers       623,233      592,072      174,226       2,984
100    Colony Commons I and II                                  471,218      608,810      160,885       4,497
101    Broadway Apartments                                      665,767      759,718      277,239      50,496
102    14144 Ventura Office Building                          1,133,021    1,264,437      445,631      14,042
103    550-552 West 21st Street(32)                             424,676      521,051      106,796         964
104    Candlewood Suites, Harrisonburg                        1,314,803    1,343,127      809,721      53,725
105    Whitney National Bank                                    611,847      611,847       21,103       6,000
106    Walgreen's - Dallas, TX                                  358,000      358,000       10,740
107    Town Center Self Storage                                 758,637      797,113      214,968      10,070
108    Allen Town Center(29)                                    431,491      601,725      194,826      11,398
109    Holiday Inn Express - Libertyville, IL                 1,934,458    1,934,458    1,219,098      77,378
110    Staples - Golden, CO                                     375,788      462,275       96,368       3,059
111    St Andrews Place                                         399,900      482,320      110,815       3,780
112    Beacon Point Service Center                              499,413      746,445      269,317      24,674
113    Padonia Plaza                                          1,063,376      865,941      374,253      10,848
114    Best Western Casa Villa Suites - Harlingen, TX         1,106,833    1,171,113      590,905      46,845
115    Borders Books & Music - Bowie                            400,749      454,780       63,127       3,769
116    Willow Bend                                              459,239      552,614      128,475       8,178
117    796 Lexington Avenue                                     397,685      490,985      129,923       1,277
118    Padre Commons Plaza                                      417,565      496,270       95,634       2,981
119    Hampton Inn - Waycross, GA                             1,237,744    1,238,419      771,195      49,534
120    Starbucks Center South                                   313,734      378,446       79,812       1,905
121    Bridgeport Apartments                                    764,446      778,246      408,145      34,500
122    Burchwood                                                452,409      452,409      143,988      18,000
123    Jasper Mountain Highlands Shopping Center                451,200      419,616       68,272       4,068
124    Spokane Apartments                                       831,896      886,031      522,192      39,750
124.01 North Cliff Terrace                                      474,696      508,706      288,148      21,750
124.02 Hart Terrace                                             357,200      377,325      234,044      18,000
125    Wood Dale Towne Center                                   474,490      450,766       70,149       3,126
126    NJVC Building                                            344,466      443,228      111,481      12,530
127    Holiday Inn Express - Livingston, TX                   1,393,157    1,393,157      935,043      55,726
128    126 Chestnut Street                                      147,624      353,241       67,091       2,236
129    Amcal Business Center                                    576,651      576,651      234,664       5,259
130    Lost Creek Village                                       474,409      410,195      139,980       1,780
131    Mainstay Suites - Clute, TX                            1,185,870    1,205,652      787,989      48,226
132    Georgia Center For Total Cancer Care                     319,750      369,615       52,484       2,891
133    Town Fair Shopping Center                                504,338      479,121      178,441       3,301
134    Pioneer Square(29)                                       325,263      415,513      114,764       5,784
135    Mansell Plaza                                            358,799      458,716      122,257       2,786
136    Comfort Suites - Yulee, FL                             1,217,804    1,225,597      798,798      49,024
137    Stapleton Square                                         279,909      428,107      202,505       9,696
138    County Inn - Mountainview, CA                            752,899      757,413      446,777      30,297
139    Bluebonnet Crossing                                      394,236      358,755      107,373       2,165
140    Fletcher Square Shopping Center                          441,301      414,823      114,444      10,253
141    Shoppes of Crabapple                                     267,831      325,519       69,227       1,254
142    Ridgeway Plaza                                           246,508      321,326       82,584       2,955
143    EZ Storage Headquarters                                  223,332      256,644       33,312       1,898
144    Office Depot - El Dorado, AR                             237,947      261,355       40,031       3,757
145    Brambleton Medical Center                                330,923      330,923      111,544       3,583
146    Office Depot - Palestine, TX                             235,304      273,009       56,552       3,753
147    The Continental Ranch Retail Center                      320,938      256,665       47,182       1,124
148    State Street Retail                                      272,038      258,436       62,065       2,400
149    Westbrook Office Park                                    203,891      273,653       68,505       1,504
150    Days Inn Airport South - College Park, GA(28)            790,875      795,165      524,719      31,807
151    Towne Place                                              265,905      260,307       70,718       4,200
152    Cordes Professional Building                             170,982      216,070       48,393       1,348
153    Ashford Plaza Retail Center                              161,910      252,656      104,365         960
154    Muskegon Retail                                          327,901      273,001      107,401       1,800
155    Grogan's Forest Retail Center                            148,899      182,541       34,245       1,096
156    Sapphire Pointe                                          179,459      223,413       57,775       2,927
157    Lofts at McIntire                                        193,800      196,413       67,784       5,000
158    Sunset Medical Office Building                           164,945      156,698       35,613       1,481
159    Richmond Street Studios                                  136,224      136,224       24,541       2,000
160    Stamey Plaza                                             133,744      192,789       62,693         728
161    Shoppes at Greystone                                     224,984      269,788       47,561       1,463

                                                           Underwritten
                                              Underwritten   Net Cash
ID     Property Name                             TI/LC       Flow(12)        Largest Tenant          SF
--     -------------------------------------- ------------ ------------ ------------------------- ---------
1      Lincoln Square                            405,978    17,380,472  Latham & Watkins LLP        234,217
2      USFS Industrial Distribution            1,929,913    49,030,304  U.S. Foodservice          9,042,097
       Portfolio(15)(31)(35)
2.01   15155 Northam Street(30)                   93,216     4,223,874  U.S. Foodservice            436,739
2.02   120 Longs Pond Road                       107,706     2,826,501  U.S. Foodservice            504,627
2.03   7004 East Hanna Avenue                     71,850     2,293,334  U.S. Foodservice            336,634
2.04   1685 West Cheyenne Avenue                  65,694     1,732,932  U.S. Foodservice            307,790
2.05   7801 Statesville Road                      91,328     2,396,706  U.S. Foodservice            427,894
2.06   300 Lawrence Drive                         70,487     1,904,194  U.S. Foodservice            330,250
2.07   4550 West Buckeye Road                     66,998     1,940,727  U.S. Foodservice            313,900
2.08   8024 Telegraph Road                        73,907     2,191,201  U.S. Foodservice            346,271
2.09   10211 North IH 35                          68,677     2,737,762  U.S. Foodservice            321,769
2.10   7598 NW 6th Avenue                         36,754     1,632,038  U.S. Foodservice            172,200
2.11   11994 Livingston Road                      61,273     1,886,193  U.S. Foodservice            287,080
2.12   1500 NC Hwy 39                             84,108     2,016,280  U.S. Foodservice            394,065
2.13   28001 Napier Road                          61,214     1,536,931  U.S. Foodservice            286,800
2.14   11955 East Peakview Avenue                 81,326     1,395,708  U.S. Foodservice            381,032
2.15   12301 Cumberland Road                      48,890     1,405,106  U.S. Foodservice            229,062
2.16   1899 N US Hwy 1                            43,145     1,132,237  U.S. Foodservice            202,143
2.17   222 Otrobando Avenue P.O. Box              51,355     1,231,104  U.S. Foodservice            240,609
       103(30)
2.18   9605 54th Avenue North                     46,856     1,155,163  U.S. Foodservice            219,530
2.19   W137 N9245 Highway 45                      36,887     1,051,770  U.S. Foodservice            172,826
2.20   950 South Shiloh Road & 1992 Forest        76,276     1,513,368  U.S. Foodservice            357,370
       Lane
2.21   111 Alliant Drive                          35,844     1,022,030  U.S. Foodservice            167,939
2.22   40 Fort Lewis Boulevard                    76,021       873,203  U.S. Foodservice            356,178
2.23   755 Pierce Road                            32,015     1,058,223  U.S. Foodservice            150,000
2.24   8000 Bavaria Road                          35,767       857,417  U.S. Foodservice            167,575
2.25   10410 South 50th Place                     13,316       772,668  U.S. Foodservice             62,388
2.26   1 Quality Lane                             33,104       868,741  U.S. Foodservice            155,100
2.27   2850 Selma Highway                         64,909       671,879  U.S. Foodservice            304,112
2.28   5445 Spellmire Drive                       43,532       598,850  U.S. Foodservice            203,958
2.29   1350/1400 North 10th Street                33,295       571,401  U.S. Foodservice            155,994
2.30   1044/1045 Garden Street                    69,132       637,124  U.S. Foodservice            323,900
2.31   4601 32nd Avenue South                     25,446       597,294  U.S. Foodservice            119,220
2.32   5353 Nathan Lane North                     17,044       412,457  U.S. Foodservice             79,855
2.33   125 Gardenville Parkway West               32,038       477,093  U.S. Foodservice            150,104
2.34   6315 John J Pershing Drive                 22,838       407,492  U.S. Foodservice            107,000
2.35   3500 Saratoga Avenue(30)                   14,044       322,007  U.S. Foodservice             65,800
2.36   333-340 North Claremont Avenue             10,181       290,289  U.S. Foodservice             47,700
2.37   2575 Virginia Avenue                       29,313       270,147  U.S. Foodservice            137,337
2.38   345 Kino Drive                              4,129       118,859  U.S. Foodservice             19,346
3      Charles River Plaza North                            21,978,334  Massachusetts General       354,594
                                                                        Hospital
4      85 Tenth Avenue                                      19,627,738  General Services            224,000
                                                                        Administration
5      130 Prince Street                          13,298     5,309,744  Estee Lauder                 64,878
6      Georgian Towers                                      14,267,367
7      1150 18th Street, NW                                  3,657,007  Reed Elsevier                37,184
8      Quality King(16)(34)                      164,860     4,027,996  Quality King (Subleased     283,800
                                                                        to Model Reorg, Inc.)
9      2 Journal Square                          276,164     5,726,500  Broadridge Financial        252,359
                                                                        Solutions Inc.
10     Seattle Space Needle                                  8,247,432
11     CGM RRI Hotel Portfolio                              32,083,548
11.01  Red Roof Inn Washington Downtown                      3,168,175
11.02  Red Roof Inn Long Island                              2,760,194
11.03  Red Roof Inn Miami Airport                            1,929,961
11.04  Red Roof Inn Greater Washington                       1,006,432
       Manassas
11.05  Red Roof Inn Ann Arbor University                       593,139
       North
11.06  Red Roof Inn Fort Lauderdale                            756,652
11.07  Red Roof Inn Tampa Brandon                              871,747
11.08  Red Roof Inn Phoenix Chandler                           760,331
11.09  Red Roof Inn Wilmington                                 802,423
11.10  Red Roof Inn Atlanta Druid Hills                        922,770
11.11  Red Roof Inn BW Parkway                                 753,624
11.12  Red Roof Inn Tinton Falls                               808,377
11.13  Red Roof Inn Baltimore North                            760,539
       Timonium
11.14  Red Roof Inn Boston Northeast Saugus                    785,888
11.15  Red Roof Inn Joliet                                     336,023
11.16  Red Roof Inn Chicago Naperville                         561,885
11.17  Red Roof Inn Chicago Northbrook                         524,424
11.18  Red Roof Inn Phoenix Airport                            612,283
11.19  Red Roof Inn Louisville Airport                         437,033
11.20  Red Roof Inn Phoenix Bell Road                          696,041
11.21  Red Roof Inn Cleveland Independence                     554,335
11.22  Red Roof Inn Erie                                       713,261
11.23  Red Roof Inn El Paso East                               768,532
11.24  Red Roof Inn St Clairsville                             545,709
11.25  Red Roof Inn Austin Round Rock                          646,652
11.26  Red Roof Inn Knoxville West                             429,271
11.27  Red Roof Inn Binghamton                                 473,685
11.28  Red Roof Inn Wilkes Barre                               464,720
11.29  Red Roof Inn Pittsburgh Airport                         488,630
11.30  Red Roof Inn Chicago Hoffman Estates                    214,340
11.31  Red Roof Inn Enfield                                    467,227
11.32  Red Roof Inn West Springfield                           425,156
11.33  Red Roof Inn Canton                                     312,562
11.34  Red Roof Inn Detroit Farmington Hills                   164,893
11.35  Red Roof Inn Edison                                     457,568
11.36  Red Roof Inn Princeton North                            321,238
11.37  Red Roof Inn Hickory                                    461,323
11.38  Red Roof Inn Asheville West                             474,011
11.39  Red Roof Inn Richmond South                             476,229
11.40  Red Roof Inn Columbus West                              278,703
11.41  Red Roof Inn Greensboro Airport                         383,942
11.42  Red Roof Inn Cincinnati Northeast Blue                  254,401
       Ash
11.43  Red Roof Inn Johnson City                               397,631
11.44  Red Roof Inn Detroit Troy                               118,168
11.45  Red Roof Inn Cincinnati Sharonville                     243,797
11.46  Red Roof Inn West Monroe                                287,735
11.47  Red Roof Inn Detroit Madison Heights                    194,354
11.48  Red Roof Inn Kansas City Overland                       293,457
       Park
11.49  Red Roof Inn Greenville                                 146,387
11.50  Red Roof Inn New London                                 267,525
11.51  Red Roof Inn Nashville South                            327,209
11.52  Red Roof Inn Jamestown Falconer                         182,956
12     Royale Retail Condominium                  19,200     2,787,257  A&P dba Food Emporium        18,023
13     Great Escape Lodge(34)                                3,739,085
14     California Department Store               224,368     2,632,467
       Portfolio(21)
14.01  Nordstrom - San Diego                      90,368     1,383,104  Nordstrom                   225,919
14.02  Macy's - Pleasanton                        70,000     1,055,014  Macy's                      175,000
14.03  Macy's - Laguna Hills                      64,000       194,349  Macy's                      160,000
15     Copper Beech Townhomes - Statesboro,                  2,540,160
       GA
16     Serrano Highlands                                     2,494,241
17     Town Center East Building 3               129,683     2,532,307  Vine Street Investors        51,661
                                                                        (Master Lease)
18     Spanish Ranch MHP                                     2,136,690
19     Versar Center Office Building             217,396     2,219,315  Cornet Technology, Inc.      51,163
20     Parkway Plaza                              95,116     2,228,654  Toys "R" Us                  30,625
21     The Clubs at Rhodes Ranch                             1,770,748
22     Hotel deLuxe(34)                                      2,128,305
23     Valley Freeway Center                      67,887     1,846,542  Environ                      16,701
24     Chicago Bridge & Iron(33)                  73,668     2,144,516  Chicago Bridge & Iron       176,025
25     Creekwalk Village                          20,885     1,852,175  Bed Bath & Beyond            43,988
26     Arlington Center                           42,885     1,694,666  JP Morgan Chase             171,540
27     Wildwood Communities MHP                              1,598,999
28     Mission West Millbrook                                1,587,782
29     Cypress Medical Center                     26,176     1,531,791  Cypress Surgery Center,      24,975
                                                                        L.L.C.
30     Mission Mill Creek                                    1,487,382
31     Plantation Apartments                                 1,615,713
32     Oklahoma Central Park                     199,538     1,511,994  Enogex, Inc.                109,493
33     Hampton Inn - Nashville                               1,915,939
34     Olde Lancaster Town Center                 77,290     1,331,798  Red Ventures, LLC            20,000
35     Centre at Culpeper                         44,910     1,198,963  ALDI                         16,180
36     673 Brannan Street                                    1,551,360
37     725 Concord Avenue Medical Office          93,557     1,076,786  Mt. Auburn Professional      68,792
       Building                                                         Services
38     6620 18th Avenue Retail(34)                           1,081,588  Walgreens                     8,753
39     TN Office Portfolio - BGK                 132,390     1,067,077
39.01  The Terraces                               44,729       406,381  Leitner, Williams,           13,250
                                                                        Dooley & Napolitan PLLC
39.02  Estate Office Park                         28,061       330,094  Weir, J. Stephen DDS          2,525
39.03  Pine Ridge                                 34,504       208,020  Process Engineering           7,500
                                                                        Associates
39.04  Crossroad Commons                          25,096       122,582  Aeroflex USA                  3,290
40     Merrimac Plaza                             36,504     1,042,081  A.J. Wright                  26,540
41     Inverness Business Center North            62,303       986,766  Nissan N.A., Inc.            61,398
42     Foothills Commerce Center Buildings C,     48,252     1,077,255  Johnson Controls, Inc.       27,530
       D & E
43     Eastside Plaza 3 & 4                       52,828       940,202  State of Washington          27,641
                                                                        (State Board for
                                                                        Community and Technical
                                                                        Colleges)
44     Old National Town Center                   58,946     1,360,789  Ross Dress For Less, Inc.    30,187
45     Geneva Portfolio(17)                       99,322     1,020,863
45.01  Greensboro                                                       Geneva, LLC                  84,745
45.02  Charlotte                                                        Geneva, LLC                  22,487
45.03  Ringgold                                                         Geneva, LLC                  23,308
45.04  Wilmington                                                       Geneva, LLC                  12,096
46     770 & 780 Garden Street                                 521,338
47     509 212th Street                                        295,512
48     Premier Landing                            38,933     1,043,660  Belk (Pad Lease)             48,497
49     555 South Woodward                         88,132       941,404  Generations OB/GYN Center     8,530
50     Hamilton Crossing                          37,993       885,625  Hamilton Ridge Ventures,      6,600
                                                                        LLC (Master Lease)
51     Holiday Inn Express - Buckhead, GA                      972,926
52     Boulder Ridge Apartments Phase II(26)                   796,674
53     West Town Apartments                                    754,673
54     Residence Inn - Livermore, CA                           817,015
55     University Parkway                         70,018       804,412  Fortson, Bentley, &          23,284
                                                                        Griffin, PA
56     Mammoth Professional Building              60,181     1,096,180  Martin and Coy CPA's          2,760
57     Walgreens Buckhead                                      630,371  Walgreens Co.                15,717
58     Holiday Inn Express Hotel & Suites -                    839,440
       Deerfield
59     Hoadly Marketplace                          9,550       704,987  Bloom                        38,274
60     Mountain Dream Center                      49,819       770,903  Tuscany Grill                 5,700
61     Eagle Electronics Office Building          79,867       728,054  Eagle Electronics            59,014
62     Sable Chase at Sherwood                                 719,347
63     Maple Ridge Apartments II                               709,610
64     6200 Seaforth Street                       80,326       699,093  UPM Pharmacueticals, Inc.    31,584
65     Twin Lakes Shopping Center                 23,993       629,816  Andy's Bar                    4,275
66     Quioccasin Center Station                  36,922       615,486  Food Lion                    36,616
67     Fairmount Place Office                     58,344       590,997  United States of America     28,971
                                                                        (GSA)
68     Bala Apartments                                         615,444
69     12621 Featherwood                         104,329       582,678  SGS North America, Inc.      16,018
70     CT Beverage Mart Plaza                     13,506       601,667  CT Beverage Mart             15,600
71     University Suites                                       577,482
72     Bent Tree Plaza I, II & III                             594,923  Grand Bank                    9,201
73     Bel-Red Medical Dental Center(27)          27,501       551,641  HealthForce Occupational      5,735
                                                                        Medicine,
74     Woodbridge Apartments                                   570,166
75     Autumn Ridge Medical Center                37,281       524,990  Saint Elizabeth              36,424
                                                                        Physician Network
76     Gadd Crossing                              40,226       514,359  Rush Fitness Center          34,000
77     Lodi City Center                           31,443       868,417  Lodi Stadium 12              41,168
78     East Winchester                            45,964       561,751  Unishippers                  15,264
79     Mammoth Encinitas West                     30,694       603,758  Ten Asset Management          4,226
80     Airport Atrium Center                      67,292       458,953  GSA Airport Security         12,105
81     Exton Office                               40,710       520,185  Elite Brokerage              23,795
                                                                        Services, Inc.
82     Walgreen's - Miami, FL                                  436,500  Walgreens                    14,820
83     Northdale Plaza                            35,840       441,485  Fairview Health Services     12,600
84     53-83 Fourth Avenue                        26,751       454,622  Cheviot Corporation          23,904
85     Burgard Industrial Park                    20,431       476,078  Boydstun Metals Works,      100,000
                                                                        Inc.
86     Wharton Mall(18)                           27,958       431,307  Rite Aid Corp                13,160
87     Aldo South Beach                            3,190       472,788  Aldo U.S., Inc.               4,240
88     Jefferson Industrial Complex(19)           20,685       469,286  Sancor                       39,500
89     Broadway Lofts                                          462,486
90     Kohl's Ground Lease - Forward                           445,700  Kohl's Michigan LP           88,800
91     Candlewood Suites                                       525,328
92     Capri Rialto Mobile Home Estates                        468,179
93     Creative Children Learning Centers -       16,194       312,891  Creative Child - Davie       16,554
       Davie, FL(20)
94     Creative Children Learning Centers -        9,399       181,613  Creative Child -              9,600
       Tallahassee, FL                                                  Tallahassee
95     San Gabriel Professional Center            39,636       430,713  Foothill Cardiology           3,336
96     Snoqualmie Ridge Phase IV Lot 2            14,054       450,818  Peak Sports and Spine         3,500
                                                                        Physical Therapy
97     Woodlands Shopping Center                  24,071       423,088  Half Price Books              7,160
98     Sleep Inn - Lexington, KY                               485,457
99     The Metcalf Plaza / Target Center          18,295       396,567  Petland                       5,897
       Shopping Centers
100    Colony Commons I and II                    18,786       424,642  Susan G. Gaskill, MD, PA     12,000
101    Broadway Apartments                                     431,983
102    14144 Ventura Office Building              64,920       739,844  GoTV Networks, Inc           14,680
103    550-552 West 21st Street(32)                5,012       408,280  Yvon-Lambert Gallery          6,425
104    Candlewood Suites, Harrisonburg                         479,681
105    Whitney National Bank                      29,924       554,820  Whitney National Bank        30,307
106    Walgreen's - Dallas, TX                                 347,260  Walgreens                    13,650
107    Town Center Self Storage                                572,075
108    Allen Town Center(29)                      23,058       372,443  Cici's Pizza                  5,500
109    Holiday Inn Express - Libertyville, IL                  637,982
110    Staples - Golden, CO                        4,400       358,448  Staples                      20,390
111    St Andrews Place                           18,567       349,158  Epco Credit Union             2,700
112    Beacon Point Service Center                38,321       414,133  DuraFloors, Inc.             44,870
113    Padonia Plaza                              44,834       436,006  NTR - Mid Atlantic           10,000
114    Best Western Casa Villa Suites -                        533,364
       Harlingen, TX
115    Borders Books & Music - Bowie              18,685       369,199  Borders, Inc.                25,125
116    Willow Bend                                27,684       388,277  Staples, Inc                 23,925
117    796 Lexington Avenue                        9,711       350,074  Embassy Liquors               1,201
118    Padre Commons Plaza                         6,952       390,703  CiCi's Pizza                  4,688
119    Hampton Inn - Waycross, GA                              417,690
120    Starbucks Center South                      9,899       286,830  America Mattress              3,000
121    Bridgeport Apartments                                   335,601
122    Burchwood                                               290,421
123    Jasper Mountain Highlands Shopping         15,899       331,377  Eye Doctor                    3,200
       Center
124    Spokane Apartments                                      324,088
124.01 North Cliff Terrace                                     198,808
124.02 Hart Terrace                                            125,281
125    Wood Dale Towne Center                     15,145       362,346  Petco                         6,600
126    NJVC Building                              16,894       302,324  NJVC, LLC                    62,500
127    Holiday Inn Express - Livingston, TX                    402,388
128    126 Chestnut Street                         4,620       279,294  The Mad River Grill           6,600
129    Amcal Business Center                      22,578       314,150  AMCAL General Contractors    12,801
130    Lost Creek Village                         16,709       251,727  Patrick & O'Hare Eyecare      2,560
131    Mainstay Suites - Clute, TX                             369,436
132    Georgia Center For Total Cancer Care        9,173       305,067  American Oncology             6,535
                                                                        Associates, LLC
133    Town Fair Shopping Center                  18,434       278,945  Plaza Mariachi- Mexican       6,200
                                                                        Restaurant
134    Pioneer Square(29)                         15,099       279,866  Old Republic Title           15,560
135    Mansell Plaza                              15,838       317,835  Harry Norman Realtors         7,940
136    Comfort Suites - Yulee, FL                              377,775
137    Stapleton Square                           22,325       193,581  Real Estate Book              7,685
138    County Inn - Mountainview, CA                           280,339
139    Bluebonnet Crossing                        12,649       236,568  Izzo's (Outparcel)            3,360
140    Fletcher Square Shopping Center            19,979       270,147  NTB                          19,725
141    Shoppes of Crabapple                        8,977       246,061  Starbucks Corporation         2,100
142    Ridgeway Plaza                             14,776       221,011  Dog & Duck of                 5,250
                                                                        Summerville, LLC
143    EZ Storage Headquarters                    12,314       209,120  ezStorage Corporation        12,650
144    Office Depot - El Dorado, AR               10,120       207,446  Office Depot                 25,047
145    Brambleton Medical Center                  16,102       199,693  YMCA of South Hampton         8,976
                                                                        Roads
146    Office Depot - Palestine, TX               11,845       200,859  Office Depot                 25,019
147    The Continental Ranch Retail Center         8,278       200,081  Verizon Wireless              2,514
148    State Street Retail                        12,298       181,672  Rent-A-Center                 4,212
149    Westbrook Office Park                       7,724       195,920  Will and Kamal Jeffers        4,357
150    Days Inn Airport South - College Park,                  238,639
       GA(28)
151    Towne Place                                12,420       178,567  Hilton Head Hospitality       6,000
152    Cordes Professional Building                9,343       156,986  Fort Bend Neurology           3,176
153    Ashford Plaza Retail Center                 6,907       140,424  $1.35 Family Cleaner          2,560
154    Muskegon Retail                             9,087       154,713  Ci-Ci's Pizza                 4,200
155    Grogan's Forest Retail Center               5,746       141,454  Castle Dental Centers of      2,508
                                                                        Texas
156    Sapphire Pointe                            14,332       148,380  Dollar Tree Stores, Inc.      7,788
157    Lofts at McIntire                                       123,629
158    Sunset Medical Office Building              9,576       110,028  Carnaggio, Money,             7,405
                                                                        Bearman, Fugazzotto,
                                                                        Harmon Partnership LP
                                                                        (Sub-leased to
                                                                        Children's Hospital of
                                                                        Alabama)
159    Richmond Street Studios                                 109,683  Marsha Gonzales, XX-PAC       1,048
160    Stamey Plaza                                4,635       124,734  Starbucks                     1,930
161    Shoppes at Greystone                        2,924       217,841  Champion Cleaners             3,000

                                                              Lease                                            Lease
ID     Property Name                                        Expiration      2nd Largest Tenant         SF    Expiration
--     -------------                                        ---------- ----------------------------- ------- ----------
1      Lincoln Square                                       1/31/2016  GSA                            47,991 7/24/2011
2      USFS Industrial Distribution Portfolio(15)(31)(35)   7/31/2027
2.01   15155 Northam Street(30)                             7/31/2027
2.02   120 Longs Pond Road                                  7/31/2027
2.03   7004 East Hanna Avenue                               7/31/2027
2.04   1685 West Cheyenne Avenue                            7/31/2027
2.05   7801 Statesville Road                                7/31/2027
2.06   300 Lawrence Drive                                   7/31/2027
2.07   4550 West Buckeye Road                               7/31/2027
2.08   8024 Telegraph Road                                  7/31/2027
2.09   10211 North IH 35                                    7/31/2027
2.10   7598 NW 6th Avenue                                   7/31/2027
2.11   11994 Livingston Road                                7/31/2027
2.12   1500 NC Hwy 39                                       7/31/2027
2.13   28001 Napier Road                                    7/31/2027
2.14   11955 East Peakview Avenue                           7/31/2027
2.15   12301 Cumberland Road                                7/31/2027
2.16   1899 N US Hwy 1                                      7/31/2027
2.17   222 Otrobando Avenue P.O. Box 103(30)                7/31/2027
2.18   9605 54th Avenue North                               7/31/2027
2.19   W137 N9245 Highway 45                                7/31/2027
2.20   950 South Shiloh Road & 1992 Forest Lane             7/31/2027
2.21   111 Alliant Drive                                    7/31/2027
2.22   40 Fort Lewis Boulevard                              7/31/2027
2.23   755 Pierce Road                                      7/31/2027
2.24   8000 Bavaria Road                                    7/31/2027
2.25   10410 South 50th Place                               7/31/2027
2.26   1 Quality Lane                                       7/31/2027
2.27   2850 Selma Highway                                   7/31/2027
2.28   5445 Spellmire Drive                                 7/31/2027
2.29   1350/1400 North 10th Street                          7/31/2027
2.30   1044/1045 Garden Street                              7/31/2027
2.31   4601 32nd Avenue South                               7/31/2027
2.32   5353 Nathan Lane North                               7/31/2027
2.33   125 Gardenville Parkway West                         7/31/2027
2.34   6315 John J Pershing Drive                           7/31/2027
2.35   3500 Saratoga Avenue(30)                             7/31/2027
2.36   333-340 North Claremont Avenue                       7/31/2027
2.37   2575 Virginia Avenue                                 7/31/2027
2.38   345 Kino Drive                                       7/31/2027
3      Charles River Plaza North                            5/4/2029
4      85 Tenth Avenue                                      11/30/2013 Level 3                       112,000 12/31/2017
5      130 Prince Street                                    10/31/2018 Swiss Army Retail, Inc.         3,525 6/30/2011
6      Georgian Towers
7      1150 18th Street, NW                                 7/31/2012  Stinson Morrison Hecker        16,845 12/31/2009
8      Quality King(16)(34)                                 9/30/2027  Quality King (Subleased to    220,032 9/30/2027
                                                                       Pro's Choice Beauty Care,
                                                                       Inc.)
9      2 Journal Square                                     1/31/2013  JPMorgan Chase Bank             4,630 10/31/2012
10     Seattle Space Needle
11     CGM RRI Hotel Portfolio
11.01  Red Roof Inn Washington Downtown
11.02  Red Roof Inn Long Island
11.03  Red Roof Inn Miami Airport
11.04  Red Roof Inn Greater Washington Manassas
11.05  Red Roof Inn Ann Arbor University North
11.06  Red Roof Inn Fort Lauderdale
11.07  Red Roof Inn Tampa Brandon
11.08  Red Roof Inn Phoenix Chandler
11.09  Red Roof Inn Wilmington
11.10  Red Roof Inn Atlanta Druid Hills
11.11  Red Roof Inn BW Parkway
11.12  Red Roof Inn Tinton Falls
11.13  Red Roof Inn Baltimore North Timonium
11.14  Red Roof Inn Boston Northeast Saugus
11.15  Red Roof Inn Joliet
11.16  Red Roof Inn Chicago Naperville
11.17  Red Roof Inn Chicago Northbrook
11.18  Red Roof Inn Phoenix Airport
11.19  Red Roof Inn Louisville Airport
11.20  Red Roof Inn Phoenix Bell Road
11.21  Red Roof Inn Cleveland Independence
11.22  Red Roof Inn Erie
11.23  Red Roof Inn El Paso East
11.24  Red Roof Inn St Clairsville
11.25  Red Roof Inn Austin Round Rock
11.26  Red Roof Inn Knoxville West
11.27  Red Roof Inn Binghamton
11.28  Red Roof Inn Wilkes Barre
11.29  Red Roof Inn Pittsburgh Airport
11.30  Red Roof Inn Chicago Hoffman Estates
11.31  Red Roof Inn Enfield
11.32  Red Roof Inn West Springfield
11.33  Red Roof Inn Canton
11.34  Red Roof Inn Detroit Farmington Hills
11.35  Red Roof Inn Edison
11.36  Red Roof Inn Princeton North
11.37  Red Roof Inn Hickory
11.38  Red Roof Inn Asheville West
11.39  Red Roof Inn Richmond South
11.40  Red Roof Inn Columbus West
11.41  Red Roof Inn Greensboro Airport
11.42  Red Roof Inn Cincinnati Northeast Blue Ash
11.43  Red Roof Inn Johnson City
11.44  Red Roof Inn Detroit Troy
11.45  Red Roof Inn Cincinnati Sharonville
11.46  Red Roof Inn West Monroe
11.47  Red Roof Inn Detroit Madison Heights
11.48  Red Roof Inn Kansas City Overland Park
11.49  Red Roof Inn Greenville
11.50  Red Roof Inn New London
11.51  Red Roof Inn Nashville South
11.52  Red Roof Inn Jamestown Falconer
12     Royale Retail Condominium                            3/31/2015  Custom Parking Corp.           13,000 12/31/2012
13     Great Escape Lodge(34)
14     California Department Store Portfolio(21)
14.01  Nordstrom - San Diego                                1/1/2017
14.02  Macy's - Pleasanton                                  8/31/2012
14.03  Macy's - Laguna Hills                                4/16/2014
15     Copper Beech Townhomes - Statesboro, GA
16     Serrano Highlands
17     Town Center East Building 3                          8/31/2012  State of Washington            48,858 6/30/2016
                                                                       (Department of Health)
18     Spanish Ranch MHP
19     Versar Center Office Building                        6/30/2010  Versar, Inc.                   49,189 11/30/2015
20     Parkway Plaza                                        1/31/2012  Bed Bath & Beyond              30,244 1/31/2010
21     The Clubs at Rhodes Ranch
22     Hotel deLuxe(34)
23     Valley Freeway Center                                12/31/2007 Thomasville Furniture          16,584 12/31/2009
24     Chicago Bridge & Iron(33)                            10/31/2022
25     Creekwalk Village                                    1/31/2015  Michaels Stores, Inc.          30,000 10/31/2009
26     Arlington Center                                     8/31/2027
27     Wildwood Communities MHP
28     Mission West Millbrook
29     Cypress Medical Center                               2/29/2016  Wichita Radiological Group     11,210 4/30/2017
30     Mission Mill Creek
31     Plantation Apartments
32     Oklahoma Central Park                                3/31/2012  Oklahoma Student Loan          19,337 11/30/2007
                                                                       Authority
33     Hampton Inn - Nashville
34     Olde Lancaster Town Center                           5/31/2017  Alpha Security Products        15,000 5/31/2014
35     Centre at Culpeper                                   6/30/2017  Carpet One                      4,987 3/31/2012
36     673 Brannan Street
37     725 Concord Avenue Medical Office Building           1/31/2019  Prometrika, LLC                10,692 8/31/2011
38     6620 18th Avenue Retail(34)                          11/30/2047 Commerce Bank                   4,119 11/30/2022
39     TN Office Portfolio - BGK
39.01  The Terraces                                         7/31/2010  Ener/Nex Corporation            5,616 9/30/2008
39.02  Estate Office Park                                   10/31/2009 B. H. Lending Group             2,419 6/30/2010
39.03  Pine Ridge                                           5/31/2012  Durateck Federal Services       3,750 MTM
39.04  Crossroad Commons                                    7/31/2008  Crossland Title, Inc.           2,610 11/14/2007
40     Merrimac Plaza                                       1/31/2011  Dollar Tree                    18,750 1/31/2014
41     Inverness Business Center North                      12/31/2008 South Seas Data                12,129 2/28/2009
42     Foothills Commerce Center Buildings C, D & E         12/7/2016  Patterson Dental Supply, Inc.  17,146 6/30/2014
43     Eastside Plaza 3 & 4                                 9/30/2011  State of Washington            24,024 8/31/2016
                                                                       (Department of Veteran
                                                                       Affairs)
44     Old National Town Center                             1/31/2018  Gen X Clothing                 12,000 4/30/2017
45     Geneva Portfolio(17)
45.01  Greensboro                                           6/30/2019
45.02  Charlotte                                            6/30/2019
45.03  Ringgold                                             6/30/2019
45.04  Wilmington                                           6/30/2019
46     770 & 780 Garden Street
47     509 212th Street
48     Premier Landing                                      10/10/2026 Dollar Tree                    10,050 9/30/2008
49     555 South Woodward                                   5/31/2008  The Guardian Life Insurance     7,758 12/31/2012
                                                                       Company
50     Hamilton Crossing                                    8/31/2010  Metro Brokers                   4,500 11/30/2014
51     Holiday Inn Express - Buckhead, GA
52     Boulder Ridge Apartments Phase II(26)
53     West Town Apartments
54     Residence Inn - Livermore, CA
55     University Parkway                                   12/30/2016 Plum Creek Timberlands, LP     19,749 6/18/2017
56     Mammoth Professional Building                        12/31/2007 Community Bank                  2,473 1/31/2009
57     Walgreens Buckhead                                   12/1/2080
58     Holiday Inn Express Hotel & Suites - Deerfield
59     Hoadly Marketplace                                   9/27/2025  Pizza Hut                       1,319 12/31/2011
60     Mountain Dream Center                                10/31/2013 Terra West Property             5,441 3/14/2009
                                                                       Management
61     Eagle Electronics Office Building                    3/31/2014  Maxim Intergrated Products     12,195 1/31/2008
62     Sable Chase at Sherwood
63     Maple Ridge Apartments II
64     6200 Seaforth Street                                 7/31/2014  Priority One Services, Inc.    15,636 2/28/2009
65     Twin Lakes Shopping Center                           7/31/2011  Kentucky Fried Chicken          2,300 6/30/2008
66     Quioccasin Center Station                            10/30/2022 Talk of the Town Restaurants    5,000 3/31/2012
67     Fairmount Place Office                               3/31/2011  University of Arizona           7,379 8/31/2009
68     Bala Apartments
69     12621 Featherwood                                    MTM        S&S Traffic Management         14,314 2/15/2008
70     CT Beverage Mart Plaza                               12/31/2022 Easter Seals Goodwill, Inc.    12,000 11/30/2027
71     University Suites
72     Bent Tree Plaza I, II & III                          2/28/2010  Vidor Resources, Inc.           8,931 7/31/2011
73     Bel-Red Medical Dental Center(27)                    12/31/2017 Valor Healthcare                4,963 8/31/2012
74     Woodbridge Apartments
75     Autumn Ridge Medical Center                          3/1/2017
76     Gadd Crossing                                        8/31/2021  ALDI Food Store                18,452 7/2/2015
77     Lodi City Center                                     7/31/2026  Starbucks Corporation           1,540 5/31/2014
78     East Winchester                                      6/1/2009   Founder's Title                 9,716 1/31/2010
79     Mammoth Encinitas West                               5/31/2009  The Heller Real Estate Group    2,570 4/30/2010
80     Airport Atrium Center                                3/31/2009  Concentra Medical Center        7,514 10/31/2016
81     Exton Office                                         8/30/2015  NTN Bearings                    5,800 10/31/2010
82     Walgreen's - Miami, FL                               4/29/2082
83     Northdale Plaza                                      2/28/2017  Partners in Pediatrics Ltd.     8,726 7/30/2018
84     53-83 Fourth Avenue                                  9/30/2010  United Technologies            10,500 10/31/2009
                                                                       Corporation
85     Burgard Industrial Park                              3/31/2017
86     Wharton Mall(18)                                     12/12/2011 Acaline Produce (Apple         12,040 1/31/2015
                                                                       Tree)
87     Aldo South Beach                                     11/30/2021
88     Jefferson Industrial Complex(19)                     7/31/2019  Auto Guard                     15,000 7/31/2010
89     Broadway Lofts
90     Kohl's Ground Lease - Forward                        9/30/2027
91     Candlewood Suites
92     Capri Rialto Mobile Home Estates
93     Creative Children Learning Centers - Davie, FL(20)   7/31/2019
94     Creative Children Learning Centers - Tallahassee, FL 7/31/2019
95     San Gabriel Professional Center                      MTM        Lorinda Liang, MD               2,679 2/10/2011
96     Snoqualmie Ridge Phase IV Lot 2                      9/27/2017  Kirby Nelson Orthodontics       2,500 9/27/2017
97     Woodlands Shopping Center                            6/30/2011  Kobe Japanese Steakhouse        6,100 6/30/2012
98     Sleep Inn - Lexington, KY
99     The Metcalf Plaza / Target Center Shopping Centers   6/30/2017  Heart of America Shipping       3,100 3/31/2012
100    Colony Commons I and II                              4/8/2017   Joeseph Szendi                  2,045 11/30/2010
101    Broadway Apartments
102    14144 Ventura Office Building                        8/9/2009   International Parking Design,  10,735 5/31/2017
                                                                       Inc.
103    550-552 West 21st Street(32)                         9/30/2016
104    Candlewood Suites, Harrisonburg
105    Whitney National Bank                                9/30/2017
106    Walgreen's - Dallas, TX                              4/30/2078
107    Town Center Self Storage
108    Allen Town Center(29)                                12/22/2013 A-Town Sports                   4,225 MTM
109    Holiday Inn Express - Libertyville, IL
110    Staples - Golden, CO                                 9/30/2017
111    St Andrews Place                                     2/28/2011  Benefiecial                     1,800 12/31/2010
112    Beacon Point Service Center                          9/30/2012  Cincinnati Enquirer            32,105 4/30/2011
113    Padonia Plaza                                        10/31/2012 Padonia Foods                   7,000 1/31/2027
114    Best Western Casa Villa Suites - Harlingen, TX
115    Borders Books & Music - Bowie                        1/31/2019
116    Willow Bend                                          3/31/2015  Dollar Tree Stores, Inc.       12,219 5/31/2009
117    796 Lexington Avenue                                 7/31/2022  Gotham City Comics, Inc.          977 5/31/2009
118    Padre Commons Plaza                                  4/30/2016  Warehouse Pool Supply           4,125 4/30/2011
119    Hampton Inn - Waycross, GA
120    Starbucks Center South                               12/16/2014 Starbucks                       1,800 10/1/2017
121    Bridgeport Apartments
122    Burchwood
123    Jasper Mountain Highlands Shopping Center            12/1/2009  Johnny's Pizza                  2,500 12/1/2009
124    Spokane Apartments
124.01 North Cliff Terrace
124.02 Hart Terrace
125    Wood Dale Towne Center                               11/30/2009 Famous Footwear                 5,000 10/31/2009
126    NJVC Building                                        8/31/2014
127    Holiday Inn Express - Livingston, TX
128    126 Chestnut Street                                  7/12/2009
129    Amcal Business Center                                9/30/2019  Pacific Coast Civil             4,841 12/31/2009
130    Lost Creek Village                                   9/30/2013  Eden Dental                     2,000 4/30/2015
131    Mainstay Suites - Clute, TX
132    Georgia Center For Total Cancer Care                 4/30/2022  Georgia Cancer Specialists I,   4,586 4/27/2017
                                                                       PC
133    Town Fair Shopping Center                            3/31/2017  China Chili                     4,590 1/31/2010
134    Pioneer Square(29)                                   12/31/2008 DCL Management (Master          4,500 5/31/2011
                                                                       Lease)
135    Mansell Plaza                                        5/31/2008  Ab Sales, Inc.                  3,635 6/30/2012
136    Comfort Suites - Yulee, FL
137    Stapleton Square                                     5/31/2010  Majestic Awnings                6,522 4/30/2010
138    County Inn - Mountainview, CA
139    Bluebonnet Crossing                                  9/30/2009  Midsouth Bank (Outparcel)       2,250 7/31/2010
140    Fletcher Square Shopping Center                      6/30/2010  Jo Ann Fabric                  13,581 1/31/2011
141    Shoppes of Crabapple                                 2/28/2017  FedEx Kinko's                   1,650 10/31/2011
142    Ridgeway Plaza                                       9/30/2008  La Carreta Mexican              3,600 8/30/2009
                                                                       Restaurant
143    EZ Storage Headquarters                              5/31/2022
144    Office Depot - El Dorado, AR                         4/30/2015
145    Brambleton Medical Center                            12/31/2013 American National Red           6,686 6/30/2010
                                                                       Cross
146    Office Depot - Palestine, TX                         1/31/2016
147    The Continental Ranch Retail Center                  7/31/2014  FedEx/ Kinko's                  2,276 8/31/2012
148    State Street Retail                                  1/31/2009  CATO                            4,104 1/31/2009
149    Westbrook Office Park                                4/30/2011  Vistancia, LLC                  3,405 1/31/2011
150    Days Inn Airport South - College Park, GA(28)
151    Towne Place                                          6/30/2008  Academic Fashions               4,000 9/30/2009
                                                                       Uniforms
152    Cordes Professional Building                         6/30/2013  Houston Spine &                 2,664 5/20/2011
                                                                       Rehabilitation Centers
153    Ashford Plaza Retail Center                          10/31/2008 Curves                          2,048 6/30/2010
154    Muskegon Retail                                      8/31/2017  Allcare Dental                  3,000 9/30/2017
155    Grogan's Forest Retail Center                        6/30/2008  Quizno's                        2,000 2/29/2012
156    Sapphire Pointe                                      6/30/2011  Hibbett Sporting Goods          5,087 7/31/2012
157    Lofts at McIntire
158    Sunset Medical Office Building                       6/13/2011  Carnaggio, Money, Bearman,      1,037 6/13/2011
                                                                       Fugazzotto, Harmon
                                                                       Partnership LP
159    Richmond Street Studios                              6/30/2010  Breaking Bad Productions        1,021 2/1/2008
160    Stamey Plaza                                         6/30/2016  iPCS Wireless, Inc.             1,875 8/31/2011
161    Shoppes at Greystone                                 10/31/2016 Ensley-Fairfield                2,250 1/31/2013

                                                                                                      Lease    Occupancy
ID     Property Name                                       3rd Largest Tenant                  SF   Expiration   Rate
--     ------------------------------------ ------------------------------------------------ ------ ---------- ---------
1      Lincoln Square                       Landmark Theatre                                 40,000 1/31/2019   100.00%
2      USFS Industrial Distribution                                                                             100.00%
       Portfolio(15)(31)(35)
2.01   15155 Northam Street(30)                                                                                 100.00%
2.02   120 Longs Pond Road                                                                                      100.00%
2.03   7004 East Hanna Avenue                                                                                   100.00%
2.04   1685 West Cheyenne Avenue                                                                                100.00%
2.05   7801 Statesville Road                                                                                    100.00%
2.06   300 Lawrence Drive                                                                                       100.00%
2.07   4550 West Buckeye Road                                                                                   100.00%
2.08   8024 Telegraph Road                                                                                      100.00%
2.09   10211 North IH 35                                                                                        100.00%
2.10   7598 NW 6th Avenue                                                                                       100.00%
2.11   11994 Livingston Road                                                                                    100.00%
2.12   1500 NC Hwy 39                                                                                           100.00%
2.13   28001 Napier Road                                                                                        100.00%
2.14   11955 East Peakview Avenue                                                                               100.00%
2.15   12301 Cumberland Road                                                                                    100.00%
2.16   1899 N US Hwy 1                                                                                          100.00%
2.17   222 Otrobando Avenue P.O. Box                                                                            100.00%
       103(30)
2.18   9605 54th Avenue North                                                                                   100.00%
2.19   W137 N9245 Highway 45                                                                                    100.00%
2.20   950 South Shiloh Road & 1992                                                                             100.00%
       Forest Lane
2.21   111 Alliant Drive                                                                                        100.00%
2.22   40 Fort Lewis Boulevard                                                                                  100.00%
2.23   755 Pierce Road                                                                                          100.00%
2.24   8000 Bavaria Road                                                                                        100.00%
2.25   10410 South 50th Place                                                                                   100.00%
2.26   1 Quality Lane                                                                                           100.00%
2.27   2850 Selma Highway                                                                                       100.00%
2.28   5445 Spellmire Drive                                                                                     100.00%
2.29   1350/1400 North 10th Street                                                                              100.00%
2.30   1044/1045 Garden Street                                                                                  100.00%
2.31   4601 32nd Avenue South                                                                                   100.00%
2.32   5353 Nathan Lane North                                                                                   100.00%
2.33   125 Gardenville Parkway West                                                                             100.00%
2.34   6315 John J Pershing Drive                                                                               100.00%
2.35   3500 Saratoga Avenue(30)                                                                                 100.00%
2.36   333-340 North Claremont Avenue                                                                           100.00%
2.37   2575 Virginia Avenue                                                                                     100.00%
2.38   345 Kino Drive                                                                                           100.00%
3      Charles River Plaza North                                                                                100.00%
4      85 Tenth Avenue                      State of New York                                57,858 3/31/2014    98.97%
5      130 Prince Street                    Stuart Moore, Ltd.                                2,049 7/31/2009   100.00%
6      Georgian Towers                                                                                           89.60%
7      1150 18th Street, NW                 Miller & Chevalier                               16,080 2/29/2008    98.88%
8      Quality King(16)(34)                 Quality King (Subleased to QK Healthcare, Inc.)  59,978 9/30/2027   100.00%
9      2 Journal Square                                                                                          93.06%
10     Seattle Space Needle                                                                                     100.00%
11     CGM RRI Hotel Portfolio                                                                                   61.22%
11.01  Red Roof Inn Washington                                                                                   62.88%
       Downtown
11.02  Red Roof Inn Long Island                                                                                  73.72%
11.03  Red Roof Inn Miami Airport                                                                                78.73%
11.04  Red Roof Inn Greater Washington                                                                           71.78%
       Manassas
11.05  Red Roof Inn Ann Arbor University                                                                         64.70%
       North
11.06  Red Roof Inn Fort Lauderdale                                                                              67.64%
11.07  Red Roof Inn Tampa Brandon                                                                                63.87%
11.08  Red Roof Inn Phoenix Chandler                                                                             53.95%
11.09  Red Roof Inn Wilmington                                                                                   64.02%
11.10  Red Roof Inn Atlanta Druid Hills                                                                          77.34%
11.11  Red Roof Inn BW Parkway                                                                                   67.86%
11.12  Red Roof Inn Tinton Falls                                                                                 56.70%
11.13  Red Roof Inn Baltimore North                                                                              54.62%
       Timonium
11.14  Red Roof Inn Boston Northeast                                                                             66.92%
       Saugus
11.15  Red Roof Inn Joliet                                                                                       61.41%
11.16  Red Roof Inn Chicago Naperville                                                                           57.03%
11.17  Red Roof Inn Chicago Northbrook                                                                           63.48%
11.18  Red Roof Inn Phoenix Airport                                                                              56.92%
11.19  Red Roof Inn Louisville Airport                                                                           56.11%
11.20  Red Roof Inn Phoenix Bell Road                                                                            61.72%
11.21  Red Roof Inn Cleveland                                                                                    57.98%
       Independence
11.22  Red Roof Inn Erie                                                                                         66.89%
11.23  Red Roof Inn El Paso East                                                                                 77.47%
11.24  Red Roof Inn St Clairsville                                                                               70.49%
11.25  Red Roof Inn Austin Round Rock                                                                            74.99%
11.26  Red Roof Inn Knoxville West                                                                               63.66%
11.27  Red Roof Inn Binghamton                                                                                   65.57%
11.28  Red Roof Inn Wilkes Barre                                                                                 63.49%
11.29  Red Roof Inn Pittsburgh Airport                                                                           56.97%
11.30  Red Roof Inn Chicago Hoffman                                                                              49.11%
       Estates
11.31  Red Roof Inn Enfield                                                                                      59.76%
11.32  Red Roof Inn West Springfield                                                                             51.34%
11.33  Red Roof Inn Canton                                                                                       52.42%
11.34  Red Roof Inn Detroit Farmington                                                                           44.89%
       Hills
11.35  Red Roof Inn Edison                                                                                       57.14%
11.36  Red Roof Inn Princeton North                                                                              54.12%
11.37  Red Roof Inn Hickory                                                                                      63.16%
11.38  Red Roof Inn Asheville West                                                                               63.01%
11.39  Red Roof Inn Richmond South                                                                               64.40%
11.40  Red Roof Inn Columbus West                                                                                60.96%
11.41  Red Roof Inn Greensboro Airport                                                                           56.42%
11.42  Red Roof Inn Cincinnati Northeast                                                                         51.56%
       Blue Ash
11.43  Red Roof Inn Johnson City                                                                                 59.13%
11.44  Red Roof Inn Detroit Troy                                                                                 42.15%
11.45  Red Roof Inn Cincinnati Sharonville                                                                       63.66%
11.46  Red Roof Inn West Monroe                                                                                  65.22%
11.47  Red Roof Inn Detroit Madison                                                                              50.11%
       Heights
11.48  Red Roof Inn Kansas City Overland                                                                         51.86%
       Park
11.49  Red Roof Inn Greenville                                                                                   56.00%
11.50  Red Roof Inn New London                                                                                   45.81%
11.51  Red Roof Inn Nashville South                                                                              72.08%
11.52  Red Roof Inn Jamestown Falconer                                                                           50.89%
12     Royale Retail Condominium            Citibank                                          8,760  5/31/2013  100.00%
13     Great Escape Lodge(34)                                                                                    61.10%
14     California Department Store                                                                              100.00%
       Portfolio(21)
14.01  Nordstrom - San Diego                                                                                    100.00%
14.02  Macy's - Pleasanton                                                                                      100.00%
14.03  Macy's - Laguna Hills                                                                                    100.00%
15     Copper Beech Townhomes -                                                                                  96.75%
       Statesboro, GA
16     Serrano Highlands                                                                                         97.92%
17     Town Center East Building 3          State of Washington (Labor & Industries)         36,045  3/31/2012   97.50%
18     Spanish Ranch MHP                                                                                        100.00%
19     Versar Center Office Building        National Capital Preferred Provided Organization 19,925 7/31/2008    87.08%
20     Parkway Plaza                        Ross Dress For Less                              27,200 1/31/2012    90.73%
21     The Clubs at Rhodes Ranch                                                                                 94.80%
22     Hotel deLuxe(34)                                                                                          61.20%
23     Valley Freeway Center                Praxair                                          12,042 2/28/2010    95.02%
24     Chicago Bridge & Iron(33)                                                                                100.00%
25     Creekwalk Village                    DSW Shoe Warehouse, Inc.                         26,361 1/31/2014   100.00%
26     Arlington Center                                                                                         100.00%
27     Wildwood Communities MHP                                                                                  99.37%
28     Mission West Millbrook                                                                                    97.55%
29     Cypress Medical Center               Orthopaedic & Sports Medicine                     9,381 4/30/2017    95.23%
30     Mission Mill Creek                                                                                        97.00%
31     Plantation Apartments                                                                                     93.24%
32     Oklahoma Central Park                Cicada Corp.                                     19,337 7/31/2009    92.33%
33     Hampton Inn - Nashville                                                                                   94.16%
34     Olde Lancaster Town Center           Chesterbrook Academy                             10,876 5/31/2022   100.00%
35     Centre at Culpeper                   Chinese Buffet                                    3,809 8/31/2017    91.15%
36     673 Brannan Street                                                                                        98.33%
37     725 Concord Avenue Medical Office    Knowledge Learning Corp                           5,742 10/31/2010  100.00%
       Building
38     6620 18th Avenue Retail(34)                                                                              100.00%
39     TN Office Portfolio - BGK                                                                                 87.13%
39.01  The Terraces                         Geo-Marine, Inc.                                  5,351 7/31/2009    87.17%
39.02  Estate Office Park                   East Memphis Dental Group                         1,984 3/31/2009    93.85%
39.03  Pine Ridge                           Shonka Research Associates                        3,750 2/29/2008    79.79%
39.04  Crossroad Commons                    Trillium Construction Service                     2,368 7/31/2008    91.99%
40     Merrimac Plaza                       Maxi Drugs dba Brooks Pharmacy                   17,778 3/25/2010    85.58%
41     Inverness Business Center North      T.I. Training                                     9,720 MTM          97.28%
42     Foothills Commerce Center            Mark IV Capital, Inc. (Master Lease)             15,189 9/11/2010    95.00%
       Buildings C, D & E
43     Eastside Plaza 3 & 4                 Vine Street Investors (Master Lease)             17,423 8/31/2012    97.50%
44     Old National Town Center             Dugan's Restaurant                                7,364 8/31/2017    95.68%
45     Geneva Portfolio(17)                                                                                     100.00%
45.01  Greensboro                                                                                               100.00%
45.02  Charlotte                                                                                                100.00%
45.03  Ringgold                                                                                                 100.00%
45.04  Wilmington                                                                                               100.00%
46     770 & 780 Garden Street                                                                                  100.00%
47     509 212th Street                                                                                         100.00%
48     Premier Landing                      Rack Room                                         5,700 8/24/2011    97.95%
49     555 South Woodward                   Poyle Associates, Inc.                            5,451 8/31/2008    82.65%
50     Hamilton Crossing                    Kado Sushi-Antonio Kosasih & Juardy Lo            3,450 12/31/2016   95.00%
51     Holiday Inn Express - Buckhead, GA                                                                        75.48%
52     Boulder Ridge Apartments Phase                                                                           100.00%
       II(26)
53     West Town Apartments                                                                                      93.75%
54     Residence Inn - Livermore, CA                                                                             75.50%
55     University Parkway                   Countrywide Home Loans                            5,351 9/12/2011    96.50%
56     Mammoth Professional Building        Premier Wholesale Lending                         2,208 3/31/2009    85.48%
57     Walgreens Buckhead                                                                                       100.00%
58     Holiday Inn Express Hotel & Suites -                                                                      63.26%
       Deerfield
59     Hoadly Marketplace                   Classic Cuttery                                   1,217 2/28/2012    92.28%
60     Mountain Dream Center                Hit a Few Golf                                    3,510 2/28/2009    92.72%
61     Eagle Electronics Office Building    C.W. Kephart - Competition Eng                    3,316 3/31/2012   100.00%
62     Sable Chase at Sherwood                                                                                   98.56%
63     Maple Ridge Apartments II                                                                                100.00%
64     6200 Seaforth Street                 ChemPacific Corporation                           8,432 12/31/2017  100.00%
65     Twin Lakes Shopping Center           Grease Monkey                                     1,848 12/31/2008  100.00%
66     Quioccasin Center Station            Core Kids Academy                                 4,237 10/31/2012   96.36%
67     Fairmount Place Office               Greenleaf Compaction                              6,553 1/20/2011    90.72%
68     Bala Apartments                                                                                           95.86%
69     12621 Featherwood                    SIS-Tech Solutions, LLC                           7,248 4/30/2011   100.00%
70     CT Beverage Mart Plaza               Better Bedding                                    5,500 7/31/2008    90.91%
71     University Suites                                                                                        100.00%
72     Bent Tree Plaza I, II & III          Suddenlink                                        8,581 9/30/2008    97.67%
73     Bel-Red Medical Dental Center(27)    Meydenbauer Dental                                4,722 9/30/2016   100.00%
74     Woodbridge Apartments                                                                                     95.59%
75     Autumn Ridge Medical Center                                                                              100.00%
76     Gadd Crossing                        McAllister's Deli                                 4,000 9/30/2011    95.90%
77     Lodi City Center                     Scooter's                                         1,523 12/31/2009   97.30%
78     East Winchester                      Waddell & Reed                                    4,192 6/30/2008   100.00%
79     Mammoth Encinitas West               Siennax, Inc.                                     1,656 8/31/2009    85.27%
80     Airport Atrium Center                ME Dey Company, Inc.                              6,041 10/31/2010   93.88%
81     Exton Office                         Lincoln Financial                                 3,780 12/31/2010  100.00%
82     Walgreen's - Miami, FL                                                                                   100.00%
83     Northdale Plaza                      Floors Galore & More, Inc.                        3,000 1/1/2012     79.09%
84     53-83 Fourth Avenue                  Kids U Suburban Boston, LLC                       6,942 10/31/2011   92.41%
85     Burgard Industrial Park                                                                                  100.00%
86     Wharton Mall(18)                     Ming Court Buffet Rest.                           6,560 9/30/2012   100.00%
87     Aldo South Beach                                                                                         100.00%
88     Jefferson Industrial Complex(19)     Hip to Hop                                       10,000 7/31/2010   100.00%
89     Broadway Lofts                                                                                            97.80%
90     Kohl's Ground Lease - Forward                                                                            100.00%
91     Candlewood Suites                                                                                         79.65%
92     Capri Rialto Mobile Home Estates                                                                         100.00%
93     Creative Children Learning Centers -                                                                     100.00%
       Davie, FL(20)
94     Creative Children Learning Centers -                                                                     100.00%
       Tallahassee, FL
95     San Gabriel Professional Center      Dr. Chun Yek Wang                                 2,633 MTM         100.00%
96     Snoqualmie Ridge Phase IV Lot 2      Finaghty's                                        1,530 9/27/2010   100.00%
97     Woodlands Shopping Center            Wrights Furniture                                 5,221 12/31/2011   95.05%
98     Sleep Inn - Lexington, KY                                                                                 69.46%
99     The Metcalf Plaza / Target Center    Masters Martial Arts                              2,640 9/5/2012     87.43%
       Shopping Centers
100    Colony Commons I and II              Dr. Balbino Beltre                                1,950 6/30/2015    82.85%
101    Broadway Apartments                                                                                       93.38%
102    14144 Ventura Office Building        Notification Technologies                         9,078 9/6/2008    100.00%
103    550-552 West 21st Street(32)                                                                             100.00%
104    Candlewood Suites, Harrisonburg                                                                           85.50%
105    Whitney National Bank                                                                                    100.00%
106    Walgreen's - Dallas, TX                                                                                  100.00%
107    Town Center Self Storage                                                                                  92.65%
108    Allen Town Center(29)                Gregory D. Coronado                               4,120 12/31/2007  100.00%
109    Holiday Inn Express - Libertyville,                                                                       78.30%
       IL
110    Staples - Golden, CO                                                                                     100.00%
111    St Andrews Place                     Asian Spice                                       1,800 4/30/2011    88.10%
112    Beacon Point Service Center          Jorge Gurgel Enterprises                         12,800 11/30/2011  100.00%
113    Padonia Plaza                        Country Wide Home Loans                           3,474 6/30/2012    81.43%
114    Best Western Casa Villa Suites -                                                                          61.30%
       Harlingen, TX
115    Borders Books & Music - Bowie                                                                            100.00%
116    Willow Bend                          Rugged Wearhouse, Inc.                           12,000 4/30/2010    90.43%
117    796 Lexington Avenue                 Benancio Garcia                                     977 8/14/2008   100.00%
118    Padre Commons Plaza                  King of Sleep Clearance Center                    2,437 5/31/2011   100.00%
119    Hampton Inn - Waycross, GA                                                                                68.70%
120    Starbucks Center South               Hawaiian BBQ                                      1,502 9/30/2017    80.74%
121    Bridgeport Apartments                                                                                     95.65%
122    Burchwood                                                                                                 98.60%
123    Jasper Mountain Highlands Shopping   Ably Asian                                        2,222 6/1/2016    100.00%
       Center
124    Spokane Apartments                                                                                        88.68%
124.01 North Cliff Terrace                                                                                       95.40%
124.02 Hart Terrace                                                                                              80.56%
125    Wood Dale Towne Center               Sally Beauty Company, Inc.                        1,627 4/30/2010   100.00%
126    NJVC Building                                                                                            100.00%
127    Holiday Inn Express - Livingston,                                                                         79.47%
       TX
128    126 Chestnut Street                                                                                      100.00%
129    Amcal Business Center                Westlake Packaging                                2,017 9/30/2008    97.34%
130    Lost Creek Village                   Carpet and Tile Masters                           1,971 9/30/2012    86.91%
131    Mainstay Suites - Clute, TX                                                                               71.60%
132    Georgia Center For Total Cancer                                                                          100.00%
       Care
133    Town Fair Shopping Center            Beyond Academics -preschool development           2,000 6/30/2009   100.00%
134    Pioneer Square(29)                   Wells Fargo                                       2,200 2/28/2010    95.01%
135    Mansell Plaza                        American Express Travel                           2,700 10/31/2008  100.00%
136    Comfort Suites - Yulee, FL                                                                                72.00%
137    Stapleton Square                     Industrial Distribution                           5,409 1/31/2009    80.96%
138    County Inn - Mountainview, CA                                                                             46.51%
139    Bluebonnet Crossing                  Subway                                            1,800 9/30/2009    91.06%
140    Fletcher Square Shopping Center      The Scooter Store                                 5,698 5/31/2011   100.00%
141    Shoppes of Crabapple                 Stefan Boros (Master Lease)                       1,600 9/30/2010    90.89%
142    Ridgeway Plaza                       Passing Fancy                                     1,875 1/31/2012   100.00%
143    EZ Storage Headquarters                                                                                  100.00%
144    Office Depot - El Dorado, AR                                                                             100.00%
145    Brambleton Medical Center            Obstetrics & Gynocological Associates of          1,667 6/30/2008   100.00%
                                            Tidewater, Inc.
146    Office Depot - Palestine, TX                                                                             100.00%
147    The Continental Ranch Retail Center  Nail Salon                                        1,200 6/30/2017    79.97%
148    State Street Retail                  Gamestop, Inc.                                    1,589 1/31/2009   100.00%
149    Westbrook Office Park                Republic Home Mortgage                            2,266 11/30/2009  100.00%
150    Days Inn Airport South - College                                                                          62.10%
       Park, GA(28)
151    Towne Place                          Bon Vivant Salon                                  4,000 9/30/2008   100.00%
152    Cordes Professional Building         Upright MRI of Sugar Land                         2,046 9/30/2015   100.00%
153    Ashford Plaza Retail Center          Papa Johns-Houston Pizza Venture                  1,408 8/31/2008    87.83%
154    Muskegon Retail                      RX Optical                                        2,800 8/31/2017    83.33%
155    Grogan's Forest Retail Center        Pine Oak Cleaners                                 1,406 6/30/2008   100.00%
156    Sapphire Pointe                      Cato                                              4,160 1/31/2010   100.00%
157    Lofts at McIntire                                                                                        100.00%
158    Sunset Medical Office Building                                                                           100.00%
159    Richmond Street Studios              Azin Mehrnoosh, Hi-Def                            1,021 4/30/2008    74.61%
160    Stamey Plaza                         H & R Block                                       1,045 4/30/2011   100.00%
161    Shoppes at Greystone                 Planet Cellular dba Bigfoot                       2,250 2/28/2014   100.00%

                                                                         Upfront            Monthly           Upfront
                                                            Occupancy  Replacement        Replacement          TI/LC
ID     Property Name                                        As-of Date Reserves(25)        Reserves         Reserves(25)
--     ---------------------------------------------------- ---------- ------------ ----------------------- ------------
1      Lincoln Square                                        6/14/2007                                6,766    305,100
2      USFS Industrial Distribution Portfolio(15)(31)(35)    11/1/2007
2.01   15155 Northam Street(30)                              11/1/2007
2.02   120 Longs Pond Road                                   11/1/2007
2.03   7004 East Hanna Avenue                                11/1/2007
2.04   1685 West Cheyenne Avenue                             11/1/2007
2.05   7801 Statesville Road                                 11/1/2007
2.06   300 Lawrence Drive                                    11/1/2007
2.07   4550 West Buckeye Road                                11/1/2007
2.08   8024 Telegraph Road                                   11/1/2007
2.09   10211 North IH 35                                     11/1/2007
2.10   7598 NW 6th Avenue                                    11/1/2007
2.11   11994 Livingston Road                                 11/1/2007
2.12   1500 NC Hwy 39                                        11/1/2007
2.13   28001 Napier Road                                     11/1/2007
2.14   11955 East Peakview Avenue                            11/1/2007
2.15   12301 Cumberland Road                                 11/1/2007
2.16   1899 N US Hwy 1                                       11/1/2007
2.17   222 Otrobando Avenue P.O. Box 103(30)                 11/1/2007
2.18   9605 54th Avenue North                                11/1/2007
2.19   W137 N9245 Highway 45                                 11/1/2007
2.20   950 South Shiloh Road & 1992 Forest Lane              11/1/2007
2.21   111 Alliant Drive                                     11/1/2007
2.22   40 Fort Lewis Boulevard                               11/1/2007
2.23   755 Pierce Road                                       11/1/2007
2.24   8000 Bavaria Road                                     11/1/2007
2.25   10410 South 50th Place                                11/1/2007
2.26   1 Quality Lane                                        11/1/2007
2.27   2850 Selma Highway                                    11/1/2007
2.28   5445 Spellmire Drive                                  11/1/2007
2.29   1350/1400 North 10th Street                           11/1/2007
2.30   1044/1045 Garden Street                               11/1/2007
2.31   4601 32nd Avenue South                                11/1/2007
2.32   5353 Nathan Lane North                                11/1/2007
2.33   125 Gardenville Parkway West                          11/1/2007
2.34   6315 John J Pershing Drive                            11/1/2007
2.35   3500 Saratoga Avenue(30)                              11/1/2007
2.36   333-340 North Claremont Avenue                        11/1/2007
2.37   2575 Virginia Avenue                                  11/1/2007
2.38   345 Kino Drive                                        11/1/2007
3      Charles River Plaza North                             5/18/2007                                         631,094
4      85 Tenth Avenue                                       5/10/2007                                         500,000
5      130 Prince Street                                     6/13/2007
6      Georgian Towers                                       9/18/2007  34,265,000
7      1150 18th Street, NW                                  7/31/2007                                2,776  2,000,000
8      Quality King(16)(34)                                 10/24/2007       7,143                    7,143      6,869
9      2 Journal Square                                       7/3/2007
10     Seattle Space Needle                                        NAP
11     CGM RRI Hotel Portfolio                                 Various
11.01  Red Roof Inn Washington Downtown                      6/30/2007
11.02  Red Roof Inn Long Island                              6/30/2007
11.03  Red Roof Inn Miami Airport                            6/30/2007
11.04  Red Roof Inn Greater Washington Manassas              6/30/2007
11.05  Red Roof Inn Ann Arbor University North               6/30/2007
11.06  Red Roof Inn Fort Lauderdale                          6/30/2007
11.07  Red Roof Inn Tampa Brandon                            6/30/2007
11.08  Red Roof Inn Phoenix Chandler                         6/30/2007
11.09  Red Roof Inn Wilmington                               6/30/2007
11.10  Red Roof Inn Atlanta Druid Hills                      6/30/2007
11.11  Red Roof Inn BW Parkway                               6/30/2007
11.12  Red Roof Inn Tinton Falls                             6/30/2007
11.13  Red Roof Inn Baltimore North Timonium                 6/30/2007
11.14  Red Roof Inn Boston Northeast Saugus                  6/30/2007
11.15  Red Roof Inn Joliet                                   6/30/2007
11.16  Red Roof Inn Chicago Naperville                       6/30/2007
11.17  Red Roof Inn Chicago Northbrook                       6/30/2007
11.18  Red Roof Inn Phoenix Airport                          6/30/2007
11.19  Red Roof Inn Louisville Airport                       6/30/2007
11.20  Red Roof Inn Phoenix Bell Road                        6/30/2007
11.21  Red Roof Inn Cleveland Independence                   6/30/2007
11.22  Red Roof Inn Erie                                     6/30/2007
11.23  Red Roof Inn El Paso East                             6/30/2007
11.24  Red Roof Inn St Clairsville                           6/30/2007
11.25  Red Roof Inn Austin Round Rock                        6/30/2007
11.26  Red Roof Inn Knoxville West                           5/31/2007
11.27  Red Roof Inn Binghamton                               6/30/2007
11.28  Red Roof Inn Wilkes Barre                             6/30/2007
11.29  Red Roof Inn Pittsburgh Airport                       6/30/2007
11.30  Red Roof Inn Chicago Hoffman Estates                  6/30/2007
11.31  Red Roof Inn Enfield                                  6/30/2007
11.32  Red Roof Inn West Springfield                         6/30/2007
11.33  Red Roof Inn Canton                                   6/30/2007
11.34  Red Roof Inn Detroit Farmington Hills                 6/30/2007
11.35  Red Roof Inn Edison                                   6/30/2007
11.36  Red Roof Inn Princeton North                          6/30/2007
11.37  Red Roof Inn Hickory                                  6/30/2007
11.38  Red Roof Inn Asheville West                           6/30/2007
11.39  Red Roof Inn Richmond South                           6/30/2007
11.40  Red Roof Inn Columbus West                            6/30/2007
11.41  Red Roof Inn Greensboro Airport                       6/30/2007
11.42  Red Roof Inn Cincinnati Northeast Blue Ash            6/30/2007
11.43  Red Roof Inn Johnson City                             6/30/2007
11.44  Red Roof Inn Detroit Troy                             6/30/2007
11.45  Red Roof Inn Cincinnati Sharonville                   6/30/2007
11.46  Red Roof Inn West Monroe                              6/30/2007
11.47  Red Roof Inn Detroit Madison Heights                  6/30/2007
11.48  Red Roof Inn Kansas City Overland Park                6/30/2007
11.49  Red Roof Inn Greenville                               6/30/2007
11.50  Red Roof Inn New London                               6/30/2007
11.51  Red Roof Inn Nashville South                          6/30/2007
11.52  Red Roof Inn Jamestown Falconer                       6/30/2007
12     Royale Retail Condominium                             7/17/2007                                  467
13     Great Escape Lodge(34)                                8/31/2007                               53,333
14     California Department Store Portfolio(21)             10/1/2007
14.01  Nordstrom - San Diego                                 10/1/2007
14.02  Macy's - Pleasanton                                   10/1/2007
14.03  Macy's - Laguna Hills                                 10/1/2007
15     Copper Beech Townhomes - Statesboro, GA               8/21/2007                                6,150
16     Serrano Highlands                                     5/15/2007                                5,000
17     Town Center East Building 3                            9/6/2007                                2,459
18     Spanish Ranch MHP                                     8/15/2007
19     Versar Center Office Building                          7/1/2007                                3,623
20     Parkway Plaza                                          6/7/2007     240,000                    3,283    500,000
21     The Clubs at Rhodes Ranch                              5/3/2007                                5,625
22     Hotel deLuxe(34)                                      8/31/2007                               20,219
23     Valley Freeway Center                                 8/14/2007                                1,909    300,000
24     Chicago Bridge & Iron(33)                             11/1/2007                                2,200
25     Creekwalk Village                                     7/12/2007                                3,054
26     Arlington Center                                      11/1/2007
27     Wildwood Communities MHP                               9/1/2007                                1,554
28     Mission West Millbrook                               10/21/2007     681,250
29     Cypress Medical Center                                 5/1/2007                                1,241    700,000
30     Mission Mill Creek                                    8/30/2007     336,000                    2,800
31     Plantation Apartments                                 9/26/2007                                4,625
32     Oklahoma Central Park                                  6/1/2007                                3,440
33     Hampton Inn - Nashville                                9/7/2007                               22,800
34     Olde Lancaster Town Center                            5/18/2007                                1,201
35     Centre at Culpeper                                    6/21/2007                                  597    435,881
36     673 Brannan Street                                     9/1/2007                                1,000
37     725 Concord Avenue Medical Office Building            7/18/2007                                1,420    416,625
38     6620 18th Avenue Retail(34)                          10/23/2007                                  194
39     TN Office Portfolio - BGK                              8/1/2007                               30,550
39.01  The Terraces                                           8/1/2007
39.02  Estate Office Park                                     8/1/2007
39.03  Pine Ridge                                             8/1/2007
39.04  Crossroad Commons                                      8/1/2007
40     Merrimac Plaza                                         5/1/2007                                1,462
41     Inverness Business Center North                       7/31/2007     175,000                    1,941    150,000
42     Foothills Commerce Center Buildings C, D & E          8/31/2007
43     Eastside Plaza 3 & 4                                   9/5/2007                                1,181
44     Old National Town Center                              8/31/2007
45     Geneva Portfolio(17)                                  6/28/2007                                1,788
45.01  Greensboro                                            6/28/2007
45.02  Charlotte                                             6/28/2007
45.03  Ringgold                                              6/28/2007
45.04  Wilmington                                            6/28/2007
46     770 & 780 Garden Street                                8/6/2007     436,880                      925
47     509 212th Street                                       8/9/2007                                1,063
48     Premier Landing                                       9/18/2007                                         100,000
49     555 South Woodward                                    10/1/2007                                1,414
50     Hamilton Crossing                                     8/14/2007                                  606
51     Holiday Inn Express - Buckhead, GA                    5/31/2007                                9,275
52     Boulder Ridge Apartments Phase II(26)                 8/15/2007                                1,958
53     West Town Apartments                                  5/23/2007   1,059,109
54     Residence Inn - Livermore, CA                         5/31/2007                               10,083
55     University Parkway                                    4/27/2007                                  618     37,375
56     Mammoth Professional Building                         10/3/2007                                1,006    181,008
57     Walgreens Buckhead                                    9/13/2007
58     Holiday Inn Express Hotel & Suites - Deerfield        5/31/2007                                8,897
59     Hoadly Marketplace                                    7/11/2007
60     Mountain Dream Center                                 8/21/2007
61     Eagle Electronics Office Building                      6/1/2007                                1,331    400,000
62     Sable Chase at Sherwood                               8/20/2007                                4,333
63     Maple Ridge Apartments II                             10/2/2007                                2,021
64     6200 Seaforth Street                                  7/24/2007                                2,015
65     Twin Lakes Shopping Center                            7/24/2007                                  652     75,000
66     Quioccasin Center Station                            10/10/2007                                  958
67     Fairmount Place Office                                10/2/2007                                1,287
68     Bala Apartments                                      10/30/2007                                3,021
69     12621 Featherwood                                      6/8/2007                                1,439      1,263
70     CT Beverage Mart Plaza                                 8/1/2007                                  550
71     University Suites                                     3/24/2007                                1,990
72     Bent Tree Plaza I, II & III                           8/15/2007     100,000                             200,000
73     Bel-Red Medical Dental Center(27)                     9/18/2007                                  432
74     Woodbridge Apartments                                 6/29/2007
75     Autumn Ridge Medical Center                           8/29/2007                                  607
76     Gadd Crossing                                          7/1/2007
77     Lodi City Center                                      7/31/2007
78     East Winchester                                        8/2/2007
79     Mammoth Encinitas West                               10/17/2007                                  512     94,000
80     Airport Atrium Center                                  8/1/2007                                1,046     52,598
81     Exton Office                                          7/26/2007                                  676
82     Walgreen's - Miami, FL                                7/12/2007
83     Northdale Plaza                                        6/1/2007                Commencing 11/1/2011,
                                                                                    monthly payment of $447
84     53-83 Fourth Avenue                                   3/26/2007                                  672    200,000
85     Burgard Industrial Park                                7/5/2007                                  833
86     Wharton Mall(18)                                      5/31/2007                                  565
87     Aldo South Beach                                      9/15/2006                                   53
88     Jefferson Industrial Complex(19)                       4/1/2007       1,075                    1,075      1,724
89     Broadway Lofts                                        8/28/2007                                1,854
90     Kohl's Ground Lease - Forward                         6/11/2007
91     Candlewood Suites                                      5/1/2007       5,049                    5,049
92     Capri Rialto Mobile Home Estates                     10/10/2007      34,000                      457
93     Creative Children Learning Centers - Davie, FL(20)     6/1/2007                                  208
94     Creative Children Learning Centers - Tallahassee, FL   6/1/2007                                  120
95     San Gabriel Professional Center                       6/21/2007                                  485    285,000
96     Snoqualmie Ridge Phase IV Lot 2                       10/3/2007                                  219
97     Woodlands Shopping Center                             7/19/2007                                  402
98     Sleep Inn - Lexington, KY                             8/31/2007                                6,335
99     The Metcalf Plaza / Target Center Shopping Centers    7/20/2007                                  166
100    Colony Commons I and II                               7/31/2007                                          60,000
101    Broadway Apartments                                   10/5/2007                                4,208
102    14144 Ventura Office Building                         9/10/2007
103    550-552 West 21st Street(32)                         10/11/2007                                   81
104    Candlewood Suites, Harrisonburg                       8/31/2007                                4,406
105    Whitney National Bank                                 7/31/2007                                  500
106    Walgreen's - Dallas, TX                               7/12/2007
107    Town Center Self Storage                               7/5/2007      30,210
108    Allen Town Center(29)                                  9/1/2007      10,000                              30,000
109    Holiday Inn Express - Libertyville, IL               12/31/2006                                6,442
110    Staples - Golden, CO                                   9/5/2007                                  255
111    St Andrews Place                                      6/11/2007
112    Beacon Point Service Center                           8/31/2007
113    Padonia Plaza                                          9/1/2007
114    Best Western Casa Villa Suites - Harlingen, TX        7/31/2007                                3,592
115    Borders Books & Music - Bowie                          7/2/2007                                  314
116    Willow Bend                                           8/31/2007
117    796 Lexington Avenue                                  8/16/2007                                  106
118    Padre Commons Plaza                                   9/11/2007       9,938                              74,531
119    Hampton Inn - Waycross, GA                            8/31/2007                                4,145
120    Starbucks Center South                               10/16/2007                                  159
121    Bridgeport Apartments                                10/30/2007                                2,875
122    Burchwood                                              6/1/2007                                1,500
123    Jasper Mountain Highlands Shopping Center              8/1/2007         339                      339      1,325
124    Spokane Apartments                                    9/21/2007                                3,313
124.01 North Cliff Terrace                                   9/21/2007
124.02 Hart Terrace                                          9/21/2007
125    Wood Dale Towne Center                                 7/1/2007
126    NJVC Building                                         7/23/2007                                  521
127    Holiday Inn Express - Livingston, TX                  5/31/2007       4,653        $4,653 for 1st 12
                                                                                     months, thereafter TBD
                                                                                    by lender (no less than
                                                                                      1/12th of 4% of gross
                                                                                    income from operations)
128    126 Chestnut Street                                    8/2/2007                                  183     55,000
129    Amcal Business Center                                 9/17/2007                                  438
130    Lost Creek Village                                    6/30/2007         148                      148     69,900
131    Mainstay Suites - Clute, TX                           6/30/2007                                4,019
132    Georgia Center For Total Cancer Care                  5/22/2007                                  185
133    Town Fair Shopping Center                             6/26/2007         275                      275      1,536
134    Pioneer Square(29)                                    7/11/2007                                  482     50,000
135    Mansell Plaza                                         8/31/2007
136    Comfort Suites - Yulee, FL                            6/30/2007                                4,167
137    Stapleton Square                                      8/31/2007                                  808
138    County Inn - Mountainview, CA                         8/31/2007                                2,311
139    Bluebonnet Crossing                                    4/1/2007                                  180     40,000
140    Fletcher Square Shopping Center                       6/21/2007         854                      854     45,000
141    Shoppes of Crabapple                                  9/10/2007                                  105
142    Ridgeway Plaza                                         5/4/2007                                  246
143    EZ Storage Headquarters                                6/1/2007                                  158
144    Office Depot - El Dorado, AR                          7/30/2007                                  313
145    Brambleton Medical Center                             6/20/2007                                  288     50,000
146    Office Depot - Palestine, TX                          9/24/2007                                  313
147    The Continental Ranch Retail Center                    4/1/2007          94                       94
148    State Street Retail                                    4/1/2007                                  200     50,000
149    Westbrook Office Park                                  7/3/2007                                  125     25,000
150    Days Inn Airport South - College Park, GA(28)         3/31/2007                                2,834
151    Towne Place                                            2/1/2007                                  350
152    Cordes Professional Building                           9/1/2007                                  112
153    Ashford Plaza Retail Center                           8/10/2007                                   80
154    Muskegon Retail                                       8/14/2007                Commencing 10/1/2010,      7,500
                                                                                    monthly payment of $150
155    Grogan's Forest Retail Center                         8/10/2007                                   89     35,000
156    Sapphire Pointe                                       8/31/2007                                          59,000
157    Lofts at McIntire                                     7/16/2007                                  417
158    Sunset Medical Office Building                         6/1/2007                                  141
159    Richmond Street Studios                                8/6/2007                                  167
160    Stamey Plaza                                          6/14/2007                                   61
161    Shoppes at Greystone                                  8/20/2007                                  122     25,000

                                                                                                    Monthly    Upfront
                                                                  Monthly TI/LC        Upfront Tax    Tax     Insurance
ID     Property Name                                                Reserves           Reserves(25) Reserves Reserves(25)
--     ---------------------------------------------------- -------------------------- ------------ -------- ------------
1      Lincoln Square                                                           33,832  1,714,863   428,716     75,649
2      USFS Industrial Distribution Portfolio(15)(31)(35)
2.01   15155 Northam Street(30)
2.02   120 Longs Pond Road
2.03   7004 East Hanna Avenue
2.04   1685 West Cheyenne Avenue
2.05   7801 Statesville Road
2.06   300 Lawrence Drive
2.07   4550 West Buckeye Road
2.08   8024 Telegraph Road
2.09   10211 North IH 35
2.10   7598 NW 6th Avenue
2.11   11994 Livingston Road
2.12   1500 NC Hwy 39
2.13   28001 Napier Road
2.14   11955 East Peakview Avenue
2.15   12301 Cumberland Road
2.16   1899 N US Hwy 1
2.17   222 Otrobando Avenue P.O. Box 103(30)
2.18   9605 54th Avenue North
2.19   W137 N9245 Highway 45
2.20   950 South Shiloh Road & 1992 Forest Lane
2.21   111 Alliant Drive
2.22   40 Fort Lewis Boulevard
2.23   755 Pierce Road
2.24   8000 Bavaria Road
2.25   10410 South 50th Place
2.26   1 Quality Lane
2.27   2850 Selma Highway
2.28   5445 Spellmire Drive
2.29   1350/1400 North 10th Street
2.30   1044/1045 Garden Street
2.31   4601 32nd Avenue South
2.32   5353 Nathan Lane North
2.33   125 Gardenville Parkway West
2.34   6315 John J Pershing Drive
2.35   3500 Saratoga Avenue(30)
2.36   333-340 North Claremont Avenue
2.37   2575 Virginia Avenue
2.38   345 Kino Drive
3      Charles River Plaza North
4      85 Tenth Avenue                                                                  1,529,430   254,905    173,080
5      130 Prince Street
6      Georgian Towers                                                                    618,039   103,006    111,558
7      1150 18th Street, NW                                                                98,594    98,594     40,598
8      Quality King(16)(34)                                   6,869; Amount changes to     42,741     3,886
                                                                13,738 upon occurrence
                                                                    of a Trigger Event
9      2 Journal Square
10     Seattle Space Needle
11     CGM RRI Hotel Portfolio                                                          1,858,646   431,518    177,450
11.01  Red Roof Inn Washington Downtown
11.02  Red Roof Inn Long Island
11.03  Red Roof Inn Miami Airport
11.04  Red Roof Inn Greater Washington Manassas
11.05  Red Roof Inn Ann Arbor University North
11.06  Red Roof Inn Fort Lauderdale
11.07  Red Roof Inn Tampa Brandon
11.08  Red Roof Inn Phoenix Chandler
11.09  Red Roof Inn Wilmington
11.10  Red Roof Inn Atlanta Druid Hills
11.11  Red Roof Inn BW Parkway
11.12  Red Roof Inn Tinton Falls
11.13  Red Roof Inn Baltimore North Timonium
11.14  Red Roof Inn Boston Northeast Saugus
11.15  Red Roof Inn Joliet
11.16  Red Roof Inn Chicago Naperville
11.17  Red Roof Inn Chicago Northbrook
11.18  Red Roof Inn Phoenix Airport
11.19  Red Roof Inn Louisville Airport
11.20  Red Roof Inn Phoenix Bell Road
11.21  Red Roof Inn Cleveland Independence
11.22  Red Roof Inn Erie
11.23  Red Roof Inn El Paso East
11.24  Red Roof Inn St Clairsville
11.25  Red Roof Inn Austin Round Rock
11.26  Red Roof Inn Knoxville West
11.27  Red Roof Inn Binghamton
11.28  Red Roof Inn Wilkes Barre
11.29  Red Roof Inn Pittsburgh Airport
11.30  Red Roof Inn Chicago Hoffman Estates
11.31  Red Roof Inn Enfield
11.32  Red Roof Inn West Springfield
11.33  Red Roof Inn Canton
11.34  Red Roof Inn Detroit Farmington Hills
11.35  Red Roof Inn Edison
11.36  Red Roof Inn Princeton North
11.37  Red Roof Inn Hickory
11.38  Red Roof Inn Asheville West
11.39  Red Roof Inn Richmond South
11.40  Red Roof Inn Columbus West
11.41  Red Roof Inn Greensboro Airport
11.42  Red Roof Inn Cincinnati Northeast Blue Ash
11.43  Red Roof Inn Johnson City
11.44  Red Roof Inn Detroit Troy
11.45  Red Roof Inn Cincinnati Sharonville
11.46  Red Roof Inn West Monroe
11.47  Red Roof Inn Detroit Madison Heights
11.48  Red Roof Inn Kansas City Overland Park
11.49  Red Roof Inn Greenville
11.50  Red Roof Inn New London
11.51  Red Roof Inn Nashville South
11.52  Red Roof Inn Jamestown Falconer
12     Royale Retail Condominium                                                          420,055    70,010     11,603
13     Great Escape Lodge(34)                                                             129,594    18,347    202,092
14     California Department Store Portfolio(21)
14.01  Nordstrom - San Diego
14.02  Macy's - Pleasanton
14.03  Macy's - Laguna Hills
15     Copper Beech Townhomes - Statesboro, GA                                            148,749    14,875     58,158
16     Serrano Highlands                                                                  155,308    25,885     52,932
17     Town Center East Building 3                                                                   18,910     46,198
18     Spanish Ranch MHP                                                                  469,921     6,786      6,328
19     Versar Center Office Building                                            18,116     93,999    23,500     35,530
20     Parkway Plaza                                                            10,943    150,631    21,519     14,843
21     The Clubs at Rhodes Ranch                                                           72,144    18,036     34,839
22     Hotel deLuxe(34)                                                                     8,485     8,485     51,440
23     Valley Freeway Center                                                     5,786     25,562    12,781     28,484
24     Chicago Bridge & Iron(33)                                                 6,133
25     Creekwalk Village                                                         7,270    235,554    58,888
26     Arlington Center                                                         10,949
27     Wildwood Communities MHP                                                                       7,123      3,386
28     Mission West Millbrook                                                             184,822    18,483      9,912
29     Cypress Medical Center                                                              54,678    27,339      3,084
30     Mission Mill Creek                                                                  56,603    18,868     84,941
31     Plantation Apartments                                                               88,972     8,898     47,795
32     Oklahoma Central Park                                                    16,254    119,300    17,043     14,884
33     Hampton Inn - Nashville                                                            153,204    21,887     11,723
34     Olde Lancaster Town Center                                                5,000     63,267     6,327      1,412
35     Centre at Culpeper                                                                  79,334     9,917      3,423
36     673 Brannan Street                                                                  74,330    14,866     11,067
37     725 Concord Avenue Medical Office Building                                         110,546    22,109
38     6620 18th Avenue Retail(34)                                               1,609                           5,905
39     TN Office Portfolio - BGK                                                10,960    225,180    22,518     13,621
39.01  The Terraces
39.02  Estate Office Park
39.03  Pine Ridge
39.04  Crossroad Commons
40     Merrimac Plaza                                                            3,411     21,887    21,887     18,962
41     Inverness Business Center North                                                     26,740    26,740      9,293
42     Foothills Commerce Center Buildings C, D & E                                        17,001     2,429
43     Eastside Plaza 3 & 4                                                                           5,915     26,888
44     Old National Town Center                                                            40,281    20,141
45     Geneva Portfolio(17)                                                               103,386     9,095      5,722
45.01  Greensboro
45.02  Charlotte
45.03  Ringgold
45.04  Wilmington
46     770 & 780 Garden Street                                                             49,395    12,349     44,474
47     509 212th Street                                                                    22,882     3,814     22,381
48     Premier Landing                                                           7,903               15,756      2,190
49     555 South Woodward                                                                  96,949    32,316
50     Hamilton Crossing                                                         3,029                8,918      1,781
51     Holiday Inn Express - Buckhead, GA                                                   9,254     9,254     23,240
52     Boulder Ridge Apartments Phase II(26)                                                          1,000
53     West Town Apartments                                                               101,973    20,395      5,697
54     Residence Inn - Livermore, CA                                                       77,216    11,031     27,966
55     University Parkway                                                        5,483     69,166     6,917      1,266
56     Mammoth Professional Building                                                       38,284    12,762      7,622
57     Walgreens Buckhead
58     Holiday Inn Express Hotel & Suites - Deerfield                                      42,699     6,100      5,965
59     Hoadly Marketplace                                                                  19,515     6,505
60     Mountain Dream Center                                                               12,500     6,250      3,795
61     Eagle Electronics Office Building                                         6,656     13,949     6,975      3,499
62     Sable Chase at Sherwood                                                             47,722     4,772     18,965
63     Maple Ridge Apartments II                                                            3,623     3,623     18,100
64     6200 Seaforth Street                                                      6,667     12,762     6,381        756
65     Twin Lakes Shopping Center                                                2,125     31,553     6,311      2,214
66     Quioccasin Center Station                                                            5,750     5,750     16,060
67     Fairmount Place Office                                                    3,860               15,505
68     Bala Apartments                                                                     53,218     5,914     29,571
69     12621 Featherwood                                                         7,193     12,973    15,571
70     CT Beverage Mart Plaza                                                    2,750     17,030     5,677      4,479
71     University Suites                                                                   10,418     1,736     69,663
72     Bent Tree Plaza I, II & III                                                        106,110    11,790     11,065
73     Bel-Red Medical Dental Center(27)                                         1,667      3,562     3,562      1,284
74     Woodbridge Apartments                                                              162,423    23,203
75     Autumn Ridge Medical Center                            Spr--Leasing Escrow Fund
76     Gadd Crossing                                                                       48,921     8,154
77     Lodi City Center                                                                    45,562     5,695        993
78     East Winchester                                                                     55,035     5,503
79     Mammoth Encinitas West                                                              24,364     8,122      4,164
80     Airport Atrium Center                                                     5,497     79,059     8,784      5,465
81     Exton Office                                                              3,383                8,944     10,027
82     Walgreen's - Miami, FL
83     Northdale Plaza                                                           2,993     75,671    12,612      5,320
84     53-83 Fourth Avenue                                                       2,241                6,597
85     Burgard Industrial Park                                                   1,667     11,977     3,992      1,642
86     Wharton Mall(18)                                                          2,330     45,022    15,007
87     Aldo South Beach                                                            265     53,026     5,303      1,995
88     Jefferson Industrial Complex(19)                                          1,724     36,967     4,621
89     Broadway Lofts                                                                       4,220       384     38,850
90     Kohl's Ground Lease - Forward
91     Candlewood Suites                                                    Spr--Lease     39,175     3,013      6,158
                                                                      Termination Fund
92     Capri Rialto Mobile Home Estates                                                    18,580     2,655      2,771
93     Creative Children Learning Centers - Davie, FL(20)     Spr--Leasing Escrow Fund     41,704     3,791      9,635
94     Creative Children Learning Centers - Tallahassee, FL   Spr--Leasing Escrow Fund     24,206     2,201      5,592
95     San Gabriel Professional Center                                           2,412     25,357     8,452        719
96     Snoqualmie Ridge Phase IV Lot 2                                             876      3,948     3,948      7,590
97     Woodlands Shopping Center                                                 2,006     62,681     6,965      2,568
98     Sleep Inn - Lexington, KY                                                           30,305     4,329      5,648
99     The Metcalf Plaza / Target Center Shopping Centers                        1,244     49,740     9,948      1,051
100    Colony Commons I and II                                                             34,770     5,795
101    Broadway Apartments                                                                 29,824     2,485      4,349
102    14144 Ventura Office Building                                                       38,813     5,545      2,623
103    550-552 West 21st Street(32)                                                        21,547     3,592     19,948
104    Candlewood Suites, Harrisonburg                                                      3,363       841
105    Whitney National Bank
106    Walgreen's - Dallas, TX
107    Town Center Self Storage                                                            27,384     5,816      3,183
108    Allen Town Center(29)                                                               67,977     7,553      7,320
109    Holiday Inn Express - Libertyville, IL                                              37,000     6,167      5,333
110    Staples - Golden, CO                                                      3,797     10,678     1,780      1,599
111    St Andrews Place                                                                    21,305     4,261
112    Beacon Point Service Center                                                         25,818    12,909
113    Padonia Plaza
114    Best Western Casa Villa Suites - Harlingen, TX                                      51,024     5,102     25,970
115    Borders Books & Music - Bowie
116    Willow Bend                                                                         23,894     4,646
117    796 Lexington Avenue                                                        213     17,680     5,893      2,625
118    Padre Commons Plaza                                                                 55,302     5,027
119    Hampton Inn - Waycross, GA                                                           1,811     1,811      6,744
120    Starbucks Center South                                                    1,058      4,514     2,257      5,042
121    Bridgeport Apartments                                                               26,056     4,549     35,285
122    Burchwood                                                                           30,231     2,519     24,549
123    Jasper Mountain Highlands Shopping Center                                 1,325     20,066     1,824      3,299
124    Spokane Apartments                                                                   6,280     6,280      5,023
124.01 North Cliff Terrace
124.02 Hart Terrace
125    Wood Dale Towne Center                                 Spr--Leasing Escrow Fund      8,784     2,928      4,728
126    NJVC Building                                                             1,823     49,408     4,941      3,279
127    Holiday Inn Express - Livingston, TX                                                15,215     2,174     34,500
128    126 Chestnut Street                                                         385     19,792     2,828      3,498
129    Amcal Business Center                                                     2,191     40,112     4,457      6,515
130    Lost Creek Village                                        Spr--1,392 if reserve     44,429     4,443      2,012
                                                            balance falls below 35,000
131    Mainstay Suites - Clute, TX                                                         38,119     3,812     12,285
132    Georgia Center For Total Cancer Care                                        463      3,489       349      5,837
133    Town Fair Shopping Center                                                 1,536     24,870     4,974      5,394
134    Pioneer Square(29)                                                        1,470      8,766     2,922        439
135    Mansell Plaza                                                                        3,125     3,125
136    Comfort Suites - Yulee, FL                                                          32,487     2,851     12,664
137    Stapleton Square                                                          2,424     23,813     4,214
138    County Inn - Mountainview, CA                                                       17,116     3,423     11,187
139    Bluebonnet Crossing                                                         901     16,575     3,315      2,608
140    Fletcher Square Shopping Center                                           1,665      8,256     2,752     14,452
141    Shoppes of Crabapple                                                        697      3,222     1,611        720
142    Ridgeway Plaza                                                            1,231     18,311     3,052      9,661
143    EZ Storage Headquarters                                                              1,846     1,846
144    Office Depot - El Dorado, AR                                              1,044
145    Brambleton Medical Center                                                 1,444      4,128     2,064      3,649
146    Office Depot - Palestine, TX                                              1,043
147    The Continental Ranch Retail Center                                                  6,194     6,194        962
148    State Street Retail                                                       1,000      1,393     1,393      1,002
149    Westbrook Office Park                                                       836     13,894     2,779        117
150    Days Inn Airport South - College Park, GA(28)                                       48,240     4,178     11,121
151    Towne Place                                                               1,050     21,584     1,799        513
152    Cordes Professional Building                                                449     14,759     1,640        448
153    Ashford Plaza Retail Center                                                 440     37,389     4,154      1,986
154    Muskegon Retail                                           Commencing 11/1/2010,      5,298     2,649      1,264
                                                               monthly payment of $750
155    Grogan's Forest Retail Center                                                        6,696       744      1,134
156    Sapphire Pointe                                                                      7,105     1,421
157    Lofts at McIntire                                                                    7,164     1,194      1,565
158    Sunset Medical Office Building                         Spr--Leasing Escrow Fund     17,430     1,743        648
159    Richmond Street Studios                                                     402      3,743       749      4,210
160    Stamey Plaza                                                                303      4,131     1,033        312
161    Shoppes at Greystone                                                        813     16,209     1,621        983

                                                             Monthly    Upfront
                                                            Insurance Engineering
ID     Property Name                                        Reserves  Reserve(25)    Other Reserves(25)
--     ---------------------------------------------------- --------- ----------- -------------------------
1      Lincoln Square                                        15,130                                 546,331
2      USFS Industrial Distribution Portfolio(15)(31)(35)                                         6,938,963
2.01   15155 Northam Street(30)
2.02   120 Longs Pond Road
2.03   7004 East Hanna Avenue
2.04   1685 West Cheyenne Avenue
2.05   7801 Statesville Road
2.06   300 Lawrence Drive
2.07   4550 West Buckeye Road
2.08   8024 Telegraph Road
2.09   10211 North IH 35
2.10   7598 NW 6th Avenue
2.11   11994 Livingston Road
2.12   1500 NC Hwy 39
2.13   28001 Napier Road
2.14   11955 East Peakview Avenue
2.15   12301 Cumberland Road
2.16   1899 N US Hwy 1
2.17   222 Otrobando Avenue P.O. Box 103(30)
2.18   9605 54th Avenue North
2.19   W137 N9245 Highway 45
2.20   950 South Shiloh Road & 1992 Forest Lane
2.21   111 Alliant Drive
2.22   40 Fort Lewis Boulevard
2.23   755 Pierce Road
2.24   8000 Bavaria Road
2.25   10410 South 50th Place
2.26   1 Quality Lane
2.27   2850 Selma Highway
2.28   5445 Spellmire Drive
2.29   1350/1400 North 10th Street
2.30   1044/1045 Garden Street
2.31   4601 32nd Avenue South
2.32   5353 Nathan Lane North
2.33   125 Gardenville Parkway West
2.34   6315 John J Pershing Drive
2.35   3500 Saratoga Avenue(30)
2.36   333-340 North Claremont Avenue
2.37   2575 Virginia Avenue
2.38   345 Kino Drive
3      Charles River Plaza North                                                                  3,754,604
4      85 Tenth Avenue                                       28,847                               6,500,000
5      130 Prince Street
6      Georgian Towers                                       24,285                              14,650,000
7      1150 18th Street, NW                                   4,060       12,500                  2,400,000
8      Quality King(16)(34)                                                                       4,307,652
9      2 Journal Square                                                  358,106
10     Seattle Space Needle
11     CGM RRI Hotel Portfolio                               88,725    6,338,399                    217,730
11.01  Red Roof Inn Washington Downtown
11.02  Red Roof Inn Long Island
11.03  Red Roof Inn Miami Airport
11.04  Red Roof Inn Greater Washington Manassas
11.05  Red Roof Inn Ann Arbor University North
11.06  Red Roof Inn Fort Lauderdale
11.07  Red Roof Inn Tampa Brandon
11.08  Red Roof Inn Phoenix Chandler
11.09  Red Roof Inn Wilmington
11.10  Red Roof Inn Atlanta Druid Hills
11.11  Red Roof Inn BW Parkway
11.12  Red Roof Inn Tinton Falls
11.13  Red Roof Inn Baltimore North Timonium
11.14  Red Roof Inn Boston Northeast Saugus
11.15  Red Roof Inn Joliet
11.16  Red Roof Inn Chicago Naperville
11.17  Red Roof Inn Chicago Northbrook
11.18  Red Roof Inn Phoenix Airport
11.19  Red Roof Inn Louisville Airport
11.20  Red Roof Inn Phoenix Bell Road
11.21  Red Roof Inn Cleveland Independence
11.22  Red Roof Inn Erie
11.23  Red Roof Inn El Paso East
11.24  Red Roof Inn St Clairsville
11.25  Red Roof Inn Austin Round Rock
11.26  Red Roof Inn Knoxville West
11.27  Red Roof Inn Binghamton
11.28  Red Roof Inn Wilkes Barre
11.29  Red Roof Inn Pittsburgh Airport
11.30  Red Roof Inn Chicago Hoffman Estates
11.31  Red Roof Inn Enfield
11.32  Red Roof Inn West Springfield
11.33  Red Roof Inn Canton
11.34  Red Roof Inn Detroit Farmington Hills
11.35  Red Roof Inn Edison
11.36  Red Roof Inn Princeton North
11.37  Red Roof Inn Hickory
11.38  Red Roof Inn Asheville West
11.39  Red Roof Inn Richmond South
11.40  Red Roof Inn Columbus West
11.41  Red Roof Inn Greensboro Airport
11.42  Red Roof Inn Cincinnati Northeast Blue Ash
11.43  Red Roof Inn Johnson City
11.44  Red Roof Inn Detroit Troy
11.45  Red Roof Inn Cincinnati Sharonville
11.46  Red Roof Inn West Monroe
11.47  Red Roof Inn Detroit Madison Heights
11.48  Red Roof Inn Kansas City Overland Park
11.49  Red Roof Inn Greenville
11.50  Red Roof Inn New London
11.51  Red Roof Inn Nashville South
11.52  Red Roof Inn Jamestown Falconer
12     Royale Retail Condominium                                967        1,875                    750,000
13     Great Escape Lodge(34)                                18,372                               1,000,000
14     California Department Store Portfolio(21)                                                     11,137
14.01  Nordstrom - San Diego
14.02  Macy's - Pleasanton
14.03  Macy's - Laguna Hills
15     Copper Beech Townhomes - Statesboro, GA                4,847
16     Serrano Highlands                                      5,293
17     Town Center East Building 3                            4,620                               1,123,415
18     Spanish Ranch MHP                                      1,266       18,375                  1,200,000
19     Versar Center Office Building                          3,553        3,125                    188,063
20     Parkway Plaza                                          7,422
21     The Clubs at Rhodes Ranch                              3,484
22     Hotel deLuxe(34)                                       7,349                               4,640,000
23     Valley Freeway Center                                  3,773                               2,040,020
24     Chicago Bridge & Iron(33)                                                                  7,400,000
25     Creekwalk Village                                      2,660
26     Arlington Center                                                                           2,344,447
27     Wildwood Communities MHP                               1,693        7,032
28     Mission West Millbrook                                 4,956      348,750                    500,000
29     Cypress Medical Center                                 1,542
30     Mission Mill Creek                                     6,810      108,375
31     Plantation Apartments                                  9,559                               1,000,000
32     Oklahoma Central Park                                  2,977       18,750
33     Hampton Inn - Nashville                                2,931                              315,609.00
34     Olde Lancaster Town Center                             1,412
35     Centre at Culpeper                                     1,141                                 453,546
36     673 Brannan Street                                     1,230
37     725 Concord Avenue Medical Office Building                                                   100,000
38     6620 18th Avenue Retail(34)                              591        4,375                    534,500
39     TN Office Portfolio - BGK                              1,946
39.01  The Terraces
39.02  Estate Office Park
39.03  Pine Ridge
39.04  Crossroad Commons
40     Merrimac Plaza                                         2,709      124,505                    200,000
41     Inverness Business Center North                        1,549       35,163
42     Foothills Commerce Center Buildings C, D & E                                                 379,550
43     Eastside Plaza 3 & 4                                   2,689                                 326,314
44     Old National Town Center                                                                     125,460
45     Geneva Portfolio(17)                                   2,861       10,100
45.01  Greensboro
45.02  Charlotte
45.03  Ringgold
45.04  Wilmington
46     770 & 780 Garden Street                                4,044       32,075
47     509 212th Street                                       1,722       18,788
48     Premier Landing                                        1,095
49     555 South Woodward                                     5,583        2,500
50     Hamilton Crossing                                        890                                 308,000
51     Holiday Inn Express - Buckhead, GA                     2,905
52     Boulder Ridge Apartments Phase II(26)                  1,333                                 298,352
53     West Town Apartments                                   2,849
54     Residence Inn - Livermore, CA                          3,496                               1,150,000
55     University Parkway                                       633          625                     42,000
56     Mammoth Professional Building                            763
57     Walgreens Buckhead
58     Holiday Inn Express Hotel & Suites - Deerfield         2,983                                 640,200
59     Hoadly Marketplace
60     Mountain Dream Center                                  1,265                                  11,700
61     Eagle Electronics Office Building                      1,166
62     Sable Chase at Sherwood                                2,371       18,750                     75,815
63     Maple Ridge Apartments II                              1,810
64     6200 Seaforth Street                                     252      150,000
65     Twin Lakes Shopping Center                             1,107      101,641
66     Quioccasin Center Station                              1,784      280,037                    145,000
67     Fairmount Place Office                                                                       100,000
68     Bala Apartments                                        3,351       13,000                      3,125
69     12621 Featherwood
70     CT Beverage Mart Plaza                                   896                               1,800,000
71     University Suites                                      5,204
72     Bent Tree Plaza I, II & III                              791       31,063                    400,000
73     Bel-Red Medical Dental Center(27)                        642                                 649,265
74     Woodbridge Apartments
75     Autumn Ridge Medical Center                                                Spr--685,000 /Spr--72,850
                                                                                              /Spr--600,000
76     Gadd Crossing
77     Lodi City Center                                         496
78     East Winchester
79     Mammoth Encinitas West                                   417
80     Airport Atrium Center                                    911
81     Exton Office                                           1,432
82     Walgreen's - Miami, FL
83     Northdale Plaza                                          484                                  28,800
84     53-83 Fourth Avenue                                                64,260
85     Burgard Industrial Park                                  821
86     Wharton Mall(18)                                                   12,625                    231,168
87     Aldo South Beach                                         249
88     Jefferson Industrial Complex(19)                                                        Spr--400,000
89     Broadway Lofts                                         3,029        4,063
90     Kohl's Ground Lease - Forward                                                                233,305
91     Candlewood Suites                                      1,026
92     Capri Rialto Mobile Home Estates                         462        1,875
93     Creative Children Learning Centers - Davie, FL(20)     2,409
94     Creative Children Learning Centers - Tallahassee, FL   1,398        3,750
95     San Gabriel Professional Center                          655        3,125                    174,723
96     Snoqualmie Ridge Phase IV Lot 2                          690                                 397,638
97     Woodlands Shopping Center                                856       60,179
98     Sleep Inn - Lexington, KY                              2,824
99     The Metcalf Plaza / Target Center Shopping Centers       525                                  68,406
100    Colony Commons I and II
101    Broadway Apartments                                    1,450        1,875                    168,009
102    14144 Ventura Office Building                            874
103    550-552 West 21st Street(32)                           2,547
104    Candlewood Suites, Harrisonburg
105    Whitney National Bank
106    Walgreen's - Dallas, TX
107    Town Center Self Storage                                 833
108    Allen Town Center(29)                                    915       11,875                    240,336
109    Holiday Inn Express - Libertyville, IL                 1,067
110    Staples - Golden, CO                                     533                                 203,705
111    St Andrews Place                                                    1,938                    300,000
112    Beacon Point Service Center
113    Padonia Plaza                                                                           Spr--350,000
114    Best Western Casa Villa Suites - Harlingen, TX         4,348                                 396,255
115    Borders Books & Music - Bowie                                      12,500
116    Willow Bend
117    796 Lexington Avenue                                     875
118    Padre Commons Plaza                                                                          123,590
119    Hampton Inn - Waycross, GA                               843
120    Starbucks Center South                                   560                                 798,042
121    Bridgeport Apartments                                  4,145                                  34,500
122    Burchwood                                              1,754
123    Jasper Mountain Highlands Shopping Center              1,100                                  26,667
124    Spokane Apartments                                     2,511
124.01 North Cliff Terrace
124.02 Hart Terrace
125    Wood Dale Towne Center                                   430                                  20,472
126    NJVC Building                                          1,639
127    Holiday Inn Express - Livingston, TX                   3,136                                  91,502
128    126 Chestnut Street                                      875        7,500
129    Amcal Business Center                                    931                                  29,079
130    Lost Creek Village                                       671                                 243,388
131    Mainstay Suites - Clute, TX                            4,095                                  19,000
132    Georgia Center For Total Cancer Care                     649
133    Town Fair Shopping Center                                599       51,873      133,886 /Spr--150,000
134    Pioneer Square(29)                                       219                                 510,606
135    Mansell Plaza
136    Comfort Suites - Yulee, FL                             4,221                                  20,000
137    Stapleton Square                                                                             210,000
138    County Inn - Mountainview, CA                            932
139    Bluebonnet Crossing                                    1,304
140    Fletcher Square Shopping Center                        1,606       24,625                    100,000
141    Shoppes of Crabapple                                     240                                 164,800
142    Ridgeway Plaza                                           688        2,500
143    EZ Storage Headquarters
144    Office Depot - El Dorado, AR
145    Brambleton Medical Center                              4,379        5,000
146    Office Depot - Palestine, TX                                       10,625
147    The Continental Ranch Retail Center                      321                                 102,646
148    State Street Retail                                      501       83,875
149    Westbrook Office Park                                     59
150    Days Inn Airport South - College Park, GA(28)          2,064                                   3,125
151    Towne Place                                              299                                  68,975
152    Cordes Professional Building                             224
153    Ashford Plaza Retail Center                              284                                 135,000
154    Muskegon Retail                                          316                                 112,000
155    Grogan's Forest Retail Center                            162
156    Sapphire Pointe                                                                               61,000
157    Lofts at McIntire                                        313
158    Sunset Medical Office Building                           324                            Spr--125,885
159    Richmond Street Studios                                  351                                 100,000
160    Stamey Plaza                                             312
161    Shoppes at Greystone                                     492

ID     Property Name                                                 Other Reserves                    Environmental Engineering
--     -------------------------------------------                    Description                       Report Date  Report Date
                                                   --------------------------------------------------- ------------- -----------
1      Lincoln Square                              Rent Reserve Account                                  5/25/2007    5/25/2007
2      USFS Industrial Distribution                                                                        Various      Various
       Portfolio(15)(31)(35)                       Base Rent Reserve (4,382,088);
                                                   Environmental Testing
                                                   Holdback (2,556,875)
2.01   15155 Northam Street(30)                                                                          7/10/2007    6/15/2007
2.02   120 Longs Pond Road                                                                               7/13/2007    6/15/2007
2.03   7004 East Hanna Avenue                                                                            7/11/2007    6/15/2007
2.04   1685 West Cheyenne Avenue                                                                         7/11/2007    6/15/2007
2.05   7801 Statesville Road                                                                             7/13/2007    6/15/2007
2.06   300 Lawrence Drive                                                                                7/10/2007    6/15/2007
2.07   4550 West Buckeye Road                                                                            7/10/2007    6/18/2007
2.08   8024 Telegraph Road                                                                                7/9/2007    6/15/2007
2.09   10211 North IH 35                                                                                 7/13/2007    6/15/2007
2.10   7598 NW 6th Avenue                                                                                6/22/2007    6/15/2007
2.11   11994 Livingston Road                                                                              7/9/2007    6/15/2007
2.12   1500 NC Hwy 39                                                                                    7/11/2007    6/15/2007
2.13   28001 Napier Road                                                                                  7/9/2007    6/15/2007
2.14   11955 East Peakview Avenue                                                                        7/10/2007    6/18/2007
2.15   12301 Cumberland Road                                                                             7/10/2007    6/15/2007
2.16   1899 N US Hwy 1                                                                                   7/11/2007    6/15/2007
2.17   222 Otrobando Avenue P.O. Box 103(30)                                                              7/9/2007    6/15/2007
2.18   9605 54th Avenue North                                                                            7/13/2007    6/15/2007
2.19   W137 N9245 Highway 45                                                                              7/9/2007    6/15/2007
2.20   950 South Shiloh Road & 1992 Forest Lane                                                          7/13/2007    6/15/2007
2.21   111 Alliant Drive                                                                                 7/13/2007    6/15/2007
2.22   40 Fort Lewis Boulevard                                                                            7/9/2007    6/15/2007
2.23   755 Pierce Road                                                                                    7/9/2007    6/15/2007
2.24   8000 Bavaria Road                                                                                  7/9/2007    6/15/2007
2.25   10410 South 50th Place                                                                            7/10/2007    6/15/2007
2.26   1 Quality Lane                                                                                     7/9/2007    6/15/2007
2.27   2850 Selma Highway                                                                                7/11/2007    6/15/2007
2.28   5445 Spellmire Drive                                                                               7/9/2007    6/15/2007
2.29   1350/1400 North 10th Street                                                                       7/13/2007    6/15/2007
2.30   1044/1045 Garden Street                                                                           7/10/2007    6/15/2007
2.31   4601 32nd Avenue South                                                                            7/11/2007    6/15/2007
2.32   5353 Nathan Lane North                                                                            7/11/2007    6/15/2007
2.33   125 Gardenville Parkway West                                                                       7/9/2007    6/15/2007
2.34   6315 John J Pershing Drive                                                                        7/11/2007    6/15/2007
2.35   3500 Saratoga Avenue(30)                                                                          7/13/2007    6/15/2007
2.36   333-340 North Claremont Avenue                                                                     7/9/2007    6/15/2007
2.37   2575 Virginia Avenue                                                                              7/13/2007    6/15/2007
2.38   345 Kino Drive                                                                                    7/10/2007    6/18/2007
3      Charles River Plaza North                   Land Disposition                                      5/23/2007    5/23/2007
                                                   Agreement Reserve
4      85 Tenth Avenue                             Cash Flow Deficit Reserve                             3/21/2007    3/20/2007
5      130 Prince Street                                                                                 8/22/2007    6/20/2007
6      Georgian Towers                             Interest Reserve                                      2/14/2007    2/13/2007
7      1150 18th Street, NW                        Earnout Holdback                                       4/2/2007    7/11/2007
8      Quality King(16)(34)                        Permanent Certificate                                 7/18/2007    7/18/2007
                                                   of Occupancy Escrow Fund (3,887,652);
                                                   3rd Floor Office
                                                   Holdback (420,000)
9      2 Journal Square                                                                                  7/16/2007    7/16/2007
10     Seattle Space Needle                                                                              2/22/2007    2/21/2007
11     CGM RRI Hotel Portfolio                     Environmental Reserve                                   Various      Various
                                                   Holdback (143,441);
                                                   Ground Rent Escrow
                                                   (74,288.50)
11.01  Red Roof Inn Washington Downtown                                                                  6/11/2007    6/11/2007
11.02  Red Roof Inn Long Island                                                                          6/11/2007    6/11/2007
11.03  Red Roof Inn Miami Airport                                                                        6/11/2007    6/11/2007
11.04  Red Roof Inn Greater Washington Manassas                                                           6/4/2007     6/4/2007
11.05  Red Roof Inn Ann Arbor University North                                                           6/11/2007    6/11/2007
11.06  Red Roof Inn Fort Lauderdale                                                                      6/11/2007    6/11/2007
11.07  Red Roof Inn Tampa Brandon                                                                        6/11/2007    6/11/2007
11.08  Red Roof Inn Phoenix Chandler                                                                     6/11/2007    6/11/2007
11.09  Red Roof Inn Wilmington                                                                           6/11/2007    6/11/2007
11.10  Red Roof Inn Atlanta Druid Hills                                                                  6/11/2007    6/11/2007
11.11  Red Roof Inn BW Parkway                                                                            6/4/2007     6/4/2007
11.12  Red Roof Inn Tinton Falls                                                                         6/11/2007    6/11/2007
11.13  Red Roof Inn Baltimore North Timonium                                                              6/4/2007     6/4/2007
11.14  Red Roof Inn Boston Northeast Saugus                                                              6/11/2007    6/11/2007
11.15  Red Roof Inn Joliet                                                                               6/11/2007    6/11/2007
11.16  Red Roof Inn Chicago Naperville                                                                   5/27/2007    5/27/2007
11.17  Red Roof Inn Chicago Northbrook                                                                   6/11/2007    6/11/2007
11.18  Red Roof Inn Phoenix Airport                                                                      6/11/2007    6/11/2007
11.19  Red Roof Inn Louisville Airport                                                                    6/4/2007     6/4/2007
11.20  Red Roof Inn Phoenix Bell Road                                                                    6/11/2007    6/11/2007
11.21  Red Roof Inn Cleveland Independence                                                               6/11/2007    6/11/2007
11.22  Red Roof Inn Erie                                                                                  6/4/2007     6/4/2007
11.23  Red Roof Inn El Paso East                                                                         6/11/2007    6/11/2007
11.24  Red Roof Inn St Clairsville                                                                       6/11/2007    6/11/2007
11.25  Red Roof Inn Austin Round Rock                                                                    6/11/2007    6/11/2007
11.26  Red Roof Inn Knoxville West                                                                       6/11/2007    6/11/2007
11.27  Red Roof Inn Binghamton                                                                           6/11/2007    6/11/2007
11.28  Red Roof Inn Wilkes Barre                                                                          6/4/2007     6/4/2007
11.29  Red Roof Inn Pittsburgh Airport                                                                    6/4/2007     6/4/2007
11.30  Red Roof Inn Chicago Hoffman Estates                                                              6/11/2007    6/11/2007
11.31  Red Roof Inn Enfield                                                                              6/11/2007    6/11/2007
11.32  Red Roof Inn West Springfield                                                                     6/11/2007    6/11/2007
11.33  Red Roof Inn Canton                                                                               6/11/2007    6/11/2007
11.34  Red Roof Inn Detroit Farmington Hills                                                             6/11/2007    6/11/2007
11.35  Red Roof Inn Edison                                                                               6/11/2007    6/11/2007
11.36  Red Roof Inn Princeton North                                                                      6/11/2007    6/11/2007
11.37  Red Roof Inn Hickory                                                                              6/11/2007    6/11/2007
11.38  Red Roof Inn Asheville West                                                                       6/11/2007    6/11/2007
11.39  Red Roof Inn Richmond South                                                                        6/4/2007     6/4/2007
11.40  Red Roof Inn Columbus West                                                                        6/11/2007    6/11/2007
11.41  Red Roof Inn Greensboro Airport                                                                   6/11/2007    6/11/2007
11.42  Red Roof Inn Cincinnati Northeast Blue Ash                                                        6/11/2007    6/11/2007
11.43  Red Roof Inn Johnson City                                                                         6/11/2007    6/11/2007
11.44  Red Roof Inn Detroit Troy                                                                         6/11/2007    6/11/2007
11.45  Red Roof Inn Cincinnati Sharonville                                                               6/11/2007    6/11/2007
11.46  Red Roof Inn West Monroe                                                                          5/28/2007    6/11/2007
11.47  Red Roof Inn Detroit Madison Heights                                                              6/11/2007    6/11/2007
11.48  Red Roof Inn Kansas City Overland Park                                                            6/11/2007    6/11/2007
11.49  Red Roof Inn Greenville                                                                           6/11/2007    6/11/2007
11.50  Red Roof Inn New London                                                                           6/11/2007    6/11/2007
11.51  Red Roof Inn Nashville South                                                                      6/11/2007    6/11/2007
11.52  Red Roof Inn Jamestown Falconer                                                                   6/11/2007    6/11/2007
12     Royale Retail Condominium                   A&P Rent Reserve                                      7/10/2007    7/10/2007
                                                   (650,000); Citibank
                                                   Rent Reserve (100,000)
13     Great Escape Lodge(34)                      Seasonality (LC)                                      9/11/2007    9/12/2007
14     California Department Store Portfolio(21)   Stepdown Reserve                                      8/31/2007    8/30/2007
                                                   (11,137 month, collected
                                                   from July 2010 through
                                                   June 2012)
14.01  Nordstrom - San Diego                                                                             8/31/2007    8/30/2007
14.02  Macy's - Pleasanton                                                                               8/31/2007    8/30/2007
14.03  Macy's - Laguna Hills                                                                             8/31/2007    8/30/2007
15     Copper Beech Townhomes - Statesboro, GA                                                           8/22/2007    8/22/2007
16     Serrano Highlands                                                                                 5/11/2007    5/11/2007
17     Town Center East Building 3                 Master Lease LOC                                       8/3/2007     8/3/2007
18     Spanish Ranch MHP                           Earnout Holdback                                      7/11/2007    5/29/2007
19     Versar Center Office Building                                                                      6/6/2007     6/5/2007
                                                   Pinkerton Tenant Improvement Reserve
                                                   (66,324); Pinkerton Rent Abatement
                                                   Reserve (61,739); National Capital
                                                   Reserve
                                                   (50,000); Washington Newspaper Reserve (10,000)
20     Parkway Plaza                                                                                     4/27/2007    4/20/2007
21     The Clubs at Rhodes Ranch                                                                         5/11/2007    5/11/2007
22     Hotel deLuxe(34)                            Earnout Holdback                                       8/3/2007     8/6/2007
                                                   (4,000,000); Seasonality
                                                   Reserve (640,000.00)
23     Valley Freeway Center                                                                             7/15/2007    7/16/2007
                                                   Earnout Holdback (2,000,000);
                                                   Barker Healthcare Rent
                                                   Reserve (40,020)
24     Chicago Bridge & Iron(33)                   Chicago Bridge & Iron                                 9/14/2007    9/13/2007
                                                   Tenant Improvement
25     Creekwalk Village                                                                                 2/21/2007    2/21/2007
26     Arlington Center                            Credit Enhancement                                     8/1/2007     8/1/2007
                                                   Reserve (LC)
27     Wildwood Communities MHP                                                                          5/23/2007    7/18/2007
28     Mission West Millbrook                      Earnout Holdback                                      6/18/2007    6/18/2007
29     Cypress Medical Center                                                                            7/17/2007    2/15/2007
30     Mission Mill Creek                                                                                1/24/2007    1/24/2007
31     Plantation Apartments                       Earnout Holdback (LC)                                  6/4/2007    8/24/2007
32     Oklahoma Central Park                                                                             2/27/2007    2/19/2007
33     Hampton Inn - Nashville                     Debt Service Holdback                                 5/23/2007    5/30/2007
34     Olde Lancaster Town Center                                                                        1/15/2007     3/6/2007
35     Centre at Culpeper                          Gap Rent Reserve                                       4/5/2007     6/7/2007
                                                   (128,546.11); Holdback
                                                   Reserve (325,000)
36     673 Brannan Street                                                                                 5/7/2007     5/7/2007
37     725 Concord Avenue Medical Office Building  Gap Rent Holdback Reserve                             12/8/2006    1/16/2007
38     6620 18th Avenue Retail(34)                 Rent Holdback                                         10/5/2007    10/5/2007
39     TN Office Portfolio - BGK                                                                           Various    5/15/2007
39.01  The Terraces                                                                                       5/9/2007    5/15/2007
39.02  Estate Office Park                                                                                5/10/2007    5/15/2007
39.03  Pine Ridge                                                                                        5/10/2007    5/15/2007
39.04  Crossroad Commons                                                                                  5/9/2007    5/15/2007
40     Merrimac Plaza                              Lease Renewal Reserve                                 6/12/2007    6/13/2007
41     Inverness Business Center North                                                                  12/26/2007   12/27/2006
42     Foothills Commerce Center Buildings C, D &  Unleased Space LOC                                    6/21/2007    6/21/2007
       E
43     Eastside Plaza 3 & 4                        Master Lease LOC                                       8/6/2007     8/6/2007
44     Old National Town Center                    Dugan's Tenant                                        10/5/2007    10/5/2007
                                                   Improvement (110,460);
                                                   Ross Dress for Less SNDA
                                                   (15,000)
45     Geneva Portfolio(17)                                                                                Various      Various
45.01  Greensboro                                                                                        4/12/2007     5/9/2005
45.02  Charlotte                                                                                         4/11/2007    5/10/2007
45.03  Ringgold                                                                                          4/13/2007     5/9/2007
45.04  Wilmington                                                                                        4/13/2007    5/10/2007
46     770 & 780 Garden Street                                                                           5/31/2007    4/12/2007
47     509 212th Street                                                                                   6/4/2007    4/12/2007
48     Premier Landing                                                                                    8/2/2007     8/3/2007
49     555 South Woodward                                                                               10/27/2006   10/25/2006
50     Hamilton Crossing                           Master Lease (300,000);                               7/25/2007    7/25/2007
                                                   Post Closing Obligations
                                                   (8,000)
51     Holiday Inn Express - Buckhead, GA                                                                7/24/2007    7/25/2007
52     Boulder Ridge Apartments Phase II(26)       Debt Service (298,352);                                8/6/2007     8/6/2007
                                                   Monthly Debt Service
                                                   (TBD / Month)
53     West Town Apartments                                                                              1/16/2007    1/15/2007
54     Residence Inn - Livermore, CA               DSCR Achievement LOC                                  7/17/2007    7/17/2007
55     University Parkway                          Occupancy Deposit                                      2/8/2007     2/8/2007
56     Mammoth Professional Building                                                                      5/7/2007     5/7/2007
57     Walgreens Buckhead                                                                                5/10/2007    4/10/2007
58     Holiday Inn Express Hotel & Suites -        PIP Reserve                                           6/21/2007    6/21/2007
       Deerfield
59     Hoadly Marketplace                                                                                6/12/2007    6/12/2007
60     Mountain Dream Center                       Leasing Achievement                                   6/15/2007    6/18/2007
61     Eagle Electronics Office Building                                                                 4/18/2007    4/17/2007
62     Sable Chase at Sherwood                     Fire Restoration Reserve                              7/10/2007    7/20/2007
63     Maple Ridge Apartments II                                                                         7/19/2007    7/19/2007
64     6200 Seaforth Street                                                                              6/22/2007    6/27/2007
65     Twin Lakes Shopping Center                                                                        5/18/2007    5/17/2007
66     Quioccasin Center Station                   Environmental (140,000);                              6/19/2007    6/19/2007
                                                   Certificate of Occupancy
                                                   (5,000)
67     Fairmount Place Office                      Master Lease LOC                                      6/29/2007    6/28/2007
68     Bala Apartments                             LBP Remediation Reserve                               9/10/2007     9/6/2007
69     12621 Featherwood                                                                                 7/28/2006    9/21/2006
70     CT Beverage Mart Plaza                      DSCR Achievement                                      7/27/2007    7/25/2007
71     University Suites                                                                                 3/30/2007    3/19/2007
72     Bent Tree Plaza I, II & III                 Debt Service Reserve                                  7/26/2007    7/25/2007
73     Bel-Red Medical Dental Center(27)           New Tenant Improvements                               8/22/2007    8/22/2007
                                                   (570,785); Free Rent
                                                   (78,480)
74     Woodbridge Apartments                                                                             5/25/2007    5/25/2007
75     Autumn Ridge Medical Center                 Saint Elizabeth LOC                                   9/12/2007    9/19/2007
                                                   Escrow / Replacement LOC
                                                   Escrow / LOC Deposit
                                                   Date Escrow
76     Gadd Crossing                                                                                     5/20/2007    5/21/2007
77     Lodi City Center                                                                                   8/1/2007    7/26/2007
78     East Winchester                                                                                   7/23/2007    7/23/2007
79     Mammoth Encinitas West                                                                            6/29/2007    6/29/2007
80     Airport Atrium Center                                                                              4/3/2007     4/4/2007
81     Exton Office                                                                                     12/20/2006   12/20/2006
82     Walgreen's - Miami, FL                                                                            6/27/2007    6/25/2007
83     Northdale Plaza                             Vacant Space Reserve                                   8/1/2007     8/2/2007
84     53-83 Fourth Avenue                                                                               3/28/2007     2/8/2007
85     Burgard Industrial Park                                                                           6/14/2007    6/14/2007
86     Wharton Mall(18)                            Rent Reserve Fund                                      2/2/2007   12/28/2006
87     Aldo South Beach                                                                                  9/25/2006    5/15/2007
88     Jefferson Industrial Complex(19)            Sancor LOC                                            7/13/2007    7/16/2007
89     Broadway Lofts                                                                                    6/25/2007    6/25/2007
90     Kohl's Ground Lease - Forward               Debt Service Holdback                                  6/6/2007          NAP
91     Candlewood Suites                                                                                 6/14/2007    6/14/2007
92     Capri Rialto Mobile Home Estates                                                                  6/28/2007    6/26/2007
93     Creative Children Learning Centers - Davie,                                                        5/7/2007     5/4/2007
       FL(20)
94     Creative Children Learning Centers -                                                               5/4/2007     5/4/2007
       Tallahassee, FL
95     San Gabriel Professional Center             Gap Rent Reserve Holdback                             4/23/2007    4/23/2007
96     Snoqualmie Ridge Phase IV Lot 2             Rent Gap (209,794);                                   8/21/2007    8/21/2007
                                                   Tenant Improvement Completion
                                                   (187,844)
97     Woodlands Shopping Center                                                                         6/14/2007    6/14/2007
98     Sleep Inn - Lexington, KY                                                                         11/8/2006   11/14/2006
99     The Metcalf Plaza / Target Center Shopping                                                        6/19/2007    6/19/2007
       Centers                                     Beauty Express Escrow (5,985); Rent
                                                   Reserve (22,549); Master Lease Escrow
                                                   (36,422); Operating and
                                                   Cost Sharing Expense
                                                   Fund (3,450)
100    Colony Commons I and II                                                                           4/11/2007    4/10/2007
101    Broadway Apartments                         Debt Service (150,000);                               9/21/2007     9/7/2007
                                                   Litigation (18,009)
102    14144 Ventura Office Building                                                                     7/10/2007    7/11/2007
103    550-552 West 21st Street(32)                                                                      1/31/2007     3/1/2007
104    Candlewood Suites, Harrisonburg                                                                   6/12/2007     6/8/2007
105    Whitney National Bank                                                                             8/20/2007    8/20/2007
106    Walgreen's - Dallas, TX                                                                           6/27/2007    6/25/2007
107    Town Center Self Storage                                                                          7/12/2007    7/12/2007
108    Allen Town Center(29)                       Seller Vacancy Subsidy                                7/11/2007    7/11/2007
                                                   Escrow (93,837); Seller
                                                   Remediation Escrow
                                                   (73,250); Environmental
                                                   Remediation (73,249)
109    Holiday Inn Express - Libertyville, IL                                                            1/16/2007    1/16/2007
110    Staples - Golden, CO                        Free Rent (193,705);                                  8/17/2007    8/17/2007
                                                   Post Closing (10,000)
111    St Andrews Place                            Accountable Reserve Fund                               4/9/2007     5/4/2007
112    Beacon Point Service Center                                                                       6/12/2007     6/8/2007
113    Padonia Plaza                               LOC Escrow                                            5/15/2007    5/15/2007
114    Best Western Casa Villa Suites - Harlingen, Windstorm Insurance                                   8/29/2007    8/17/2007
       TX
115    Borders Books & Music - Bowie                                                                     5/17/2007    5/14/2007
116    Willow Bend                                                                                       4/17/2007    4/16/2007
117    796 Lexington Avenue                                                                              7/23/2007    7/23/2007
118    Padre Commons Plaza                         Leasing Achievement                                   9/26/2007    9/26/2007
119    Hampton Inn - Waycross, GA                                                                        9/17/2007    9/17/2007
120    Starbucks Center South                      Construction Cost                                     8/28/2007    8/28/2007
                                                   (406,798); Leasing
                                                   Achievement (200,000);
                                                   TI Completion (132,525);
                                                   Rent Gap (58,719)
121    Bridgeport Apartments                       Faucet Replacement                                    9/10/2007     9/6/2007
                                                   Reserve
122    Burchwood                                                                                        12/28/2006   12/28/2006
123    Jasper Mountain Highlands Shopping Center   Rent Concessions Escrow                               7/11/2007    7/11/2007
124    Spokane Apartments                                                                                  Various      Various
124.01 North Cliff Terrace                                                                                9/6/2007     9/6/2007
124.02 Hart Terrace                                                                                       9/5/2007     9/5/2007
125    Wood Dale Towne Center                      CAM Reconciliation                                    8/13/2007     4/9/2007
                                                   Reserve
126    NJVC Building                                                                                     7/25/2007    7/25/2007
127    Holiday Inn Express - Livingston, TX        PIP Escrow                                            4/11/2007    4/10/2007
128    126 Chestnut Street                                                                               6/28/2007    6/28/2007
129    Amcal Business Center                       Free Rent Reserve                                     8/24/2007    8/24/2007
130    Lost Creek Village                                                                                7/24/2007    7/25/2007
                                                   Rent Abatement Escrow (67,650); Master Lease Escrow
                                                   (58,267); October Tenant
                                                   TILC Escrow (117,471)
131    Mainstay Suites - Clute, TX                 Seasonality LOC                                       8/10/2007    8/10/2007
132    Georgia Center For Total Cancer Care                                                               5/2/2007     5/3/2007
133    Town Fair Shopping Center                   Plaza Mariachi TI                                     7/30/2007    7/30/2007
                                                   Reserve (111,600); Rent
                                                   Abatement Reserve
                                                   (22,286); Springing DSCR
                                                   and Lease Termination
                                                   Reserve (150,000)
134    Pioneer Square(29)                          Seller Escrow (378,506);                              4/12/2007    4/12/2007
                                                   Leasing Achievement
                                                   (132,100)
135    Mansell Plaza                                                                                     6/12/2007    6/12/2007
136    Comfort Suites - Yulee, FL                  Seasonality Debt Service                              8/20/2007    8/20/2007
137    Stapleton Square                            Leasing Achievement                                   9/12/2006    9/12/2006
138    County Inn - Mountainview, CA                                                                     4/26/2007    4/26/2007
139    Bluebonnet Crossing                                                                                5/4/2007     5/4/2007
140    Fletcher Square Shopping Center             Debt Service Escrow Fund                              6/13/2007    6/13/2007
141    Shoppes of Crabapple                        Leasing Achievement                                    8/7/2007     8/7/2007
                                                   (100,000); Vacant
                                                   Premises Build Out
                                                   (64,800)
142    Ridgeway Plaza                                                                                    5/23/2007    5/23/2007
143    EZ Storage Headquarters                                                                           4/18/2007    4/18/2007
144    Office Depot - El Dorado, AR                                                                      7/25/2007    7/25/2007
145    Brambleton Medical Center                                                                          6/6/2007     6/5/2007
146    Office Depot - Palestine, TX                                                                      7/25/2007    7/25/2007
147    The Continental Ranch Retail Center         Verizon Escrow Fund                                   8/14/2007    7/24/2007
                                                   (29,565); FedEx/Kinko's
                                                   Escrow Fund (47,505);
                                                   Nail Salon Escrow Fund
                                                   (25,576)
148    State Street Retail                                                                                5/4/2007    6/22/2007
149    Westbrook Office Park                                                                             7/13/2007    7/13/2007
150    Days Inn Airport South - College Park,      Future Monthly                                        6/18/2007    6/19/2007
       GA(28)                                      Seasonality Debt Service
151    Towne Place                                 Debt Service Holdback                                 8/16/2007    8/15/2007
152    Cordes Professional Building                                                                      7/31/2007    7/31/2007
153    Ashford Plaza Retail Center                 Earnout Achievement                                   7/25/2007    7/25/2007
154    Muskegon Retail                             Vacant Space Reserve                                  8/23/2007    8/23/2007
                                                   (25,000); CiCi's Pizza
                                                   TI Escrow (42,000);
                                                   Allcare TI Escrow
                                                   (45,000)
155    Grogan's Forest Retail Center                                                                      7/5/2007     7/5/2007
156    Sapphire Pointe                             Free Rent                                             6/14/2007    6/13/2007
157    Lofts at McIntire                                                                                 6/15/2007    6/15/2007
158    Sunset Medical Office Building              LOC Escrow                                             5/7/2007     5/7/2007
159    Richmond Street Studios                     Earnout                                               5/23/2007    5/23/2007
160    Stamey Plaza                                                                                      6/12/2007    6/12/2007
161    Shoppes at Greystone                                                                              7/20/2007    7/17/2007

ID     Property Name                                                Sponsor(5)                      Loan Purpose   Title Type
--     ------------------------------------------- ---------------------------------------------- ---------------- ----------
1      Lincoln Square                              Ralph S. Dweck                                 Refinance        Fee Simple
2      USFS Industrial Distribution                Clayton Dubilier & Rice; Kohlberg Kravis       Acquisition      Fee Simple
       Portfolio(15)(31)(35)                       Roberts
2.01   15155 Northam Street(30)                                                                                    Fee Simple
2.02   120 Longs Pond Road                                                                                         Fee Simple
2.03   7004 East Hanna Avenue                                                                                      Fee Simple
2.04   1685 West Cheyenne Avenue                                                                                   Fee Simple
2.05   7801 Statesville Road                                                                                       Fee Simple
2.06   300 Lawrence Drive                                                                                          Fee Simple
2.07   4550 West Buckeye Road                                                                                      Fee Simple
2.08   8024 Telegraph Road                                                                                         Fee Simple
2.09   10211 North IH 35                                                                                           Fee Simple
2.10   7598 NW 6th Avenue                                                                                          Fee Simple
2.11   11994 Livingston Road                                                                                       Fee Simple
2.12   1500 NC Hwy 39                                                                                              Fee Simple
2.13   28001 Napier Road                                                                                           Fee Simple
2.14   11955 East Peakview Avenue                                                                                  Fee Simple
2.15   12301 Cumberland Road                                                                                       Fee Simple
2.16   1899 N US Hwy 1                                                                                             Fee Simple
2.17   222 Otrobando Avenue P.O. Box 103(30)                                                                       Fee Simple
2.18   9605 54th Avenue North                                                                                      Fee Simple
2.19   W137 N9245 Highway 45                                                                                       Fee Simple
2.20   950 South Shiloh Road & 1992 Forest Lane                                                                    Fee Simple
2.21   111 Alliant Drive                                                                                           Fee Simple
2.22   40 Fort Lewis Boulevard                                                                                     Fee Simple
2.23   755 Pierce Road                                                                                             Fee Simple
2.24   8000 Bavaria Road                                                                                           Fee Simple
2.25   10410 South 50th Place                                                                                      Fee Simple
2.26   1 Quality Lane                                                                                              Fee Simple
2.27   2850 Selma Highway                                                                                          Fee Simple
2.28   5445 Spellmire Drive                                                                                        Fee Simple
2.29   1350/1400 North 10th Street                                                                                 Fee Simple
2.30   1044/1045 Garden Street                                                                                     Fee Simple
2.31   4601 32nd Avenue South                                                                                      Fee Simple
2.32   5353 Nathan Lane North                                                                                      Fee Simple
2.33   125 Gardenville Parkway West                                                                                Fee Simple
2.34   6315 John J Pershing Drive                                                                                  Fee Simple
2.35   3500 Saratoga Avenue(30)                                                                                    Fee Simple
2.36   333-340 North Claremont Avenue                                                                              Fee Simple
2.37   2575 Virginia Avenue                                                                                        Fee Simple
2.38   345 Kino Drive                                                                                              Fee Simple
3      Charles River Plaza North                   Jonathan G. Davis; Paul R. Marcus              Refinance        Fee Simple
4      85 Tenth Avenue                             The Related Companies, L.P.; The Related       Acquisition      Fee Simple
                                                   Group of Florida
5      130 Prince Street                           JP Morgan Investment Management Inc. and       Acquisition      Fee Simple
                                                   Philip Waterman III
6      Georgian Towers                             Stellar Management                             Refinance        Fee Simple
7      1150 18th Street, NW                        Lawrence Botel; Steven H. Klein                Acquisition       Leasehold
8      Quality King(16)(34)                        Glenn Nussdorf, Quality King Distributors,     Refinance        Fee Simple
                                                   Inc.
9      2 Journal Square                            Hartz Financial Corp.                          Refinance        Fee Simple
10     Seattle Space Needle                        Space Needle Holding Corporation               Refinance        Fee Simple
11     CGM RRI Hotel Portfolio                     Citigroup Special Situations Group;            Acquisition             Fee
                                                   Westmont Hospitality Group; Westbridge                             Simple/
                                                   Hospitality Fund, L.P.                                           Leasehold
11.01  Red Roof Inn Washington Downtown                                                                            Fee Simple
11.02  Red Roof Inn Long Island                                                                                     Leasehold
11.03  Red Roof Inn Miami Airport                                                                                  Fee Simple
11.04  Red Roof Inn Greater Washington Manassas                                                                    Fee Simple
11.05  Red Roof Inn Ann Arbor University North                                                                     Fee Simple
11.06  Red Roof Inn Fort Lauderdale                                                                                Fee Simple
11.07  Red Roof Inn Tampa Brandon                                                                                  Fee Simple
11.08  Red Roof Inn Phoenix Chandler                                                                               Fee Simple
11.09  Red Roof Inn Wilmington                                                                                     Fee Simple
11.10  Red Roof Inn Atlanta Druid Hills                                                                            Fee Simple
11.11  Red Roof Inn BW Parkway                                                                                     Fee Simple
11.12  Red Roof Inn Tinton Falls                                                                                   Fee Simple
11.13  Red Roof Inn Baltimore North Timonium                                                                       Fee Simple
11.14  Red Roof Inn Boston Northeast Saugus                                                                         Leasehold
11.15  Red Roof Inn Joliet                                                                                         Fee Simple
11.16  Red Roof Inn Chicago Naperville                                                                             Fee Simple
11.17  Red Roof Inn Chicago Northbrook                                                                             Fee Simple
11.18  Red Roof Inn Phoenix Airport                                                                                Fee Simple
11.19  Red Roof Inn Louisville Airport                                                                             Fee Simple
11.20  Red Roof Inn Phoenix Bell Road                                                                              Fee Simple
11.21  Red Roof Inn Cleveland Independence                                                                         Fee Simple
11.22  Red Roof Inn Erie                                                                                           Fee Simple
11.23  Red Roof Inn El Paso East                                                                                   Fee Simple
11.24  Red Roof Inn St Clairsville                                                                                 Fee Simple
11.25  Red Roof Inn Austin Round Rock                                                                              Fee Simple
11.26  Red Roof Inn Knoxville West                                                                                 Fee Simple
11.27  Red Roof Inn Binghamton                                                                                     Fee Simple
11.28  Red Roof Inn Wilkes Barre                                                                                   Fee Simple
11.29  Red Roof Inn Pittsburgh Airport                                                                             Fee Simple
11.30  Red Roof Inn Chicago Hoffman Estates                                                                        Fee Simple
11.31  Red Roof Inn Enfield                                                                                        Fee Simple
11.32  Red Roof Inn West Springfield                                                                               Fee Simple
11.33  Red Roof Inn Canton                                                                                         Fee Simple
11.34  Red Roof Inn Detroit Farmington Hills                                                                       Fee Simple
11.35  Red Roof Inn Edison                                                                                          Leasehold
11.36  Red Roof Inn Princeton North                                                                                Fee Simple
11.37  Red Roof Inn Hickory                                                                                        Fee Simple
11.38  Red Roof Inn Asheville West                                                                                 Fee Simple
11.39  Red Roof Inn Richmond South                                                                                 Fee Simple
11.40  Red Roof Inn Columbus West                                                                                  Fee Simple
11.41  Red Roof Inn Greensboro Airport                                                                             Fee Simple
11.42  Red Roof Inn Cincinnati Northeast Blue Ash                                                                  Fee Simple
11.43  Red Roof Inn Johnson City                                                                                   Fee Simple
11.44  Red Roof Inn Detroit Troy                                                                                   Fee Simple
11.45  Red Roof Inn Cincinnati Sharonville                                                                         Fee Simple
11.46  Red Roof Inn West Monroe                                                                                    Fee Simple
11.47  Red Roof Inn Detroit Madison Heights                                                                        Fee Simple
11.48  Red Roof Inn Kansas City Overland Park                                                                      Fee Simple
11.49  Red Roof Inn Greenville                                                                                      Leasehold
11.50  Red Roof Inn New London                                                                                     Fee Simple
11.51  Red Roof Inn Nashville South                                                                                Fee Simple
11.52  Red Roof Inn Jamestown Falconer                                                                             Fee Simple
12     Royale Retail Condominium                   Norman M. Feinberg; Ronald Altman              Refinance        Fee Simple
13     Great Escape Lodge(34)                      Six Flags, Inc.; Leisure Water, LLC;           Refinance        Fee Simple
                                                   DACWP, LLC; Donald R. Led Duke
14     California Department Store Portfolio(21)   Jubilee Limited Partnership                    Acquisition             Fee
                                                                                                                      Simple/
                                                                                                                    Leasehold
14.01  Nordstrom - San Diego                                                                                        Leasehold
14.02  Macy's - Pleasanton                                                                                         Fee Simple
14.03  Macy's - Laguna Hills                                                                                        Leasehold
15     Copper Beech Townhomes - Statesboro, GA     Dr. John McWhirter                             Refinance        Fee Simple
16     Serrano Highlands                           James P. Warmington                            Refinance        Fee Simple
17     Town Center East Building 3                 J. Brent McKinley                              Refinance        Fee Simple
18     Spanish Ranch MHP                           Tina Earp; William Raymond; Patrick            Acquisition      Fee Simple
                                                   Mockler
19     Versar Center Office Building               Bresler & Reiner, Inc.                         Refinance        Fee Simple
20     Parkway Plaza                               William T. Obeid; Dante A. Massaro;            Acquisition      Fee Simple
                                                   Christopher F. LaMack; Atit M. Jariwala
21     The Clubs at Rhodes Ranch                   James P. Warmington                            Refinance        Fee Simple
22     Hotel deLuxe(34)                            Aspen Holdings, LLC; Gordon D. Sonland         Refinance        Fee Simple
23     Valley Freeway Center                       Stephen Groat; William Balelo                  Refinance        Fee Simple
24     Chicago Bridge & Iron(33)                   Kevin A. Shields                               Refinance        Fee Simple
25     Creekwalk Village                           William H. Winn; Passco Companies, LLC         Acquisition      Fee Simple
26     Arlington Center                            Crystal River Capital, Inc.                    Acquisition      Fee Simple
27     Wildwood Communities MHP                    GCP Wildwood, LLC                              Acquisition             Fee
                                                                                                                      Simple/
                                                                                                                    Leasehold
28     Mission West Millbrook                      Mission Residential, LLC; Mission              Acquisition      Fee Simple
                                                   Millbrook Leaseco, LLC; Finlay Partners
                                                   LLC
29     Cypress Medical Center                      Louis DeSanto                                  Acquisition      Fee Simple
30     Mission Mill Creek                          Mission Residential, LLC; Finlay Partners      Acquisition      Fee Simple
                                                   LLC; Mission Mill Creek Leaseco, LLC
31     Plantation Apartments                       Jakob Medve                                    Refinance        Fee Simple
32     Oklahoma Central Park                       BGK Equities III LLC; Paul Gerwin; Fred        Acquisition      Fee Simple
                                                   Kolber
33     Hampton Inn - Nashville                     Lalikant K. Modi                               Refinance        Fee Simple
34     Olde Lancaster Town Center                  Richard W. Brown; David H. Bralove             Acquisition      Fee Simple
35     Centre at Culpeper                          Walter H. Petrie; Phillip L. Ross; Terry L.    Refinance        Fee Simple
                                                   Richardson; Marilyn Coolidge
36     673 Brannan Street                          Paul Chow; John Steven Cooney                  Refinance        Fee Simple
37     725 Concord Avenue Medical Office           Jonathan G. Davis; Paul R. Marcus              Acquisition      Fee Simple
       Building
38     6620 18th Avenue Retail(34)                 Haim Chera; Richard Chera                      Refinance        Fee Simple
39     TN Office Portfolio - BGK                   Paul S. Gerwin; Fred Kolber                    Refinance        Fee Simple
39.01  The Terraces                                                                                                Fee Simple
39.02  Estate Office Park                                                                                          Fee Simple
39.03  Pine Ridge                                                                                                  Fee Simple
39.04  Crossroad Commons                                                                                           Fee Simple
40     Merrimac Plaza                              Mark C. Dickinson                              Refinance        Fee Simple
41     Inverness Business Center North             Richard Lee; Andrew Lukei; Jason Golding       Acquisition      Fee Simple
42     Foothills Commerce Center Buildings C, D    Mark IV Capital, Inc.                          Refinance        Fee Simple
       & E
43     Eastside Plaza 3 & 4                        J. Brent McKinley                              Refinance        Fee Simple
44     Old National Town Center                    Douglas L. Swenson; DBSI Housing Inc.;         Acquisition      Fee Simple
                                                   Wolf Simon Rubinstein; Frederick M.
                                                   Nicholas
45     Geneva Portfolio(17)                        F. James Becher, Jr.                           Refinance        Fee Simple
45.01  Greensboro                                                                                                  Fee Simple
45.02  Charlotte                                                                                                   Fee Simple
45.03  Ringgold                                                                                                    Fee Simple
45.04  Wilmington                                                                                                  Fee Simple
46     770 & 780 Garden Street                     M. Aaron Yashouafar; Solyman Yashouafar        Acquisition      Fee Simple
47     509 212th Street                            M. Aaron Yashouafar; Solyman Yashouafar        Acquisition      Fee Simple
48     Premier Landing                             Ezra R. Mizrahi; Mordecai R. Mizrahi           Acquisition      Fee Simple
49     555 South Woodward                          Bruce E. Thal; John J. Reinhart                Refinance        Fee Simple
50     Hamilton Crossing                           Stefan Boros                                   Acquisition      Fee Simple
51     Holiday Inn Express - Buckhead, GA          Rajesh R. Patel                                Refinance        Fee Simple
52     Boulder Ridge Apartments Phase II(26)       Mark W. Lambert, Trustee of the M. W.          Refinance        Fee Simple
                                                   Lambert Revocable Trust
53     West Town Apartments                        Chad Christensen; Cottonwood Capital, LLC      Acquisition      Fee Simple
54     Residence Inn - Livermore, CA               None                                           Refinance        Fee Simple
55     University Parkway                          Carl R. Nichols                                Refinance        Fee Simple
56     Mammoth Professional Building               Birtcher Anderson                              Refinance        Fee Simple
57     Walgreens Buckhead                          Dr. Ambrish K. Gupta                           Acquisition      Fee Simple
58     Holiday Inn Express Hotel & Suites -        Maninder Pal Singh Lobana; Amarjit S.          Acquisition      Fee Simple
       Deerfield                                   Multani
59     Hoadly Marketplace                          Christos Economides; Oekos Corporation         Refinance        Fee Simple
60     Mountain Dream Center                       Tony Wood-Yick Chow; Wai-Ling Yu;              Refinance        Fee Simple
                                                   Chiu-Leung Yu; Louisa Wai-Yee Chow
61     Eagle Electronics Office Building           Todd Mikles; Michael O'Leary                   Acquisition      Fee Simple
62     Sable Chase at Sherwood                     Paul S. Gerwin; Fred Kolber                    Refinance        Fee Simple
63     Maple Ridge Apartments II                   Scott A, Wise; Brad W. Nichols; Sterling M.    Refinance        Fee Simple
                                                   Nichols
64     6200 Seaforth Street                        Michael B. Glick                               Acquisition      Fee Simple
65     Twin Lakes Shopping Center                  Sang (Jason) Do Kim; Sang Kyun Kim             Acquisition      Fee Simple
66     Quioccasin Center Station                   Manakin Farms, Inc.                            Refinance        Fee Simple
67     Fairmount Place Office                      Harry J. O'Donnell                             Refinance        Fee Simple
68     Bala Apartments                             Michael Woodward                               Refinance        Fee Simple
69     12621 Featherwood                           BGK Equities II LLC; Paul Gerwin               Recapitalization Fee Simple
70     CT Beverage Mart Plaza                      Brigham Metcalfe; James Ransford; Stephen      Refinance        Fee Simple
                                                   Downes; James Valentine
71     University Suites                           Robert Clay Henline, Jr.                       Refinance        Fee Simple
72     Bent Tree Plaza I, II & III                 Michael S. Adler                               Acquisition      Fee Simple
73     Bel-Red Medical Dental Center(27)           David A. Odegard; Donald J. Gockel; David      Refinance        Fee Simple
                                                   H. Chang
74     Woodbridge Apartments                       James D. White                                 Refinance        Fee Simple
75     Autumn Ridge Medical Center                 The 3 Amigos Properties, L.L.C., Richard C.    Refinance        Fee Simple
                                                   Krueger, Kent C. Thompson, Michael D.
                                                   Weatherl
76     Gadd Crossing                               Douglas L. Swenson; DBSI Housing Inc.; Dale C. Refinance        Fee Simple
                                                   Kresge; Jack M. Arnot; Lorna J. Arnot;
                                                   Warren Friedrich; Neal Tan Tran; Linda
                                                   Friederich; Rudolf Paul Huber; Rudolf Paul
                                                   Huber as Trustee of The Huber Family Trust
                                                   dated May 9, 1993; Steven J. Koveikis; Dale
                                                   C. Kresge; Patricia B. Malone; Gail S.
                                                   McKinney; James L. Norton; Sally S.
                                                   Norton; Robert J. Trapnell; Ernestine Gilbert
                                                   Offord; Debbie Perna; Claudia Anaya; Dale
                                                   C. Kresge; Juan Anaya; Sandra M. Kresge;
                                                   Nicholas A. Ostroff; Larry Perna; Barbara
                                                   Ann Robbins; David P. DeLong, Successor
                                                   Trustee of The Fred P. Carcello and Dorothy
                                                   Carcello Trust established November 11,
                                                   1992; David P. DeLong, Successor Trustee
                                                   of The Fred P. Carcello Marital Trust dated
                                                   November 11, 1992
77     Lodi City Center                            Edward Barkett; Anthony Barkett                Refinance        Fee Simple

78     East Winchester                             Douglas L. Swenson; DBSI Housing Inc.;         Acquisition      Fee Simple
                                                   Barbara J. Berke; Daniel E. Biles; Francis L.
                                                   Biles; Margery A. Borgrud; Anne H.
                                                   Brodley; Charles M. Crome; Patricia J.
                                                   Crome; Barbara D. Brooke; Elizabeth G.
                                                   Hill; Edward B. Hunt; Edward W. Hunt;
                                                   Aaron Fechter; Ken Fung; Edward L.
                                                   Heffernan; Sandra G. Hobson; Geraldine C.
                                                   Johnson; Bert L. Kramer; Ruby Jean Lopez;
                                                   Jacquelyn M. Buck; Marlie A. Moses; John
                                                   W. Neider; B & J Neider Enterprises, Inc.;
                                                   Gisela S. Palmes; William J. Toomey and
                                                   Shirley A. Toomey Family Trust; William J.
                                                   Toomey; Wayne L. Hill; Yuichi Yamagata;
                                                   Robert D. Brooke; Lincoln R. Borgrud;
                                                   Patricia J. Nero; James W. Hobson; Gary L.
                                                   Johnson; James P. Mieuli; Edgardo T.
                                                   Palmes; Shirley A. Toomey
79     Mammoth Encinitas West                      Birtcher Anderson                              Refinance        Fee Simple
80     Airport Atrium Center                       Paul S. Gerwin; Fred Kolber                    Refinance        Fee Simple
81     Exton Office                                Russell R. Naylor                              Refinance        Fee Simple
82     Walgreen's - Miami, FL                      Joseph G. Leoni, Jr.                           Acquisition      Fee Simple
83     Northdale Plaza                             Bradley A. Hoyt                                Refinance        Fee Simple
84     53-83 Fourth Avenue                         Jonathan G. Davis; Paul R. Marcus              Refinance        Fee Simple
85     Burgard Industrial Park                     James H. Winkler; American Industries,         Acquisition      Fee Simple
                                                   Inc.; Boydstun Metal Works, Inc
86     Wharton Mall(18)                            Elvira F. Petigrow; Stuart Glasser, M.D.       Refinance        Fee Simple
87     Aldo South Beach                            Davaldou US, Inc.                              Refinance        Fee Simple
88     Jefferson Industrial Complex(19)            Mehrzad Mark Naim, Behzad Ben Naim             Refinance        Fee Simple
89     Broadway Lofts                              Vern McCarty                                   Refinance        Fee Simple
90     Kohl's Ground Lease - Forward               Vincent L. Pangle                              Refinance        Fee Simple
91     Candlewood Suites                           Rajnikant R. Desai                             Refinance        Fee Simple
92     Capri Rialto Mobile Home Estates            John E. Morgan; Beverly C. Morgan              Refinance        Fee Simple
93     Creative Children Learning Centers - Davie, Norman S. Jaffe                                Refinance        Fee Simple
       FL(20)
94     Creative Children Learning Centers -        Norman S. Jaffe                                Refinance        Fee Simple
       Tallahassee, FL
95     San Gabriel Professional Center             Kyle R. Wong                                   Acquisition      Fee Simple
96     Snoqualmie Ridge Phase IV Lot 2             Mark S. McDonald                               Refinance        Fee Simple
97     Woodlands Shopping Center                   Bruce W. Williams                              Refinance        Fee Simple
98     Sleep Inn - Lexington, KY                   Richard C. Ekhoff & William Craig Turner       Refinance        Fee Simple
99     The Metcalf Plaza / Target Center Shopping  Surendra Kumar                                 Acquisition      Fee Simple
       Centers
100    Colony Commons I and II                     Douglas L. Swenson; DBSI Housing Inc.;         Acquisition      Fee Simple
                                                   Berry Trust Declaration, dated July 18,
                                                   2006; Sue Kelly Adams Trust, originally
                                                   dated March 11, 1991 and revised and
                                                   restated on November 19, 2001; Arthur E.
                                                   Miltenberger; Sue Kelly Adams; Sharon C.
                                                   Berry; Charles G. Berry; The A.M. and
                                                   Martha Hossenlopp Revocable Trust dated
                                                   March 29, 2001; The Arthur E. and
                                                   Elisabeth Miltenberger Family Trust dated
                                                   February 10, 1998; Martha Hossenlopp; The
                                                   Kathryn B. Chidester Family Trust, dated
                                                   May 11, 2001; Kathryn B. Chidester; A. M.
                                                   Hossenlopp; Elisabeth Miltenberger; Sweta
                                                   Mepani; Chetan Mepani; Stephen John and
                                                   Eileen May Meuris Revocable Living Trust
                                                   dated February 13, 1995.; Josephine Eisel
                                                   Ryan; Eileen May Meuris; Stephen John
                                                   Meuris
101    Broadway Apartments                         Julie Kirtley; Curt Kirtley                    Refinance        Fee Simple
102    14144 Ventura Office Building               Scott J. Weiss; Wilfred F. Von Der Ahe         Refinance        Fee Simple
103    550-552 West 21st Street(32)                Leslie J. Garfield                             Refinance        Fee Simple
104    Candlewood Suites, Harrisonburg             Henry C. Clark                                 Refinance        Fee Simple
105    Whitney National Bank                       Frank B. Burge; Dr. James Arthur               Refinance        Fee Simple
106    Walgreen's - Dallas, TX                     Joseph G. Leoni, Jr.                           Acquisition      Fee Simple
107    Town Center Self Storage                    Mark C. Wolf                                   Refinance        Fee Simple
108    Allen Town Center(29)                       Jay Friedman; R. Nader Ghadimi                 Acquisition      Fee Simple
109    Holiday Inn Express - Libertyville, IL      Sandra Sun                                     Refinance        Fee Simple
110    Staples - Golden, CO                        Jorge Topelson; Alejandro Topelson             Refinance        Fee Simple
111    St Andrews Place                            Douglas L. Swenson; DBSI Housing, Inc.;        Acquisition      Fee Simple
                                                   Ellen A. Kwiatkowski-Schwinge; Herman
                                                   Builders, Inc.

112    Beacon Point Service Center                 Douglas L. Swenson; DBSI Housing Inc.;         Acquisition      Fee Simple
                                                   Wayne F. Brady and Patricia C. Brady as
                                                   Trustees of the Brady Family Revocable
                                                   Living Trust dated February 20, 2007.;
                                                   Wayne F. Brady; Patricia C. Brady; Arthur
                                                   R. Cargill; Maryann Cargill; Luis DeMelo;
                                                   James A. Dunn as Trustee of The James A.
                                                   Dunn Inter Vivos Trust dated October 19,
                                                   2001; James A. Dunn; Arturo E. Fournier;
                                                   Randy A. Greenhalgh and Joan M.
                                                   Greenhalgh as Trustees of The Greenhalgh
                                                   Trust dated March 5, 1993; Randy A.
                                                   Greenhalgh; Joan M. Greenhalgh; Mark S.
                                                   Gross and Pauline D. Gross as Trustees of
                                                   The Gross Family Trust dated May 7, 2007;
                                                   Mark S. Gross; Pauline D. Gross; Frank L.
                                                   Hoffecker Sr.; Thomas A. Lindheimer;
                                                   Carmen A. Lindheimer; Glenn J. Reis as
                                                   Trustee of The Glenn J. Reis Revocable
                                                   Trust dated August 30, 2004; Glenn J. Reis;
                                                   LaVerne L. Schwengel; Seibert Family Trust
                                                   dated March 13, 2002; Harley Van Seibert;
                                                   Diane E. Seibert; Clifford A. Vige as the
                                                   Trustee of the Vige Living Trust dated
                                                   February 21, 1992; Clifford A. Vige; Jose
                                                   Motta Amaral
113    Padonia Plaza                               Wayne R. Gioioso, Jr.                          Acquisition      Fee Simple
114    Best Western Casa Villa Suites - Harlingen, Jagdish Chandra                                Refinance        Fee Simple
       TX
115    Borders Books & Music - Bowie               Patricia P. Georgilakis; Peter G. Pappas;      Acquisition      Fee Simple
                                                   Diane M. Pappas
116    Willow Bend                                 Douglas L. Swenson; DBSI Housing Inc.;         Acquisition      Fee Simple
                                                   James W. Bruskewitz; Patrick S. Carlson;
                                                   Milton L. Castleman; Irene Dietz; Alicia R.
                                                   Ellis; Daniel O. Jobe; Severd V. Johnson;
                                                   James E. Johannes; Mark B. Schneider; Earl
                                                   Van Dyke; Andrew T. Valkanas; Carol
                                                   Scola; Katherine C. Noonan; Diane M.
                                                   Carlson; Patrick S. Carlson and Diane M.
                                                   Carlson as Co-Trustees of The Carlson
                                                   Family Trust dated September 7, 2002;
                                                   Kristin Castleman; Debra A. Johannes;
                                                   Susan M. Schneider; Mark B. Schneider and
                                                   Susan M. Schneider as Co-Trustees of The
                                                   Schneider Family Trust, dated May 25,
                                                   1996; Maureen E. Valkanas; Vincent T.
                                                   Mander; Hiromi Mander
117    796 Lexington Avenue                        Dennis Phillips; Nancy Phillips                Acquisition      Fee Simple
118    Padre Commons Plaza                         Kenneth J. Delery; Charles W. Shears           Refinance        Fee Simple
119    Hampton Inn - Waycross, GA                  Kirit Patel; Anil Patel                        Refinance        Fee Simple
120    Starbucks Center South                      Christopher E. Burdett; Andrew Shanks          Refinance        Fee Simple
121    Bridgeport Apartments                       Michael Woodward                               Refinance        Fee Simple
122    Burchwood                                   Reggie Gibson                                  Refinance        Fee Simple
123    Jasper Mountain Highlands Shopping Center   Robert M. Worgan, Robert Ellis                 Acquisition      Fee Simple
124    Spokane Apartments                          Darrel Dickson                                 Acquisition      Fee Simple
124.01 North Cliff Terrace                                                                                         Fee Simple
124.02 Hart Terrace                                                                                                Fee Simple
125    Wood Dale Towne Center                      Barron S. Perl                                 Refinance        Fee Simple
126    NJVC Building                               The Chenega Corporation                        Acquisition      Fee Simple
127    Holiday Inn Express - Livingston, TX        Don C. Baskin Jr., Don C. Baskin Sr.,          Refinance        Fee Simple
                                                   Kevin P. Hilchey
128    126 Chestnut Street                         Jatinder Pal Chawla                            Refinance        Fee Simple
129    Amcal Business Center                       Percival Vaz                                   Refinance        Fee Simple
130    Lost Creek Village                          Mark Sater and Sam Sayegh                      Acquisition      Fee Simple
131    Mainstay Suites - Clute, TX                 Scott T. Odom                                  Acquisition      Fee Simple
132    Georgia Center For Total Cancer Care        Dale L. McCord, MD                             Refinance        Fee Simple
133    Town Fair Shopping Center                   Theodore Deikel                                Acquisition      Fee Simple
134    Pioneer Square(29)                          Dershaiun Lai; Chunwan Lai                     Acquisition      Fee Simple
135    Mansell Plaza                               Douglas L. Swenson; DBSI Housing Inc.;         Acquisition      Fee Simple
                                                   Susan M. Schneider a/k/a Susan C.
                                                   Schneider; Off the Ranch, Inc.; Ronald W.
                                                   McCall; The A.M. and Martha Hossenlopp
                                                   Revocable Trust dated March 29, 2001;
                                                   Alicia R. Ellis; Martha Hossenlopp; Lynn
                                                   M. Schmidt; Ronald W. McCall; Conway
                                                   Groves, Inc.; Maryann Cargill; Bell Family
                                                   Trust dated July 20, 1994; Robert D. Bell;
                                                   Bonnie E. Bell; Arthur R. Cargill; Kim W.
                                                   Schmidt; A. M. Hossenlopp; Mark B.
                                                   Schneider
136    Comfort Suites - Yulee, FL                  Raman Patel; Kanchan Patel                     Refinance        Fee Simple
137    Stapleton Square                            Bruce H. Etkin; David L. Johnson; The          Refinance        Fee Simple
                                                   Johnson Family Limited Partnership,
                                                   L.L.L.P.
138    County Inn - Mountainview, CA               Chandrakant K. Shah                            Refinance        Fee Simple
139    Bluebonnet Crossing                         Norman S. Jaffe                                Refinance        Fee Simple
140    Fletcher Square Shopping Center             Michael S. Fletcher                            Refinance        Fee Simple
141    Shoppes of Crabapple                        Stefan Boros                                   Acquisition      Fee Simple
142    Ridgeway Plaza                              William R. Hilburn, III                        Refinance        Fee Simple
143    EZ Storage Headquarters                     Anthony Manganaro; Siena Corporation;          Refinance        Fee Simple
                                                   Snowden Land LLLP
144    Office Depot - El Dorado, AR                Y & O Investments Inc.                         Refinance        Fee Simple
145    Brambleton Medical Center                   James E. Baylor, Jr.                           Refinance        Fee Simple
146    Office Depot - Palestine, TX                Y & O Investments Inc.                         Refinance        Fee Simple
147    The Continental Ranch Retail Center         Johnnie E. Ertle, II                           Acquisition      Fee Simple
148    State Street Retail                         Steve Samberg, Catherine Whiddon, Gene         Acquisition      Fee Simple
                                                   Whiddon
149    Westbrook Office Park                       Nancy A. Barnes; Sven H. Kristensen; The       Refinance        Fee Simple
                                                   Nancy Barnes 2000 Revocable Trust;
                                                   Kristensen Family Revocable Trust 1994;
                                                   Ellen M. Kristensen
150    Days Inn Airport South - College Park,      Pravin Master                                  Refinance        Fee Simple
       GA(28)
151    Towne Place                                 James R. Conway; Victor C. Smith;              Refinance        Fee Simple
                                                   Trummie L. Patrick
152    Cordes Professional Building                Anton Jaber; Janette Jaber                     Acquisition      Fee Simple
153    Ashford Plaza Retail Center                 Fahed Salfiti                                  Acquisition      Fee Simple
154    Muskegon Retail                             Mark D. Finkelstein                            Refinance        Fee Simple
155    Grogan's Forest Retail Center               Fahed Salfiti                                  Acquisition      Fee Simple
156    Sapphire Pointe                             Douglas L. Swenson; DBSI Housing Inc.;         Refinance        Fee Simple
                                                   Bernard Dwight Anderson; Linda Ann
                                                   Anderson; Matthew C. Burris; David E.
                                                   Harper; Linda J. Harper; David B. Miller;
                                                   Barbara Ann Robbins; Alfredo G.
                                                   Rodriguez; Marie G. Rodriguez; Gary D.
                                                   Smith; Linda B. Smith
157    Lofts at McIntire                           Rick Beyer; Munro Russell                      Refinance        Fee Simple
158    Sunset Medical Office Building              Norman S. Jaffe                                Refinance        Fee Simple
159    Richmond Street Studios                     Jay Rembe; Chris Calott                        Refinance        Fee Simple
160    Stamey Plaza                                Norbert Koenig; Hedwig Koenig                  Acquisition      Fee Simple
161    Shoppes at Greystone                        Ezra R. Mizrahi; Mordecai R. Mizrahi           Acquisition      Fee Simple

FOOTNOTES TO ANNEX A-1

(1)	CGM—Citigroup Global Markets Realty Corp.; GACC—German American Capital Corporation; Artesia—Artesia Mortgage Capital Corporation; CWCapital—CWCapital LLC; SunTrust—SunTrust Bank.

(2)	The Administrative Fee Rate includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee/certificate administrator fees applicable to each mortgage loan.

(3)	Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period.

(4)	With respect to the Mortgage Loans listed in the chart below, the DSCR used herein for such Mortgage Loan reflects the DSCR at which a sponsor guaranty may be released, not the actual DSCR for such Mortgaged Property. The “As-Is” DSCR is shown in the chart below. See also, “Description of the Mortgage Pool—Additional Loan Information—Definitions” in the prospectus supplement.

Loan No.	Mortgage Loan	Amount of Guaranty	As-Is DSCR	DSCR Shown	Conditions to Release of Guaranty
19	Versar Center Office Building	$4,050,000	1.05x	1.20x	DSCR at least 1.20x
27	Wildwood Communities MHP	$3,000,000	1.03x	1.15x	DSCR at least 1.15x

(5)	Loan Nos. 1, 18, 20, 21, 25, 29, 34, 37, 39, 44, 47, 53, 56, 61, 62, 76, 78, 79, 100, 112, 115, 116, 123, 124,135, 147, 156 (Lincoln Square, Spanish Ranch MHP, Parkway Plaza, The Clubs at Rhodes Ranch, Creekwalk Village, Cypress Medical Center, Olde Lancaster Town Center, 725 Concord Avenue Medical Office Building, TN Office Portfolio – BGK, Old National Town Center, 509 212th Street, West Town Apartments, Mammoth Professional Building, Eagle Electronics Office Building, Sable Chase at Sherwood, Gadd Crossing, East Winchester, Mammoth Encinitas West, Colony Commons I and II, Beacon Point Service Center, Borders Books & Music—Bowie, Willow Bend, Jasper Mountain Highlands Shopping Center, Spokane Apartments, Mansell Plaza, The Continental Ranch Retail Center, Sapphire Pointe): Two or more borrowers own the related Mortgaged Property as tenants-in-common or the applicable mortgage loan documents permit the borrower to convert to a tenant-in-common structure.

For a discussion of the risks related to a tenant-in-common structure, see “Risk Factors-- Risks Relating to Borrowers’ Organization or Structure” in this prospectus supplement.

(6)	With respect to the Lockbox, “Hard” means each tenant is required to transfer its rent directly to the lockbox account; “Soft” means that the borrower or property manager collects rents from the tenants and then the borrower or property manager is required to deposit these rents into the lockbox account; “Springing” means that no lockbox exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, a lockbox will take effect. With respect to Loan No. 6 (Georgian Towers): “Hard” means that the unaffiliated property manager collects rents and receipts and deposits amounts collected in the lender controlled account.

A-1-2

(7)	With respect to the Mortgage Loans listed in the chart below, the applicable DSCR and/or LTV ratio was calculated after netting out holdback reserve amounts, cash reserves or amounts available under letters of credit shown below and as described under “Description of the Mortgage Pool—Additional Loan Information—Definitions” in the prospectus supplement.

Loan No.	Mortgage Loan	Holdback Amount	Adjusted U/W DSCR as shown(a)	As Is U/W DSCR(b)	Adjusted U/W Cut-off Date LTV as shown(c)	Actual Cut-off Date LTV(d)	Conditions to Release(e)
7	1150 18th Street, NW	$2,400,000	1.03x	0.98x	68.4%	72.1%	Release if DSCR >= 1.20x, based on interest only payments.
18	Spanish Ranch MHP	$1,200,000	1.20x	1.15x	67.0%	70.0%	Release if DSCR >= 1.20x, based on amortizing payments.
22	Hotel deLuxe	$4,000,000	1.38x	1.15x	76.6%	92.0%	Release if DSCR >= 1.35x, based on amortizing payments.
23	Valley Freeway Center	$2,000,000	1.20x	1.09x	63.5%	69.8%	Release if DSCR >= 1.20x, based on amortizing payments.
28	Mission West Millbrook	$500,000	1.15x	1.12x	74.3%	76.3%	Release if (i) DSCR >= 1.20x, based on amortizing payments and (ii) occupancy >= 93%.
31	Plantation Apartments	$1,000,000	1.23x	1.16x	73.1%	77.5%	Release if DSCR >= 1.20x, based on amortizing payments.
54	Residence Inn - Livermore, CA	$1,150,000	1.43x	1.25x	69.6%	79.9%	Release if DSCR >= 1.40x based on amortizing payments and LTV <= 70%.
83	Bluebonnet Crossing	$200,000	1.21x	1.12x	74.3%	79.7%	Release if DSCR >= 1.20x based on amortizing payments and occupancy of >= 95%.
101	Broadway Apartments	$150,000	1.19x	1.15x	—	74.6%	Release if DSCR >= 1.40x based on amortizing payments.
120	Starbucks Center South	$200,000	1.18x	1.11x	—	63.4%	Release if DSCR >= 1.20x based on amortizing payments.
130	Lost Creek Village	$380,000	1.16x	1.02x	70.5%	80.0%	Release if DSCR >= 1.15x based on amortizing payments.
137	Stapleton Square	$210,000	1.01x	0.94x	—	78.3%	Release if DSCR >= 1.25x based on amortizing payments and economic occupancy of at least 95%.
139	Northdale Plaza	$700,000	1.26x	1.09x	61.8%	71.1%	Release if DSCR >= 1.30x based on amortizing payments and occupancy of >= 88%.
153	Ashford Plaza Retail Center	$135,000	1.18x	1.09x	—	73.9%	Release if DSCR >= 1.20x based on amortizing payments and physical occupancy of >= 93%.
159	Richmond Street Studios	$100,000	1.31x	1.20x	—	68.4%	Release if DSCR >= 1.25x based on amortizing payments.

(a)	“Adjusted U/W DSCR as shown” reflects the deduction of the holdback amount from the original principal balance for purposes of the DSCR computation.
(b)	“As Is U/W DSCR” reflects a DSCR computation based on the original principal balance without a deduction of the holdback amount.
(c)	“Adjusted U/W Cut-off Date LTV as shown” reflects the deduction of the holdback amount from the current principal balance for purposes of the LTV computation.
(d)	“Actual Cut-off Date LTV” reflects an LTV computation based on the current principal balance without a deduction of the holdback amount.
(e)	Subject to specific conditions in the related loan documents, in most cases, only some of which are stated here. In some cases the loan documents permit release to the related borrower only until a specified date. In addition, in certain cases, the related loan documents may provide for release of a portion of the holdback amount and/or give the related borrower multiple opportunities for determination of eligibility.

A-1-3

(8)	Loan Combination Characteristics:

(i)	The following chart describes certain characteristics of the Mortgage Loans with related B Loans:

Mortgage Loan	Cut-off Date Mortgage Loan Balance	Pari Passu Loan Balance	Original B Loan Balance	Cut-off Date LTV Ratio for Senior Loan Only(a)	Cut-off Date LTV Ratio Including B Loan	DSCR for Senior Loan Only(a)	DSCR Including B Loan
Lincoln Square	$160,000,000	$60,000,000	$65,000,000	61.6%	79.8%	1.30x	1.00x
Charles River Plaza North	$145,000,000	$145,000,000	$20,000,000	73.0%	78.0%	1.33x	1.25x
Georgian Towers	$58,000,000	$67,000,000	$60,000,000	55.1%	81.6%	1.83x	1.24x

(a)	Includes related pari passu companion loans.

(ii)	Pari Passu Loan Calculations: For purposes of calculating Loan per Net Rentable Area SF/rooms/units/pads, DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity, the loan amount used for the Mortgage Loans identified as Lincoln Square, USFS Industrial Distribution Portfolio, Charles River Plaza North, 85 Tenth Avenue, Georgian Towers, Seattle Space Needle and CGM RRI Hotel Portfolio on Annex A-1 to this prospectus supplement is the principal balance of the Mortgage Loan included in the trust and the aggregate principal balance of the related companion loans that are pari passu in right of payments to the related Mortgage Loan included in the trust.

(9)	With respect to Mortgage Loans that are cross-collateralized and cross-defaulted with one or more Mortgage Loans, (i) the Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the aggregate loan amount and aggregate appraised value and (ii) the DSCR for each of the Mortgage Loans is based on the aggregate debt service and loan balance amounts.

(10)	With respect to Mortgage Loans that are secured by a portfolio of properties, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/rooms/units/pads and DSCR for each of the properties within such portfolio were calculated on an aggregate basis including all such properties.

(11)	“As Stabilized” Appraised Values: With respect to each of the following Mortgage Loans, the “Appraised Value” used for purposes of calculating debt service coverage and loan-to-value ratios throughout this prospectus supplement is an “as stabilized” value (and the corresponding “Stabilization Date” reflects the valuation date for such stabilized value). Listed below are the “as is” values for the related mortgaged properties determined in connection with the origination of such Mortgage Loans.

Loan No.	Mortgage Loan	“As Stabilized” Value	Stabilization (Valuation) Date	“As-Is” Value	“As-Shown LTV”	“As-Is LTV”
17	Town Center East Building 3	$37,900,000	9/1/2008	$36,400,000	76.7%	79.8%
24	Chicago Bridge & Iron	$33,000,000	11/1/2008	$25,200,000	65.2%	85.3%
38	6620 18th Avenue Retail	$18,400,000	5/1/2008	$17,200,000	76.1%	81.4%
43	Eastside Plaza 3 & 4	$14,400,000	1/1/2008	$13,810,000	75.6%	78.8%
70	CT Beverage Mart Plaza	$10,500,000	1/1/2008	$8,300,000	61.9%	78.3%
73	Bel-Red Medical Dental Center	$8,500,000	2/1/2008	$7,900,000	71.7%	77.2%
110	Staples – Golden, CO	$5,500,000	1/5/2008	$4,900,000	75.5%	84.7%
120	Starbucks Center South	$5,680,000	2/1/2008	$5,020,000	63.4%	71.7%
153	Ashford Plaza Retail Center	$2,300,000	6/29/2008	$2,280,000	73.9%	74.6%
159	Richmond Street Studios	$1,750,000	1/11/2008	$1,685,000	68.4%	71.0%

A-1-4

(12)	“As Stabilized” Underwritten Net Cash Flows: With respect to the following Mortgage Loan, the “Underwritten Net Cash Flows” used for purposes of calculating debt service coverage ratios through this prospectus supplement is an “as stabilized” value projected as of the date set forth below. Listed below is the “as is” value for the related Underwritten Net Cash Flow determined in connection with the origination of such Mortgage Loan.

Loan No.	Mortgage Loan	“As Is” UW NCF	“As Is” DSCR	Stabilization Date
6	Georgian Towers	$5,764,470	0.74x	March 2010

(13)	Loan No. 48 (Premier Landing): The building square footage shown includes 48,497 square feet of improvements located on a pad lease.

(14)	Loan No. 110 (Staples – Golden, CO): The Mortgage Loan has an initial interest-only period of 36 months beginning on the first payment date, followed by a principal and interest period of 72 months beginning on December 11, 2010 up to and including November 11, 2016, followed by a second interest-only period of 12 months beginning on December 11, 2016 up to and including November 11, 2017.

Loan No. 144 (Office Depot – El Dorado, AR): The Mortgage Loan has an initial interest-only period of 10 months beginning on the first payment date, followed by a principal and interest period of 54 months beginning on August 11, 2008 up to and including January 11, 2013, followed by a second interest-only period of 26 months beginning on February 11, 2013 up to and including March 11, 2015. Beginning on April 11, 2015 through the remainder of the loan term, normal principal and interest payments will resume.

Loan No. 146 (Office Depot – Palestine, TX): The Mortgage Loan has an initial interest-only period of 12 months beginning on the first payment date, followed by a principal and interest period of 64 months beginning on October 11, 2008 up to and including January 11, 2014, followed by a second interest-only period of 24 months beginning on February 11, 2014 up to and including January 11, 2016. Beginning on February 11, 2016 through the remainder of the loan term, normal principal and interest payments will resume.

(15)	Loan No. 2 (USFS Industrial Distribution Portfolio): The mortgaged properties are subject to a lease to US Foodservice, Inc., an affiliate of the borrower.

(16)	Loan No. 8 (Quality King): The mortgaged property is 100% leased to Quality King Distributors, Inc., an affiliate of the borrower, for a 20-year term commencing October 1, 2007. QK Healthcare, Inc., Pro’s Choice Beauty Care, Inc. and Model Reorg, Inc., all affiliates of Quality King Distributors, Inc., are collectively subleasing 563,810 sq. ft., while Quality King Distributors, Inc. is retaining 7,598 sq. ft. of office space at the mortgaged property. The tenants are not yet in occupancy but Quality King Distributors, Inc. has begun paying rent.

(17)	Loan No. 45 (Geneva Portfolio): The Mortgaged Property is 100% leased to an affiliate of the related borrower.

(18)	Loan No. 86 (Wharton Mall): Approximately 50% of the Mortgaged Property, approximately 60% of which is currently under lease to a major tenant that is not current in rent payments, has been leased to an affiliate of the related borrower under an overlay master lease. The master lease will terminate five years after the closing of the Mortgage Loan but may be released prior to that time, with respect to the larger portion of the leased premises, upon the earlier of (i) twenty-four consecutive months of on-time rent payments by the current tenant or (ii) the reletting of the leased premises for a term of five years to a replacement tenant, and as to the smaller portion. With respect to the smaller portion of the leased premises, the Mortgaged Property may be released upon the earlier of (i) renewal by the current tenant or (ii) the reletting of the leased premises for a term of five years to a replacement tenant.

A-1-5

(19)	Loan No. 88 (Jefferson Industrial Complex): The Mortgaged Property is 61% leased to an affiliate of the related borrower.

(20)	Loan No. 93 (Creative Children Learning Centers – Davie, FL): The Mortgaged Property is 100% leased to an affiliate of the related borrower.

(21)	Loan No. 14 (California Department Store Portfolio): With respect to the Laguna Hills property, the Macy’s lease provides that if (in the good faith judgment of the tenant) the leased property becomes uneconomic or unsuitable for tenant’s then use and occupancy and the tenant has discontinued use and occupancy or intends to discontinue use and occupancy within six months, the tenant may give notice to the borrower of its intention to terminate the lease, accompanied by an offer to purchase the property at a purchase price equal to the unpaid principal balance (plus current accrued and unpaid interest), less any proceeds actually received by the borrower. With respect to the Pleasanton property, the Macy’s lease provides that if (in the good faith judgment of the tenant) the leased property becomes uneconomic or unsuitable for tenant’s then use and occupancy, and the tenant has discontinued use or will discontinue use of the property within 120 days and will not use the property for five years thereafter, the tenant may give notice to the borrower of its intention to terminate the lease, accompanied by an offer to purchase the property at a purchase price equal to $10,400,000 multiplied by the purchase percentage specified in the lease (which percentage ranges from 81.4727% (for a purchase prior to the first lease period) to 0.00% (for a purchase during the 384th period under the lease)). However, in the event such determination is made during a renewal term under the lease, the tenant has the right to terminate without any purchase offer.

(22)	Prepayment lockout is shown from the respective Mortgage Loan origination date.

(23)	Loan Nos. 42, 66, 118, 132, 137, 141, 152, 153, 155 (Foothills Commerce Center Buildings C, D & E, Quioccasin Center Station, Padre Commons Plaza, Georgia Center For Total Cancer Care, Stapleton Square, Shoppes of Crabapple, Cordes Professional Building, Ashford Plaza Retail Center and Grogan’s Forest Retail Center): Each such Mortgage Loan has a Yield Maintenance prepayment option and voluntary prepayment of each of the foregoing Mortgage Loans is allowed in increments of $100,000 so long as each incremental payment is accompanied by a Yield Maintenance charge as required under the terms of the Mortgage Loan Documents.

A-1-6

(24)	With respect to the Mortgage Loans listed below, a portion of the Mortgaged Property is subject to a “Master Lease” with an affiliate of the borrower. For purposes of this chart, “Master Lease” means a lease to a Mortgage Loan sponsor or other affiliate of the borrower that is obligated to pay rent under such lease for space that is not occupied by such affiliate or any non-affiliate. The rent payable under the master leases listed below are included in Underwritten Net Cash Flow and related Underwritten DSCR for such Mortgage Loans.

Loan No.	Mortgage Loan	Master Lessee	Adjusted Underwritten DSCR	Unadjusted Underwritten DSCR
4	85 Tenth Avenue	The Related Companies, L.P. and The Related Group of Florida	1.28x	1.27x
17	Town Center East Building 3	Vine Street Investors	1.16x	1.02x
19	Versar Center	Bresler & Reiner, Inc.	1.20x	1.01x
42	Foothills Commerce Center Buildings C, D & E	Mark IV Capital, Inc.	1.28x	1.08x
43	Eastside Plaza 3 & 4	Vine Street Investors	1.15x	0.78x
50	Hamilton Crossing	Hamilton Ridge Ventures, LLC	1.21x	1.03x
67	Fairmount Place Office	Harry J. O’Donnell	1.16x	0.98x
99	The Metcalf Plaza/ Target Center Shopping Centers	PSC Metcalf Centers, LLC	1.16x	1.04x
134	Pioneer Square	DCL Management	1.26x	1.00x
141	Shoppes of Crabapple	Stefan Boros	1.19x	0.96x

(25)	Reserve Balances are as of the related Mortgage Loan closing date, not as of the Cut-off Date.

(26)	Loan No. 52 (Boulder Ridge Apartments Phase II): The monthly Principal/Interest, Tax, Insurance, and Replacement reserves are each pre-funded twice per year (on or before February 15 and September 15 of each year) in an amount equal to six months of Principal/Interest, Tax, Insurance and Replacement reserve deposits, respectively. The Replacement reserve has a cap of $40,000.

(27)	Loan No. 73 (Bel-Red Medical Dental Center): Monthly TI/LC deposits will commence on November 11, 2008.

(28)	Loan No. 150 (Days Inn Airport South—College Park, GA): Monthly Seasonality Debt Service reserve deposits will commence starting on February 11, 2008 in the amount of $3,125 per month during the months February through August, plus October of every year. The reserve has a cap of $25,000.

(29)	Loan No. 108 (Allen Town Center): The reserves shown as Seller Vacancy Subsidy Escrow ($93,837) and Seller Remediation Escrow ($73,250) represent funds the seller of the Mortgaged Property deposited in an escrow account with the title insurance company, as escrow agent, under an escrow agreement between the seller, borrower and title insurance company, in which the borrower’s interest was collaterally assigned to the lender.

Loan No. 134 (Pioneer Square): The reserves shown as Seller Escrow ($378,506) represent funds the seller of the Mortgaged Property deposited in an escrow account with the title insurance company, as escrow agent, under an escrow agreement between the seller, borrower and title insurance company, in which the borrower’s interest was collaterally assigned to the lender.

(30)	Loan Nos. 2.01, 2.17, 2.35 (USFS Industrial Distribution Portfolio – 15155 Northam Street, 222 Otrobando Avenue P.O. Box 103, 3500 Saratoga Avenue): A Phase II environmental assessment with respect to such properties was recommended. However, the Phase II environmental assessments have not yet been completed. The borrower deposited $2,556,875 to cover environmental testing and possible remediation as recommended by the environmental engineer with respect to the properties for which a Phase II assessment was recommended but not completed. The reserve amount represents 125% of the environmental consultant’s estimate of related costs.

A-1-7

(31)	Loan No. 2 (USFS Industrial Distribution Portfolio): Construction for the expansion of the following properties is currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas, NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC), 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion space within the portfolio provides additional collateral for the mortgage loan, appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion. Please see the table below for further detail.

Loan No.	Property Name	Expansion Space Sq. Ft.	“Stabilized” Value	“Stabilized” LTV	Stabilization Date
2.09	10211 North IH 35	72,834	$33,800,000	57.9%	5/21/2007
2.12	1500 NC Hwy 39	98,317	$24,500,000	68.4%	11/25/2007
2.20	950 South Shiloh Road & 1992 Forest Lane	141,160	$26,000,000	38.9%	1/1/2008

(32)	Loan No. 103 (550-552 West 21st Street): The mortgage loan is classified as a defeasance loan. However, in the event the sponsor and his wife both die prior to the second anniversary of the securitization closing date, the loan documents permit the borrower to prepay the loan in full with yield maintenance.

(33)	Loan No. 24 (Chicago Bridge & Iron): The reserves shown in Other Reserves ($7,400,000) represent cash reserves to be disbursed to the borrower in connection with the ongoing substantial renovation for the Mortgaged Property.

(34)

Loan Nos. 8, 13, 22, 38 (Quality King, Great Escape Lodge, Hotel deLuxe, 6620 18th Avenue Retail): The Mortgage Loans have Interest Deposits for the amount of interest that would have accrued at the related Mortgage Rate on the Stated Principal Balance as of December 1, 2007 had such Mortgage Loan been originated on November 1, 2007, for the period from and including November 1, 2007 to but excluding December 1, 2007. The month in which the Interest Deposit Amounts are distributed is not factored into the calculation of original term to maturity as set forth on Annex A-1 to this prospectus supplement.

(35)	Loan No. 2 (USFS Industrial Distribution Portfolio): The Mortgage Loan was co-originated by CGM ($89,754,338) and GACC ($67,709,413).

(36)	Interest Rate reflects the gross interest rate and does not deduct the Administrative Fee Rate.

A-1-8

ANNEX A-2

Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties(1)(2)

Range of Cut-Off Date Balances—All Mortgages

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1,000,000 - 4,999,999	70	$223,053,426	10.65%	6.346%	115	1.35x	67.5%	60.1%
5,000,000 - 9,999,999	45	308,503,783	14.73%	6.259%	115	1.30x	70.1%	63.7%
10,000,000 - 19,999,999	19	273,333,202	13.05%	6.175%	113	1.26x	70.1%	64.6%
20,000,000 - 34,999,999	17	460,705,325	22.00%	6.272%	116	1.27x	71.0%	66.2%
35,000,000 - 49,999,999	4	162,124,331	7.74%	6.584%	117	1.60x	57.8%	52.3%
50,000,000 - 99,999,999	3	204,000,000	9.74%	5.984%	77	1.41x	59.7%	59.7%
100,000,000 - 149,999,999	1	145,000,000	6.92%	5.606%	116	1.33x	73.0%	73.0%
150,000,000 - 160,000,000	2	317,463,751	15.16%	6.198%	116	1.45x	68.2%	68.2%

Total/Weighted Average	161	$2,094,183,817	100.00%	6.204%	112	1.35x	68.0%	64.0%

Range of Cut-Off Date Balances—Loan Group 1

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1,000,000 - 4,999,999	64	$202,975,719	11.65%	6.340%	115	1.36x	67.2%	59.8%
5,000,000 - 9,999,999	35	237,880,735	13.66%	6.271%	114	1.32x	69.1%	62.7%
10,000,000 - 19,999,999	15	203,033,202	11.66%	6.067%	116	1.28x	70.2%	64.5%
20,000,000 - 29,999,999	8	194,078,931	11.14%	6.193%	112	1.26x	73.1%	67.1%
30,000,000 - 39,999,999	6	208,020,724	11.94%	6.342%	118	1.61x	61.6%	56.0%
40,000,000 - 49,999,999	2	87,230,000	5.01%	7.189%	119	1.11x	67.2%	61.6%
50,000,000 - 99,999,999	2	146,000,000	8.38%	5.922%	87	1.24x	61.6%	61.6%
100,000,000 - 149,999,999	1	145,000,000	8.33%	5.606%	116	1.33x	73.0%	73.0%
150,000,000 - 160,000,000	2	317,463,751	18.23%	6.198%	116	1.45x	68.2%	68.2%

Total/Weighted Average	135	$1,741,683,062	100.00%	6.203%	113	1.35x	68.0%	64.0%

Range of Cut-Off Date Balances—Loan Group 2

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1,355,000 - 2,999,999	1	$1,355,000	0.38%	6.500%	120	1.20x	56.5%	48.6%
3,000,000 - 6,999,999	10	48,110,754	13.65%	6.300%	114	1.26x	71.4%	64.4%
7,000,000 - 9,999,999	5	41,235,000	11.70%	6.208%	115	1.18x	74.7%	68.0%
10,000,000 - 19,999,999	4	70,300,000	19.94%	6.489%	103	1.20x	69.7%	64.8%
20,000,000 - 29,999,999	3	72,500,000	20.57%	6.294%	117	1.20x	69.2%	67.2%
30,000,000 - 49,999,999	2	61,000,000	17.30%	5.779%	118	1.29x	69.3%	66.6%
50,000,000 - 58,000,000	1	58,000,000	16.45%	6.140%	52	1.83x	55.1%	55.1%

Total/Weighted Average	26	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%

A-2-1

Type of Mortgaged Properties—All Mortgages

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Number of Units or SF	Cut-off Date Balance per # of Unit/SF	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Office	42	$753,398,673	35.98%	4,148,064	$182	6.046%	113	97.79%	1.31x	67.0%	64.1%
Retail	54	349,622,379	16.69%	2,571,168	136	6.204%	117	96.29%	1.29x	70.0%	65.8%
Anchored	31	268,053,880	12.80%	2,108,326	127	6.148%	118	96.84%	1.30x	70.3%	67.0%
Unanchored	23	81,568,500	3.90%	462,842	176	6.390%	116	94.48%	1.25x	68.8%	62.1%
Multifamily	24	299,000,754	14.28%	4,488	66,622	6.149%	100	95.45%	1.35x	67.1%	63.4%
Industrial	52	285,174,193	13.62%	10,692,317	27	6.519%	115	98.96%	1.43x	72.3%	69.1%
Hotel	69	175,723,586	8.39%	7,561	23,241	6.487%	124	68.73%	1.42x	68.4%	57.6%
Full Service	2	57,000,000	2.72%	330	172,727	6.552%	120	61.14%	1.43x	69.9%	60.7%
Limited Service	67	118,723,586	5.67%	7,231	16,419	6.456%	126	72.37%	1.41x	67.7%	56.1%
Mixed Use	11	133,483,535	6.37%	480,262	278	6.184%	85	96.48%	1.24x	65.6%	62.7%
Manufactured Housing	3	53,500,000	2.55%	1,077	49,675	6.552%	118	99.76%	1.18x	72.4%	69.4%
Other	1	35,000,000	1.67%	35,837	977	5.695%	114	100.00%	2.39x	43.4%	40.5%
Land	1	5,030,696	0.24%	88,800	57	5.650%	116	NA	1.27x	69.4%	58.4%
Self Storage	1	4,250,000	0.20%	62,997	67	6.370%	117	92.65%	1.80x	55.9%	52.6%

Total/Weighted Average	258	$2,094,183,817	100.00%	18,092,571	$116	6.204%	112	94.91%	1.35x	68.0%	64.0%

Type of Mortgaged Properties—Loan Group 1

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Number of Units or SF	Cut-off Date Balance per # of Unit/SF	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Office	42	$753,398,673	43.26%	4,148,064	$182	6.046%	113	97.79%	1.31x	67.0%	64.1%
Retail	54	349,622,379	20.07%	2,571,168	136	6.204%	117	96.29%	1.29x	70.0%	65.8%
Anchored	31	268,053,880	15.39%	2,108,326	127	6.148%	118	96.84%	1.30x	70.3%	67.0%
Unanchored	23	81,568,500	4.68%	462,842	176	6.390%	116	94.48%	1.25x	68.8%	62.1%
Industrial	52	285,174,193	16.37%	10,692,317	27	6.519%	115	98.96%	1.43x	72.3%	69.1%
Hotel	69	175,723,586	10.09%	7,561	23,241	6.487%	124	68.73%	1.42x	68.4%	57.6%
Full Service	2	57,000,000	3.27%	330	172,727	6.552%	120	61.14%	1.43x	69.9%	60.7%
Limited Service	67	118,723,586	6.82%	7,231	16,419	6.456%	126	72.37%	1.41x	67.7%	56.1%
Mixed Use	11	133,483,535	7.66%	480,262	278	6.184%	85	96.48%	1.24x	65.6%	62.7%
Other	1	35,000,000	2.01%	35,837	977	5.695%	114	100.00%	2.39x	43.4%	40.5%
Land	1	5,030,696	0.29%	88,800	57	5.650%	116	NA	1.27x	69.4%	58.4%
Self Storage	1	4,250,000	0.24%	62,997	67	6.370%	117	92.65%	1.80x	55.9%	52.6%

Total/Weighted Average	231	$1,741,683,062	100.00%	18,087,006	$96	6.203%	113	94.67%	1.35x	68.0%	64.0%

Type of Mortgaged Properties—Loan Group 2

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Number of Units or SF	Cut-off Date Balance per # of Unit/SF	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Multifamily	24	$299,000,754	84.82%	4,488	$66,622	6.149%	100	95.45%	1.35x	67.1%	63.4%
Manufactured Housing	3	53,500,000	15.18%	1,077	49,675	6.552%	118	99.76%	1.18x	72.4%	69.4%

Total/Weighted Average	27	$352,500,754	100.00%	5,565	$63,342	6.210%	103	96.10%	1.33x	67.9%	64.3%

A-2-2

Mortgaged Properties by State and/or Location—All Mortgages

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
New York	15	$293,895,072	14.03%	6.354%	103	1.23x	64.9%	61.8%
District of Columbia	3	210,625,161	10.06%	6.247%	116	1.24x	63.3%	62.3%
California	20	196,222,928	9.37%	6.391%	113	1.41x	62.6%	60.4%
Northern	9	92,867,403	4.43%	6.539%	108	1.33x	63.6%	60.4%
Southern	11	103,355,525	4.94%	6.257%	118	1.49x	61.7%	60.4%
Massachusetts	6	178,536,527	8.53%	5.658%	116	1.31x	72.9%	72.4%
Texas	23	120,760,662	5.77%	6.059%	112	1.36x	71.8%	66.5%
Washington	11	107,855,492	5.15%	6.129%	101	1.60x	63.3%	57.8%
Georgia	16	105,432,165	5.03%	6.252%	117	1.31x	74.0%	67.4%
Virginia	12	85,310,926	4.07%	6.336%	117	1.26x	76.3%	71.0%
Maryland	8	84,376,165	4.03%	6.225%	72	1.69x	60.2%	58.8%
North Carolina	13	80,771,419	3.86%	6.182%	117	1.29x	73.0%	66.6%
Illinois	12	65,356,284	3.12%	6.493%	118	1.32x	71.6%	63.5%
Nevada	4	61,800,000	2.95%	6.306%	117	1.30x	65.4%	63.9%
Tennessee	12	61,561,376	2.94%	5.973%	132	1.34x	68.5%	61.8%
Oklahoma	4	52,490,100	2.51%	5.924%	116	1.25x	72.2%	67.3%
New Jersey	5	46,776,912	2.23%	6.055%	117	1.86x	53.4%	45.6%
Florida	12	44,416,502	2.12%	6.366%	114	1.43x	69.6%	64.3%
Colorado	5	31,399,995	1.50%	6.185%	92	1.29x	75.6%	72.9%
Oregon	2	29,271,204	1.40%	6.335%	119	1.35x	76.2%	66.2%
Louisiana	4	29,033,036	1.39%	6.606%	118	1.22x	74.3%	66.7%
Arizona	9	23,360,712	1.12%	6.369%	118	1.40x	70.8%	68.2%
Michigan	8	23,194,829	1.11%	5.998%	118	1.37x	68.1%	59.8%
Kansas	3	23,046,459	1.10%	5.847%	116	1.20x	71.8%	66.2%
Pennsylvania	8	22,467,410	1.07%	6.376%	104	1.27x	71.2%	65.8%
Minnesota	4	19,743,750	0.94%	6.197%	112	1.32x	73.6%	67.6%
Ohio	10	13,533,171	0.65%	6.373%	118	1.47x	70.6%	68.0%
South Carolina	3	12,026,233	0.57%	6.401%	117	1.50x	75.7%	73.2%
Connecticut	4	10,979,032	0.52%	6.402%	118	1.37x	67.1%	63.1%
Wisconsin	2	8,950,000	0.43%	5.965%	117	1.37x	68.5%	64.6%
Missouri	2	7,984,462	0.38%	6.634%	119	1.17x	76.5%	63.0%
Kentucky	3	7,221,086	0.34%	6.131%	115	1.41x	64.9%	55.5%
Nebraska	2	7,052,000	0.34%	6.195%	120	1.26x	74.7%	65.4%
Arkansas	2	5,932,706	0.28%	6.025%	114	1.16x	72.6%	63.3%
Utah	1	5,550,000	0.27%	6.430%	117	1.55x	63.1%	63.1%
Alabama	3	4,547,500	0.22%	6.334%	117	1.76x	66.3%	64.5%
Indiana	1	4,125,000	0.20%	6.383%	117	1.60x	75.0%	75.0%
West Virginia	2	3,800,000	0.18%	6.472%	119	1.32x	77.5%	71.3%
North Dakota	2	2,731,250	0.13%	6.383%	117	1.60x	75.0%	75.0%
New Mexico	1	1,197,184	0.06%	6.530%	117	1.31x	68.4%	59.1%
Delaware	1	849,108	0.04%	6.745%	119	1.33x	72.5%	62.9%

Total/Weighted Average	258	$2,094,183,817	100.00%	6.204%	112	1.35x	68.0%	64.0%

A-2-3

Mortgaged Properties by State and/or Location—Loan Group 1

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
New York	13	$283,210,072	16.26%	6.346%	103	1.24x	64.8%	61.6%
District of Columbia	3	210,625,161	12.09%	6.247%	116	1.24x	63.3%	62.3%
Massachusetts	6	178,536,527	10.25%	5.658%	116	1.31x	72.9%	72.4%
California	16	117,722,928	6.76%	6.429%	119	1.49x	63.9%	60.7%
Southern	9	68,355,525	3.92%	6.440%	119	1.53x	62.1%	60.5%
Northern	7	49,367,403	2.83%	6.414%	118	1.42x	66.5%	61.0%
Texas	21	105,760,662	6.07%	6.096%	112	1.35x	72.5%	66.9%
Washington	9	104,355,492	5.99%	6.114%	103	1.61x	63.3%	57.6%
Virginia	10	76,105,926	4.37%	6.315%	117	1.26x	77.1%	72.2%
Georgia	14	69,314,165	3.98%	6.441%	116	1.38x	71.4%	64.3%
North Carolina	11	55,301,371	3.18%	6.165%	117	1.34x	72.0%	65.6%
Oklahoma	4	52,490,100	3.01%	5.924%	116	1.25x	72.2%	67.3%
New Jersey	5	46,776,912	2.69%	6.055%	117	1.86x	53.4%	45.6%
Illinois	11	44,856,284	2.58%	6.493%	118	1.40x	67.8%	59.2%
Florida	12	44,416,502	2.55%	6.366%	114	1.43x	69.6%	64.3%
Tennessee	11	43,561,376	2.50%	5.971%	140	1.42x	63.7%	56.4%
Nevada	3	37,800,000	2.17%	6.614%	118	1.33x	67.0%	64.7%
Colorado	5	31,399,995	1.80%	6.185%	92	1.29x	75.6%	72.9%
Oregon	2	29,271,204	1.68%	6.335%	119	1.35x	76.2%	66.2%
Maryland	7	26,376,165	1.51%	6.411%	117	1.38x	71.3%	66.9%
Arizona	9	23,360,712	1.34%	6.369%	118	1.40x	70.8%	68.2%
Michigan	8	23,194,829	1.33%	5.998%	118	1.37x	68.1%	59.8%
Kansas	3	23,046,459	1.32%	5.847%	116	1.20x	71.8%	66.2%
Ohio	10	13,533,171	0.78%	6.373%	118	1.47x	70.6%	68.0%
Pennsylvania	6	12,067,410	0.69%	6.433%	91	1.30x	68.9%	65.6%
South Carolina	3	12,026,233	0.69%	6.401%	117	1.50x	75.7%	73.2%
Connecticut	4	10,979,032	0.63%	6.402%	118	1.37x	67.1%	63.1%
Minnesota	3	10,543,750	0.61%	6.377%	118	1.43x	68.2%	65.0%
Wisconsin	2	8,950,000	0.51%	5.965%	117	1.37x	68.5%	64.6%
Kentucky	3	7,221,086	0.41%	6.131%	115	1.41x	64.9%	55.5%
Nebraska	2	7,052,000	0.40%	6.195%	120	1.26x	74.7%	65.4%
Utah	1	5,550,000	0.32%	6.430%	117	1.55x	63.1%	63.1%
Alabama	3	4,547,500	0.26%	6.334%	117	1.76x	66.3%	64.5%
Indiana	1	4,125,000	0.24%	6.383%	117	1.60x	75.0%	75.0%
West Virginia	2	3,800,000	0.22%	6.472%	119	1.32x	77.5%	71.3%
Missouri	1	3,434,462	0.20%	6.560%	118	1.15x	79.0%	68.2%
Louisiana	2	3,233,036	0.19%	5.994%	117	1.22x	74.1%	68.6%
North Dakota	2	2,731,250	0.16%	6.383%	117	1.60x	75.0%	75.0%
Arkansas	1	2,360,000	0.14%	6.350%	118	1.18x	67.4%	61.4%
New Mexico	1	1,197,184	0.07%	6.530%	117	1.31x	68.4%	59.1%
Delaware	1	849,108	0.05%	6.745%	119	1.33x	72.5%	62.9%

Total/Weighted Average	231	$1,741,683,062	100.00%	6.203%	113	1.35x	68.0%	64.0%

A-2-4

Mortgaged Properties by State and/or Location—Loan Group 2

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
California	4	$78,500,000	22.27%	6.333%	106	1.30x	60.6%	59.9%
Southern	2	35,000,000	9.93%	5.900%	117	1.40x	60.8%	60.2%
Northern	2	43,500,000	12.34%	6.681%	97	1.22x	60.4%	59.7%
Maryland	1	58,000,000	16.45%	6.140%	52	1.83x	55.1%	55.1%
Georgia	2	36,118,000	10.25%	5.889%	119	1.17x	78.9%	73.2%
Louisiana	2	25,800,000	7.32%	6.683%	118	1.22x	74.3%	66.5%
North Carolina	2	25,470,048	7.23%	6.218%	117	1.18x	75.2%	68.8%
Nevada	1	24,000,000	6.81%	5.822%	115	1.25x	62.8%	62.8%
Illinois	1	20,500,000	5.82%	6.491%	117	1.15x	79.8%	72.8%
Tennessee	1	18,000,000	5.11%	5.978%	113	1.15x	80.0%	74.8%
Texas	2	15,000,000	4.26%	5.796%	115	1.36x	66.8%	63.8%
New York	2	10,685,000	3.03%	6.557%	119	1.10x	69.4%	67.4%
Pennsylvania	2	10,400,000	2.95%	6.310%	120	1.23x	73.9%	66.0%
Virginia	2	9,205,000	2.61%	6.509%	120	1.19x	69.7%	61.1%
Minnesota	1	9,200,000	2.61%	5.990%	106	1.20x	79.7%	70.6%
Missouri	1	4,550,000	1.29%	6.690%	120	1.19x	74.6%	59.1%
Arkansas	1	3,572,706	1.01%	5.810%	112	1.14x	76.0%	64.6%
Washington	2	3,500,000	0.99%	6.580%	59	1.39x	65.1%	65.1%

Total/Weighted Average	27	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%

A-2-5

Range of Debt Service Coverage Ratios as of the Cut-Off Date—All Mortgage Loans

Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.01x - 1.09x	4	$84,834,995	4.05%	6.687%	118	1.04x	72.5%	67.6%
1.10x - 1.19x	37	323,185,117	15.43%	6.265%	113	1.15x	74.1%	67.8%
1.20x - 1.24x	42	444,477,714	21.22%	6.377%	106	1.21x	69.9%	64.2%
1.25x - 1.34x	35	677,912,051	32.37%	6.007%	114	1.30x	67.4%	65.2%
1.35x - 1.49x	18	145,608,214	6.95%	6.304%	117	1.42x	66.8%	60.4%
1.50x - 1.74x	14	244,707,716	11.69%	6.203%	121	1.60x	69.9%	68.6%
1.75x - 2.49x	9	167,958,009	8.02%	6.087%	94	2.00x	50.4%	47.5%
2.50x - 2.77x	2	5,500,000	0.26%	6.467%	118	2.58x	34.1%	33.8%

Total/Weighted Average	161	$2,094,183,817	100.00%	6.204%	112	1.35x	68.0%	64.0%

Range of Debt Service Coverage Ratios as of the Cut-Off Date—Loan Group 1

Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.01x - 1.09x	4	$84,834,995	4.87%	6.687%	118	1.04x	72.5%	67.6%
1.10x - 1.19x	28	208,027,410	11.94%	6.306%	110	1.15x	72.4%	66.0%
1.20x - 1.34x	64	982,546,717	56.41%	6.125%	111	1.27x	68.4%	64.9%
1.35x - 1.49x	16	112,108,214	6.44%	6.443%	119	1.42x	69.0%	60.6%
1.50x - 1.74x	13	238,707,716	13.71%	6.211%	121	1.60x	70.3%	68.9%
1.75x - 2.49x	8	109,958,009	6.31%	6.059%	117	2.09x	47.8%	43.5%
2.50x - 2.77x	2	5,500,000	0.32%	6.467%	118	2.58x	34.1%	33.8%

Total/Weighted Average	135	$1,741,683,062	100.00%	6.203%	113	1.35x	68.0%	64.0%

Range of Debt Service Coverage Ratios as of the Cut-Off Date—Loan Group 2

Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.10x - 1.19x	9	$115,157,706	32.67%	6.192%	117	1.15x	77.0%	71.0%
1.20x - 1.29x	13	139,843,048	39.67%	6.357%	110	1.22x	68.3%	64.1%
1.30x - 1.49x	2	33,500,000	9.50%	5.839%	110	1.43x	59.5%	59.5%
1.50x - 1.83x	2	64,000,000	18.16%	6.115%	58	1.81x	55.1%	55.1%

Total/Weighted Average	26	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%

A-2-6

Range of LTV Ratios as of the Cut-Off Date—All Mortgage Loans

Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
31.7% - 40.0%	2	$5,500,000	0.26%	6.467%	118	2.58x	34.1%	33.8%
40.1% - 50.0%	7	126,824,331	6.06%	6.093%	117	1.93x	46.9%	41.6%
50.1% - 60.0%	14	136,801,150	6.53%	6.123%	88	1.65x	56.2%	54.0%
60.1% - 70.0%	61	796,013,775	38.01%	6.263%	111	1.28x	64.3%	61.2%
70.1% - 75.0%	38	627,416,277	29.96%	6.189%	117	1.34x	73.3%	69.9%
75.1% - 80.0%	39	401,628,284	19.18%	6.171%	110	1.20x	78.0%	71.5%

Total/Weighted Average	161	$2,094,183,817	100.00%	6.204%	112	1.35x	68.0%	64.0%

Range of LTV Ratios as of the Cut-Off Date—Loan Group 1

Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
31.7% - 50.0%	8	$116,824,331	6.71%	6.002%	125	2.05x	46.1%	40.5%
50.1% - 60.0%	10	41,446,150	2.38%	6.392%	114	1.57x	55.8%	49.0%
60.1% - 65.0%	27	442,630,507	25.41%	6.081%	106	1.28x	62.2%	60.6%
65.1% - 70.0%	28	283,598,268	16.28%	6.540%	117	1.30x	67.4%	61.0%
70.1% - 75.0%	31	559,098,277	32.10%	6.156%	117	1.36x	73.3%	70.3%
75.1% - 80.0%	31	298,085,530	17.11%	6.205%	109	1.21x	77.7%	71.3%

Total/Weighted Average	135	$1,741,683,062	100.00%	6.203%	113	1.35x	68.0%	64.0%

Range of LTV Ratios as of the Cut-Off Date—Loan Group 2

Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
48.4% - 60.0%	5	$110,855,000	31.45%	6.133%	74	1.62x	55.2%	54.8%
60.1% - 70.0%	6	69,785,000	19.80%	6.292%	114	1.21x	65.9%	65.3%
70.1% - 75.0%	7	68,318,000	19.38%	6.461%	118	1.19x	73.7%	66.8%
75.1% - 77.4%	3	18,372,706	5.21%	6.242%	118	1.20x	76.5%	67.7%
77.5% - 80.0%	5	85,170,048	24.16%	6.035%	116	1.17x	79.6%	73.0%

Total/Weighted Average	26	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%

A-2-7

Range of LTV Ratios as of Maturity Dates—All Mortgage Loans

Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
30.0% - 40.0%	5	$32,030,000	1.53%	6.218%	144	1.74x	45.4%	35.1%
40.1% - 50.0%	12	127,782,164	6.10%	6.134%	109	1.89x	49.3%	43.8%
50.1% - 60.0%	43	382,339,346	18.26%	6.434%	108	1.41x	63.0%	56.9%
60.1% - 70.0%	76	970,893,561	46.36%	6.195%	110	1.25x	68.4%	64.6%
70.1% - 75.0%	21	530,223,746	25.32%	6.107%	116	1.34x	75.6%	73.4%
75.1% - 79.7%	4	50,915,000	2.43%	5.840%	100	1.29x	78.4%	78.4%

Total/Weighted Average	161	$2,094,183,817	100.00%	6.204%	112	1.35x	68.0%	64.0%

Range of LTV Ratios as of Maturity Dates—Loan Group 1

Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
30.0% - 50.0%	15	$142,957,164	8.21%	6.066%	122	1.93x	48.5%	41.5%
50.1% - 60.0%	39	283,789,346	16.29%	6.574%	119	1.33x	65.1%	57.0%
60.1% - 65.0%	27	508,502,684	29.20%	6.184%	108	1.26x	64.6%	62.2%
65.1% - 70.0%	33	303,995,122	17.45%	6.141%	112	1.25x	73.7%	67.7%
70.1% - 75.0%	17	451,523,746	25.92%	6.117%	116	1.38x	74.8%	73.4%
75.1% - 79.7%	4	50,915,000	2.92%	5.840%	100	1.29x	78.4%	78.4%

Total/Weighted Average	135	$1,741,683,062	100.00%	6.203%	113	1.35x	68.0%	64.0%

Range of LTV Ratios as of Maturity Dates—Loan Group 2

Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
46.4% - 50.0%	2	$16,855,000	4.78%	6.877%	63	1.26x	49.1%	46.6%
50.1% - 60.0%	4	98,550,000	27.96%	6.031%	79	1.66x	57.2%	56.4%
60.1% - 70.0%	16	158,395,754	44.93%	6.332%	116	1.20x	70.7%	66.4%
70.1% - 74.8%	4	78,700,000	22.33%	6.045%	116	1.16x	79.7%	73.6%

Total/Weighted Average	26	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%

A-2-8

Range of Mortgage Rates as of the Cut-Off Date—All Mortgage Loans

Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.068% - 5.999%	36	$586,171,066	27.99%	5.690%	117	1.37x	67.8%	64.9%
6.000% - 6.249%	22	391,100,483	18.68%	6.064%	105	1.44x	62.9%	60.2%
6.250% - 6.499%	53	652,901,902	31.18%	6.357%	108	1.33x	72.0%	67.7%
6.500% - 6.749%	39	314,979,677	15.04%	6.617%	116	1.32x	66.9%	61.2%
6.750% - 7.410%	11	149,030,688	7.12%	7.055%	112	1.18x	66.7%	60.6%

Total/Weighted Average	161	$2,094,183,817	100.00%	6.204%	112	1.35x	68.0%	64.0%

Range of Mortgage Rates as of the Cut-Off Date—Loan Group 1

Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.068% - 5.999%	27	$448,928,312	25.78%	5.645%	118	1.41x	66.9%	64.3%
6.000% - 6.249%	21	333,100,483	19.13%	6.050%	114	1.37x	64.3%	61.1%
6.250% - 6.499%	47	589,883,902	33.87%	6.354%	107	1.35x	71.5%	67.5%
6.500% - 6.749%	32	259,039,677	14.87%	6.629%	116	1.34x	66.6%	60.3%
6.750% - 7.410%	8	110,730,688	6.36%	7.125%	119	1.16x	68.0%	61.4%

Total/Weighted Average	135	$1,741,683,062	100.00%	6.203%	113	1.35x	68.0%	64.0%

Range of Mortgage Rates as of the Cut-Off Date—Loan Group 2

Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.743% - 5.749%	1	$9,000,000	2.55%	5.743%	115	1.20x	74.2%	69.2%
5.750% - 5.999%	8	128,242,754	36.38%	5.843%	115	1.27x	70.3%	66.8%
6.000% - 6.249%	1	58,000,000	16.45%	6.140%	52	1.83x	55.1%	55.1%
6.250% - 6.910%	16	157,258,000	44.61%	6.562%	111	1.20x	70.3%	65.4%

Total/Weighted Average	26	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%

A-2-9

Range of Remaining Terms to Maturity/ARD in Months—All Mortgage Loans

Range of Remaining Terms to Maturity/ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
52 - 60	9	$175,195,000	8.37%	6.298%	55	1.43x	60.7%	60.3%
61 - 84	3	44,232,552	2.11%	6.377%	82	1.16x	74.2%	66.3%
85 - 177	149	1,874,756,265	89.52%	6.191%	118	1.35x	68.5%	64.3%

Total/Weighted Average	161	$2,094,183,817	100.00%	6.204%	112	1.35x	68.0%	64.0%

Range of Remaining Terms to Maturity/ARD in Months—Loan Group 1

Range of Remaining Terms to Maturity/ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
52 - 60	6	$98,195,000	5.64%	6.285%	56	1.22x	65.8%	65.3%
61 - 84	3	44,232,552	2.54%	6.377%	82	1.16x	74.2%	66.3%
85 - 177	126	1,599,255,510	91.82%	6.193%	118	1.37x	68.0%	63.8%

Total/Weighted Average	135	$1,741,683,062	100.00%	6.203%	113	1.35x	68.0%	64.0%

Range of Remaining Terms to Maturity/ARD in Months—Loan Group 2

Range of Remaining Terms to Maturity/ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
52 - 115	9	$147,242,754	41.77%	6.109%	82	1.46x	63.1%	60.6%
116 - 119	10	172,603,000	48.97%	6.238%	118	1.23x	71.2%	67.4%
120 - 177	7	32,655,000	9.26%	6.520%	120	1.20x	72.2%	64.2%

Total/Weighted Average	26	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%

A-2-10

FOOTNOTES TO ANNEX A-2

(1)	In the case of seven mortgage loans, representing 31.82% of the Initial Outstanding Pool Balance, each with one or more pari passu companion loans that are not included in the trust, the DSCR and LTV ratio for each mortgage loan has been calculated based on the mortgage loan included in the trust and any related pari passu companion loans, without regard to any related subordinate companion loan or additional subordinate indebtedness that may have been incurred by the related borrower.

(2)	In the case of certain mortgage loans, the related DSCR and/or LTV ratio was calculated taking into account a holdback amount, cash reserve, letter of credit and/or sponsor guaranty or such ratio was calculated by taking into account various assumptions regarding the financial performance of the related mortgaged property on a stabilized basis. For a description of such adjustments, see “Description of the Mortgage Pool—Additional Loan Information—Definitions—Cut-off Date Loan-to-Value Ratio,” “—LTV Ratio at Maturity” and “—Debt Service Coverage Ratio.” See also the footnotes to Annex A-1 to this prospectus supplement for specific loan-related information.

A-2-11

ANNEX A-3

Certain Characteristics of the Multifamily and Manufactured Housing Mortgage Loans

A-3-1

CD 2007-CD5

ANNEX A-3 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
LOANS

                                                         % of                Mortgage
                                               Loan  Initial Pool    # of      Loan    Cut-off Date
ID     Property Name                           Group   Balance    Properties Seller(1)   Balance
--     --------------------------------------- ----- ------------ ---------- --------- ------------
6      Georgian Towers                           2       2.77%        1      GACC      $58,000,000
15     Copper Beech Townhomes - Statesboro, GA   2       1.48%        1      CGM       $31,000,000
16     Serrano Highlands                         2       1.43%        1      CGM       $30,000,000
18     Spanish Ranch MHP                         2       1.34%        1      GACC      $28,000,000
21     The Clubs at Rhodes Ranch                 2       1.15%        1      CGM       $24,000,000
27     Wildwood Communities MHP                  2       0.98%        1      GACC      $20,500,000
28     Mission West Millbrook                    2       0.91%        1      GACC      $19,000,000
30     Mission Mill Creek                        2       0.86%        1      GACC      $18,000,000
31     Plantation Apartments                     2       0.85%        1      GACC      $17,800,000
36     673 Brannan Street                        2       0.74%        1      GACC      $15,500,000
46     770 & 780 Garden Street                   2       0.34%        1      GACC      $ 7,185,000
47     509 212th Street                          2       0.17%        1      GACC      $ 3,500,000
52     Boulder Ridge Apartments Phase II         2       0.44%        1      Artesia   $ 9,200,000
53     West Town Apartments                      2       0.43%        1      CGM       $ 9,000,000
62     Sable Chase at Sherwood                   2       0.38%        1      CGM       $ 8,000,000
63     Maple Ridge Apartments II                 2       0.37%        1      GACC      $ 7,850,000
68     Bala Apartments                           2       0.32%        1      GACC      $ 6,800,000
71     University Suites                         2       0.31%        1      SunTrust  $ 6,470,048
74     Woodbridge Apartments                     2       0.29%        1      CGM       $ 6,000,000
89     Broadway Lofts                            2       0.24%        1      SunTrust  $ 5,118,000
92     Capri Rialto Mobile Home Estates          2       0.24%        1      GACC      $ 5,000,000
101    Broadway Apartments                       2       0.22%        1      Artesia   $ 4,550,000
121    Bridgeport Apartments                     2       0.17%        1      GACC      $ 3,600,000
122    Burchwood                                 2       0.17%        1      SunTrust  $ 3,572,706
124    Spokane Apartments                        2       0.17%        2      Artesia   $ 3,500,000
124.01 North Cliff Terrace                       2       0.09%        1      Artesia   $ 1,945,167
124.02 Hart Terrace                              2       0.07%        1      Artesia   $ 1,554,833
157    Lofts at McIntire                         2       0.06%        1      SunTrust  $ 1,355,000

ID     Property Name                           General Property Type Detailed Property Type        Address
--     --------------------------------------- --------------------- ---------------------- ---------------------
6      Georgian Towers                             Multifamily            Conventional      8750 Georgia Avenue
15     Copper Beech Townhomes - Statesboro, GA     Multifamily          Student Housing     1400 Statesboro
                                                                                            Place Circle
16     Serrano Highlands                           Multifamily            Conventional      25421 Alta Loma
18     Spanish Ranch MHP                       Manufactured Housing   Manufactured Housing  28400 Granada Circle
21     The Clubs at Rhodes Ranch                   Multifamily            Conventional      8975 West Warm
                                                                                            Springs Road
27     Wildwood Communities MHP                Manufactured Housing   Manufactured Housing  1 Birch Drive
28     Mission West Millbrook                      Multifamily            Conventional      6200 Riese Drive
30     Mission Mill Creek                          Multifamily            Conventional      455 Arbor Place
31     Plantation Apartments                       Multifamily            Conventional      211 Liberty Avenue
36     673 Brannan Street                          Multifamily            Conventional      673 Brannan Street
46     770 & 780 Garden Street                     Multifamily            Conventional      770 & 780 Garden
                                                                                            Street
47     509 212th Street                            Multifamily            Conventional      509 212th Street
52     Boulder Ridge Apartments Phase II           Multifamily          Student Housing     535 & 545 Boulder
                                                                                            Drive
53     West Town Apartments                        Multifamily            Conventional      734 Mesa Hills Drive
62     Sable Chase at Sherwood                     Multifamily            Conventional      1860 Boulevard de
                                                                                            Province
63     Maple Ridge Apartments II                   Multifamily          Student Housing     344 Red Maple Drive
68     Bala Apartments                             Multifamily            Conventional      4920 City Avenue
71     University Suites                           Multifamily          Student Housing     23 Cat's Den Drive
74     Woodbridge Apartments                       Multifamily            Conventional      2700 Martin Drive
89     Broadway Lofts                              Multifamily            Conventional      672 and 698
                                                                                            Broadway
92     Capri Rialto Mobile Home Estates        Manufactured Housing   Manufactured Housing  200 West San
                                                                                            Bernardino Avenue
101    Broadway Apartments                         Multifamily            Conventional      2309 West Broadway
121    Bridgeport Apartments                       Multifamily            Conventional      330 West Third Street
122    Burchwood                                   Multifamily            Conventional      324
                                                                                            Burchwood Bay Road
124    Spokane Apartments                          Multifamily            Conventional      Various
124.01 North Cliff Terrace                         Multifamily            Conventional      840 West Cora
                                                                                            Avenue
124.02 Hart Terrace                                Multifamily            Conventional      3308 East 11th
                                                                                            Avenue
157    Lofts at McIntire                           Multifamily            Conventional      510 McIntire Road

                                                                                                Net
                                                                                              Rentable
                                                                                       Zip     Units/
ID     Property Name                                City            County      State  Code     Pads
--     --------------------------------------- --------------- ---------------- ----- ------- --------
6      Georgian Towers                         Silver Spring   Montgomery        MD     20910   890
15     Copper Beech Townhomes - Statesboro, GA Statesboro      Bulloch           GA     30458   246
16     Serrano Highlands                       Lake Forest     Orange            CA     92630   240
18     Spanish Ranch MHP                       Hayward         Alameda           CA     94544   462
21     The Clubs at Rhodes Ranch               Las Vegas       Clark             NV     89148   270
27     Wildwood Communities MHP                Sandwich        La Salle          IL     60548   478
28     Mission West Millbrook                  Raleigh         Wake              NC     27613   368
30     Mission Mill Creek                      Antioch         Davidson          TN     37013   336
31     Plantation Apartments                   Lafayette       Lafayette         LA     70508   222
36     673 Brannan Street                      San Francisco   San Francisco     CA     94107    60
46     770 & 780 Garden Street                 Bronx           Bronx             NY     10460   111
47     509 212th Street                        New York        New York          NY     10034    51
52     Boulder Ridge Apartments Phase II       Duluth          Saint Louis       MN     55811    94
53     West Town Apartments                    El Paso         El Paso           TX     79912   192
62     Sable Chase at Sherwood                 Baton Rouge     East Baton Rouge  LA     70816   208
63     Maple Ridge Apartments II               Blacksburg      Montgomery        VA     24060    97
68     Bala Apartments                         Philadelphia    Philadelphia      PA     19131   145
71     University Suites                       Cullowhee       Jackson           NC     28723    72
74     Woodbridge Apartments                   Bedford         Tarrant           TX     76021   272
89     Broadway Lofts                          Macon           Bibb              GA     31201    89
92     Capri Rialto Mobile Home Estates        Rialto          San Bernardino    CA     92376   137
101    Broadway Apartments                     Columbia        Boone             MO     65203   136
121    Bridgeport Apartments                   Bridgeport      Montgomery        PA     19405   138
122    Burchwood                               Hot Springs     Garland           AR     71913    72
124    Spokane Apartments                      Spokane         Spokane           WA   Various   159
124.01 North Cliff Terrace                     Spokane         Spokane           WA     99205    87
124.02 Hart Terrace                            Spokane         Spokane           WA     99202    72
157    Lofts at McIntire                       Charlottesville Charlottesville   VA     22902    20
                                                               City

                                               Loan per
                                                 Net
                                               Rentable
                                                 Area
                                                Units/  Occupancy Occupancy  Elevator(s)
ID     Property Name                             Pads     Rate    As-of Date  (Yes/No)    Utilities Paid by Tenant
--     --------------------------------------- -------- --------- ---------- ----------- ---------------------------
6      Georgian Towers                         140,449    89.60%   9/18/2007       Yes   None
15     Copper Beech Townhomes - Statesboro, GA 126,016    96.75%   8/21/2007        No   Electric, Sewer, Water
16     Serrano Highlands                       125,000    97.92%   5/15/2007        No   Electric
18     Spanish Ranch MHP                        60,606   100.00%   8/15/2007        No   Electric, Gas, Sewer, Water
21     The Clubs at Rhodes Ranch                88,889    94.80%    5/3/2007        No   Electric, Gas
27     Wildwood Communities MHP                 42,887    99.37%    9/1/2007        No   Electric, Water
28     Mission West Millbrook                   51,630    97.55%  10/21/2007        No   Electric, Gas, Water
30     Mission Mill Creek                       53,571    97.00%   8/30/2007        No   Electric, Water
31     Plantation Apartments                    80,180    93.24%   9/26/2007        No   Electric, Water
36     673 Brannan Street                      258,333    98.33%    9/1/2007       Yes   Electric, Gas
46     770 & 780 Garden Street                  64,730   100.00%    8/6/2007       Yes   Electric, Gas
47     509 212th Street                         68,627   100.00%    8/9/2007        No   Electric, Gas
52     Boulder Ridge Apartments Phase II        97,872   100.00%   8/15/2007       Yes   Electric
53     West Town Apartments                     46,875    93.75%   5/23/2007        No   Electric, Gas, Water, Sewer
62     Sable Chase at Sherwood                  38,462    98.56%   8/20/2007        No   Electric, Gas, Water
63     Maple Ridge Apartments II                80,928   100.00%   10/2/2007        No   Electric, Water, Sewer
68     Bala Apartments                          46,897    95.86%  10/30/2007       Yes   Electric
71     University Suites                        89,862   100.00%   3/24/2007        No   None
74     Woodbridge Apartments                    22,059    95.59%   6/29/2007        No   Electric
89     Broadway Lofts                           57,506    97.80%   8/28/2007       Yes   Electric, Sewer, Water
92     Capri Rialto Mobile Home Estates         36,496   100.00%  10/10/2007        No   Electric, Gas, Sewer, Water
101    Broadway Apartments                      33,456    93.38%   10/5/2007        No   Electric, Gas, Sewer, Water
121    Bridgeport Apartments                    26,087    95.65%  10/30/2007       Yes   Electric
122    Burchwood                                49,621    98.60%    6/1/2007        No   Electric, Gas, Water
124    Spokane Apartments                       22,013    88.68%   9/21/2007   Various   Various
124.01 North Cliff Terrace                                95.40%   9/21/2007        No   Electric, Gas
124.02 Hart Terrace                                       80.56%   9/21/2007       Yes   Electric, Gas, Sewer, Water
157    Lofts at McIntire                        67,750   100.00%   7/16/2007        No   Electric

                                                           Studios
                                                 ----------------------------
                                                          Avg Rent     Max
  ID     Property Name                           # Units per mo. ($) Rent ($)
  --     --------------------------------------- ------- ----------- --------
  6      Georgian Towers                           220      1,040     1,325
  15     Copper Beech Townhomes - Statesboro, GA
  16     Serrano Highlands
  18     Spanish Ranch MHP
  21     The Clubs at Rhodes Ranch
  27     Wildwood Communities MHP
  28     Mission West Millbrook
  30     Mission Mill Creek
  31     Plantation Apartments
  36     673 Brannan Street
  46     770 & 780 Garden Street                    17        691       990
  47     509 212th Street                            3        665       750
  52     Boulder Ridge Apartments Phase II           8        575       575
  53     West Town Apartments
  62     Sable Chase at Sherwood
  63     Maple Ridge Apartments II
  68     Bala Apartments                             9        525       525
  71     University Suites                          17        460       460
  74     Woodbridge Apartments
  89     Broadway Lofts                              8        539       660
  92     Capri Rialto Mobile Home Estates
  101    Broadway Apartments
  121    Bridgeport Apartments                     130        500       525
  122    Burchwood
  124    Spokane Apartments                          9        400       400
  124.01 North Cliff Terrace                         9        400       400
  124.02 Hart Terrace
  157    Lofts at McIntire                          15        783       850

                                                          1 Bedroom
                                                 ----------------------------
                                                          Avg Rent     Max
  ID     Property Name                           # Units per mo. ($) Rent ($)
  --     --------------------------------------- ------- ----------- --------
  6      Georgian Towers                           500      1,244     1,540
  15     Copper Beech Townhomes - Statesboro, GA    30        603       640
  16     Serrano Highlands                          70      1,319     1,450
  18     Spanish Ranch MHP
  21     The Clubs at Rhodes Ranch                 110        855     1,040
  27     Wildwood Communities MHP
  28     Mission West Millbrook                    170        600       662
  30     Mission Mill Creek                        208        588       700
  31     Plantation Apartments                     102        854       925
  36     673 Brannan Street                         27      2,465     2,750
  46     770 & 780 Garden Street                    65        751       992
  47     509 212th Street                           27        829     1,200
  52     Boulder Ridge Apartments Phase II           8        750       750
  53     West Town Apartments                       40        588       630
  62     Sable Chase at Sherwood                   104        499       605
  63     Maple Ridge Apartments II
  68     Bala Apartments                           105        735       760
  71     University Suites
  74     Woodbridge Apartments                     208        601       715
  89     Broadway Lofts                             38        699     1,293
  92     Capri Rialto Mobile Home Estates
  101    Broadway Apartments                        82        435       435
  121    Bridgeport Apartments                       8        618       650
  122    Burchwood
  124    Spokane Apartments                         53        435       450
  124.01 North Cliff Terrace                        27        430       430
  124.02 Hart Terrace                               26        441       450
  157    Lofts at McIntire                           5      1,050     1,050

                                                           2 Bedroom
                                                  ---------------------------
                                                    #   Avg Rent per   Max
   ID     Property Name                           Units   mo. ($)    Rent ($)
   --     --------------------------------------- ----- ------------ --------
   6      Georgian Towers                          168     1,613      1,925
   15     Copper Beech Townhomes - Statesboro, GA   30       936        970
   16     Serrano Highlands                        170     1,514      1,790
   18     Spanish Ranch MHP
   21     The Clubs at Rhodes Ranch                128       985      1,185
   27     Wildwood Communities MHP
   28     Mission West Millbrook                   198       707        717
   30     Mission Mill Creek                       100       725        725
   31     Plantation Apartments                    102     1,096      1,195
   36     673 Brannan Street                        33     3,224      3,850
   46     770 & 780 Garden Street                   26       758      1,128
   47     509 212th Street                          21       839      1,491
   52     Boulder Ridge Apartments Phase II         38       945        945
   53     West Town Apartments                     136       727        910
   62     Sable Chase at Sherwood                   84       556        655
   63     Maple Ridge Apartments II                 82       860        860
   68     Bala Apartments                           28       915        915
   71     University Suites                         23       820        820
   74     Woodbridge Apartments                     64       833        875
   89     Broadway Lofts                            43       915      1,265
   92     Capri Rialto Mobile Home Estates
   101    Broadway Apartments                       54       535        535
   121    Bridgeport Apartments
   122    Burchwood                                 72       558        600
   124    Spokane Apartments                        88       514        550
   124.01 North Cliff Terrace                       42       505        505
   124.02 Hart Terrace                              46       522        550
   157    Lofts at McIntire

                                                           3 Bedroom
                                                  ---------------------------
                                                    #   Avg Rent per   Max
   ID     Property Name                           Units   mo. ($)    Rent ($)
   --     --------------------------------------- ----- ------------ --------
   6      Georgian Towers                           2      1,959      2,042
   15     Copper Beech Townhomes - Statesboro, GA  80      1,176      1,540
   16     Serrano Highlands
   18     Spanish Ranch MHP
   21     The Clubs at Rhodes Ranch                32      1,198      1,230
   27     Wildwood Communities MHP
   28     Mission West Millbrook
   30     Mission Mill Creek                       28        910        910
   31     Plantation Apartments                    18      1,395      1,395
   36     673 Brannan Street
   46     770 & 780 Garden Street                   3        629      1,200
   47     509 212th Street
   52     Boulder Ridge Apartments Phase II        40      1,345      1,345
   53     West Town Apartments                     16        852        920
   62     Sable Chase at Sherwood                  16        683        785
   63     Maple Ridge Apartments II                15      1,209      1,230
   68     Bala Apartments                           2      1,230      1,230
   71     University Suites
   74     Woodbridge Apartments
   89     Broadway Lofts
   92     Capri Rialto Mobile Home Estates
   101    Broadway Apartments
   121    Bridgeport Apartments
   122    Burchwood
   124    Spokane Apartments                        9        580        580
   124.01 North Cliff Terrace                       9        580        580
   124.02 Hart Terrace
   157    Lofts at McIntire

                                                           4 Bedroom
                                                  ---------------------------
                                                    #   Avg Rent per   Max
   ID     Property Name                           Units   mo. ($)    Rent ($)
   --     --------------------------------------- ----- ------------ --------
   6      Georgian Towers
   15     Copper Beech Townhomes - Statesboro, GA  106     1,489      1,640
   16     Serrano Highlands
   18     Spanish Ranch MHP
   21     The Clubs at Rhodes Ranch
   27     Wildwood Communities MHP
   28     Mission West Millbrook
   30     Mission Mill Creek
   31     Plantation Apartments
   36     673 Brannan Street
   46     770 & 780 Garden Street
   47     509 212th Street
   52     Boulder Ridge Apartments Phase II
   53     West Town Apartments
   62     Sable Chase at Sherwood                    4       768        785
   63     Maple Ridge Apartments II
   68     Bala Apartments                            1     1,400      1,400
   71     University Suites                         32     1,440      1,440
   74     Woodbridge Apartments
   89     Broadway Lofts
   92     Capri Rialto Mobile Home Estates
   101    Broadway Apartments
   121    Bridgeport Apartments
   122    Burchwood
   124    Spokane Apartments
   124.01 North Cliff Terrace
   124.02 Hart Terrace
   157    Lofts at McIntire

FOOTNOTES TO ANNEX A-3

(1)	CGM—Citigroup Global Markets Realty Corp.; GACC—German American Capital Corporation; Artesia—Artesia Mortgage Capital Corporation; CWCapital—CWCapital LLC; SunTrust—SunTrust Bank;

A-3-2

ANNEX A-4

Class A-AB Planned Principal Balance

Period	Balance ($)
0	52,000,000
1	52,000,000
2	52,000,000
3	52,000,000
4	52,000,000
5	52,000,000
6	52,000,000
7	52,000,000
8	52,000,000
9	52,000,000
10	52,000,000
11	52,000,000
12	52,000,000
13	52,000,000
14	52,000,000
15	52,000,000
16	52,000,000
17	52,000,000
18	52,000,000
19	52,000,000
20	52,000,000
21	52,000,000
22	52,000,000
23	52,000,000
24	52,000,000
25	52,000,000
26	52,000,000
27	52,000,000
28	52,000,000
29	52,000,000
30	52,000,000
31	52,000,000
32	52,000,000
33	52,000,000
34	52,000,000
35	52,000,000
36	52,000,000
37	52,000,000
38	52,000,000
39	52,000,000
40	52,000,000
41	52,000,000
42	52,000,000
43	52,000,000
44	52,000,000
45	52,000,000
46	52,000,000
47	52,000,000
48	52,000,000
49	52,000,000
50	52,000,000
51	52,000,000
52	52,000,000
53	52,000,000
54	52,000,000
55	52,000,000
56	52,000,000
57	52,000,000
58	52,000,000
59	51,606,408
60	50,725,673
61	49,656,248
62	48,725,969
63	47,793,080
64	46,383,928
65	45,438,237
66	44,330,743
67	43,373,841
68	42,255,439
69	41,287,204
70	40,313,685
71	39,179,114
72	38,194,083
73	37,048,310
74	36,051,642
75	35,052,117
76	33,583,849
77	32,570,833
78	31,398,296
79	30,373,343
80	29,189,191
81	28,152,171
82	27,152,171
83	26,152,171
84	25,130,752
85	23,996,356
86	23,001,471
87	22,001,157
88	20,559,922
89	19,543,803
90	18,377,024
91	17,348,988
92	16,170,613
93	15,130,531
94	14,084,773
95	12,889,155
96	11,831,159
97	10,623,633
98	9,553,268
99	8,474,479
100	7,102,702
101	6,010,525
102	4,769,271
103	3,664,351
104	2,410,698
105	1,292,899
106	168,998
107	0

A-4-1

ANNEX B

DESCRIPTION OF TOP TEN MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Floor:			
14	Latham & Watkins LLP 23,041 01/31/11 $61.06		
12	Latham & Watkins LLP 28,935 01/31/16 $48.40		
11	Latham & Watkins LLP 28,935 01/31/16 $48.40		
10	Latham & Watkins LLP 28,935 01/31/16 $48.40		
9	Latham & Watkins LLP 28,935 01/31/16 $48.40		
8	Latham & Watkins LLP 28,935 01/31/16 $48.40		
7	Latham & Watkins LLP 30,510 01/31/16 $48.40		
6	Baker Donelson 30,755 05/31/11 $51.41		
5	Latham & Watkins LLP 33,870 (Subleased from: CH2M-Hill 5,890; Morgan Stanley DW, Inc. 23,490) 06/30/11 $51.53		
4	GSA 33,991 07/24/11 $45.92		
3	CB Richard Ellis 36,335 03/31/11 $47.09		
2	GSA 14,000 06/30/11 $45.81		Latham & Watkins LLP Storage 2,118 01/31/16 $19.06
GRD	Jos A. Bank 4,850 09/30/13 $51.00	Starbucks 1,650 04/30/12 $57.00	American Apparel 3,450 06/30/15 $62.80
GRD	Capital Q. Restaurant 2,660 01/31/16 $45.81	T-Mobile 2,770 12/31/12 $57.00	Gifford's E. Street 1,300 09/30/15 $65.44
Below Grade	Landmark Theatre 40,000 01/31/19 $11.25		
Below Grade	Central Parking System of VA 02/28/11		

Approximate Sq. Ft.; Lease Expiration Date; $ PSF Rent

2011	
2012	
2013	
2015	
2016	
2019

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Pennsylvania Ave NW
F St NW
12th St NW
11th St NW
10th St NW
9th St NW
E St NW
W
S
N
E

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Mortgage Loan Information
Loan Seller:	CGM
Loan Purpose:	Refinance
Original TMA Balance:	$ 160,000,000
Cut-Off Date TMA Balance:	$ 160,000,000
% by Initial UPB:	7.64%
Interest Rate:	6.0152%
Payment Date:	6th of each month
First Payment Date:	August 6, 2007
Maturity Date:	July 6, 2017
Amortization:	Interest Only
Call Protection:	Lockout until the date which is the earlier of 24 months after the last securitization of all loans comprising the Lincoln Square Loan Combination or June 22, 2010, with defeasance permitted thereafter. On and after April 6, 2017, prepayment is permitted without penalty.
Sponsor:	Ralph S. Dweck
Borrower:	Lincoln Circle Associates, LLC, Lincoln Park Center Associates, LLC, Lincoln Commons Associates, LLC and RCM Lincoln Square, LLC
Pari Passu Debt(1):	Yes
Additional Subordinate Financing(2):	$65.0 million B Note
Lockbox / Cash Management:	Hard / Springing
Initial Reserves(3):	Tax:	$1,714,863
	Insurance:	$75,649
	Gap Rent:	$546,331
	TI Holdback:	$305,100
Monthly Reserves(3):	Tax:	$428,716
	Insurance:	$15,130
	Replacement:	$6,766
	TI/LC:	$33,832
(1)	The original Trust Mortgage Asset (“TMA”) amount of $160,000,000 represents a portion of a $285,000,000 loan combination evidenced by multiple pari passu A-Notes totaling $220,000,000 and a subordinate B-Note of $65,000,000. Only the TMA is included in the Trust. See “The Loan” section herein for additional information.
(2)	See “Current Mezzanine or Subordinate Indebtedness” section herein for additional information.
(3)	See “Initial Reserves” and “Monthly Reserves” sections herein for additional information.

Financial Information
	TMA(1)	Loan Combination
Cut-Off Date Loan Balance / Sq. Ft.:	$542	$702
Balloon Balance / Sq. Ft.:	$542	$702
Cut-Off Date LTV:	61.6%	79.8%
Balloon LTV:	61.6%	79.8%
Underwritten DSCR(2):	1.30x	1.00x
(1)	Financial information is based on the aggregate balance of the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan (collectively referred to herein as the “Lincoln Square Pari Passu Loans”) of $220,000,000 unless otherwise specified.
(2)	Underwritten Net Operating Income, Underwritten Net Cash Flow, and Underwritten DSCR are based in part on an averaging of the rents payable by Latham & Watkins LLP and Morgan Stanley DW, Inc. under their leases over their respective lease terms rather than on their current rents, which are lower. In addition, Underwritten Net Operating Income, Underwritten Net Cash Flow and Underwritten DSCR are based on contractual rent steps for certain tenants through 2010. A gap rent reserve was established at closing for the rent steps underwritten through 2010. See “Initial Reserves” herein for additional information.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Fee Simple
Location:	Washington, DC
Year Built/Renovated:	2001 / N/A
Total SF:	405,978
Property Management:	Lincoln Square Management, L.L.C. (a borrower affiliate)
Occupancy (6/14/2007):	100.0%
Underwritten Net Operating Income(2):	$17,867,646
Underwritten Net Cash Flow(2):	$17,380,472
Appraised Value:	$357,000,000
Appraisal Date:	May 21, 2007

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Tenant Information
Tenants	Ratings (S/F/M)(1)	Total Sq. Ft.	% of Total Sq. Ft.	% of Base Rent	Rent Per Sq. Ft.	Lease Exp. Date	Extension Options
Latham & Watkins LLP	NR/NR/NR	234,217	57.7%	63.1%	$49.83	2011 & 2016(2)	Various(3)
GSA	AAA/AAA/Aaa	47,991	11.8	11.6	44.70	7/24/2011	None
Landmark Theatre	NR/NR/NR	40,000	9.9	2.4	11.25	1/31/2019	None
CB Richard Ellis	BB+/BB+/Ba1	36,335	8.9	9.2	47.09	3/31/2011	None
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC	NR/NR/NR	30,755	7.6	8.5	51.41	5/31/2011	1, 5-year option
Top 5 Tenants		389,298	95.9	94.9	45.25
Non-major Tenants		16,680	4.1	5.1	56.34	Various	Various
Vacant		0	0.0
Occupied Total		405,978	100.0%	100.0%	$45.57
(1)	Credit ratings are of the parent company whether or not the parent company guarantees the lease.
(2)	Latham & Watkins LLP has one lease and two subleases at the Lincoln Square Property pursuant to which various portions of the Lincoln Square Property are leased with varying terms expiring between 1/31/2011 and 1/31/2016. A portion of the Latham & Watkins LLP lease covering 56,911 sq. ft., representing 14.0% of the total sq. ft. and 17.0% of the total base rent, expires in 2011. A portion of the Latham & Watkins LLP lease covering 177,306 sq. ft., representing 43.7% of the total sq. ft. and 45.9% of the total base rent, expires in 2016.
(3)	Portions of the Latham & Watkins LLP lease, representing 49.9% of the total sq. ft., have varying renewal options. A portion of the Latham & Watkins LLP lease (1.1% of the NRA) expiring in 2011 has two, 5-year renewal options. Portions of the Latham & Watkins LLP lease (43.2% of the NRA) expiring in 2016 have two, 5-year renewal options. A portion of the Latham & Watkins LLP lease (5.7% of the NRA) expiring in 2011 has one, 5-year renewal option.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Base Actual Rent / Sq. Ft.	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
2007	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2008	0	0	0.0	0	0.0	0.00	0.0	0.0
2009	0	0	0.0	0	0.0	0.00	0.0	0.0
2010	0	0	0.0	0	0.0	0.00	0.0	0.0
2011	4	171,992	42.4	171,992	42.4	49.94	46.4	46.4
2012	2	4,420	1.1	176,412	43.5	52.69	1.3	47.7
2013	1	4,850	1.2	181,262	44.6	57.00	1.5	49.2
2014	0	0	0.0	181,262	44.6	0.00	0.0	49.2
2015	2	4,750	1.2	186,012	45.8	53.96	1.4	50.6
2016	2	179,966	44.3	365,978	90.1	48.31	47.0	97.6
2017	0	0	0.0	365,978	90.1	0.00	0.0	97.6
Thereafter	1	40,000	9.9	405,978	100.0	11.25	2.4	100.0
Vacant	0	0	0.0	405,978	100.0	—	—	—
Total/Wtd. Avg.	12	405,978	100.0%		—	$45.57	100.0%	100.0%

(1)	Assumes no tenant exercises an early termination option.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Lincoln Square Loan

The Loan.    The Lincoln Square loan (the “Lincoln Square Loan”) is a $160.0 million 10-year interest-only fixed rate loan secured by a first priority mortgage on the borrowers’ fee simple interest in a 405,978 sq. ft. office building located in Washington, DC (the “Lincoln Square Property”). The Lincoln Square Loan proceeds were used to refinance existing debt and fund defeasance and closing costs.

The Lincoln Square Loan, which is evidenced by a pari passu note, is a portion of a loan combination with an original aggregate principal balance of $285,000,000. The other loans related to the Lincoln Square Loan are evidenced by multiple separate notes (the “Lincoln Square Pari Passu Companion Loan” and the “Lincoln Square Junior Companion Loan” with original principal balances of $60,000,000 and $65,000,000, respectively and, together with the Lincoln Square Loan, the “Lincoln Square Loan Combination”). The Lincoln Square Pari Passu Companion Loan and the Lincoln Square Junior Companion Loan will not be assets in the Trust. The Lincoln Square Loan, the Lincoln Square Pari Passu Companion Loan and the Lincoln Square Junior Companion Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying Prospectus Supplement.

The Borrower.    The borrowers, tenants-in-common, consist of the following entities and percentage ownership interest in the Lincoln Square Property: Lincoln Circle Associates, LLC (34.8%), Lincoln Park Center Associates, LLC (31.7%), Lincoln Commons Associates, LLC (28.5%) and RCM Lincoln Square, LLC (5.0%) and are each a special purpose entity structured to be bankruptcy remote. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Lincoln Square Loan. The sponsor of the borrower is Ralph S. Dweck. Mr. Dweck has control of each borrower through their respective wholly-owned non-member manager. Mr. Dweck has been a full-time real estate developer since 1972 after practicing law with the firms of Dweck, Horowitz & Goldstein and Grossberg, Yochelson, Fox & Beyda. During the last 33 years, Mr. Dweck has developed or acquired a variety of properties throughout the Washington, DC metropolitan area including: over 300,000 sq. ft. of retail shopping centers, 1.5 million sq. ft. of warehouse space, 3,500 apartment units and over 3.0 million sq. ft. of office space. Mr. Dweck owns several buildings in the direct vicinity of the Lincoln Square Property, including Republic Place, 1990 M Street, and 2001 L Street.

The Property.    The Lincoln Square Property consists of a 14-story Class “A” office building containing approximately 405,978 sq. ft. situated on 0.9 acres of land. The Lincoln Square Property was built in 2001 and is located in Washington, DC, within the Washington-Arlington-Alexandria metropolitan statistical area. The Lincoln Square Property includes both office and retail space. The office component of the Lincoln Square Property contains 349,298 sq. ft. throughout 14 above-grade floors. The retail component contains 56,680 sq. ft. throughout the ground floor and a below-grade eight-screen cinema. The Lincoln Square Property also contains a subterranean parking garage with 320 parking spaces providing for a parking ratio of 0.8 per 1,000 sq. ft. As of June 1, 2007 the Lincoln Square Property was approximately 100% occupied by 11 tenants.

The Lincoln Square Property is located at 555 11th Street, NW, and encompasses one-half of the block surrounded by 10th, 11th, E and F streets. The Lincoln Square Property is within walking distance to the United States Capitol Building and the White House. Vehicular access is made easy by the nearby I-395 access on 3rd Street less than one mile to the east. The Lincoln Square Property is also well served by Metrorail, Washington, DC’s mass transportation system, as it is within two blocks of all five of the system’s lines. The 11th Street entrance to the Metro Center station, the hub of the entire system, is located just one-half block north of the Lincoln Square Property.

Largest Office Tenants:

Latham & Watkins LLP    (234,217 sq. ft., 57.7% of NRA, $49.83 per sq. ft.). The tenant is subject to a modified gross lease with initial terms for portions of the demised premises of between 4-15 years, expiring between 1/31/2011 and 1/31/2016 at a weighted average base rent of $49.84 per sq. ft. for office space at the Lincoln Square Property. The portion of the lease with respect to unit 510 represents 4,490 sq. ft. and expires 6/30/2011, with two, 5-year renewal

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

options. A portion of the lease with respect to units 700-1200 represents 175,188 sq. ft. and expires on 1/31/2016 with a contractual rent increase of $3.00 per sq. ft. on 2/1/2011 and two, 5-year renewal options. The portion of the lease with respect to unit 1400 represents 23,041 sq. ft. and expires on 1/31/2011, with contractual rent increases of 2.0% per year and one, 5-year renewal option. The portion of the lease with respect to storage space at the Lincoln Square Property represents 2,118 sq. ft. at a base rent of $19.06 per sq. ft. with contractual rent increases of 1.0% per year and expires 1/31/2016, with two, 5-year renewal options.

The tenant is also subject to two 5-6 year modified gross subleases each expiring in June 2011 at a weighted average base rent of $45.06 per sq. ft. The sublease from Morgan Stanley DW, Inc. for unit 500 represents 23,490 sq. ft. and expires on 6/29/2011. Morgan Stanley DW, Inc. is subject to a 10-year modified gross lease expiring on 6/30/2011 at a base rent of $51.79 per sq. ft. with contractual rent increases of 2.0% per year. The sublease from CH2M-Hill, Inc. for unit 525 represents 5,890 sq. ft. and expires on 6/30/2011. CH2M-Hill, Inc. is subject to a 10-year modified gross lease expiring on 6/30/2011 at a base rent of $52.90 per sq. ft. with contractual rent increases of 3.0% per year and a one-time rent increase of $11,780 on 4/1/2008. The tenant has options to lease units 500, 525 and 600 once the initial term of the Morgan Stanley DW, Inc., CH2M-Hill, Inc. and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC leases have expired.

Latham & Watkins LLP was founded in 1934 and is headquartered in Los Angeles, CA. It is one of the largest and most prestigious international law firms in the world, employing over 2,100 attorneys in 24 offices worldwide. Latham & Watkins LLP practices corporate, environmental, finance, litigation, and tax law, and is especially recognized for its innovative approach to law firm management and pro bono work on a global scale.

GSA    (47,991 sq. ft., 11.8% of NRA, $44.70 per sq. ft., rated Aaa/AAA/AAA by M/S/F). The tenant is subject to a 7.5-year gross lease and a 10-year modified gross lease, both expiring on 7/24/2011, at a weighted average base rental rate of $44.70 per sq. ft. The leases do not provide for renewal options. The tenant has the right to terminate the leases for an uncured breach by the landlord after 30 days notice, or for repeated breaches subsequently cured. GSA acts as the government’s landlord in obtaining office space for the federal workforce and supplies equipment, telecommunications and information technology products to its customer agencies. GSA’s management oversight covers $500 billion in federal assets, including some 8,300 buildings, 170,000 vehicles, and technology programs totaling more than $100 million. It carries out its mission through the Federal Technology Service, Federal Supply Service, Public Buildings Service, and regional offices throughout the country.

Landmark Theatre    (40,000 sq. ft., 9.9% of NRA, $11.25 per sq. ft.). The tenant is subject to a 15-year modified gross lease expiring on 1/31/2019 at a base rental rate of $11.25 per sq. ft. The lease does not provide for renewal options or any termination options. Landmark Theatres is one of the nation’s largest theatre chains dedicated to marketing and exhibiting independent film. The Landmark Theatre at the Lincoln Square Property contains 8 screens.

CB Richard Ellis    (36,335 sq. ft., 8.9% of NRA, $47.09 per sq. ft., rated Ba1/BB+/BB+ by M/S/F). The tenant is subject to a 10-year modified gross lease expiring on 3/31/2011 at a base rental rate of $47.09 per sq. ft. The lease is structured with contractual rent increases of 2.0% per year. The lease does not provide for renewal options or any termination options. CB Richard Ellis, founded in 1906 and headquartered in Westwood, CA, is one of the world’s largest commercial real estate services companies, operating over 300 offices around the world in the Americas, Europe, the Middle East, Africa, and the Asia Pacific region.

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC    (30,755 sq. ft., 7.6% of NRA, $51.41 per sq. ft.) The tenant is subject to a 10-year modified gross lease expiring on 5/31/2011 at a base rental rate of $51.41 per sq. ft. The lease is structured with contractual rent increases of 2.0% per year. The lease provides for one 5-year renewal option. The extension option is subordinate to Latham & Watkins LLP’s right to expand to include the premises. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC was founded in 1888 and is headquartered in Memphis, TN. It is ranked among the 100 largest law firms in the United States and includes over 450 attorneys and public policy and international advisors in more than 11 global offices. Baker Donelson represents local, regional, national, and international clients and the firm’s primary practice areas include public policy, health care, securities, and intellectual property.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

The Market.

According to REIS, the Washington, DC office market contained a total inventory of 92,859,000 sq. ft. as of the 3rd quarter of 2007. During the 3rd quarter of 2007, 498,000 sq. ft. were added and net absorption was a positive 355,000 sq. ft. The vacancy rate at the end of the quarter was 6.7% and has decreased steadily from a peak of 7.8% in 2003. The average asking rent was $46.46 per sq. ft. gross, up 1.4% from the previous quarter.

The Lincoln Square Property is a part of the East End submarket. The East End submarket extends west from 3rd Street, NW, to 15th Street, NW, between Pennsylvania and Massachusetts Avenues. This location is north of The Mall and The White House, and northwest of the U.S. Capitol. A majority of the office buildings in the Washington DC market lie within the northwest quadrant, concentrated in the East End and CBD office submarkets.

This urban area is fully developed with adequate municipal services and a mix of governmental and office uses. The Mayor’s Downtown Task Force has recommended that a broad swath of the downtown core, focused on the blocks between 6th and 12th Street, from Market Square to Mount Vernon Square, be redeveloped as an 18-hours-a-day, seven-days-a-week interactive downtown. With the Verizon Center nearby, the area surrounding the Lincoln Square Property has become home to some of Washington, DC’s most prestigious law firms, corporate tenants, and associations. The area offers an array of world renowned restaurants, retail destinations, and hotels for tourists as well as tenants in the area. In addition to the Verizon Center, the East End boasts the new convention center completed in early 2003 just north of Mount Vernon Square between 7th and 9th Streets, NW, and north of K Street.

According to REIS, the East End office submarket contained a total inventory of 32,387,000 sq. ft., as of the 3rd quarter of 2007. There were 181,000 sq. ft. added during the quarter, and net absorption was a positive 136,000 sq. ft. Net absorption for 2006 was a positive 601,000 sq. ft. The vacancy rate at the end of the quarter was 6.9%. Per REIS, the average asking rent for the East End submarket was $50.17 per sq. ft. gross. The East End submarket contained an inventory of 21,138,000 sq. ft. of Class “A” office space. The vacancy rate and average asking rent for the Class “A” office space was 7.2% and $54.56 per sq. ft. gross.

The appraiser identified five competitive properties with seven comparable leases ranging from $64.75 per sq. ft. to $69.50 per sq. ft., with an average of $67.04 per sq. ft. The appraiser concluded office rent of $68.00 per sq. ft. modified gross for the Lincoln Square Property based on the quality and location.

Property Management.    The Lincoln Square Property is managed by Lincoln Square Management, L.L.C., a borrower affiliate.

Lockbox / Cash Management.    The Lincoln Square Loan is structured with a hard lockbox and springing cash management. Cash management becomes effective during the period (a “Trigger Period”) commencing upon the earliest of (i) the occurrence and continuance of an Event of Default (as defined in the Lincoln Square Loan documents), (ii) the debt service coverage ratio being less than 1.00x or (iii) the occurrence of an “L&W Trigger Event,” which such Trigger Period shall expire (x) with regard to any Trigger Period commenced in connection with clause (i) above, upon the cure (if applicable) of such Event of Default (provided that a Trigger Period does not otherwise then exist), (y) with regard to any Trigger Period commenced in connection with clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.00x for six (6) consecutive calendar months (provided that a Trigger Period does not otherwise then exist) or (z) with regard to any Trigger Period commenced in connection with clause (iii) above, upon the occurrence of an L&W Trigger Termination Event (provided that a Trigger Period does not otherwise then exist). An “L&W Trigger Termination Event” shall mean an event which shall occur upon the deposit with lender or servicer (whether in the form of cash or a letter of credit) of an amount equal to $20.00 per sq. ft. of the applicable portion of the Latham & Watkins LLP premises (including subleased spaces) which is terminated or not renewed. An L&W Trigger Event occurs if Latham & Watkins LLP fails to renew their lease, with respect to any portion of the premises, prior to the date occurring twenty-one (21) months prior to the expiration date of the Latham & Watkins LLP lease with respect to such premises, or if Latham & Watkins LLP provides notice that it is terminating all or any portion of its lease with respect to any portion of the premises.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Initial Reserves.    The gap rent reserve is designated to cover future rent increases. The gap rent reserve is to be disbursed with respect to the applicable rent reserve tenant upon evidence satisfactory to lender that such rent reserve tenant is open for business to the public and is paying full, unabated rent in accordance with the terms of the applicable lease and that such lease is in full force and effect with no defaults thereunder. The TI holdback reserve is to be disbursed upon lender’s receipt of evidence satisfactory to lender that borrower has paid the tenant improvement allowance in the amount of the TI holdback reserve currently outstanding and in accordance with the applicable terms and conditions of the Latham & Watkins LLP lease.

Monthly Reserves.    On a monthly basis, the borrower is required to deposit reserves as follows: (i) $428,716 into a monthly tax reserve account; (ii) at the option of lender, if the liability or casualty policy maintained by borrower covering the Lincoln Square Property shall not constitute an approved blanket or umbrella policy pursuant to the Lincoln Square Loan documents or lender shall require borrower to obtain a separate insurance policy, $15,130 into a monthly insurance reserve account; (iii) $6,766 into a replacement reserve account; provided, that borrower shall not be required to make such monthly deposit if, as of the applicable monthly payment date, the amount of funds on deposit in the replacement reserve account equals or exceeds the sum of $243,588 (borrower is required to replenish the reserve account should the balance fall below this amount); and (iv) $33,832 into a TI/LC reserve account; provided, the borrowers shall not be required to make such monthly deposit if, as of the applicable monthly payment date, the amount of funds on deposit in the TI/LC reserve account equals or exceeds the sum of $1,217,934 (borrower is required to replenish the reserve account should the balance fall below this amount).

Right of First Refusal:    The borrowers, their direct owners and Ralph Dweck (individually) granted RCM LS II, LLC, a Delaware limited liability company (an entity, controlled by Richard Ruben (a pre-approved sponsor), with a 5% ownership interest in one of the borrowers) a right of first refusal to purchase the Lincoln Square Property or certain direct or indirect interests in the borrowers pursuant to a certain Right of First Offer Agreement (“ROFO”) at the time the borrowers acquired the Lincoln Square Property from another entity owned by Richard Ruben. In connection with the Lincoln Square Loan, an amendment to ROFO was executed to confirm that the ROFO is subordinate to the lien and terms of the Lincoln Square Loan documents and all other documents evidencing and/or securing the Lincoln Square Loan.

Current Mezzanine or Subordinate Indebtedness.    The Lincoln Square Property also secures a subordinate B-Note with an original principal balance of $65.0 million that is currently owned by CGM and will not be an asset of the CD 2007-CD5 Mortgage Trust.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Lincoln Square
555 11th Street, NW
Washington, DC 20004
WASHINGTON, DC
Central Business District
Washington, D.C.
Arlington
Alexandria
VA
Lafayette Square
White House
The Ellipse
Washington Monument
Reflecting Pool
Lincoln Memorial
Tidal Basin
The National Mall
Potomac River
Constitution Ave NW
Independence Ave SW
Pennsylvania Ave NW
Dupont Circle
Convention Center
Jefferson Memorial
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

15155 Northam Street
La Mirada, CA

11955 East Peakview Avenue
Centennial, CO

11994 Livingston Road
Manassas, VA

300 Lawrence Drive
Livermore, CA

22

7598 NW 6th Avenue
Boca Raton, FL

N
P
P
R

7801 Statesville Road
Charlotte, NC

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

Mortgage Loan Information
Loan Seller:	GACC & CGM
Loan Purpose:	Acquisition
Original TMA Balance(1):	$157,463,751
Cut-Off Date TMA Balance(1):	$157,463,751
% by Initial UPB:	7.52%
Interest Rate:	6.3830%
Payment Date:	1st of each month
First Payment Date:	September 1, 2007
Maturity Date:	August 1, 2017
Amortization:	Interest Only
Call Protection:	Lockout until the earlier of (i) the date on which the entire principal amount of the USFS Industrial Distribution Portfolio Whole Loan is securitized or (ii) August 1, 2008, then prepayment with the greater of yield maintenance or 3.0% is permitted until the date that is two years after the securitization of the last pari passu note. Thereafter defeasance is permitted. On and after February 1, 2017, prepayment is permitted without penalty.
Sponsor:	Kohlberg Kravis Roberts and Clayton, Dubilier & Rice
Borrower:	USF Propco I, LLC
Pari Passu Debt(2):	Yes
Additional Subordinate Financing:	None
Lockbox / Cash Management:	Hard/In-Place
Initial Reserves(3):	Base Rent:	$4,382,088
	Environmental Testing:	$2,556,875
(1)	The original Trust Mortgage Asset (“TMA”) amount of $157,463,751 (evidenced by the pari passu A-2 and A-6 notes) represents a portion of a $472,391,250 whole loan evidenced by six pari passu notes. Only the TMA is included in the Trust. GACC included the $89,754,335 pari passu A-1 Note in the COMM 2007-C9 mortgage trust; Goldman Sachs Mortgage Company included the $67,709,413 pari passu A-3 Note in the GG 2007-GG11 mortgage trust; JPMorgan Chase Bank, N.A. included the $67,709,413 pari passu A-4 Note in the JPMCC 2007-CIBC20 mortgage trust; and it is anticipated that Morgan Stanley Mortgage Capital Holdings LLC will include the $89,754,338 pari passu A-5 Note in the MSCI 2007-IQ16 mortgage trust. See “The Loan” section herein for additional information.
(2)	See “The Loan” section herein for additional information.
(3)	See “Reserves” herein for additional information.

Financial Information(1)
Cut-Off TMA Loan Balance /Sq. Ft.(2):	$52

Balloon Balance / Sq. Ft.(2):	$52

Cut-Off Date LTV(2):	75.0%

Balloon Balance LTV(2):	75.0%

Underwritten DSCR:	1.60x
(1)	Financial information is based on the $472,391,250 aggregate original balance of the USFS Industrial Distribution Portfolio Loan Combination.
(2)	Construction for the expansion of the following properties is currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas, NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC), and 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion space within the portfolio provides additional collateral for the loan, appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.

Property Information
Single Asset / Portfolio:	Portfolio (38 properties)
Property Type(1):	Industrial
Collateral:	Fee Simple
Location:	Various (25 states)
Year Built / Renovated:	Various / Various
Collateral Sq. Ft.(2):	9,042,097
Property Management:	U.S. Foodservice, Inc. (a borrower affiliate)
Occupancy (11/1/2007):	100.0%
NNN Master Lease Rent(3):	$52,585,051
Underwritten Net Operating Income:	$50,960,217
Underwritten Net Cash Flow:	$49,030,304
Appraised Value(2):	$629,855,000
Appraisal Date(4):	Various
(1)	The USFS Industrial Distribution Portfolio consists of 37 industrial distribution / warehouse properties (8,979,709 sq. ft) and one office property (62,388 sq. ft).
(2)	Construction for the expansion of the following properties is currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas, NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC), and 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion space within the portfolio provides additional collateral for the loan, appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.
(3)	Figure represents the initial annual rent payment under the unitary master lease. See “The Lease” section herein for additional information.
(4)	Ranging from May 21, 2007 through May 30, 2007.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

USFS Industrial Distribution Portfolio Summary
Property name	Location	MSA	Allocated Cut-Off Date Whole Loan Balance per Sq. Ft.	Allocated Cut-Off Date Whole Loan Balance	% of Allocated Cut-Off Date Whole Loan Balance	Year Built / Renovated	Net Rentable Area (Sq. Ft.)(1)	Occupancy	Appraised Value(1)	Appraised Value per Sq. Ft.
15155 Northam Street	La Mirada, CA	Los Angeles	$104	$45,375,000	9.61%	1995/2000, 2005	436,739	100.0%	$60,500,000	$139
120 Longs Pond Road	Lexington, SC	Columbia	55	27,750,000	5.87%	1988/1992, 2004	504,627	100.0%	37,000,000	73
7004 East Hanna Avenue	Tampa, FL	Tampa	70	23,700,000	5.02%	1989/2006	336,634	100.0%	31,600,000	94
1685 West Cheyenne Avenue	North Las Vegas, NV	Las Vegas	76	23,250,000	4.92%	1997	307,790	100.0%	31,000,000	101
7801 Statesville Road	Charlotte, NC	Charlotte	53	22,672,500	4.80%	1992/1997	427,894	100.0%	30,230,000	71
300 Lawrence Drive	Livermore, CA	San Francisco	65	21,525,000	4.56%	1992/2002	330,250	100.0%	28,700,000	87
4550 West Buckeye Road	Phoenix, AZ	Phoenix-Mesa	66	20,865,000	4.42%	1989/1998	313,900	100.0%	27,820,000	89
8024 Telegraph Road	Severn, MD	Baltimore	57	19,800,000	4.19%	1989/1998	346,271	100.0%	26,400,000	76
10211 North IH 35	Oklahoma City, OK	Oklahoma City	61	19,575,000	4.14%	1999/2007	321,769	100.0%	26,100,000	81
7598 NW 6th Avenue	Boca Raton, FL	Fort Lauderdale	109	18,750,000	3.97%	1993	172,200	100.0%	25,000,000	145
11994 Livingston Road	Manassas, VA	Washington, DC	62	17,925,000	3.79%	1985/Various	287,080	100.0%	23,900,000	83
1500 NC Hwy 39	Zebulon, NC	Atlanta	43	16,762,500	3.55%	1996/2007	394,065	100.0%	22,350,000	57
28001 Napier Road	Wixom, MI	Detroit	47	13,500,000	2.86%	1999	286,800	100.0%	18,000,000	63
11955 East Peakview Avenue	Centennial, CO	Denver	34	12,825,000	2.71%	1987/1998	381,032	100.0%	17,100,000	45
12301 Cumberland Road	Fishers, IN	Indianapolis	54	12,375,000	2.62%	1998	229,062	100.0%	16,500,000	72
1899 N US Hwy 1	Ormond Beach, FL	Daytona Beach	58	11,625,000	2.46%	1986-1998	202,143	100.0%	15,500,000	77
222 Otrobando Avenue P.O. Box 103	Yantic, CT	Hartford	47	11,250,000	2.38%	1950, 1995/1999	240,609	100.0%	15,000,000	62
9605 54th Avenue North	Plymouth, MN	Minneapolis/ St. Paul	51	11,250,000	2.38%	1986	219,530	100.0%	15,000,000	68
W137 N9245 Highway 45	Menomonee Falls, WI	Milwaukee	62	10,650,000	2.25%	1982/1988	172,826	100.0%	14,200,000	82
950 South Shiloh Road & 1992 Forest Lane	Garland, TX	Dallas	28	10,125,000	2.14%	1989/2007	357,370	100.0%	13,500,000	38
111 Alliant Drive	Houston, TX	Houston	59	9,900,000	2.10%	2001	167,939	100.0%	13,200,000	79
755 Pierce Road	Clifton Park, NY	Schenectady	59	8,850,000	1.87%	1986/1996	150,000	100.0%	11,800,000	79
40 Fort Lewis Boulevard	Salem, VA	Roanoke	25	8,850,000	1.87%	1972/2002	356,178	100.0%	11,800,000	33
8000 Bavaria Road	Twinsburg, OH	Cleveland	49	8,287,500	1.75%	1991/2005	167,575	100.0%	11,050,000	66
10410 South 50th Place(2)	Phoenix, AZ	Phoenix-Mesa	122	7,620,000	1.61%	1985	62,388	100.0%	10,160,000	163
1 Quality Lane	Streator, IL	Chicago	47	7,275,000	1.54%	1978/1995	155,100	100.0%	9,700,000	63
2850 Selma Highway	Montgomery, AL	Montgomery	23	6,892,500	1.46%	1965/1999	304,112	100.0%	9,190,000	30
5445 Spellmire Drive	Cincinnati, OH	Cincinnati	29	5,947,500	1.26%	1988	203,958	100.0%	7,930,000	39
1350/1400 North 10th Street	Paducah, KY	Paducah- McCraken	36	5,568,750	1.18%	1976/1998	155,994	100.0%	7,425,000	48
1044/1045 Garden Street	Greensburg, PA	Pittsburgh	17	5,445,000	1.15%	1956/2006	323,900	100.0%	7,260,000	22
4601 32nd Avenue South	Grand Forks, ND	Grand Forks	45	5,306,250	1.12%	1994/2004	119,220	100.0%	7,075,000	59
5353 Nathan Lane North	Plymouth, MN	Minneapolis	52	4,181,250	0.89%	1990/2007	79,855	100.0%	5,575,000	70
125 Gardenville Parkway West	Cheektowaga, NY	Buffalo	26	3,975,000	0.84%	1970/1988, 1998	150,104	100.0%	5,300,000	35
6315 John J Pershing Drive	Omaha, NE	Omaha	30	3,225,000	0.68%	1990/2003	107,000	100.0%	4,300,000	40
3500 Saratoga Avenue	Bismarck, ND	Bismarck	44	2,887,500	0.61%	1996/2005, 2006	65,800	100.0%	3,850,000	59
333-340 Cleremont Avenue	Chicago, IL	Chicago	57	2,700,000	0.57%	1960	47,700	100.0%	3,600,000	75
2575 Virginia Avenue	Hurricane, WV	Charleston	20	2,700,000	0.57%	1969/Various	137,337	100.0%	3,600,000	26
345 Kino Drive	Tucson, AZ	Tuscon	64	1,230,000	0.26%	1960/2001	19,346	100.0%	1,640,000	85
Total/Average			$52	$472,391,250	100.00%		9,042,097	100.0%	$629,855,000	$70
(1)	Construction for the expansion of the following properties is currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas, NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC), and 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion space within the portfolio provides additional collateral for the USFS Industrial Distribution Portfolio Loan, appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.
(2)	Office property

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

USFS Industrial Distribution Portfolio Summary
Property Name	Property Type	% of Portfolio Four Wall EBITDAR(1)	2006 Sales per Sq. Ft.	Total Sq. Ft.	Dry Storage % of Sq. Ft.(2)	Cooler % of Sq. Ft.	Freezer % of Sq. Ft.	Ceiling Height (feet)(3)	Bay Doors
15155 Northam Street	Industrial	5.78%	$1,179.93	436,739	57%	15%	27%	40	57
120 Longs Pond Road	Industrial	11.14%	1,204.24	504,627	50%	16%	35%	40	56
7004 East Hanna Avenue	Industrial	3.60%	891.30	336,634	53%	23%	23%	35	34
1685 West Cheyenne Avenue	Industrial	4.32%	1,255.98	307,790	65%	16%	19%	30	46
7801 Statesville Road	Industrial	3.22%	1,107.86	427,894	55%	21%	24%	40	67
300 Lawrence Drive	Industrial	5.27%	1,500.47	330,250	62%	16%	22%	30	36
4550 West Buckeye Road	Industrial	4.66%	1,286.98	313,900	58%	14%	28%	32	40
8024 Telegraph Road	Industrial	2.60%	1,109.30	346,271	59%	18%	23%	35	43
10211 North IH 35	Industrial	2.95%	871.60	321,769	63%	13%	24%	36	41
7598 NW 6th Avenue	Industrial	0.78%	861.43	172,200	59%	20%	21%	32	30
11994 Livingston Road	Industrial	3.29%	870.44	287,080	59%	21%	20%	43	42
1500 NC Hwy 39	Industrial	6.66%	1,082.52	394,065	64%	13%	23%	40	47
28001 Napier Road	Industrial	1.91%	1,192.35	286,800	59%	21%	20%	35	7
11955 East Peakview Avenue	Industrial	4.66%	982.36	381,032	70%	20%	10%	35	39
12301 Cumberland Road	Industrial	2.83%	931.11	229,062	65%	14%	22%	28	36
1899 N US Hwy 1	Industrial	2.59%	1,116.21	202,143	51%	17%	32%	27	46
222 Otrobando Avenue P.O. Box 103	Industrial	0.86%	741.90	240,609	81%	6%	13%	44	39
9605 54th Avenue North	Industrial	3.03%	1,318.02	219,530	70%	6%	24%	30	25
W137 N9245 Highway 45	Industrial	0.37%	591.92	172,826	57%	19%	24%	30	22
950 South Shiloh Road & 1992 Forest Lane	Industrial	3.18%	891.75	357,370	59%	15%	26%	27	28
111 Alliant Drive	Industrial	0.91%	854.43	167,939	54%	27%	19%	34	29
755 Pierce Road	Industrial	3.14%	1,631.52	150,000	47%	23%	31%	33	33
40 Fort Lewis Boulevard	Industrial	4.56%	958.93	356,178	60%	13%	27%	32	56
8000 Bavaria Road	Industrial	1.21%	1,048.76	167,575	46%	30%	24%	28	29
10410 South 50th Place	Office	-4.22%	NA	62,388	NA	NA	NA	NA	NA
1 Quality Lane	Industrial	0.84%	1,622.31	155,100	46%	29%	26%	27	26
2850 Selma Highway	Industrial	5.61%	1,440.65	304,112	62%	10%	27%	38	55
5445 Spellmire Drive	Industrial	2.74%	1,018.23	203,958	58%	15%	27%	35	30
1350/1400 North 10th Street	Industrial	1.37%	1,077.68	155,994	63%	18%	19%	36	22
1044/1045 Garden Street	Industrial	3.57%	696.31	323,900	81%	6%	12%	30	30
4601 32nd Avenue South	Industrial	2.13%	1,207.46	119,220	22%	23%	22%	31	11
5353 Nathan Lane North	Industrial	NA	NA	79,855	100%	0%	0%	24	6
125 Gardenville Parkway West	Industrial	0.92%	979.20	150,104	67%	8%	25%	32	25
6315 John J Pershing Drive	Industrial	0.75%	1,240.96	107,000	63%	15%	22%	24	18
3500 Saratoga Avenue	Industrial	NA	NA	65,800	64%	22%	14%	31	12
333-340 Cleremont Avenue	Industrial	1.07%	2,217.80	47,700	40%	47%	13%	14	4
2575 Virginia Avenue	Industrial	1.59%	855.78	137,337	70%	9%	20%	32	17
345 Kino Drive	Industrial	0.23%	410.09	19,346	54%	41%	5%	16	2
Total / Weighted Average:	Industrial	100.00%	$1,058.18	9,042,097	62%	17%	21%	30	32
(1)	Four Wall EBITDAR is defined as earnings from operations (after deducting compensation payable directly or indirectly to employees in the nature of regular salaries, wages and bonuses), plus, to the extent deducted in determining such earnings: interest expense, income taxes, depreciation and amortization, any rental expense on real property, corporate-level overhead expense, royalty charges from affiliates, pre-opening expenses and restructuring expenses, provisions for impairments, closings and disposals, and any non-cash charges. Total 2006 Four Wall EBITDAR for the USFS Industrial Distribution Portfolio Properties was reported to equal approximately $473,736,454.
(2)	Dry Storage allocation includes dry storage, dock space and office space.
(3)	Ceiling height only applies to distribution space height.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

The USFS Industrial Distribution Portfolio Loan

The Loan.    The USFS Industrial Distribution Portfolio Loan (the “USFS Industrial Distribution Portfolio Loan”) is a $157,463,751 10-year, interest-only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in 37 industrial warehouse/distribution properties and 1 office building located in 25 states throughout the continental United States (the “USFS Industrial Distribution Portfolio Properties”).

On July 3, 2007, Kohlberg Kravis Roberts and Clayton, Dubilier & Rice (the “Sponsors”) acquired 100% of the outstanding shares of capital stock of U.S. Foodservice, Inc. (“US Foodservice”), a wholly-owned subsidiary of Koninklijke Ahold N.V. (“Ahold”). The total purchase price was approximately $7.3 billion, which was financed with approximately $5 billion of debt financing and approximately $2.3 billion of sponsor equity. The total debt included approximately $677.0 million of CMBS debt comprised of the USFS Industrial Distribution Portfolio Loan Combination and approximately $204.6 million of floating rate CMBS debt secured by properties other than the USFS Industrial Distribution Portfolio Properties. The remaining debt financing was comprised of various asset-based and unsecured credit facilities. The USFS Industrial Distribution Portfolio Loan Combination was used by the borrower to acquire the 38 properties which comprise the USFS Industrial Distribution Portfolio Properties. The USFS Industrial Distribution Portfolio Properties were all simultaneously leased back by the borrower, as landlord, to U.S. Foodservice, Inc., as tenant, under an absolute triple-net 20-year unitary master lease. The borrower has $157.5 million of cash equity in the USFS Industrial Distribution Portfolio Properties.

The USFS Industrial Distribution Portfolio Loan, which is evidenced by the A-2 Note and the A-6 Note, is part of a $472,391,250 whole loan (the “USFS Industrial Distribution Portfolio Loan Combination”) that consists of the USFS Industrial Distribution Portfolio Loan and $314,927,499 of pari passu debt. The USFS Industrial Distribution Portfolio Loan Combination is split into six pari passu A-Notes as outlined in the table below. The respective rights of the holders of the pari passu A-Notes and the USFS Industrial Distribution Portfolio Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying Prospectus Supplement.

USFS Industrial Distribution Portfolio Note Summary
Note	Lender	Balance	%	Mortgage Trust	Mortgage Trust Closing Date
A-1	GACC	$89,754,335	19.0%	COMM 2007-C9(1)	8/14/2007
A-2	CGM	89,754,338	19.0%	CD 2007-CD5	11/29/2007(2)
A-3	Goldman Sachs Mortgage Company	67,709,413	14.3%	GG 2007-GG11	10/30/2007
A-4	JPMorgan Chase Bank, NA	67,709,413	14.3%	JPMCC 2007-CIBC20	9/28/2007
A-5	Morgan Stanley Mortgage Capital Holdings LLC	89,754,338	19.0%	MSCI 2007-IQ16(3)	11/29/2007(2)
A-6	GACC	67,709,413	14.3%	CD 2007-CD5	11/29/2007(2)
(1)	Represents the controlling trust.
(2)	Represents the anticipated closing date with respect to the related Mortgage Trust.
(3)	It is anticipated that Morgan Stanley Mortgage Capital Holdings LLC will include the A-5 Note in the MSCI 2007-IQ16 mortgage trust.

The Borrower. The borrower, USF Propco I, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent directors. The borrower is sponsored by Kohlberg Kravis Roberts (50%) and Clayton, Dubilier & Rice (50%).

Kohlberg Kravis Roberts (“KKR”) is a private equity firm that was founded in 1976 and specializes in management buyouts. KKR has offices in New York, Menlo Park, London, Paris, Hong Kong and Tokyo, and implements an investment approach that is focused on acquiring business franchises and implementing value-creating strategies. Since its founding, KKR has completed more than 150 transactions with an aggregate value of over $279 billion.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

Clayton, Dubilier & Rice (“CD&R”) is a private equity firm that was founded in 1978, and has acquired approximately 40 businesses primarily consisting of subsidiaries or divisions of large multi-business corporations. CD&R’s acquisitions represent a broad range of industries with an aggregate transaction value in excess of $50 billion. CD&R has substantial direct experience in the foodservice distribution industry having managed funds that owned Alliant Foodservice, Inc., a $7 billion foodservice distributor, and Brakes, Europe’s largest broadline foodservice distributor.

The Properties.    The USFS Industrial Distribution Portfolio Properties consist of 37 industrial warehouse distribution properties and 1 office building comprising approximately 9.0 million sq. ft. located in 25 states throughout the continental United States. The USFS Industrial Distribution Portfolio Properties were built between 1950 and 2001 and are used to service customers ranging from independent establishments to large multi-national companies. The USFS Industrial Distribution Portfolio Properties are 100% leased to U.S. Foodservice, the second largest food distributor in the United States under a 20-year absolute triple net lease at an initial in-place rental rate of $5.82 per sq. ft. The USFS Industrial Distribution Portfolio Properties accounted for approximately 60% of U.S. Foodservice’s 2006 Four Wall EBITDAR.

The USFS Industrial Distribution Portfolio Properties range in size from 19,346 sq. ft. to 504,627 sq. ft. with an average of approximately 237,950 sq. ft. A majority of the USFS Industrial Distribution Portfolio Properties are large multi-use warehouse distribution facilities; over 78.2% of the USFS Industrial Distribution Portfolio Properties contain over 200,000 sq. ft. On average, approximately 62% of the net rentable area (“NRA”) of each of the USFS Industrial Distribution Portfolio Properties is utilized for dry storage (includes office and dock space) while the remaining NRA is utilized for warehouse cooler storage (17% of NRA) and warehouse freezer storage (21% of NRA). The USFS Industrial Distribution Portfolio Properties offer ceiling heights ranging from 14 feet to 44 feet, with an average of 30 feet, and have 2 to 67 dock doors with an average of 32 dock doors per property.

The USFS Industrial Distribution Portfolio Properties are generally located within close proximity to major metropolitan areas, and generally have easy access to major roadways. The USFS Industrial Distribution Portfolio Properties are located an average of 21.4 miles from each of their respective metropolitan statistical areas (“MSA”), enabling widespread regional service. Approximately 63.2% of the USFS Industrial Distribution Portfolio Properties are located within the top 50 MSAs in the United States.

Tenant.    U.S. Foodservice, an affiliate of the borrower, is the second largest foodservice distributor in the United States with $19.2 billion of net sales in 2006, and one of only two national broadline foodservice distributors. U.S. Foodservice serves geographical areas that represent over 90% of the country’s population. U.S. Foodservice operates more than 70 facilities with 27,000 employees and distributes food and related products to over 250,000 customers, including restaurants, hospitals, hotels, schools, the government and other establishments where food is prepared. Customers are served by a sales force of approximately 4,800 people with a separate sales force dedicated to the needs of national account customers. U.S. Foodservice offers an array of fresh, frozen, dry and non-food products with over 300,000 stock-keeping units (“SKU”) and a private label product portfolio encompassing 4,000 SKUs. U.S. Foodservice has approximately 6,000 suppliers and a private refrigerated transport fleet with more than 6,000 tractor trailers traveling over 250 million miles annually. Broadline is U.S. Foodservice’s primary segment and accounted for 85% of net sales for the fiscal year ending December 30, 2006. Broadline customers are primarily independently owned restaurants as well as a diverse group of other independent customers such as country clubs, caterers, independent nursing homes and community centers. The North Star business segment accounted for 15% of net sales for the fiscal year ending December 30, 2006. North Star primarily serves “National Chain Restaurant” customers, which are generally large multi-unit customers with a national presence in the casual dining and quick service restaurant categories.

U.S. Foodservice has been in operation for over 150 years. Through acquisition and growth, three companies (U.S. Foodservice, PYA/Monarch and Alliant Foodservice) merged and became U.S. Foodservice. In 2000, Ahold entered the United States foodservice distribution industry through the acquisition of U.S. Foodservice and PYA/Monarch. In November 2001, Ahold acquired Alliant Foodservice and established U.S. Foodservice as the second largest broadline

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

foodservice distribution company in the United States. In November of 2006, Ahold cited limited near-term synergies between U.S. Foodservice and Ahold’s retail operations, and decided to focus their resources and expertise wholly on the future growth of their retail businesses with the divestiture of U.S. Foodservice to the Sponsors.

The commercial foodservice market has experienced uninterrupted annual growth every year since 1975, increasing at an average annual growth rate of over 6% for the past 30 years. The percentage of consumer spending in the foodservice market has increased steadily during this period, and the shift is expected to continue as a result of rising disposable income, an increase in the number of restaurants, and favorable demographic trends such as an aging population base that spends more per capita at foodservice establishments.

Lease.    The USFS Industrial Distribution Portfolio Properties are subject to a 20-year absolute triple-net unitary master lease (the “U.S. Foodservice Lease”), between US Foodservice as lessee and the borrower as lessor. The lease expires on July 31, 2027, and has an initial NNN base rent of $52,585,051 and an average NNN base rent during the USFS Industrial Distribution Portfolio Loan term of $55,214,304. The U.S. Foodservice Lease is structured with contractual rent increases of 10% on the fifth, tenth, and fifteenth anniversary dates of the lease commencement date in July 2007. The contractual rental rate for the USFS Industrial Distribution Portfolio was determined in accordance with the alternate use market rent for each USFS Industrial Distribution Portfolio Property as concluded by the appraisers. The U.S. Foodservice Lease does not contain any extension options or termination options. U.S. Foodservice, an affiliate of the borrower and lessee under the US Foodservice lease, is responsible for payment of all real estate taxes, insurance premiums, real estate operating expenses and capital expenditures.

Base Lease Term Schedule of Rents
Period	Total NNN Base Rent
Years 1-5	$52,585,051
Years 6-10	$57,843,556
Years 11-15	$63,627,911
Years 15-20	$69,990,703

Lockbox/Cash Management.    The USFS Industrial Distribution Portfolio Loan Combination is structured with a hard lockbox and in-place cash management. All rental payments under the U.S. Foodservice Lease are required to be deposited into a lender-controlled lockbox account. Funds in the cash management account will be applied in the following order of priority:

(i)	fees and expenses due and owing under the USFS Industrial Distribution Portfolio Loan documents;

(ii)	monthly interest payments under the USFS Industrial Distribution Portfolio Loan Combination;

(iii)	after an event of default, monthly deposits for tax and insurance reserves;

(iv)	after an event of default, monthly deposits into a monthly ground rent reserve account; and

(v)	excess cash receipts to the borrower unless there is a payment event of default in existence and continuing under the USFS Industrial Portfolio Loan Combination.

Property Management.    The property manager is U.S. Foodservice, an affiliate of the borrower.

Reserves.    At closing, the borrower deposited $4,382,088 into a Rent Reserve, which amount represents one month of rent under the U.S. Foodservice, Inc. lease, and which amount will remain in escrow for the duration of the USFS Industrial Distribution Portfolio Loan term provided there is no event of default. In addition, the borrower deposited $2,556,875 to cover environmental testing and possible remediation recommended by the environmental engineer with respect to various USFS Industrial Distribution Portfolio Properties that were not completed by closing. The reserve

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

amount represents 125% of the environmental consultant’s conservative estimate of related costs. The environmental escrow amount may be disbursed from time to time, provided that in no event shall any allocated environmental testing amount (as identified on a property-by-property basis) be reduced to less than 20% of such allocated environmental testing amount prior to the final disbursement. The borrower has agreed to use good faith efforts to complete all recommended environmental testing within three months of the USFS Industrial Distribution Portfolio Loan Combination closing. On or before the first payment date, the borrower is required to deposit reserves equal to one month of base rent under the U.S. Foodservice Lease to be held as additional collateral for the USFS Industrial Distribution Portfolio Loan Combination. From and after the occurrence of an Event of Default (as such term is defined in the USFS Industrial Distribution Portfolio Loan Combination documents), the borrower is required to deposit funds into tax, insurance and ground rent reserve accounts.

Release.    The borrower is permitted to obtain the release of individual properties under the USFS Industrial Distribution Portfolio Loan Combination in connection with a sale of such property to a third party for fair market value, provided that there is a partial defeasance or prepayment of the principal by an amount equal to the greater of (i) 90% of the net proceeds from such sale and (ii) 110% of the allocated loan balance, provided no event of default is continuing and certain other conditions are satisfied. After giving effect to such release, the DSCR of the remaining USFS Industrial Distribution Portfolio Properties may not be less than the greater of (i) 80% of the DSCR for all USFS Industrial Distribution Portfolio Properties immediately prior to such release and (ii) the DSCR at closing. The LTV ratio of the USFS Industrial Distribution Portfolio Properties may not be greater than the LTV ratio at closing. If the foregoing DSCR and LTV tests would not otherwise be satisfied, the borrower is permitted to prepay or defease (as applicable) a portion of the USFS Industrial Portfolio Loan Combination in order to satisfy such tests.

Substitution.    The borrower may substitute one or more similar fee owned or ground leased properties for any of the USFS Industrial Distribution Portfolio Properties so long as: (i) such substitution satisfies REMIC eligibility; (ii) after giving effect to such substitution, the DSCR is not less than the greater of (a) 80% of the DSCR for all USFS Industrial Distribution Portfolio Properties immediately prior to such substitution and (b) the DSCR at closing; (iii) after giving effect to such substitution, the LTV is not greater than the lesser of (a) the LTV ratio immediately prior to such substitution and (b) the LTV ratio at closing, (iv) the lender has received written confirmation from each rating agency that such substitution will not result in a downgrade withdrawal or qualification of the then-current ratings assigned by such rating agency to any class of certificates and (v) the borrower has submitted customary due diligence materials satisfying the criteria described in the USFS Industrial Distribution Portfolio Loan documents. The substitute property will also be subject to a geographic diversity test, so that USFS Industrial Distribution Portfolio Properties located in a single state do not cause the aggregate release amounts with respect to individual properties located in any single state to exceed 30% of the principal amount. The substitute property shall be made subject to the U.S. Foodservice Lease and shall not have a value that is less than the property being replaced. The borrower will not be permitted to substitute properties with an aggregate release amount equal to more than 30% of the principal amount. If the foregoing DSCR and LTV tests would not otherwise be satisfied, the borrower is permitted to prepay or defease (as applicable) a portion of the USFS Industrial Portfolio Loan Combination in order to satisfy such tests.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not Permitted.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

CANADA
BC
AB
SK
MB
ON
QC
NB
Calgary
Saskatoon
Regina
Winnipeg
Vancouver
Victoria
Seattle
Olympia
Portland
WA
OR
ID
MT
WY
ND
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NE
MN
WI
MI
IA
IL
IN
OH
PA
NY
VT
NH
ME
MA
RI
NJ
MD
VA
WV
KY
TN
NC
SC
GA
AL
MS
LA
AR
MO
KS
OK
TX
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AZ
CO
UT
NV
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FL
Sacramento
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Los Angeles
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Phoenix
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Denver
Minneapolis
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Chicago
Detroit
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Buffalo
Montreal
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Boston
New York
Newark
Philadelphia
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Washington D.C.
Norfolk
Pittsburgh
Cincinnati
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Kansas City
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Memphis
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MEXICO
CUBA
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
MAP © 2007 CARTIFACT, LOS ANGELES

USFS INDUSTRIAL DISTRIBUTION PORTFOLIO

1	15155 Northam Street	La Mirada	CA	90638
2	120 Longs Pond Road	Lexington	SC	29072
3	10211 North IH 35	Oklahoma City	OK	73131
4	7004 East Hanna Avenue	Tampa	FL	33610
5	1685 West Cheyenne Avenue	North Las Vegas	NV	89032
6	7801 Statesville Road	Charlotte	NC	28269
7	4550 West Buckeye Road	Phoenix	AZ	85043
8	8024 Telegraph Road	Severn	MD	21144
9	300 Lawrence Drive	Livermore	CA	94551
10	1500 NC Hwy 39	Zebulon	NC	27597
11	11994 Livingston Road	Manassas	VA	20109
12	7598 NW 6th Avenue	Boca Raton	FL	33487
13	950 South Shiloh Road & 1992 Forest Lane	Garland	TX	75042
14	28001 Napier Road	Wixom	MI	48393
15	12301 Cumberland Road	Fishers	IN	46038
16	1899 N US Hwy 1	Ormond Beach	FL	32174
17	222 Otrobando Avenue P.O. Box 103	Yantic	CT	06389
18	111 Alliant Drive	Houston	TX	77032
19	9605 54th Avenue North	Plymouth	MN	55442
20	W137 N9245 Highway 45	Menomonee Falls	WI	53051
21	8000 Bavaria Road	Twinsburg	OH	44087
22	40 Fort Lewis Boulevard	Salem	VA	24153
23	755 Pierce Road	Clifton Park	NY	10265
24	10410 South 50th Place	Phoenix	AZ	85044
25	1 Quality Lane	Streator	IL	61364
26	2850 Selma Highway	Montgomery	AL	36108
27	125 Gardenville Parkway West	Cheektowaga	NY	14224
28	1044/1045 Garden Street	Greensburg	PA	15601
29	1350/1400 North 10th Street	Paducah	KY	42001
30	4601 32nd Avenue South	Grand Forks	ND	58201
31	5445 Spellmire Drive	Cincinnati	OH	45246
32	11955 East Peakview Avenue	Centennial	CO	80111
33	5353 Nathan Lane North	Plymouth	MN	55442
34	6315 John J Pershing Drive	Omaha	NE	68110
35	3500 Saratoga Avenue	Bismarck	ND	58503
36	333-340 North Claremont Avenue	Chicago	IL	60612
37	2575 Virginia Avenue	Hurricane	WV	25526
38	345 Kino Drive	Tucson	AZ	85719

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$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

Mortgage Loan Information
Loan Seller:	CGM
Loan Purpose:	Refinance
Original TMA Balance(1):	$ 145,000,000
Cut-Off Date TMA Balance:	$ 145,000,000
% by Initial UPB:	6.92%
Interest Rate:	5.6060%
Payment Date:	6th of each month
First Payment Date:	August 6, 2007
Maturity / ARD Date:	July 6, 2017(2)
Amortization:	Interest Only–Hyperam
Call Protection:	Lockout until the earlier of July 6, 2010 or two years after the securitization of all loans comprising the Charles River Plaza North Loan Combination (the “Charles River Plaza North Release Date”) with defeasance permitted thereafter. On and after April 6, 2017, prepayment is permitted without penalty.
Sponsor:	Jonathan G. Davis and Paul R. Marcus
Borrower:	DMP CR Plaza, LLC
Pari Passu Debt(1):	Yes
Additional Subordinate Financing(3):	$20.0 million B Note
Lockbox / Cash Management:	Hard / Springing
Initial Reserves(4):	TI/LC: $631,094 City Land Payment: $3,754,604
Monthly Reserves(4):	Springing
(1)	The original Trust Mortgage Asset (“TMA”) amount of $145,000,000 represents a portion of a $310,000,000 Loan Combination evidenced by multiple pari passu notes totaling $290,000,000 and a subordinate B-Note totaling $20,000,000. Only the TMA is included in the Trust. See “The Loan” section herein for additional information.
(2)	The Charles River Plaza North Loan is an ARD loan having an Anticipated Repayment Date of July 6, 2017 and Maturity Date of July 6, 2037 as detailed further within “The Loan” paragraph found in this section.
(3)	See “Current Mezzanine or Subordinate Indebtedness” section herein for additional information.
(4)	See “Initial Reserves” and “Monthly Reserves” sections herein for additional information.

Financial Information
	TMA(1)	Loan Combination
Cut-Off Date Loan Balance / Sq. Ft.:	$818	$874
Balloon Balance / Sq. Ft.:	$818	$874
Cut-Off Date LTV:	73.0%	78.0%
Balloon LTV:	73.0%	78.0%
Underwritten DSCR(2):	1.33x	1.25x
(1)	Financial information is based on the aggregate balance of the Charles River Plaza North Pari Passu Loans of $290,000,000 unless otherwise specified.
(2)	Underwritten DSCR, Underwritten Net Operating Income, and Underwritten Net Cash Flow are based in part on an averaging of the rents payable by Massachusetts General Hospital under its lease over the portion of the lease term that is within the loan term, rather than on the current rents, which are lower.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Fee Simple
Location:	Boston, MA
Year Built / Renovated:	2005 / NA
Total SF:	354,594
Property Management:	Davis Marcus Management, Inc. (a borrower affiliate)
Occupancy (5/18/2007):	100.0%
Underwritten Net Operating Income(2):	$22,049,252
Underwritten Net Cash Flow(2):	$21,978,334
Appraised Value:	$397,300,000
Appraisal Date:	May 18, 2007

Tenant Information
Tenants	Ratings (S/F/M)(1)	Total Sq. Ft.	% of Total Sq. Ft.	% of Base Rent	Rent Per Sq. Ft.	Lease Exp. Date	Extension Options
Massachusetts General Hospital	AA/AA/Aa2	354,594	100.0%	100.0%	$57.32	5/4/2029	2, 10-year options
(1)	Credit ratings are those of Partners HealthCare System, Inc., which guarantees the lease.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

Charles River Plaza North Loan

The Loan.    The Charles River Plaza North loan (the “Charles River Plaza North Loan”) is a $145.0 million 10-year interest-only loan secured by a first priority mortgage on the borrower’s fee simple interest in a 354,594 sq. ft. office building located in Boston, MA (the “Charles River Plaza North Property”). The Charles River Plaza North Loan proceeds were used to refinance existing debt and fund closing costs.

The Charles River Plaza North Loan, which is evidenced by a pari passu note, is a portion of a loan combination with an original aggregate principal balance of $310,000,000. The other loans related to the Charles River Plaza North Loan are evidenced by multiple separate notes (the “Charles River Plaza North Pari Passu Companion Loan” and the “Charles River Plaza North Junior Companion Loan” with original principal balances of $145,000,000 and $20,000,000, respectively and, together with the Charles River Plaza North Loan, the “Charles River Plaza North Loan Combination”). The Charles River Plaza North Pari Passu Companion Loan and the Charles River Plaza North Junior Companion Loan will not be assets in the Trust. The Charles River Plaza North Loan, the Charles River Plaza North Pari Passu Companion Loan and the Charles River Plaza North Junior Companion Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying Prospectus Supplement.

The Borrower.    The borrower is DMP CR Plaza, LLC, a special purpose entity structured to be bankruptcy remote. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Charles River Plaza North Loan. The sponsors of the loan are Jonathan G. Davis and Paul R. Marcus. Mr. Davis is the founder and CEO of The Davis Marcus Company, an affiliate of The Davis Companies. Mr. Marcus is President and Co-Owner of The Davis Marcus Company. Founded in 1976, The Davis Companies is one of the largest privately held real estate investment, development and management firms in New England. The company has had acquisitions and developments of over $1 billion of real estate. Affiliates of The Davis Companies have developed and/or owned nearly eight million sq. ft. of commercial, industrial and residential properties in Massachusetts, Connecticut, New Hampshire, Pennsylvania, New York and Texas.

The Property.    The Charles River Plaza North Property consists of an approximately 354,594 sq. ft. medical office and laboratory space building situated on approximately 3.4 acres. The Charles River Plaza center was developed in the late 1960’s and the Charles River Plaza North Property was constructed in 2005. As of May 18, 2007, the occupancy rate for the Charles River Plaza North Property was approximately 100.0%. The Charles River Plaza North Property is one of the two condominium units comprising the condominium project known as The Charles River Plaza Primary Condominium (the “Condominium”) and includes an undivided percentage interest of approximately 57% (subject to adjustment from time to time pursuant to the condominium documents) in the common areas of the Condominium. The overall Condominium consists of an underground parking garage with additional surface parking areas and three main buildings. At the time of origination of the Charles River Plaza North Loan Combination, Mass General acquired the other condominium unit comprising the Condominium.

The Charles River Plaza North Property is located in the Beacon Hill neighborhood of downtown Boston, MA. More specifically, the Charles River Plaza North Property is located on the flat of the hill at the border of the North Station / Waterfront district. This irreplaceable infill urban location is approximately one block from Massachusetts General Hospital’s main campus. The immediate core area is densely improved with hospital buildings related to Massachusetts General Hospital, as well as ancillary uses such as hotels and numerous service establishments. To the west, in Beacon Hill along Charles Street and “on the hill” is a significant portion of Boston’s residential component.

The Lease.    Mass General (as defined below) executed a net lease for 100% of the NRA at the Charles River Plaza North Property. The lease is structured with a 24 year term with two, ten-year renewal options. The lease provides for fixed rent of $6.60 per sq. ft. through 5/4/2025, at which point it is eliminated. In addition, the lease provides for rent of $50.46 per sq. ft. from 5/5/2007 through 5/4/2008, increasing at the lesser of 2% or CPI, through the lease expiration date of 5/4/2029. Mass General pays an additional $0.26 per sq. ft. per year increasing 5% on 7/1/2008 and on each July 1st thereafter. The current rent through 5/4/2008 is $57.32 per sq. ft. NNN.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

The Tenant.    The entire property is leased to The General Hospital Corporation, a Massachusetts not-for-profit-corporation d/b/a Massachusetts General Hospital (“Mass General”). Mass General is one of the oldest and largest teaching hospitals of Harvard Medical School. Annual inpatients total approximately 45,000. Outpatient visits total approximately 1,500,000. Mass General has approximately 19,500 employees. Mass General uses the Charles River Plaza North Property for the Center for Integrative and Computational Biology, the Center for Regenerative Medicine and Technology, the Center for Human Genetics and the Center for Physiologic Genomics. Mass General utilizes a total of approximately 1,000,000 sq. ft. of research/laboratory space of which the Charles River Plaza North Property represents approximately a third of such space. The laboratory space is occupied by researchers from Harvard University. In March 1994, Mass General and Brigham and Women’s Hospital founded Partners HealthCare System, Inc., a Massachusetts corporation (“Partners”), an affiliation established to create an integrated health care delivery system providing cost-effective care while maintaining the hospital’s historic dedication to teaching and research. Partners’ physician network currently includes more than 1,000 primary care physicians and approximately 3,500 specialists. In addition to the founding institutions, Partners also includes the North Shore Medical Center, Newton-Wellesley Hospital and Faulkner Hospital. Partners is the guarantor of the Mass General lease at the Charles River Plaza North Property. As of July 12, 2007, Partners was rated “AA” (Fitch) “Aa2” (Moody’s) and “AA” (S&P).

The Market.

The Charles River Plaza North Property is located at 185 Cambridge Street (at Blossom Street), Boston, Suffolk County, Massachusetts. It is located in the Beacon Hill neighborhood of downtown Boston in what can be called the Boston Medical Complex. This complex contains Massachusetts General Hospital, Massachusetts Eye & Ear Infirmary, Shriner’s Hospital and Spaulding Rehabilitation Center. Boston is one of the three “superclusters” for biomedical and life science R&D (along with Southern California and the Research Triangle of North Carolina) with Massachusetts having the largest distribution of biotechnology companies in the United States.

The majority of properties that contain medical/lab space are owned by hospital and university institutions. The space is rarely available for lease and is typically 100% occupied by the owning institution. Because of the subject’s location adjacent to Cambridge and the amount of lab space in East Cambridge, the appraiser utilized Cambridge market statistics. Barriers to entry are significant in the lab space market. Cambridge has little undeveloped land zoned for lab space and the process is cumbersome and expensive. The appraiser identified 50 properties containing 9.7MM sq. ft. of space as a peer group of the subject. The overall vacancy of this peer group is 3.0% with rental rates typically ranging from $55 to $65 per sq. ft. NNN. The appraiser concluded 100% occupancy as stabilized for the Charles River Plaza North Property and $62.50 per sq. ft. NNN as market rent for the subject.

Property Management.    The Charles River Plaza North Property is managed by Davis Marcus Management, Inc., a borrower affiliate.

Lockbox / Cash Management.    The Charles River Plaza North Loan is structured with a hard lockbox and springing cash management. All tenant payments due under the applicable leases are deposited into a lender controlled lockbox account and are to be swept daily into a cash collateral deposit account under the control of the lender (“Deposit Account”). So long as no Charles River Plaza North Trigger Event (defined below) exists and the Anticipated Repayment Date has not occurred, funds in the Deposit Account shall be applied to monthly debt service payments due on the Charles River Plaza North Loan Combination which shall be applied, in the absence of an Event of Default, first to interest on the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan on a pari passu basis and second to interest on the Charles River Plaza North Junior Companion Loan, and to fund any reserves which may be required under the Charles River Plaza North Loan Combination at such time, and following such application the remaining available cash will be transferred to the Charles River Plaza North Borrower’s operating account. Following the occurrence and continuance of a Charles River Plaza North Trigger Event, any funds remaining in the Deposit Account following application for monthly debt service payments, deposits to reserves then required under the Charles River Plaza

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

North Loan Combination and operating expense disbursements will be held by the lender in a supplemental debt service reserve sub-account. Upon the cure of the Charles River Plaza North Trigger Event, any remaining available cash will again be swept daily from the Deposit Account to the Charles River Plaza North Borrower’s operating account. A “Charles River Plaza North Trigger Event” means the occurrence of (i) an event of default under the Charles River Plaza North Loan or (ii) the date on which Partners’ credit rating is downgraded below an S&P rating of “A” (or an equivalent credit rating from an alternative credit rating agency, if applicable) or there is a termination or reduction in rent payments under the Mass General lease or (3) if a Charles River Plaza North Trigger Event shall have been cured pursuant to a Replacement Cash Trap Cure, upon the occurrence of a Replacement Cash Trap Condition. So long as no Event of Default exists, (1) a Charles River Plaza North Trigger Event resulting from a downgrade of Partners’ credit rating shall be deemed cured (a) if Partners achieves an upgrade in its credit rating to “A” or higher from S&P (or an equivalent credit rating from an alternative credit rating agency, as applicable) and maintains such upgrade for two consecutive calendar quarters after the occurrence of the Charles River Plaza North Trigger Event, or (b) if the Replacement Cash Trap Cure (defined below) occurs; (2) a Charles River Plaza North Trigger Event resulting from a termination or rent reduction under the Mass General lease shall be deemed cured if a Replacement Cash Trap Cure occurs, and (3) if a Replacement Cash Trap Cure occurs, and a Replacement Cash Trap Condition is then commenced, such Replacement Cash Trap Condition shall be deemed cured if a Replacement Cash Trap Cure occurs with respect thereto (each a “Cash Trap Cure”). A “Replacement Cash Trap Cure” would occur if (I) the borrower enters into one or more replacement lease(s) approved by the lender and the tenant(s) thereunder take occupancy, commence rental payments and all leasing commissions and tenant improvement allowances and other leasing costs and tenant inducements under such Leases are paid, and (II) the stabilized underwritten net cash flow of the Charles River Plaza North Property, determined by the lender in its sole discretion on the basis of the annualized rentals under such replacement Leases is sufficient to establish a debt service coverage ratio of 1.20:1.00, and (III) the lender receives, if the lender elects to require it, a rating confirmation with respect to the termination of the Charles River Plaza North Trigger Event and allowance of a Replacement Cash Trap Cure. A “Replacement Cash Trap Condition” means that if a Replacement Cash Trap Cure occurs and the lender later determines that the Charles River Plaza North Property is no longer achieving an underwritten DSCR at least equal to the 1.20:1.00, the lender may declare that a Charles River Plaza North Trigger Event again exists, and such event shall continue thereafter unless and until a Replacement Cash Trap Cure again occurs.

Initial Reserves.    At closing, the borrower deposited (i) $631,094 into a TI/LC reserve account and (ii) $3,754,604 into a city land payment reserve account. The TI/LC reserve is designated for remaining tenant work allowance required to be paid to Mass General under its lease. The city land payment reserve is designated to cover the principal amount of unpaid land development payments to the Boston Redevelopment Authority and the borrower may request disbursements from such reserve to make such land development payments due to the Boston Redevelopment Authority. The city land payment reserve will be fully released in the event the Boston Redevelopment Authority releases the borrower from further obligation to make land development payments.

Monthly Reserves.    The Charles River Plaza North Loan Combination is structured with springing reserves for tax, insurance, replacement and TI/LC during the existence of a “Trigger Event.” A Trigger Event exists upon the occurrence of and during the continuance of (i) an event of default under the loan documents and (ii) a material default by Mass General under its lease beyond applicable notice and cure periods.

Current Mezzanine or Subordinate Indebtedness.    The Charles River Plaza North Property also secures a B-Note with an original principal balance of $20.0 million that is currently owned by CGM and will not be an asset of the CD 2007-CD5 Mortgage Trust.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

Hyper-Amortization.     The Charles River Plaza North Loan Combination has a remaining term of 116 months, based on an anticipated repayment date of July 6, 2017 (the “Anticipated Repayment Date”) and a scheduled maturity date of July 6, 2037 (“Scheduled Maturity Date”); provided, however, that the lender may at its option (the “ARD Option”) elect, by

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

written notice to borrower at least sixty (60) days prior to the Anticipated Repayment Date, that the Charles River Plaza North Loan Combination will mature on the Anticipated Repayment Date. If the lender does not exercise the ARD Option, then commencing on the Anticipated Repayment Date: (A) the initial interest rate will be increased to an interest rate per annum equal to the greater of (i) the initial interest rate plus two percent (2%), or (ii) a rate calculated under the Charles River Plaza North Loan documents based on the then-current ten-year U.S. treasury yield plus three percent (3%) (“Revised Interest Rate”), provided that the borrower shall continue making monthly payments of interest at the initial interest rate and, from and after the Anticipated Repayment Date, the ARD Spread Interest (defined below) shall accrue and be deferred, and, to the extent permitted by applicable law, shall earn interest at the applicable interest rate, compounding monthly on each payment date after such ARD Spread Interest (as defined below) first accrues (the aggregate amount of all such ARD Spread Interest and any interest accruing thereon is referred to as “Accrued Additional Interest”) and (B) borrower shall pay to lender in addition to the ordinary monthly interest payment, all remaining available cash (after payment of operating expenses and reserve deposits due under the Charles River Plaza North Loan Combination) on each payment date to be applied 1) first to reduce the principal balance of the Charles River Plaza North Loan, the Charles River Plaza North Pari Passu Companion Loan and the Charles River Plaza North Junior Companion Loan on a pari passu basis in accordance with their respective principal balances and 2) second to Accrued Additional Interest on each of the foregoing loans on a pari passu basis in accordance with their respective Accrued Additional Interest amounts. “ARD Spread Interest” means that portion of interest accruing on the Charles River Plaza North Loan Combination from and after the Anticipated Repayment Date equal to the excess of interest accruing on the Charles River Plaza North Loan Combination at the Revised Interest Rate over interest accruing on the Charles River Plaza North Loan Combination at the initial interest rate.

Purchase Option.    Mass General has a purchase option with respect to the Charles River Plaza North Property which it may exercise if (i) a major casualty or condemnation occurs at the property and the landlord does not restore the property in accordance with the Mass General lease or (ii) a material portion of the Mass General leased premises is rendered untenantable as a result of the landlord’s negligence or misconduct or landlord’s failure to fulfill its obligations under the Mass General lease and the landlord does not cure the applicable conditions in accordance with the Mass General lease. Notwithstanding the foregoing, Mass General has no right to exercise its purchase option unless (i) Mass General assumes the Charles River Plaza North Loan Combination in accordance with the Charles River Plaza North Loan documents, (ii) if exercised without a loan assumption after the Charles River Plaza North Release Date and prior to April 6, 2017, the Charles River Plaza North Loan Combination is defeased in accordance with the Charles River Plaza North Loan documents or (iii) if exercised without a loan assumption prior to or on the Charles River Plaza North Release Date or on or after April 6, 2017, the Charles River Plaza North Loan Combination is paid in full in accordance with the prepayment provisions of the Charles River Plaza North Loan documents (including, if such prepayment occurs on or prior to the Charles River Plaza North Release Date, payment of prepayment consideration, calculated under the loan documents as the greater of (i) 2% of the loan amount and (ii) a treasury-based yield maintenance amount).

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

Charles River Plaza North
185 Cambridge Street
Boston, MA 02114
Cambridge
Boston
North End
BOSTON INNER HARBOR
CHARLES RIVER
Back Bay
South Boston
JOHN F FITZGERALD EXPY
WILLIAM F MCCLELLAN HWY
SOUTHEAST EXPY
Cambridge St
Boston Common
Boston Public Garden
Beacon St
Boylston St
Commonwealth Ave
Ted Williams Tunl
Fort Point Channel
Boston Convention Center
Northern Ave
Summer St
Congress St
Atlantic Ave
Peabody
Salem
Burlington
Woburn
Wakefield
Lynn
Saugus
Lexington
Winchester
Melrose
Malden
Arlington
Medford
Revere
Everett
Chelsea
Waltham
Belmont
Somerville
Watertown
Cambridge
Winthrop
Atlantic Ocean
Newton
Brookline
Boston
Wellesley
Dedham
Milton
Quincy
Dover
Braintree
Weymouth
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

[THIS PAGE INTENTIONALLY LEFT BLANK]

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Floor:
11
GSA
56,000
1/17/15 $43.58
10
GSA
56,000
6/05/15 $43.61
9
GSA
56,000
6/05/15 $43.61
8
GSA
56,000
11/11/13 $43.16
7
Lehman Brothers
56,000
2/18/17 $50.50
6
Level 3
56,000
12/31/17 $34.00
5
Level 3
56,000
12/31/17 $34.00
4
State of New York
56,000
3/31/14 $38.97
3
NCSN
56,000
3/31/14 $31.62
2
Moet
56,000
3/31/21 $31.62
GRD
Craft
7,950
2/09/21 $63.00
Del Posto Espansion
1,440
2/27/30 $173.61
Del Posto
8,498
1/31/30 $24.12
GSA Lobby Entrance
1,000
5/01/17 $50.00
Vacant
6,194
BM
State of New York
1,458
12/31/07 –
Lehman Brothers
1,168
2/28/17 $25.25
Craft
3,138
2/09/21
Del Posto
11,302
1/31/30
Assumed Market Rent PSF
$65
$50
$45
$150
$40

Sq. Ft; Lease Expiration Date; $ PSF Rent
Sub-Tenant (Company)
1- Craft also leases 1sq.ft of Mezzanine space, expiring 01/09/21, paying annual rent of $7,200 PSF

Vacant:
MTM:
2007:
2010:
2013:
2014:
2015:
2016:
2017:
2018+:

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Original TMA Balance(1):	$76,000,000
Cut-Off Date TMA Balance(1):	$76,000,000
% by Initial UPB:	3.63%
Interest Rate:	5.6155%
Payment Date:	1st of each month
First Payment Date:	July 1, 2007
Maturity Date:	June 1, 2017
Amortization:	Interest Only
Call Protection:	Lockout until the earlier of three years after the loan closing date or 24 months from the securitization closing date for the last pari passu note securitized, then defeasance is permitted. On and after March 1, 2017, prepayment permitted without penalty.
Sponsor:	Stephen M. Ross Jeff T. Blau Jorge M. Perez
Borrower:	85 Tenth Avenue Associates, L.L.C.
Pari Passu Debt(1):	Yes
Additional Subordinate Financing(2):	$75.0 million Senior Mezzanine Loan;
	$35.0 million Junior 1 Mezzanine Loan;
	$35.0 million Junior 2 Mezzanine Loan
Lockbox/Cash Management:	Hard / In-place
Initial Reserves:	Tax:	$1,529,430
	Insurance:	$173,080
	TI and Leasing:	$500,000
	Cash Flow Deficit(3):	$6,500,000
Monthly Reserves(4):	Tax:	$254,905
	Insurance:	$28,847
	CapEx:	$12,532
(1)	The original Trust Mortgage Asset (“TMA”) amount of $76,000,000 represents a portion of a $270,000,000 whole loan evidenced by three pari passu notes. Only the TMA is included in the Trust. The $150,000,000 pari passu A-1 Note was included by GACC in the COMM 2007-C9 mortgage trust. The $44,000,000 pari passu A-2A2 Note is currently held by GACC and is expected to be included in a future fixed-rate securitization. See “The Loan” section herein for additional information.
(2)	See “Current Mezzanine or Subordinate Indebtedness” section herein.
(3)	At closing the borrower deposited $6,500,000 into a Cash Flow Deficit Reserve. The funds in the Cash Flow Deficit Reserve may be used to cover any debt service shortfalls under the 85 Tenth Avenue Loan Combination and the senior mezzanine loan. See “Initial Reserves” section herein for additional information.
(4)	See “Monthly Reserves” section herein for additional information.

Financial Information(1)
Cut-Off Balance / Sq. Ft.:	$449
Balloon Balance / Sq. Ft.:	$449
Cut-Off Date LTV:	60.7%
Balloon LTV:	60.7%
Underwritten DSCR(2):	1.28x
(1)	Financial information is based on the aggregate original principal balance of the 85 Tenth Avenue Loan Combination.
(2)	Includes rent under two master leases with the Sponsor, as described below under “Master Leases.”

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1913 / 2002
Collateral Sq. Ft.:	601,548
Property Management:	Related Management Company, L.P. (a borrower affiliate)
Occupancy (5/10/2007):	99.0%
Underwritten Net Operating Income:	$19,627,738
Underwritten Net Cash Flow(1):	$19,627,738
Appraised Value:	$445,000,000
Appraisal Date:	April 1, 2007
(1)	Includes rent under two master leases with the Sponsor, as described below under “Master Leases.”

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Tenants
Tenants	Type	Rating (S/M/F)(3)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Exp. Date	Rent Per Sq. Ft.	% of Base Rent	Market Rent Per Sq. Ft.(7)	% Below Market
General Services Administration (GSA)	Office	AAA/Aaa/AAA	224,000	37.2%	11/30/2013(4)	$43.49	41.5%	$65.00	33.1%
Level 3	Office/Telecom	B-/Caa2/CCC-	112,000	18.6	12/31/2017	34.00	16.2	50.00	32.0
State of New York	Office	NR/Aa3/AA-	57,858	9.6	3/31/2014(5)	38.10	9.4	50.00	23.8
Lehman Brothers	Office/Telecom	A+/A1/A+	57,168	9.5	2/28/2017	50.45	12.3	49.90	N/A
Moet(1) (LVMH)	Office	A-/NR/BBB+	56,000	9.3	3/31/2021	31.62	7.6	45.00	29.7
NCSN(2)	Office	BBB/Baa3/BBB	56,000	9.3	8/31/2015	31.62	7.6	45.00	29.7
Del Posto	Retail/Restaurant	NR/NR/NR	21,240	3.5	1/31/2030(6)	45.78	1.9	150.00	69.5	(8)
Craft (TC Enterprises)	Retail/Restaurant	NR/NR/NR	11,088	1.8	2/9/2021	63.00	2.2	150.00	58.0	(9)
Subtotal/Wtd.Avg.			595,354	99.0%		$39.83	100.0%	$57.89	29.0%
(1)	Subsidiary of LVMH Moet Hennessy Louis Vuitton which is the lease guarantor through the 89th month of the lease term, limited to $868,002, which amount is required to be reduced on the first day of the 90th month to $434,001. The space serves as Moet Hennessy’s North American headquarters.
(2)	Subsidiary of CBS Corporation. National College Sports Network is the lease guarantor.
(3)	Credit ratings are of the parent company whether or not the parent company guarantees the lease.
(4)	56,000 sq. ft. expiring on 11/30/2013, 56,000 sq. ft. expiring on 1/17/2015 and 112,000 sq. ft. expiring on 6/5/2015.
(5)	The State of New York leases 1,858 sq. ft. on a month-to-month basis.
(6)	Del Posto is subject to two leases with 1,440 sq. ft. expiring on 1/31/2030 and 19,800 sq. ft. expiring on 1/31/2030.
(7)	Based on appraisal from Cushman & Wakefield. Market rental rates for office space on Floors 2-3, 4-7 and 8-11 are $45.00, $50.00, and $65.00 per sq. ft., respectively. Market rental rates for retail space on the ground floor and in the basement are $150.00 and $45.00 per sq.ft., respectively. Market rental rate for storage space is $30.00 per sq. ft.
(8)	Weighted average rental rate based on retail space only. Del Posto occupies 11,302 sq. ft. of basement space through 1/31/2030 with no rental charge. Market rent is for ground floor only.
(9)	Weighted average rental rate based on retail space only. Craftsteak New York occupies 3,138 sq. ft. of basement space through 2/09/2021 at a rental rate of $2.22 per sq. ft. Market rent is for ground floor only.

Rollover Schedule(1)
Year	Number of Leases	Expiring Sq. Ft.	% of Total	Cumulative Sq. Ft.	Cumulative Sq. Ft. %	Annual Rent/ Sq. Ft.	% Base Actual Rent Rolling	Cumulative % of Base Actual Rent
MTM(2)	2	1,858	0.3%	1,858	0.3%	$15.23	0.1%	0.1%
2007	0	—	—	1,858	0.3	—	—	0.1
2008	0	—	—	1,858	0.3	—	—	0.1
2009	0	—	—	1,858	0.3	—	—	0.1
2010	0	—	—	1,858	0.3	—	—	0.1
2011	0	—	—	1,858	0.3	—	—	0.1
2012	0	—	—	1,858	0.3	—	—	0.1
2013	1	56,000	9.3	57,858	9.6	43.16	10.3	10.4
2014	1	56,000	9.3	113,858	18.9	38.97	9.3	19.7
2015	3	224,000	37.2	337,858	56.2	40.61	38.8	58.5
2016	0	—	—	337,858	56.2	—	—	58.5
2017	5	169,168	28.1	507,026	84.3	41.33	29.8	88.3
Thereafter	3	88,328	14.7	595,354	99.0	31.03	11.7	100.0
Vacant	—	6,194	100.0	601,548	100.0%	—	—	—
Total/Wtd. Avg.	15	601,548	100.0%			$38.99	100.0%	100.0%
(1)	Assumes no tenant exercises an early termination option.
(2)	The State of New York leases 1,858 sq. ft. on a month-to-month basis.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The 85 Tenth Avenue Loan

The Loan.    The 85 Tenth Avenue Loan (the “85 Tenth Avenue Loan”) is a $76.0 million, 10-year, interest-only fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in a 601,548 sq. ft. Class “A” office building located on the corner of West 15th Street and 10th Avenue in Manhattan, New York (the “85 Tenth Avenue Property”). The 85 Tenth Avenue Loan proceeds were used towards the acquisition of the 85 Tenth Avenue Property from Somerset Partners, LLC on May 11, 2007, for $439.4 million including closing costs. The borrower has $24 million of hard cash equity in the 85 Tenth Avenue Property.

The 85 Tenth Avenue Loan is part of a $270.0 million whole loan (the “85 Tenth Avenue Loan Combination”) which consists of the 85 Tenth Avenue Loan, $150.0 million of pari passu indebtedness that was included by GACC in the COMM 2007-C9 mortgage trust, and an additional $44.0 million of pari passu indebtedness that is expected to be contributed to one or more future fixed rate securitizations. The respective rights of the holders of the 85 Tenth Avenue Loan Combination will be governed by co-lender agreements described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying prospectus supplement.

The Borrower.    The borrower, 85 Tenth Avenue Associates, L.L.C., is a Delaware limited liability company, single-purpose, bankruptcy-remote entity with an independent director. The borrower is sponsored by The Related Companies, L.P. and The Related Group of Florida (collectively, the “Sponsor”). The Sponsor is owned by Stephen M. Ross, Jeff T. Blau and Jorge M. Pérez.

Founded in 1972, The Related Companies, L.P. has affiliated companies and developments in Miami, Los Angeles and Chicago with a team of more than 2,000 professionals. Currently, the Related Companies, L.P. owns and/or manages real estate assets worth over $15 billion with another $9 billion currently in development. Since 1986, The Related Companies, L.P. has developed 33 properties in Manhattan, including over 6,200 apartment units and 3 million sq. ft. of commercial space. In 2004, the Related Companies, L.P. completed the development of the Time Warner Center in New York City. The Related Companies, L.P. is a repeat sponsor of a Deutsche Bank borrower.

The Related Group of Florida, Inc., founded in 1979 by Chairman and CEO Jorge M. Pérez, has built and managed more than 55,000 condominium and apartment residences in major markets throughout Florida. The Related Group of Florida, Inc. has a current development portfolio that includes projects valued in excess of $10 billion.

The Property.    The 85 Tenth Avenue Property is an 11-story Class “A” office/retail building situated on a 1.05-acre land parcel located in the Chelsea district of Manhattan, New York. The 85 Tenth Avenue Property contains 601,548 sq. ft. of net rentable area (“NRA”) that is allocated between office and retail space as follows: (i) 560,000 sq. ft. of office space (93.1% NRA); (ii) 30,572 sq. ft. of retail space (5.1% NRA); and (iii) 10,976 sq. ft. of storage space (1.8% NRA). The 85 Tenth Avenue Property offers 56,000 sq. ft. floor plates, as well as 14-foot ceilings and oversized windows. The 85 Tenth Avenue Property offers views of the Hudson River including views of the harbor, New Jersey’s Hudson Waterfront, and the Statue of Liberty.

The 85 Tenth Avenue Property is currently 99.0% occupied by six office tenants and two retail tenants. The weighted average rental rate is $39.83 per sq. ft., which, according to the appraiser, is approximately 29.0% below the weighted average market rental rate of $57.89 per sq. ft. Investment grade tenants occupy approximately 75% of the NRA.

Largest Office Tenants:

GSA (224,000 sq. ft., 37.2% of NRA, $43.49 per sq. ft., rated Aaa/AAA/AAA by M/S/F). The tenant is subject to four 10-year gross leases expiring between 11/1/2013 and 06/05/2015 at a weighted average base rental rate of $43.49 per sq. ft. These leases do not provide for renewal options or any termination options, including options related to appropriations of Congress. The GSA space is occupied by the FBI-New York Police Department Joint Terrorism Task Force as a backup headquarters for the main task force facility. The GSA has invested approximately $3.7 million into its space since taking occupancy at the 85 Tenth Avenue Property.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Level 3 Communications Inc. (NASDAQ: LVLT) (112,000 sq. ft., 18.6% of NRA, $34.00 per sq. ft., rated Caa2/B–/CCC– by M/S/F). The tenant is subject to two 15-year gross leases expiring on 12/31/2017 at a rental rate of $34.00 per sq. ft. The leases are structured with contractual rent increases of $4.00 per sq. ft. on 12/31/2009 and 12/31/2013 and one 5-year renewal option at the greater of (i) fair market rent or (ii) fixed rent payable as of the expiration date. Level 3 provides telephone, internet protocol (VoIP) and telecommunication services in Europe and North America. Since taking occupancy on 12/31/2002, Level 3 has invested approximately $150 million into its space to meet the exacting technological requirements of its mission critical data and telecom facility.

State of New York, Division of State Police    (57,858 sq. ft., 9.6% of NRA, $38.10 per sq. ft., rated Aa3/AA– by M/F). The tenant is subject to a 10-year gross lease expiring on 3/31/2014 at a rental rate of $38.10 per sq. ft. The lease does not provide for renewal options. The tenant has the right to terminate this lease only if the State of New York terminates its lease at nearby Chelsea Market (40,592 sq. ft.) as a result of a decrease in federal drug enforcement funding.

Lehman Brothers (NYSE: LEH)    (57,168 sq. ft., 9.5% of NRA, $50.45 per sq. ft., rated A1/A+/A+ by M/S/F). Lehman Brothers utilizes its space as a data center that is an integral part of its data infrastructure. The tenant is subject to a 10-year gross lease expiring on 2/28/2017 at a weighted average rental rate of $50.45 per sq. ft. The lease is structured with contractual rent increases occurring on 3/1/2013 of $5.00 per sq. ft. for 56,000 sq. ft. and $2.50 per sq. ft. for 1,168 sq. ft. The lease provides for two, 5-year renewal options at fair market rent.

Moet Hennessy    (56,000 sq. ft., 9.3% of NRA, $31.62 per sq. ft., parent company LVMH Moet Hennessy Louis Vuitton rated A–/BBB by S/F). Headquartered at the 85 Tenth Avenue Property, Moet Hennessy is one of the leading importers of luxury wines and spirits in the United States. The tenant is subject to a 20-year gross lease expiring on 3/31/2021 at a rental rate of $31.62 per sq. ft. The lease is structured with yearly contractual rent increases resulting in a rental rate of $47.74 per sq. ft. at the initial lease termination date. The lease provides for one, 5-year renewal option at fair market rent.

National College Sports Network (CBS)     (56,000 sq. ft., 9.3% of NRA, $31.62 per sq. ft., parent company CBS Corporation is rated Baa3/BBB/BBB by M/S/F) is headquartered at the 85 Tenth Avenue Property and is comprised of two primary business units: College Sports TV, an independent cable network, and CSTV.com, an online destination for sports news and scores. The tenant is subject to a 10-year gross lease expiring on 8/31/2015 at a rental rate of $31.62 per sq. ft. The lease is structured with yearly contractual rent increases resulting in a rental rate of $41.38 per sq. ft. at the initial lease termination date. The lease provides for one, 5-year renewal option at the greater of (i) fixed rent with a 2% increase for each year of the renewal term and (ii) 95% of the fair market rent with a 2% increase for each year of the renewal term.

Restaurant Tenants:

Del Posto    (21,240 sq. ft., 3.5% of NRA, $45.78 per sq. ft.). The tenant is subject to two 25-year gross leases expiring on 1/31/2030 at a weighted average rental rate of $45.78 per sq. ft., excluding 11,302 sq. ft. of basement space which is leased rent free. The lease is structured with contractual rent increases of $4.69 per sq. ft. every five years. Del Posto’s owner, an award winning chef, Mario Batali, has invested over $8,000,000 ($403 per sq. ft.) in the build-out of the space. In addition to the restaurant, the space also acts as a catering facility which can host private functions for up to 250 people on the lower level. As of June 10, 2007, the tenant signed an additional lease for expansion space on the ground floor level and basement expiring on 1/31/2030. The expansion lease is structured at a minimum fixed rent of $250,000 per annum ending on April 30, 2008, with contractual rent increases of 3.0% thereafter. The expansion lease provides for percentage rent in the amount of 7.0% of the excess gross sales as further described in the lease. The landlord is required to contribute to the tenant’s construction allowance amounts up to $350,000 for direct hard costs and $25,000 for soft costs.

Craftsteak New York    (11,088 sq. ft., 1.8% of NRA, $63.00 per sq. ft.). The tenant is subject to a 15-year modified gross lease expiring on 2/9/2021 at a weighted average rental rate of $63.00 per sq. ft. which excludes 3,138 sq. ft. of basement space which is leased at $2.22 per sq. ft. The lease is structured with contractual rent increases of 8.7% every three

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

years. The owner of the restaurant, Tom Colicchio, was selected by Food & Wine Magazine as one of the top ten “Best New Chefs” in the United States for his management of the Mondrian restaurant .

The Market.    The 85 Tenth Avenue Property is situated in the West Chelsea/Meatpacking District, which continues to experience significant enhancement and development. The neighborhood includes the Chelsea Market, the Gansevoort Hotel, the Soho House Hotel, the Maritime Hotel, Chelsea Piers, the new Frank Gehry designed IAC/InterActiveCorp office building, high-end retail boutiques and art galleries, and several well known restaurants and bars. Additionally, the High Line, a 75-year-old elevated railway that hovers over the Meatpacking District, is being redeveloped into a 1.45-mile long elevated public park which is expected to open in 2008. A portion of the High Line will connect directly into the 85 Tenth Avenue Property. Additional development in the area that is currently underway includes the Standard Hotel being developed by André Balazs, which will straddle the High Line and the Caledonia, a high-end condo development being completed by The Related Companies, L.P. which is sold out.

The 85 Tenth Avenue Property occupies the entire block bounded by 10th Avenue, 11th Avenue, West 15th Street and West 16th Street in the Chelsea submarket of the Midtown South office market in Manhattan. The Midtown South office market has an office inventory of approximately 64.0 million sq. ft. segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. The Chelsea office submarket is defined by the area north of 14th Street, south of West 34th Street and west of Avenue of the Americas (to the Hudson River). The Chelsea office submarket is the second largest of the Midtown South submarkets with approximately 14.2 million sq. ft. of inventory, as reported by Cushman & Wakefield. As of 2006, the Chelsea submarket exhibited a vacancy rate of 2.7%, which is below the overall Midtown South vacancy rate of 5.6%. The Midtown South office market contains 2.8 million sq. ft. of Class “A” office space with a vacancy rate of 3.9% as of the first quarter of 2007. This represents an improvement from the 2006 vacancy rate of 5.2%.

The 85 Tenth Avenue Property competes with the greater Midtown South office market rather than the Chelsea office market due to its large floor plates, infrastructure, amenity base, and the lack of Class “A” office inventory in the Chelsea office submarket. Class “A” office space in the Midtown South office market commanded an average gross rent of $56.53 per sq. ft. in 2006, up 14.5% from 2005, as reported by REIS. The first quarter 2007 showed a continued trend in increasing rents evidenced by an average gross rent of $59.70 per sq. ft., a 5.6% increase over 2006. Furthermore, REIS projects that gross rents in the overall Manhattan office market will increase from $51.45 per sq. ft. in 2006 to $72.78 per sq. ft. in 2011. The appraiser reports market gross rental rates per sq. ft. for the 85 Tenth Avenue Property of $45.00, $50.00, and $65.00 for floors 2-3, 4-7, and 8-11, respectively. The appraiser assigned a weighted average market rent for the 85 Tenth Avenue Property of $56.62 per sq. ft. The appraiser determined that the market rental rate for the retail space at the 85 Tenth Avenue Property is $150.00 per sq. ft., which is 65.6% above the in-place retail rent at the 85 Tenth Avenue Property of $51.67 per sq. ft.

Within the Chelsea submarket, Cushman & Wakefield identified five buildings deemed to be directly competitive with the 85 Tenth Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The chart below summarizes the relevant statistics for the five competitive buildings:

Directly Competitive Office Buildings
	Office Area (Sq. Ft.)	Vacancy (Sq. Ft.)	% Occupied (Total)	Direct Asking Rent
Property				Low	High
111 Eighth Avenue	2,300,000	8,251	99.02%	$54.00	$65.00
75 Ninth Avenue	1,200,000	22,638	98.11	50.00	50.00
450 West 33rd Street	1,500,000	—	96.14	N/A	N/A
345 Hudson Street	550,000	112,000	94.99	44.00	44.00
75 Varick Street	1,003,920	167,669	85.48	45.00	65.00
Total/Wtd. Avg.	6,553,920	310,558	95.26%	$44.00	$65.00

Source: Cushman & Wakefield

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The appraiser, Cushman & Wakefield, determined that the competitive set exhibits a rental rate range from $44.00 to $65.00 per sq. ft. and an average occupancy of 95.3%. By comparison, the 85 Tenth Avenue Property is 99.0% occupied and has a weighted average rental rate of $40.06 per sq. ft., 32.3% below the market rate of $57.89 per sq. ft., as determined by the appraiser.

Property Management.    The 85 Tenth Avenue Property is managed by Related Management Company, L.P., an affiliate of the borrower.

Cash Management.    The 85 Tenth Avenue Loan is structured with a hard lockbox and in-place cash management. The tenants of the 85 Tenth Avenue Property have been instructed to send rent payments directly to a lender controlled account. Each month, amounts in this account will be applied in the following order of priority:

(i)	monthly escrows for taxes and insurance;

(ii)	monthly scheduled debt service payments on the 85 Tenth Avenue Loan;

(iii)	monthly budgeted operating expenses (including a management fee not to exceed 2% of operating income);

(iv)	from and after July 1, 2012, funds will be deposited into a monthly reserve for capital expenditures (“Monthly Cap Ex Reserve”) in the amount of $0.25 per annum per rentable sq. ft.;

(v)	provided no event of default has occurred, funds in the amount equal to the debt service of the senior mezzanine loan; and

(vi)	all remaining funds will be deposited into a reserve for tenant improvements and leasing commissions (the “TI and Leasing Reserve”).

Initial Reserves.    At the 85 Tenth Avenue Loan closing, the borrower deposited (i) $1,529,430 into a tax reserve, (ii) $173,080 into an insurance reserve account, (iii) $500,000 into the TI and Leasing Reserve and (iv) $6,500,000 in the Cash Flow Deficit reserve. The Cash Flow Deficit Reserve may be used to cover debt service shortfalls on the 85 Tenth Avenue Loan and the $75 million senior mezzanine loan (described below under “Current Mezzanine or Subordinate Indebtedness”).

Monthly Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $254,905 into a monthly tax reserve account, (ii) $28,847 into a monthly insurance reserve account and (iii) commencing July 1, 2012, and ending at the 85 Tenth Avenue Loan maturity, 1/12 the product of $0.25 and the square footage of the 85 Tenth Avenue Property into the Monthly CapEx Reserve account. The Sponsor provided a $754,480 guaranty in lieu of Monthly CapEx Reserve amounts prior to July 1, 2012 (the “CapEx Guaranty”).

Master Leases.    The Sponsor has executed two master leases, each with an annual rent of $150,000 to cover rental income related to signage contracts. The master leases are structured with annual contractual rent increases of 3.0% per annum and expire on May 31, 2017. The Sponsor has the right to terminate the master leases only if the building is damaged by fire or other casualty and the estimated time to substantially complete the repair of such damage exceeds nine months from the date of the estimate.

Guaranty.    The Sponsor provided a $10.0 million joint and several guaranty for tenant improvements and leasing commissions (“the TI/LC Guaranty”). The guaranty will be reduced (a) on a dollar-for-dollar basis by the amount collected from excess cash flow and deposited into the TI and Leasing Reserve that exceeds $1.5 million, and (b) by 75% of every dollar expended by borrower on TI/LC at the 85 Tenth Avenue Property. In addition to the TI/LC Guaranty, the Sponsor has also provided a $754,480 CapEx Guaranty as described under “Monthly Reserves” above.

Current Mezzanine or Subordinate Indebtedness.    Contemporaneously with the closing of the 85 Tenth Avenue Loan, GACC (and its affiliates) and Vornado Realty Trust provided $145.0 million of mezzanine financing secured by 100% of

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

the Sponsor’s equity interest in the borrower. The mezzanine financing is split into three portions as follows: (i) a $75.0 million senior mezzanine loan is currently held by Landesbank Baden-Wuerttemberg; (ii) a $35.0 million junior 1 mezzanine loan provided by affiliates of GACC and Vornado Realty Trust; and (iii) a $35.0 million junior 2 mezzanine loan provided by Vornado Realty Trust. The mezzanine loans are governed by an intercreditor agreement that provides, among other things, (i) that the mezzanine loans are subject and subordinate to, and co-terminous with, the 85 Tenth Avenue Loan Combination, (ii) the mezzanine borrowers have an ability to cure defaults under the 85 Tenth Avenue Loan Combination and (iii) the mezzanine borrowers have the right to purchase the 85 Tenth Avenue Loan Combination at par together with all accrued interest and other amounts due thereon after (a) acceleration, (b) the commencement of any enforcement action or (c) if the mortgage loan becomes a “specially serviced mortgage loan” as a result of a monetary event of default that the special servicer determines may result in an impairment of the 85 Tenth Avenue Loan Combination. The mezzanine loans are not assets of the trust fund. The interest due on the junior 1 mezzanine loan and the junior 2 mezzanine loan may be deferred until maturity. Interest on the senior mezzanine loan may not be deferred.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

85 Tenth Avenue
85 10th Avenue
New York, NY 10011
CHELSEA
MEAT PACKING DISTRICT
WEST VILLAGE
Hudson River
W 23RD STREET
W 14TH STREET
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
ELEVENTH AVENUE
HUDSON STREET
WEST STREET
GENERAL THEOLOGICAL SEMINARY
CHELSEA PIERS SPORTS COMPLEX
99 TENTH
85 TENTH
75 NINTH CHELSEA MARKET
111 EIGHTH
ROBERT FULTON HOUSES
JUNIOR HIGH SCHOOL 70
CHARLES EVANS HUGHES HIGH SCHOOL
ST. PETER'S ATLANTIC CHURCH THEATER
DEPARTMENT OF SANITATION
PIER 57
PIER 53
PIER 51
ABINGTON SQUARE
JACKSON SQUARE
WESTBETH ARTIST HOUSING
MAPS © 2007 CARTIFACT, LOS ANGELES

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

[THIS PAGE INTENTIONALLY LEFT BLANK]

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

Mortgage Loan Information
Loan Seller:	CGM
Loan Purpose:	Acquisition

Original Balance:	$70,000,000
Cut-Off Date Balance:	$70,000,000
% by Initial UPB:	3.34%
Interest Rate:	6.2553%
Payment Date:	6th of each month
First Payment Date:	August 6, 2007
Maturity Date:	July 6, 2012
Amortization:	Interest Only
Call Protection:	Lockout for 24 months from the securitization date, then prepayment with (i) the greater of yield maintenance or 1% of the then outstanding loan amount or (ii) defeasance permitted thereafter. On and after April 6, 2012 prepayment permitted without penalty.
Sponsor:	JP Morgan Investment Management Inc. and Philip Waterman III
Borrower:	130 Prince Associates, LLC
Additional Subordinate Financing:	None
Lockbox / Cash Management:	Hard / In-place
Initial Reserves:	None
Monthly Reserves(1):	Tax:	Springing
	Insurance:	Springing
(1)	See “Reserves” herein for additional detail.

Financial Information
Cut-Off Date Loan Balance / Sq. Ft.:	$905
Balloon Balance / Sq. Ft.:	$905
Cut-Off Date LTV:	62.5%
Balloon LTV:	62.5%
Underwritten DSCR(1):	1.20x
(1)	Reflects rents under Estee Lauder renewal and expansion lease to take effect November 2008, with respect to 19,900 sq. ft. of space currently leased to Estee Lauder and 32,600 sq. ft. of space currently leased to Arnell Group, LLC (the additional 12,378 sq. ft. of space under the renewal and expansion lease is due to remeasuring). Underwritten Net Operating Income, Underwritten Net Cash Flow, and Underwritten DSCR are based in part on an averaging of rents payable by Estee Lauder under its renewal and expansion lease over the loan term rather than the current rents under the current Estee Lauder and Arnell Group, LLC leases, which are lower.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1925 / 1989
Total SF:	77,378
Property Management:	Waterman Properties, LLC (a borrower affiliate)
Occupancy (6/13/2007)(2):	100.0%
Underwritten Net Operating Income(1):	$5,334,650
Underwritten Net Cash Flow(1):	$5,309,744
Appraised Value:	$112,000,000
Appraisal Date:	June 13, 2007
(2)	Includes the space leased by Melru Corporation which is currently dark.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

Tenant Information
Tenant	Ratings (S/M/F)(1)	Total Sq. Ft.	% of Total Sq. Ft.	% of Base Rent	Lease Exp. Date	Rent Per Sq. Ft.	Extension Options
Estee Lauder(2)	A/A2/NR	64,878	83.8%	56.8%	10/31/2018	$59.03	1, 5-year option
Swiss Army Retail, Inc.	NR	3,525	4.6%	15.3%	6/30/2011	292.93	1, 5-year option
Stuart Moore, Ltd.	NR	2,049	2.6%	5.9%	6/30/2009	192.89	None
True Religion Apparel(3)	NR	2,004	2.6%	6.9%	6/30/2016	231.29	None
Melru Corporation(4)	NR	1,993	2.6%	6.9%	6/30/2011	234.17	None
Devanlay Retail Group	NR	1,479	1.9%	4.4%	1/31/2015	200.85	None
Georg Jensen, Inc.	NR	1,450	1.9%	3.8%	1/31/2009	176.69	1, 5-year option
Total/Weighted Average		77,378	100.0%	100.0%		$87.12
(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)	Tenant recently executed a renewal and expansion which is scheduled to commence in November 2008. Arnell Group, LLC currently occupies 32,600 SF of office space at the 130 Prince Street Property through June 2008. Estee Lauder currently leases 19,900 SF and will expand into all of the office space occupied by Arnell Group, LLC after Arnell Group, LLC’s lease expires. The square footage and lease terms in the table above represent the remeasured expanded space and rent under the Estee Lauder renewal and expansion lease to take effect in November 2008.
(3)	True Religion Apparel has a one time right to terminate their lease on 7/1/11 with payment of certain termination fees.
(4)	Melru Corporation subleases the space to Arche, Inc. through June 2009. Arche, Inc has executed a lease directly with the borrower to take over the space as the primary tenant from July 2009 through June 2011. The Rent per sq. ft. reflects rent paid by Melru Corporation under its lease and certain rent paid by Arche, Inc. to the borrower under its sublease. Neither tenant nor subtenant occupies the space. Space is currently dark .

Rollover Schedule(1)(2)
Year of Expiration	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Base Actual Rent/ Sq. Ft.	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
2007	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2008	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2009	2	3,499	4.5%	3,499	4.5%	$186.17	9.7%	9.7%
2010	0	0	0.0%	3,499	4.5%	$0.00	0.0%	9.7%
2011	2	5,518	7.1%	9,017	11.7%	$271.71	22.2%	31.9%
2012	0	0	0.0%	9,017	11.7%	$0.00	0.0%	31.9%
2013	0	0	0.0%	9,017	11.7%	$0.00	0.0%	31.9%
2014	0	0	0.0%	9,017	11.7%	$0.00	0.0%	31.9%
2015	1	1,479	1.9%	10,496	13.6%	$200.85	4.4%	36.3%
2016	1	2,004	2.6%	12,500	16.2%	$231.29	6.9%	43.2%
2017	0	0	0.0%	12,500	16.2%	$0.00	0.0%	43.2%
Thereafter	1	64,878	83.9%	77,378	100.0%	$59.03	56.8%	100.0%
Vacant		0	0.0%	77,378	100.0%
Total:	7	77,378	100.0%
(1)	Assumes no tenant exercises an early termination option.
(2)	Reflects rents, square footage, and lease expiration under Estee Lauder renewal and expansion lease to take effect November 2008, with respect to 19,900 sq. ft. of space currently leased to Estee Lauder and 32,600 sq. ft. of space currently leased to Arnell Group, LLC (the additional 12,378 sq. ft. of space under the renewal and expansion lease is due to remeasuring).

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

130 Prince Street Loan

The Loan.    The 130 Prince Street Loan (the “130 Prince Street Loan”) is a $70,000,000, 5-year loan secured by a first mortgage on the borrower’s fee simple interest in a 77,378 sq. ft. retail/office property located in New York, New York (the “130 Prince Street Property”). The 130 Prince Street Loan has a 5-year term, accrues interest at a fixed rate equal to 6.2553%, and requires interest only payments throughout the 5-year loan term. The loan proceeds were used by the borrower to acquire 130 Prince Street Property for a total purchase price including closing costs of approximately $114.5 million. The borrower currently maintains approximately $44.5 million or 38.9% of cash equity in the 130 Prince Street Property.

The Borrower.    The borrower, 130 Prince Associates, LLC, is a Delaware limited liability company, a single purpose entity, with an independent director, that owns no material assets other than the 130 Prince Street Property. A non-consolidation opinion was delivered at origination. The sponsors of the 130 Prince Street Loan are JP Morgan Investment Management Inc. and Philip Waterman III.

The borrower is owned 95% by Excelsior II LLC and 5% by Waterman Interests, LLC. Excelsior II is a fund managed by JP Morgan Investment Management Inc. JP Morgan Investment Management Inc. is a leading global investment manager delivering financial expertise and solutions to corporations, governments, municipalities, endowments, foundations and individuals worldwide. The Fund was recently formed in 2005 with a $450 million equity commitment from three pension funds - NY Common Retirement Fund, New York State Teachers Retirement System, and the State of Wisconsin Retirement Board. The focus of the fund is on value-added real estate in the New York City Metropolitan Area.

Waterman Interest LLC is 100% owned by Philip Waterman III. The company was formed by two individuals, Philip Waterman III and Eric Herland, who were employed by Reckson Associates Realty Corporation. Mr. Waterman managed the New York City division of Reckson Associates. Mr. Waterman has more than 20 years of real estate experience.

The Property.    The 130 Prince Street Property consists of a five-story, Class “B” mixed use retail/office building containing 77,378 total rentable sq. ft. situated on a 0.29-acre site. The 130 Prince Street Property was originally constructed in 1925 and fully renovated in 1989. The Property is currently undergoing an expansion of the office space to accommodate the renewal of the Estee Lauder lease, which is scheduled for completion in November 2008. The 130 Prince Street Property is situated in the prestigious South of Houston (“SoHo”) neighborhood of Manhattan, New York within the New York Core Based Statistical Area. The 130 Prince Street Property includes both office and retail space. The office component of the subject property contains approximately 64,878 sq. ft. throughout floors two through five. The retail component contains approximately 12,500 sq. ft. throughout the ground floor. As of June 13, 2007, the 130 Prince Street Property was 100% leased by six retail tenants and two office tenants. Estee Lauder has executed a renewal and expansion lease for the entire office space at the 130 Prince Street Property which is scheduled to commence in November 2008.

Significant Tenants.

Estee Lauder    (64,878 sq. ft., 83.8% of NRA, $59.03 per sq. ft., rated A2/A/NR) The tenant is subject to a 10-year modified gross lease expiring on October 31, 2018 at a base rent of $59.03 per sq. ft. with contractual rent steps. The lease provides for one, five-year renewal option. The lease does not provide for an early termination option and a go dark provision. The lease is guaranteed by The Estee Lauder Companies Inc. (NYSE: EL), which is rated by Moody’s A2 and A by S&P. Estee Lauder sells cosmetics, fragrances, and skin care products in approximately 130 countries worldwide through department stores, company stores and specialty retailers. Estee Lauder currently captures approximately half of all U.S. prestige cosmetic sales. For the trailing-12 month period ending March 31, 2007, Estee Lauder reported $409 million net income on $6.9 billion in sales.

Swiss Army Retail, Inc.    (3,525 sq. ft., 4.6% of NRA, $292.93 per sq. ft.) The tenant is subject to a 10-year modified gross lease expiring on June 30, 2011 at a base rent of $292.93 per sq. ft. with contractual rent steps. The lease provides for one, five-year renewal option. The lease does not provide for an early termination option and a go dark provision. Victorinox Swiss Army, Inc. is the only marketer of the world-famous Swiss Army knife in the United States, Canada and the

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

Caribbean. The store at 130 Prince Street is a flagship store operated by the parent company, selling clothing, luggage, and watches in addition to a large assortment of pocket knives.

Stuart Moore, Ltd.    (2,049 sq. ft., 2.6% of NRA, $192.89 per sq. ft.) The tenant is subject to a 12-year modified gross lease expiring on July 31, 2009 at a base rent of $192.89 per sq. ft. with contractual rent steps. The lease does not provide for renewal options nor does the lease provide for an early termination option and a go dark provision. Stuart Moore, Ltd engages in the design, manufacture, and retail of fine jewelry. In addition to the subject, Stuart Moore has two additional galleries; in Newport Beach and San Francisco.

The Market.    The 130 Prince Street Property is located on the southwest corner of Prince and Wooster Streets, New York City, New York County, New York. It is located in the SoHo neighborhood of downtown Manhattan. The SoHo neighborhood has evolved from an area known for its artistic population to a top retail location showcasing some of the world’s most famous retailers. Moreover, many architectural firms, advertising agencies, publishers, fashion related and small office firms have also chosen SoHo as an affordable alternative to the higher priced primary office space in Midtown and downtown.

According to Cushman and Wakefield, the Midtown South office market contained a total inventory of 64.3 million sq. ft. as of the 2nd quarter 2007. The vacancy rate at the end of the quarter was 3.5%. The average asking rent was $42.31 per sq. ft. modified gross. The 130 Prince Property is part of the SoHo office submarket. The SoHo office submarket contained a total inventory of 3.8 million sq. ft. as of the 2nd quarter 2007. The vacancy rate at the end of the quarter was 1.2%. The average asking rent was $52.68 per sq. ft. modified gross.

The appraiser identified six modified gross office leases that ranged between $44.00 per sq. ft. to $56.34 per sq. ft., with an average of $51.14 per sq. ft. The concluded office rent of $60 per sq. ft. reflects the limited available office space in the subject’s neighborhood, recent leasing activity at the subject property, and the overall condition of the subject property.

The 130 Prince Street Property is part of the SoHo retail submarket. According to Cushman and Wakefield, the SoHo retail submarket contained a total inventory of 553 units as of the 3rd quarter 2007. The average retail unit size was 3,407 sq. ft. The vacancy rate at the end of the quarter was 9.0%. The average asking rent was $271 per sq. ft. modified gross.

The appraiser identified six modified gross retail leases that ranged between $285.00 per sq. ft. to $450.00 per sq. ft., with an average of $337.00 per sq. ft. The concluded retail rent of $350 per sq. ft. was based on recent leasing activity and the quality of the location.

The appraiser concluded a 4.5% vacancy rate for the subject property.

Property Management.    The 130 Prince Street Property is managed by Waterman Properties LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The 130 Prince Street Loan is structured with a hard lockbox and in-place cash management. The tenants of the 130 Prince Street Property have been instructed to send rent payments directly to a lender controlled account each month.

Reserves.    Following an event of default, Lender may require borrower to establish a tax and insurance reserve to be funded monthly.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

130 Prince Street
New York, NY 10012
WASHINGTON SQUARE PARK
WASHINGTON SQUARE SOUTH
WEST HOUSTON STREET
BLEECKER STREET
PRINCE STREET
SPRING STREET
BROOME STREET
GRAND STREET
GREENWICH VILLAGE
SOHO
NOHO
HUDSON SQUARE
NYU WASHINGTON SQUARE VILLAGE
NYU SILVER TOWERS
NYU SPORTS CENTER
LITTLE RED SCHOOLHOUSE
ST. ANTHONY'S SCHOOL
ST. ANTHONY OF PADUA
FATHER DEMO SQUARE
SOHO SQUARE
1 HUDSON SQUARE
THOMPSON HOTEL
SOHO GRAND HOTEL
MERCER HOTEL
UPPER WEST SIDE
CENTRAL PARK
UPPER EAST SIDE
WEST SIDE
EAST SIDE
GARMENT DISTRICT
MURRAY HILL
GRAMERCY
STUYVESANT TOWN
WEST VILLAGE
GREENWICH VILLAGE
EAST VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
TRIBECA
CHINATOWN
FINANCIAL DISTRICT
HUDSON RIVER
EAST RIVER
NEW JERSEY
NEW YORK

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Original TMA Balance(1):	$58,000,000
Cut-Off TMA Date Balance:	$58,000,000
Shadow Rating:	Baa3/AA (M/S)
% by Initial UPB:	2.77%
Interest Rate:	6.1400%
Payment Date:	1st of each month
First Payment Date:	April 1, 2007
Maturity Date:	March 1, 2012
Amortization:	Interest Only
Call Protection:	Lockout until March 1, 2009, then prepayment with yield maintenance is permitted. On or after December 1, 2011, prepayment is permitted without penalty.
Sponsor(2):	Stellar Management (Laurence Gluck)
Borrower(3):	Stellar GT Borrower LLC; VFF TIC Borrower LLC; Stellar GT Lessee Borrower LLC
Pari Passu Debt(1):	Yes
Additional Subordinate Financing(4):	$60.0 million B Note $30.0 million Mezzanine Loan
Lockbox / Cash Management:	Hard / In-Place
Initial Reserves:	Debt Service(5):	$14,650,000
	Base Building Improvement(6):	$34,265,000
	Taxes:	$618,039
	Insurance:	$111,558
Monthly Reserves:	Taxes:	$103,006
	Insurance:	$24,285
(1)	The original Trust Mortgage Asset (“TMA”) amount of $58,000,000 represents a portion a $125,000,000 senior loan (the “Senior Loan”) evidenced by the TMA and a $67,000,000 pari passu A Note. The Senior Loan is part of a $185,000,000 whole loan (the “Loan Combination”), evidenced by the Senior Loan and a $60,000,000 subordinate B Note. Only the TMA is included in the trust. The $67,000,000 pari passu A Note was included in the COMM 2007-C9 mortgage trust. See “The Loan” section herein for additional information.
(2)	Recourse guaranty from Laurence Gluck is capped at $10 million.
(3)	The transaction is structured using a State of Maryland Indemnity Deed of Trust. See “The Borrower” section herein for additional information.
(4)	See “Current Mezzanine of Subordinate Indebtedness” section herein for additional information.
(5)	At closing, the borrower deposited $14,650,000 into a Debt Service Reserve, which funds may be used to cover debt service shortfalls under the Georgian Towers Loan Combination and the mezzanine loan. See the “Initial Reserves” section herein for additional information.
(6)	At closing, the borrower deposited $34,625,000 into a Base Building Improvement Reserve, which funds will be used to renovate the Georgian Towers property. See the “Initial Reserves” section herein for additional information.

Financial Information (1)
	TMA(1)	Loan Combination
Cut-Off Date Balance / Unit:	$140,449	$207,865
Balloon Balance / Unit:	$140,449	$207,865
Cut-Off Date LTV(2):	55.1%	81.6%
Balloon LTV(2):	55.1%	81.6%
Underwritten DSCR(3):	1.83x	1.24x
(1)	Financial information is based on the Senior Loan unless otherwise specified.
(2)	The Cut-Off Date LTV and the Balloon LTV for the Loan Combination based on the stabilized appraised value of $298,300,000 (as of 2/1/2011) is 62.0%.
(3)	The Underwritten DSCR is based on projected cash flow for 2009, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved, the Underwritten DSCR will be negatively affected. The DSCR calculated based on the in-place net cash flow is 0.73x and 0.49x for the Senior Loan and Loan Combination, respectively. If the Base Building Improvement Reserve is deducted from the Senior Loan balance, such DSCR would be 1.00x and 0.60x for the Senior Loan and Loan Combination, respectively.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily
Collateral(1):	Fee Simple
Location:	Silver Spring, MD
Year Built / Renovated:	1968 / 2006
Number of Units:	890
Property Management:	Riverstone Residential NE, LLC
Occupancy (9/18/2007)(2):	89.6%
Underwritten Net Operating Income(3):	$14,489,867
UW Net Cash Flow(3):	$14,267,367
Appraised Value:	$226,700,000
Appraised Value Date:	February 28, 2007
(1)	The borrowers’ interest is overlapping fee and leasehold.
(2)	Reflects the occupancy for the multifamily component of the Georgian Towers Property, which features 890 units. The Georgian Towers Property features 28,730 sq. ft. of commercial space at an occupancy of 76.5%.
(3)	The Underwritten Net Operating Income and the Underwritten Net Cash Flow are based on projected cash flow for 2009, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved, the UW Net Operating Income and Underwritten Net Cash Flow will be negatively affected. The DSCR calculated based on the in-place net cash flow is 0.73x and 0.49x for the Senior Loan and Loan Combination, respectively. If the Base Building Improvement Reserve is deducted from the Senior Loan balance, such DSCR would be 1.00x and 0.60x for the Senior Loan and Loan Combination, respectively.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

The Loan.    The Georgian Towers loan (the “Georgian Towers Loan”) is a $58.0 million, 5-year interest only fixed rate loan secured by a first priority Indemnity Deed of Trust (“IDOT”) in the property owners’ (as defined below) overlapping fee and leasehold interest in an 890-unit apartment complex located in Silver Spring, Maryland (the “Georgian Towers Property”). The Georgian Towers Loan proceeds were used to refinance the existing debt encumbering the Georgian Towers Property, fund closing costs, provide for up-front escrows and recapitalize the sponsor.

The Georgian Towers Loan is part of a $185.0 million whole loan (the “Georgian Towers Loan Combination”), which consists of the Georgian Towers Loan ($58.0 million), $67.0 million of senior pari passu indebtedness (the “Georgian Towers Senior Pari Passu Loan”) and a $60.0 million B Note (the “Georgian Towers Subordinate B Note”). The Georgian Towers Senior Pari Passu Loan and the Georgian Towers Subordinate B Note are not included in the trust. The Georgian Towers Senior Pari Passu Loan was included in the COMM 2007-C9 mortgage trust. The respective rights of the note holders of the Georgian Towers Loan Combination are governed by a co-lender agreement described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying prospectus supplement. The Georgian Towers Loan Combination is senior to a $30.0 million mezzanine loan.

The Borrower.    The borrowers under the Georgian Towers Loan Combination are Stellar GT Borrower LLC, VFF TIC Borrower LLC and Stellar GT Lessee Borrower LLC, each a special purpose, bankruptcy-remote entity with two independent directors (collectively, the “Borrowers”). Under the IDOT structure, the fee interest in the Georgian Towers Property is held by Stellar GT Borrower LLC and VFF TIC Borrower LLC (the “Fee Owners”), and the leasehold interest is held by Stellar GT Lessee Borrower LLC (the “Leasehold Owner” and together with the Fee Owners, the “Property Owners”). The Borrowers are responsible for the monetary obligations under the Georgian Towers Loan Combination, and the Property Owners are loan guarantors of the Borrowers’ monetary obligations under the Georgian Towers Loan Combination.

Stellar Management is the Georgian Towers Loan sponsor. The non-recourse carveout guaranty is provided by Laurence Gluck, the principal of Stellar Management. The guaranty is capped at $10.0 million.

Stellar Management (“Stellar” or “the Company”) is an owner-operator of more than 16,000 apartment units and approximately 3 million square feet of office space in the metropolitan New York City, Washington DC, San Francisco and South Florida markets. Founded in 1986, Stellar is one of the most successful value-added owners in the country. The Company purchased over $3.0 billion of residential and commercial real estate over the 2002-2006 period. Stellar’s principals have considerable experience in the identification of under-performing/under-marketed real estate assets. Stellar has repositioned multifamily properties including Independence Plaza (1,333 units located in the Tribeca area of Manhattan), the Villas Parkmerced (3,221 units located in San Francisco, California), and Riverton Apartments (1,221 units located in the Historic Harlem area of Manhattan). Stellar is a repeat sponsor of a Deutsche Bank borrower.

The Property.    The Georgian Towers Property is a 749,714 sq. ft. high-rise apartment complex that offers 890 apartment units and 28,730 sq. ft of commercial space. The Georgian Towers Property is comprised of two connected 14-story buildings situated on a 3.25-acre land parcel in Silver Spring, Montgomery County, Maryland. The commercial space is situated at the base of the Georgian Towers Property and features a mix of local tenants such as a deli, a Chinese restaurant, a wine store, an insurance agent and a drop-off site for a drycleaner. The Georgian Towers Property also features an underground parking garage offering 596 parking spaces. As of September 18, 2007, the Georgian Towers Property had a multifamily occupancy of 89.6% and a commercial occupancy of 76.5%. The Georgian Towers Property was developed in 1968 with a major renovation/repositioning plan expected to commence by December 2007 (see “Planned Improvements” below). Upon completion of the below-described renovations, the Georgian Towers Property will offer amenities such as 24-hour concierge service, a 3,000 sq. ft. fitness center, a fully equipped business center and will be the only multifamily property in the Washington DC metro area to offer a rooftop sun-deck with a swimming pool. The Georgian Towers Property unit mix is shown in the table below.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

Unit Mix
	# Units	Occupied Units(1)	Avg. Sq. Ft. Per Unit(2)	Monthly Rent (3)	Yearly In-Place Rent Per Sq. Ft.(3)	Renovated Rent(4)	Renovated Rent Per Sq. Ft. (4)
Studio	220	184	480	$1,077	$26.92	$1,321	$33.01
One Bedroom	500	467	819	$1,286	$18.84	$1,779	$26.06
Two Bedroom	168	144	1,203	$1,684	$16.80	$2,232	$22.27
Three Bedroom	2	2	1,850	$1,959	$12.70	$3,053	$19.80
Total/Wtd. Avg.	890	797	810	$1,311	$19.42	$1,754	$25.98
(1)	Based on a rent roll dated September 18, 2007.
(2)	Weighted average unit size.
(3)	Based on in-place rents as of the rent roll dated September 18, 2007.
(4)	Based on the appraiser’s projected renovated rents.

Planned Improvements.    Since acquiring the Georgian Towers Property in April 2004 for a purchase price of $90.0 million, the Property Owners have invested approximately $11.25 million ($12,640 per unit) in capital expenditures and as a result improved the quality of the Georgian Towers Property from a Class “C” to a Class “B” asset and increased rents by approximately 34.7%. The Property Owners have budgeted approximately $35.1 million ($39,438 per unit) to fund a renovation plan that is designed to further reposition the Georgian Towers Property into a Class “A” asset. The repositioning is anticipated to increase rent per sq. ft. from current in-place rents by approximately 33.8% on a weighted average basis, as can be seen in the table above. The budgeted cost for the unit renovations is approximately $14.3 million ($16,000 per unit). Unit renovations will include new kitchens with tile floors, granite counter tops, the installation of individual washer/dryers and renovated bathrooms. The budgeted cost for the physical plant enhancements is approximately $20.7 million ($23,258 per unit) and includes the replacement of all windows and balcony doors, improved signage, and the renovation of all of the corridors and common areas. The budgeted cost for these enhancements includes a $2.0 million renovation of the roof top with a landscaped sundeck with a swimming pool, as well as a 3,000 sq. ft. fitness center, a fully-equipped business center with high-speed internet access and a large community room.

It is anticipated that the Property Owners will complete the renovation plan within three years of the Georgian Towers Loan closing date. Since there are no rent stabilized or government regulated units at the Georgian Towers Property, the Property Owners should be able to renovate units as they become vacant without restriction. Unit renovations are expected to commence by December 2007. It is anticipated that the renovation rate will be 20 units per month for the first three months and 40 units per month thereafter. This plan would result in the completion of 420 units (47.2%) by November 2008 and the remaining 470 units by November 2009.

Market.    The Georgian Towers Property is located in the affluent Silver Spring, MD Central Business District, just two blocks from the Silver Spring Metro-rail Station, the second busiest metro station in the Washington DC MSA. The Georgian Towers Property is less than a 10-minute drive from Washington DC, less than 8 miles from the White House and only 12 miles from Reagan Washington National Airport. The nearby Silver Spring Metro-rail station also serves as a major connector for the Metro-rail system. Buses pick up and drop off passengers at the subway station. The Georgian Towers Property’s proximity to major highways and the train station provides residents with easy access to various employment, shopping, entertainment and recreational opportunities throughout the Silver Spring and Metropolitan Washington DC areas.

In 1998, Silver Spring, Maryland initiated the Downtown Silver Spring Redevelopment Project. The three phase redevelopment project includes $400 million in public and private funding. The first two phases have already been completed. Phase I included the construction of a 70,000 sq. ft. neighborhood shopping center (anchored by a 35,000 sq. ft. Whole Foods grocery store). Phase II included the construction of a retail/entertainment complex that

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

is anchored by a 20-screen, stadium style movie theater complex with over 5,000 seats. Phase II of the redevelopment project is located in Silver Circle, an entertainment area that includes retail stores and restaurants such as Borders Books and Music, Macaroni Grill, Panera Bread, Austin Grill and Pier 1 Imports. Phase III of the redevelopment plan is anticipated to include a mixed-use complex featuring 250,000 sq. ft. of office space, 160 apartment units and 150 hotel rooms. The continued redevelopment of downtown Silver Spring is expected to bring additional new jobs to the area and provide residents with added community amenities. Other development in the area includes Discovery Communications’ recently-built world headquarters facility just two blocks from the Georgian Towers Property. Furthermore, the Food and Drug Administration is consolidating its headquarters into a Class “A” office complex located four miles from the Georgian Towers Property. This facility is expected to bring over 7,700 jobs to the area by 2012.

In 2006, the population within a one, three and five-mile radius of the Georgian Towers Property was 28,552, 199,900, and 536,399, respectively. During the same period, the median income within a one, three and five-mile radius of the Georgian Towers Property was $59,981, $63,685 and $65,191, respectively.

The Georgian Towers Property is located in the Suburban Maryland multifamily market. According to REIS, as of the 1st Quarter 2007, the Suburban Maryland multifamily market contained a Class “A” inventory of 50,250 apartment units with an average vacancy rate of 4.7%. The Georgian Towers Property is further located in the Silver Spring multifamily submarket. According to REIS, as of the 1st Quarter 2007, the Silver Spring multifamily submarket contained a Class “A” inventory of 2,221 units with an average vacancy rate of 3.6%. Within the subject’s submarket only 52 units were added to inventory since 2002. Over the next five years REIS projects that 1,177 units will be added to the subject’s submarket while 1,179 will be absorbed. According to REIS projections, the Silver Spring multifamily submarket will exhibit a 2.9% vacancy rate in 2011.

The appraiser identified five comparable multifamily properties that were constructed between 1967 and 1968 and range in size from 267 to 432 units. Occupancy at the comparables ranged from 95% to 100%, with an average occupancy of 98.5%. Asking rents at the comparable properties ranged from $910 to $2,000 per month.

Comparable Set – Quoted Rents
Name	Location	Occupancy	Built	Renovated	# of Units	Rent Range
The Warwick Apartments	1131 University Boulevard West	99.0%	1967	2001-2005	395	$1,100 - $2,000
Twin Towers	1110 Fidler Lane	100.0%	1966	2007	346	$1,150 - $1,840
Colesville Towers	8811 Colesville Road	NA	1967	2003	267	$1,000 - $1,602
The Blairs	1401 Blair Mill Road	95.0%	1967	2000	407	$1,049 - $1,899
Silver Spring Towers	816 Easley Street	99.0%	1968	2007	432	$910 - $1,550
Total:					1,847	$910 - $2,000

Source: Cushman & Wakefield

Property Management.    The Georgian Towers Property is managed by Riverstone Residential NE, LLC (“Riverstone Residential”). Riverstone Residential, created out of a management buyout of Trammell Crow Residential Services by two senior officers, Terry Danner and Christy Freeland, is the largest independently owned property management firm in the United States with properties under management in 19 states. Riverstone Residential has experience in the multi-family sector with more than 180 apartment communities under management. Riverstone Residential is the manager of the large scale, on-going renovation at The Enclave, a 1,119-unit high-rise apartment community located in Silver Spring, MD. The Enclave is also a property controlled by The Georgian Towers Loan sponsor.

Lockbox / Cash Management.    The Georgian Towers Loan is structured with a hard lockbox and in-place cash management. The borrower has instructed the property manager to deposit all rental payments received by the property manager into a lender-controlled cash management account within one business day of receipt. Provided no event of

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

default exists under the Georgian Towers Loan documents, excess cash flow, after funding of current debt service and reserve deposits, shall be disbursed to or at the direction of the Borrowers. Should an event of default exist, excess cash flow, after funding of operating expenses, will be held by the lender as additional collateral for the Georgian Towers Loan Combination until such time that the default is cured.

Reserves.    The Georgian Towers Loan Combination is structured with the following upfront reserves: (i) a $34,265,000 Base Building Improvement Reserve to fund renovations; and (ii) a $14,650,000 Debt Service Reserve to fund debt service shortfalls during the Georgian Towers Loan Combination term. In addition, the Georgian Towers Loan Combination is structured with ongoing monthly tax and insurance reserves (1/12th of the annual amounts).

Current Mezzanine or Subordinate Indebtedness.    The Georgian Towers Loan Combination includes the Georgian Towers Subordinate B Note (with a principal balance of $60.0 million) that is subordinate to the $125.0 million Georgian Towers Senior Loan. Contemporaneously with the closing of the Georgian Towers Loan, GACC made a mezzanine loan in the amount of $30.0 million which is secured by 100% of the sponsor’s equity interest in the borrower. The mezzanine loan is governed by an intercreditor agreement that provides (i) that the mezzanine loan is subject and subordinate to, and co-terminous with, the Georgian Towers Loan Combination, (ii) the mezzanine borrower has an ability to cure defaults under the Georgian Towers Loan Combination and (iii) the mezzanine borrower has the right to purchase the Georgian Towers Loan Combination at par together with all accrued interest after (a) acceleration, (b) the commencement of any enforcement action or (c) the Georgian Towers Loan Combination becomes a “specially serviced mortgage loan” as a result of a monetary event of default that the special servicer determines may result in an impairment of the Georgian Towers Loan Combination. The mezzanine loan is not an asset of the trust.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Georgian Towers
8750 Georgia Avenue
Silver Spring, MD 20910
Silver Spring
DOWNTOWN
SILVER SPRING
Woodside
Woodside Park
Colonial Village
Silver Spring Park
North Takoma Park
Washington, DC
DISTRICT OF COLUMBIA
MARYLAND
GEORGIA AVE
16TH ST
COLESVILLE RD
EAST-WEST HWY
SPRING ST
1ST AVE
WOODSIDE PKWY
NOYES DR
HIGHLAND DR
DALE DR
ELLSWORTH DR
WAYNE AVE
CEDAR ST
FENTON AVE
BONIFANT ST
EASLEY ST
THAYER AVE
SILVER SPRING AVE
SLIGO AVE
GIST AVE
BURLINGTON AVE
BLAIR MILL RD
PHILADELPHIA AVE
NEW YORK AVE
97
29
390
410
The Bach Symphony
Montgomery Co. Health Svcs
Woodside Urban Park
Georgian Apartments
Silver Spring Post Office
Fairview Road Park
Proposed Silver Place
MD-NCPP
Canada Plaza Hotel
Tastee Diner
Silver Spring Center Post Office
District Court of Maryland
Kinko's/FedEx
Rite Aid
Discovery Communications
Historic Montgomery Arms Apartments
Hilton
Historic JC Penny Bldg
Round House Theatre
City Place Mall
Downtown Silver Spring Shopping Ctr
Majestic Theatre
Maryland Youth Ballet
Courtyard Marriott
Historic Armory
Silver Spring Veterans Ctr
Ellsworth Urban Park
Silver Spring Library
Colesville Towers
Proposed Civic & Veterans Bldg
Whole Foods
Historic Post Office
Silver Spring Regional Ctr
Metro Station Silver Spring
Progress Place/ Shepherd's Table Homeless Svcs
CVS Pharmacy
The Blairs Shopping Ctr
Giant Food
NOAA
Grand Design Bldg
Historic Fire Station
Greyhound Bus Terminal
Fire Station #1
Police Sub-Station
Historic B&O RR Station
Silver Spring Innovation Ctr
Acorn Park
Alchemy
Days Inn
Travelodge
Ramada Inn
Montgomery College Health Sci. Bldg
Blair House
Jessup Blair Park
Montgomery College
North Bethesda
Wheaton
White Oak
Silver Spring
College Park
Bethesda
Rock Creek Park
Hyattsville
Washington, DC
McLean
Arlington
White House
RFK Stadium
US Capitol
185
495
1
50
295
66

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Original Balance:	$46,980,000
Cut-Off Date Balance:	$46,980,000
% by Initial UPB:	2.24%
Interest Rate:	7.0000%
Payment Date:	1st of each month
First Payment Date:	October 1, 2007
Maturity Date:	September 1, 2017
Amortization:	Interest only for first 60 months of the term and amortizes on a 30-year schedule thereafter
Call Protection:	Lockout for 24 months from the securitization closing date, then prepayment with the greater of yield maintenance or 2% is permitted. On and after June 1, 2017, prepayment is permitted without penalty.
Sponsors:	Lawrence Botel and Steven H. Klein
Borrower:	1150 18th Street Owner LLC
Pari Passu Debt:	None
Additional Subordinate Financing:	None
Lockbox / Cash Management:	None
Initial Reserves(1):	Tax:	$98,594
	Insurance:	$40,598
	TI/LC:	$2,000,000
	Holdback:	$2,400,000
Monthly Reserves(1):	Tax:	$98,594
	Insurance:	$4,060
	Replacement:	$2,776
(1)	At closing, the borrower deposited $2,000,000 into a TI/LC reserve and $2,400,000 into a Holdback reserve. Funds in the Holdback reserve will be released to the borrower to be used in connection with TI/LC expenses associated with a new investment grade tenant taking occupancy at the property (provided funds in the TI/LC reserve have been depleted) or when the property achieves a DSCR of 1.20x. See “Reserves” section herein for additional information.

Financial Information
Cut-Off Date Loan Balance / Sq. Ft.:	$282
Balloon Balance / Sq. Ft.:	$267
Cut-Off Date LTV(1):	68.4%
Balloon LTV(1):	64.6%
DSCR(2):	1.03x

(1)	The Cut-Off Date LTV and Balloon LTV are based on the net loan amount that excludes the $2,400,000 Holdback. The Cut-Off Date LTV and Balloon LTV based on the Cut-Off Date Loan Balance are 72.1% and 68.2%, respectively.
(2)	The DSCR is based on the net loan balance that excludes the $2,400,000 Holdback and is based on a 30-year amortization schedule. The DSCR based on the Cut-Off Date Loan Balance and a 30-year amortization schedule is 0.98x. The 1150 18th Street, NW loan is interest-only for the initial 60 months of the loan term. The DSCR based on the net loan amount (that excludes the Holdback) and interest-only debt service payments is 1.16x.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Leasehold
Location:	Washington, DC
Year Built / Renovated:	1990 / 2004
Total SF:	166,518
Property Management:	BMS Realty Services, LLC (a borrower affiliate)
Occupancy (as of 7/31/2007):	98.88%
Underwritten Net Operating Income:	$3,690,310
Underwritten Net Cash Flow:	$3,657,006
Appraised Value:	$65,200,000
Appraisal Date:	July 10, 2007

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

Major Tenants
Tenant	Ratings(1) (F/M/S)	Net Rentable Sq. Ft.	% of Net Rentable Sq. Ft.	% GPR	Weighted Average Rent PSF	Lease Expiration	Extension Options
Reed Elsevier, Inc.(2)	A-/NR/A-	37,184	22.3%	22.4%	$41.62	Various (3)	1, 5-year option
Stinson Morrison Hecker LLP	NR/NR/NR	16,845	10.1%	9.8%	$40.09	12/31/2009	1, 5-year option
Miller & Chevalier(4)	NR/NR/NR	16,080	9.7%	9.6%	$41.10	2/29/2008	1, 5-year option
Business Software Alliance(5)	NR/NR/NR	12,789	7.7%	11.2%	$60.57	7/31/2012	1, 5-year option
Wilkes Artis, Charter	NR/NR/NR	10,155	6.1%	5.9%	$40.09	4/30/2010	1, 5-year option
Knoll	NR/NR/B	8,599	5.2%	4.8%	$38.63	2/28/2008	1, 5-year option
Subtotal/Wtd. Average		101,652	61.05%	63.69%	$43.26
(1)	Credit ratings are of the parent company whether or not the parent company guarantees the lease.
(2)	Reed Elsevier, Inc. may terminate the lease with respect to the second floor space upon 12 months notice and a termination fee. Reed Elsevier, Inc. may terminate the storage space at the end of the 3rd, 5th, and 7th lease years upon 9 months notice and a termination fee.
(3)	Reed Elsevier has one lease expiring in 2010 (10,026 sq. ft.), and four leases expiring in 2012 (27,158 sq. ft.).
(4)	Miller & Chevalier has subleased 100% of its space to Arc Solutions, Inc. (Miller & Chevalier has not exercised its renewal option).
(5)	Business Software Alliance may terminate the lease at the end of the 7th lease year with 12 months notice and a termination fee equal to unamortized leasing costs plus 4 months rent.

Rollover Schedule (1)
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring	Cumulative % of SF Expiring	% of Base Rent Expiring	Cumulative % of Base Rent Expiring
2007	—	—	—	—	—	—	—
2008	4	$40.56	34,170	20.5%	20.5%	20.0%	20.0%
2009	1	$40.09	16,845	10.1%	30.6%	9.8%	29.9%
2010	5	$41.33	30,365	18.2%	48.9%	18.2%	48.0%
2011	3	$41.52	13,816	8.3%	57.2%	8.3%	56.3%
2012	12	$45.01	57,380	34.5%	91.6%	37.4%	93.7%
2013	—	—	—	—	91.6%	0.0%	93.7%
2014	—	—	—	—	91.6%	0.0%	93.7%
2015	—	—	—	—	91.6%	0.0%	93.7%
2016	—	—	—	—	91.6%	0.0%	93.7%
2017	3	$35.85	12,080	7.3%	98.9%	6.3%	100.0%
After	—	—	—	—	98.9%	—	100.0%
Vacant	—	—	1,862	1.1%	100.0%	—	100.0%
Total/Wtd. Average	28	$42.42	166,518	100.0%	100.0%	100.0%	100.0%
(1)	Assumes no tenant exercises an early termination option.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

The 1150 18th Street, NW Loan

The Loan.    The 1150 18th Street, NW loan (the “1150 18th Street, NW Loan”) is a 10-year fixed rate loan secured by a first priority mortgage on the borrower’s leasehold interest in a 10-story, Class “A” office building located in Downtown Washington, DC (the “1150 18th Street, NW Property”). The 1150 18th Street, NW Loan is interest-only for the initial 60-month period and amortizes on a 30-year amortization schedule thereafter. The proceeds from the 1150 18th Street, NW Loan were used by the borrower to purchase the fee-simple interest in the 1150 18th Street, NW Property for $88.0 million. Simultaneously with the closing of the acquisition, the borrower sold the underlying land to Allegiance Capital Partners for $30.45 million and executed a 99-year ground lease for the 1150 18th Street, NW Property resulting in a net acquisition cost of $57.55 million. The borrower currently maintains approximately $16.67 million or 29.0% of cash equity in the 1150 18th Street, NW Property.

The Borrower.    The borrower, 1150 18th Street, NW Owner LLC, is a single purpose, bankruptcy-remote entity with an independent director. The borrower is 100% owned by PJSC-Joss Real Estate Fund I, with JOSS Real Estate Fund I Member LLC as the managing member. Lawrence Botel and Steven H. Klein, each holding a 50% membership interest in JOSS Real Estate Fund I Member LLC, are the 1150 18th Street, NW Loan sponsors.

JOSS Realty Partners LLC, the indirect parent of the borrower, is a New York based private real estate and investment management firm that targets investment opportunities in major U.S. metropolitan markets including New York, Washington DC, Philadelphia and Southeast Florida. JOSS Realty Partners LLC has acquired or is in contract on properties representing over 1.9 million sq. ft.

Lawrence Botel is a commercial real estate investor with nearly 20 years of experience. Mr. Botel was a Partner/Chief Operating Officer of Broadway Real Estate Partners, a full service real estate investment company with a portfolio of over 3.6 million sq. ft. of commercial office space valued at over $850 million. Steven H. Klein has over 25 years of real estate experience. Mr. Klein has served as Director of Acquisitions for SL Green Realty Corp., President of Kleinco LLC, and Chief Investment Officer and Partner of Broadway Real Estate Partners. Mr. Botel and Mr. Klein are repeat sponsors of a Deutsche Bank borrower.

Peter J. Solomon Company (“PJSC”), the indirect parent of the borrower’s managing member, is a New York based investment banking firm whose financial advisory clients have included firms like Barnes & Noble, Allied Domecq, and The Tokyo Electric Power Company. PJSC, which was founded in 1989, has completed more than 350 strategic and financial advisory transactions.

The Property.    The 1150 18th Street, NW Property is a 10-story, 166,518 sq. ft., Class “A” office building situated on a 0.46-acre land parcel located in Downtown Washington, DC. Built in 1990 and renovated in 2004, the 1150 18th Street, NW Property is located five blocks north of The White House, three blocks south of Dupont Circle, and one block north of the Farragut North metro station. The 1150 18th Street, NW Property offers 144,787 sq. ft. of office space (86.9% of net rentable area (“NRA”)), 11,157 sq. ft. of lobby space (6.7% of NRA), 10,574 sq. ft of ground floor retail space (6.4% of NRA) and a two-level subterranean parking garage featuring 104 spaces. The office, lobby and retail space at the 1150 18th Street, NW Property account for 88.2%, 5.7% and 6.1% of the gross potential rent, respectively. As of July 31, 2007, the 1150 18th Street, NW Property was 98.88% leased to 23 tenants including 17 office tenants, 3 retail tenants and 3 lobby tenants.

Largest Office Tenants.

Reed Elsevier, Inc. (NYSE:ENL)    (37,184 sq. ft., 22.3% of NRA, $41.62 per sq. ft., rated A-/A- by S/M) is a London-based publisher and information provider that was founded in 1894 and operates primarily in North America and Europe. Reed Elsevier’s business divisions include Elsevier, LexisNexis, Reed Business, and Harcourt Education, which is expected to be spun off in 2008. As of October 2, 2007, Reed Elsevier had a market capitalization of $14.68 billion. Reed Elsevier has been in occupancy at the 1150 18th Street, NW Property since 1992 and most recently expanded its space

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

by 6,440 sq. ft. in January 2006. Reed Elsevier currently pays an average rental rate of $41.62 per sq. ft., approximately 12.1% below market. Reed Elsevier has one 5-year extension option with 10 months notice at a then fair market rental rate.

Stinson Morrison Hecker LLP    (“SMH”) (16,845 sq. ft., 10.1% of NRA, $40.09 per sq. ft.) is one of the largest law firms in the United States and was formed in 2002 as a result of the combination of two Kansas City, Missouri-based law firms—Morrison & Hecker, and Stinson, Mag & Fizzell. SMH has experience in more than 45 practice areas and represents clients in a full range of corporate, transaction and litigation matters. SMH represents local, national, and international companies including Fortune 500 corporations, small businesses, individuals and not-for-profits. SMH currently employs over 360 attorneys and has nine offices in four states (Missouri, Kansas, Arizona, Nebraska) and in Washington DC. SMH has been in occupancy at the 1150 18th Street, NW Property since 1998 and extended its lease once in 2002. SMH currently pays a rental rate of $40.09 per sq. ft., approximately 16.1% below market. SMH has one 5-year extension option with 12 months notice at fair market rent.

Business Software Alliance    (12,789 sq. ft., 7.7% of NRA, $60.57 per sq. ft.) is a trade group that represents the interests of software makers such as Adobe, Apple, Cisco Systems, IBM, and Microsoft on issues of copyright infringements and counterfeiting. Business Software Alliance occupies the 1150 18th Street, NW Property under a lease expiring in 2012. The lease has one 5-year renewal option which requires 12 months prior notice at a then fair market rent.

The Market.    The 1150 18th Street, NW Property is located within the Northwest quadrant of Washington, DC, which is considered the DC Downtown Office submarket. Although government and other office space is the predominant land use, the neighborhood also contains cultural facilities, restaurants, hotels, retail shops, schools and residential properties. The area is also home to Georgetown University, George Washington University, American University and Howard University Law School.

According to Cushman & Wakefield, the appraiser, as of the first quarter 2007 the Washington DC Downtown submarket included approximately 29.2 million sq. ft. of office space and exhibited an overall vacancy rate of approximately 4.4%. During the same time period, the Class “A” office inventory within the Washington DC Downtown submarket totaled approximately 13.6 million sq. ft. and exhibited an average vacancy rate of 4.7%. Office rental rates in the Washington DC Downtown submarket increased from an average of $37.83 per sq. ft. in 2002 to $41.24 per sq. ft. in 2006 to $42.92 per sq. ft. as of the first quarter 2007. As of the first quarter 2007, the average Class “A” office rent in the Washington DC Downtown submarket was $47.45 per sq. ft.

Within the Washington, DC Downtown submarket, the appraiser identified eight buildings deemed to be competitive with the 1150 18th Street, NW Property. These buildings had rental rates ranging from $48.50 per sq. ft. to $55.00 per sq. ft. with an average rental rate of $51.66 per sq. ft. The appraiser estimated that current market rents for the office, retail and lobby space at the 1150 18th Street, NW Property would be $49.00 per sq. ft., $50.00 per sq. ft. and $30.00 per sq. ft., respectively. The in-place average office rent at the 1150 18th Street, NW Property of $41.27 per sq. ft. is approximately 15.8% below market, and the average in-place retail rent of $38.71 per sq. ft. is approximately 22.6% below market.

Property Management.    The 1150 18th Street, NW Property is managed by BMS Realty Services, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    None.

Initial Reserves.    At closing, the borrower deposited (i) $40,598 into an insurance reserve account, (ii) $98,594 into a tax reserve account, (iii) $2,000,000 into a TI/LC reserve, and (iv) $2,400,000 into a Holdback reserve. The TI/LC reserve may be used for any TI/LC expenses at the 1150 18th Street, NW Property. The Holdback reserve serves as additional collateral for the 1150 18th Street, NW Loan. Funds in the Holdback reserve may be released to the borrower, provided the DSCR is at least 1.20x, based on (a) interest only debt service on the full loan amount less the remaining amount of the Holdback reserve after the requested release, (b) then-current rents in place at the property, annualized, and

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

(c) actual expenses of the property for the then-current trailing twelve (12) month period. In addition, funds in the Holdback reserve may be released to the borrower for TI/LC expenses of a Credit Tenant (a tenant with an investment grade rating by any nationally-recognized statistical rating agency), provided such tenant’s rent is at least $42.00 per sq. ft. and the funds in the TI/LC reserve have been depleted.

Monthly Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $4,060 into an insurance reserve account, (ii) $98,594 into a tax reserve account and (iii) $2,776 into a replacement reserve account.

Ground Lease.    The 1150 18th Street, NW Property is subject to a 99-year ground lease that expires on September 31, 2106. The lessee has a purchase option exercisable during the 76th lease year or on August 31, 2106, or within 90 days after termination of the ground lease by reason of casualty occurring during the final 10 years of the lease. The annual rent under the ground lease is equal to the sum of (i) $1,235,000 and (ii) the greater of the ground rent for the prior year (a) increased by 3% or (b) multiplied by a CPI fraction.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	TMA Balance:	$46,980,000
		TMA DSCR:	1.03x
		TMA LTV:	68.4%

MAP © 2007 CARTIFACT, LOS ANGELES
GEORGETOWN
Central Business District
1150 18th Street, NW
1150 18th Street, NW
Washington, DC 20036
WASHINGTON, DC
Dupont Circle
Massachusetts Ave NW
Connecticut Ave NW
New Hampshire Ave NW
Rhode Island Ave NW
Rock Creek and Potomac Pkwy NW
Pennsylvania Ave NW
Virginia Ave NW
Constitution Ave NW
M St NW
L St NW
K St NW
E St NW
16th St NW
17th St NW
18th St NW
22nd St NW
23rd St NW
15th St NW
GW Univ Hosp
George Washington University
World Bank
Lafayette Square
White House
Treasury Dept
Old Exec. Office Bldg
JFK Center
Nat'l Acad Of Science
Dept of State
West Potomac Park
Vietnam Veterans Memorial
Constitution Gardens
Lincoln Memorial
Reflecting Pool
Potomac River
MARYLAND
VIRGINIA
Potomac
Bethesda
Silver Spring
Takoma Park
Glen Echo
Langley
Washington DC
Hyattsville
McLean
Tysons Corner
Falls Church
Arlington
Alexandria
Anacostia
Capitol Heights

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.20x
		LTV:	65.9%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.20x
		LTV:	65.9%

Mortgage Loan Information
Loan Seller:	CWCapital
Loan Purpose:	Refinance
Original Balance:	$40,250,000
Cut-Off Date Balance:	$40,250,000
% by Initial UPB:	1.92%
Interest Rate:	7.4100%
Payment Date:	1st of each month
First Payment Date:	January 1, 2008
Maturity Date:	December 1, 2017
Amortization:	Balloon
Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On and after September 1, 2017, prepayment is permitted without penalty or premium.
Sponsor:	Glenn Nussdorf and Quality King Distributors, Inc.
Borrower:	35 Sawgrass, LLC
Pari Passu Debt:	None
Additional Subordinate Financing(1):	Future Mezzanine Debt Permitted
Lockbox/Cash Management:	Hard / Springing
Initial Reserves:	Real Estate Tax:	$42,741
	Replacement:	$7,143
	TI/LC:	$6,869
	Permanent Certificate of Occupancy(2):	$3,887,652
	Third Floor Office Completion(2):	$420,000
Monthly Reserves:	Real Estate Tax:	$3,886
	Insurance(3) :	$0
	Replacement:	$7,143
	TI/LC Reserve(4):	$6,869
(1)	See “Future Mezzanine or Subordinate Indebtedness” herein for additional information.
(2)	See “Certificate of Occupancy Provision” herein for additional information.
(3)	Monthly deposits into an insurance escrow are waived subject to proof of payment, evidence of insurance coverage and no event of default having occurred.
(4)	The amount collected for TI/LC reserves of $6,869 per month ($82,428 annually) is equal to 1/2 of the underwritten TI/LC reserve amount of $13,738 per month ($164,856 annually). In the event that a Trigger Event (as defined below) has occurred and is continuing, the borrower will be required to reserve $13,738 on a monthly basis.

Financial Information
Cut-Off Date Balance / Sq. Ft.:	$70
Balloon Balance / Sq. Ft.:	$62
Cut-Off Date LTV:	65.9%
Balloon LTV:	58.1%
Underwritten DSCR:	1.20	x

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Industrial
Collateral:	Fee Simple(1)
Location:	Bellport, New York
Year Built / Renovated:	2007/NA
Total SF:	571,408
Property Management:	QKD Property Management, LLC (a borrower affiliate)
Occupancy (as of 10/24/2007)(2):	100.0%
Underwritten Net Operating Income:	$4,278,567
Underwritten Net Cash Flow:	$4,027,996
Appraised Value:	$61,100,000
Appraisal Date:	September 1, 2007
(1)	The borrower has assumed a ground lease granted by the Town of Brookhaven Industrial Development Agency (“IDA”) to facilitate a 10-year real estate tax abatement on the property. The ground lessor under the ground lease and the owner of the fee interest is the IDA. However, the IDA has executed borrower’s leasehold mortgage and, in the event of a foreclosure, the lender will be entitled to assume both the fee and leasehold interests. See “Ground Lease” below.
(2)	The tenant is not yet in occupancy but commenced paying rent on October 1, 2007. See “Certificate of Occupancy Provision” below.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.20x
		LTV:	65.9%

Tenant Information
Tenant(1)	Ratings (F/M/S)	Net Rentable Sq. Ft.	% of Net Rentable Sq. Ft.	%GPR	Rent PSF(2)	Lease Expiration	Extension Options
Quality King Distributors, Inc.	NR/NR/NR	571,408	100.0%	100.0%	$8.10	9/30/2027	N/A
Sub-Tenants
Model Reorg, Inc.(3)	NR/NR/NR	283,800	49.7%	49.7%	$8.10	9/30/2027	N/A
Pro’s Choice Beauty Care, Inc.	NR/NR/NR	220,032	38.5%	38.5%	$8.10	9/30/2027	N/A
QK Healthcare, Inc.	NR/NR/NR	59,978	10.5%	10.5%	$8.10	9/30/2027	N/A
(1)	The property is 100% leased to Quality King Distributors, Inc. for a 20-year term commencing October 1, 2007. QK Healthcare, Inc., Pro’s Choice Beauty Care, Inc. and Model Reorg, Inc., all affiliates of Quality King Distributors, Inc., are collectively subleasing 563,810 SF, while Quality King Distributors, Inc. is retaining 7,598 SF of office space at the Quality King Property.
(2)	All leases contain 3% annual rent increases.
(3)	Model Reorg, Inc. will physically occupy approximately 262,000 sq. ft. (92.3%) of the space leased by it.

Lease Rollover Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring(1)	Total SF Expiring	% of Total SF Expiring	Cumulative % of SF Expiring	% of Base Rent Expiring	Cumulative % of Base Rent Expiring
2007	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2008	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2009	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2010	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2011	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2012	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2013	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2014	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2015	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2016	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2017	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
Thereafter	4	$8.10	571,408	100.0%	100.0%	100.0%	100.0%
Vacant	0	NA	0	0.0%	100.0%	0.0%	100.0%

(1)	All leases start at a base rent of $8.10 and increase by 3% annually.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.20x
		LTV:	65.9%

QUALITY KING

The Loan.    The Quality King mortgage loan (the “Quality King Loan”) is a $40,250,000, 10-year amortizing loan secured by a first priority mortgage on the borrower’s leasehold interest in a newly built 571,408 sq. ft. warehouse/distribution facility located in Bellport, Suffolk County, NY (Long Island) (the “Quality King Property”). The Quality King Loan proceeds were used to refinance a construction loan.

The Borrower.    The borrower, 35 Sawgrass, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with an independent director, for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by Glenn Nussdorf and Quality King Distributors, Inc. (“QKD”), a privately held company owned by Mr. Nussdorf, along with other members of the Nussdorf family. Mr. Nussdorf is a repeat sponsor of CWCapital borrowers.

Glenn Nussdorf’s primary operating company, QKD, together with its affiliates, is the largest privately held company and largest private employer on Long Island and also the 86th largest private company in the United States with annual 2006 sales of more than $1.2 billion and shareholders’ equity in excess of $272.87 million (as of August 31, 2007). QKD was established in 1960 by Bernard Nussdorf (Glenn Nussdorf’s father). Glenn Nussdorf is QKD’s CEO; he reported a net worth of approximately $159,425,000 as of August 31, 2007.

The Property.    The Quality King Property is a newly constructed warehouse/distribution facility located approximately 1.5 miles south of the Long Island Expressway in Bellport, Suffolk County, New York. The Quality King Property, located at 35 Sawgrass Drive, is comprised of approximately 37.51 acres improved with one building containing a total of approximately 571,408 net rentable sq. ft. Approximately 89.1% of the property’s total net rentable area or 509,040 sq. ft. is improved for single-story warehouse and distribution use with the remaining 10.9% improved for three-story office use. The warehouse has ceiling heights of up to 50 feet, an approximately 10’ by 14’ drive-in door and 16 dock-high loading doors located along the side and rear of the facility. The Quality King Property has 636 parking spaces and features ample room for warehousing, loading, parking and corporate operations. The Quality King Property was built in 2007 and is a warehouse/distribution facility with no deferred maintenance.

The Tenant.    The Quality King Property is 100% leased to QKD for a 20-year term commencing October 1, 2007. QK Healthcare, Inc., Pro’s Choice Beauty Care, Inc. and Model Reorg, Inc. (collectively, the “Sub-tenants”), all affiliates of QKD, are subleasing approximately 563,810 sq. ft., while QKD is retaining approximately 7,598 sq. ft. of office space at the Quality King Property. The three subleases each have the same term as the master lease. QKD is a national promotional wholesale distributor of selected products to retailers, wholesale distributors and pharmacy benefit managers. These products fall into three major categories: pharmaceuticals, health and beauty care and fragrances. Approximately 71% of QKD’s revenues are generated from the distribution of branded and generic pharmaceutical products and medical and surgical products produced by a wide range of manufacturers, approximately 18% of revenues is from the distribution of health and beauty care products, and the remaining 11% is from the distribution and sale of fragrances. QKD has an existing $500MM credit line through a syndicate of 18 lenders including GE ($125MM), Bank of America ($80MM), Chase ($40MM), LaSalle ($35MM) and Wachovia ($35MM).

The Sub-Tenants.

Model Reorg, Inc.    (“Model Reorg”) (approximately 283,800 sq. ft., 49.7% of NRSF and 49.7% of GPR) is a privately held company that owns the following subsidiaries: Quality King Fragrance Company, Inc., Scents of Worth, Inc. and Five Start Fragrance Company, Inc. These subsidiaries are cumulatively involved in the ownership, licensing, manufacturing, wholesale and consignment of fragrances through dealings with, among others, various affiliates (including Perfumania, Inc. (“Perfumania”)), as well as various third-party licensors, manufacturers and retailers. As of August 2007, the trailing-twelve month revenues of Model Reorg were $337,586,000 with an EBITDA of $37,233,000 and a net worth of $65,022,000. Model Reorg is 100% owned by

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.20x
		LTV:	65.9%

members of the Nussdorf family. According to publicly filed documents, Model Reorg has made an offer to merge with an affiliate, E Com Ventures, Inc. (“ECMV”) (NASDAQ (CM): ECMV), a publicly traded company founded in 1988. In the event of a merger between Model Reorg and ECMV, the applicable lease-related documents provide that the successor entity will succeed to Model Reorg’s leasehold interest in, and lease obligations regarding, the Quality King Property. ECMV operates through Perfumania, its subsidiary, as a specialty retailer and wholesale distributor of brand name and designer fragrances and also offers its products through the Internet at perfumania.com. As of October 4, 2007, ECMV’s stock closed at $24.64 with a 52-week range of $8.69 to $31.99 and a market capitalization of $75.4MM. As of August 2007, the trailing-twelve months revenues were $269.02 million with an EBITDA of $15.14 million and a net worth of $35.3MM. Glenn Nussdorf and his brother, Stephen Nussdorf, own approximately 40% of ECMV’s shares.

Pro’s Choice Beauty Care, Inc.    (“PCBC”) (approximately 220,032 sq. ft., 38.5% of NRSF and 38.5% of GPR) is the largest wholesale distributor of professional hair care products in the industry. PCBC delivers full-service merchandising of Pro Hair Plan-o-grams for mass retailers across the country. PCBC has an extensive and experienced service infrastructure that enables PCBC to consistently deliver quality customer care, “first to market” product introductions and customized promotional offerings. PCBC offers a myriad of outstanding customer-centered services, such as: customized “Plan-o-Gram” design, expert market analysis (demographic, ethnic, etc.), and consultations and recommendations from highly experienced industry professionals. PCBC’s customers include national chain stores, traditional wholesalers, mass merchandisers, and retail wholesale clubs throughout the U.S. and its largest customers include: Target, Rite-Aid, Walgreens and Safeway Eckerd. For the trailing-12 months ended August 31, 2007, PCBC’s sales totaled $219.8MM with an EBITDA of $6.69MM and a net worth of $10.71MM. PCBC is a privately held company 100% owned by Ruth Nussdorf (Glenn Nussdorf’s Mother). PCBC was spun off from QKD on March 8, 2001 and its stock was issued to Ruth in exchange for her ownership in QKD.

QK Healthcare, Inc.    (“QK Healthcare”) (59,978 sq. ft., 10.5% of NRSF and 10.5% of GPR) was founded as a direct subsidiary of QKD in March 2001 to house QKD’s pharmaceutical business, which QKD began in 1987. QK Healthcare is a national wholesale distributor of branded and generic pharmaceutical products, medical supplies and surgical products produced by a wide range of manufacturers. QK Healthcare sells primarily to the retail sector. Its largest customers include: Kroger Company, Walgreen Co., Ahold-American Sales, Medco Health Solutions, Inc., and Rite Aid Corporation. For the trailing-12 months ended August 31, 2007, QK Healthcare’s sales totaled $488.1MM with an EBITDA of $10.93MM and a net worth of $74.7MM.

Certificate of Occupancy Provision.    As of October 31, 2007 the Quality King Property had not received a certificate of occupancy (“CO”) and neither QKD nor the Sub-tenants had taken occupancy of their respective spaces within the building. The borrower has advised CWCapital that construction of the improvements is essentially complete and it is anticipated that the CO will be issued by November 30, 2007, at which point QKD and the Sub-tenants will then be entitled to take occupancy. QKD has commenced paying rent.

The Quality King Loan will be recourse to Glenn Nussdorf until such time as the following conditions have been met: (A) the borrower has delivered to the lender all permanent certificates of occupancy and other governmental permits issued by applicable governmental authorities with respect to the Quality King Property and the use or intended use thereof, including, but not limited to, all tenant improvement work, which certificates and permits are acceptable to the lender in its reasonable discretion and, among other things and without limitation and without qualification allow QKD and each of the Sub-tenants, under their respective leases to open for business and operate their respective businesses as contemplated under their respective lease or sublease, as applicable, and (B) the lender has been provided with evidence acceptable to the lender that (1) QKD and the Sub-tenants are occupying their respective space at the property pursuant to their respective lease or sublease, as applicable; (2) all tenant improvement work at the property and all leasing commissions have been completed and paid in full, as applicable; (3) QKD and the Sub-tenants are each in occupancy,

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.20x
		LTV:	65.9%

open for business and have commenced payment of full rent (and all free rent and rent concession periods have expired) under their respective lease or subleases, as applicable; and (4) QKD and each Sub-tenant have delivered to the lender a fully executed original tenant estoppel in form and substance reasonably acceptable to the lender evidencing, among other things, that conditions (B)(1) through (B)(3) above have been satisfied.

Additionally, CWCapital funded $3,887,652 into the Permanent Certificate of Occupancy Escrow Fund. The borrower will be entitled to disbursements from the Permanent Certificate of Occupancy Escrow Fund as the construction at the Quality King Property progresses, except that 10% (or such greater percentage as may be provided in any work contract) of the total amount then due to the general contractor and the various trade contractors, sub-contractors and material suppliers will be withheld from the disbursement and retained in the Permanent Certificate of Occupancy Escrow Fund. In no event may the amounts remaining in the escrow, following any such disbursement, be less than the amount necessary in lender’s reasonable discretion to complete any and all work required for the issuance of a permanent certificate of occupancy. Upon receiving (x) all permanent certificates of occupancy and other governmental permits issued by applicable governmental authorities with respect to the Quality King Property and the use or intended use thereof, including, but not limited to, all tenant improvement work, (y) evidence that all the Sub-tenants have taken occupancy and (z) evidence that all contractors, sub-contractors and other persons or entities performing work at the Property have been paid in full, lender will release the balance of the funds in the Permanent Certificate of Occupancy Escrow Fund to borrower.

The borrower also deposited $420,000 into the Third Floor Office Completion Escrow Reserve (such $420,000, together with any additions thereto, referred to as the “Third Floor Escrow Amount”). Provided no Event of Default then exists and is continuing, prior to the first funds requisition under the Third Floor Completion Escrow Reserve, Borrower shall have the option to exchange the Third Floor Escrow Amount therein with a irrevocable, evergreen letter of credit acceptable to Lender. The borrower will be entitled to disbursements from this escrow in connection with work performed to the third floor office space. The balance of the funds in escrow will be disbursed or the letter of credit shall be returned to the borrower at such time as the borrower delivers to the lender a permanent certificate of occupancy for the third floor space at the Quality King Property, together with evidence that all entities or persons performing work at the Quality King Property have been paid in full.

The Market.    The Quality King Property is located in Bellport, Suffolk County, New York, and is accessible from New York City. The Nassau-Suffolk Metropolitan Statistical Area (PMSA) is one of the densest in the nation with a population of over 2.8 million people in 2007, which has grown by approximately 3.3% over the period from 2000 to 2007. The area features an upper middle-income demographic profile and income growth over the near term is expected to be positive.

Long Island ranks among the top percentile of North American industrial markets with the lowest vacancy rate, a ranking it has held for the past few years. As of the 3rd quarter 2007 the Long Island market had an average occupancy rate of 95.07% and an average rental rate of $9.63/SF. The occupancy rate was 95.4% in 2006 and 95.3% in 2005. Rental rates have increased by 9.25% since the 4th quarter 2005. The Long Island Industrial market is compromised of fifteen submarkets. The Quality King Property is located in the Central Suffolk County industrial submarket of the greater Long Island Industrial market (combined Nassau and Suffolk counties). The Central Suffolk County industrial submarket contains approximately 24.845 million sq. ft. of rentable building area within 925 buildings constituting approximately 15.5% of the Long Island Industrial market as indicated by CoStar. As of the 3rd quarter 2007 the average sub-market occupancy rate was 93.5% and the average sub-market rental rate was $8.70. Average in-place rent of $8.10/SF and occupancy of 5% has been underwritten.

Property Management.    The property is managed by QKD Property Management, LLC, an affiliate of the borrower.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.20x
		LTV:	65.9%

Lockbox / Cash Management / Letter of Credit.    The Quality King Loan is structured with a hard, lockbox and a springing cash management system. Upon the occurrence of certain Trigger Events (as specified below), cash management will spring into effect and/or the borrower will be required to post a letter of credit.

1.	QKD Trigger #1. If QKD’s EBITDA declines by more than 25% from August 2007, but its net worth does not decline by more than 15% in a six-month period, or more than 25% from August 2007, then the borrower will be required to post a letter of credit in the amount equivalent to the greater of one year’s cumulative rent paid by QKD or $4,628,405.00 in year 1. If QKD’s EBITDA declines by an additional 25% from the level at the occurrence of the QKD Trigger #1, all excess cash flow will be swept into an escrow, which sweep shall only be curable on satisfaction of the Secondary Cure Criteria (as defined below).

2.	QKD Trigger #2. If (x) QKD’s EBITDA declines by more than 25% from the level of QKD’s EBITDA as of August 2007 and QKD’s Net Worth declines by more than 15% in any six (6) month period during the term of the Loan or more than 25% from August 2007, or (y) QKD’s net worth declines by more than 15% in any six (6) month period during the term of the Loan or more than 25% from the level of QKD’s net worth as of August 2007, or (z) QKD’s EBITDA declines by an additional 25% (beyond the initial 25% decline set forth in clause (x)), above, then the borrower will be required to post a letter of credit in the amount of $2,500,000, and cash flow will be swept into an escrow, which will be capped at an amount sufficient to cover the cost of releasing the property and carry debt service for two years, as determined by the lender based on updated market studies to be paid for by the borrower, which amount is required to be at least $9,239,432.00.

3.	Model Reorg Trigger. If Model Reorg’s net worth or EBITDA declines by more than 15% in a 6-month period, or more than 25% from August 2007, property cash flow will be swept into an escrow, which will be capped at an amount sufficient to cover the cost of releasing its space and carrying debt service on the entire property for one year, as determined by the lender based on updated market studies to be paid for by the borrower, which amount is required to be at least $4,557,001. If Model Reorg merges with another entity, the foregoing trigger will be applied with reference to the successor entity and that entity’s net worth and EBITDA.

4.	Pro’s Choice Trigger. If PCBC’s net worth or EBITDA declines by more than 15% in a 6-month period, or more than 25% from August 2007, property cash flow will be swept into an escrow, which will be capped at an amount sufficient to cover the cost of releasing its space and carrying debt service on the entire property for one year, as determined by the lender based on updated market studies to be paid for by the borrower, which amount is required to be at least $4,254,741.

5.	Event of Default/DSCR/Tenant Bankruptcy. In the event (a) an event of default occurs and is continuing under the loan documents; (b) underwritten DSCR falls below 1.10x at any time, as determined by the lender; or (c) any tenant at the property goes bankrupt or goes dark, cash management will spring into effect.

A Trigger Event will continue until each of the following conditions has been satisfied: (i) the Quality King Loan is not then in default and given the passage of time or the giving of notice would not be in default, and (ii) the DSCR, as calculated by the lender, is at least 1.20x for a period of 3 consecutive months ((i) and (ii), collectively referred to as the “Primary Cure Criteria”). In addition to satisfying the Primary Cure Criteria, (i) for the QKD Trigger #1, the QKD Trigger #2, the Model Reorg Trigger and the Pro’s Choice Trigger, the net worth and EBITDA of QKD or the applicable Sub-tenant (as applicable) must be restored to the required minimum levels and maintained at those levels for a period of 6 consecutive months and (ii) for the Event of Default/DSCR/Tenant Bankruptcy Trigger, the borrower must have replaced any bankrupt tenant(s) and/or tenant(s) that have gone dark with tenant(s) acceptable to the lender under lease(s) acceptable to the lender, with said replacement tenant(s) in occupancy, open for business and paying full contractual rent for a period of 3 consecutive months (collectively, the “Secondary Cure Criterion”).

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.20x
		LTV:	65.9%

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    The equity interests in the borrower, its managing member, principal shareholder, or general partner (whichever is applicable) may be pledged to secure mezzanine financing (the “Mezzanine Loan”), provided the following conditions are satisfied: (i) no default or event of default has occurred under the loan documents, (ii) after giving effect to the Mezzanine Loan, (x) the aggregate DSCR is at least 1.0x and (y) the aggregate LTV per an updated appraisal acceptable to the lender obtained at the time such Mezzanine Loan is to be made, does not exceed 88%, (iii) the Mezzanine Loan self-amortizes prior to the Quality King Loan maturity, (iv) the Mezzanine Loan is to be provided by a lender (the “Mezzanine Lender”) in all respects acceptable to the lender in its sole and absolute discretion, (v) execution of an intercreditor agreement (acceptable in all respects to the lender in its sole discretion) with the Mezzanine Lender and (v) such other conditions contained in the Quality King Loan documents.

Ground Lease.    As an incentive to attract QKD to Bellport, the Town of Brookhaven Industrial Development Agency (“IDA”) granted a ground lease to an affiliate of the borrower dated January 1, 2005 (expiring November 30, 2015) to facilitate a 10-year real estate tax abatement on the Quality King Property. The ground lease was assigned to, and assumed by, the borrower on August 1, 2006. The terms of the ground lease include annual ground lease payments of $1.00 with a $1.00 buyout and assumption of the leased fee interest at the conclusion of the 10-year term. Because of the IDA ground lease, the Quality King Property is subject to full property tax abatement on the improvements through November 30, 2015. The borrower is required to pay a Payment-In-Lieu-Of-Tax (PILOT) on the land only. The PILOT for the 2006/2007 tax year was $46,627.07. CWCapital underwrote the full estimated property tax bill on the land and improvements, as calculated by the appraiser, resulting in an underwritten DSCR of 1.20x. However, if the PILOT amount had been underwritten instead, the DSCR would be 1.22x.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.20x
		LTV:	65.9%

Quality King
35 Sawgrass Drive
Bellport, NY 11713
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MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

[THIS PAGE INTENTIONALLY LEFT BLANK]

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Original Balance:	$40,000,000
Cut-Off Date Balance:	$39,894,331
Shadow Rating:	AAA/A- (S/F)
% by Initial UPB:	1.91%
Interest Rate:	6.0400%
Payment Date:	1st of each month
First Payment Date:	September 1, 2007
Maturity Date:	August 1, 2017
Amortization:	The loan amortizes based on a 30-year schedule.
Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On and after May 1, 2017, prepayment is permitted without penalty.
Sponsor:	Hartz Financial Corp.
Borrower:	PHM Urban Renewal Associates, L.L.C. and 2 Journal Square Associates, L.L.C.
Pari Passu Debt:	None
Additional Subordinate Financing:	None
Lockbox / Cash Management:	None
Initial Reserves(1):	Repair & Remediation:	$358,106
Monthly Reserves:	None
(1)	See “Reserves” section herein for additional information.

Financial Information
Cut-Off Date Loan Balance / Sq. Ft.:	$144
Balloon Balance / Sq. Ft.:	$123
Cut-Off Date LTV:	49.9%
Balloon LTV:	42.5%
DSCR:	1.98x

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Fee Simple
Location:	Jersey City, NJ
Year Built / Renovated:	1987 / NA
Total SF:	276,164
Property Management:	Hartz Mountain Industries, Inc. (a borrower affiliate)
Occupancy (as of 7/3/2007)	93.1%
Underwritten Net Operating Income:	$6,057,897
Underwritten Net Cash Flow:	$5,726,500
Appraised Value(1):	$80,000,000
Appraisal Date:	July 12, 2007
(1)	The Appraised Value is based on the 276,164 sq. ft. and 335 parking spaces. See “Release” section herein for additional information.

$1,853,970,000 (Approximate)

CD 2007-CD5

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

Major Tenants
Tenant	Ratings (F/M/S)(1)	Net Rentable Sq. Ft.	% of Net Rentable Sq. Ft.	%GPR	Rent Per Sq. Ft.	Lease Expiration		Extension Options
Automatic Data Processing, Inc.(2)	NR/Aaa/AAA	252,359	91.4%	94.52%	$25.34	1/1/2013	(3)	2, 5-year options
JPMorgan Chase Bank	AA-/Aa2/AA-	4,630	1.7%	5.48%	$80.00	10/31/2012		None
Total/Wtd. Average		256,989	93.1%	100.0%	$26.32

(1)	Credit ratings are of the parent company whether or not the parent company guarantees the lease.
(2)	In March 2007, Automatic Data Processing, Inc. (“ADP”) spun off its brokerage services group into a separate company, Broadridge Financial Solutions Inc. (“Broadridge”). Broadridge is in occupancy at the 2 Journal Square Property but ADP remains liable under the lease. Broadridge is rated BBB- by S&P.
(3)	The ADP lease has an early termination option in January 2011.

Rollover Schedule (1)
Year	# of Leases Expiring	WA Base Rent per Sq. Ft. Expiring	Total Sq. Ft. Expiring	% of Total Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	% of Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	NAP	19,175	6.9%	6.9%	NAP	NAP
2007	—	—	—	—	—	—	—
2008	—	—	—	—	—	—	—
2009	—	—	—	—	—	—	—
2010	—	—	—	—	—	—	—
2011	—	—	—	—	—	—	—
2012	1	$80.00	4,630	1.8%	1.8%	5.5%	5.5%
2013	1	$25.34	252,359	98.2%	100.0%	94.5%	100.0%
2014	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—
After	—	—	—	—	—	—	—
Total/Wtd. Average	2	$26.32	256,989	100.0%	100.0%	100.0%	100.0%

(1)	Assumes no tenant exercises an early termination option.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

The 2 Journal Square Loan

The Loan.    The 2 Journal Square loan (the “2 Journal Square Loan”) is a $40.0 million, 10-year fixed rate loan secured by the first priority mortgage on the borrower’s overlapping fee and leasehold interest in 2 Journal Square, an 8-story, 276,164 sq. ft. Class “A” office building located in Jersey City, New Jersey (the “2 Journal Square Property”). The 2 Journal Square Loan amortizes on a 30-year schedule.

The Borrower.    The borrowers, PHM Urban Renewal Associates, L.L.C., and 2 Journal Square Associates, L.L.C., are single purpose, bankruptcy-remote entities each with an independent director. The borrowers are owned by Hartz Mountain Industries-NJ, LLC (50%), Joseph A. Panepinto (25%) and PGM Associates (25%). 2 Journal Square Associates, L.L.C. has pledged to lender its leasehold interest in the 2 Journal Square Property, and PHM Urban Renewal Associates, L.L.C. has pledged its fee interest in the 2 Journal Square Property. Hartz Financial Corp. is the 2 Journal Square Loan sponsor. For information regarding Mr. Panepinto, see “Risk Factors – Risks Related to the Mortgage Loans – Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in the accompanying Prospectus Supplement.

Hartz Financial Corp., the financial arm of Hartz Mountain Industries, Inc., is one of the largest private owners of commercial real estate in the U.S. Hartz Financial Corp. was founded in 1966 and has since grown into a large regional real estate enterprise that owns and operates a portfolio of 200 buildings in the New York/New Jersey area. As of year-end 2006, Hartz Mountain Industries-NJ, LLC reported assets of $1.6 billion including cash and equivalents of $91.60 million. Hartz Financial Corp. and affiliated entities are repeat sponsors of Deutsche Bank borrowers.

The Property.    The 2 Journal Square Property is an 8-story, 276,164 sq. ft. square foot Class “A” office building situated on a 3.04-acre land parcel located in Jersey City, New Jersey. The 2 Journal Square Property offers 271,534 sq. ft. of office space and 4,630 sq. ft. of retail space and is currently 93.1% leased by two investment grade rated tenants: Automatic Data Processing, Inc. “ADP” (91.4% of net rentable area “NRA”, rated AAA/Aaa by S/M) and JPMorgan Chase Bank (1.7% of NRA, AA-/Aa2/AA- by S/M/F). Broadridge Financial Solutions Inc., a spin-off of ADP, has subleased the ADP space; ADP (AAA/Aaa by S/M) is liable under the lease. The 2 Journal Square Property was built in 1987 by the Hartz Group, Inc., an affiliate of the 2 Journal Square Loan sponsor. The 2 Journal Square Property offers convenient access to several forms of public transportation including PATH trains, light rail service, and ferry service. New York City is easily accessible by PATH trains and ferry service. Jersey City, sometimes referred to as “Wall Street West,” has attracted many financial services firms and is one of the most prominent office markets in New Jersey.

The 2 Journal Square Property also includes a five-story 1,000-space parking garage, a portion of which may be released from the lien of the mortgage as described in the “Release” section herein.

Office Tenants.

Automatic Data Processing, Inc. (“ADP”) (NYSE: ADP)    (252,359 sq. ft., 91.4% of NRA, $25.34 per sq. ft., rated AAA/Aaa by S/M) is a leading provider of integrated computing and business outsourcing solutions. ADP has been in occupancy at the 2 Journal Square Property since it was built in 1987. ADP has invested approximately $60.0 million into its space. In 2007, ADP spun off its brokerage services group into Broadridge Financial Solutions Inc. (“Broadridge”) (NYSE: BR; rated BBB- by S&P) which continues to occupy the space. ADP remains the guarantor under the lease and subleases the space to Broadridge Financial Solutions Inc. The current leases expire on January 1, 2013, and contain one remaining 5-year renewal option at a rental rate that is 90% of the prevailing market rental rate. As of October 23, 2007, ADP had a market capitalization of $24.98 billion. Broadridge’s market presence spans regional and local centers across the Americas, Europe, Asia and Australia. As of October 2007, Broadridge had more than 4,000 employees. Broadridge’s clients include banks, brokerage houses, mutual funds, investment firms and various public corporations.

JPMorgan Chase Bank (NYSE:JPM)    (4,630 sq. ft., 1.7% of NRA, $80.00 per sq. ft., rated AA-/Aa2/AA- by S/M/F) has been a tenant at the 2 Journal Square Property since 2006 when it acquired the National Community Bank of New Jersey, which operated a retail banking branch at the 2 Journal Square Property since the building was constructed in 1987. JPMorgan Chase Bank provides a range of financial services worldwide. The company was founded in 1823 and is

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

headquartered in New York City. As of October 23, 2007, JPMorgan Chase Bank had a market capitalization of $153.5 billion. The lease was assigned by National Community Bank of New Jersey to JPMorgan Chase Bank in October 2006. JPMorgan Chase Bank recently extended the lease through October 31, 2012.

The Market.    The 2 Journal Square Property is part of Northern New Jersey’s Hudson Waterfront submarket. This submarket (which includes the cities of Jersey City, Weehawken, and Hoboken) benefits from its location directly across the Hudson River from downtown Manhattan, and from the availability of direct mass transit access via the Holland Tunnel, PATH trains, light rail service and ferry service. The 2 Journal Square Property is located across the street from the PATH subway station. PATH offers the convenience of 24-hour transportation to New York City and serves over 200,000 passengers daily. The nearly PATH station is part of the Journal Square Transportation Center, one of New Jersey’s busiest transportation centers. The center includes a 10-story office tower, a retail plaza, a bus station, and a two-level parking facility.

According to Cushman & Wakefield, the appraiser, the Hudson Waterfront submarket contained a total office inventory of approximately 20.2 million sq. ft. with a Class “A” office inventory of 17.0 million sq. ft. as of July 2007. The Hudson Waterfront submarket exhibited a Class “A” office vacancy rate of 5.5% and an average asking rent of $33.03 per sq. ft.

Within the Hudson Waterfront submarket, Cushman & Wakefield identified 8 buildings that were deemed directly competitive to the 2 Journal Square Property (the “Competitive Set”). The Competitive Set exhibited asking office rental rates ranging from $25.20 per sq. ft. to $30.00 per sq. ft., with an average $27.71 per sq. ft. The appraiser estimates that current market rent for the office and retail space at the 2 Journal Property is $26.00 per sq. ft. and $70.00 per sq. ft., respectively. Office rents in this market (and at the subject) are modified gross rents, whereby tenants are responsible for increases in expenses over a base year. Retail rents are NNN. The appraiser identified four properties with retail components that were deemed directly competitive with the 2 Journal Square Property (“The Retail Competitive Set”). The Retail Competitive Set exhibited asking rental rates ranging from $45.00 per sq. ft. to $78.38 per sq. ft., with an average of $62.22 per sq. ft.

Property Management.    The 2 Journal Square Property is managed by Hartz Mountain Industries, Inc., an affiliate of the borrowers.

Lockbox / Cash Management.    None.

Reserves.    At closing, the borrowers deposited $358,106, or approximately 125% of deferred maintenance costs, into a Repair and Remediation Reserve account. Funds in the reserve will be released once repair/replacement work items have been completed.

Release.    The borrowers are permitted to obtain the free release of the portion of the 2 Journal Square Property that contains a portion of the existing parking garage (the “Release Parcel”) from the lien of the mortgage, in connection with the sale of the Release Parcel to a third party, subject to conditions specified in the 2 Journal Square Loan documents. Payment of a release price is not required. The Release Parcel is located adjacent to the existing office building. The 2 Journal Square Loan sponsor has indicated that it intends to utilize the Release Parcel for a residential condominium building. The 2 Journal Square Loan documents also permit the borrowers to convert, prior to the release, the 2 Journal Square Property to a condominium regime, subject to the terms and conditions set forth in the 2 Journal Square Loan agreement and in accordance with condominium documents approved prior to the closing of the 2 Journal Square Loan. The condominium documents provide that the condominium will consist of two units. Unit 1 will consist of the subject office building and 335 parking spaces in the existing garage. Unit 2 (the Release Parcel, which, after release, will not be collateral for the 2 Journal Square Loan) will consist of the remaining 665 parking spaces and the proposed residential condominium building to be constructed following the release.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not Permitted.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 7306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

RAIL LEGEND
NJ TRANSIT COMMUTER RAIL
HUDSON-BERGEN LIGHT RAIL
PATH
2 Journal Square
2 Journal Square
Jersey City, NJ 07306
Union City
Hoboken
Jersey City
Hudson River
Manhattan
Journal Square
Holland Tunnel
Exchange Place
Liberty State Park
Liberty Harbor
Ellis Island
Secaucus
West New York
Central Park
Union City
Kearny
Hoboken
Newark
Manhattan
Jersey City
Liberty State Park
NJ
NY
Upper New York Bay
Brooklyn
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

[THIS PAGE INTENTIONALLY LEFT BLANK]

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

THE SPACE NEEDLE

Seattle, Washington

Aircraft Warning Beacon
Elevation 605 feet
From Sea level elevation is 730.25 feet
OBSERVATION DECK
Elevation 518 feet
REVOLVING RESTAURANTS
Elevation 500 feet
Elevator cab
SKYLINE BANQUET FACILITY
Elevation 100 feet
PLAZA: ENTRANCE AND SHOPS
Ground level
Bottom of foundation
30 feet below ground

Elevations

Elevations are from ground level

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

Mortgage Loan Information
Loan Seller:	CGM
Loan Purpose:	Refinance
Original Balance:	$35,000,000
Cut-Off Date Balance(1):	$35,000,000
Shadow Rating:	Ba2/BBB- (M/S)
% by Initial UPB:	1.67%
Interest Rate:	5.6950%
Payment Date:	6th of each month
First Payment Date:	June 6, 2007
Maturity Date:	May 6, 2017
Amortization:	Interest only for first 60 months of the term and a 30-year amortization schedule thereafter
Call Protection:	Lockout for 24 months from the securitization date, then prepayment with the greater of yield maintenance or 1% of the then outstanding loan amount permitted thereafter. On and after February 6, 2017 prepayment permitted without penalty.
Sponsor:	Space Needle Holding Corporation
Borrower:	Space Needle LLC
Pari Passu Debt(1):	Yes
Additional Subordinate Financing(2):	Future mezzanine debt permitted
Lockbox /Cash Management:	None
Initial Reserves:	None
Monthly Reserves(3):	Tax:	Springing
	Insurance:	Springing
	Replacement:	Springing
(1)	The original Trust Mortgage Asset (“TMA”) amount of $35,000,000 represents a pari passu interest in a $49,500,000 whole loan evidenced by two pari passu notes. Only the TMA is included in the Trust. See “The Loan” section herein for additional information.
(2)	See “Future Mezzanine or Subordinate Indebtedness” herein for additional information.
(3)	See “Reserves” herein for additional detail.

Financial Information(1)
Cut-Off Date Loan Balance / Sq. Ft.:	$1,381
Balloon Balance / Sq. Ft.:	$1,287
Cut-Off Date LTV:	43.4%
Balloon LTV:	40.5%
Underwritten DSCR:	2.39x
(1)	Financial information is based on the $49,500,000 aggregate original balance of the Seattle Space Needle Whole Loan.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Other (Observation Tower, Retail)
Collateral:	Fee Simple
Location:	Seattle, WA
Year Built / Renovated:	1962 / 1982, 2000, 2007
Total SF:	35,837
Property Management:	Space Needle LLC
Occupancy (NAP):	100.0%
Underwritten Net Operating Income:	$8,599,919
Underwritten Net Cash Flow:	$8,247,432
Appraised Value:	$114,000,000
Appraisal Date:	February 19, 2007

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

Property Performance Summary
	2004	2005	2006	TTM (7/31/07)	UW
Observation Deck Attendance	907,402	970,423	975,925	1,002,851	N/A
Restaurant/Catering Attendance	282,248	302,107	303,315	288,051	N/A
Total Attendance	1,189,650	1,272,530	1,279,240	1,290,902	N/A
Total Revenue	$29,840,819	$31,377,876	$33,951,502	$35,248,721	$35,248,721
Expenses	$22,347,763	$22,903,958	$24,738,332	$26,461,135	$26,648,802
NOI	$7,493,056	$8,473,918	$9,213,170	$8,787,586	$8,599,919
NCF	$7,493,056	$8,473,918	$9,213,170	$8,787,586	$8,247,432
NCF Margin	25.1%	27.0%	27.1%	24.9%	23.4%

Seattle Space Needle Loan

The Loan.    The Seattle Space Needle Loan (the “Seattle Space Needle Loan”) is a $35,000,000, 10-year loan secured by a first mortgage on the borrower’s fee simple interest in a 35,837 sq. ft. observation tower/retail property located in Seattle, King County, Washington (the “Seattle Space Needle Property”). The Seattle Space Needle Loan is interest-only for the first five years of the loan term and then amortizes based on a 30-year amortization schedule. The Seattle Space Needle Loan proceeds were used to refinance existing debt and fund closing costs.

The Seattle Space Needle Loan is part of a $49,500,000 loan combination that consists of the Seattle Space Needle Loan and a $14,500,000 pari passu note (the “Seattle Space Needle Pari Passu Companion Loan”), which is currently owned by CGM. The Seattle Space Needle Pari Passu Companion Loan will not be an asset in the Trust. The respective rights of the holders of the Seattle Space Needle Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying prospectus supplement.

The Borrower.    The borrower, Space Needle LLC, is a Washington limited liability company, a single purpose entity, with an independent director, that owns no material assets other than the Seattle Space Needle Property. A non-consolidation opinion was delivered at origination.

The sponsor of the Seattle Space Needle Loan is Space Needle Holding Corporation. Space Needle Management LLC is the 1% owner and managing member of the borrower.

In 1961, Pentagram Corporation (a group of 5 investors, which included Howard S. Wright, the construction manager of the project) purchased the land that the Space Needle was to be built on and the subject was completed in December 1961. In 1977, the investors sold their interest in the Space Needle to Howard S. Wright who then consolidated the ownership of the subject into Space Needle Holding Corporation.

The Space Needle Holding Corporation holds 99% interest in Space Needle LLC and is the sole owner of the managing member. H.S. Wright III (13.8%), Thieline Wright Rolfe (15.3%), Jeffrey James Wright (13.2%), Taylor Mathew Wright (15.3%), and David Henry Wright (17.9%) and the Class “A” (voting) shareholders, owning an aggregate 75.5%, in the Space Needle Holding Corporation. There are six Class “B” (nonvoting) shareholders with ownership interests ranging from 0.2% to 9.0%, who hold the remaining interest in the Space Needle Holding Corporation.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

The Property.    The Seattle Space Needle Property consists of a 605-foot landmark observation tower, with a gross building area of 54,459 sq. ft. and a usable building area of 35,837 sq. ft. The Seattle Space Needle Property was originally constructed in 1962 for the Seattle World’s Fair at a cost of $4.5 million. It underwent a $20 million major revitalization effort between Fall 1999 and Spring 2000 with updates to entry level, restaurant, observation deck and grounds surrounding the attraction. The Property has undergone further capital improvements over the past three years averaging approximately $1.6 million annually with the most recent capital investment of approximately $1.7 million for the Space Needle – SN 360, an interactive display system that includes five “touch-sensitive” display panels to allow visitors to identify key features in the surrounding landscape from the observation deck. The Property includes retail space, catering and meeting facilities, a rotating restaurant, and both interior and exterior observation deck areas. The plaza level (4,437 sq. ft.) is located at the base of the tower and consists of a circular steel structure, which virtually encloses the base of the Seattle Space Needle Property. The plaza level consists of a gift shop, ticketing office, and public restrooms. The banquet level (4,967 sq. ft.) is located 100 feet above grade in a steel framed structural system that is anchored to the frame of the tower. The banquet level includes a kitchen preparation and holding room, public restrooms, and a common banquet space that can be portioned into three separate meeting spaces. The restaurant level (6,537 sq. ft.) is located 500 feet above grade and accommodates approximately 250 patrons for brunch, lunch and dinner. The restaurant has a diameter of approximately 94.5 feet, and reportedly completes a full rotation approximately every 42 minutes. The observation level (10,637 sq. ft.), which contains both an interior and exterior observation space, includes two public restrooms, a snack bar, and a 360-degree viewing area. The remaining usable area consists of the basement (2,637 sq. ft.), mezzanine level (2,886 sq. ft.), mechanical level (3,080 sq. ft.), and the machine room (620 sq. ft.). The exterior space includes the outer perimeter, which is set approximately three feet below the interior deck elevation.

The Seattle Space Needle Property has three elevators, each with a capacity of 20–25 passengers. Two of the elevators normally carry passengers and the third, which is a freight elevator, is used to carry passengers during peak traffic. The cars are equipped with large glass windows that provide an unobstructed view of the surrounding area.

The Seattle Space Needle Property consists of an observation tower with related service uses that is considered a national landmark. Because of its uniqueness, there are no other similar properties within the Seattle or the Pacific Northwest markets for comparison to the subject. The subject property is approximately 100% owner occupied.

The Seattle Space Needle property derives the majority of its revenue from three sources, the observation deck, retail revenue from the gift shop, and the SkyCity Restaurant. Historically, ticket sales for the observation deck accounted for about 34% of the total revenue, retail sales from the gift shop accounted for about 21% of the revenue, food and beverage sales from the SkyCity Restaurant and banquet/catering accounted for the remainder.

The Market.     The Seattle Space Needle Property is located approximately one mile north of the Seattle Central Business District and is adjacent to the Seattle Center (formerly the World’s Fair site). Within the Seattle Center, attractions include Key Arena, Paul Allen’s Experience Music Project/Science Fiction Museum and Hall of Fame, the Seattle Monorail, and the Pacific Science Center. In addition, construction of the new headquarters for the Bill & Melinda Gates Foundation has just recently commenced near the Seattle Center.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

The subject property is considered to be a related attraction of the Seattle Center. The Seattle Center and its related attractions compete with other local Seattle attractions for tourists’ dollars, such as Pike Place Market, Safeco Field, Chittendon Locks, Woodland Park Zoo, Seattle Aquarium, Seattle Theatre Group, Seattle Art Museum, The Museum of Flight, 5th Avenue Theatre, and Burke Museum. The total attendance for the combined top attractions in the Seattle area was 33.3 million persons for 2005, with the Seattle Center and related attractions capturing approximately 16.4 million persons, or approximately 49.3% of the total attendance.

The Seattle Space Needle Property also competes with the Seattle Center and it’s other related attractions, including the Pacific Science Center and the Seattle Supersonics Basketball team. The Seattle Space Needle Property captures approximately 1.3 million persons, or 7.9% of all Seattle Center and related attractions attendance. The overall attendance at the Seattle Space Needle Property has increased on an average annual basis of approximately 2.4% during the period 2004-2006. In addition to attendance, the amount of revenue generated per person affects the ability of the Seattle Space Needle Property’s profit centers to generate income. Revenues per person have increased at an annual rate of approximately 4% over the period 2004-2006.

According to the appraisal, attendance is forecasted to continue to increase into the foreseeable future. Revenues have increased substantially in recent years due to new pricing structures and products, and are expected to continue to increase commensurate with historical performance.

Property Management.    The Seattle Space Needle Property is managed by the borrower, which is in turn managed by Space Needle Management LLC, the 1% managing member.

Lockbox / Cash Management.    None.

Reserves.    Following an event of default, Lender may require borrower to establish a tax, insurance and replacement reserve to be funded monthly.

Future Mezzanine or Subordinate Indebtedness.    The Seattle Space Needle Loan documents permit future mezzanine indebtedness subject to conditions, including: (i) the combined LTV ratio does not exceed 60%, (ii) the DSCR does not fall below 1.50x, (iii) the mezzanine lender is reasonably satisfactory to lender and approved by each applicable rating agency, (iv) the borrower delivers a no-downgrade confirmation from the rating agencies and (v) the mezzanine lender enters into an acceptable intercreditor agreement.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
RESIDENTIAL
Queen Anne
Restaurant/Retail
SEATTLE CENTER
Key Arena
Fisher
Pavilion
Memorial Stadium
Fun Forest Amusement Park
Experience Music Project
Space Needle
Pacific Science Center
Mercer Street Parking Garage
5th Avenue Parking Lot
KCTS Television
Pacific Northwest Ballet
McCaw Hall
Mercer Arena
Parking
South Lake Union Park
South Lake Union
Seattle Space Needle
400 Broad Street
Seattle WA 9810
99
Denny Park
Denny Way
Monorail
Broad St
Mercer St
Valley St
Roy St
Harrison St
Thomas St
John St
Waterfront
Denny Triangle/ Belltown
Seattle
Westlake Center
Macy's
Central Business District
ALASKAN WAY VIADUCT
Elliott Bay

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered CD 2007-CD5, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class AM, Class A-MA, Class AJ, Class A-JA, Class B and Class C Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants. Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a) if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(A) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(B) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b) if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii) certifying that the nonqualified intermediary is not acting for its own account,

(iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance

of the Class A-1 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	89%	89%	89%	89%	89%
November 2009	77%	77%	77%	77%	77%
November 2010	61%	56%	51%	44%	33%
November 2011	42%	31%	22%	16%	13%
November 2012 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	3.11	2.97	2.85	2.74	2.56

Percentages of the Initial Certificate Balance

of the Class A-2 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.66	4.65	4.64	4.61	4.43

Percentages of the Initial Certificate Balance

of the Class A-3 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.81	6.80	6.79	6.78	6.63

Percentages of the Initial Certificate Balance

of the Class A-AB Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	98%	98%	98%	98%	98%
November 2013	73%	73%	73%	73%	73%
November 2014	48%	48%	48%	48%	48%
November 2015	23%	23%	23%	23%	23%
November 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.91	6.91	6.91	6.91	6.91

Percentages of the Initial Certificate Balance

of the Class A-4 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	99%	99%	99%	99%	97%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.62	9.60	9.57	9.54	9.32
Percentages of the Initial Certificate Balance

of the Class A-1A Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	99%	99%	99%	99%	99%
November 2011	99%	99%	99%	99%	99%
November 2012	72%	72%	72%	72%	72%
November 2013	71%	71%	71%	71%	71%
November 2014	70%	70%	70%	70%	70%
November 2015	69%	69%	69%	69%	69%
November 2016	65%	65%	65%	65%	65%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	8.03	8.01	7.99	7.96	7.77

Percentages of the Initial Certificate Balance

of the Class AM Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.79	9.78	9.76	9.74	9.56

Percentages of the Initial Certificate Balance

of the Class A-MA Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.86	9.85	9.85	9.84	9.62

Percentages of the Initial Certificate Balance

of the Class AJ Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.87	9.85	9.83	9.80	9.63

Percentages of the Initial Certificate Balance

of the Class A-JA Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.88	9.88	9.88	9.88	9.63

Percentages of the Initial Certificate Balance

of the Class B Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.88	9.88	9.88	9.63

Percentages of the Initial Certificate Balance

of the Class C Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%
November 2014	100%	100%	100%	100%	100%
November 2015	100%	100%	100%	100%	100%
November 2016	100%	100%	100%	100%	100%
November 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.94	9.88	9.88	9.70

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class A-1 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.25%	5.43%	5.43%	5.44%	5.45%	5.47%
99.50%	5.34%	5.34%	5.34%	5.35%	5.36%
99.75%	5.24%	5.25%	5.25%	5.25%	5.25%
100.00%	5.15%	5.15%	5.15%	5.15%	5.14%
100.25%	5.06%	5.06%	5.05%	5.04%	5.03%

Weighted Average Life (yrs)	3.11	2.97	2.85	2.74	2.56

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class A-2 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.00%	5.67%	5.67%	5.67%	5.67%	5.66%
100.25%	5.60%	5.60%	5.60%	5.60%	5.60%
100.50%	5.54%	5.54%	5.54%	5.54%	5.53%
100.75%	5.48%	5.48%	5.48%	5.48%	5.47%
101.00%	5.42%	5.42%	5.42%	5.42%	5.40%

Weighted Average Life (yrs)	4.66	4.65	4.64	4.61	4.43

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class A-3 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.00%	5.91%	5.91%	5.91%	5.91%	5.91%
100.25%	5.87%	5.87%	5.87%	5.87%	5.87%
100.50%	5.82%	5.82%	5.82%	5.82%	5.82%
100.75%	5.78%	5.78%	5.78%	5.78%	5.77%
101.00%	5.73%	5.73%	5.73%	5.73%	5.73%

Weighted Average Life (yrs)	6.81	6.80	6.79	6.78	6.63

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class A-AB Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.00%	5.77%	5.77%	5.77%	5.77%	5.77%
100.25%	5.73%	5.73%	5.73%	5.73%	5.73%
100.50%	5.68%	5.68%	5.68%	5.68%	5.68%
100.75%	5.64%	5.64%	5.64%	5.64%	5.64%
101.00%	5.59%	5.59%	5.59%	5.59%	5.59%

Weighted Average Life (yrs)	6.91	6.91	6.91	6.91	6.91

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class A-4 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.00%	5.93%	5.93%	5.93%	5.93%	5.93%
100.25%	5.89%	5.89%	5.89%	5.89%	5.89%
100.50%	5.86%	5.86%	5.86%	5.86%	5.85%
100.75%	5.82%	5.82%	5.82%	5.82%	5.82%
101.00%	5.79%	5.79%	5.79%	5.79%	5.78%

Weighted Average Life (yrs)	9.62	9.60	9.57	9.54	9.32

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class A-1A Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.00%	5.83%	5.83%	5.83%	5.83%	5.83%
100.25%	5.79%	5.79%	5.79%	5.79%	5.79%
100.50%	5.75%	5.75%	5.75%	5.75%	5.75%
100.75%	5.71%	5.71%	5.71%	5.71%	5.71%
101.00%	5.67%	5.67%	5.67%	5.67%	5.67%

Weighted Average Life (yrs)	8.03	8.01	7.99	7.96	7.77

Pre-Tax Yield to Maturity (CBE) for the Class XP Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
1.345083%	5.71%	5.71%	5.71%	5.71%	5.71%
1.346333%	5.68%	5.68%	5.68%	5.68%	5.68%
1.347583%	5.64%	5.64%	5.64%	5.64%	5.64%
1.348833%	5.61%	5.61%	5.61%	5.61%	5.61%
1.350083%	5.58%	5.58%	5.58%	5.58%	5.58%

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class AM Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.75%	6.35%	6.35%	6.35%	6.35%	6.35%
100.00%	6.32%	6.31%	6.31%	6.31%	6.31%
100.25%	6.28%	6.28%	6.28%	6.28%	6.28%
100.50%	6.25%	6.24%	6.24%	6.24%	6.24%
100.75%	6.21%	6.21%	6.21%	6.21%	6.21%

Weighted Average Life (yrs)	9.79	9.78	9.76	9.74	9.56

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class A-MA Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.75%	6.35%	6.35%	6.35%	6.35%	6.35%
100.00%	6.32%	6.32%	6.32%	6.32%	6.31%
100.25%	6.28%	6.28%	6.28%	6.28%	6.28%
100.50%	6.25%	6.25%	6.25%	6.25%	6.24%
100.75%	6.21%	6.21%	6.21%	6.21%	6.21%

Weighted Average Life (yrs)	9.86	9.85	9.85	9.84	9.62

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class AJ Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.25%	6.71%	6.71%	6.71%	6.71%	6.71%
97.50%	6.67%	6.67%	6.67%	6.67%	6.67%
97.75%	6.63%	6.63%	6.63%	6.64%	6.64%
98.00%	6.60%	6.60%	6.60%	6.60%	6.60%
98.25%	6.56%	6.56%	6.56%	6.56%	6.57%

Weighted Average Life (yrs)	9.87	9.85	9.83	9.80	9.63

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class A-JA Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.25%	6.71%	6.71%	6.71%	6.71%	6.71%
97.50%	6.67%	6.67%	6.67%	6.67%	6.67%
97.75%	6.63%	6.63%	6.63%	6.63%	6.64%
98.00%	6.60%	6.60%	6.60%	6.60%	6.60%
98.25%	6.56%	6.56%	6.56%	6.56%	6.57%

Weighted Average Life (yrs)	9.88	9.88	9.88	9.88	9.63

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class B Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
94.50%	7.11%	7.11%	7.11%	7.11%	7.12%
94.75%	7.07%	7.07%	7.07%	7.07%	7.08%
95.00%	7.03%	7.04%	7.04%	7.04%	7.05%
95.25%	7.00%	7.00%	7.00%	7.00%	7.01%
95.50%	6.96%	6.96%	6.96%	6.96%	6.97%

Weighted Average Life (yrs)	9.96	9.88	9.88	9.88	9.63

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and

for the Class C Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
93.25%	7.30%	7.30%	7.30%	7.30%	7.31%
93.50%	7.26%	7.26%	7.26%	7.26%	7.27%
93.75%	7.22%	7.22%	7.22%	7.22%	7.23%
94.00%	7.18%	7.18%	7.19%	7.19%	7.20%
94.25%	7.15%	7.15%	7.15%	7.15%	7.16%

Weighted Average Life (yrs)	9.96	9.94	9.88	9.88	9.70

ANNEX F

CLASS XP REFERENCE RATES

Distribution Date*	Reference Rate
12/15/2007	6.149320%
1/15/2008	6.355280%
2/15/2008	6.149260%
3/15/2008	6.149260%
4/15/2008	6.355140%
5/15/2008	6.149130%
6/15/2008	6.355050%
7/15/2008	6.149040%
8/15/2008	6.354950%
9/15/2008	6.354910%
10/15/2008	6.148910%
11/15/2008	6.354810%
12/15/2008	6.148810%
1/15/2009	6.148750%
2/15/2009	6.148700%
3/15/2009	6.148780%
4/15/2009	6.354520%
5/15/2009	6.148520%
6/15/2009	6.354410%
7/15/2009	6.148410%
8/15/2009	6.354300%
9/15/2009	6.354250%
10/15/2009	6.148250%
11/15/2009	6.354120%
12/15/2009	6.148130%
1/15/2010	6.148050%
2/15/2010	6.148000%
3/15/2010	6.148100%
4/15/2010	6.353760%
5/15/2010	6.147770%
6/15/2010	6.353620%
7/15/2010	6.147640%
8/15/2010	6.353480%
9/15/2010	6.353430%
10/15/2010	6.147450%
11/15/2010	6.353290%
12/15/2010	6.147320%
1/15/2011	6.147250%
2/15/2011	6.147190%
3/15/2011	6.147340%
4/15/2011	6.352930%
5/15/2011	6.146960%
6/15/2011	6.352780%
7/15/2011	6.146830%
8/15/2011	6.352640%
9/15/2011	6.352580%
10/15/2011	6.146620%
11/15/2011	6.352420%
12/15/2011	6.146470%
1/15/2012	6.352270%
2/15/2012	6.146320%
3/15/2012	6.146330%
4/15/2012	6.354430%
5/15/2012	6.146370%
6/15/2012	6.352160%
7/15/2012	6.138850%
8/15/2012	6.344150%
9/15/2012	6.342580%
10/15/2012	6.136960%
11/15/2012	6.342440%
12/15/2012	6.136810%
1/15/2013	6.136720%
2/15/2013	6.136640%
3/15/2013	6.136940%
4/15/2013	6.341990%
5/15/2013	6.136360%
6/15/2013	6.341810%
7/15/2013	6.136190%
8/15/2013	6.341630%
9/15/2013	6.341550%
10/15/2013	6.135940%
11/15/2013	6.341370%
12/15/2013	6.135760%
1/15/2014	6.135660%
2/15/2014	6.135570%
3/15/2014	6.135890%
4/15/2014	6.340870%
5/15/2014	6.135270%
6/15/2014	6.340670%
7/15/2014	6.135080%
8/15/2014	6.336860%
9/15/2014	6.336200%
10/15/2014	6.130750%
11/15/2014	6.336010%
12/15/2014	6.130560%
1/15/2015	6.130460%
2/15/2015	6.130370%
3/15/2015	6.130700%
4/15/2015	6.335480%
5/15/2015	6.130050%
6/15/2015	6.335280%
7/15/2015	6.129860%
8/15/2015	6.335070%
9/15/2015	6.334970%
10/15/2015	6.129560%
11/15/2015	6.334760%
12/15/2015	6.129350%
1/15/2016	6.334550%
2/15/2016	6.129140%
3/15/2016	6.129190%

F-1

Distribution Date*	Reference Rate
4/15/2016	6.334210%
5/15/2016	6.128810%
6/15/2016	6.333980%
7/15/2016	6.128590%
8/15/2016	6.333750%
9/15/2016	6.333650%
10/15/2016	6.129130%
11/15/2016	6.334560%
12/15/2016	6.127960%
1/15/2017	6.129050%
2/15/2017	6.128940%
3/15/2017	6.129310%
4/15/2017	6.340380%
5/15/2017	6.138080%
6/15/2017	6.369350%
7/15/2017	6.216670%
8/15/2017	6.614060%
9/15/2017	6.685320%
10/15/2017	5.829300%
11/15/2017	6.024610%
12/15/2017	5.829300%
1/15/2018	5.829300%
2/15/2018	5.829300%
3/15/2018	5.830750%
4/15/2018	6.024610%
5/15/2018	5.829300%
6/15/2018	6.024610%
7/15/2018	5.829300%
8/15/2018	6.024610%
9/15/2018	6.024610%
10/15/2018	5.829300%
11/15/2018	6.024610%
12/15/2018	5.829300%
1/15/2019	5.829300%
2/15/2019	5.829300%
3/15/2019	5.830900%
4/15/2019	6.024610%
5/15/2019	5.829300%
6/15/2019	6.024610%
7/15/2019	5.829300%
8/15/2019	6.024610%
9/15/2019	6.024610%
10/15/2019	5.829300%
11/15/2019	6.024610%
12/15/2019	5.829300%
1/15/2020	6.024610%
2/15/2020	5.829300%
3/15/2020	5.829890%
4/15/2020	6.024610%
5/15/2020	5.829300%
6/15/2020	6.024610%
7/15/2020	5.829300%
8/15/2020	6.024610%
9/15/2020	6.024610%
10/15/2020	5.829300%
11/15/2020	6.024610%
12/15/2020	5.829300%
1/15/2021	5.829300%
2/15/2021	5.829300%
3/15/2021	5.831250%
4/15/2021	6.024610%
5/15/2021	5.829300%
6/15/2021	6.024610%
7/15/2021	5.829300%
8/15/2021	6.024610%
9/15/2021	6.024610%
10/15/2021	5.829300%
11/15/2021	6.024610%
12/15/2021	5.829300%
1/15/2022	5.829300%
2/15/2022	5.829300%
3/15/2022	5.831470%
4/15/2022	6.024610%
5/15/2022	5.829300%
6/15/2022	0.187480%
7/15/2022	0.000000%

*	Assumes each distribution date occurs on the 15th of the month.

F-2

ANNEX G

CLASS XP COMPONENT NOTIONAL AMOUNTS(1)

Period Ending(2)	Class A-1	Class A-2	Class A-3	Class A-AB	Class A-4	Class A-1A	Class AM	Class A-MA
12/15/2007	$40,434,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,764,000	$168,726,000	$40,693,000
1/15/2008	$40,434,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,764,000	$168,726,000	$40,693,000
2/15/2008	$40,434,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,764,000	$168,726,000	$40,693,000
3/15/2008	$40,434,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,764,000	$168,726,000	$40,693,000
4/15/2008	$40,434,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,764,000	$168,726,000	$40,693,000
5/15/2008	$38,087,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,640,000	$168,726,000	$40,693,000
6/15/2008	$38,087,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,640,000	$168,726,000	$40,693,000
7/15/2008	$38,087,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,640,000	$168,726,000	$40,693,000
8/15/2008	$38,087,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,640,000	$168,726,000	$40,693,000
9/15/2008	$38,087,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,640,000	$168,726,000	$40,693,000
10/15/2008	$38,087,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$284,640,000	$168,726,000	$40,693,000
11/15/2008	$6,835,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$278,552,000	$168,726,000	$40,693,000
12/15/2008	$6,835,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$278,552,000	$168,726,000	$40,693,000
1/15/2009	$6,835,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$278,552,000	$168,726,000	$40,693,000
2/15/2009	$6,835,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$278,552,000	$168,726,000	$40,693,000
3/15/2009	$6,835,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$278,552,000	$168,726,000	$40,693,000
4/15/2009	$6,835,000	$88,500,000	$39,400,000	$52,000,000	$958,880,000	$278,552,000	$168,726,000	$40,693,000
5/15/2009	—	$59,382,000	$39,400,000	$52,000,000	$958,880,000	$271,477,000	$168,726,000	$40,693,000
6/15/2009	—	$59,382,000	$39,400,000	$52,000,000	$958,880,000	$271,477,000	$168,726,000	$40,693,000
7/15/2009	—	$59,382,000	$39,400,000	$52,000,000	$958,880,000	$271,477,000	$168,726,000	$40,693,000
8/15/2009	—	$59,382,000	$39,400,000	$52,000,000	$958,880,000	$271,477,000	$168,726,000	$40,693,000
9/15/2009	—	$59,382,000	$39,400,000	$52,000,000	$958,880,000	$271,477,000	$168,726,000	$40,693,000
10/15/2009	—	$59,382,000	$39,400,000	$52,000,000	$958,880,000	$271,477,000	$168,726,000	$40,693,000
11/15/2009	—	$13,881,000	$39,400,000	$52,000,000	$958,880,000	$264,448,000	$168,726,000	$40,693,000
12/15/2009	—	$13,881,000	$39,400,000	$52,000,000	$958,880,000	$264,448,000	$168,726,000	$40,693,000
1/15/2010	—	$13,881,000	$39,400,000	$52,000,000	$958,880,000	$264,448,000	$168,726,000	$40,693,000
2/15/2010	—	$13,881,000	$39,400,000	$52,000,000	$958,880,000	$264,448,000	$168,726,000	$40,693,000
3/15/2010	—	$13,881,000	$39,400,000	$52,000,000	$958,880,000	$264,448,000	$168,726,000	$40,693,000
4/15/2010	—	$13,881,000	$39,400,000	$52,000,000	$958,880,000	$264,448,000	$168,726,000	$40,693,000
5/15/2010	—	—	$19,000,000	$52,000,000	$958,880,000	$257,607,000	$168,726,000	$40,693,000
6/15/2010	—	—	$19,000,000	$52,000,000	$958,880,000	$257,607,000	$168,726,000	$40,693,000
7/15/2010	—	—	$19,000,000	$52,000,000	$958,880,000	$257,607,000	$168,726,000	$40,693,000
8/15/2010	—	—	$19,000,000	$52,000,000	$958,880,000	$257,607,000	$168,726,000	$40,693,000
9/15/2010	—	—	$19,000,000	$52,000,000	$958,880,000	$257,607,000	$168,726,000	$40,693,000
10/15/2010	—	—	$19,000,000	$52,000,000	$958,880,000	$257,607,000	$168,726,000	$40,693,000
11/15/2010	—	—	—	$37,218,000	$958,880,000	$250,882,000	$168,726,000	$40,693,000
12/15/2010	—	—	—	$37,218,000	$958,880,000	$250,882,000	$168,726,000	$40,693,000
1/15/2011	—	—	—	$37,218,000	$958,880,000	$250,882,000	$168,726,000	$40,693,000
2/15/2011	—	—	—	$37,218,000	$958,880,000	$250,882,000	$168,726,000	$40,693,000
3/15/2011	—	—	—	$37,218,000	$958,880,000	$250,882,000	$168,726,000	$40,693,000
4/15/2011	—	—	—	$37,218,000	$958,880,000	$250,882,000	$168,726,000	$40,693,000
5/15/2011	—	—	—	$4,662,000	$958,880,000	$244,370,000	$168,726,000	$40,693,000
6/15/2011	—	—	—	$4,662,000	$958,880,000	$244,370,000	$168,726,000	$40,693,000
7/15/2011	—	—	—	$4,662,000	$958,880,000	$244,370,000	$168,726,000	$40,693,000
8/15/2011	—	—	—	$4,662,000	$958,880,000	$244,370,000	$168,726,000	$40,693,000
9/15/2011	—	—	—	$4,662,000	$958,880,000	$244,370,000	$168,726,000	$40,693,000
10/15/2011	—	—	—	$4,662,000	$958,880,000	$244,370,000	$168,726,000	$40,693,000
11/15/2011	—	—	—	—	$875,998,000	$191,018,000	$168,726,000	$40,693,000
12/15/2011	—	—	—	—	$875,998,000	$191,018,000	$168,726,000	$40,693,000
1/15/2012	—	—	—	—	$875,998,000	$191,018,000	$168,726,000	$40,693,000
2/15/2012	—	—	—	—	$875,998,000	$191,018,000	$168,726,000	$40,693,000
3/15/2012	—	—	—	—	$875,998,000	$191,018,000	$168,726,000	$40,693,000
4/15/2012	—	—	—	—	$875,998,000	$191,018,000	$168,726,000	$40,693,000
5/15/2012	—	—	—	—	$833,094,000	$171,279,000	$168,726,000	$40,693,000
6/15/2012	—	—	—	—	$833,094,000	$171,279,000	$168,726,000	$40,693,000
7/15/2012	—	—	—	—	$833,094,000	$171,279,000	$168,726,000	$40,693,000
8/15/2012	—	—	—	—	$833,094,000	$171,279,000	$168,726,000	$40,693,000
9/15/2012	—	—	—	—	$833,094,000	$171,279,000	$168,726,000	$40,693,000
10/15/2012	—	—	—	—	$833,094,000	$171,279,000	$168,726,000	$40,693,000
11/15/2012	—	—	—	—	$803,437,000	$166,216,000	$168,726,000	$40,693,000
12/15/2012	—	—	—	—	$803,437,000	$166,216,000	$168,726,000	$40,693,000
1/15/2013	—	—	—	—	$803,437,000	$166,216,000	$168,726,000	$40,693,000
2/15/2013	—	—	—	—	$803,437,000	$166,216,000	$168,726,000	$40,693,000
3/15/2013	—	—	—	—	$803,437,000	$166,216,000	$168,726,000	$40,693,000
4/15/2013	—	—	—	—	$803,437,000	$166,216,000	$168,726,000	$40,693,000
5/15/2013	—	—	—	—	$774,723,000	$161,321,000	$168,726,000	$40,693,000
6/15/2013	—	—	—	—	$774,723,000	$161,321,000	$168,726,000	$40,693,000
7/15/2013	—	—	—	—	$774,723,000	$161,321,000	$168,726,000	$40,693,000
8/15/2013	—	—	—	—	$774,723,000	$161,321,000	$168,726,000	$40,693,000
9/15/2013	—	—	—	—	$774,723,000	$161,321,000	$168,726,000	$40,693,000
10/15/2013	—	—	—	—	$774,723,000	$161,321,000	$168,726,000	$40,693,000
11/15/2013	—	—	—	—	$746,731,000	$156,546,000	$168,726,000	$40,693,000
12/15/2013	—	—	—	—	$746,731,000	$156,546,000	$168,726,000	$40,693,000
1/15/2014	—	—	—	—	$746,731,000	$156,546,000	$168,726,000	$40,693,000
2/15/2014	—	—	—	—	$746,731,000	$156,546,000	$168,726,000	$40,693,000
3/15/2014	—	—	—	—	$746,731,000	$156,546,000	$168,726,000	$40,693,000
4/15/2014	—	—	—	—	$746,731,000	$156,546,000	$168,726,000	$40,693,000
5/15/2014	—	—	—	—	$692,435,000	$151,928,000	$168,726,000	$40,693,000
6/15/2014	—	—	—	—	$692,435,000	$151,928,000	$168,726,000	$40,693,000
7/15/2014	—	—	—	—	$692,435,000	$151,928,000	$168,726,000	$40,693,000
8/15/2014	—	—	—	—	$692,435,000	$151,928,000	$168,726,000	$40,693,000
9/15/2014	—	—	—	—	$692,435,000	$151,928,000	$168,726,000	$40,693,000
10/15/2014	—	—	—	—	$692,435,000	$151,928,000	$168,726,000	$40,693,000

Period Ending(2)	Class AJ	Class A-JA	Class B	Class C	Class D	Class E	Class F	Class G
12/15/2007	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
1/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
2/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
3/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
4/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
5/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
6/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
7/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
8/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
9/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
10/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
11/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
12/15/2008	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
1/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
2/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
3/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
4/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
5/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
6/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
7/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
8/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
9/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
10/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
11/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
12/15/2009	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
1/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
2/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
3/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
4/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
5/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
6/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
7/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
8/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
9/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
10/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
11/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
12/15/2010	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
1/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
2/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
3/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
4/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
5/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
6/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
7/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
8/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
9/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
10/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
11/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
12/15/2011	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
1/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
2/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
3/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
4/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
5/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
6/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
7/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
8/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
9/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
10/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$20,942,000
11/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$9,123,000
12/15/2012	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$9,123,000
1/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$9,123,000
2/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$9,123,000
3/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$9,123,000
4/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$18,324,000	$9,123,000
5/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$12,151,000	—
6/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$12,151,000	—
7/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$12,151,000	—
8/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$12,151,000	—
9/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$12,151,000	—
10/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$18,324,000	$12,151,000	—
11/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$15,694,000	—	—
12/15/2013	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$15,694,000	—	—
1/15/2014	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$15,694,000	—	—
2/15/2014	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$15,694,000	—	—
3/15/2014	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$15,694,000	—	—
4/15/2014	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$15,694,000	—	—
5/15/2014	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$1,468,000	—	—
6/15/2014	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$1,468,000	—	—
7/15/2014	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$1,468,000	—	—
8/15/2014	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$1,468,000	—	—
9/15/2014	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$1,468,000	—	—
10/15/2014	$111,780,000	$26,959,000	$20,942,000	$20,942,000	$20,942,000	$1,468,000	—	—

Period Ending(2)	Class H	Class J	Class K	Class L	Class M	Class N	Total(3)
12/15/2007	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,039,879,000
1/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,039,879,000
2/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,039,879,000
3/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,039,879,000
4/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,039,879,000
5/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,037,408,000
6/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,037,408,000
7/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,037,408,000
8/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,037,408,000
9/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,037,408,000
10/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,037,408,000
11/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,000,068,000
12/15/2008	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,000,068,000
1/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,000,068,000
2/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,000,068,000
3/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,000,068,000
4/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$2,000,068,000
5/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$1,957,040,000
6/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$1,957,040,000
7/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$1,957,040,000
8/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$1,957,040,000
9/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$1,957,040,000
10/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$7,853,000	$5,236,000	$1,957,040,000
11/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$4,023,000	—	$1,895,444,000
12/15/2009	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$4,023,000	—	$1,895,444,000
1/15/2010	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$4,023,000	—	$1,895,444,000
2/15/2010	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$4,023,000	—	$1,895,444,000
3/15/2010	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$4,023,000	—	$1,895,444,000
4/15/2010	$23,559,000	$23,560,000	$20,942,000	$26,177,000	$4,023,000	—	$1,895,444,000
5/15/2010	$23,559,000	$23,560,000	$20,942,000	$9,828,000	—	—	$1,833,950,000
6/15/2010	$23,559,000	$23,560,000	$20,942,000	$9,828,000	—	—	$1,833,950,000
7/15/2010	$23,559,000	$23,560,000	$20,942,000	$9,828,000	—	—	$1,833,950,000
8/15/2010	$23,559,000	$23,560,000	$20,942,000	$9,828,000	—	—	$1,833,950,000
9/15/2010	$23,559,000	$23,560,000	$20,942,000	$9,828,000	—	—	$1,833,950,000
10/15/2010	$23,559,000	$23,560,000	$20,942,000	$9,828,000	—	—	$1,833,950,000
11/15/2010	$23,559,000	$23,560,000	$11,048,000	—	—	—	$1,773,721,000
12/15/2010	$23,559,000	$23,560,000	$11,048,000	—	—	—	$1,773,721,000
1/15/2011	$23,559,000	$23,560,000	$11,048,000	—	—	—	$1,773,721,000
2/15/2011	$23,559,000	$23,560,000	$11,048,000	—	—	—	$1,773,721,000
3/15/2011	$23,559,000	$23,560,000	$11,048,000	—	—	—	$1,773,721,000
4/15/2011	$23,559,000	$23,560,000	$11,048,000	—	—	—	$1,773,721,000
5/15/2011	$23,559,000	$15,631,000	—	—	—	—	$1,715,676,000
6/15/2011	$23,559,000	$15,631,000	—	—	—	—	$1,715,676,000
7/15/2011	$23,559,000	$15,631,000	—	—	—	—	$1,715,676,000
8/15/2011	$23,559,000	$15,631,000	—	—	—	—	$1,715,676,000
9/15/2011	$23,559,000	$15,631,000	—	—	—	—	$1,715,676,000
10/15/2011	$23,559,000	$15,631,000	—	—	—	—	$1,715,676,000
11/15/2011	$20,914,000	—	—	—	—	—	$1,556,504,000
12/15/2011	$20,914,000	—	—	—	—	—	$1,556,504,000
1/15/2012	$20,914,000	—	—	—	—	—	$1,556,504,000
2/15/2012	$20,914,000	—	—	—	—	—	$1,556,504,000
3/15/2012	$20,914,000	—	—	—	—	—	$1,556,504,000
4/15/2012	$20,914,000	—	—	—	—	—	$1,556,504,000
5/15/2012	$4,002,000	—	—	—	—	—	$1,476,949,000
6/15/2012	$4,002,000	—	—	—	—	—	$1,476,949,000
7/15/2012	$4,002,000	—	—	—	—	—	$1,476,949,000
8/15/2012	$4,002,000	—	—	—	—	—	$1,476,949,000
9/15/2012	$4,002,000	—	—	—	—	—	$1,476,949,000
10/15/2012	$4,002,000	—	—	—	—	—	$1,476,949,000
11/15/2012	—	—	—	—	—	—	$1,426,408,000
12/15/2012	—	—	—	—	—	—	$1,426,408,000
1/15/2013	—	—	—	—	—	—	$1,426,408,000
2/15/2013	—	—	—	—	—	—	$1,426,408,000
3/15/2013	—	—	—	—	—	—	$1,426,408,000
4/15/2013	—	—	—	—	—	—	$1,426,408,000
5/15/2013	—	—	—	—	—	—	$1,377,503,000
6/15/2013	—	—	—	—	—	—	$1,377,503,000
7/15/2013	—	—	—	—	—	—	$1,377,503,000
8/15/2013	—	—	—	—	—	—	$1,377,503,000
9/15/2013	—	—	—	—	—	—	$1,377,503,000
10/15/2013	—	—	—	—	—	—	$1,377,503,000
11/15/2013	—	—	—	—	—	—	$1,329,955,000
12/15/2013	—	—	—	—	—	—	$1,329,955,000
1/15/2014	—	—	—	—	—	—	$1,329,955,000
2/15/2014	—	—	—	—	—	—	$1,329,955,000
3/15/2014	—	—	—	—	—	—	$1,329,955,000
4/15/2014	—	—	—	—	—	—	$1,329,955,000
5/15/2014	—	—	—	—	—	—	$1,256,815,000
6/15/2014	—	—	—	—	—	—	$1,256,815,000
7/15/2014	—	—	—	—	—	—	$1,256,815,000
8/15/2014	—	—	—	—	—	—	$1,256,815,000
9/15/2014	—	—	—	—	—	—	$1,256,815,000
10/15/2014	—	—	—	—	—	—	$1,256,815,000

footnotes to above table:

(1)	The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth in the table above. Each of those components of the total notional amount of the class XP certificates will relate to a particular class of series CD 2007-CD5 principal balance certificates (i.e., classes A-1, A-2, A-3, A-AB, A-4, A-1A, AM, A-MA, AJ, A-JA, B, C, D, E, F, G, H, J, K, L, M and N, respectively). At any particular time during each indicated period through and including the related distribution date on which such period ends, the component of the notional amount of the class XP certificates relating to each indicated class of series CD 2007-CD5 principal balance certificates will equal the lesser of (a) the amount stated in the table above for that class and period and (b) the then actual total principal balance of that class.
(2)	Assumes each distribution date always occurs on the 15th of the month. The initial period commences on the date of initial issuance of the series CD 2007-CD5 certificates. Each subsequent period begins immediately following the end of the prior period.
(3)	The total notional amount of the class XP certificates at any particular time may be less than the amount indicated in the table above, as described in footnote (1).

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certificates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds, credit derivatives or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is November 21, 2007

Important Notice About Information In This Prospectus

And The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	10
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	10
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	11
Prepayments May Reduce The Average Life of Your Certificates	11
Prepayments May Reduce the Yield on Your Certificates	12
Ratings Do Not Guaranty Payment	12
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	13
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	13
Some Certificates May Not Be Appropriate for ERISA Plans	18
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	19
Certain Federal Tax Considerations Regarding Original Issue Discount	19
Bankruptcy Proceedings Entail Certain Risks	19
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	20
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	20
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	21
THE SPONSOR	21
General	21
GACC’s Securitization Program	21
GACC’s Underwriting Standards	22
Servicing	24
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	24
THE DEPOSITOR	24
DESCRIPTION OF THE TRUST FUNDS	25
General	25
Mortgage Loans	26
MBS	30
Certificate Accounts	32
Credit Support	32
Cash Flow Agreements	33
YIELD AND MATURITY CONSIDERATIONS	33
General	33
Pass-Through Rate	33
Payment Delays	34
Certain Shortfalls in Collections of Interest	34
Yield and Prepayment Considerations	34
Weighted Average Life and Maturity	36
Other Factors Affecting Yield, Weighted Average Life and Maturity	36
DESCRIPTION OF THE CERTIFICATES	38
General	38
Distributions	39
Distributions of Interest on the Certificates	39
Distributions of Principal of the Certificates	41
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	41
Allocation of Losses and Shortfalls	42
Advances	42

v

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered	Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity	The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements— The Trustee.”

Master Servicer	If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer	If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator	The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties	If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors	The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers	The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators	If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

• various types of multifamily or commercial mortgage loans,

• mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

• a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

•         may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

•         may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

• may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

• may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, and

• may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans— Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates	Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

• are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

• are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

• are entitled to distributions of interest, with disproportionate nominal or no distributions of principals;

• provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•         provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

• provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

• provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

• provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the Certificates	Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, variable or adjustable interest rate. The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates— Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates	Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

•         may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

• may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

• may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See “Description of the Certificates—Distributions of Principal of the Certificates.”

Credit Support and Cash Flow Agreements	Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

• a letter of credit,

• a loan insurance policy,

• a certificate insurance policy

• a guarantee,

• cross-support provisions,

• a surety bond,

• a reserve fund,

• a credit derivative, or

• a combination of the items described above.

In addition, a trust fund may include:

• guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

•         interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,” “Description of the Trust Funds— Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances	If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates— Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination	If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates— Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets	If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements— Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or More Trust Assets May Also Back Additional Certificates	One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Registration of Book-Entry Certificates	If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

•         “regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

• interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations	If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment	Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating	At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination.”

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certificates—Reports to Certificateholders.” We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Fluctuations in Prevailing Interest Rates. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

•

the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

•	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Prepayments May Reduce The Average Life of Your Certificates

As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

•	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

•	to a disproportionately large share of such prepayments, or

•	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates

Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See “Yield and Maturity Considerations.”

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	changes in general or local economic conditions and/or specific industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and

•	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

•	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

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Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

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The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

Mortgaged properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation.”

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

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such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

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the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loan With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the related mortgaged property;

•	the level of interest rates;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history of the related mortgaged property;

•	changes in zoning, tax and (and with respect to residential properties) rent control laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

•	establishing reserves for cleanup costs when they can be anticipated and estimated; or

•	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates. See “Certain ERISA Considerations.”

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates.” Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See “Certain Federal Income Tax Consequences—Taxation of Regular Certificates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

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The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

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Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

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Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

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You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See “Description of the Certificates—Termination” in this prospectus. See “Description of the Certificates—Termination.”

THE SPONSOR

General

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC (“DBMC”). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the (i) “COMM” program, in which its affiliate Deutsche Mortgage and Asset Receiving Corporation (“DMARC”) is the depositor, (ii) into the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) into programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past four years by GACC and its subsidiary, DBMC, have been as follows:

Year	Total Securitizations (Amts in $ billions)
2006	11.3
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations, GACC and DBMC originated loans have represented a range of between of approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation), PNC Bank, LaSalle Bank National Association, and other third party loan originators/sellers.

Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2006.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

GACC’s Underwriting Standards

General. GACC, and its affiliate DBMC, originate loans located in the United States that are secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties. All of the mortgage loans originated by GACC or DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this section also include DBMC.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals is examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in a prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self-Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. With respect to interest only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80% on all property types. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See “Description of the Mortgage Pool” in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance — Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves — Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot

Retail	$0.15 per square foot of in-line space

Multifamily	$250 per unit

Manufactured housing	$50 per pad

Industrial/Warehouse	$0.10 per square foot

Self storage	$0.15 per square foot

Hotel	4% of gross revenue

Re-tenanting — Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation — Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the related Prospectus Supplement under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Servicing

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

•	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

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residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

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commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

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the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

•	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

•	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

•	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method (the cost of replacing the property at such date),

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

•	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance” and “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

•	have had original terms to maturity of not more than 40 years and

•	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

•

may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

•

may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•

may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

•	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

•

with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

•

private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•

certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

•	the original and remaining term(s) to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

•	a description of the related credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer;

•	the market price of the MBS and the basis on which the market price was determined;

•

the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

•	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the “Certificate Account”) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certificate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	cross-support provisions,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

•	interest rate exchange agreements,

•	interest rate cap or floor agreements, or

•

other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

•

the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

•	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

•	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the mortgaged properties are located,

•	the quality of management of the mortgaged properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

•	converting to a fixed rate loan and thereby “locking in” such rate or

•	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws

(which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

•	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

•	provides that its scheduled payment will adjust less frequently than its interest rate or

•	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

•	whether such offered certificate was purchased at a premium or a discount and

•

the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

•	Excess Funds, or

•	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

•	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

•	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, “Definitive Certificates”) or may be offered in book-entry format (such Certificates, “Book-Entry Certificates”) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, “Accrual Certificates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

•	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

•

equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

•	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,” exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a “Certificate Balance”), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certificates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a “Companion Class”) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i) the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii) the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii) the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v) if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi) if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii) information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii) if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix) if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x) the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi) if such class of offered certificates has a floating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii) if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv) the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Events of Default,” “—Rights Upon Event of Default” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

•	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

•	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a “Certificate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only “certificateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•

the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

•

the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “Certificateholders” under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

•	the address of the related mortgaged property and type of such property;

•	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

•	the original and remaining term to maturity;

•	the amortization term; and

•	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

•	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

•	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

•

an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

•	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•

mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

•	monitor any mortgage loan that is in default,

•	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

•	initiate corrective action in cooperation with the Mortgagor if cure is likely,

•	inspect the related mortgaged property and

•	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Such Permitted Investments include

•	federal funds,

•	uncertificated certificates of deposit,

•	time deposits,

•	bankers’ acceptances and repurchase agreements,

•	certain United States dollar-denominated commercial paper,

•	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1) all payments on account of principal, including principal prepayments, on the mortgage loans;

(2) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5) any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6) any amounts paid under any Cash Flow Agreement;

(7) all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination; Retirement of Certificates”;

(8) to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10) any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11) any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1) to make distributions to the certificateholders on each distribution date;

(2) to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3) to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4) if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6) to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8) if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9) to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10) to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes”;

(12) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13) to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14) to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

•	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

•

will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

•	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

•	a material default on the mortgage loan has occurred or a payment default is imminent,

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

•	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

•

that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

•	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

•

a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•

subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

•

the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

•

a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

“Events of Default” under the related Pooling Agreement generally will include, without limitation,

•

any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•

any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

•

any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•

any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

•

to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

•

if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of Residual certificates to Certain Organizations” herein),

•

to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

•	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

•	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

•

reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

•

reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related

Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

•	the subordination of one or more classes of certificates,

•	cross-support provisions,

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under such Credit Support,

•	any conditions to payment thereunder not otherwise described herein,

•	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

•

the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

Credit Derivatives

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. The related prospectus supplement will describe when and how payments are made under the particular instrument and the specific credit risk that is being covered.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute “cash collateral” and therefore cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

The Bankruptcy Code has been amended to provide that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower’s position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee’s obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

•	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

•

where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

•	the making of proper elections;

•	compliance with the Pooling Agreement and other related documents and no amendments thereof;

•	the accuracy of all representations made with respect to the mortgage loans; and

•	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC

Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

•

the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

•

substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

•	in exchange for any qualified mortgage within a three-month period thereafter; or

•	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the “Service”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

•

the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

•	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the Regular Certificate at the issue date;

•	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

•	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate:

•	is exceeded by the then-current principal amount of the Regular Certificate; or

•	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

•	on the basis of a constant interest rate; or

•

in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•

“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

•

if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•

to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

•	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

•

the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

•

in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

•

ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under “Taxation of Regular Certificates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class). Market discount income generally should accrue in the manner described above under “Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

•	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

•	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

•	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

•	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

•

“Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

•

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

•

an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

•

the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

•	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

•

the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•

the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

•

the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

•

the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•

transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a “safe harbor” against ignoring the transfer: Either

(a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i) the present value of any consideration given to the transferee to acquire the interest;

(ii) the present value of the expected future distributions on the interest; and

(iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this “minimum transfer price” alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

(b) (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certificates—Basis and Losses”) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

•

the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

•	the receipt of compensation for services; or

•	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

•	during the three months following the Startup Day;

•	made to a qualified reserve fund by a Residual Certificateholder;

•	in the nature of a guarantee;

•	made to facilitate a qualified liquidation or clean-up call; and

•	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

•	to the appointment of the tax matters person as provided in the preceding sentence; and

•	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

•	3% of the excess, if any, of adjusted gross income over a threshold amount; or

•	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•

is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•

provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term “Non-U.S. Person” means any person who is not a U.S. Person.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that:

•	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

•

the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons,

30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

The Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

FEDERAL INCOME TAX CONSEQUENCES

FOR CERTIFICATES AS TO WHICH NO

REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as “Stripped Certificates,“ as described below, as a REMIC (Certificates of such a series hereinafter referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a “Standard Certificateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006-2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certificates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1. A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2. A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3. A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorpo-rate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

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if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

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the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

•

the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certificates—Recharacterization of Servicing Fees” above); and

•	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certificates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certificates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

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the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

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unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

•	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

•	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “General,” each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificate-holder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

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one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

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a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on fiduciaries of ERISA Plans certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) defines the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

•	has investment discretion with respect to the investment of Plan Assets; or

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has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

The Exemption also requires that the trust fund meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•

certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan Assets; and

•

certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•

the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

•	the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

•	the holding of certificates by a Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (“ERISA Restricted Certificates”) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

•

the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an “insurance company general account” (as such term is defined in PTCE 95-60); and

•	the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

•

there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “affiliate” thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate or Residual Certificate), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a “certificate” for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

•	are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

•	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

The appropriate characterization of those certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of certificates qualifying as “mortgage related securities,” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to

Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, certificates satisfying the rating and qualified originator requirements for “mortgage related securities, “ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as “mortgage related securities” only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities, “ defined in 12 C.F.R. Section 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.” As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any class of offered certificates will qualify as “commercial mortgage-related securities, “ and thus as “Type IV securities,” for investment by national banks. The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

All depository institutions considering an investment in the certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2. By placements by the depositor with institutional investors through dealers; and

3. By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1

1986 Act	80
1998 Policy Statement	110

A

Accrual Certificates	39
Accrued Certificate Interest	40
Act	73
ADA	76
affiliate	108
ARM Loans	30
Available Distribution Amount	38

B

Bankruptcy Code	70
Book-Entry Certificates	38

C

Cash Flow Agreement	33
Certificate Account	32
Certificate Balance	40
Certificate Owner	45
CMBS	21
Code	77
Companion Class	41
Controlled Amortization Class	41
CPR	35
Credit Support	32, 63
Cut-off Date	41

D

DBBM	21
DBMC	21
DBSI	106
Debt Service Coverage Ratio	27
Definitive Certificates	38
Determination Date	33, 39
Disqualified Organization	90
Distribution Date Statement	42
DMARC	21
DOL	105
DTC	44
DTC Participants	45
Due Period	33
due-on-sale	69, 74

E

electing large partnership	90
Equity Participation	29
ERISA	105
ERISA Plans	105
ERISA Restricted Certificates	108
Events of Default	59
Excess Funds	38
excess servicing	100
Exemption	106
Exemption Rating Agencies	107

F

FAMC	30
FHLMC	30
Financial Intermediary	45
FNMA	30

G
GACC	21
Garn Act	74
GNMA	30

I

Insurance Proceeds	52
IRS	55

L

Letter of Credit Bank	64
Liquidation Proceeds	52
Loan-to-Value Ratio	27
Lock-out Date	29
Lock-out Period	29

M

MBS	25
MBS Agreement	31
MBS Issuer	31
MBS Servicer	31
MBS Trustee	31

N

NCUA	110
Net Leases	27
Net Operating Income	27
Nonrecoverable Advance	42

Non-SMMEA Certificates	109
Non-U.S. Person	96

O

OCC	110
OID Regulations	80
OTS	110

P

Parties in Interest	105
Pass-Through Entity	90
Percentage Interest	39
Permitted Investments	51
Plan Asset Regulations	105
Plan Assets	105
Plans	105
Pooling Agreement	46
Prepayment Assumption	81
Prepayment Interest Shortfall	34
Prepayment Premium	29
Purchase Price	48

R

Record Date	39
Regular Certificateholder	80
Regular Certificates	77, 96
Related Proceeds	42
Relief Act	76
REMIC	77
REMIC Certificates	77
REMIC Pool	77
REMIC Regulations	77
REO Property	49
Residual Certificateholders	86

S

Service	79
Similar Law	105
SMMEA	109
SPA	35
Standard Certificateholder	98
Standard Certificates	98
Stripped Certificateholder	102
Stripped Certificates	98
Stripped Certificates.	101

T

Tax Exempt Investor	109
Tax Favored Plans	105
Title V	75
Treasury	77

U

UBTI	109
UCC	67
Underwriter	106

V

Value	28
Voting Rights	44

W

Warranting Party	48

[THIS PAGE INTENTIONALLY LEFT BLANK]

This diskette relates to the prospectus supplement in regard to the CD 2007-CD5, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire prospectus supplement. This diskette does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained in this diskette will be more fully described elsewhere in the prospectus supplement. The information in this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

“Annex A CD 2007-CD5.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*	Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

EXECUTIVE SUMMARY	S-3
SUMMARY OF THE PROSPECTUS SUPPLEMENT	S-7
RISK FACTORS	S-41
TRANSACTION PARTIES	S-87
DESCRIPTION OF THE MORTGAGE POOL	S-114
DESCRIPTION OF THE OFFERED CERTIFICATES	S-168
YIELD AND MATURITY CONSIDERATIONS	S-199
THE POOLING AND SERVICING AGREEMENT	S-205
USE OF PROCEEDS	S-254
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-255
ERISA CONSIDERATIONS	S-257
METHOD OF DISTRIBUTION	S-259
LEGAL INVESTMENT	S-261
LEGAL MATTERS	S-261
RATINGS	S-261
LEGAL ASPECTS OF MORTGAGE LOANS	S-262
INDEX OF DEFINED TERMS	S-264

Until the date that is ninety days from the date of the prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,855,970,000 (Approximate)

Deutsche Bank Securities

Citi

SunTrust Robinson Humphrey

Credit Suisse

CD 2007-CD5

Commercial Mortgage

Pass-Through Certificates

PROSPECTUS

SUPPLEMENT

November 21, 2007